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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF LEXINGTONPARK PARENT CORP.
INDEX TO RAMIUS FINANCIAL STATEMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-10-101)

Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Cowen Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: LexingtonPark Parent Corp. Class A Common Stock, par value $0.01 per share
	(2)	Aggregate number of securities to which transaction applies: 17,240,929
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The proposed maximum transaction value was determined by multiplying $7.63 (the average of the high and low prices of Cowen common stock on July 8, 2009) by 17,240,929 (the total number of shares to be registered). A rate of $55.80 was applied per $1 million of the total maximum aggregate offering price to determine the filing fee.
	(4)	Proposed maximum aggregate value of transaction: $131,548,288
	(5)	Total fee paid: $7,340.39
☐	Fee paid previously with preliminary materials.
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $7,340.39
	(2)	Form, Schedule or Registration Statement No.: Registration No. 333-160525
	(3)	Filing Party: LexingtonPark Parent Corp.
	(4)	Date Filed: July 10, 2009

The information in this proxy statement/prospectus is not complete and may be changed. The securities offered by this proxy statement/prospectus may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED SEPTEMBER 30, 2009

1221 Avenue of the Americas
New York, New York 10020

BUSINESS COMBINATION PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

         The Board of Directors of Cowen Group, Inc. has unanimously approved a transaction agreement that provides for Cowen and Ramius LLC to combine into a new holding company. The new company will ultimately retain the Cowen Group, Inc. name, and its shares are expected to continue to trade on the NASDAQ Global Select Market under the ticker symbol "COWN" when the transactions are completed. Cowen and Company, LLC will continue as the principal broker-dealer subsidiary of the new company.

         When the transactions are completed, Cowen stockholders will receive one share of Class A common stock of the new company for each share of Cowen common stock held immediately prior to the completion of the transactions. Ramius will receive 37,536,826 shares of Class A common stock of the new company in exchange for transferring substantially all of the assets and liabilities of Ramius to the new company. In addition, HVB Alternative Advisors LLC, an affiliate of BA Alpine Holdings, Inc., a third party investor in Ramius, or its designee (which we refer to collectively with HVB Alternative Advisors as HVB) will receive 2,713,882 shares of Class A common stock of the new company, and approximately $10.4 million in cash or in the form of a note, in exchange for transferring to a subsidiary of the new company the 50% of the interest in Ramius's fund of funds business not already owned by Ramius. At completion of the transactions, on a fully diluted basis, former Cowen stockholders will collectively hold approximately 28.76% (including shares to be issued in conjunction with the transactions), Ramius will hold approximately 66.44% and HVB will hold approximately 4.80% of the outstanding shares of Class A common stock of the new company, and the new company will be a majority-owned subsidiary of Ramius.

         The market value of the shares provided to Ramius and to HVB will fluctuate with the market price of Cowen common stock. The following table shows the closing sale price of Cowen common stock as reported on the NASDAQ Global Select Market on June 3, 2009, the last trading day before public announcement of the transactions, and on September 29, 2009, the last practicable trading day before the distribution of this document. This table also shows the implied value of the shares proposed to be provided to Ramius and to HVB, which was calculated by multiplying the closing price of Cowen common stock on those dates by 40,250,708, the total number of shares to be provided to Ramius and HVB.

	Cowen Common Stock	Implied Value of Shares Provided to Ramius and HVB
At June 3, 2009	$4.84	$194,813,426.72
At September 29, 2009	$7.50	$301,880,310.00

         Cowen will hold a special meeting of stockholders at 1221 Avenue of the Americas (2nd Floor Conference Room), New York, New York on October 30, 2009, at 10:00 a.m. local time, to consider and vote on this proposal and other related proposals. Approval and adoption of the transaction agreement and the transactions it contemplates requires the affirmative vote of a majority of the outstanding shares of Cowen common stock entitled to vote at the special meeting. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card.

         The Cowen Board of Directors unanimously recommends that Cowen stockholders vote "FOR" the proposal to approve and adopt the transaction agreement and the transactions it contemplates.

         This document describes the special meeting, the transactions, the documents related to the transactions and other related matters. Please carefully read this entire document, including "Risk Factors" beginning on page 23, for a discussion of the risks relating to the proposed transactions. You also can obtain information about Cowen from documents that Cowen has filed with the Securities and Exchange Commission.

Sincerely,

Greg Malcolm
President and Chief Executive Officer

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Class A common stock of the new holding company to be issued under this document or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.

         The date of this document is [                        ], 2009, and it is first being mailed or otherwise delivered to Cowen stockholders on or about [                        ], 2009.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

        Cowen Group, Inc. will hold a special meeting of stockholders at 1221 Avenue of the Americas (2nd Floor Conference Room), New York, New York at 10:00 a.m., local time, on October 30, 2009, to consider and vote on the following matters:

  •
  a proposal to approve and adopt the Transaction Agreement and Agreement and Plan of Merger, dated as of June 3, 2009 (which we refer to as the transaction agreement), by and among Cowen, LexingtonPark Parent Corp. (which we refer to as New Parent), Lexington Merger Corp., Park Exchange LLC and Ramius LLC, and approve the issuance of 37,536,826 shares of New Parent Class A common stock to Ramius as contemplated by the transaction agreement;

  •
  a proposal to approve an amendment to the Cowen Group, Inc. 2007 Equity and Incentive Plan (which we refer to as the Amended 2007 Equity and Incentive Plan); and

  •
  a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.

        The Cowen Board of Directors has fixed the close of business on September 24, 2009 as the record date for the special meeting. Only Cowen stockholders of record at that time are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. Approval and adoption of the transaction agreement and approval of the issuance of New Parent Class A common stock to Ramius requires the affirmative vote of a majority of the outstanding shares of Cowen common stock entitled to vote at the special meeting. Approval of the Amended 2007 Equity and Incentive Plan requires the affirmative vote of a majority of all shares of Cowen common stock present in person or represented by proxy at the special meeting and voting affirmatively or negatively on the proposal. Approval of the Amended 2007 Equity and Incentive Plan is not a condition to closing of the transactions contemplated by the transaction agreement. In addition, if approved, the amendment will only become effective if and when the transactions are completed.

        Regardless of whether you plan to attend the special meeting, please submit your proxy with voting instructions. Please vote as soon as possible by accessing the internet site listed on the Cowen proxy card, by calling the toll-free number listed on the Cowen proxy card or by submitting your proxy card by mail. If you hold your stock in "street name" through a bank or broker, you must direct your bank or broker to vote in accordance with the instruction form included with these materials and forwarded to you by your bank or broker. Voting by one of the foregoing methods will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of Cowen common stock who is present at the special meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked in writing at any time before the special meeting in the manner described in the accompanying document.

        The Cowen Board of Directors, by unanimous vote at a meeting duly called, approved and adopted the transaction agreement and approved the issuance of New Parent Class A common stock to Ramius and has approved the Amended 2007 Equity and Incentive Plan and unanimously recommends that Cowen stockholders vote "FOR" the proposal to approve and adopt the transaction agreement and to approve the issuance of New Parent Class A common stock to Ramius, "FOR" the proposal to approve the Amended 2007 Equity and Incentive Plan and "FOR" the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies.

Please do not send any stock certificates to Cowen.

BY ORDER OF THE BOARD OF DIRECTORS,

J. Kevin McCarthy General Counsel and Corporate Secretary
[ ], 2009

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY, REGARDLESS
OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING.

REFERENCES TO ADDITIONAL INFORMATION

        This document incorporates by reference important business and financial information about Cowen from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this document, other than specific exhibits to those documents, by requesting them in writing or by telephone at the following address:

Cowen Group, Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention: J. Kevin McCarthy, General
Counsel and Corporate Secretary
Telephone: (646) 562-1000

        You will not be charged for any of these documents that you request. Cowen stockholders requesting documents should do so by October 23, 2009 to receive them before the special meeting.

        For more information, see the section titled "Where You Can Find More Information" beginning on page 195.

        You should rely only on the information contained or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated [                   ], 2009, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such information. Neither the mailing of this document to Cowen stockholders nor the issuance by the new company of common shares in connection with the transactions will create any implication to the contrary.

        Information on the websites of Cowen and Ramius or any of their respective subsidiaries is not part of this document. You should not rely on that information in deciding how to vote.

        This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this document regarding Cowen has been provided by Cowen, and information contained in this document regarding Ramius and its affiliates has been provided by Ramius and its affiliates.

i

		Page
ACCOUNTING TREATMENT		114
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COWEN MERGER		115
BOARD AND MANAGEMENT OF NEW PARENT		117
CORPORATE GOVERNANCE OF NEW PARENT		124
COMPENSATION DISCUSSION AND ANALYSIS		128
DESCRIPTION OF CAPITAL STOCK OF NEW PARENT		134
COMPARISON OF STOCKHOLDERS' RIGHTS		136
COMPARATIVE MARKET PRICES AND DIVIDENDS		138
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NEW PARENT		139
PROPOSAL 2: AMENDED 2007 EQUITY AND INCENTIVE PLAN		141
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF RAMIUS		150
LEGAL MATTERS		195
EXPERTS		195
OTHER MATTERS		195
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING		195
WHERE YOU CAN FIND MORE INFORMATION		195
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF LEXINGTONPARK PARENT CORP.		F-1
INDEX TO RAMIUS FINANCIAL STATEMENTS		F-5
APPENDICES
APPENDIX A	Transaction Agreement and Agreement and Plan of Merger, dated as of June 3, 2009, by and among Cowen Group, Inc., LexingtonPark Parent Corp., Lexington Merger Corp., Park Exchange LLC and Ramius LLC	A-1
APPENDIX B
	Asset Exchange Agreement, dated as of June 3, 2009, by and among Ramius LLC, HVB Alternative Advisors LLC, Bayerische Hypo- und Vereinsbank AG, Cowen Group, Inc., LexingtonPark Parent Corp. and Lexington Merger Corp., as amended by the First Amendment to Asset Exchange Agreement, dated as of July 9, 2009	B-1
APPENDIX C	Proposed Amendment to the Cowen Group, Inc. 2007 Equity and Incentive Plan	C-1
APPENDIX D	Amended and Restated Certificate of Incorporation of New Parent	D-1
APPENDIX E	Form of Amended and Restated By-Laws of New Parent	E-1
APPENDIX F	Opinion of Sandler O'Neill + Partners, L.P.	F-1

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING

        The following are some questions that you, as a stockholder of Cowen Group, Inc., may have regarding the stockholders' meeting and the answers to those questions. Cowen urges you to read the remainder of this document carefully because the information in this section does not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference into, this document.

Q:
Why am I receiving this document?

A:
You are receiving this document because you were a stockholder of record of Cowen on the record date for the Cowen special meeting. The Cowen Board of Directors has unanimously approved a Transaction Agreement and Agreement and Plan of Merger, dated as of June 3, 2009 (which we refer to as the transaction agreement) for Cowen and Ramius LLC to combine into a new holding company (which we refer to as New Parent). The transaction agreement has been approved by Ramius's managing member and by members of Ramius who hold in the aggregate more than a majority of the percentage interests of Ramius and accordingly no other vote or further company action by Ramius is required to approve the transaction agreement or authorize the transactions. The terms of the transaction agreement are described in this document, and a copy of the transaction agreement is attached to this document as Appendix A. To complete the transactions, Cowen stockholders must vote to approve the following proposal:

•
to approve and adopt the transaction agreement and approve the issuance of Class A common stock of New Parent to Ramius as contemplated by the transaction agreement.

  Cowen stockholders will also consider and vote on a proposal to approve an amendment to the Cowen Group, Inc. 2007 Equity and Incentive Plan (which we refer to as the Amended 2007 Equity and Incentive Plan) and a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the special meeting to approve the foregoing proposals. Approval of the Amended 2007 Equity and Incentive Plan is not a condition to closing of the transactions contemplated by the transaction agreement. In addition, if approved, the amendment will only become effective if and when the transactions are completed.

  This document contains important information about the transactions and the Cowen special meeting of stockholders, and you should read it carefully. The enclosed proxy card and instructions allow you to vote your shares without attending the special meeting in person.

  Your vote is important. You are encouraged to vote as soon as possible.

  The Cowen Board of Directors unanimously recommends that you vote to approve and adopt the transaction agreement and approve the issuance of New Parent Class A common stock to Ramius, to approve the Amended 2007 Equity and Incentive Plan and to approve the adjournment of the special meeting, if necessary, to solicit additional proxies.

Q:
What do I need to do now?

A:
After carefully reading this document and deciding how you want to vote your shares, please vote your shares. If you are a stockholder of record of Cowen as of the record date for the Cowen special meeting, you may vote in person by attending the special meeting or, to ensure your shares are represented at the meeting, you may vote by:

•
accessing the internet site listed on the proxy card;

•
calling the toll-free number listed on the proxy card; or

•
signing and returning the enclosed proxy card by mail.

  If you hold your shares in street name, you can vote your shares in the manner prescribed by your broker, bank, trust company or other nominee. Your broker, bank, trust company or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing such broker, bank, trust company or other nominee how to vote your shares. Without instructions from you, your broker, bank, trust company or other nominee cannot vote your shares, which will have the effect described below.

  If you would like to attend the special meeting, see "Can I attend the special meeting and vote my shares in person?" below.

Q:
What is the difference between a stockholder of record and a "street name" holder?

A:
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust company or other nominee, then the broker, bank, trust company or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In the latter case, your shares are said to be held in "street name."

Q:
Can I attend the special meeting and vote my shares in person?

A:
Yes. If you are a stockholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, it is recommended that you also submit your proxy as described above, so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the meeting, the vote you submit at the meeting will override your proxy vote. If you are a street name holder, you may vote your shares in person at the meeting only if you obtain and bring to the meeting a signed letter or other form of proxy from your broker, bank, trust company or other nominee giving you the right to vote the shares at the meeting.

Q:
How can I attend the meeting?

A:
All of Cowen's stockholders are invited to attend the special meeting. You may be asked to present valid photo identification, such as a driver's license or passport, before being admitted to the meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the meeting. A brokerage statement or letter from your broker, bank, trust company or other nominee proving ownership of the shares on September 24, 2009, the record date, are examples of proof of ownership.

  To help Cowen plan for the meeting, please indicate whether you expect to attend by responding affirmatively when prompted during internet or telephone voting or by marking the attendance box on the proxy card.

Q:
Which stockholders are entitled to vote at the meeting?

A:
The Cowen Board of Directors has set September 24, 2009 as the record date for the special meeting. If you were a stockholder of record at the close of business on September 24, 2009, you are entitled to vote at the meeting. As of the record date, 15,043,922 shares of common stock, representing all of Cowen's voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.

Q:
What are my voting rights?

A:
Holders of Cowen common stock are entitled to one vote per share. Therefore, a total of 15,043,922 votes are entitled to be cast at the meeting.

Q:
How many shares must be present to hold the meeting?

A:
In accordance with Cowen's by-laws, shares equal to a majority of Cowen's capital stock issued and outstanding and entitled to vote as of the record date must be present at the special meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•
you are present and vote in person at the meeting; or

•
you have properly and timely submitted your proxy as described above under "What do I need to do now?"

Q:
What does it mean if I receive more than one set of proxy materials?

A:
If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by internet or telephone, vote once for each card or control number you receive.

Q.
Why is my vote as a Cowen stockholder important? What happens if I don't vote or abstain from voting?

A.
If you do not vote, it will be more difficult for Cowen to obtain the necessary quorum to hold the special meeting and it will have the same effect as if you had voted against the proposal to approve and adopt the transaction agreement and approve the issuance of New Parent Class A common stock to Ramius. The proposals which are being submitted to you for consideration at the special meeting require the following votes in order to be approved:

•
approval and adoption of the transaction agreement and approval of the issuance of New Parent Class A common stock to Ramius requires the affirmative vote of the majority of the outstanding shares of Cowen common stock entitled to vote at the special meeting;

•
approval of the Amended 2007 Equity and Incentive Plan requires the affirmative vote of a majority of all shares of Cowen common stock present in person or represented by proxy at the special meeting and voting affirmatively or negatively on the proposal; and

•
approval of any necessary adjournment of the special meeting requires the affirmative vote of a majority of all shares of Cowen common stock present in person or represented by proxy at the special meeting and voting affirmatively or negatively on the proposal, even if less than a quorum.

  You may vote "FOR," "AGAINST" or "ABSTAIN" on each of the proposals. If you choose to abstain from voting on any proposal, your abstention will be counted for purposed of determining a quorum. However, if you are the stockholder of record, and you fail to vote by proxy or by ballot at the special meeting, or if you hold your shares in street name and do not submit voting instructions to your broker, and your broker, bank, trust company or other nominee also does not vote your shares (we refer to this as a broker non-vote), your shares will not be counted as present at the special meeting for purposes of determining a quorum. Abstentions, failures to submit a proxy card or vote in person and broker non-votes will be treated in the following manner with respect to determining the votes received for each of the proposals:

  •
  an abstention, failure to submit a proxy card or vote in person or broker non-vote will be treated as a vote against the proposal to approve and adopt the transaction agreement and to approve the issuance the issuance of New Parent Class A common stock to Ramius;

v

  •
  an abstention, failure to submit a proxy card or vote in person or broker non-vote will not count as a vote for or against the proposal to approve the Amended 2007 Equity and Incentive Plan; and

  •
  an abstention, failure to submit a proxy card or vote in person or broker non-vote will not count as a vote for or against the proposal to approve the any adjournment of the special meeting.

Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you are a stockholder of record and you submit your proxy by internet, telephone or mail but do not specify how you want to vote your shares on a particular proposal, Cowen will vote your shares:

•
FOR the proposal to approve and adopt the transaction agreement and approve the issuance of New Parent Class A common stock to Ramius as contemplated by the transaction agreement;

•
FOR the proposal to approve the Amended 2007 Equity and Incentive Plan; and

•
FOR the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.

  If you are a street name holder and fail to instruct the broker, bank, trust company or other nominee that is the stockholder of record how you want to vote your shares on a particular proposal, those shares are considered to be "uninstructed." Under the rules applicable to broker-dealers, stockholders of record have the discretion to vote uninstructed shares on specified routine matters. However, stockholders of record do not have the authority to vote uninstructed shares on non-routine matters, such as those being considered at the special meeting, and therefore, if you do not provide instructions as to how you want your shares voted, these shares will be considered broker non-votes and will be treated as described in the section titled "Why is my vote as a Cowen stockholder important?" above.

Q:
Can I change or revoke my vote?

A:
Yes. If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting, in any of the following ways:

•
by submitting a later-dated proxy by internet or telephone before the deadline stated on the enclosed proxy card;

•
by submitting a later-dated proxy card to the Corporate Secretary of Cowen, which must be received by Cowen before the time of the special meeting;

•
by sending a written notice of revocation to the Corporate Secretary of Cowen, which must be received by Cowen before the time of the special meeting; or

•
by voting in person at the special meeting.

  If you are a street name holder, please refer to the voting instructions provided to you by your broker, bank, trust company or other nominee.

  Any Cowen common stockholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but simply attending the special meeting will not constitute revocation of a previously given proxy.

Q:
Who pays for the cost of proxy preparation and solicitation?

A:
In accordance with the terms of the transaction agreement, Cowen will bear the entire cost of proxy solicitation for the Cowen special meeting, except that Cowen and Ramius will share equally all expenses incurred in connection with the filing of the registration statement of which this document forms a part with the Securities and Exchange Commission and the printing and mailing of this document. If necessary, Cowen may use several of its regular employees, who will not be specially compensated, to solicit proxies from Cowen stockholders either personally or by telephone, facsimile, letter or other electronic means. Cowen will also request that banks, brokers and other record holders forward proxies and proxy materials to the beneficial owners of Cowen common stock and secure their voting instructions and will provide customary reimbursement to such firms for the cost of forwarding these materials.

Q:
Will Cowen be required to submit the transaction agreement to its stockholders even if the Cowen Board of Directors has withdrawn, modified or qualified its recommendation?

A:
Yes. Cowen is required to submit the transaction agreement to its stockholders even if the Cowen Board of Directors has withdrawn, modified or qualified its recommendation, consistent with the terms of the transaction agreement.

Q:
Do I have dissenters' appraisal rights?

A:
No. Under Delaware law, holders of Cowen common stock are not entitled to dissenters' appraisal rights in connection with these transactions.

Q:
Is the transaction expected to be taxable to holders of Cowen common stock?

A:
Generally, no. The Cowen merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and holders of Cowen common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Cowen common stock for shares of New Parent Class A common stock in the Cowen merger. You should read the section titled "Material U.S. Federal Income Tax Consequences of the Cowen Merger" beginning on page 115 for a more complete discussion of the U.S. federal income tax consequences of the transaction. Tax matters can be complicated, and the tax consequences of the transaction to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the transactions to you.

Q:
If I am a stockholder with shares represented by stock certificates, should I send in my stock certificates now?

A:
No. You do not need to send in your Cowen common stock certificates at this time, or at any other time in connection with this business combination transaction. Cowen stockholders do not need to send in or exchange their Cowen common stock certificates for New Parent Class A common stock certificates, because if the transactions are approved, Cowen common stock will automatically convert into New Parent Class A common stock, and any Cowen common stock certificates you may hold will automatically be deemed to represent shares of New Parent Class A common stock. Please do not send in your stock certificates with your proxy card.

Q:
When do you expect to complete the transactions?

A:
The transactions are subject to Cowen stockholder approval, regulatory approvals that are described below in the section titled "Proposal 1: The Transactions—Regulatory Approvals Required for the Transactions" beginning on page 86 and other customary closing conditions that are described below in the section titled "The Transaction Agreement—Conditions to Complete the Transactions" beginning on page 103. Assuming these conditions are met, the transactions are expected to close in the fourth quarter of 2009. However, there can be no assurances as to when or if the transactions will close.

Q:
Whom should I call with questions?

A:
Cowen stockholders who have questions about the transactions or the other matters to be voted on at the stockholder meeting or desire additional copies of this document or additional proxy cards should contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders may call toll-free: (888) 750-5835
Banks and brokers may call collect: (212) 750-5833

SUMMARY

        This summary highlights material information from this document. It may not contain all of the information that is important to you. You are urged to carefully read the entire document and the other documents to that are referred to in this document in order to fully understand the transaction agreement and the related transactions. See the section titled "Where You Can Find More Information" beginning on page 195. Each item in this summary refers to the page of this document on which that subject is discussed in more detail.

The Companies

Cowen Group, Inc. (See page 48)

        Cowen is an established provider of investment banking, equity research, sales and trading and alternative asset management services to companies and institutional investor clients. The company is a sector expert in secular growth industries, including the healthcare, technology, consumer, telecommunications, alternative energy and aerospace and defense sectors. As of June 30, 2009, Cowen had total consolidated assets of approximately $186 million and total Cowen Group, Inc. stockholders' equity of approximately $138 million. The principal executive offices of Cowen are located at 1221 Avenue of the Americas, New York, New York 10020, and its telephone number is (646) 562-1000.

        Additional information about Cowen and its subsidiaries is included in documents incorporated by reference in this document. See the section titled "Where You Can Find More Information" beginning on page 195.

Ramius LLC (See page 48)

        Ramius is an alternative investment management firm founded in 1994 with over $7 billion of assets under management as of July 1, 2009. Ramius, through one of its subsidiaries, has been a registered investment adviser under the Investment Advisers Act since 1997 and operates through its offices in New York, London, Tokyo, Hong Kong, Munich and Luxembourg. Ramius's investment services and products include hedge funds, fund of funds, real estate and cash management. Its institutional investors include pension funds, insurance companies, banks, foundations and endowments, wealth management organizations and family offices. The principal executive offices of Ramius are located at 599 Lexington Avenue, New York, New York 10022, and its telephone number is (212) 845-7900.

        Ramius's hedge fund and fund of funds platforms have historically sought to deliver consistent, risk-adjusted returns throughout a market cycle. In these platforms, Ramius seeks positive performance with minimal correlation to directional market indices.

        Ramius believes that the following attributes are central to its business model and position it to capitalize on the opportunities Ramius believes should arise from changing industry conditions:

  •
  Ramius is a well established alternative investment manager with experienced senior leadership.  Once investors return to allocating capital to alternative investments, Ramius believes that they will likely gravitate toward more experienced managers with lengthy track records and a history of producing absolute returns.

  •
  Ramius has a diversified alternative investment platform.  Ramius offers investment expertise across strategies and platforms that allows it to cross-sell products. In Ramius's experience, larger institutions often favor consolidation of their manager relationships, preferring to deal with providers that can offer more than one investment product. Moreover, Ramius can offer customized solutions to fund of funds clients due to Ramius's in-house trading expertise.

  •
  Ramius has a strong institutional infrastructure.  Ramius has the operational capability to address, in a client-specific way, increasing investor needs for transparency, liquidity and customization.

  •
  Ramius's own capital has given the firm stability.  Ramius's own capital allows the firm to think and invest for the long term, and also enables Ramius to attract investment talent from within the industry due to its stability and culture.

        As part of the transactions, all of Ramius's assets (including its subsidiaries) will be transferred to Park Exchange LLC, a subsidiary of the newly formed holding company, with the exception of (i) $500,000 in cash which it is retaining in order to pay ongoing administrative expenses, such as audit fees, and (ii) any recovery in excess of $7.0 million from a pending arbitration Ramius had initiated against a securities underwriter. At the closing of the transactions, Park Exchange LLC will change its name to "Ramius LLC," and Ramius LLC will change its name to "RCG LLC" or another name that does not contain the word "Ramius." Immediately following the closing of the transactions, Park Exchange LLC will transfer to New Parent a portion of the investments previously held by Ramius. The transaction agreement has been approved by Ramius's managing member and by members of Ramius who hold in the aggregate more than a majority of the percentage interests of Ramius and accordingly no other vote or further company action by Ramius is required to approve the transaction agreement or authorize the transactions.

New Parent (See page 50)

        LexingtonPark Parent Corp. (which we refer to as New Parent), a Delaware corporation, was jointly formed on June 1, 2009 in connection with the transactions and is owned by Cowen and Ramius. When the transactions are completed, New Parent will become the holding company of both Cowen and Park Exchange LLC, which will hold substantially all of the assets of Ramius and will have assumed substantially all of Ramius's liabilities. At that time, New Parent will change its name to "Cowen Group, Inc." The principal executive offices of New Parent are currently located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and its telephone number is (646) 562-1000. After completion of the transactions, the principal executive offices of New Parent will be in New York, New York.

        Cowen stockholders, Ramius and HVB Alternative Advisors LLC, an affiliate of BA Alpine Holdings, Inc., a third party investor in Ramius, or its designee (which we refer to collectively with HVB Alternative Advisors as HVB) will receive New Parent Class A common stock in connection with the transactions and will become New Parent stockholders. Their rights as stockholders will be governed by the post-closing certificate of incorporation and by-laws of New Parent and the laws of Delaware. The certificate of incorporation and by-laws that will govern New Parent after the transactions are completed will be substantially as set forth in Appendix D and Appendix E to this document, respectively. For information on how these documents differ from the current certificate of incorporation and by-laws governing Cowen, see the section titled "Comparison of Stockholders' Rights" beginning on page 136.

        New Parent has not, to date, conducted any material activities other than those incidental to its formation and the matters contemplated by the transaction agreement, including the formation of each of Lexington Merger Corp. and Park Exchange LLC as wholly owned subsidiaries, and the preparation of this document and the registration statement of which it forms a part. New Parent does not intend to directly undertake any operating activities other than the management of its operating subsidiaries, which will be primarily engaged in financial services activities. After the closing of the transactions, the Ramius subsidiary is intended to undertake the primary alternative investment management activities of the combined company, and the Cowen subsidiary is intended to undertake the primary sales and trading and investment banking operations of the combined company. A common infrastructure is intended to support both subsidiaries. In connection with the management of its operating subsidiaries, New Parent will employ senior management personnel. Additionally, New Parent may hold its own investments and immediately following the consummation of the transactions will hold certain of the limited partnership interests of Ramius Enterprise LP previously held by Ramius.

Merger Sub (See page 51)

        Lexington Merger Corp. (which we refer to as Merger Sub) is a Delaware corporation formed on June 1, 2009 and is a wholly owned subsidiary of New Parent. Merger Sub was formed solely for the purpose of completing the Cowen merger and the fund of funds asset exchange in connection with the transactions. At the completion of the transactions, Merger Sub will merge with and into Cowen and Merger Sub will not survive the merger. The principal executive offices of Merger Sub are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

        Merger Sub has not, to date, conducted any material activities other than those incidental to its formation and the matters contemplated by the transaction agreement and the asset exchange agreement (described below), and the preparation of this document and the registration statement of which it forms a part.

Exchange Sub (See page 51)

        Park Exchange LLC (which we refer to as Exchange Sub) is a Delaware limited liability company formed on June 1, 2009 and is a wholly owned subsidiary of New Parent. At completion of the transactions, Exchange Sub will hold substantially all of the assets of Ramius and will have assumed substantially all of Ramius's liabilities. After completion of the transactions, Exchange Sub will change its name to "Ramius LLC." The principal executive offices of Exchange Sub are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

        Exchange Sub has not, to date, conducted any material activities other than those incidental to its formation and the matters contemplated by the transaction agreement, and the preparation of this document and the registration statement of which it forms a part.

Risk Factors

        In addition to other information included and incorporated by reference into this document, you should carefully read and consider the risks related to completion of the transactions, to the combined company following the transactions and the risks associated with each of the businesses of Cowen and Ramius, before deciding whether to vote for the proposals presented in this document. Some of the most important risks are summarized below.

Risks Related to Completion of the Transactions (See page 23)

  •
  The transactions are subject to conditions, including certain conditions that may not be satisfied, and may not be completed on a timely basis, or at all. Failure to complete the transactions could have a material adverse effect on Cowen.

  •
  Some of Cowen's current directors and executive officers have interests in the transactions that may differ from the interests of other stockholders, and these persons may have conflicts of interest in supporting or recommending that you approve the proposals set forth in this document.

  •
  The opinion obtained by Cowen from its financial advisor will not reflect changes in circumstances between the signing of the transaction agreement and the completion of the transactions.

  •
  Because the date that the transactions will be completed will be later than the date of the stockholder meeting, at the time of the stockholder meeting you will not know the market value of the Cowen common stock that Ramius and HVB will receive when the transactions are completed.

Risks Related to the Combined Company Following the Transactions (see page 25)

  •
  The combined company is expected to incur substantial expenses related to the integration of Cowen and Ramius.

  •
  Although Cowen and Ramius expect that Cowen's combination with Ramius will result in benefits to Cowen, Cowen and Ramius may not realize those benefits because of integration difficulties and other challenges.

  •
  Current Cowen stockholders will have a reduced ownership and voting interest after the transactions and will exercise less influence over management.

  •
  New Parent will be a "controlled company" within the meaning of the NASDAQ rules and, as a result, may qualify for, and rely on, exemptions from certain corporate governance standards, which may limit the presence of independent directors on the board of directors or board committees of New Parent.

  •
  The market price of New Parent's common stock after the transactions will be affected by factors different from those currently affecting the market price of Cowen's common stock.

  •
  The unaudited pro forma financial data and internal earnings estimates for both Cowen and Ramius included in this document are preliminary, and the combined company's actual financial position and operations after the transactions may differ materially from the unaudited pro forma financial data included in this document.

  •
  BA Alpine Holdings, Inc. and its designee on New Parent's board of directors and Ramius may have interests that conflict with your interests.

Risks Related to Ramius's Business (See page 31)

  •
  Difficult market conditions, market disruptions and volatility have adversely affected and may in the future continue to adversely affect Ramius's business, results of operations and financial condition.

  •
  Investors in the Ramius funds and investors with managed accounts can generally redeem investments with prior notice. The rate of redemptions has recently accelerated and could continue to further accelerate. Redemptions have, and may continue to, create difficulties in managing the liquidity of the Ramius funds and managed accounts, reduce assets under management and adversely affect Ramius's revenues.

  •
  Ramius may suffer losses in connection with the insolvency of prime brokers, custodians, administrators and other agents whose services Ramius uses and who may hold assets of Ramius funds.

  •
  Certain of the Ramius funds may invest in relatively high-risk, illiquid assets, and Ramius may fail to realize any profits from these activities for a considerable period of time or lose some or all of the principal amounts of these investments.

  •
  Risk management activities may materially adversely affect the return on the Ramius funds' investments if such activities do not effectively limit a fund's exposure to decreases in investment values or if such exposure is overestimated.

  •
  Ramius and its funds may become subject to additional regulations which could increase the costs and burdens of compliance or impose additional restrictions which could have a material adverse effect on Ramius's business and the performance of the Ramius funds.

 Reasons for Transactions

  Cowen's Reasons for the Transactions (See page 70)

        In reaching its conclusion to approve the transactions and to recommend that Cowen stockholders approve the transaction agreement and issuance of shares of New Parent Class A common stock to Ramius, the Cowen Board of Directors considered a number of positive, negative and other factors, including, among others:

  •
  its view that the transactions bring together businesses with complementary operations and capabilities and the expected diverse revenues streams of the combined company;

  •
  its view that the combined company will have increased financial scale through an increased capital base to provide greater financial stability and public market capitalization, which will increase stockholder value, enhance value to its customers and maximize cost efficiencies;

  •
  the expected cost synergies and savings opportunities resulting from the transactions;

  •
  the current and historical financial condition, results of operations, prospects, earnings generation ability and risks of each of Ramius, Cowen and the combined company;

  •
  the expertise and relationships of the Ramius management team; and

  •
  the transaction consideration and the fact that Cowen stockholders will own approximately 28.76% of the combined company on a fully diluted basis after completion of the transactions.

  Ramius's Reasons for the Transaction (See page 84)

        Ramius's managing member consulted with Ramius's legal and financial advisors and determined that the transactions are in the best interests of Ramius and its members. In reaching its conclusion to approve the transaction agreement, Ramius's managing member considered the following:

  •
  its view that Cowen is an established investment bank with a long history and strong culture and the transactions provide Ramius with an opportunity to build a financial services firm with asset management, investment banking, research and brokerage capabilities;

  •
  the fact that the transactions would provide the combined company with an expanded and permanent capital base;

  •
  the fact that the combined company is expected to have more diverse revenue streams;

  •
  its view that, as part of a public company, the combined company will be better able to attract and retain talent; and

  •
  the fact that following the completion of the transactions, members of Ramius should have improved liquidity as a result of the combined company being a public company.

The Transactions and the Transaction Agreement

        A copy of the Transaction Agreement and Agreement and Plan of Merger, dated as of June 3, 2009 (which we refer to as the transaction agreement), by and among Cowen, New Parent, Merger Sub, Exchange Sub and Ramius is attached as Appendix A to this document. You are encouraged to read the entire transaction agreement carefully because it is the principal document governing the transactions.

Structure of the Transactions (See page 91)

        Cowen and Ramius have jointly formed and own New Parent. New Parent, in turn, has organized two wholly owned subsidiaries, Merger Sub and Exchange Sub. Subject to the terms and conditions of the transaction agreement, at the completion of the transactions, Merger Sub will merge with and into Cowen (which we refer to as the Cowen merger), with Cowen surviving the merger. In addition,

Exchange Sub will assume substantially all of Ramius's liabilities, with the exception of certain liabilities related to Ramius's Employee Ownership Program, liabilities relating to the portion of awards outstanding under the Ramius Fund of Funds Group LLC Participation Program representing a right to receive percentage interests in Ramius and a $500,000 secured revolving credit facility that may be made available to Ramius by HVB at closing, and Ramius will transfer to Exchange Sub all of Ramius's assets with the exception of (i) $500,000 in cash which it is retaining in order to pay ongoing administrative expenses, such as audit fees, and (ii) any recovery in excess of $7.0 million from a pending arbitration Ramius had initiated against a securities underwriter. Cowen will become a wholly owned subsidiary of New Parent, and Exchange Sub will remain a wholly owned subsidiary of New Parent. New Parent will then change its name to "Cowen Group, Inc.," and Exchange Sub will change its name to "Ramius LLC."

        The diagram below shows the structure of New Parent following completion of the transactions (all percentages in this document relating to the ownership of New Parent following the consummation of the transactions are based on the number of shares of Cowen common stock outstanding on June 3, 2009, the date of the transaction agreement):

        The common stock of former Cowen will be deregistered after completion of the transactions.

(1)
Including BA Alpine Holdings, Inc.

(2)
Approximately 8.5 million shares of New Parent common stock held by Ramius will be attributable to BA Alpine Holdings, Inc.

Consideration to Be Received in the Transactions (See page 91)

        At the completion of the transactions, Exchange Sub will assume substantially all of the liabilities of Ramius and New Parent will issue 37,536,826 shares of New Parent Class A common stock to Ramius in exchange for Ramius transferring substantially all of its assets to Exchange Sub. At the same time, each share of Cowen common stock issued and outstanding immediately prior to the completion of the transactions will automatically be converted into the right to receive one share of New Parent Class A common stock. As of the date of the transaction agreement, 15,134,637 shares of Cowen common stock were outstanding (including freely tradable shares, restricted shares and shares underlying restricted stock units), and thus, subject to changes in the number of shares of Cowen common stock outstanding, it is expected that approximately 15,134,637 shares of New Parent Class A common stock will be issued to current Cowen stockholders in connection with the transactions. Certificates representing outstanding Cowen common stock and any uncertificated shares held in book entry form will automatically be deemed to represent the equivalent number of shares of New Parent Class A common stock when the transactions are completed.

        Pursuant to the Asset Exchange Agreement, dated as of June 3, 2009 (which we refer to as the asset exchange agreement), by and among Ramius, HVB, Bayerische Hypo- und Vereinsbank AG (an affiliate of BA Alpine Holdings, Inc. (a third party investor in Ramius), which we refer to as HVB AG), Cowen, New Parent and Merger Sub, as amended by the First Amendment to Asset Exchange Agreement, dated as of July 9, 2009, HVB will receive 2,713,882 shares of Class A common stock of New Parent, and approximately $10.4 million in cash or in the form of a promissory note in exchange for transferring to Merger Sub the remaining 50% of the interest in Ramius's fund of funds business not already owned by Ramius. The asset exchange agreement is summarized below and more fully described in the section titled "Other Agreements Related to the Transactions—Asset Exchange Agreement" beginning on page 106.

Treatment of Cowen Equity-Based Awards (See page 92)

        The transaction agreement specifies how equity compensation awards issued by Cowen prior to the completion of the transactions will be treated in the transactions. When the transactions are completed, except where an individual's employment agreement specifies a different treatment, outstanding equity compensation awards of Cowen will be treated as follows:

  •
  each outstanding option issued by Cowen to purchase Cowen common stock under a Cowen stock plan will vest in full and be automatically converted into an option to purchase the equivalent number of shares of New Parent Class A common stock, at an exercise price per share equal to the exercise price per share of the option immediately prior to the completion of the transactions;

  •
  each outstanding restricted share of Cowen common stock will vest in full and automatically be converted into the right to receive one share of New Parent Class A common stock; and

  •
  each outstanding restricted share unit of Cowen will vest in full and be automatically converted into a restricted share unit with respect to the number of shares of New Parent Class A common stock equal to shares of Cowen common stock subject to the Cowen restricted stock unit immediately prior to the closing of the transactions.

        When the transactions are complete, New Parent will assume the rights and obligations of Cowen under the Cowen stock plans with respect to the assumed stock options and assumed restricted stock units.

Material U.S. Federal Income Tax Consequences of the Cowen Merger (See page 115)

        The Cowen merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and holders of Cowen common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Cowen common stock for shares of New Parent Class A common stock in the Cowen merger. Tax matters can be complicated, and the tax consequences of the transaction to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the transactions to you.

Opinion of Cowen's Financial Advisor (See page 73)

        Sandler O'Neill + Partners, L.P. delivered its opinion to the Cowen Board of Directors that, as of the date of the written fairness opinion, and based upon and subject to the factors and assumptions set forth therein, that the transaction consideration to be paid to Ramius and to HVB pursuant to the transactions was fair from a financial point of view to Cowen stockholders. The full text of the written opinion of Sandler O'Neill, dated June 4, 2009, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix F to this document. Sandler O'Neill provided its opinion for the benefit and use of the Cowen Board of Directors in connection with its consideration of the transactions. The Sandler O'Neill opinion addresses only the fairness to Cowen stockholders of the payment of the transaction consideration to Ramius and to HVB and is not a recommendation as to how any holder of shares of Cowen common stock should vote with respect to the transactions or any other matter.

Interests of Certain Persons in the Transactions (See page 87)

        Cowen's executive officers and directors have financial interests in the transactions that are different from, or in addition to, their interests as Cowen stockholders. The independent members of Cowen's Board of Directors were aware of and considered these interests, among other matters, in evaluating and negotiating the transaction agreement and the transactions, and in recommending to the stockholders that the transaction agreement be approved and adopted.

        Cowen's executive officers, including each of its named executive officers, are either parties to employment agreements that provide severance and other benefits in the case of qualifying terminations of employment, or, following the transactions, may be eligible to receive severance benefits upon termination of employment no less favorable than the terms established in a severance schedule agreed to in connection with the transactions. In addition, stock-based awards (other than those held by Messrs. Malcolm and White, who have waived accelerated vesting of stock-based awards upon completion of the transactions in connection with their entry into new employment agreements with Cowen and New Parent) and deferred cash awards held by Cowen's executive officers will vest upon completion of the transactions. Executive officers and directors of Cowen also have rights to indemnification and directors' and officers' liability insurance that will survive completion of the transactions.

Governance Following Completion of the Transactions (See page 93)

        Immediately after the completion of the transactions, the board of directors of New Parent will have ten directors. Four directors will have been appointed by Cowen, and six directors will have been appointed by Ramius. Pursuant to the asset exchange agreement, Ramius has given BA Alpine Holdings, Inc., a third party investor in Ramius and an affiliate of HVB, the right to appoint one of its six directors. Six of the ten directors will be independent under NASDAQ rules. Peter A. Cohen will serve as Chairman of the board of directors and Chief Executive Officer of New Parent, and John E. Toffolon, Jr. will serve as Lead Director of the board of directors.

Efforts of Cowen to Obtain the Required Stockholder Vote (See page 98)

        Cowen has agreed to use its reasonable best efforts to hold a meeting of its stockholders as soon as is reasonably practicable for the purpose of Cowen stockholders voting on the approval and adoption of the transaction agreement and approval of the issuance of shares of New Parent Class A common stock to Ramius and the approval of an amendment to the Cowen Group, Inc. 2007 Equity and Incentive Plan. Cowen will use its reasonable best efforts to obtain such stockholder approval. The transaction agreement requires Cowen to submit the transaction agreement to a stockholder vote even if its Board of Directors no longer recommends approval and adoption of the transaction agreement and the transactions it contemplates.

Regulatory Approvals Required for the Transactions (See page 86)

        Cowen and Ramius have each agreed to use reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the transaction agreement. These approvals include approval from or notices to the Securities and Exchange Commission (or the SEC), the Financial Industry Regulatory Authority (or FINRA), the Financial Services Administration in the United Kingdom, the Securities and Futures Commission of Hong Kong, the Financial Services Agency of Japan, the Commission of the Surveillance of the Financial Sector in Luxembourg, the NASDAQ, the Commodities Future Trading Commission, the Department of Justice, the Federal Trade Commission and various other federal, state and foreign regulatory authorities and self-regulatory organizations.

        Cowen and Ramius have completed, or will shortly complete, the filing of applications and notifications to obtain the required regulatory approvals. Although Cowen believes that the transactions do not raise substantial regulatory concerns and that Cowen and Ramius can obtain all requisite regulatory approvals on a timely basis, Cowen cannot be certain when or if these approvals will be obtained.

Conditions to Completion of the Transactions (See page 103)

        It is expected that the transactions will close in the fourth quarter of 2009. However, as more fully described in this document and in the transaction agreement, whether or when the transactions will be completed depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:

  •
  the approval and adoption of the transaction agreement by Cowen stockholders;

  •
  the approval of the listing of the New Parent Class A common stock on NASDAQ, subject to official notice of issuance;

  •
  the termination or expiration of any waiting periods applicable to the transactions and the receipt of all other approvals required under any relevant antitrust or competition laws;

  •
  the registration statement with respect to the New Parent Class A common stock having become effective under the Securities Act of 1933 and no stop order or proceedings for that purpose having been initiated or threatened by the SEC;

  •
  the absence of any legal prohibition on the completion of the transactions; and

  •
  the satisfaction of all other conditions precedent to the completion of the transactions under the asset exchange agreement.

        Separately, Cowen's obligation to complete the transactions is subject to the satisfaction or waiver by Cowen of several conditions including:

  •
  the accuracy of the representations and warranties of Ramius in the transaction agreement, subject to the materiality standard set forth in the transaction agreement, and the material performance by Ramius of its obligations under the transaction agreement;

  •
  the receipt of a customary tax opinion as to certain U.S. federal income tax consequences of the Cowen merger; and

  •
  the receipt and effectiveness of all governmental and other approvals.

        Ramius's obligation to complete the transactions is also separately subject to the satisfaction or waiver by Ramius of several conditions including:

  •
  the accuracy of the representations and warranties of Cowen in the transaction agreement, subject to the materiality standard set forth in the transaction agreement, and the material performance by Cowen of its obligations under the transaction agreement;

  •
  the receipt and effectiveness of all governmental and other approvals;

  •
  the execution by New Parent of the registration rights agreement (summarized below and more fully described in the section titled "Other Agreements Relating to the Transactions—Registration Rights Agreement" beginning on page 109); and

  •
  the receipt of a copy of any certificates of officers of Cowen relied upon by counsel in rendering the tax opinion.

        As of the date of this document, Cowen and Ramius have no reason to believe that any of these conditions will not be satisfied, but Cowen and Ramius cannot provide assurances as to when or if all of the conditions will be satisfied or waived.

Restrictions on Solicitation of Third Party Offers (See page 98)

        Each of Cowen and Ramius has agreed not to, directly or indirectly, solicit any "Alternative Proposal," as defined in the transaction agreement, or discuss, negotiate or enter into any agreement regarding an "Alternative Transaction," as defined in the transaction agreement. However, prior to Cowen stockholders approving the transaction agreement, the Cowen Board of Directors is permitted to furnish information or participate in discussions with respect to an unsolicited Alternative Proposal if Cowen does the following:

  •
  complies with the terms of the non-solicitation covenant contained in the transaction agreement;

  •
  enters into a confidentiality agreement with the proponent of the Alternative Proposal that is no more favorable to the proponent than the confidentiality agreement between Cowen and Ramius; and

  •
  the Cowen Board of Directors concludes in good faith that the Alternative Proposal is likely to lead to a "Superior Proposal," as defined in the transaction agreement.

        Each of Cowen and Ramius must notify the other party promptly if it receives an Alternative Proposal.

        The Cowen Board of Directors will not change its recommendation of the transaction agreement to Cowen's stockholders except under the circumstances described in the transaction agreement. See the section titled "The Transaction Agreement—Agreement Not to Solicit Other Offers" beginning on page 98 for a more complete discussion of the circumstances under which the Cowen Board of Directors may change its recommendation to Cowen's stockholders.

Employee Matters (See page 100)

        Current Cowen and Ramius employee benefit plans will stay in effect after completion of the transactions until new plans of New Parent are put into place. The new plans must treat similarly situated employees on a substantially equivalent basis and cannot discriminate between former Cowen and former Ramius employees. For the first year after the completion of the transactions, former Cowen employees are entitled to receive compensation and benefits substantially comparable in the aggregate to the compensation and benefits to which they were entitled immediately prior to the completion of the transactions. Any Cowen employees terminated without "cause" within one year after the completion of the transactions, and who are not party to an employment or severance agreement otherwise providing for severance payments or benefits, are entitled to severance benefits no less favorable than those agreed to in the transaction agreement, which are substantially identical to those applicable prior to the transactions.

        With respect to any new benefit plans in which employees first become eligible to participate after completion of the transactions (and did not participate in prior to the completion of the transactions), New Parent must do the following:

  •
  waive all pre-existing conditions, exclusions and waiting periods;

  •
  provide credit for any co-payments or deductibles paid prior to the completion of the transactions under a Cowen or Ramius plan against any out-of-pocket requirements under any new plans; and

  •
  provide employees with a customary service credit.

Termination of the Transaction Agreement (See page 104)

        The parties by mutual consent may agree to terminate the transaction agreement at any time prior to the completion of the transactions.

        In addition, the transaction agreement may be terminated by either party in the following circumstances:

  •
  if any of the required regulatory approvals are denied or the transactions have been enjoined, prohibited or made illegal by a governmental entity (and the denial or prohibition is final and nonappealable);

  •
  if the transactions have not been completed by December 31, 2009, unless the failure to complete the transactions by that date is due to a breach of the transaction agreement by the party seeking to terminate the transaction agreement;

  •
  if there is a breach by the other party that would cause the failure of the closing conditions described above, unless the breach is capable of being, and is, cured within thirty days of notice of the breach; or

  •
  if the requisite Cowen stockholder approval is not obtained.

In addition, Ramius may terminate the transaction agreement if:

  •
  Cowen's Board of Directors fails to recommend the approval and adoption of the transaction agreement by the stockholders or changes its recommendation, or resolves to do either of these things;

  •
  Cowen fails to call a stockholder meeting to vote on the approval and adoption of the transaction agreement; or

  •
  Cowen materially breaches its obligations with respect to soliciting, discussing or agreeing to Alternative Proposals.

Expenses and Termination Fees (See pages 102, 105)

        Generally, all fees and expenses incurred in connection with the negotiation and completion of the transactions contemplated by the transaction agreement will be paid by the party incurring those expenses, subject to the specific exceptions discussed in the transaction agreement. Upon termination of the transaction agreement under qualifying circumstances, Cowen will be required to pay Ramius a termination fee of $3.5 million and expenses of Ramius up to $750,000. See the section titled "The Transaction Agreement—Termination Fee" beginning on page 105 for a more complete discussion of the circumstances under which Cowen may be required to pay the termination fee and Ramius expenses.

Accounting Treatment (See page 114)

        The business combination will be accounted for as an "acquisition" by Ramius of Cowen, as that term is used under generally accepted accounting principles in the U.S., for accounting and financial reporting purposes. In identifying Ramius as the acquiring entity, Cowen and Ramius took into account the relative outstanding share ownership, the composition of the governing body of New Parent and the designation of certain senior management positions. As a result, the historical financial statements of Ramius will become the historical financial statements of New Parent. The assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Cowen will be recorded at their respective fair values and added to those of Ramius. Any excess of purchase price over the net fair values of Cowen assets and liabilities is recorded as goodwill (excess purchase price). Excess of fair value of Cowen's net assets over the purchase price, if any, will be recorded as a gain to earnings on the date the transactions are completed. The financial statements of New Parent issued after the transactions will reflect such fair values and will not be restated retroactively to reflect the historical financial position or results of operations of Cowen. The results of operations of Cowen will be included in the results of operations of New Parent following the completion of the transactions.

No Dissenters' Appraisal Rights (See page 85)

        Appraisal rights are statutory rights that enable stockholders to dissent from an extraordinary transaction, such as a significant business combination, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Under Delaware law, holders of Cowen common stock are not entitled to dissenters' appraisal rights in connection with the transactions.

Transfer Restrictions on Shares of New Parent Common Stock Held by Ramius (See page 112)

        Following the consummation of the transactions, the capital of Ramius's members in Ramius will consist primarily of shares of New Parent Class A common stock. Under Ramius's operating agreement (as it will be amended and restated at the closing of the transactions), the members of Ramius generally will not be entitled to receive any distributions of New Parent Class A common stock or other capital from Ramius, and Ramius's managing member has agreed in Ramius's operating agreement not to make any distributions of New Parent Class A common stock or other capital to these members (except for, in certain circumstances, distributions of any dividends on the shares of New Parent Class A common stock held by Ramius and tax distributions) for specified periods of time, which restrictions may be waived by Ramius's managing member in accordance with the terms of Ramius's operating agreement.

        It is anticipated that approximately 37,536,826 shares of New Parent Class A common stock, in the aggregate, will be subject to these restrictions to varying degrees, including 9,659,592 shares of New Parent Class A common stock attributable to principals of Ramius (some of whom are also members of Ramius's managing member and some of whom will be officers of New Parent following the closing of the transactions).

Asset Exchange Agreement (See page 106)

        Concurrently with the execution of the transaction agreement, Ramius, Cowen, New Parent, Merger Sub, HVB and HVB AG entered into the asset exchange agreement which is attached as Appendix B to this document. The asset exchange agreement provides that Merger Sub will purchase from HVB the 50% interest in the Ramius fund of funds business that HVB owns in exchange for (i) 2,713,882 shares of New Parent Class A common stock, subject to certain adjustments, and (ii) approximately $10.4 million of additional consideration. We refer to this transaction as the fund of funds asset exchange. The additional consideration will take the form of promissory note or, if New Parent enters into a $25 million secured revolving credit facility with HVB AG at or immediately prior to the closing of the fund of funds asset exchange, payment of $10.4 million in cash that New Parent borrows under this secured revolving credit facility. The remaining 50% interest in the Ramius fund of funds business currently owned by Ramius will be transferred to Exchange Sub under the transaction agreement.

        Each party's obligation to complete the fund of funds asset exchange is subject to the satisfaction or waiver of the completion of the transactions under the transaction agreement and the absence of any order, injunction, decree or other law preventing or making illegal the completion of the fund of funds asset exchange. HVB's obligation to complete the fund of funds asset exchange is further subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of Ramius are accurate, subject to the materiality standard in the asset exchange agreement;

  •
  each of Ramius, New Parent, Merger Sub and Cowen must have performed and complied with, in all material respects, all of their respective covenants and obligations under the asset exchange agreement;

  •
  the New Parent Class A common stock shares issued to HVB must have been authorized for listing on NASDAQ, subject to official notice of issuance; and

  •
  if the $25 million secured revolving credit facility has not been entered into by HVB AG and New Parent, the $10.4 million promissory note and the related security agreement must have been executed by New Parent and its subsidiaries, as applicable.

        The obligations of Ramius, New Parent and Merger Sub to complete the fund of funds asset exchange is further subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of HVB are accurate, subject to the materiality standard in the asset exchange agreement;

  •
  HVB and HVB AG must have performed and complied with, in all material respects, all of their respective covenants and obligations under the asset exchange agreement; and

  •
  certain agreements (including the $10.4 million promissory note and related security agreement, if applicable) between HVB and certain of its affiliates, on the one hand, and Ramius and New

    Parent and certain of their respective affiliates, on the other hand, must be in full force and effect.

        So long as HVB and its affiliates beneficially own at least 4.9% of the common stock of New Parent (including shares held by Ramius that are attributable to BA Alpine Holdings, Inc.), BA Alpine Holdings, Inc., a third party investor in Ramius and affiliate of HVB, will have the right to nominate one director to the board of directors of New Parent and New Parent will include such designee on the slate of nominees proposed by New Parent in connection with any vote to elect the board of directors of New Parent. For so long as a designee of BA Alpine Holdings, Inc. serves as a director of New Parent, HVB and its affiliates will only transfer the shares it receives in accordance with New Parent's insider trading policy.

        The shares received by HVB are subject to certain transfer restrictions, as described in greater detail in the asset exchange agreement. For a period of six months following the closing of the fund of funds asset exchange, HVB may not transfer its shares except in certain limited circumstances as described in the section titled "Other Agreements Related to the Transactions—Asset Exchange Agreement" beginning on page 106. Following the six-month anniversary of the closing of the fund of funds asset exchange, HVB will be allowed to freely transfer its shares to the extent that HVB, together with its affiliates and permitted transferees, continue to beneficially own 50% of the aggregate number of shares of New Parent common stock that HVB and its affiliates beneficially owned at the closing of the fund of funds asset exchange (including shares held by Ramius that are attributable to BA Alpine Holdings, Inc.). The transfer restrictions will terminate following the second anniversary of the closing of the fund of funds asset exchange or after the following:

  •
  a material breach by Ramius of certain agreements, which breach is not cured by Ramius;

  •
  Ramius fails to vote all of its shares of New Parent Class A common stock in favor of electing the director candidate designated by BA Alpine Holdings, Inc. to the New Parent board of directors;

  •
  a change of control of Ramius; or

  •
  a change of control of New Parent.

        Ramius has agreed to reimburse an affiliate of HVB for up to $650,000 of its fees and expenses incurred in connection with the fund of funds asset exchange and its evaluation of the related transactions.

Registration Rights Agreement (See page 109)

        In connection with the transactions, Ramius, BA Alpine Holdings, Inc., HVB, HVB AG and New Parent have agreed to enter into a registration rights agreement, which will set forth certain rights of BA Alpine Holdings, Inc., HVB and HVB AG (whom we refer to collectively as the HVB Parties) and Ramius and its members with respect to their shares of the common stock of New Parent (including, with respect to BA Alpine Holdings, Inc., the approximately 8.5 million shares of New Parent Class A common stock held by Ramius that are attributable to BA Alpine Holdings, Inc.).

        If New Parent is not eligible to use Form S-3 to register shares of its common stock, the HVB Parties can demand that New Parent prepare and file a registration statement on Form S-1 with respect to any shares of New Parent Class A common stock held or acquired by the HVB Parties, Ramius or the members of Ramius or any permitted transferee of an HVB Party and any stock of New Parent issued as a dividend or other distribution with respect to such shares of New Parent Class A common stock (which we refer to collectively as the registrable securities). If the HVB Parties make a demand, New Parent will use its reasonable best efforts to cause the registration statement to be declared effective, provided, that the registration statement will not be required to become effective prior to one day after the six-month anniversary of the closing of the transactions. New Parent will also use its reasonable best efforts to qualify and maintain its eligibility to use Form S-3 for secondary sales by the HVB Parties, Ramius and the members of Ramius (including BA Alpine Holdings, Inc.) as soon as practicable following the execution of the registration rights agreement. Once New Parent is eligible to use Form S-3, it will file an automatic registration statement on Form S-3 and use its reasonable best efforts to effect and maintain the registration of all shares of registrable securities on Form S-3 for so long as Ramius or an HVB Party holds registrable securities, subject to certain limitations.

        New Parent will also cooperate with the HVB Parties in a distribution of registrable securities in an underwritten offering, subject to customary market cutback restrictions under which the HVB Parties will receive priority over other holders of registrable securities. New Parent will be required to pay all registration expenses incurred in connection with the registration rights agreement, subject to specified exceptions. The HVB Parties may demand a total of six underwritten offerings and may require New Parent to support three such offerings with marketing efforts and "road shows." If New Parent gives notice of a registered public offering of its Class A common stock involving an underwriting for its own account or for the account of the HVB Parties, the holders of registrable securities may participate in the offering, subject to the customary market cutback restrictions and any other applicable transfer restrictions.

        Subject to certain limitations, New Parent will be allowed to postpone a filing of a registration statement, and sales of registrable securities will be suspended, if an event has occurred that would cause any registration statement or prospectus to contain an untrue statement of a material fact or omit a material fact, or if any such filing would require the disclosure of material non-public information which New Parent has a bona fide business purpose for preserving as confidential and which New Parent would not otherwise be required to disclose.

        New Parent must indemnify each holder of registrable securities against certain losses suffered in connection with registrations made pursuant to the registration rights agreement. Each holder whose registrable securities are included in a registration statement agrees to indemnify New Parent and each other holder of registrable securities to the extent that any losses result from information furnished in writing by that holder expressly for use in a registration statement.

Amendment to Investment Agreement with Ramius (See page 110)

        In connection with the transactions, Ramius and Alpine Cayman Islands Limited, an affiliate of BA Alpine Holdings, Inc., amended the investment agreement with respect to Alpine Cayman Islands Limited's investment in certain Ramius funds. Alpine Cayman Islands Limited has agreed that until September 30, 2010, it will not withdraw a portion of its investment if as a consequence of such withdrawal, the value of its investment would be less than $250 million, subject to specified exceptions. Beginning on September 30, 2010 and on each subsequent calendar quarter end date, there is no restriction on withdrawing a portion of the investment equal to at least $40 million from the Ramius funds plus any additional amounts that are permitted to be withdrawn from such investment on such date as is specified in the amendment to the investment agreement.

        Notwithstanding the limitations described above, Alpine Cayman Islands Limited may also reduce its investments if:

  •
  following the closing of the transactions, the value of its investment in the Ramius funds and the amount of assets under management in the Ramius funds attributable to third party investors other than Alpine Cayman Islands Limited and its affiliates, fall below certain levels;

  •
  a change in control of Ramius occurs;

  •
  a change in control of New Parent occurs;

  •
  the Ramius funds are no longer managed by New Parent or one of its subsidiaries; or

  •
  certain individuals, or Ramius, directly or indirectly, on behalf of these individuals, dispose of shares of New Parent common stock other than as permitted by certain provisions of Ramius's organizational documents.

        In addition, if the Ramius funds in which Alpine Cayman Islands Limited is invested suspend or otherwise restrict withdrawals from the funds, Alpine Cayman Islands Limited would be entitled to withdraw a portion of its investment in such funds on a pro rata basis with third party investors in these funds.

Amendment to Investment Agreement with Ramius Fund of Funds Group LLC (See page 111)

        In connection with the transactions, Ramius and HVB AG, an affiliate of BA Alpine Holdings, Inc., amended the investment agreement with respect to an investment in certain funds of Ramius Funds of Funds Group LLC. It has been agreed that until September 30, 2010, a portion of this investment may not be withdrawn if after such withdrawal, the value of the investment would be less than $350 million, subject to specified exceptions. Beginning on September 30, 2010 and on each subsequent calendar quarter end date, there is no restriction on withdrawing a portion of the investment equal to at least $60 million from the funds of Ramius Fund of Funds Group LLC plus any additional amounts that are permitted to be withdrawn from such investment on such date as is specified in the amendment to the investment agreement.

        Notwithstanding the limitations described above, the investment in the Ramius Fund of Funds Group LLC may be reduced if:

  •
  following the closing of the transactions, the value of the investment in the funds of Ramius Fund of Funds Group LLC falls below a certain level;

  •
  a change in control of Ramius occurs;

  •
  a change in control of New Parent occurs;

  •
  the funds of Ramius Fund of Funds Group LLC are no longer managed by New Parent or one of its subsidiaries; or

  •
  certain individuals, or Ramius, directly or indirectly, on behalf of these individuals, dispose of shares of New Parent common stock other than as permitted by certain provisions of Ramius's organizational documents.

The Cowen Special Meeting (See page 44)

        The Cowen special meeting will be held at 1221 Avenue of the Americas (2nd Floor Conference Room), New York, New York, on October 30, 2009 at 10:00 a.m., local time. At the Cowen special meeting, Cowen stockholders will be asked to:

  •
  consider and vote to approve and adopt the transaction agreement and approve the issuance of New Parent Class A common stock to Ramius as contemplated by the transaction agreement;

  •
  consider and vote to approve the Amended 2007 Equity and Incentive Plan; and

  •
  consider and vote to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.

        The Cowen Board of Directors has fixed the close of business on September 24, 2009 as the record date for the Cowen special meeting. Only Cowen stockholders of record at that time are entitled to notice of, and to vote at, the Cowen special meeting, or any adjournment or postponement of the Cowen special meeting. As of the record date, 15,043,922 shares of Cowen common stock were outstanding and entitled to vote at the Cowen special meeting, held by approximately 1,946 holders of record.

        Each share of Cowen common stock outstanding on the record date entitles the holder to one vote on each matter to be voted upon by the stockholders at the special meeting. Each of the proposals has the following vote requirement in order to be approved:

  •
  approval and adoption of the transaction agreement and approval of the issuance of New Parent Class A common stock to Ramius requires the affirmative vote of a majority of the outstanding shares of Cowen common stock entitled to vote at the special meeting;

  •
  approval of the Amended 2007 Equity and Incentive Plan requires the affirmative vote of a majority of all shares of Cowen common stock present in person or represented by proxy at the special meeting and voting affirmatively or negatively on the proposal; and

  •
  approval of any necessary adjournment of the special meeting requires the affirmative vote of a majority of all shares of Cowen common stock present in person or represented by proxy at the special meeting and voting affirmatively or negatively on the proposal, even if less than a quorum.

        An abstention, failure to submit a proxy card or vote in person or broker non-vote will be treated as follows:

  •
  as a vote against the proposal to approve and adopt the transaction agreement and approve the issuance of New Parent Class A common stock to Ramius;

  •
  as neither a vote for or as a vote against the proposal to approve the Amended 2007 Equity and Incentive Plan; and

  •
  as neither a vote for or as a vote against the proposal to approve the adjournment of the special meeting.

        As of the Cowen record date, directors and executive officers of Cowen and their affiliates had the right to vote 464,653 shares of Cowen common stock, or approximately 3.09% of the outstanding Cowen common stock entitled to vote at the Cowen special meeting. It is expected that each of these individuals will vote their shares of Cowen common stock in favor of the proposals to be presented at the special meeting.

        Ramius has entered into a voting agreement with seven employees of Cowen, whereby, subject to the terms and conditions of the agreement, each employee has agreed to vote all of the shares of Cowen common stock he holds in favor of the transaction agreement and the transactions contemplated in the transaction agreement and against any alternative transaction. As of the date of the voting agreement, these employees held in the aggregate 1,086,510 shares of Cowen common stock, or approximately 6.78% of the outstanding Cowen common stock entitled to vote at the Cowen special meeting.

        The Cowen Board of Directors believes that the transactions are in the best interests of Cowen and its stockholders and has unanimously approved the transaction agreement and the transactions it contemplates. For the factors considered by the Cowen Board of Directors in reaching its decision to approve the transaction agreement and the transactions it contemplates, see the section titled "Proposal 1: The Transactions—Cowen's Reasons for the Transactions; Recommendation of Cowen Board of Directors" beginning on page 70.

        The Cowen Board of Directors unanimously recommends that the Cowen stockholders vote "FOR" the proposal to approve and adopt the transaction agreement and approve the issuance of New Parent Class A common stock to Ramius, "FOR" the proposal to approve the Amended 2007 Equity and Incentive Plan and "FOR" the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies.

Selected Consolidated Historical Financial Data of Cowen

        The following table presents Cowen's financial data as of and for the six months ended June 30, 2009 and as of and for the years ended December 31, 2008, 2007, 2006, 2005 and 2004. You should read this information in conjunction with Cowen's consolidated financial statements and related notes included in Cowen's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, dated as of April 28, 2009, and in Cowen's Quarterly Report on Form 10-Q for the three and six months ended June 30, 2009, which are incorporated by reference in this document and from which this information is derived. See the section titled "Where You Can Find More Information" beginning on page 195.

		Year Ended December 31,
	Six Months Ended June 30, 2009
		2008	2007	2006	2005	2004
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Revenues
Investment banking	$17,075	$50,937	$90,520	$164,342	$126,253	$113,795
Brokerage	70,623	149,901	158,720	159,879	145,700	164,188
Interest and dividend income	291	3,362	8,284	17,766	16,990	9,504
Other	5,529	13,124	4,045	2,980	5,348	5,574

Total revenues	93,518	217,324	261,569	344,967	294,291	293,061

Expenses
Employee compensation and benefits	60,533	133,891	177,948	215,707	172,128	170,546
Non-compensation expense (excluding goodwill impairment)(1)	44,243	98,257	103,226	112,644	109,848	63,533	(2)
Goodwill impairment	—	50,000	—	—	—	—

Total expenses	104,776	282,148	281,174	328,351	281,976	234,079

Operating (loss) income	(11,258)	(64,824)	(19,605)	16,616	12,315	58,982
Gain (loss) on exchange memberships	—	751	1,775	25,843	918	(1,993)

(Loss) income before income taxes	(11,258)	(64,073)	(17,830)	42,459	13,233	56,989
Provision (benefit) for income taxes	(410)	8,081	(6,509)	4,548	1,152	1,877

Net (loss) income	$(10,848)	$(72,154)	$(11,321)	$37,911	$12,081	$55,112
Less: net income attributable to noncontrolling interests	104	—	—	—	—	—

Net (loss) income attributable to Cowen Group, Inc.	(10,952)	$(72,154)	$(11,321)	$37,911	$12,081	$55,112

Earnings (loss) per share:
Weighted average common shares outstanding:
Basic	11,531	11,254	12,805	12,903	12,900	12,900
Diluted	11,531	11,254	12,805	12,966	12,900	12,900
Earnings (loss) per share:
Basic	$(0.95)	$(6.41)	$(0.88)	$2.94	$0.94	$4.27
Diluted	$(0.95)	$(6.41)	$(0.88)	$2.92	$0.94	$4.27

(1)
Includes floor brokerage and trade execution, net service fees, communications, occupancy and equipment, marketing and business development, depreciation and amortization and other expenses.

(2)
Includes a net benefit of $46.9 million related to accruals for insurance recoveries and the net reversal of previously accrued reserves in 2004.

		Year Ended December 31,
	June 30, 2009	2008	2007	2006	2005	2004
	(in thousands)
Consolidated Statements of Financial
Condition Data:
Total assets	$186,107	$207,498	$349,038	$684,438	$785,339	$820,350
Total liabilities and noncontrolling interest	47,715	65,383	140,383	466,310	411,388	466,872

Total stockholders' equity (2009-2006) and group equity (2005 and 2004)	$138,392	$142,115	$208,655	$218,128	$373,951	$353,478

 Selected Consolidated Historical Financial Data of Ramius

        The following table presents Ramius's selected historical consolidated financial data and should be read in conjunction with its consolidated financial statements, the notes thereto and the section titled "Management's Discussion and Analysis" beginning on page 150.

        The following selected consolidated historical financial data of Ramius has been derived from the historical consolidated financial statements and related notes for the years ended December 31, 2008, 2007 and 2006 and the unaudited condensed consolidated financial statements and related notes for the six months ended June 30, 2009.

		Year Ended December 31,
	Six Months Ended June 30, 2009
		2008	2007	2006	2005	2004
	(in thousands)
Consolidated Statements of Operations Data:
Revenues
Management fees	$22,434	$70,818	$73,950	$65,635	65,592	$48,006
Incentive income	—	—	60,491	81,319	24,771	37,847
Interest and dividends	178	1,993	16,356	17,189	9,217	8,921
Reimbursement from affiliates	5,490	16,330	7,086	4,070	—	—
Other Revenues	1,688	6,853	5,086	8,038	8,201	4,879
Consolidated Ramius Funds and certain real estate entities revenues	7,967	31,739	25,253	35,897	15,325	(158)

Total revenues	37,757	127,733	188,222	212,148	123,106	99,495
Expenses
Employee compensation and benefits	28,786	84,769	123,511	112,433	76,971	69,866
Non-compensation expense (excluding goodwill impairment)	26,457	54,856	79,020	54,277	46,406	26,440
Goodwill impairment	—	10,200	—	—	—	—
Consolidated Ramius Funds and certain real estate entities expenses	6,520	34,268	21,014	39,300	24,449	710

Total expenses	61,763	184,093	223,545	206,010	147,826	97,016
Other income (loss)
Net gain (loss) on securities, derivatives and other investments	(3,976)	(2,006)	94,078	54,765	67,000	47,419
Consolidated Ramius Funds and certain real estate entities net gains (losses)	5,912	(198,485)	84,846	78,656	61,019	1,961

Total other income (loss)	1,936	(200,491)	178,924	133,421	128,019	49,380
Income (loss) before income taxes	(22,070)	(256,851)	143,601	139,559	103,299	51,859
Income tax expense (benefit)	(49)	(1,301)	1,397	4,814	1,304	717

Net income (loss)	(22,021)	(255,550)	142,204	134,745	101,995	51,142
Net Income (loss) attributable to non-controlling interests in consolidated subsidiaries	(3,989)	(113,786)	66,343	74,189	53,439	900
Special allocation to the Redeemable Managing Member	—	—	26,551	21,195	15,961	18,523

Net income (loss) available to all Redeemable Members	$(26,010)	$(141,764)	$49,310	$39,361	$32,595	$31,719

		Year Ended December 31,
	Six Months Ended June 30, 2009
		2008	2007	2006	2005	2004
	(in thousands)
Consolidated Statements of Financial Condition Data:
Total assets	$703,797	$797,831	$2,113,532	$2,468,195	$1,833,789	$1,702,809
Total liabilities	136,290	$182,003	$1,430,029	$1,657,992	$1,095,805	$1,477,469
Redeemable non-controlling interests in consolidated subsidiaries	260,664	284,936	203,523	514,761	482,801	19,119

Total redeemable members' capital	$306,843	$330,892	$479,980	$295,442	$255,183	$206,221

Unaudited Selected Pro Forma Condensed Combined Financial Information

        The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2009, and for the fiscal year ended December 31, 2008, give effect to the transactions as if they were completed on January 1, 2008, and include all adjustments which give effect to the events that are directly attributable to the transactions, are expected to have a continuing impact and that are factually supportable. The unaudited pro forma condensed combined statement of financial condition as of June 30, 2009 gives effect to the transactions as if they had been completed on June 30, 2009 and includes all adjustments which give effect to the events that are directly attributable to the transactions and that are factually supportable. The information below should be read in conjunction with the historical financial statements and related notes of Ramius, included in this document, and of Cowen, contained in the annual reports and other information that Cowen has filed with the SEC and incorporated by reference in this document and with the unaudited pro forma condensed combined financial statements and related notes included in this document. See the sections titled "Where You Can Find More Information" beginning on page 195 and "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 52.

        The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor the impact of possible business model changes. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, cost savings and asset dispositions, among other factors. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the transactions.

	Six Months Ended June 30, 2009	Year Ended December 31, 2008
	(in thousands, except per share data)
Unaudited Pro Forma Condensed Combined Statements of Operations Data
Total revenues	$131,275	$345,057
Total expenses	$171,979	$426,148
Total other income (loss)	$1,936	$(199,740)
Net loss attributable to stockholders	$(41,604)	$(182,780)
Net loss per share: basic and diluted	$(0.75)	$(3.31)
Weighted average common shares: basic and diluted	55,189	55,189

As of June 30, 2009
(in thousands)
Unaudited Pro Forma Condensed Combined Statement of Financial Condition Data
Cash and cash equivalents	$40,912
Total assets	$859,348
Line of credit	$25,000
Total liabilities	$187,339
Total stockholders' equity	$423,554
Noncontrolling interests	$248,455
Total liabilities, redeemable noncontrolling interests and equity	$859,348

 Comparative Per Share Data

        The following table sets forth certain historical per share financial information for Cowen common stock, and certain pro forma per share data for New Parent Class A common stock. Ramius is a privately-held company; accordingly, per share historical data for Ramius are omitted.

        The pro forma data was derived by combining the historical consolidated financial information of Cowen and Ramius using the acquisition method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The Comparative Per Share Data for the six months ended June 30, 2009 and the year ended December 31, 2008 combine the historical consolidated financial information of Cowen and Ramius giving effect to the transactions as if the transactions had become effective on January 1, 2008. The information below should be read in conjunction with the historical financial statements and related notes contained in the annual reports and other information that Cowen has filed with the SEC and incorporated by reference in this document and with the unaudited pro forma condensed combined financial statements and related notes included in this document. See the sections titled "Where You Can Find More Information" beginning on page 195 and "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 52.

        It is anticipated that the transactions will provide the combined company with financial benefits that include reduced operating expenses and revenue enhancement opportunities. The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible business model changes as a result of current market conditions which may impact revenues, cost savings, asset dispositions and other factors. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods, nor is it indicative of the results of operations in future periods or the future financial position of the combined company. The pro forma adjustments are based upon available information and certain assumptions that Cowen and Ramius management believe are reasonable. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the transactions.

	Cowen Historical		New Parent Pro Forma
	Six Months Ended June 30, 2009	Year Ended December 31, 2008	Six Months Ended June 30, 2009	Year Ended December 31, 2008
	(in thousands, except per share data)
Basic and diluted net loss per common share
Numerator:
Net loss attributable to stockholders	$(10,952)	$(72,154)	$(41,604)	$(182,780)

Denominator:
Weighted average shares outstanding for Basic and Diluted EPS	11,531	11,254	55,189	55,189

Net loss per common share:
Basic and Diluted	$(0.95)	$(6.41)	$(0.75)	$(3.31)

Book Value per common share at June 30, 2009	$9.15		$7.67

RISK FACTORS

        In addition to the other information included and incorporated by reference in this document, including the matters addressed under "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risk factors before deciding whether to vote for proposals presented in this document. In addition, you should read and consider the risks associated with each of the businesses of Cowen and Ramius because these risks will relate to the combined company. Descriptions of some of these risks can be found in Cowen's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 to the Annual Report Form 10-K/A for the fiscal year ended December 31, 2008, dated as of April 28, 2009, and in Cowen's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, and in Cowen's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, which are filed with the SEC and incorporated by reference into this document. You should also consider the other information in this document and the other documents incorporated by reference into this document. See the section titled "Where You Can Find More Information" beginning on page 195.

Risks Related to the Completion of the Transactions

The transactions are subject to conditions, including certain conditions that may not be satisfied, and may not be completed on a timely basis, or at all. Failure to complete the transactions could have material and adverse effects on Cowen.

        The completion of the transactions is subject to a number of conditions, including Cowen stockholder approval, which make the completion and timing of the completion of the transactions uncertain. See the section titled "The Transaction Agreement—Conditions to Complete the Transactions" beginning on page 103 for a more detailed discussion. Also, either Cowen or Ramius may terminate the transaction agreement if the transactions have not been completed by December 31, 2009, unless the failure of the transactions to be completed has resulted from the failure of the party seeking to terminate the transaction agreement to perform its obligations.

        If the transactions are not completed on a timely basis, or at all, Cowen's ongoing business may be adversely affected and, without realizing any of the benefits of having completed the transactions, Cowen will be subject to a number of risks, including the following:

  •
  Cowen will be required to pay a termination fee of $3.5 million and, in some cases, expenses of Ramius up to $750,000 if the transactions are terminated under qualifying circumstances, as described in the transaction agreement;

  •
  Cowen will be required to pay costs relating to the transactions, such as legal, accounting, financial advisor and printing fees, whether or not the transactions are completed;

  •
  time and resources committed by Cowen's management to matters relating to the transactions (including integration planning) could otherwise have been devoted to pursuing other beneficial opportunities;

  •
  the market price of Cowen common stock could decline to the extent that the current market price reflects a market assumption that the transactions will be completed; and

  •
  if the transaction agreement is terminated and Cowen's Board of Directors seeks another business combination, stockholders cannot be certain that Cowen will be able to find a party willing to enter into a transaction agreement on terms equivalent to or more attractive than the terms that Ramius has agreed to in the transactions.

Uncertainty regarding the completion of the transactions may cause clients to delay or defer decisions concerning Cowen and may adversely affect Cowen's ability to attract and retain key employees.

        The transactions will happen only if stated conditions are met, including, among others, the approval of the transactions by Cowen stockholders, the receipt of all required regulatory approvals and the satisfaction of the conditions to completing the transactions contained in the asset exchange agreement. Many of the conditions are beyond the control of Cowen. In addition, both Cowen and Ramius have rights to terminate the transaction agreement under various circumstances. As a result, there may be uncertainty regarding the completion of the transactions. This uncertainty may cause clients to delay or defer decisions concerning Cowen, which could negatively impact revenues, earnings and cash flow of Cowen, regardless of whether the transactions are ultimately completed. Similarly, uncertainty regarding the completion of the transactions may foster uncertainty among employees about their future roles with the combined company. This may adversely affect the ability of Cowen to attract and retain key management, sales, marketing and technical personnel.

Some of Cowen's current directors and executive officers have interests in the transactions that may differ from the interests of other stockholders, and these persons may have conflicts of interest in supporting or recommending that you approve the proposals set forth in this document.

        In considering whether to approve the proposals set forth in this document, you should recognize that some of the members of management and Cowen's Board of Directors may have interests in the transactions that differ from, or are in addition to, their interests as stockholders. These interests include:

  •
  the rights of some executive officers to receive payments or other benefits, including grants of equity awards and the modification of vesting schedules of existing equity awards, following the completion of the transactions;

  •
  the continuing service of several of Cowen's existing directors and executive officers in the combined company after the closing date of the transactions;

  •
  the amendment of employment arrangements with some of Cowen's executive officers to provide incentives for their continued service to the combined company after the closing date of the transactions; and

  •
  the continued indemnification of Cowen's existing directors after the completion of the transactions.

        These interests are described in greater detail in the section titled "Proposal 1: The Transactions—Interests of Certain Persons in the Transactions" beginning on page 87.

The transaction agreement contains provisions that could discourage a potential competing acquiror of Cowen or could result in any competing proposal being at a lower price than it might otherwise be.

        The transaction agreement contains "no shop" provisions that, subject to limited exceptions, restrict Cowen's ability to solicit, encourage, facilitate or discuss competing third party proposals to acquire all or a significant part of the assets or equity interests of Cowen. Further, even if the Cowen Board of Directors withdraws or qualifies its recommendation of the transactions and the issuance of the New Parent Class A common stock in the transactions, it will still be required to submit the matter to a vote of the Cowen stockholders at the special meeting. In addition, Ramius generally has an opportunity to modify the terms of the proposed transactions in response to any competing acquisition proposals that may be made before the Cowen Board of Directors may withdraw or qualify its recommendation. Upon termination of the transaction agreement, Cowen would be required, under qualifying circumstances, to pay to Ramius a termination fee of $3.5 million and expenses of Ramius of up to $750,000.

        These provisions could discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of the assets or equity interests of Cowen from considering or proposing such acquisition, even if it were prepared to pay consideration with higher per share cash or market value than the value attributable to the transactions, or might result in a potential competing acquiror proposing to pay a lower price than it might have otherwise proposed to pay because of the added expense of the termination fee and expenses of Ramius that become payable.

The opinion obtained by Cowen from its financial advisor will not reflect changes in circumstances between the signing of the transaction agreement and the completion of the transactions.

        Cowen has not obtained an updated opinion as of the date of this document from its financial advisor. Changes in Cowen's and Ramius's operations, prospects, general market and economic conditions and other factors that may be beyond the control of Cowen and Ramius, and on which Cowen's financial advisor's opinion was based, may significantly alter the value of Cowen or Ramius or the price of shares of Cowen common stock by the time the transactions are completed. The opinion does not speak as of the time the transactions will be completed or as of any date other than the date of such opinion. Because Cowen does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the transaction consideration to the holders of Cowen common stock, from a financial point of view, at the time the transactions are completed. For a description of the opinion that Cowen received from its financial advisor, see the section titled "Proposal 1: The Transactions—Opinion of Cowen's Financial Advisor," beginning on page 73. For a description of the other factors considered by the Cowen Board of Directors in deciding to declare the transactions contemplated in the transaction agreement to be advisable, see the section titled "Proposal 1: The Transactions—Cowen's Reasons for the Transactions; Recommendation of Cowen Board of Directors" beginning on page 70.

Because the date that the transactions will be completed will be later than the date of the stockholder meeting, at the time of the stockholder meeting you will not know the exact market value of the Cowen common stock that Ramius and HVB will receive when the transactions are completed.

        If the price of Cowen common stock increases between the date the transaction agreement and the asset exchange agreement were signed or the date of the Cowen special meeting and the completion of the transactions, Ramius and HVB (an affiliate of BA Alpine Holdings, Inc., a third party investor in Ramius) will receive shares of Cowen common stock that have a market value that is greater than the market value of such shares when the transaction agreement and the asset exchange agreement were signed or the date of the Cowen special meeting, respectively. Therefore, while the number of shares is fixed (subject to some adjustments), Cowen stockholders cannot be sure of the market value of the consideration that will be paid to Ramius and HVB when the transactions are completed.

Risks Related to the Combined Company Following the Transactions

The combined company is expected to incur substantial expenses related to the integration of Cowen and Ramius.

        The combined company is expected to incur substantial expenses in connection with the integration of the business, policies, procedures, operations, technologies and systems of Ramius with those of Cowen. There are a large number of functions that must be integrated, including but not limited to information technology, finance, human resources, audit, corporate communications, risk management and legal and compliance. While the parties have calculated an estimate of expenses that would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of all of the expected integration expenses. Moreover, many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. These expenses could, particularly in the near term, exceed the savings that the parties expect to achieve from the elimination of duplicative expenses and the realization of economies of scale, cost savings and revenue synergies related to the integration of the businesses following the completion of the transactions.

Although Cowen and Ramius expect that Cowen's combination with Ramius will result in benefits to Cowen, Cowen and Ramius may not realize those benefits because of integration difficulties and other challenges.

        The success of Cowen's combination with Ramius will depend in large part on the success of the management of the combined company in integrating the operations, strategies, technologies and personnel of the two companies following the completion of the transactions. The combined company may fail to realize some or all of the anticipated benefits of the transactions if the integration process takes longer than expected or is more costly than expected. The failure of the combined company to meet the challenges involved in successfully integrating the operations of Cowen and Ramius or to otherwise realize any of the anticipated benefits of the transactions, including additional revenue opportunities, could impair the operations of the combined company. In addition, Cowen and Ramius anticipate that the overall integration of the companies will be a complex, time-consuming and expensive process that, without proper planning and effective and timely implementation, could significantly disrupt Cowen's business and that of Ramius.

        Potential difficulties the combined company may encounter in the integration process include the following:

  •
  the integration of each company's management teams, strategies, technologies and operations, products and services;

  •
  the disruption of each company's ongoing businesses and distraction of their respective management teams from ongoing business concerns;

  •
  the retention of the existing clients of both companies;

  •
  the creation of uniform standards, controls, procedures, policies and information systems;

  •
  the reduction of the costs associated with each company's operations;

  •
  the consolidation and rationalization of information technology platforms and administrative infrastructures;

  •
  the integration of corporate cultures and maintenance of employee morale;

  •
  the retention of key employees;

  •
  the occurrence of unanticipated expenses related to technology integration; and

  •
  potential unknown liabilities associated with the transactions.

        The anticipated benefits and synergies include the combination of offices in various locations and the elimination of numerous technology systems, duplicative personnel and duplicative market and other data sources. However, these anticipated benefits and synergies assume a successful integration and are based on projections, which are inherently uncertain, and other assumptions. Even if integration is successful, anticipated benefits and synergies may not be achieved.

The transactions are subject to the receipt of consents and approvals from government entities that may impose conditions that could have an adverse effect on the combined company following the transactions.

        Before the transactions may be completed, approvals or consents must be obtained from various domestic and foreign securities, antitrust and other authorities. In deciding whether to grant these approvals, the relevant governmental entity will make a determination of whether, among other things, the transactions are in the public interest. Regulatory entities may impose conditions on the completion of the transactions or require changes to the terms of the transactions. Although the parties do not currently expect that any such material conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the transactions or imposing additional costs on or limiting the revenues of the combined company following the transactions, any of which might have a material adverse effect on the combined company following the transactions. See the section titled "Proposal 1: The Transactions—Regulatory Approvals Required for the Transactions" beginning on page 86.

Ramius is in a different business than Cowen and there are no guarantees that management of the combined company will be able to successfully integrate the business lines of Ramius and Cowen.

        The transactions involve the combination of two companies that currently operate in different business segments. Ramius is an alternative investment management firm. Ramius's investment services and products include hedge funds, hedge fund of funds, real estate funds and cash management. Cowen has a financial services practice, including investment banking, equity research, sales and trading and alternative asset management services. Although the management of the combined company will include executives from both Cowen and Ramius, neither Cowen nor Ramius can guarantee that the combined company will integrate and operate the business lines of Cowen and Ramius to achieve the cost savings and other benefits anticipated to result from the transactions.

Current Cowen stockholders will have a reduced ownership and voting interest after the transactions and will exercise less influence over management.

        Current Cowen stockholders currently have the right to vote in the election of the Board of Directors of Cowen and on other matters affecting Cowen. Immediately after the transactions are completed, it is expected that current Cowen stockholders will own approximately 28.76% (including shares to be issued in conjunction with the transactions).

        As a result of the transactions, current Cowen stockholders will have less influence on the management and policies of New Parent than they now have on the management and policies of Cowen. New Parent will be a majority-owned subsidiary of Ramius and Ramius will have the ability to elect a majority of New Parent's board of directors and determine the outcome of matters submitted to the combined company's stockholders, such as the approval of significant transactions. As a result, actions that may be supported by a majority of the other stockholders could be blocked by Ramius.

Ramius's ownership of the combined company could affect the liquidity in the market for New Parent's Class A common stock.

        The large ownership stake in New Parent and the board representation of Ramius on the New Parent board of directors may discourage a third party from proposing a change of control or other strategic transaction concerning the combined company. As a result, New Parent's Class A common stock could trade at prices that do not reflect a "control premium" to the same extent as do the stocks of similarly situated companies that do not have a stockholder with an ownership interest as large as Ramius's ownership interest.

New Parent will be a "controlled company" within the meaning of the NASDAQ rules and, as a result, will qualify for, and rely on, exemptions from certain corporate governance standards, which may limit the presence of independent directors on the board of directors or board committees of New Parent.

        Following the consummation of the transactions, Ramius will beneficially own shares of New Parent capital stock which would represent approximately 65% of the outstanding voting power of New Parent's capital stock. Accordingly, New Parent will be a majority-owned subsidiary of Ramius and Ramius will have the ability to elect New Parent's board of directors and thereby control the management and affairs of New Parent. Therefore, New Parent will be deemed to be a "controlled company" for purposes of NASDAQ Rule 5615(c)(2). Under this rule, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a "controlled company" and is exempt from certain corporate governance requirements, including requirements that (1) a majority of the board of directors consist of independent directors, (2) compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors and (3) director nominees be selected or recommended for selection by a majority of the independent directors or by a nominating committee composed solely of independent directors. Accordingly, New Parent's stockholders may not have the same protections afforded to stockholders of other companies that are required to fully comply with the NASDAQ rules. Solely for the purpose of including the director designated by BA Alpine Holdings, Inc. as a member of each of the compensation committee and the nominating and governance committee, New Parent will elect to be treated as a "controlled company" for purposes of NASDAQ Rule 5615(c)(2). Even though New Parent will be treated as a "controlled company," New Parent currently intends that a majority of its board of directors will consist of independent directors and that each member of each of the compensation committee and the nominating and governance committee other than the director designated by BA Alpine Holdings, Inc. will be independent.

The ability of Ramius and, subject to limitations, HVB, Société Générale and some of the combined company's future employees to sell common stock of the combined company at any time following the completion of the transactions could cause the stock price to decrease.

        Ramius and HVB may sell the 40,250,708 aggregate shares of New Parent Class A common stock that they will receive in the transactions. However, the asset exchange agreement restricts the sale of shares by HVB under specified circumstances, and Ramius' managing member has agreed in Ramius's operating agreement (as it will be amended and restated at the closing of the transactions) not to make any distributions of New Parent Class A common stock to the members of Ramius (including BA Alpine Holdings, Inc.) for a period of time following the closing of the transactions, which restrictions may be waived by Ramius's managing member in accordance with the terms of Ramius's operating agreement. Following the consummation of the transactions, approximately 1,934,661 shares of New Parent common stock will underlie the capital in Ramius of those members of Ramius who may withdraw one-third of their capital in Ramius as of the end of each calendar year beginning on December 31, 2009. In connection with a withdrawal of capital by these members of Ramius, Ramius will sell shares of New Parent common stock attributable to these members on or prior to the effectiveness of such withdrawal and will use the net proceeds of such sales to satisfy the withdrawal requests of these members in cash. The restrictions on HVB and its affiliates (including BA Alpine Holdings, Inc. with respect to the 8.5 million shares of New Parent common stock held by Ramius that are allocated to it) are subject to a number of exceptions and may be terminated upon the occurrence of certain events. New Parent will execute and deliver to Ramius a registration rights agreement, which includes customary registration rights for Ramius and HVB and its affiliates (including BA Alpine Holdings, Inc. with respect to the approximately 8.5 million shares of New Parent Common Stock held by Ramius that are allocated to BA Alpine Holdings, Inc.). See the section titled "Other Agreements Related to the Transactions—Transfer Restrictions on Shares of New Parent Common Stock Held by Ramius" beginning on page 112.

        In addition, Cowen filed a registration statement on behalf of Société Générale its former parent company, in 2007, whereby Société Générale may sell all or a portion of the 1,382,608 eligible shares of Cowen common stock that it held as of December 31, 2008. These selling rights will remain in effect after shares of Cowen common stock are exchanged for shares of New Parent Class A common stock pursuant to the transactions. Furthermore, New Parent's employees and other stockholders may sell significant numbers of shares of New Parent's Class A common stock subject to limitations on senior management. See the section titled "Other Agreements Related to the Transactions—Transfer Restrictions on Share of New Parent Common Stock Held by Ramius" beginning on page 112 for more information.

        The sale of a substantial number of shares of common stock by Ramius, HVB, Société Générale, New Parent's employees or by other stockholders within a short period of time, or the possibility of such sales, may adversely affect the price of New Parent's Class A common stock and impede New Parent's ability to raise capital through the issuance of equity securities.

Under the certificate of incorporation of New Parent, New Parent will be able to issue more shares of common stock than Cowen is currently authorized to issue. As a result, such future issuances of common stock could have a dilutive effect on the earnings per share and voting power of New Parent stockholders.

        The certificate of incorporation of New Parent authorizes a greater number of shares of common stock than Cowen's current certificate of incorporation. If the transactions are completed, New Parent will be able to issue more shares of common stock than Cowen is currently authorized to issue. If the board of directors of New Parent elects to issue additional shares of common stock in the future, whether in public offerings, in connection with mergers and acquisitions or otherwise, such additional issuances could dilute the earnings per share and voting power of New Parent stockholders.

The market price of New Parent's common stock may decline in the future as a result of the transactions.

        The market price of New Parent's common stock may decline in the future as a result of the transactions for a number of reasons, including:

  •
  the unsuccessful integration of Cowen and Ramius; or

  •
  the failure of the combined company to achieve the perceived benefits of the transactions, including financial results, as rapidly as or to the extent anticipated by financial or industry analysts.

        These factors are, to some extent, beyond the control of Cowen and Ramius.

The market price of New Parent's common stock after the transactions will be affected by factors different from those currently affecting the market price of Cowen's common stock.

        Ramius operates across a range of asset classes and services in which Cowen has not historically operated. Accordingly, the operations and the market price of New Parent Class A common stock and the market price of Cowen common stock until the completion of the transactions may be affected by factors different from those currently affecting the operations and the market price of Cowen common stock. For a discussion of Cowen's businesses and the businesses of Ramius, see the sections titled "Information About the Companies" beginning on page 48 and "Where You Can Find More Information" beginning on page 195.

The unaudited pro forma financial data and internal earnings estimates for both Cowen and Ramius included in this document are preliminary, and the combined company's actual financial position and operations after the transactions may differ materially from the unaudited pro forma financial data included in this document.

        The unaudited pro forma financial data and internal earnings estimates for both Cowen and Ramius in this document are presented for illustrative purposes only and are not necessarily indicative of what New Parent's actual financial position or operations would have been had the transactions been completed on the dates indicated. For more information, see the section titled "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 52.

The combined company's future results will suffer if the combined company does not effectively manage its expanded operations following the transactions.

        Following the transactions, New Parent may continue to expand its operations through new product and service offerings and through additional strategic investments, acquisitions or joint ventures, some of which may involve complex technical and operational challenges. The combined company's future success depends, in part, upon its ability to manage its expansion opportunities, which pose numerous risks and uncertainties, including the need to integrate new operations into its existing business in an efficient and timely manner, to combine accounting and data processing systems and management controls and to integrate relationships with customers and business partners. In addition, future acquisitions or joint ventures after completion of the transactions may involve the issuance of additional shares of common stock of New Parent, which may dilute Cowen stockholders' ownership of the combined company.

        Furthermore, any future acquisitions of businesses or facilities could entail a number of risks, including:

  •
  problems with the effective integration of operations;

  •
  inability to maintain key pre-acquisition business relationships;

  •
  increased operating costs;

  •
  exposure to unanticipated liabilities; and

  •
  difficulties in realizing projected efficiencies, synergies and cost savings.

        Cowen cannot assure you that the combined company's future expansion or acquisition opportunities will be successful, or that the combined company will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

BA Alpine Holdings, Inc., its designee on New Parent's board of directors and Ramius may have interests that conflict with your interests.

        BA Alpine Holdings, Inc., its designee on New Parent's board of directors and Ramius may have interests that conflict with, or are different from, New Parent's and your own. Conflicts of interest between BA Alpine Holdings, Inc. and/or Ramius and New Parent may arise, and such conflicts of interest may not be resolved in a manner favorable to New Parent, including potential competitive business activities (in the case of BA Alpine Holdings, Inc.), corporate opportunities, indemnity arrangements, registration rights and sales or distributions by Ramius, BA Alpine Holdings, Inc. or their respective affiliates of New Parent common stock. New Parent's certificate of incorporation and by-laws do not contain any provisions designed to facilitate resolution of actual or potential conflicts of interest, or to ensure that potential business opportunities that may become available to BA Alpine Holdings, Inc. and New Parent will be reserved for or made available to New Parent. Pertinent provisions of law will govern any such matters if they arise. In addition, Ramius, as the holder of the majority of New Parent's issued and outstanding shares of Class A common stock, could delay or prevent an acquisition or merger even if such a transaction would benefit other stockholders.

Risks Affecting the Companies Related to the Financial Services Industry

Volatility in the value of Ramius's, and to a lesser extent, Cowen's, respective investment and securities portfolios or other assets and liabilities could adversely affect the financial condition or operations of the combined company.

        Cowen and Ramius adopted the provisions of Statement of Financial Accounting Standards No. 157 (which we refer to as SFAS 157) on January 1, 2008. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 also establishes a framework for measuring fair value and a valuation hierarchy based upon the transparency of inputs used in the valuation of an asset or liability. Changes in fair value are reflected in the statement of operations at each measurement period. Therefore, continued volatility in the value of Ramius's, and to a lesser extent, Cowen's, respective investment and securities portfolios or other assets and liabilities, including funds, will result in volatility of the combined firm's results. As a result, the changes in value may have an adverse effect on financial condition or operations in the future.

 Risks Related to Ramius's Business

        For purposes of the following risk factors, references made to Ramius's funds include hedge funds and funds in the Ramius fund of funds business and real estate funds.

Difficult market conditions, market disruptions and volatility have adversely affected and may in the future continue to adversely affect Ramius's business, results of operations and financial condition.

        Ramius's business is materially affected by conditions in the global financial markets and by global economic conditions, such as interest rates, the availability of credit, inflation rates, economic uncertainty, changes in laws, commodity prices, asset prices (including real estate), currency exchange rates and controls and national and international political circumstances (including wars, terrorist acts or security operations). Recently, global credit and other financial markets have suffered and continue to suffer substantial stress, volatility, illiquidity and disruption. Market turbulence reached unprecedented levels during the third and fourth quarters of 2008, as loss of investor confidence in the financial system resulted in an historically unprecedented lack of liquidity, decline in asset values (including real estate assets), and the bankruptcy or acquisition of, or government assistance to, several major domestic and international financial institutions. These factors, combined with volatile commodity prices and foreign exchange rates, have contributed to recessionary economic conditions globally and a deterioration in consumer and corporate confidence and could further exacerbate the overall market disruptions and risks to market participants, including the Ramius funds and managed accounts. These market conditions may affect the level and volatility of securities prices and the liquidity and the value of investments in the Ramius funds and managed accounts, and Ramius may not be able to effectively manage its exposure to these market conditions.

Ramius's profitability may be adversely affected by decreases in revenue relating to changes in market and economic conditions.

        The adverse market conditions of the second half of 2008 continued in the early part of 2009 and while conditions have recently improved slightly, global market conditions have been and remain inherently unpredictable and outside of Ramius's control. If these conditions continue, they may impact Ramius's ability to generate non-volatile investment performance and attract new assets under management, and may result in high levels of redemptions from the Ramius funds and managed accounts. These factors may reduce Ramius's revenue growth and income and may slow or reduce the growth of the Ramius business or may contract the Ramius business. In particular, negative fund performance reduces assets under management, which decreases the management fees and incentive income that Ramius earns. Negative performance of the Ramius Enterprise Master Fund Ltd (which we refer to as the Enterprise Fund) also decreases revenue derived from Ramius's returns on investments of its own capital. Incentive income, which has historically comprised a substantial portion of Ramius's annual revenues, is subject to "high-water marks" whereby incentive income is earned by Ramius only to the extent that the net asset value of a fund at the end of a measurement period exceeds the highest net asset value as of the end of a preceding measurement period for which Ramius earned incentive income. Ramius's incentive allocations are also subject, in some cases, to performance hurdles. As a result of negative investment performance in 2008, Ramius entered 2009 with high-water marks in many hedge funds, which require the Ramius funds to recover cumulative losses before Ramius can begin to earn incentive income in 2009 and beyond with respect to the investments of fund investors who suffered losses last year. In order for Ramius to begin earning incentive fees from investors who had incurred losses in 2008, the respective funds they are invested in need to outperform the losses they incurred in 2008. For example, the net asset value of Ramius Multi-Strategy Fund Ltd decreased by 26.76% net of management fees, in 2008. This assumes no further recovery from the 80% discount that Ramius has valued the net equity claim for assets held at Lehman Brothers International (Europe) (which we refer to as LBIE). In order for Ramius to earn an incentive fee with respect to an investor who had participated fully in this loss, the fund will have to increase net asset value by 36.5%, net of management fees. Such analysis applies to each fund which incurred 2008 losses.

Investors in the Ramius funds and investors with managed accounts can generally redeem investments with prior notice. The rate of redemptions has recently accelerated and could continue to further accelerate. Redemptions have, and may continue to, create difficulties in managing the liquidity of the Ramius funds and managed accounts, reduce assets under management and adversely affect Ramius's revenues.

        Investors in the Ramius funds and investors with managed accounts may generally redeem their investments with prior notice, subject to certain initial holding periods. Investors may reduce the aggregate amount of their investments, or transfer their investments to other funds or asset managers with different fee rate arrangements, for any number of reasons, including investment performance, changes in prevailing interest rates and financial market performance. Investors have less confidence now and their allocation process more selective and deliberate. Increased volatility in global markets could accelerate the pace of fund and managed account redemptions. Redemptions of investments in the Ramius funds could also take place more quickly than assets may be sold by those funds to meet the price of such redemptions, which could result in the relevant funds and/or Ramius being in breach of applicable legal, regulatory and contractual requirements in relation to such redemptions, resulting in possible regulatory and investor actions against Ramius and/or the Ramius funds. If the Ramius funds or managed accounts underperform, existing investors may decide to reduce or redeem their investments or transfer asset management responsibility to other asset managers and Ramius may be unable to obtain new alternative investment management business. Any such action would potentially cause further redemptions and/or make it more difficult to attract new investors.

        The redemption of investments in the Ramius funds or in managed accounts could also adversely affect Ramius's revenues, which are substantially dependent upon the assets under management in the Ramius funds. If redemptions of investments cause revenues to decline, they would likely have a material adverse effect on Ramius's business, results of operations or financial condition. As a result of recent market developments and the potential for increased and continuing disruptions and the resulting uncertainty during the second half of 2008 and early 2009, Ramius has recently experienced an increase in the level of redemptions from the Ramius funds and managed accounts. Furthermore, the Enterprise Fund's initial lock-up period ends on December 31, 2009. This will be the first opportunity for investors in the Enterprise Fund to redeem their investments. Accordingly, this fund may be subject to higher levels of redemption than Ramius had originally anticipated. Furthermore, redemption rates may stay elevated within the industry while market conditions remain unsettled. If the level of redemption activity persists at above historic levels, it could become more difficult to manage the liquidity requirements of the Ramius funds, making it more difficult or more costly for the Ramius funds to liquidate positions rapidly to meet redemption requests or otherwise. This in turn may negatively impact Ramius's returns on its own invested capital.

        In addition to the impact on the market value of assets under management, the illiquidity and volatility of the global financial markets have negatively affected Ramius's ability to manage inflows and outflows from the Ramius funds. Ramius's ability to attract new capital to existing Ramius funds or to develop new investment platforms may be negatively impacted during this period. Several alternative investment managers, including Ramius, have recently exercised and may in the future exercise their rights to limit, and in some cases, suspend, redemptions from the funds they manage. Ramius has also and may in the future negotiate with investors in an attempt to limit redemptions or create a variety of other investor structures to bring fund assets and liquidity requirements into a more manageable balance. To the extent that Ramius has negotiated with investors to limit redemptions, it may be likely that such investors will continue to seek further redemptions in the future. Such actions may have an adverse effect on the ability of the Ramius funds to attract additional assets under management. The Ramius fund of funds platform may also be adversely impacted as the hedge funds in which it invests themselves face similar investor redemptions or if such hedge funds exercise their rights to limit or suspend Ramius's redemptions from such funds. Poor performance relative to other asset management firms may result in reduced investments in the Ramius funds and managed accounts and increased redemptions from the Ramius funds and managed accounts. As a result, investment underperformance would likely have a material adverse effect on Ramius's business, results of operations or financial condition.

Hedge fund investments are subject to other additional risks.

        Investments by the Ramius funds are subject to certain factors, including the following:

  •
  Generally, there are few limitations on hedge funds' investment strategies, which are often subject to the sole discretion of the management company or the general partner of such funds.

  •
  Hedge funds may engage in short selling, which is subject to the theoretically unlimited risk of loss because there is no limit on how much the price of a security may appreciate before the short position is closed out. A fund may be subject to losses if a security lender demands return of the lent securities and an alternative lending source cannot be found or if the fund is otherwise unable to borrow securities that are necessary to hedge its positions. Furthermore, recent rulemaking by the SEC and other regulatory authorities outside the United States have imposed trading restrictions and reporting requirements on short selling, which in certain circumstances may impair hedge funds' ability to use short selling effectively.

  •
  The efficacy of investment and trading strategies depend largely on the ability to establish and maintain an overall market position in a combination of financial instruments. A hedge fund's trading orders may not be executed in a timely and efficient manner due to various circumstances, including systems failures or human error. In such event, the fund might only be able to acquire some but not all of the components of the position, or if the overall position were in need of adjustment, the fund might not be able to make such an adjustment. As a result, a hedge fund would not be able to achieve the market position selected by the management company or general partner of such fund, and might incur a loss in liquidating its position.

  •
  Credit risk may arise through a default by one of several large institutions that are dependent on one another to meet their respective liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions. This "systemic risk" may adversely affect the financial intermediaries (such as clearing agencies, clearing houses, banks, securities firms and exchanges) with which the hedge funds interact on a daily basis.

  •
  Hedge funds are subject to risks due to the potential illiquidity of assets. Hedge funds may make investments or hold trading positions in markets that are volatile and which may become illiquid. The timely sale of trading positions can be impaired by decreased trading volume, increased price volatility, concentrated trading positions, limitations on the ability to transfer positions in highly specialized or structured transactions to which they may be a party, and changes in industry and government regulations. It may be impossible or highly costly for hedge funds to liquidate positions rapidly to meet margin calls, withdrawal requests or otherwise, particularly if there are other market participants seeking to dispose of similar assets at the same time, if the relevant market is otherwise moving against a position or in the event of trading halts or daily price movement limits on the market. In addition, increased levels of redemptions may result in increased illiquidity as more liquid assets are sold to fund redemptions. Moreover, these risks may be exacerbated for the Ramius fund of funds platform. For example, if the Ramius fund of funds platform invested in two or more hedge funds that each had illiquid positions in the same issuer, the illiquidity risk for the Ramius fund of funds portfolios would be compounded.

    Furthermore, certain of the investments of the Ramius fund of funds platform were in third party hedge funds that halted redemptions in the face of illiquidity and other issues.

  •
  Hedge fund investments are subject to risks relating to investments in commodities, futures, options and other derivatives, the prices of which are highly volatile and may be subject to the theoretically unlimited risk of loss in certain circumstances, including short selling. Price movements of commodities, futures and options contracts and payments pursuant to swap agreements are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments and national and international political and economic events and policies. The value of futures, options and swap agreements also depends upon the price of the commodities underlying them. In addition, hedge funds' assets are subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses or counterparties.

If Ramius's counterparty for any of its derivative or non-derivative contracts defaults on the performance of those contracts, Ramius may not be able to cover its exposure under the relevant contract.

        The Ramius funds enter into numerous types of financing arrangements with a wide array of counterparties around the world, including loans, hedge contracts, swaps, repurchase agreements and other derivative and non-derivative contracts. The terms of these contracts are generally complex and often customized and often are not currently subject to regulatory oversight. Ramius is subject to the risk that the counterparty to one or more of these contracts may default, either voluntarily or involuntarily, on its performance under the contract. Any such default may occur at any time without notice. Additionally, Ramius may not be able to take action to cover its exposure if a counterparty defaults under such a contract, either because of a lack of the contractual ability or because market conditions make it difficult to take effective action. The impact of market stress or counterparty financial condition may not be accurately foreseen or evaluated and, as a result, Ramius may not take sufficient action to reduce its risks effectively.

        Counterparty risk is accentuated where the fund has concentrated its transactions with a single or small group of counterparties. Generally, hedge funds are not restricted from concentrating any or all of their transactions with one counterparty. Moreover, the funds' internal review of the creditworthiness of their counterparties may prove inaccurate. The absence of a regulated market to facilitate settlement and the evaluation of creditworthiness may increase the potential for losses.

Ramius may suffer losses in connection with the insolvency of prime brokers, custodians, administrators and other agents whose services Ramius uses and who may hold assets of Ramius funds.

        All of the Ramius funds use the services of prime brokers, custodians, administrators or other agents to carry out certain securities transactions and to conduct certain business of the Ramius funds. In the event of the insolvency of a prime broker and/or custodian, the Ramius funds might not be able to recover equivalent assets in full as they may rank among the prime broker's and custodian's unsecured creditors in relation to assets which the prime broker or custodian borrows, lends or otherwise uses. In addition, the Ramius funds' cash held with a prime broker or custodian (if any) may not be segregated from the prime broker's or custodian's own cash, and the funds will therefore rank as unsecured creditors in relation thereto. Specifically, certain Ramius funds used an affiliate of Lehman Brothers as one of their prime brokers and some of these funds also held assets through accounts at Lehman Brothers. Other affiliates of Lehman Brothers that are now in insolvency proceedings were also trading counterparties for some of the hedge funds managed by Ramius. The total net equity claim of the Ramius funds with respect to Lehman Brothers was approximately $256.4 million. Ramius estimates the total recoverable claim of the Ramius funds against Lehman Brothers and its affiliates to be approximately $70.3 million. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—2008 Fund Performance—Lehman Brothers" beginning on page 159 for more information.

Operational risks relating to the failure of data processing systems and other information systems and technology may disrupt Ramius's business, result in losses or limit Ramius's operations and growth.

        Ramius and its funds rely heavily on financial, accounting, trading and other data processing systems to, among other things, execute, confirm, settle and record transactions across markets and geographic locations in a time-sensitive, efficient and accurate manner. If any of these systems do not operate properly or are disabled, Ramius could suffer financial loss, a disruption of its business, liability to the Ramius funds, regulatory intervention or reputational damage. In addition, Ramius is highly dependent on information systems and technology. The cost of maintaining such systems may increase from its current level. Such a failure to accommodate Ramius's operational needs, or an increase in costs related to such information systems, could have a material adverse effect on Ramius, both with respect to a decrease in operational performance and an increase in costs that may be necessary to improve such systems.

        Ramius depends on its headquarters in New York, New York, where most of Ramius's personnel are located, for the continued operation of its business. Ramius has taken precautions to limit the impact that a disruption to its New York headquarters could cause (for example, by ensuring that offices in other geographic locations office can operate independently of other offices). Although these precautions have been taken, a disaster or a disruption in the infrastructure that supports Ramius's business, including a disruption involving electronic communications or other services used by Ramius or third parties with whom Ramius does conduct business (including the funds invested in by the Ramius fund of funds platform), or directly affecting the New York, New York, headquarters, could have a material adverse impact on Ramius's ability to continue to operate its business without interruption. Ramius's disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse Ramius for its losses, if at all. Finally, Ramius relies on third party service providers for certain aspects of its business, including for certain information systems and technology and administration of the Ramius funds. Severe interruptions or deteriorations in the performance of these third parties or failures of their information systems and technology could impair the quality of Ramius's operations and could impact Ramius's reputation and materially adversely affect Ramius's business.

Certain of the Ramius funds may invest in relatively high-risk, illiquid assets, and Ramius may fail to realize any profits from these activities for a considerable period of time or lose some or all of the principal amounts of these investments.

        Certain of the Ramius funds invest all or a portion of their assets in securities that are not publicly traded and funds invested in by the Ramius fund of funds platform may do the same. In many cases, such funds may be prohibited by contract or by applicable securities laws from selling such securities for a period of time or there may not be a public market for such securities. Even if the securities are publicly traded, large holdings of securities can often be disposed of only over a substantial length of time, exposing the investment returns to risks of downward movement in market prices during the required holding period. Accordingly, under certain conditions, the Ramius funds, or funds invested in by the Ramius fund of funds platform, may be forced to either sell securities at lower prices than they had expected to realize or defer, potentially for a considerable period of time, sales that they had planned to make. Contributing capital to these investments is risky, and the Ramius funds may lose some or all of the principal amount of such investments, including Ramius's own invested capital.

Risk management activities may materially adversely affect the return on the Ramius funds' investments if such activities do not effectively limit a fund's exposure to decreases in investment values or if such exposure is overestimated.

        When managing the Ramius funds' exposure to market risks, the relevant fund (or one of the funds invested in by the Ramius fund of funds platform) may use forward contracts, options, swaps, caps, collars and floors or pursue other strategies or use other forms of derivative financial instruments to limit its exposure to changes in the relative values of investments that may result from market developments, including changes in interest rates, currency exchange rates and asset prices. The success of such derivative transactions generally will depend on Ramius's (or the underlying fund manager's) ability to accurately predict market changes in a timely fashion, the degree of correlation between price movements of a derivative instrument, the position being hedged, and the creditworthiness of the counterparty and other factors. As a result, these transactions may result in poorer overall investment performance than if it had not been executed. Such transactions may also limit the opportunity for gain if the value of a hedged position increases. In addition, the degree of correlation between price movements of the instruments used in connection with hedging activities and price movements in a position being hedged may vary. For a variety of reasons, a perfect correlation between the instruments used in a hedging or other derivative transaction and the position being hedged may not be attained. An imperfect correlation could give rise to a loss. Also, it may not be possible to fully or perfectly limit exposure against all changes in the value of an investment because the value of an investment is likely to fluctuate as a result of a number of factors, some of which will be beyond Ramius's control or ability to hedge.

Fluctuations in currency exchange rates could materially affect Ramius's business, results of operations and financial condition.

        Ramius uses U.S. dollars as its reporting currency. Investments in Ramius funds and managed accounts are made in different currencies, including Euros, Pounds Sterling and Yen. In addition, Ramius funds and managed accounts hold investments denominated in many foreign currencies. To the extent that Ramius's revenues are based on assets under management denominated in such foreign currencies, Ramius's reported revenues may be significantly affected by the exchange rate of the U.S. dollar against these currencies. Typically, an increase in the exchange rate between U.S. dollars and these currencies will reduce the impact of revenues denominated in these currencies in Ramius's financial results. For example, management fee revenues derived from each Euro of assets under management denominated in Euros will decline in U.S. dollar terms if the value of the U.S. dollar appreciates against the Euro. In addition, the calculation of the amount of Ramius's assets under management is affected by exchange rate movements as assets under management denominated in foreign currencies are converted to U.S. dollars. Ramius also incurs a portion of its expenditures in currencies other than U.S. dollars. As a result, Ramius's business is subject to the effects of exchange rate fluctuations with respect to any currency conversions and Ramius's ability to hedge these risks and the cost of such hedging or Ramius's decision not to hedge could impact the performance of the Ramius funds and Ramius's business, results of operations or financial condition.

The due diligence process that Ramius undertakes in connection with investments by the Ramius funds may not reveal all facts that may be relevant in connection with making an investment.

        Before making investments, particularly investments in securities that are not publicly traded, Ramius endeavors to conduct a due diligence review of such investment that it deems reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, Ramius is often required to evaluate critical and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants, investment bankers and financial analysts may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, Ramius is limited to the resources available, including information provided by the target of the investment and, in some circumstances, third party investigations. The due diligence investigation that Ramius will carry out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful, which may adversely affect the performance of the Ramius funds and managed accounts and Ramius's ability to generate returns on its own invested capital from any such investment.

The Ramius real estate funds are subject to the risks inherent in the ownership and operation of real estate and the construction and development of real estate.

        Investments in the Ramius real estate funds are subject to the risks inherent in the ownership and operation of real estate and real estate-related businesses and assets. These risks include those associated with general and local economic conditions, changes in supply of and demand for competing properties in an area, changes in environmental and other laws, various uninsured or uninsurable risks, natural disasters, changes in real property tax rates, changes in interest rates, the reduced availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable, environmental liabilities, contingent liabilities on disposition of assets, terrorist attacks, war and other factors that are beyond Ramius's control. During 2008 and continuing in 2009, commercial real estate markets in the United States and Japan generally experienced major disruptions due to the unprecedented lack of available capital, in the form of either debt or equity, and declines in value as a result of the overall economic decline. As a result, transaction volume has dropped precipitously, negatively impacting the valuation and performance of the Ramius real estate funds significantly. Additionally, if the Ramius real estate funds acquire direct or indirect interests in undeveloped land or underdeveloped real property, which may often be non-income producing, they will be subject to the risks normally associated with such assets and development activities, including risks relating to the availability and timely receipt of zoning and other regulatory or environmental approvals, the cost and timely completion of construction (including risks beyond the control of Ramius fund, such as weather or labor conditions or material shortages) and the availability of both construction and permanent financing on favorable terms.

Ramius is subject to intense competition which may adversely affect its ability to attract and retain investors and investment professionals.

        The alternative investment management industry is extremely competitive. Competition includes numerous national, regional and local asset management firms and broker-dealers, commercial bank and thrift institutions, and other financial institutions. Many of these institutions offer products and services that are similar to, or compete with, those offered by us and have substantially more personnel and greater financial resources than Ramius does. The key areas for competition include historical investment performance, the ability to identify investment opportunities, the ability to attract and retain the best investment professionals and the quality of service provided to investors. Ramius's ability to compete may be adversely affected if it underperforms in comparison to relevant benchmarks, peer groups or competing asset managers. The competitive market environment may result in increased pressure on revenue margins, for example, by reduced management fee and incentive allocation percentages. Ramius's results of operations are dependent in part on its ability to maintain current fee levels for its products and services. In the current economic environment, many competing asset managers have experienced substantial declines in investment performance, increased redemptions, or counterparty exposures which impair their businesses. Some of these asset managers have reduced their fees in an attempt to avoid additional redemptions. Competition within the alternative investment management industry could lead to pressure on Ramius to reduce the fees that Ramius charges its clients for products and services. A failure to compete effectively in this environment may result in the loss of existing clients and business, and of opportunities to generate new business and grow assets under management, each of which could have a material adverse effect on Ramius's business, results of operations or financial condition. Furthermore, consolidation in the alternative investment management industry may accelerate, as many asset managers are unable to withstand the substantial declines in investment performance, increased redemptions, and other pressures impacting their businesses, including increased regulatory, compliance and control requirements. Some competitors may acquire or combine with other competitors. The combined business may have greater resources than Ramius does and may be able to compete more effectively against Ramius and acquire rapidly significant market share.

If Ramius or New Parent were deemed an "investment company" under the U.S. Investment Company Act, applicable restrictions could make it impractical for Ramius and New Parent to continue their respective businesses as contemplated and could have a material adverse effect on Ramius's and New Parent's businesses.

        A person will generally be deemed to be an "investment company" for purposes of the U.S. Investment Company Act of 1940, if:

  •
  it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

  •
  absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

        Ramius believes it is engaged primarily in the business of providing asset management and financial advisory services and not in the business of investing, reinvesting or trading in securities. Ramius also believes that the primary source of income from its business is properly characterized as income earned in exchange for the provision of services. Ramius is an alternative investment management company and does not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, Ramius does not believe that it is an "orthodox" investment company as defined in Section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above, or that New Parent is now or would be so characterized upon the completion of the transactions. Ramius also believes that upon the consummation of the transactions neither Ramius nor New Parent will be an inadvertent investment company by virtue of the 40% test in Section 3(a)(1)(C) of the Investment Company Act as described in the second bullet point above.

        The Investment Company Act and the rules thereunder contain detailed requirements for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit prohibited transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. Ramius intends to conduct its operations so that neither New Parent nor Ramius will be deemed to be an investment company under the Investment Company Act. If anything were to happen which would cause Ramius or New Parent to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on their respective capital structure, ability to transact business with affiliates (including subsidiaries) and ability to compensate key employees, could make it impractical for either Ramius or New Parent to continue their respective businesses as currently conducted, impair the agreements and arrangements between and among them, their subsidiaries and their senior personnel, or any combination thereof, and materially adversely affect their business, financial condition and results of operations. Accordingly, Ramius may be required to limit the amount of investments that it makes as a principal or otherwise conduct its business in a manner that does not subject Ramius or New Parent to the registration and other requirements of the Investment Company Act. Recently, legislation was proposed in the U.S. that would subject hedge funds and other private investment funds to increased SEC regulation and oversight by removing the exceptions from the definition of "investment company"

typically relied upon by such funds to avoid any of the requirements of the Investment Company Act and instead replacing them with exemptions from certain of the requirements of the Investment Company Act. Should this or similar legislation be adopted, the Ramius funds may become subject to additional registration, reporting and other requirements. As a result, compliance costs and burdens upon the Ramius business may increase and the additional requirements may constrain Ramius's ability to conduct its business as currently conducted, which may adversely affect Ramius's and New Parent's business, results of operations or financial condition.

Ramius and its funds may become subject to additional regulations which could increase the costs and burdens of compliance or impose additional restrictions which could have a material adverse effect on Ramius's business and the performance of the Ramius funds.

        Ramius may need to modify its strategies, businesses or operations, face increased constraints or incur additional costs in order to satisfy new regulatory requirements or to compete in a changed business environment. Ramius's business is subject to regulation by various regulatory authorities that are charged with protecting the interests of investors. The activities of certain Ramius entities are regulated primarily by the SEC, FINRA, and the National Futures Association, as well as various state agencies, within the United States and are also subject to regulation in the various other jurisdictions in which it operates, including the Financial Services Authority of the United Kingdom, the Financial Services Agency of Japan, the Securities and Futures Commission of Hong Kong, the German Federal Financial Supervisory Authority and the Commission of the Surveillance of the Financial Sector in Luxembourg. The activities of Ramius Securities LLC, Ramius Advisors LLC, Ramius Asia LLC, Ramius Fund of Funds Group LLC, Ramius Structured Credit Group LLC and RCG Starboard Advisors, LLC are all regulated by the SEC due to their registrations as U.S. investment advisors. In addition, Ramius funds and funds of funds business are subject to regulation in the jurisdictions in which they are organized. These and other regulators in these jurisdictions have broad regulatory powers dealing with all aspects of financial services including, among other things, the authority to make inquiries of companies regarding compliance with applicable regulations, to grant permits and to regulate marketing and sales practices and the maintenance of adequate financial resources. Ramius is also subject to applicable anti-money laundering regulations and net capital requirements in the jurisdictions in which it operates. Additionally, the regulatory environment in which Ramius operates frequently changes and has seen significant increased regulation in recent years and it is possible that this trend may continue. Ramius may be materially adversely affected as a result of new or revised legislation or regulations or by changes in the interpretation or enforcement of existing laws and regulations. Such additional regulation could, among other things, increase compliance costs or limit Ramius's ability to pursue investment opportunities and strategies.

        The regulatory environment continues to be turbulent as regulators globally respond to the financial crisis. There is an extraordinary volume of regulatory discussion papers, draft directives and proposals being issued globally and these initiatives are not always coordinated. The European Commission has issued a draft Directive on Alternative Investment Fund Managers, recommendations on directors' pay and pay for the financial services sector and proposals on packaged retail investment products. In addition, the Financial Services Authority of the United Kingdom has issued a discussion paper entitled "A Regulatory Response to the Global Banking Crisis" as well as undertaken an exercise to collect data to assess the systemic risk that hedge funds may or may not pose. The Bank of England is also collecting data on the systemic risk of hedge funds. Recent rulemaking by the SEC and other regulatory authorities outside the United States have imposed trading restrictions and reporting requirements on short selling, which have impacted certain of the investment strategies of the Ramius funds and managed accounts, and continued restrictions on or further regulations of short sales could negatively impact the performance of the Ramius funds and managed accounts.

Increased regulatory focus could result in regulation that may limit the manner in which Ramius and the Ramius funds invest and the types of investors that may invest in the Ramius funds, materially impacting Ramius's business.

        Ramius may be adversely affected if other new or revised legislation or regulations are enacted, or by changes in the interpretation or enforcement of existing rules and regulations imposed by the SEC, other U.S. or foreign governmental regulatory authorities or self-regulatory organizations that supervise the financial markets and their participants. Such changes could place limitations on the type of investor that can invest in alternative investment funds or on the conditions under which such investors may invest. Further, such changes may limit the scope of investing activities that may be undertaken by alternative investment managers as well as their funds. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become law. Compliance with any new laws or regulations could be difficult and expensive and affect the manner in which Ramius conducts business, which may adversely impact its results of operations and financial condition.

        Additionally, as a result of recent highly publicized financial scandals, investors, regulators and the general public have exhibited concerns over the integrity of both the U.S. financial markets and the regulatory oversight of these markets. As a result, the business environment in which Ramius operates is subject to heightened regulation. With respect to alternative investment management funds, in recent years, there has been debate in both U.S. and foreign governments about new rules or regulations, including increased oversight or taxation, in addition to the recently proposed Private Fund Transparency Act. As calls for additional regulation have increased, there may be a related increase in regulatory investigations of the trading and other investment activities of alternative investment management funds, including Ramius funds. Such investigations may impose additional expenses on Ramius, may require the attention of senior management and may result in fines if any of the Ramius funds are deemed to have violated any regulations.

Ramius's business may suffer as a result of loss of business from key investors.

        Ramius generates a significant proportion of its revenue from a small number of its largest clients. As of June 30, 2009, affiliates of HVB and BA Alpine Holdings, Inc. constituted Ramius's largest institutional investor representing approximately 10.6% of assets under management, with the five largest investors collectively contributing approximately 21.6% of assets under management. The loss of all or a substantial portion of the business provided by one or more of these investors would have a material impact on income derived from management fees and incentive allocations and consequently have a material adverse effect on Ramius's business, results of operations or financial condition.

Ramius depends on its founders and other key senior personnel and the loss of their services would have a material adverse effect on Ramius's business, results of operations and financial condition.

        Ramius depends on the efforts, skill, reputations and business contacts of its principals, Peter A. Cohen, Jeffrey M. Solomon, Morgan B. Stark and Thomas W. Strauss and other key senior personnel, the information and investment activity these individuals generate during the normal course of their activities and the synergies among the diverse fields of expertise and knowledge held by Ramius's founders and other professionals. Accordingly, Ramius's continued success will depend on the continued service of these individuals. Key senior personnel may leave Ramius in the future, and Ramius cannot predict the impact that the departure of any key senior personnel will have on Ramius's ability to achieve its investment and business objectives. The loss of the services of any of them could have a material adverse effect on Ramius's revenues, net income and cash flows and could harm Ramius's ability to maintain or grow assets under management in existing funds or raise additional funds in the future. Ramius has historically relied in part on the interests of certain of these professionals in a special allocation to Ramius's managing member to discourage them from leaving

Ramius's employ. However, in connection with the transactions, the special allocation will be terminated and will no longer act as incentive for them to continue to be employed at the combined company. Ramius's senior and other key personnel possess substantial experience and expertise and have strong business relationships with investors in its funds, clients and other members of the business community. As a result, the loss of these personnel could damage Ramius's relationships with investors in the Ramius funds and members of the business community and result in the reduction of assets under management or fewer investment opportunities.

Ramius is subject to third party litigation risk and regulatory risk which could result in significant liabilities and reputational harm which, in turn, could materially adversely affect its business, results of operations and financial condition.

        In general, Ramius is exposed to risk of litigation by its investors if the management of any Ramius fund is alleged to constitute negligence or dishonesty. Investors could sue to recover amounts lost by Ramius funds due to any alleged misconduct, up to the entire amount of the loss. Ramius may also be exposed to litigation by investors in the Ramius fund of funds platform for losses resulting from similar conduct at an underlying fund. Furthermore, Ramius may be subject to litigation arising from investor dissatisfaction with the performance of the Ramius funds (funds invested in by the Ramius fund of funds platform). In addition, Ramius is exposed to risks of litigation or investigation relating to transactions which presented conflicts of interest that were not properly addressed. In the majority of such actions Ramius would be obligated to bear legal, settlement and other costs, which may be in excess of any available insurance coverage. In addition, although Ramius is indemnified by the Ramius funds and funds invested in by the Ramius fund of funds platform, Ramius's rights to indemnification may be challenged. If Ramius is required to incur all or a portion of the costs arising out of litigation or investigations as a result of inadequate insurance proceeds, if any, or fails to obtain indemnification from its funds, Ramius's business, results of operations and financial condition could be materially adversely affected. In the Ramius funds, Ramius is exposed to the risk of litigation if the funds suffer catastrophic losses due to the failure of a particular investment strategy or due to the trading activity of an employee who has violated market rules or regulations. Any litigation arising in such circumstances is likely to be protracted, expensive and surrounded by circumstances which are materially damaging to Ramius's reputation and its business. In addition, Ramius faces the risk of litigation from investors in the Ramius funds if restrictions in such funds' organizational documents are violated.

Employee misconduct could harm Ramius by impairing its ability to attract and retain investors and subjecting Ramius to significant legal liability, reputational harm and the loss of revenue from Ramius's own invested capital.

        There is a risk that Ramius's employees or partners, or the managers of funds invested in by the Ramius fund of funds platform, could engage in misconduct that materially adversely affects Ramius's business, including a decrease in Ramius's returns of its own invested capital. Ramius is subject to a number of obligations and standards arising from its alternative investment management business and its authority over the assets managed by Ramius. The violation of these obligations and standards by any of Ramius's employees could materially adversely affect Ramius and its investors. Specifically, FINRA has notified Ramius that it intends to recommend an enforcement action against Ramius's broker-dealer pertaining to finder's fees which were paid by another party in connection with certain transactions executed by Ramius's former securities lending business in 2003 and 2004, in violation of marketplace rules. This matter is ongoing and Ramius is unable to determine what impact it may have on Ramius's business, if any. In addition, Ramius's business requires that Ramius properly deal with confidential matters of great significance to companies in which it may invest. If Ramius's employees were improperly to use or disclose confidential information, Ramius could suffer serious harm to its reputation, financial position and current and future business relationships. It is not always possible to detect or deter misconduct, and the extensive precautions Ramius takes to detect and prevent this activity may not be effective in all cases. If one of Ramius employees were to engage in misconduct or were to be accused of such misconduct, the business and reputation of Ramius could be materially adversely affected.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This document contains or incorporates by reference a number of forward-looking statements, including statements about the financial conditions, results of operations, earnings outlook and prospects of Cowen, Ramius and the potential combined company and may include statements for the period following the completion of the transactions. You can find many of these statements by looking for words such as "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," "potential," "possible" or other similar expressions.

        The forward-looking statements involve particular risks and uncertainties. The ability of either Cowen or Ramius to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include those set forth in the section titled "Risk Factors" beginning on page 23, as well as, among others, the following:

  •
  the failure to obtain approval of the transactions by Cowen's stockholders;

  •
  the effect of governmental regulations, including the possibility of unexpected delays in obtaining regulatory approvals;

  •
  the extent and duration of continued economic and market disruptions and governmental regulatory proposals to address these disruptions;

  •
  the risk that the transactions may fail to achieve beneficial synergies or may take longer than expected to do so;

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  the risk of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries and the impact of such consolidation on the existing respective customer bases of Cowen and Ramius;

  •
  delays associated with integrating Cowen and Ramius, including employees and operations, after the transactions are to be completed;

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  actions that may be taken by competitors, customers and suppliers of either Cowen or Ramius that may cause the transactions to be delayed or not completed;

  •
  decisions to restructure, divest or eliminate business units or otherwise change the business mix of either Cowen or Ramius; and

  •
  those factors discussed and identified in public filings with the SEC made by Cowen.

        Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document or the date of any document incorporated by reference in this document.

        All subsequent written and oral forward-looking statements concerning the transactions or other matters addressed in this document and attributable to Cowen or Ramius or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this document. Except to the extent required by applicable law or regulation, neither Cowen nor Ramius undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Prospective Financial Information

        The prospective financial information included in this document was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation, presentation of prospective financial information. The prospective financial information included in this document has been prepared by, and is the responsibility of, Cowen's management. PricewaterhouseCoopers LLP has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this document relates to Ramius's historical financial information. It does not extend to the prospective financial information and should not be read to do so.

        Neither Ramius nor Cowen assumes any responsibility for the accuracy of the accompanying prospective financial information or expresses any assurance with respect thereto.

 THE COWEN SPECIAL MEETING

        This section contains information about the special meeting of Cowen stockholders that has been called to consider and approve and adopt the transaction agreement and approve the issuance of New Parent Class A common stock to Ramius, and to consider and approve the Amended 2007 Equity and Incentive Plan.

        Together with this document you will be sent a notice of the special meeting and a form of proxy that is solicited by the Cowen Board of Directors. The special meeting will be held on October 30, 2009, at 10:00 a.m., local time, at 1221 Avenue of the Americas (2nd Floor Conference Room), New York, New York.

Matters to Be Considered

        The purpose of the special meeting is to vote on:

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  a proposal to approve and adopt the transaction agreement and approve the issuance of New Parent Class A common stock to Ramius as contemplated by the transaction agreement;

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  a proposal to approve the Amended 2007 Equity and Incentive Plan; and

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  a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.

Proxies

        Each copy of this document mailed to holders of Cowen common stock is accompanied by a form of proxy with instructions for voting by mail, by telephone or through the internet. If you hold stock in your name as a stockholder of record and are voting by mail, you should complete and return the proxy card accompanying this document to ensure that your vote is counted at the special meeting, or at any adjournment or postponement of the special meeting, regardless of whether or not you plan to attend the special meeting. You may also vote your shares by telephone or through the internet. Information and applicable deadlines for voting by telephone or through the internet are set forth in the enclosed proxy card instructions.

        If you hold your stock in street name through a bank, broker, trust company or other nominee, you must direct your bank, broker, trust company or other nominee to vote in accordance with the instructions you have received from your bank, broker, trust company or other nominee.

        If you hold stock in your name as a stockholder of record, you may revoke any proxy at any time before it is voted at the special meeting by signing and returning a proxy card with a later date by internet or telephone before the deadline stated on the proxy card, by delivering a proxy card with a later date or a written notice of revocation to Cowen's corporate secretary, which must be received by us before the time of the special meeting, or by voting in person at the special meeting.

        Any stockholder entitled to vote in person at the special meeting may vote in person regardless of whether or not a proxy has been previously given, but simply attending the special meeting will not constitute revocation of a previously given proxy.

        Written notices of revocation and other communications about revoking your proxy should be addressed to:

  Cowen Group, Inc.
  1221 Avenue of the Americas
  New York, New York 10020
  Attention: J. Kevin McCarthy, General Counsel and Corporate Secretary

        If your shares are held in street name by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.

        All shares represented by valid proxies that are received through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the internet or telephone. If you make no specification on your proxy card as to how you want your shares voted, your proxy will be voted "FOR" the approval and adoption of the transaction agreement and approval of the issuance of New Parent Class A common stock to Ramius, "FOR" the approval of the Amended 2007 Equity and Incentive Plan and "FOR" the adjournment of the special meeting, if necessary, to solicit additional proxies. According to the Cowen amended and restated by-laws, only such business that is specified in Cowen's notice of the meeting may be conducted at a special meeting of stockholders.

Solicitation of Proxies

        In accordance with the transaction agreement, Cowen will bear the entire cost of proxy solicitation for the Cowen special meeting, except that Cowen and Ramius will share equally all expenses incurred in connection with the filing of the registration statement of which this document forms a part with the SEC and the printing and mailing of this document. Cowen has made arrangements with Innisfree M&A Incorporated, a proxy solicitor, to assist Cowen in soliciting proxies, and will pay the proxy solicitor a customary fee for its services plus reasonable expenses for these services. If necessary, Cowen may use several of its regular employees, who will not be specially compensated, to solicit proxies from Cowen stockholders, either personally or by telephone, facsimile, letter or other electronic means. The Cowen employees may be associated persons of Cowen and Company, LLC, a FINRA member firm. Accordingly, FINRA may consider Cowen and Company, LLC to be participating in the proxy solicitation and thus to have a "conflict of interest" (as defined under FINRA Rule 2720) because Cowen and Company, LLC is under common control with New Parent. Cowen will also request that banks, brokers, and other record holders forward proxies and proxy material to the beneficial owners of Cowen common stock and secure their voting instructions and Cowen will provide customary reimbursement to such firms for the cost of forwarding these materials.

Record Date

        The close of business on September 24, 2009 has been fixed as the record date for determining the Cowen stockholders entitled to receive notice of and to vote at the special meeting. At that time, 15,043,922 shares of Cowen common stock were outstanding, held by approximately 1,946 holders of record.

Quorum

        To conduct voting at the special meeting, there must be a quorum. The proposal to approve and adopt the transaction agreement and approve the issuance of New Parent Class A common stock to Ramius and the proposal to approve the Amended 2007 Equity and Incentive Plan each have a quorum requirement, under the applicable NASDAQ rules and Cowen amended and restated by-laws, that the total votes cast represent a majority of outstanding votes entitled to be cast on such proposal. If you properly submit your proxy but abstain from voting on one or more of the proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum. If you are a stockholder of record and you do not submit your proxy and also do not vote by ballot at the special meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum. If you hold your shares in street name and do not submit voting instructions to your broker, bank, trust company or other nominee and your broker, bank, trust company or other nominee also does not vote your shares, your shares will not be counted as present at the meeting for the purpose of determining a quorum.

 Vote Required

        Each share of Cowen common stock outstanding on the record date entitles the holder to one vote on each matter to be voted upon by the stockholders at the special meeting. Each of the proposals has the following vote requirement in order to be approved:

  •
  approval and adoption of the transaction agreement and approval of the issuance of New Parent Class A common stock to Ramius requires the affirmative vote of a majority of the outstanding shares of Cowen common stock entitled to vote at the special meeting;

  •
  approval of the Amended 2007 Equity and Incentive Plan requires the affirmative vote of a majority of all shares of Cowen common stock present in person or represented by proxy at the special meeting and voting affirmatively or negatively on the proposal; and

  •
  approval of any necessary adjournment of the special meeting requires the affirmative vote of a majority of all shares of Cowen common stock present in person or represented by proxy at the special meeting and voting affirmatively or negatively on the proposal, even if less than a quorum.

        An abstention, failure to submit a proxy card or vote in person or broker non-vote will be treated as follows:

  •
  as a vote against the proposal to approve and adopt the transaction agreement and approve the issuance of New Parent Class A common stock to Ramius;

  •
  as neither a vote for or as a vote against the proposal to approve the Amended 2007 Equity and Incentive Plan; and

  •
  as neither a vote for or as a vote against the proposal to approve the adjournment of the special meeting.

        The Cowen Board of Directors urges Cowen stockholders to promptly vote by completing, dating and signing the accompanying proxy card and returning it promptly in the enclosed postage-paid envelope; calling the toll-free number listed in the proxy card instructions if voting by telephone; or accessing the internet site listed in the proxy card instructions if voting through the internet. If you hold your stock in street name through a bank or broker, please vote by following the voting instructions of your bank or broker.

        Stockholders will vote at the meeting by ballot. Votes cast at the meeting, in person or by proxy, will be tallied by Computershare, Cowen's inspector of election.

        As of the record date, directors and executive officers of Cowen, and its affiliates, had the right to vote 464,653 shares of Cowen common stock, or approximately 3.09% of the outstanding Cowen common shares entitled to vote at the special meeting. It is currently expected that each of these individuals will vote their shares of Cowen common stock in favor of the proposals to be presented at the special meeting, and several of the officers have agreed with Ramius to vote their shares in favor the proposal to approve and adopt the transaction agreement and approve the issuance of shares of New Parent Class A common stock to Ramius. See the section titled "Other Agreements Related to the Transactions—Voting Agreement" beginning on page 111 for a description of the terms of the voting agreement.

Recommendation of the Cowen Board of Directors

        The Cowen Board of Directors has unanimously approved the transaction agreement and the transactions it contemplates. The Cowen Board of Directors determined that the transaction agreement and the transactions contemplated by it are advisable and in the best interests of Cowen and its stockholders and unanimously recommends that you vote "FOR" the approval and adoption of the transaction agreement and approval of the issuance of New Parent Class A common stock to Ramius.

See the section titled "Proposal 1: The Transactions—Cowen's Reasons for the Transactions; Recommendation of Cowen Board of Directors" beginning on page 70 for a more detailed discussion of the Cowen Board of Directors' recommendation.

        The Cowen Board of Directors also has unanimously approved the Amended 2007 Equity and Incentive Plan. The Cowen Board of Directors determined that the Amended 2007 Equity and Incentive Plan is advisable and in the best interests of Cowen and its stockholders. The Cowen Board of Directors unanimously recommends that you vote "FOR" the approval of the Amended 2007 Equity and Incentive Plan. Approval of the Amended 2007 Equity and Incentive Plan is not a condition to closing of the transactions contemplated by the transaction agreement. In addition, if approved, the amendment will only become effective if and when the transactions are completed.

Attending the Meeting

        All holders of Cowen common stock, including stockholders of record and stockholders who hold their shares through banks, brokers or other nominee, are invited to attend the special meeting. Stockholders of record can vote in person at the special meeting. If you are not a stockholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership and you must bring a form of personal photo identification with you to be admitted. Cowen reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

 INFORMATION ABOUT THE COMPANIES

Cowen

        Cowen is an established provider of investment banking, equity research, sales and trading and alternative asset management services to companies and institutional investor clients. The company is a sector expert in secular growth industries, including the healthcare, technology, consumer, telecommunications, alternative energy and aerospace and defense sectors. As of June 30, 2009, Cowen had total consolidated assets of approximately $186 million and total Cowen Group, Inc. stockholders' equity of approximately $138 million. The principal executive offices of Cowen are located at 1221 Avenue of the Americas, New York, New York 10020, and its telephone number is (646) 562-1000.

        Additional information about Cowen and its subsidiaries is included in documents incorporated by reference in this document. See the section titled "Where You Can Find More Information" beginning on page 195.

Ramius

        Ramius is an alternative investment management firm founded in 1994 with over $7 billion of assets under management as of July 1, 2009. Ramius, through one of its subsidiaries, has been a registered investment adviser under the Investment Advisers Act since 1997 and operates through its offices in New York, London, Tokyo, Hong Kong, Munich and Luxembourg. Ramius's investment services and products include hedge funds, fund of funds, real estate and cash management. Its institutional investors include pension funds, insurance companies, banks, foundations and endowments, wealth management organizations and family offices. The principal executive offices of Ramius are located at 599 Lexington Avenue, New York, New York 10022, and its telephone number is (212) 845-7900.

        Ramius's hedge fund and fund of funds platforms have historically sought to deliver consistent, risk-adjusted returns throughout a market cycle (which Ramius generally views as an approximate three- to five-year investment horizon). In these platforms, Ramius seeks positive performance with minimal correlation to directional market indices. Risk-adjusted returns refer to positive returns with lower volatility as compared to traditional asset classes such as equities.

        Ramius believes that the following attributes are central to its business model and position it to capitalize on the opportunities Ramius believes should arise from changing industry conditions:

  •
  Ramius is a well established alternative investment manager with experienced senior leadership.  Once investors return to allocating capital to alternative investments, Ramius believes that they will likely gravitate toward more experienced managers with lengthy track records and a history of producing absolute returns.

  •
  Ramius has a diversified alternative investment platform.  Ramius offers investment expertise across strategies and platforms that allows it to cross-sell products. In Ramius's experience, larger institutions often favor consolidation of their manager relationships, preferring to deal with providers that can offer more than one investment product. Moreover, Ramius can offer customized solutions to fund of funds clients due to Ramius's in-house trading expertise.

  •
  Ramius has a strong institutional infrastructure.  Ramius has the operational capability to address, in a client-specific way, increasing investor needs for transparency, liquidity and customization.

  •
  Ramius's own capital has given the firm stability.  Ramius's own capital allows the firm to think and invest for the long term, and also enables Ramius to attract investment talent from within the industry due to its stability and culture.

        As part of the transactions, all of Ramius's assets (including its subsidiaries) will be transferred to Exchange Sub, a subsidiary of the newly formed holding company, with the exception of (i) $500,000 in cash which it is retaining in order to pay ongoing administrative expenses, such as audit fees, and (ii) any recovery in excess of $7.0 million from a pending arbitration Ramius had initiated against a securities underwriter. At the closing of the transactions, Exchange Sub will change its name to "Ramius LLC," and Ramius LLC will change its name to "RCG LLC" or another name that does not contain the word "Ramius." Immediately following the closing of the transactions, Exchange Sub will transfer to New Parent a portion of the investments previously held by Ramius.

  Ramius's Investment Services and Products

        Hedge Funds.    Ramius's hedge funds are focused on addressing the needs of institutional investors and high net worth individuals to preserve and grow allocated capital through a risk-averse, research intensive process. Ramius offers multi-strategy hedge funds, each of which attempts to employ a series of strategies with a focus on investments that offer low correlation to each other and to the return patterns of traditional assets such as equities and fixed income. Examples of the strategies included within Ramius's multi-strategy funds include: macro-trading, merger arbitrage and activist investments, hedged equity, convertible arbitrage, private convertibles, real estate, special situations and structured credit investments. Ramius also currently offers two single-strategy hedge funds, one focused on activist investing and another focused on credit investing.

        Fund of Funds.    A fund of funds offers investors the opportunity to invest in a private investment vehicle whose purpose is to invest in a group of underlying hedge funds or other alternative asset investment vehicles selected by the fund of funds investment manager. Ramius offers fund of funds investment products which invest in a number of alternative asset investment vehicles which are selected by Ramius and are not affiliated with Ramius with the goal of achieving consistent and stable returns to investors. Ramius has created a number of programs including long/short equity, global activist investing, diversified absolute return, concentrated multi-strategy as well as individual solutions based on hedging overlays and hedge fund replication, varying regulatory structures and other client-driven portfolio constraints. The fund of funds program employs evaluation procedures to determine the opportunity set for each strategy, sources appropriate institutional quality sub-managers with a history of longevity and stability, conducts detailed investment, operational, legal, financial and risk due diligence on each sub-manager, and utilizes qualitative and quantitative techniques to construct portfolios of those sub-managers. The resulting portfolio allocations are continuously analyzed and adjusted according to the outlook for each strategy and sub-manager. The Ramius fund of funds program invests with approximately 54 hedge fund managers and was first established in 1998. HVB currently owns 50% of the fund of funds business. In connection with the transactions, Merger Sub will acquire HVB's interest in the fund of funds business as described below in the section titled "Management's Discussion and Analysis—Changes in Connection with the Transactions—Fund of Funds Business."

        Real Estate Funds.    The Ramius real estate funds have focused on generating long-term returns through the structuring, ownership, management, financing and construction of all real estate property types since 1999. This approach attempts to focus on real estate fundamentals and potential market inefficiencies. As of June 30, 2009, Ramius's RCG Urban American Fund owned interests in and managed approximately 12,000 multi-family housing units in the New York metropolitan area. Ramius's RCG Longview Fund provides bridge senior/subordinated mortgages, mezzanine loans, and preferred equity through its debt fund series, makes equity investments through its equity fund and, as of June 30, 2009, the members of the general partners of these funds owned interests in and/or managed approximately 34,000 residential units and approximately 35 million square feet of commercial and retail space in 37 states. The general partners of Ramius's real estate funds are owned jointly by Ramius and third parties with Ramius's ownership interest in the general partners of the real estate funds ranging from 30% to 55%. Ramius does not possess unilateral control over any of these general partners.

        Cash Management and Mortgage Advisory.    Ramius's cash management business provides clients with investment guidelines for managing cash and establishes investment programs for managing their cash in separately managed accounts. Ramius's cash management products are focused on preserving principal, maintaining daily liquidity and maximizing returns for investors. Portfolios are separately managed according to each investor's investment guidelines and are held at a custodian. Investor cash and other short term fixed income assets are managed for corporate, municipal, not-for-profit and other institutional clients (including hedge funds). Ramius also provides mortgage advisory services where Ramius manages collateralized debt obligations (which we refer to as CDOs) held by investors and liquidates CDOs that were historically managed by others.

        Assets Under Management.    The following table sets forth Ramius's assets under management as of July 1, 2009 across Ramius's investment services and products:

Platform	Total Assets under Management		Primary Strategies
	(dollars in millions)
Hedge Funds	2,091	(3)	Multi-Strategy
			Single Strategy
Fund of Funds(1)	2,105		Ramius Multi-Strategy
			Ramius Vintage Multi-Strategy
			Ramius Customized Solutions
Real Estate(2)	1,628	(4)	Debt
			Equity
Other	1,570		Cash Management
			Mortgage Advisory
Total	$7,394

(1)
HVB currently owns 50% of the fund of funds business. In connection with the transactions, Merger Sub will acquire HVB's interest in the fund of funds business as described in the section titled "Management's Discussion and Analysis—Changes in Connection with the Transactions—Fund of Funds Business."

(2)
As discussed above, Ramius owns between 30% and 55% of the general partners in the real estate business. Ramius does not possess unilateral control over any of these general partners.

(3)
This amount includes Ramius's own invested capital.

(4)
This amount reflects committed capital.

New Parent

        LexingtonPark Parent Corp., a Delaware corporation, was jointly formed on June 1, 2009 in connection with the transactions and is owned by Cowen and Ramius. When the transactions are completed, New Parent will become the holding company of both Cowen and Exchange Sub, which will hold substantially all of the assets of Ramius and will have assumed substantially all of Ramius's liabilities. At completion of the transactions, New Parent will also change its name to "Cowen Group, Inc." The principal executive offices of New Parent are currently located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and its telephone number is (646) 562-1000. After completion of the transactions, the principal executive offices of New Parent will be in New York, New York.

        Cowen stockholders, Ramius and HVB (an affiliate of BA Alpine Holdings, Inc., a third party investor in Ramius) will receive New Parent Class A common stock in connection with the transactions and will become New Parent stockholders. Their rights as stockholders will be governed by the post-closing certificate of incorporation and by-laws of New Parent and the laws of the state of Delaware. The certificate of incorporation and by-laws that will govern New Parent after the transactions are completed will be substantially as set forth in Appendix D and Appendix E to this document, respectively. For information on how these documents differ from the current certificate of incorporation and by-laws governing Cowen, see the section titled "Comparison of Stockholders' Rights" beginning on page 136.

        New Parent has not, to date, conducted any material activities other than those incidental to its formation and the matters contemplated by the transaction agreement, including the formation of each of Merger Sub and Exchange Sub as wholly owned subsidiaries, and the preparation of this document and the registration statement of which it forms a part. New Parent does not intend to directly undertake any operating activities other than the management of its operating subsidiaries, which will be primarily engaged in financial services activities. After the closing of the transactions, the Ramius subsidiary is intended to undertake the primary alternative investment management activities of the combined company, and the Cowen subsidiary is intended to undertake the primary sales and trading and investment banking operations of the combined company. A common infrastructure is intended to support both subsidiaries. In connection with the management of its operating subsidiaries, New Parent will employ senior management personnel. Additionally, New Parent may hold its own investments and, immediately following the consummation of the transactions will hold certain of the limited partnership interests of Ramius Enterprise LP previously held by Ramius.

Merger Sub

        Lexington Merger Corp. is a Delaware corporation formed on June 1, 2009 and is a wholly owned subsidiary of New Parent. Merger Sub was formed solely for the purpose of completing the Cowen merger and the fund of funds asset exchange in connection with the transactions. At completion of the transactions, Merger Sub will merger with and into Cowen and Merger Sub will not survive the merger. The principal executive offices of Merger Sub are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

        Merger Sub has not, to date, conducted any material activities other than those incidental to its formation and the matters contemplated by the transaction agreement and the asset exchange agreement, and the preparation of this document and the registration statement of which it forms a part.

Exchange Sub

        Park Exchange LLC is a Delaware limited liability company formed on June 1, 2009 and is a wholly owned subsidiary of New Parent. At completion of the transactions, Exchange Sub will hold substantially all of the assets of Ramius and will have assumed substantially all of Ramius's liabilities. After completion of the transactions, Exchange Sub will change its name to "Ramius LLC." The principal executive offices of Exchange Sub are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

        Exchange Sub has not, to date, conducted any material activities other than those incidental to its formation and the matters contemplated by the transaction agreement, and the preparation of this document and the registration statement of which it forms a part.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2009, and for the fiscal year ended December 31, 2008, give effect to the transactions as if they were completed on January 1, 2008, and include all adjustments which give effect to the events that are directly attributable to the transactions, as long as the impact of such events are expected to continue and are factually supportable. The unaudited pro forma condensed combined statement of financial condition as of June 30, 2009 gives effect to the transactions as if they had been completed on June 30, 2009 and includes all adjustments which give effect to the events that are directly attributable to the transactions and that are factually supportable. The unaudited pro forma condensed combined financial data shown under this heading and the accompanying notes should be read together with:

  •
  the accompanying notes to the unaudited pro forma condensed combined financial statements;

  •
  the separate unaudited historical financial statements of Ramius as of and for the six months ended June 30, 2009 included elsewhere in this document;

  •
  the separate audited historical financial statements of Ramius as of and for the fiscal year ended December 31, 2008 included elsewhere in this document;

  •
  the separate unaudited historical financial statements of Cowen as of and for the six months ended June 30, 2009 contained in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, which are incorporated by reference into this document (see the section titled "Where You Can Find More Information" beginning on page 195); and

  •
  the separate audited historical financial statements of Cowen as of and for the fiscal year ended December 31, 2008 contained in its Annual Report on Form 10-K for the year ended December 31, 2008, which are incorporated by reference into this document (see the section titled "Where You Can Find More Information" beginning on page 195).

        In the transactions, a wholly owned subsidiary of New Parent will merge with and into Cowen, and Cowen common stockholders will have the right to receive one share of New Parent Class A common stock for each share of Cowen common stock that they own. In addition, a wholly owned subsidiary of New Parent will acquire substantially all of Ramius's assets and assume substantially all of Ramius's liabilities in exchange for the issuance to Ramius of 37,536,826 shares of New Parent Class A common stock.

        The transactions will be treated under the acquisition method for accounting purposes. In this case, the transaction will be accounted for as an acquisition by Ramius of Cowen. As such, Cowen's assets acquired and liabilities assumed will be recorded at their fair value. The fair value of New Parent securities to be issued to Cowen stockholders is the purchase consideration in the transactions. The purchase consideration for Cowen under the acquisition method will be based on the stock price of Cowen on the closing date of the transactions multiplied by the number of shares issued by New Parent to the Cowen stockholders. The preliminary allocation of the purchase price assumes a Cowen stock price of $6.95 per share (based on the closing stock price on August 10, 2009) and that 14,938,309 shares of Cowen stock are outstanding at the date of the completion of the transactions (currently based on the number of shares of Cowen common stock outstanding on June 30, 2009). Included in the 14,938,309 shares of Cowen stock are 11,880,468 freely tradable shares, 3,027,419 restricted shares and 30,422 shares underlying vested restricted stock units at the balance sheet date. The number of shares used to estimate the purchase price excludes 216,265 restricted shares at the balance sheet date that are not vesting as part of the transaction and are not effectively being purchased. Restricted shares, restricted share units and stock options of Cowen common stock at the effective time of the merger will be converted into restricted shares, restricted share units and stock options of New Parent stock on a one-for-one basis.

        In connection with the transactions, Merger Sub will also purchase from HVB (an affiliate of BA Alpine Holdings, Inc., a third party investor in Ramius) the 50% interest in the Ramius fund of funds business not currently owned by Ramius, in exchange for 2,713,882 shares of New Parent Class A common stock and approximately $10.4 million of additional consideration, which will be paid either with a promissory note or with cash. If paid in cash, the cash payment is expected to be made out of the proceeds of the new secured revolving credit agreement of New Parent from HVB AG (an affiliate of BA Alpine Holdings, Inc.). In accordance with SFAS No. 160, "Noncontrolling interests in Consolidated Financial Statements an amendment of ARB 51" (which we refer to as SFAS 160), the acquisition of the additional interest in the Ramius fund of funds business will be treated as a capital transaction and the difference between the fair value of the consideration paid and the carrying value of the non-controlling interest will be recognized in equity.

        The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

        The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles (which we refer to as GAAP) which are subject to change and interpretation. Ramius has been treated as the acquirer in the transactions for accounting purposes. The acquisition accounting is dependent on certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates, including the estimates of the purchase consideration and allocation of purchase price to Cowen's assets, including intangible assets, and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company's future results of operations and financial position.

        The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that New Parent may achieve as a result of the transactions, the costs to integrate the operations of Cowen and Ramius or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

 Unaudited Pro Forma Condensed Combined Statement of Financial Condition

At June 30, 2009

	Historical
			Pro Forma Adjustments
	Ramius	Cowen			New Parent
	(in thousands)
Assets
Cash and cash equivalents	$5,695	$82,035	$(46,818	)(a)	$40,912
Cash collateral pledged	6,948	—	—		6,948
Restricted cash pursuant to escrow agreement	—	5,222	—		5,222
Securities owned, at fair value	14,005	17,221	—		31,226
Other investments	17,429	16,288	—		33,717
Receivable from brokers, dealers and clearing brokers	16,333	18,149	—		34,482
Fees receivable	13,138	9,972	—		23,110
Due from related parties	21,095	5,818	—		26,913
Fixed assets, net	26,535	9,327	—		35,862
Goodwill	20,028	2,551	(2,551	)(b)	20,028
Intangible assets, net	390	223	16,777	(c)	17,390
Other assets	4,640	19,301	2,036	(d)	25,977
Consolidated Ramius Funds assets:
Cash and cash equivalents	4,063	—	—		4,063
Other investments, at fair value	552,753	—	—		552,753
Other assets	745	—	—		745

Total assets	703,797	186,107	(30,556)		859,348

Liabilities, Redeemable Equity and Equity
Securities sold, not yet purchased	—	17,719	—		17,719
Payable to brokers, dealers and clearing brokers	3,817	276	—		4,093
Compensation payable	17,665	9,005	3,160	(e)	29,830
Lines of credit	49,948	—	(24,948	)(f)	25,000
Fees payable	1,611	—	—		1,611
Due to related parties	13,257	—	—		13,257
Capital withdrawals payable	—	—	—		—
Accounts payable, accrued expenses and other liabilities	21,341	18,649	26,762	(g)	66,752
Bank overdraft	—	426	—		426
Consolidated Ramius Funds liabilities:
Capital withdrawals payable	27,601	—	—		27,601
Accounts payable, accrued expenses and other liabilities	1,050	—	—		1,050

Total liabilities	136,290	46,075	4,974		187,339

Redeemable members' equity	306,843	—	(306,843	)(h)	—
Redeemable noncontrolling interests	260,664	—	(13,849	)(i)	246,815

Total redeemable group equity	567,507	—	(320,692)		246,815

Equity
Stockholders' equity	—	138,392	285,162	(j)	423,554
Noncontrolling interests	—	1,640	—		1,640

Total equity	—	140,032	285,162		425,194

Total liabilities, redeemable group equity and equity	$703,797	$186,107	$(30,556)		$859,348

See accompanying notes to unaudited pro forma condensed combined financial statements.

 Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2009

	Historical
				Pro Forma Adjustments
	Ramius		Cowen			New Parent
	(in thousands, except per share data)
Revenues
Management fees	$22,434		$4,481	$—		$26,915
Interest and dividends	178		291	—		469
Reimbursement from affiliates	5,490		—	—		5,490
Investment banking	—		17,075	—		17,075
Brokerage	—		70,623	—		70,623
Other	1,688		1,048	—		2,736
Consolidated Ramius Funds and other	7,967		—	—		7,967

Total revenues	37,757		93,518	—		131,275

Operating expenses
Employee compensation and benefits	28,786		60,533	5,895	(k)	95,214
Interest and dividends	687		159	63	(l)	909
Professional, advisory and other fees	9,170		3,751	—		12,921
Communications	527		5,998	—		6,525
Occupancy and equipment	5,073		7,642	(1,939	)(m)	10,776
Floor brokerage and trade execution	—		6,230	—		6,230
Service fees	—		8,943	—		8,943
Depreciation and amortization	2,434		1,505	1,321	(n)	5,260
Client services, marketing and business development	3,313		5,263	—		8,576
Other	5,253		4,752	100	(o)	10,105
Consolidated Ramius Funds and other	6,520		—	—		6,520

Total expenses	61,763		104,776	5,440		171,979

Other income (loss)
Net loss on securities, derivatives and other investments	(3,976)		—	—		(3,976)
Consolidated Ramius Funds and other net realized and unrealized losses	5,912		—	—		5,912

Total other income	1,936		—	—		1,936

Loss before income taxes	(22,070)		(11,258)	(5,440)		(38,768)
Income tax benefit	(49)		(410)	—	(p)	(459)

Net loss	(22,021)		(10,848)	(5,440)		(38,309)
Less: Net income (loss) attributable to noncontrolling interests	3,989		104	(798	)(i)	3,295

Net loss attributable to stockholders and members	$(26,010)		$(10,952)	$(4,642)		$(41,604)

Pro forma Net Income (Loss) Per Share
Basic	$(0.69	)(q)	$(0.95)	NA		$(0.75	)(s)
Diluted	$(0.69	)(q)	$(0.95)	NA		$(0.75	)(s)
Pro forma Weighted Average Common Shares
Basic	37,537	(q)	11,531	6,121	(r)	55,189	(t)
Diluted	37,537	(q)	11,531	6,121	(r)	55,189	(t)

See accompanying notes to unaudited pro forma condensed combined financial statements.

 Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2008

	Historical
				Pro Forma Adjustments
	Ramius		Cowen			New Parent
	(in thousands, except per share data)
Revenues
Management fees	$70,818		$12,573	$—		$83,391
Interest and dividends	1,993		3,362	—		5,355
Reimbursement from affiliates	16,330		—	—		16,330
Investment banking	—		50,937	—		50,937
Brokerage	—		149,901	—		149,901
Other	6,853		551	—		7,404
Consolidated Ramius Funds and other	31,739		—	—		31,739

Total revenues	127,733		217,324	—		345,057

Operating expenses
Employee compensation and benefits	84,769		133,891	10,358	(k)	229,018
Interest and dividends	1,820		189	7	(l)	2,016
Professional, advisory and other fees	13,803		12,108	—		25,911
Communications	1,574		14,797	—		16,371
Occupancy and equipment	11,401		15,243	(3,878	)(m)	22,766
Floor brokerage and trade execution	—		10,864	—		10,864
Service fees	—		17,920	—		17,920
Depreciation and amortization	4,611		2,882	3,220	(n)	10,713
Client services, marketing and business development	8,647		12,709	—		21,356
Goodwill impairment	10,200		50,000	(50,000	)(u)	10,200
Other	13,000		11,545	200	(o)	24,745
Consolidated Ramius Funds and other	34,268		—	—		34,268

Total expenses	184,093		282,148	(40,093)		426,148

Other income (loss)
Net loss on securities, derivatives and other investments	(2,006)		—	—		(2,006)
Gain on exchange memberships	—		751	—		751
Consolidated Ramius Funds and other net realized and unrealized losses	(198,485)		—	—		(198,485)

Total other (loss) income	(200,491)		751	—		(199,740)

(Loss) income before income taxes	(256,851)		(64,073)	40,093		(280,831)
Income tax (benefit) provision	(1,301)		8,081	3,706	(p)	10,486

Net (loss) income	(255,550)		(72,154)	36,387		(291,317)
Less: Net (loss) gain attributable to noncontrolling interests	(113,786)		—	5,249	(i)	(108,537)

Net (loss) income attributable to stockholders and members	$(141,764)		$(72,154)	$31,138		$(182,780)

Pro forma Net Income (Loss) Per Share
Basic	$(3.78	)(q)	$(6.41)	NA		$(3.31	)(s)
Diluted	$(3.78	)(q)	$(6.41)	NA		$(3.31	)(s)
Pro forma Weighted Average Common Shares
Basic	37,537	(q)	11,254	6,398	(r)	55,189	(t)
Diluted	37,537	(q)	11,254	6,398	(r)	55,189	(t)

See accompanying notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements

Note 1—Basis of Presentation

        The unaudited pro forma condensed combined financial statements give effect to the business combination of Ramius and Cowen in a transaction to be accounted for using the acquisition method of accounting, with Ramius treated as the accounting acquirer, as if the acquisition of Cowen had been completed on January 1, 2008, for statement of operations purposes, and on June 30, 2009, for statement of financial condition purposes.

        The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been completed during the period or as of the dates for which the pro forma data is presented, nor is it necessarily indicative of the future operating results or financial position of New Parent.

        Ramius's estimated purchase price for Cowen has been allocated to the assets acquired and the liabilities assumed based upon management's preliminary estimate of their respective fair values as of the date of acquisition. Definitive allocations will be performed and finalized after the completion of the transactions. Accordingly, the purchase price allocation pro forma adjustments are preliminary, have been made solely for the purpose of providing unaudited pro forma condensed combined financial data and are subject to revision based on a final determination of fair value after the closing of the transactions.

        The accompanying unaudited pro forma condensed combined statements of operations do not include the impact of the following non-recurring items directly related to the transactions:

  •
  transaction costs in connection with the acquisition yet to be incurred which will continue to be expensed as incurred;

  •
  a non-cash bargain purchase gain created from the transaction, if any;

  •
  a charge for payment of $1.5 million to Mr. Malcolm at closing of the transaction in connection with his waiver of certain rights and entitlements contained in his existing employment agreement with Cowen; and

  •
  a non-cash credit representing unrecognized net deferred tax assets recorded upon Ramius changing its tax status from a partnership to a corporation.

        Certain reclassifications have been made to the Cowen historical balances in the unaudited pro forma condensed combined financial statements to conform to Ramius's presentation.

Note 2—Purchase Price

        For the purpose of preparing the accompanying unaudited pro forma condensed combined statement of financial condition as of June 30, 2009, management made the following assumptions:

  •
  Cowen stockholders exchanged their shares of Cowen common stock for the equivalent of 28.76% of New Parent Class A common stock issued and outstanding (which includes shares to be issued in conjunction with the transactions);

  •
  the estimated fair value of New Parent securities to be issued to Cowen stockholders was determined based on the closing market price of the Cowen common shares on August 10, 2009, and the estimated number of shares to be delivered at closing was based on the number of shares of Cowen common stock outstanding on June 30, 2009; and

Notes to Unaudited Pro Forma Combined Financial Statements (Continued)

Note 2—Purchase Price (Continued)

  •
  the fair value of outstanding Cowen stock options, which will immediately vest at the effective time of the transactions, has been attributed to pre-combination services and included in the consideration transferred.

        The estimated fair value of New Parent Class A common stock to be issued to Cowen stockholders in the transactions represents the purchase consideration in the transactions, which was computed as follows:

	(in thousands, except per share data)
Estimated number of Cowen common shares outstanding at closing:
Common float	11,880	(1)
Restricted shares	3,028	(2)
Restricted share units	30	(3)

Total estimated shares to be issued to Cowen stockholders	14,938
Estimated market price of Cowen common shares	$6.95	(4)

Estimated purchase price of Cowen common shares	$103,819

Add: Fair value of unvested restricted shares and options issued	1,509	(5)

Estimated purchase price	$105,328

    (1)
    Based on the trading float of Cowen's common shares on June 30, 2009.

    (2)
    Based on Cowen's unvested restricted shares outstanding on June 30, 2009. Excludes restricted shares that are not subject to accelerated vesting as a result of the transactions.

    (3)
    Based on Cowen's restricted share units outstanding on June 30, 2009.

    (4)
    The $6.95 share price used in calculating the estimated purchase consideration represents the closing share price of Cowen common stock on August 10, 2009. The actual purchase consideration will be based upon the actual closing market price per share of Cowen common stock on the closing date of the transactions. A $1.00 increase or decrease in the share price would increase or decrease, as applicable, the purchase consideration by approximately $15.3 million.

    (5)
    In connection with the transactions, each outstanding Cowen stock option will be exchanged for one stock option of New Parent. Each newly issued stock option will be fully vested upon issuance, and will have a strike price and expiration date equal to that of the original stock option. Cowen had 892,782 stock options outstanding as of June 30, 2009. The fair value of New Parent's stock option awards was estimated to be $0.6 million using an assumed fair value of Cowen's stock options based on a Black-Scholes valuation model. Also included in the $1.5 million is $0.9 million related to the fair value of pre-combination service on restricted shares that are not subject to accelerated vesting as a result of the transactions.

Notes to Unaudited Pro Forma Combined Financial Statements (Continued)

Note 2—Purchase Price (Continued)

        The following is a summary of the preliminary allocation of the purchase price as reflected in the unaudited pro forma combined statement of financial condition as of June 30, 2009:

	(in thousands)
Cash and cash equivalents	$82,035
Restricted cash pursuant to escrow agreement	5,222
Securities owned, at fair value	17,221
Receivable from brokers, dealers and clearing brokers	18,149
Fees receivable	9,972
Due from related parties	5,818
Other investments	16,288
Fixed assets, net	9,327
Intangible assets, net	17,000
Other assets	21,298
Securities sold, not yet purchased	(17,719)
Payable to brokers, dealers and clearing brokers	(276)
Compensation payable	(14,957)
Accounts payable, accrued expenses and other liabilities	(37,802)
Bank overdraft	(426)
Noncontrolling interest	(1,640)

Total net assets acquired	129,510
Bargain purchase gain on transactions	(24,182	)(1)

Total purchase price	$105,328

    (1)
    Represents the estimated bargain purchase gain on the transactions.

        Cowen believes that all of the acquired receivables and contractual amounts receivable as reflected above in the preliminary allocation of the purchase price are recorded at fair value and are expected to be collected in full, except for $0.4 million which was expected to be uncollectible.

        The noncontrolling interest in Cowen at the balance sheet date represents the noncontrolling equity interest in Cowen Healthcare Royalty Partners GP, LLC ("CHRP GP"), the general partner to Cowen Healthcare Royalty Partners (the "CHRP Fund"), and is recorded at fair value. CHRP GP's only significant asset is its investment in CHRP Fund, which invests principally in commercial-stage biopharmaceutical products and companies through the purchase of royalty or synthetic royalty interests and structured debt and equity instruments. The CHRP Fund follows industry practices for valuation techniques including discounted cash flows, Black-Scholes valuation models and sale price of recent transactions in the same or similar securities and significant inputs such as estimated future cash flows, discount rates, volatility and dividend yield to measure the fair value of the investments in the CHRP Fund.

        Based on the June 30, 2009 estimated purchase price allocation, the fair value of the net identifiable assets acquired and liabilities assumed of $129.5 million exceeded the fair value of the estimated purchase price of $105.3 million. As a result, New Parent would have recognized a bargain purchase gain of $24.2 million if the transaction had closed at that date. Cowen's share price has traded below its book value for a substantial part of the last 52 weeks, and as the purchase consideration is determined based on the stock price of Cowen at the closing date of the transactions, the preliminary purchase price allocations have resulted in a bargain purchase gain.

Notes to Unaudited Pro Forma Combined Financial Statements (Continued)

Note 3—Pro Forma Adjustments

  (a)
  Reflects the adjustments to cash as follows:

	(in thousands)
Net payment on credit lines	$(35,318	)(1)
Distributions	(9,000	)(2)
Payment to Mr. Malcolm	(1,500	)(3)
Credit agreement financing costs	(500	)(4)
Excluded cash	(500	)(5)

Total	$(46,818)

    (1)
    Represents a cash payment to retire $49.9 million drawn under an existing credit agreement and payment of $10.4 million related to the purchase of the remaining 50% interest in the Ramius fund of funds business, offset by the net effect of the issuance of a new facility of $25.0 million.

    (2)
    Represents $2.5 million of capital withdrawals to be made immediately prior to the closing of the transactions in connection with the satisfaction of tax obligations associated with the vesting of various partnership interests as a result of the transactions an aggregate of $6.5 million of capital withdrawals to be made immediately prior to the closing by Messrs. Cohen and Stark and BA Alpine Holdings, Inc., each of which will result in a reduction of the members' equity of Ramius. See Note 3(j).

    (3)
    Represents a cash payment of $1.5 million to be made to Mr. Malcolm at closing. This payment will be made pursuant to the terms of Mr. Malcolm's new employment agreement. The payment amount relates to Mr. Malcolm's waiver of certain change in control rights and potential payments under his existing employment agreement with Cowen.

    (4)
    Represents a cash payment for financing costs related to the retirement of Ramius's existing credit facility and borrowings under the New Parent credit agreement of $25.0 million. The $0.5 million financing cost will be capitalized and amortized over the life of the new credit facility, approximately two years.

    (5)
    Represents the cash amount of Ramius's excluded assets, which Ramius is retaining in order to pay ongoing operating expenses, such as audit fees.

  (b)
  Represents the adjustment to eliminate Cowen's historical goodwill. The transactions are expected to result in negative goodwill of $24.2 million which will be recognized as a gain upon the closing of the transactions.

  (c)
  As of June 30, 2009, the estimated fair value of Cowen's intangible assets (other than goodwill) is $17.0 million (representing a $16.8 million increase in value over Cowen's

Notes to Unaudited Pro Forma Combined Financial Statements (Continued)

Note 3—Pro Forma Adjustments (Continued)

    historical intangible assets). The preliminary allocations included in the unaudited pro forma combined financial data are as follows:

Intangible Asset Class	Estimated Intangible Assets Acquired	Estimated Average Remaining Useful Lives
	(in thousands)	(years)
Trade name and trademarks	$10,500	10
Customer relationships	5,600	4
Customer backlog	900	2

Total intangible assets	$17,000

  (d)
  Adjustments to other assets are comprised of:

	(in thousands)
Deferred taxes	1,633	(1)
Credit facility financing costs	500	(2)
Exchange memberships mark-down	(97	)(3)

Total	$2,036

    (1)
    Represents a $1.6 million net increase related to (a) the adjustments in deferred tax assets and current taxes receivable stemming from the pro forma adjustments made to loss before taxes, (b) a net deferred tax asset established following the change in tax status of Ramius from a partnership to a corporation as a result of the transactions, and (c) a full valuation allowance recognized against the Ramius deferred tax assets.

    (2)
    Represents a cash payment of $0.5 million for financing costs related to the retirement of Ramius's existing credit facility and borrowings under the New Parent credit agreement of $25.0 million. The $0.5 million financing cost will be capitalized and amortized over the life of the new credit agreement, approximately two years.

    (3)
    Represents an adjustment to Cowen's exchange memberships included in other assets, which have historically been carried at cost. This adjustment represents the estimated $0.1 million mark-down to fair value on those memberships.

  (e)
  Reflects accelerated vesting of $6.0 million of deferred cash awards granted to certain of Cowen's employees due to change in control provisions in the relevant deferred cash award agreements that would be triggered by the transactions. The actual payments under the deferred cash awards will occur on the vesting schedule in such agreements (one third on each of May 15, 2010, 2011 and 2012). This amount is partially offset by $2.8 million, representing the previously accrued portion of Ramius partnership awards that will vest as a result of the transactions. Upon vesting of these partnership interests, the existing liability related to the unvested balances will be reclassified to members' capital, net of any cash payments made to the employee to satisfy tax obligations.

  (f)
  Reflects the retirement of amounts drawn under Ramius's existing credit facility of $49.9 million and borrowings under the New Parent credit agreement of $25.0 million.

Notes to Unaudited Pro Forma Combined Financial Statements (Continued)

Note 3—Pro Forma Adjustments (Continued)

  (g)
  Reflects adjustments to accounts payable, accrued expenses and other liabilities as follows:

	(in thousands)
Unfavorable lease liability	17,059	(1)
Contingent investment banking fees	7,300	(2)
Deferred and non-income based taxes	2,403	(3)

Total	$26,762

    (1)
    Represents an estimated net impact of an unfavorable lease liability of $18.0 million related to certain of Cowen's real estate leases that are at higher than market rates at June 30, 2009, partially offset by the removal of a previously existing rent reserve of $0.9 million.

    (2)
    Represents Ramius's and Cowen's estimated contingent investment banking fees. The non-contingent portion of the transaction costs of approximately $9.0 million is being expensed as incurred.

    (3)
    Represents an increase to other liabilities related to the adjustment of deferred tax liabilities stemming from the pro forma adjustments made to loss before taxes and an adjustment for non-income based taxes.

  (h)
  Reflects Ramius's contribution of historical redeemable members' equity to the equity of New Parent.

  (i)
  Reflects the adjustment to remove the 50% noncontrolling interest in the Ramius fund of funds business that will be acquired by the combined entity as part of the transactions.

  (j)
  Reflects the adjustments to total stockholders' equity as follows:

	(in thousands)
Estimated purchase consideration paid for Cowen	$105,328	(1)
Historical stockholders' equity of Cowen	(138,392	)(2)
Ramius's contributed equity	306,843	(3)
Dividend to Ramius's members and employees	(9,000	)(4)
Impact of Ramius's change of control vesting	2,792	(5)
Excluded cash	(500	)(6)
Ramius Fund of Funds Group LLC capital effect	3,479	(7)
Payment to Mr. Malcolm	(1,500	)(8)
Estimated contingent investment banking fees	(7,300	)(9)
Deferred tax and non-income based tax adjustments	(770	)(10)
Estimated bargain purchase gain ("negative goodwill") on transactions	24,182	(11)

Total	$285,162

    (1)
    Represents the estimated purchase consideration paid to Cowen stockholders in the transactions.

    (2)
    Represents the elimination of the historical equity of Cowen.

Notes to Unaudited Pro Forma Combined Financial Statements (Continued)

Note 3—Pro Forma Adjustments (Continued)

    (3)
    Represents Ramius's contribution of historical redeemable members' equity to the equity of New Parent.

    (4)
    Represents Ramius cash excluded from the transactions (treated as a reduction of Ramius's historical members' capital contributed). Immediately prior to closing of the transactions, $2.5 million of capital withdrawals will be made in connection with the satisfaction of tax obligations associated with the vesting of various partnership interests as a result of the transactions and an aggregate of $6.5 million of capital withdrawals by Messrs. Cohen and Stark and BA Alpine Holdings, Inc.

    (5)
    Represents the amount of compensation liability of Ramius associated with partnership interest awards that will be reclassified to equity as a result of vesting caused by the transactions.

    (6)
    Represents the cash amount of Ramius's excluded assets which Ramius is retaining in order to pay ongoing operating expenses, such as audit fees.

    (7)
    Represents the issuance of common shares for the purchase of the remaining 50% of the fund of funds business, and the equity effect of that purchase to be accounted for under SFAS 160 as follows:

	(in thousands)
Fair value of shares issued for purchase	$18,861	(a)
Equity effect of purchase	(15,382	)(b)

Net impact on stockholders' equity	$3,479

      (a)
      Based on the estimated Cowen share price of $6.95 multiplied by the 2,713,882 shares to be issued to HVB.

      (b)
      Represents the excess of the estimated purchase consideration over the carrying value of the noncontrolling interest. This amount is treated as a capital transaction and debited to equity (as opposed to goodwill) in accordance with SFAS 160, as Ramius already owned a controlling interest in the fund of funds business. The calculation of the excess is as follows:

(in thousands)
Fair value of shares issued	$18,861
Cash consideration paid	10,370

Total purchase consideration	29,231
Less: Carrying value of 50% noncontrolling interest purchased	(13,849)

Excess of purchase consideration over carrying value of noncontrolling interest purchased	$15,382

    (8)
    Represents a cash payment of $1.5 million to be made to Mr. Malcolm at closing. This payment will be made pursuant to the terms of Mr. Malcolm's new employment agreement. The payment amount relates to Mr. Malcolm's waiver of certain change in control rights and potential payments under his existing employment agreement with Cowen.

Notes to Unaudited Pro Forma Combined Financial Statements (Continued)

Note 3—Pro Forma Adjustments (Continued)

    (9)
    Reflects Ramius's and Cowen's estimated contingent investment banking fees of $7.3 million. The non-contingent portion of the costs of approximately $9.0 million is being expensed as incurred.

    (10)
    Represents (a) the adjustments to deferred tax assets and current taxes receivable stemming from the pro forma adjustments made to loss before taxes, (b) a net deferred tax asset established following the change in tax status of Ramius from a partnership to a corporation as a result of the transactions, (c) a full valuation allowance recognized against the Ramius deferred tax assets and an adjustment for non-income based taxes.

    (11)
    Represents the estimated bargain purchase gain ("negative goodwill") under the acquisition method, which would be recognized as a day one gain of the combined entity.

  (k)
  Reflects the amortization of compensation expenses resulting from a one-time award of $25.0 million in equity to certain key employees of Ramius in connection with the transactions. This award will vest over a three-year period, with 50% of the awards vesting on each of the second and third anniversaries of the closing of the transactions. New Parent will recognize the award as compensation expense each year in relation to the services received over the requisite service period pursuant to Financial Accounting Standards Board Interpretation No. 28. Also reflects an adjustment to the base compensation and stock based compensation of two employees who entered into new employment agreements in connection with the transactions.

  (l)
  Reflects the removal of interest expense related to the existing credit line that will be retired as part of the transactions, partially offset by the interest expense on the New Parent credit agreement. The interest rate on the new credit lines is based on the three-month LIBOR rate plus 350 basis points. The three-month LIBOR rate used is the actual rate at June 30, 2009. For each 0.125% increase or decrease in interest rates, interest expense would increase or decrease, respectively, by approximately $31,000.

  (m)
  Reflects amortization of the unfavorable lease obligation described in (g) above over the remaining lease terms.

  (n)
  Reflects amortization expense related to the estimated intangible assets recognized in connection with the transactions, less the historical intangible asset amortization actually recognized for the period.

  (o)
  Reflects an adjustment for non-income-based taxes.

  (p)
  Reflects the impact on current and deferred taxes of pro forma adjustments made to loss before taxes and the corresponding effect on the valuation allowance already recorded by Cowen and Ramius.

  (q)
  Ramius's historical pro forma EPS has been calculated assuming the 37,536,826 shares of New Parent Class A common stock that Ramius will receive upon closing of the transactions were outstanding from the beginning of the period. Cowen's EPS represents the actual results reported for that period.

  (r)
  Reflects the adjustment necessary to arrive at the shares outstanding assuming the transactions closed at the beginning of the periods presented. Primarily represents shares issued to HVB

Notes to Unaudited Pro Forma Combined Financial Statements (Continued)

Note 3—Pro Forma Adjustments (Continued)

    for the acquisition of the remaining interest in the fund of funds business and Cowen restricted share holders whose awards vest upon closing. See (t) below for further explanation.

  (s)
  Reflects the pro forma net loss for New Parent divided by the pro forma weighted average shares outstanding for New Parent.

  (t)
  Reflects the total shares of New Parent to be issued in connection with the transactions. As the unaudited pro forma combined statements of operations assume that the transactions occurred as of the beginning of the period presented, all 55,189,000 shares of New Parent Class A common stock are assumed to be outstanding for the entire period for the pro forma net loss per share calculation of New Parent. No adjustments have been made for the dilutive effects as the effects of outstanding restricted stock and awards would be anti-dilutive.

  (u)
  Reflects an adjustment to remove the $50.0 million historical goodwill impairment charge of Cowen. Had the transactions been completed at the beginning of the period presented, the historical goodwill of Cowen would have been eliminated as part of the purchase price allocation.

PROPOSAL 1: THE TRANSACTIONS

Background of the Transactions

        The Cowen Board of Directors has periodically met with senior management of Cowen to discuss and review potential strategic directions for the company in light of the company's financial performance, developments in the financial services industry and the competitive landscape and markets in which Cowen operates. These meetings have included a review of Cowen's business and key issues and challenges faced by it, and possible strategic directions available to Cowen and the potential impact on stockholder value, including, from time to time, hypothetical acquisitions or business combinations involving various other firms in the financial services industry. In December 2008, Cowen received an unsolicited public acquisition proposal from a small financial services firm. The Cowen Board of Directors considered the proposal and concluded that such a transaction would not enhance stockholder value and had no strategic rationale. Subsequently, the financial services firm withdrew its proposal.

        From time to time over the last year, Cowen received other unsolicited inquiries and proposals for a variety of potential transactions ranging from minority investments, joint ventures, sales of the company and other extraordinary transactions. None of these approaches were determined to be an attractive option for Cowen and its stockholders and Cowen did not pursue any of these unsolicited approaches nor did the Board or senior management of Cowen engage in discussions with these third parties with a view towards effecting a business combination. None of these transactions were considered to be competitive with the proposed transactions with Ramius nor were they a factor towards the decision to pursue the transaction agreement with Ramius.

        In early January 2009, Mr. Malcolm (President and Chief Executive Officer of Cowen) was contacted by Mr. Solomon (a Managing Member of Ramius) requesting a meeting. Mr. Malcolm conferred with Mr. Toffolon (Chairman of the Cowen Board of Directors) regarding the request, and it was decided that Mr. Malcolm should meet with Mr. Solomon.

        On January 13, 2009, Messrs. Malcolm, White (Vice President of Cowen), Solomon and Chaikin (a Managing Director of Ramius) met. At this meeting, Ramius suggested that Cowen consider a business combination with Ramius and the parties discussed the strategic benefits of a combination based on several factors, including Ramius's strategies, competitive position and prospects, the track record of Cowen and its senior management team and an apparent fit between the people and cultures and the complementary operations of the two firms. The parties discussed the use of a structure in which Ramius would merge with and into Cowen. The parties discussed that it would be difficult to agree on traditional valuation metrics given the relative nature of the businesses of the two companies and the current economic environment, and Ramius first proposed an exchange ratio based on the relative book values of the two companies. Later that same day, Mr. Malcolm apprised Messrs. Conner (Chief Financial Officer of Cowen), O'Donoghue (Head of Equities at Cowen and Company), Meltzer (Head of Investment Banking at Cowen and Company), Tarasoff (Head of Research at Cowen and Company). McCarthy (General Counsel of Cowen) and Ryles (Vice Chairman of Cowen and Company) and Mr. Toffolon of these discussions, although no decision was made to pursue any business combination at that time.

        On January 20, 2009, Mr. Malcolm had dinner with Mr. Solomon where issues related to the integration of the Cowen and Ramius management teams were discussed. Mr. Solomon proposed that Mr. Malcolm and Mr. Toffolon meet with Mr. Cohen (Founder and Managing Member of Ramius) to further discuss these issues. The following day, Mr. Malcolm spoke with Mr. Toffolon and other members of senior management of Cowen. It was determined, based on the fact that management of Cowen was currently focused on completing its 2008 year-end activities, and the fact that the public offer to purchase Cowen from the small financial services firm remained outstanding, that Cowen management should not pursue a business combination with Ramius at that time. Mr. Malcolm called

Mr. Solomon on February 3, 2009 and informed him of Cowen's decision, and told Mr. Solomon to call him back in a month if he wished to do so.

        In early March 2009, Mr. Solomon telephoned Mr. Malcolm to request a meeting. Since the small financial services firm had publicly withdrawn its offer to purchase Cowen in late February, and since Cowen management had substantially completed its year-end activities, Mr. Malcolm agreed to meet with Mr. Solomon and the parties arranged to meet in New York City on March 6, 2009.

        On March 6, 2009, Messrs. Malcolm and White met with Mr. Solomon to revisit the topics previously discussed in January, including an exchange ratio based on relative book values of the companies. The parties again discussed and confirmed their shared view that traditional valuation metrics were not suitable for this transaction. The parties agreed to continue the discussion at a meeting between Mr. Cohen and Messrs. Malcolm and Toffolon.

        On March 16, Messrs. Cohen and Solomon met with Messrs. Malcolm and Toffolon to discuss their respective views for a combined company. The parties discussed possible synergies, potential structure and management of the combined entity and composition of the board of the combined entity. In particular, it was discussed that a top-level management committee would collectively manage and supervise the combined entity, but that the asset management business of Ramius and the broker-dealer business of Cowen would be managed and supervised separately. In addition, the parties discussed using Cowen's name for the combined company's broker-dealer operations, and using the Ramius name in conjunction with the asset management, hedge fund and real estate businesses.

        On March 18, 2009, Mr. Solomon telephoned Mr. Malcolm to suggest that Mr. Malcolm come to the offices of Ramius in order to meet with additional members of Ramius management. Mr. Malcolm visited the Ramius offices in New York on March 23, 2009 and met with Messrs. Strauss (Managing Member of Ramius) and Stark (Managing Member of Ramius) and other members of senior management.

        On March 24, 2009, Mr. Malcolm reported the status of his discussions with Ramius to the Cowen Board of Directors, including describing the potential terms of the transaction as had been discussed at the March 6 and the March 16 meetings described above, and told the Board about his trip to the Ramius offices on March 18 and whom he met with during his visit. Although no conclusion was reached that Cowen should pursue any particular strategic alternative, Mr. Malcolm was authorized by the Cowen Board of Directors to engage in further discussions with Ramius. The Cowen Board of Directors also approved the engagement of Sandler O'Neill as the company's financial advisor with respect to the potential transaction. Senior management of Cowen also engaged Wachtell, Lipton, Rosen & Katz, its regular outside counsel, and advised them that it was pursuing a potential transaction with Ramius, and arrangements were discussed to facilitate mutual due diligence and management discussions between the parties.

        On March 25, 2009, Cowen and Ramius entered into a confidentiality agreement and determined to hold presentations of their respective managements the following week. The parties began internally preparing their respective management presentations and due diligence request lists. The parties exchanged initial due diligence requests the following week, and on April 1, 2009 senior management of the firms met in New York, New York for a social dinner.

        On April 3, 2009, Messrs. Malcolm, White, Toffolon, Conner, O'Donoghue, Meltzer, Tarasoff and Ryles met with Messrs. Cohen, Solomon, Stark, Strauss, Smith (Partner of Ramius), Boxer (Partner of Ramius), Goracy (Partner of Ramius) and Lasota (Chief Financial Officer of Ramius) and Ms. Ogilvie (Partner and Chief Operating Officer of Ramius) for mutual management presentations, where each party gave the other a high level overview of its businesses, including financial performance, strategies, management structure and infrastructure. Representatives from Sandler O'Neill and Credit Suisse

(financial advisor to Ramius) were also present. The parties agreed that next steps would be to hold smaller group diligence presentations the following week.

        On April 7, 2009, April 8, 2009 and April 9, 2009, the parties held small group diligence sessions, which focused on (i) budget and financials; (ii) brokerage and research; (iii) infrastructure; (iv) internal fund management; (v) fund-of funds, (vi) real estate; and (vii) investment banking. The parties also met with Wachtell, Lipton, Rosen & Katz and Willkie Farr & Gallagher LLP (counsel to Ramius) to discuss potential transaction structures on April 9, 2009.

        During the week of April 13, 2009, Wachtell, Lipton, Rosen & Katz and Willkie Farr & Gallagher LLP began discussing the terms of a potential definitive transaction agreement and exchanged draft agreements. The parties also continued to conduct due diligence. That same week, Ramius obtained the consent of Cowen to speak with BA Alpine Holdings, Inc., a third party investor in Ramius, and its affiliates, concerning the transactions.

        On April 14, 2009, Cowen held a regularly scheduled meeting of its Board of Directors. At this meeting, Sandler O'Neill presented an update on the due diligence of Ramius conducted to date.

        During the week of April 20, 2009, the parties continued conducting due diligence and exchanged several drafts of the transaction agreement. The main issues discussed amongst the parties included the structure and tax consequences of the transaction, the terms related to termination of the transaction agreement and related fees and expenses and the representations and warranties of the respective parties.

        During the week of April 27, 2009, the parties continued diligence, including conducting accounting diligence and diligence by Cowen and its advisors related to Ramius's relationship with Bank Austria and its affiliates, and continued negotiating the transaction agreement (as well as the terms of the asset exchange agreement and other related agreements). Cowen and Ramius discussed whether the exchange ratio should be based on the relative book values of the companies as of December 31, 2008 or as of March 31, 2009. As the audit of Ramius's 2008 year-end financial statements was not complete at this time, Cowen and Ramius also discussed, if they determined to use the year end book values, potentially including a provision in the transaction agreement where the exchange ratio would be "trued-up" after the execution of the transaction agreement to the extent that the book value for Ramius contained in Ramius's audited 2008 financial statements differed from the book value contained in the 2008 unaudited financial statements. The parties also discussed possible adjustments to book value for purposes of calculating the exchange ratio, including adjustments for a pending arbitration Ramius had initiated against a securities underwriter, the value of the 50% interest in Ramius's fund of funds business that Ramius was planning to purchase from HVB, distributions to be made to Ramius's members prior to closing and the forgiveness of Cowen's outstanding forgivable loans.

        At a meeting of the Board of Directors held on May 4, 2009, Sandler O'Neill and senior management of Cowen presented their due diligence findings to date. The due diligence presented included an overview of the overall business of Ramius and of each distinct Ramius product offering (consisting of its hedge fund, fund of funds, real estate and cash management), and also of Ramius's infrastructure and management team. Sandler O'Neill also presented its findings and analysis related to the historical financial performance and earnings projections of Ramius as provided by Ramius management, and reviewed with the Board of Directors the performance of firms that Sandler O'Neill determined were comparable to Ramius. Sandler O'Neill also presented the Board of Directors with a preliminary pro forma analysis of the combined company. Based on the diligence conducted to date, Sandler O'Neill presented its preliminary financial analysis to the Board of Directors, concluding that if the transaction consideration was to be determined based on the 2008 year-end book values for the respective companies, assuming, among other things, that Ramius's audited 2008 book value did not differ from its unaudited book value and using the then-current trading value of Cowen common stock, that the transaction consideration would likely value Cowen common stock at a premium to its current trading range. Wachtell, Lipton, Rosen & Katz also updated the Board of Directors as to the current status of the negotiations of the definitive agreements relating to the transactions. The Board of Directors determined, based on the information presented by management and its advisors, that it wished to continue to perform diligence on and conduct negotiations with Ramius and its advisors.

        During the next several weeks, Ramius negotiated the terms of the asset exchange agreement and related documents with HVB, an affiliate of BA Alpine Holdings, Inc. Over this time period, Cowen and Ramius held several calls and conducted diligence related to, among other items, Ramius's real estate business.

        During the week of May 25, 2009, Messrs. Malcolm and White had a telephone conference with Messrs. Cohen and Solomon to further discuss possible adjustments to book value for purposes of calculating the exchange ratio. The parties agreed that Ramius would transfer all of its assets to the new combined company other than a de minimus amount of cash in order to pay ongoing administrative expenses and any recovery in excess of an amount to be agreed upon by the parties from Ramius's pending arbitration against a securities underwriter. Cowen and Ramius also agreed to use the relative book values as of December 31, 2008 to calculate the exchange ratio and to make adjustments to Ramius's book value for the purchase by Ramius of the 50% interest in the fund of funds business from HVB and for distributions to be made to Ramius's members prior to closing and to Cowen's book value for an anticipated payment to a senior executive.

        On May 28, 2009, a telephonic meeting of the Cowen Board of Directors was held at which Sandler O'Neill presented to the Board of Directors an update on the status of the due diligence process, including the due diligence related to Ramius's real estate business. The additional real estate due diligence presented to the Board of Directors included a description of the investment philosophy of the Ramius real estate funds, the number and type of holdings, the total equity or debt commitments, the amount of funded versus unfunded capital, any associated credit facilities and an overview of the investor base for each of the real estate funds. Sandler O'Neill also reviewed with the Board of Directors Ramius's valuation methodology and the independent mark-to-market valuations for the funds as provided by Ramius. The Board of Directors concluded based on the information presented by Sandler O'Neill that it did not require any additional information to evaluate the Ramius real estate business and the risks associated with that business in order to inform its overall decision of whether or not to approve the transactions.

        On May 29, 2009, Messrs. Malcolm, White and McCarthy met with Messrs. Solomon, Chaikin and Littman (General Counsel of Ramius) to discuss the open issues that remained in the transaction agreement and other related agreements. Representatives from Sandler O'Neill, Credit Suisse, Wachtell, Lipton, Rosen & Katz and Willkie Farr & Gallagher LLP were also present. The main issues discussed were whether the consummation of the transaction would be conditioned on the transaction being tax-free to Ramius's members, the termination related provisions in the transaction agreement and the associated fees and expense related issues. It was agreed at this meeting that there would be no need for the previously discussed "true-up" related to the exchange ratio, as the audit of Ramius's 2008 financial statements was complete.

        On May 30, 2009, the parties reached an understanding that substantially all of the assets and liabilities of Ramius would be exchanged for common stock of the combined company at an exchange ratio of 2.4776, for a total of 40,250,708 shares issued, calculated using year-end book values for 2008 (with agreed upon adjustments). This included the shares to be issued to HVB in exchange for the remaining 50% interest in Ramius's fund of funds business not currently owned by Ramius. The parties also agreed that the transaction would be completed on a tax-free basis, that the termination fee would be $3.5 million and agreed on the representations and warranties to be given by each party.

        On the morning of Tuesday, June 2, 2009, the Cowen Board of Directors met with members of Cowen's senior management and Cowen's outside legal and financial advisors. Cowen senior management reviewed with the Cowen Board of Directors the terms of the proposed transactions. Cowen senior management and Sandler O'Neill updated the Cowen Board of Directors on the status and findings to date of their due diligence investigations of Ramius. Sandler O'Neill also reviewed its financial analysis regarding the proposed transactions with the Cowen Board of Directors and rendered to the Cowen Board of Directors its oral opinion (subsequently confirmed in writing) that, as of the date of its opinion and based on and subject to the considerations in its opinion, that the proposed transaction consideration to be paid to Ramius and HVB was fair from a financial point of view to Cowen stockholders. Representatives of Wachtell, Lipton, Rosen & Katz discussed with the Board of Directors the legal standards applicable to its decisions and actions with respect to the proposed transactions and the duties of the Board of Directors in connection with the proposed transactions, and reviewed the legal terms of the proposed transactions and the proposed post-closing employment arrangements and other employee matters.

        The Board of Directors of Cowen also considered potential adverse effects of the transactions if they were completed. Among the factors considered were the potential for substantial costs and operational difficulties that might be incurred in working to integrate two companies with complementary, but different, operations, and that the combined company could fail to realize some or all of the anticipated benefits of the transactions. The Board also considered the risks associated with the businesses of Ramius that are not currently risks faced by Cowen, but would be risks of the combined company. The Board of Directors also discussed that ownership of 28.76% of the combined company by current Cowen stockholders, combined with representation on the Board by four (out of ten) directors appointed by Cowen would give Cowen and its stockholders significantly less influence on the management and policies of the combined company. For a more complete discussion of the positive and negative factors considered by Cowen's board of directors in reaching its conclusion to approve the transaction agreement, please see the section titled "Cowen's Reasons for the Transactions; Recommendation of Cowen Board of Directors" beginning on page 70.

        Following review and discussion among the members of the Cowen Board of Directors, the Board of Directors voted unanimously to approve the business combination with Ramius on the proposed terms.

        On June 3, 2009, Ramius received the consent of its members who hold in the aggregate more than a majority of the percentage interests of Ramius to enter into the transaction agreement and effect the transactions, as well as the consent of BA Alpine Holdings, Inc. In connection with obtaining these consents, Ramius entered into customary confidentiality agreements with a small group of its larger investors.

        Following approval by the Cowen Board of Directors, the parties and their counsel continued to finalize and document the legal terms of the definitive agreements for the transactions, and, on the evening of June 3, 2009, the relevant parties executed the transaction agreement, the asset exchange agreement, the employment agreements and other documents related to the transactions. The transactions were announced in a joint press release early on the morning of June 4, 2009 before trading commenced on the U.S. stock exchanges.

Cowen's Reasons for the Transactions; Recommendation of Cowen Board of Directors

        The Cowen Board of Directors consulted with Cowen management as well as its legal and financial advisors and determined that the transactions are in the best interests of Cowen and Cowen stockholders.

        In reaching its conclusion to approve the transaction agreement, the Cowen Board of Directors considered the following factors:

  •
  its view that the transactions bring together two businesses with complementary operations and capabilities: Ramius's global alternative investment business (hedge funds, fund of funds, real estate and cash management) with Cowen's established financial services practice (investment banking, research and sales and trading);

  •
  the fact that the combined company is expected to have diverse revenue streams, including a meaningful amount of recurring revenue;

  •
  its view that the transactions will create a combined company with the increased financial scale through a larger capital base necessary to provide greater financial stability and public market capitalization, which will increase stockholder value, enhance value to its customers and maximize cost efficiencies. Specifically, it is anticipated that the transactions will allow the combined company potentially to:

  •
  create the scale and scope necessary to put the combined company in a position to capture significant additional market share resulting from historic changes within the economy and the financial services sector;

  •
  diversify its sector coverage, including through expansion into synergistic industry verticals at Cowen in financial institutions, real estate and energy and by investing in logical new businesses, such as high net worth private client services and fixed income;

  •
  provide a potentially greater ability to access the capital and debt markets than Cowen currently enjoys;

  •
  use the relationship networks of senior Ramius personnel to strengthen Cowen's existing investment banking business;

  •
  diversify and expand its client base, allowing for greater product integration and cross-selling opportunities, by leveraging the existing and long-standing relationship networks and contacts of both Cowen and Ramius;

  •
  provide greater opportunities for employees and therefore enable the combined company to recruit and retain superior talent;

  •
  generate revenue from firm capital rather than solely from transaction-based fees; and

  •
  enhance long-term organic revenue growth rates;

  •
  the lack of disruption in providing services to the combined firm's clients, including in investment management, research, advisory and brokerage, since client-facing businesses do not have significant overlap in either revenue generation or professional staff;

  •
  the expected cost synergies and savings opportunities from the transactions and the belief that these synergies and savings opportunities can be realized by the anticipated management team for the benefit of the combined company and its stockholders;

  •
  Cowen's due diligence review of Ramius, and the current and historic financial condition, results of operations, prospects, earnings generation ability and risks of each of Ramius, Cowen and the combined company;

  •
  the significant investment expertise, global relationships and management experience in the financial services and asset management industries resident in the Ramius management team and its ability to provide multiple firm-wide solutions to the alternative investment needs of institutional and high net worth investors;

  •
  the historical experience that the current Ramius management team has had in successfully operating public companies in the financial services area;

  •
  Ramius's long-standing relationships in commercial real estate; its ability to create customized fund of funds programs and other investment strategy solutions for institutional investors; and its new global credit platform which provides a significant opportunity for growth;

  •
  the exchange ratio based on the year-end 2008 book values of each firm valued Cowen stock on a pro forma basis at a 79.7% premium to its trading price on the day prior to announcement;

  •
  the expectation of earnings per share accretion within the first full year as a combined company;

  •
  the stock consideration will allow Cowen stockholders to participate in the benefits of a significantly larger and more diversified company, including future growth and expected synergies of the combined company;

  •
  the expectation that the Cowen merger can be completed as a reorganization for U.S. federal income tax purposes and, as a result, the exchange by Cowen stockholders of their shares of Cowen common stock for shares of New Parent Class A common stock in the transactions generally will be tax-free to Cowen stockholders;

  •
  the opinion delivered to the Cowen Board of Directors by Sandler O'Neill to the effect that, as of the date of its opinion, the proposed consideration to be delivered to Ramius and HVB in the transactions is fair from a financial point of view to Cowen's stockholders (Sandler O'Neill's opinion, including any qualifications and assumptions contained therein, is more fully described below in the section titled "Proposal 1: The Transactions—Opinion of Cowen's Financial Advisor" beginning on page 73);

  •
  the review by the Cowen Board of Directors with management and its advisors of the structural, financial and other terms of the transactions, including the asset exchange consideration;

  •
  the limited number and nature of the conditions to each party's obligation to complete the transactions;

  •
  the provisions of the transaction agreement that allow Cowen's Board of Directors, under certain limited circumstances, to change its recommendation that Cowen's stockholders vote to approve the transaction agreement and to furnish information to and participate in discussions or negotiations with third parties who have made unsolicited acquisition proposals, and that provide Cowen's Board of Directors with the ability to terminate the transaction agreement in order to accept a superior proposal (subject to compliance with certain conditions and the payment of a $3.5 million termination fee and transaction-related expenses of Ramius of up to $750,000);

  •
  the likelihood that the regulatory and stockholder approvals needed to complete the transactions will be obtained in a timely manner and that the regulatory approvals will be obtained without the imposition of materially burdensome conditions;

  •
  the fact that Cowen's stockholders will own approximately 28.76% of the combined company on a fully diluted basis (including shares to be issued in conjunction with the transactions) immediately after the effective time of the transactions;

  •
  the fact that the initial board of directors of the combined company will include four (out of ten) designees selected by Cowen, and that one of the four appointees will serve as Lead Director;

  •
  the fact that there are no dissenters' appraisal rights applicable to the proposed transactions; and

  •
  the interests of Cowen's directors and executive officers in the transactions (see the section titled "Proposal 1: The Transactions—Interests of Certain Persons in the Transactions" beginning on page 87).

        The foregoing discussion of the information and factors considered by the Cowen Board of Directors is not exhaustive, but includes material factors considered by the Board of Directors. In view of the wide variety of factors considered and the complexity of these matters, the Board of Directors did not assign relative weights to the above factors or the other factors considered by it. In addition, the Board of Directors did not reach any specific conclusion on each factor considered but conducted an overall analysis of these factors. Individual members of the Board of Directors may have given different weights to different factors.

        Based on the factors outlined above, the Cowen Board of Directors determined that the transaction agreement and the transactions it contemplates are advisable, fair to and in the best interests of Cowen's stockholders. The Board of Directors unanimously recommends that Cowen's stockholders vote "FOR" the approval and adoption of the transaction agreement and the transactions it contemplates.

Opinion of Cowen's Financial Advisor

        By letter dated April 6, 2009, Cowen retained Sandler O'Neill to act as its financial advisor in connection with a possible business combination with Ramius. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

        Sandler O'Neill acted as financial advisor to Cowen in connection with the proposed business combination with Ramius and participated in certain of the negotiations leading to the transaction agreement. Cowen selected Sandler O'Neill based on Sandler O'Neill's experience, reputation and familiarity with the industries in which Cowen operates. At the June 2, 2009 meeting of the Cowen Board of Directors at which the Board of Directors considered and approved the transaction agreement, Sandler O'Neill delivered to the Board of Directors its oral opinion, subsequently confirmed in writing, that, as of such date, the payment of the transaction consideration (as defined below in "Summary of Proposal" beginning on page 75) was fair to Cowen's stockholders from a financial point of view. The full text of Sandler O'Neill's opinion is attached as Appendix F to this document. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. Cowen's stockholders are urged to read the entire opinion carefully in connection with their consideration of the proposed transactions.

        Sandler O'Neill's opinion speaks only as of the date of the opinion. The opinion was directed to the Cowen Board of Directors and is directed only to the fairness to Cowen's stockholders from a financial point of view of the payment of the transaction consideration. It does not address the underlying business decision of Cowen to engage in the transactions or any other aspect of the transactions and is not a recommendation to any Cowen stockholder as to how such stockholder should vote at the special meeting with respect to the transactions or any other matter.

        In connection with rendering its opinion, Sandler O'Neill reviewed and considered, among other things:

  •
  the transaction agreement;

  •
  certain publicly available financial statements and other historical financial information of Cowen that it deemed relevant;

  •
  certain audited financial statements and other historical financial information of Ramius that it deemed relevant;

  •
  publicly available consensus earnings per share estimates for Cowen for the years ending December 31, 2009 and December 31, 2010 and the long-term estimated growth rate as discussed with members of the senior management of Cowen;

  •
  internal earnings estimates for Ramius for the years ending December 31, 2009, December 31, 2010 and December 31, 2011 as provided to Sandler O'Neill by the management of Ramius;

  •
  the pro forma financial impact of the transactions on Cowen and on New Parent, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings as determined by members of the senior management of Cowen;

  •
  the current market environment generally and the financial services environment in particular; and

  •
  other information, financial studies, analyses and investigations along with financial, economic and market criteria that Sandler O'Neill considered relevant.

        Sandler O'Neill also discussed with members of senior management of Cowen the business, financial condition, results of operations and prospects of Cowen and held similar discussions with members of senior management of Ramius regarding the business, financial condition, results of operations and prospects of Ramius.

        In performing its reviews and analyses and in rendering its opinion, Sandler O'Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it and further relied on the assurances of members of the senior management of Cowen and Ramius that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Sandler O'Neill was not asked to and did not independently verify the accuracy or completeness of any of such information and it did not assume any responsibility or liability for the accuracy or completeness of the information. Sandler O'Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of Cowen or Ramius or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals.

        Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the opinion. Events occurring after the date the opinion was delivered to Cowen could materially affect Sandler O'Neill's opinion. Sandler O'Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date hereof. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the transaction agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions to closing of the transactions in the transaction agreement are not waived. Sandler O'Neill also assumed, with Cowen's consent, that there had been no material change in Cowen's or Ramius's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to them, that Cowen and Ramius will remain as going concerns for all periods relevant to its analyses, and that the Cowen merger will qualify as a tax-free reorganization for federal income tax purposes for Cowen stockholders. With Cowen's consent, Sandler O'Neill relied upon the advice

Cowen received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Cowen merger and the other transactions contemplated by the transaction agreement.

        In rendering its opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The summary includes information presented in tabular format. To fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered, without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to Cowen and Ramius and no transaction is identical to the business combination of Cowen and Ramius. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or transaction values, as the case may be, of Cowen or Ramius and the companies to which they are being compared.

        With respect to the publicly available earnings estimates and to the long-term growth rate for Cowen and to the internal earnings estimates for Ramius provided by senior management of Ramius and used by Sandler O'Neill in its analyses, members of Cowen's and Ramius's managements confirmed to Sandler O'Neill that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of Cowen and Ramius and Sandler O'Neill assumed that such performances would be achieved. With respect to the projections of transaction expenses, purchase accounting adjustments and cost savings relating to the transactions, the managements of the respective institutions confirmed to Sandler O'Neill that they reflected the best currently available estimates and judgments of such managements of the future financial performance of Cowen and Ramius, respectively, and Sandler O'Neill assumed for purposes of its analyses that such performances would be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based.

        In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Cowen, Ramius and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Cowen Board of Directors at its June 2, 2009 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Sandler O'Neill's opinion was approved by Sandler O'Neill's Fairness Opinion Committee. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill expresses no opinion herein as to what the value of New Parent's Class A common stock will be when issued pursuant to the transaction agreement or the prices at which Cowen's or New Parent's Class A common stock may trade at any time.

        Summary of Proposal.    Sandler O'Neill reviewed the financial terms of the transactions that had been previously agreed upon by Cowen and Ramius. Based upon year-end December 31, 2008 adjusted book values of Cowen and Ramius, Sandler O'Neill calculated an exchange ratio of 2.4776 (or 40,250,708 shares issued, which includes the shares issued to purchase from HVB the remaining 50%

interest in Ramius's fund of funds business not currently owned by Ramius) and resultant pro-forma ownership of the post transactions company for Cowen and Ramius of 28.76% and 71.24%, respectively. Utilizing the fixed exchange ratio of 2.4776, Sandler O'Neill determined Ramius will receive 37,536,826 shares of New Parent in connection with Ramius transferring substantially all of its assets to New Parent and for New Parent assuming substantially all of the liabilities of Ramius (which we refer to as the asset exchange consideration). Additionally, New Parent will purchase from HVB the remaining 50% interest in Ramius's fund of funds business not currently owned by Ramius, and New Parent will deliver to HVB 2,713,882 shares of New Parent Class A common stock (which we refer to as the affiliate consideration and together with the asset exchange consideration, the transaction consideration). Each share of Cowen common stock issued and outstanding immediately prior to the closing of the transactions will be converted into the right to receive one fully paid and nonassessable share of New Parent Class A common stock.

        The exchange ratio was calculated by Sandler O'Neill using the adjusted year-end book values for each of Cowen and Ramius. More specifically, the ratio was obtained by first dividing Cowen's 2008 adjusted year-end book value by the sum of Ramius's adjusted 2008 year-end book value plus Cowen's adjusted year-end book value, which determined the ownership of the pro forma company. The number of shares to be owned by the Cowen stockholders was calculated by adding the existing shares of Cowen common stock outstanding (including shares underlying restricted stock units), the shares to be issued to certain employees at closing and the shares to be issued pursuant to outstanding options using the treasury method. As the number of shares to be owned by the Cowen stockholders was to represent 28.76% of the aggregate shares outstanding, the number of shares to be issued to Ramius and to HVB was determined by subtracting (i) the number of shares to be held by Cowen stockholders from (ii) the quotient of the number of shares owned by the Cowen stockholders divided by .2876. The per share ratio was then determined by dividing the number of shares to be issued to Ramius and to HVB by the number of shares to be held by Cowen stockholders.

        Sandler O'Neill performed a number of analyses when reviewing the fairness of the transaction to Cowen's stockholders. These analyses primarily focused on the relative value placed on Cowen's shares when determining the exchange ratio. As noted above, the value placed on Cowen's shares was determined based on the 2008 adjusted year-end book value of Cowen. As such, the analyses compare various metrics to the resulting book value per share of Cowen's common stock, which was, for purposes of the transaction, determined to be approximately $8.66.

        Based upon audited December 31, 2008 financial information for Cowen and Ramius, Sandler O'Neill calculated the following adjusted year-end book values:

Adjusted Year Ended December 31, 2008 Book Values
	Cowen	Ramius	HVB
	(dollars in thousands)
Book Value as of 12/31/08	$142,115	$330,892	—
Add: Purchase of 50% interest in related business joint venture(1)	—	$25,000	—
Less: Distribution adjustment(2)	—	$(7,500)	—
Less: Contractual payment adjustment(3)	$(1,500)	—	—

Adjusted 12/31/08 Book Value	$140,615	$348,392	—
Ownership of Pro Forma Company	28.76%	66.44%	4.80%
Resultant Share Ownership	16,245,666 (4)	37,536,826	2,713,882	(5)

    (1)
    Reflects the equity portion of the aggregate purchase price of $34 million for the remaining 50% of the Ramius fund of funds business joint venture with HVB; the balance of the consideration is to be paid either in cash or with a $10.4 million promissory note.

    (2)
    Represents a distribution adjustment.

    (3)
    Represents a cash compensation adjustment under the employment agreement with Mr. Malcolm entered into in connection with the transactions.

    (4)
    Includes shares of Cowen restricted stock and restricted stock units, based on shares of Cowen common stock outstanding as of May 31, 2009; includes 1,100,000 shares of New Parent Class A common stock to be issued to certain employees of Cowen and 13,500 shares of Cowen common stock underlying stock options using the treasury method.

    (5)
    Reflects shares of New Parent Class A common stock to be issued to HVB.

        Sandler O'Neill performed an analysis to illustrate the potential contribution of Cowen and Ramius to pre-tax income and equity capital of the pro forma company. Based on consensus Institutional Brokers Estimate System (or I/B/E/S) analyst estimates, Cowen would contribute on a stand-alone basis 0.00%, 15.93%, 12.93% and 9.91% to pre-tax income of the pro forma company for the years 2009, 2010, 2011 and 2012, respectively. Based on projections provided by Ramius management, Ramius would contribute on a stand-alone basis 100.00%, 84.12%, 87.07% and 90.09% to pre-tax income of the pro forma company for the years 2009, 2010, 2011 and 2012, respectively. The table below shows the contribution analysis performed by Sandler O'Neill:

Contribution Analysis
(dollars in thousands)	Ramius		Contribution	Cowen		Contribution
Pre-Tax Income(6)
2009	$11,776		100.00%	$(29,092)		0.00%
2010	$35,246		84.12%	$6,655		15.93%
2011	$47,729		87.07%	$7,088		12.93%
2012	$68,640		90.09%	$7,548		9.91%
Equity
Adjusted 12/31/08 Book Value(7)	$348,392		71.24%	$140,615		28.76%
Estimated Share Split
Number of Shares	40,250,708	(8)	71.24%	16,245,666	(9)	28.76%

    (6)
    Cowen pre-tax income based on consensus I/B/E/S mean earnings per share (or EPS) estimates; Source: Bloomberg. Ramius pre-tax income is based on projections provided by its management.

    (7)
    Based on adjusted financial information for the year ended December 31, 2008.

    (8)
    Includes 2,713,882 shares of New Parent Class A common stock to be issued to HVB.

    (9)
    Includes shares of Cowen restricted stock and restricted stock units, based on shares of Cowen common stock outstanding as of May 31, 2009; includes 1,100,000 shares of New Parent Class A common stock to be issued to certain employees of Cowen and 13,500 shares of Cowen common stock underlying stock options using the treasury method; assumes a fixed exchange ratio based on adjusted financial information for the year ended December 31, 2008.

        Sandler O'Neill compared current price per share to book value per share multiples of composite groups of broker-dealers, diversified asset managers and alternative asset managers (see Part A of "Cowen Net Present Value Analysis" beginning on page 78 for a list of broker-dealers and Part A of "Ramius Net Present Value Analysis" beginning on page 80 for lists of asset managers). Sandler O'Neill observed that both diversified and alternative asset managers historically trade at higher book value multiples than broker-dealers. As of May 29, 2009, the mean price per share to book value multiple of diversified asset managers and alternative asset managers were 147.5% and 140.2%, respectively. In comparison, the mean price per share to book value multiple of broker-dealers was 114.3%. As of May 29, 2009, Cowen's common stock was trading at 54.6% of book value. These observations imply that the resultant company of the combination of Cowen and Ramius, a broker-dealer and asset manager respectively, would likely trade at a higher book value multiple than Cowen would trade as a stand-alone company. Given the mix of the two businesses, Sandler O'Neill believes the combination of Cowen and Ramius represents a premium to the current Cowen common stock price.

        Sandler O'Neill performed an analysis to illustrate the potential premium to the current Cowen common stock price by applying price-to-book value multiples to the pro forma company's price per share ranging from 60% to 150%, as selected by Sandler O'Neill based on a range starting from a 0.0% premium to the current Cowen common stock price. As demonstrated in the table below, should the pro forma company's shares trade in the public market at 60% of book value, it would reflect a 0.0% premium to Cowen's common stock price as of May 29, 2009. Results of Sandler O'Neill's analysis, shown in the table below, determined the implied premium if Cowen's common stock were to trade at various levels.

Premium to Cowen Price Per Share Based on Price / Book Value Multiple

	60%	75%	100%	125%	150%
Price Per Share	$5.20	$6.52	$8.70	$10.87	$13.05
Market Capitalization (in millions)(10)	$293.8	$368.6	$491.5	$614.4	$737.3
Premium to Current Cowen Stock Price(11)	0.0%	25.5%	67.3%	109.1%	151.0%

(10)
Reflects 56,500,000 pro forma Class A common shares outstanding of New Parent.

(11)
As of May 29, 2009.

        1.     Cowen Net Present Value Analysis.    Sandler O'Neill performed an analysis that estimated the present value per share of future cash flow streams to Cowen's stockholders if the transactions were not undertaken. As part of its analysis, Sandler O'Neill performed the following analyses:

                A.      Comparable Company Analysis.    Sandler O'Neill used publicly available information to compare selected financial and market trading information of a group of broker-dealers selected by Sandler O'Neill as being comparable to Cowen with respect to valuations and operating statistics. The group, or Peer Group, consisted of the following publicly traded broker-dealers:

Duff & Phelps Corp.	Piper Jaffray Companies
FBR Capital Markets Corp.	Sanders Morris Harris Group, Inc.
JMP Group, Inc.	Thomas Weisel Partners Group, Inc.
KBW, Inc.

The analysis compared publicly available historical, current market and estimated financial information and the median data for the Peer Group as of and for the 12-month period ended March 31, 2009. The table below sets forth the comparative data as of and for the 12-month period ended March 31, 2009, with pricing data as of May 29, 2009.

	Cowen		Peer Group
Market Capitalization (in millions)	$79		$217
Price/52-Week High	49.5%		65.3%
Price/Estimated 2010 EPS(12)	20.8	x	15.3	x
Price/Book Value	56.4%		103.7%
Price/Tangible Book Value	57.6%		113.3%
Long-Term Growth	6.5%		14.2%
Dividend Yield	0.00%		0.00%

    (12)
    Based on consensus I/B/E/S median EPS estimates; Source: Bloomberg.

Sandler O'Neill noted that as of May 29, 2009, Cowen's stock price to 52-week high was 49.5%, compared to its peer median of 65.3%, which illustrated Cowen's common stock was valued relatively lower over the course of the past 52-weeks than the median trading level of Cowen's peer group. Sandler O'Neill also noted Cowen's price to book value was 56.4% as of May 29, 2009, compared to its peer median of 103.7%. These two measures illustrated the fact that shares of Cowen common stock were trading at a significant discount to the shares of its peer group as well as to its book value. In the proposed transaction, stockholders were to receive full credit for the book value of Cowen common stock.

                B.      Discounted Cash Flow Analysis and Terminal Value Analysis.    Sandler O'Neill performed an analysis that estimated the present value per share of future cash flow streams to Cowen's stockholders. The discounted cash flow analysis applied discount rates ranging from 14% to 19%, selected by Sandler O'Neill based on the assumed discount rate of 17.54% (see footnote 13). For the periods after 2010, Sandler O'Neill assumed an annual earnings growth rate of 6.5%, based on the median estimated long-term growth rate published by equity research analysts who publish research on Cowen. To approximate the terminal value of Cowen common stock at December 31, 2012, Sandler O'Neill applied forward earnings multiples ranging from 11.50x to 19.50x. This range was selected by Sandler O'Neill as it represented a 25% deviation in either direction from the midpoint of the previously described comparable group's median forward earnings multiple. Sandler O'Neill also applied book value multiples ranging from 80.0% to 130.0%. This range was selected by Sandler O'Neill as it represented a 25% deviation in either direction from the midpoint of the previously described comparable group's median book value multiple. As illustrated in the following tables for discount rates between 14% and 19%, this analysis indicated an imputed range of values per share of Cowen's common stock of $2.07 to $4.07 when applying an 11.50x to 19.50x earnings multiple and $4.22 to $7.96 when applying an 80.0% to 130.0% book value multiple.

Cowen Price Per Share Based on Price / Estimated Forward EPS Multiple(14)

Discount Rate	11.50x	13.50x	15.50x	17.50x	19.50x
14.0%	$2.40	$2.82	$3.24	$3.65	$4.07
15.0%	$2.33	$2.73	$3.14	$3.54	$3.95
16.0%	$2.26	$2.65	$3.05	$3.44	$3.83
17.0%	$2.19	$2.57	$2.96	$3.34	$3.72
18.0%	$2.13	$2.50	$2.87	$3.24	$3.61
19.0%	$2.07	$2.43	$2.79	$3.15	$3.50

 Cowen Price Per Share Based on Price / Book Value Multiple(14)

Discount Rate	80.0%	92.5%	105.0%	117.5%	130.0%
14.0%	$4.90	$5.67	$6.43	$7.20	$7.96
15.0%	$4.75	$5.50	$6.24	$6.98	$7.72
16.0%	$4.61	$5.33	$6.05	$6.77	$7.49
17.0%	$4.47	$5.17	$5.87	$6.57	$7.27
18.0%	$4.34	$5.02	$5.70	$6.38	$7.06
19.0%	$4.22	$4.88	$5.53	$6.19	$6.85

In connection with its analyses, Sandler O'Neill considered and discussed with the Cowen Board of Directors how the present value analyses of Cowen would be affected by changes in the underlying assumptions, including variations with respect to net income. Sandler O'Neill performed an analysis that estimated the present value per share of future cash flow streams to Cowen's stockholders under various circumstances and economic conditions that would affect the terminal earnings for the year ending December 31, 2012. Sandler O'Neill applied forward earnings multiples ranging from 11.50x to 19.50x (representing a 25% deviation in either direction from the midpoint of the previously described comparable group's median forward earnings multiple) to terminal earnings of $3.7 million to $25.0 million. Sandler O'Neill selected the terminal earnings range of $3.7 million to $25 million. This range was selected based on publicly available I/B/E/S estimates for 2009 and 2010 for Cowen and an I/B/E/S estimated long term growth rate of 6.5% for the years thereafter and this resulted in terminal year earnings of $3.7 million. For illustrative purposes, Sandler O'Neill then applied higher terminal earnings at $5 million and in $5 million increments up to $25 million. As illustrated in the following table, this analysis indicated an imputed range of values per share of Cowen's common stock of $1.59 to $18.35.

Cowen Price Per Share Based on Price / Estimated Forward EPS Multiple(13,14)

Terminal Earnings ($MM)	11.50x	13.50x	15.50x	17.50x	19.50x
$3.7	$1.59	$1.86	$2.14	$2.42	$2.69
$5.0	$2.16	$2.54	$2.92	$3.29	$3.67
$10.0	$4.33	$5.08	$5.83	$6.59	$7.34
$15.0	$6.49	$7.62	$8.75	$9.88	$11.01
$20.0	$8.66	$10.16	$11.67	$13.17	$14.68
$25.0	$10.82	$12.70	$14.58	$16.47	$18.35

(13)
The discounted cash flow analysis assumed a discount rate of 17.54%, calculated as the Risk Free Rate (10-Year Treasury Yield as of 5/29/09 of 3.46%, Source: Bloomberg) plus Ibbotson Industry Premium (Security and Commodity Brokers, Dealers, Exchanges and Services Industry Premium of 4.04%) plus Ibbotson Size Premium (size premium for market capitalization between $1.6 million and $453.3 million of 3.74%) plus Ibbotson 60-Year Equity Risk Premium (6.30%).

(14)
Forward price/estimated EPS multiples and price/book value multiples represent 25% range around comparable median multiples as the midpoint.

Sandler O'Neill noted that the discounted cash flow and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

        2.     Ramius Net Present Value Analysis.    Sandler O'Neill performed an analysis that estimated the present value of future cash flow streams to Ramius's investors.

                A.      Comparable Company Analysis.    Sandler O'Neill used publicly available information to compare selected financial and market trading information of a group of asset managers selected by Sandler O'Neill as comparable to Ramius with respect to valuations and operating statistics. In Sandler O'Neill's opinion, due to the different types of products and services offered by Ramius (hedge fund, fund of funds, real estate and cash management), there are no pure comparable companies. As a result, Sandler O'Neill selected both diversified asset managers (who primarily use more traditional, liquid investment strategies) and alternative asset managers (who primarily use more illiquid, non-traditional investments). The market price of both sets of companies is largely driven by assets under management and investment performance of those assets, each of which directly impacts revenues. The performance of Ramius is also driven largely by assets under management and investment performance of those assets. The group, or Peer Group, consisted of the following publicly traded asset managers:

Diversified	Alternative
Affiliated Managers Group, Inc.	Blackstone Group, L.P.
AllianceBernstein Holding, L.P.	Brookfield Asset Management, Inc.
Blackrock, Inc.	Fortress Investment Group, LLC
Eaton Vance Corp.	Och-Ziff Capital Management Group, LLC
Franklin Resources, Inc.
Invesco Ltd.
Legg Mason, Inc.

The analysis compared publicly available historical, current market, and estimated financial information and the mean data for the Peer Group as of and for the 12-month period ended March 31, 2009. The table below sets forth the comparative data as of and for the 12-month period ended March 31, 2009, with pricing data as of May 29, 2009.

	Diversified		Alternative		Total Peer Group
Market Capitalization (in millions)	$7,567		$6,914		$7,330
Price/52-Week High	48.9%		45.1%		47.5%
Price/Estimated 2010 EPS(15)	16.8	x	17.2	x	16.9	x
Price/Book Value	17.6%		13.4%		16.1%
Price/Tangible Book Value	147.5%		140.2%		145.7%
Long-Term Growth	10.0%		12.8%		11.0%
Dividend Yield	3.7%		5.9%		4.5%

(15)
Based on consensus I/B/E/S median EPS estimates; Source: Bloomberg.

                B.      Discounted Cash Flow Analysis and Terminal Value Analysis.    Sandler O'Neill performed an analysis that estimated the present value per share of future cash flow streams to Ramius's investors. The discounted cash flow analysis applied discount rates ranging from 13% to 18%, based on the assumed discount rate of 15.75% (see footnote 16). To approximate the aggregate terminal value of Ramius at December 31, 2012, Sandler O'Neill applied forward earnings multiples ranging from 12.00x to 20.00x, which represents a 25% range around the comparable group median forward earnings multiple as the midpoint. Sandler O'Neill also applied book value multiples ranging from 110.0% to 180.0%, which represents a 25% range around the comparable group mean book value multiple as the midpoint. As illustrated in the following tables for discount rates between 13% and 18%, this analysis indicated an imputed range of values Ramius equity of $317.9 million to $616.6 million when applying an 12.00x to 20.00x earnings multiple and $265.1 million to $504.9 million when applying a 110.0% to 180.0% book value multiple.

 Ramius Aggregate Value (in millions) Based on Price / Estimated Forward EPS Multiple(17)

Discount Rate	12.00x	14.00x	16.00x	18.00x	20.00x
13.0%	$369.9	$431.6	$493.2	$554.9	$616.6
14.0%	$358.7	$418.5	$478.3	$538.1	$597.8
15.0%	$347.9	$405.9	$463.9	$521.9	$579.8
16.0%	$337.5	$393.8	$450.0	$506.3	$562.5
17.0%	$327.5	$382.1	$436.7	$491.3	$545.9
18.0%	$317.9	$370.9	$423.9	$476.9	$529.9

Ramius Aggregate Value (in millions) Based on Price / Book Value Multiple(17)

Discount Rate	110.0%	120.0%	145.0%	160.0%	180.0%
13.0%	$308.5	$364.6	$406.7	$448.8	$504.9
14.0%	$299.2	$353.6	$364.4	$435.1	$489.5
15.0%	$290.2	$342.9	$382.5	$422.0	$474.8
16.0%	$281.5	$332.7	$371.1	$409.5	$460.6
17.0%	$273.2	$322.8	$360.1	$397.3	$447.0
18.0%	$265.1	$313.4	$349.5	$385.7	$433.9
In connection with its analyses, Sandler O'Neill considered and discussed with the Cowen Board of Directors how the present value analyses of Ramius would be affected by changes in the underlying assumptions, including variations with respect to net income. Sandler O'Neill performed an analysis that estimated the present value per share of future cash flow streams to Ramius's investors under various circumstances that would affect the earnings streams for the years ending December 31, 2009 through 2012. Sandler O'Neill applied forward earnings multiples ranging from 12.00x to 20.00x and book value multiples from 110.0% to 180.0% to percentage over- or underperformance of budget, ranging from -40.0% to 40.0%. As illustrated in the following tables, these analyses indicated imputed ranges of Ramius's aggregate value of $204.0 million to $793.5 million when applying forward earnings multiples and $257.8 million to $506.4 million.

Ramius Aggregate Value (in millions) Based on Price / Estimated Forward EPS Multiple(16,17)

% Up (Down) From Budget	12.00x	14.00x	16.00x	18.00x	20.00x
40.0%	$476.1	$555.4	$634.8	$714.1	$793.5
30.0%	$442.1	$515.8	$589.4	$663.1	$736.8
20.0%	$408.1	$476.1	$544.1	$612.1	$680.1
10.0%	$374.1	$436.4	$489.8	$561.1	$623.5
0.0%	$340.1	$396.7	$453.4	$510.1	$566.8
(10.0%)	$306.1	$357.1	$408.1	$459.1	$510.1
(20.0%)	$272.1	$317.4	$362.7	$408.1	$453.4
(30.0%)	$238.0	$277.7	$317.4	$357.1	$396.7
(40.0%)	$204.0	$238.0	$272.1	$306.1	$340.1

Ramius Aggregate Value (in millions) Based on Price / Book Value Multiple(16,17)

% Up (Down) From Budget	110.0%	130.0%	145.0%	160.0%	180.0%
40.0%	$309.5	$365.7	$408.0	$450.2	$506.4
30.0%	$303.0	$358.1	$399.4	$440.8	$495.8
20.0%	$296.6	$350.5	$390.9	$431.3	$485.3
10.0%	$290.1	$342.8	$382.4	$421.9	$474.7
0.0%	$283.6	$335.2	$373.9	$412.5	$464.1
(10.0%)	$277.2	$327.5	$365.3	$403.1	$453.5
(20.0%)	$270.7	$319.9	$356.8	$393.7	$443.0
(30.0%)	$264.2	$312.3	$348.3	$384.3	$432.4
(40.0%)	$257.8	$304.6	$339.8	$374.9	$421.8

(16)
The discounted cash flow analysis assumed a discount rate of 15.75%, calculated as the Risk Free Rate (10-Year Treasury Yield as of 5/29/09 of 3.46%, Source: Bloomberg) plus Ibbotson Industry Premium (Investment Advice Industry Premium of 4.25%) plus Ibbotson Size Premium (size premium for market capitalization between $453.4 million and $1.849 billion of 1.74%) plus Ibbotson 60-Year Equity Risk Premium (6.30%).

(17)
Forward price/estimated EPS multiples and price/book value multiples represent 25% range around comparable median multiples as the midpoint.

Sandler O'Neill noted that the discounted cash flow and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results. In performing its analyses Sandler O'Neill made certain assumptions which included certain industry trends including little or no increase in transaction volumes and asset growth, higher rates of fund withdrawals and write downs of illiquid assets, increased head count and other exposure reductions.

        3.     Pro Forma Transaction Analysis.    Sandler O'Neill analyzed certain potential pro forma effects of the transactions, using the following assumptions:

  •
  the transactions close on September 30, 2009;

  •
  100% of the assets and liabilities of Ramius are exchanged for New Parent Class A common stock at an exchange ratio of 2.4776x or 40,250,708 shares issued, which includes the shares issued to purchase from HVB the remaining 50% interest in Ramius's fund of funds business not currently owned by Ramius;

  •
  earnings projections for Cowen and Ramius are consistent with estimated projections as discussed with management of both companies for 2009 and 2010; and

  •
  purchase accounting adjustments, charges and transaction costs associated with the transactions and cost savings are as determined by members of the senior management of Cowen.

The analysis indicated that for the year ending December 31, 2009, the pro forma company's estimated earnings per share would be -$0.34 (which includes 2009 fourth quarter earnings of Ramius estimated as 25% of projected full year earnings for 2009; shares of Cowen restricted stock and restricted stock units, based on shares of Cowen common stock outstanding as of May 31, 2009; 1,100,000 shares of New Parent Class A common stock to be issued to certain employees of Cowen; and 13,500 shares of Cowen common stock underlying stock options using the treasury method), compared with Cowen's estimated stand-alone 2009 earnings per share of -$1.20 (which assumes I/B/E/S EPS estimates are fully diluted to reflect all shares of restricted stock having vested into shares of Cowen common stock). The analysis also indicated that for the year ending December 31, 2010, the transactions would be approximately 89.06% accretive to Cowen's estimated earnings per share, based on the pro forma company's estimated earnings per share of $0.52 (which includes shares of Cowen restricted stock and restricted stock units, based on shares of Cowen common stock outstanding as of May 31, 2009; 1,100,000 shares of New Parent Class A common stock to be issued to certain employees of Cowen; and 13,500 shares of Cowen common stock underlying stock options using the treasury method), compared with Cowen's estimated stand-alone 2010 earnings per share of $0.27 (which assumes I/B/E/S EPS estimates are fully diluted to reflect all shares of restricted stock having vested into shares of Cowen common stock).

        In connection with its analyses, Sandler O'Neill considered and discussed with the Cowen Board of Directors how the pro forma analyses would be affected by changes in the underlying assumptions, including variations with respect to the growth rate of earnings per share of each of Cowen and Ramius. Sandler O'Neill noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

        Cowen has agreed to pay Sandler O'Neill a transaction fee in connection with the transactions of $1.75 million (less the opinion fee described below), which is payable in cash and is contingent on the consummation of the transactions between Cowen and Ramius. Cowen also agreed to pay Sandler O'Neill a fee of $500,000 for delivering to Cowen an opinion, which was paid in cash at the time the opinion was rendered. Cowen has also agreed to reimburse Sandler O'Neill's reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against specified expenses and liabilities, including liabilities under the securities laws.

        Sandler O'Neill has in the past provided other investment banking services to Cowen and received compensation for such services. In the ordinary course of its business as a broker-dealer, Sandler O'Neill may purchase securities from and sell securities to Cowen or its respective affiliates and may actively trade the debt and/or equity securities of Cowen and its respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Ramius's Reasons for the Transactions

        Ramius's managing member consulted with Ramius's legal and financial advisors and determined that the transactions are in the best interests of Ramius and its members. In reaching its conclusion to approve the transaction agreement, Ramius's managing member considered the following:

  •
  its view that Cowen is an established investment bank with a long history and strong culture and the transactions provide Ramius with an opportunity to build a financial services firm with asset management, investment banking, research and brokerage capabilities;

  •
  the fact that the transactions would provide the combined company with an expanded and permanent capital base;

  •
  the fact that the combined company is expected to have more diverse revenue streams;

  •
  its view that, as part of a public company, the combined company will be better able to attract and retain talent; and

  •
  the fact that following the completion of the transactions members of Ramius should have improved liquidity as a result of the combined company being a public company.

        In the course of its deliberations, Ramius's managing member also considered a variety of risks and other potentially negative factors concerning the transaction, including the following:

  •
  the fact that, as a public company, there would be increased expenses incurred to comply with its disclosure obligations;

  •
  the possibility that the synergies and other financial and strategic benefits expected to be achieved in the transactions may not be obtained on a timely basis or at all;

  •
  the risks and costs that could be borne by Ramius if the transactions are not completed, including the diversion of management and employee attention during the period after the signing of the transaction agreement, potential employee attrition and the potential effect on Ramius's business and client relations; and

  •
  the significant costs involved in connection with entering into the transaction agreement and asset exchange agreement and completing the transactions.

Public Trading Markets

        Cowen common stock trades on the NASDAQ Global Select Market under the symbol "COWN." When the transactions are completed, Cowen common stock will automatically be exchanged for New Parent Class A common stock, which is expected to continue to trade on the NASDAQ Global Select Market under the symbol "COWN."

Dividend Policy

        Cowen has not historically paid dividends on its common stock. No decision has been made at this time with respect to the dividend policy of New Parent following the completion of the transactions. Future dividends by New Parent, if any, will depend on New Parent's earnings, financial condition, cash requirements, future prospects and other factors deemed relevant by its board of directors.

Cowen Stockholders Do Not Have Dissenters' Appraisal Rights in the Transactions

        Appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a significant business combination, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the Delaware General Corporation Law.

        Section 262 of the Delaware General Corporation Law provides that stockholders have the right, in some circumstances, to dissent from corporate action and to instead demand payment of the fair value of their shares. Stockholders do not have appraisal rights with respect to shares of any class or series of stock if such shares of stock, or depositary receipts in respect thereof, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders, unless the stockholders receive in exchange for their shares anything other than shares of stock of the surviving or resulting corporation (or depositary receipts in respect thereof) or of any other corporation that is publicly listed or held by more than 2,000 holders of record, cash in lieu of fractional shares or fractional depositary receipts described above or any combination of the foregoing.

        Therefore, because Cowen common stock is listed on the NASDAQ Global Select Market and holders of Cowen's common stock will receive shares of Class A common stock of New Parent as the resulting company, holders of Cowen common stock will not be entitled to dissenters' appraisal rights in the transactions with respect to their shares of Cowen common stock.

Delisting and Deregistration of Cowen Common Stock after the Transactions

        When the transactions are completed, it is anticipated that the Class A common stock of New Parent will trade on NASDAQ Global Select Market under the ticker symbol "COWN." Cowen common stock currently listed on the NASDAQ Global Select Market and traded under the ticker symbol "COWN" will therefore cease to be quoted on the NASDAQ Global Select Market after the closing of the transactions and will be deregistered under the Securities Exchange Act of 1934, as amended.

Regulatory Approvals Required for the Transactions

        Cowen and Ramius have each agreed to use reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the transaction agreement. These approvals include approval from or notices to the SEC, FINRA, the Financial Services Administration in the United Kingdom, the Securities and Futures Commission of Hong Kong, the Financial Services Agency of Japan, the Commission of the Surveillance of the Financial Sector in Luxembourg, the NASDAQ, the Commodities Future Trading Commission, the Department of Justice (or the DOJ), the Federal Trade Commission (or the FTC) and various other federal, state and foreign regulatory authorities and self-regulatory organizations. Cowen and Ramius have completed, or will shortly complete, the filing of applications and notifications to obtain the required regulatory approvals.

        U.S. Antitrust Clearance.    Under the HSR Act and the rules promulgated thereunder by the FTC, the transactions may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the DOJ and specified waiting period requirements have been satisfied. Cowen and Ramius filed the requisite HSR Act notification forms on July 8, 2009 and on July 28, 2009, the HSR Act waiting period, which was scheduled to expire at 11:59 p.m. on August 7, 2009, was terminated early. Both before and after the expiration of the waiting period, the FTC and the DOJ retain the authority to challenge the transactions on antitrust grounds.

        In addition, the transactions may be reviewed by the state attorneys general in the various states in which Cowen and Ramius operate. While Cowen and Ramius believes there are substantial arguments to the contrary, these authorities may claim that there is authority, under the applicable state and federal antitrust laws and regulations, to investigate and/or disapprove the transactions under the circumstances and based on the review set forth in applicable state laws and regulations. There can be no assurance that one or more state attorneys general will not attempt to file an antitrust action to challenge the transactions. As of the date of this document, neither Cowen nor Ramius has been notified by any state attorneys general indicating that they plan to review the transactions.

        Other Requisite U.S. Approvals, Notices and Consents.    Notifications and/or applications requesting approval must be submitted to various regulatory and self-regulatory organizations in connection with the transactions, including applications and notices to FINRA in connection with the indirect change in control, as a result of the transactions, of particular subsidiaries directly or indirectly owned by Cowen and Ramius, including their registered broker-dealer subsidiaries. Cowen and Ramius will file and submit applications and notices required to be submitted to obtain these approvals and provide these notices.

        Foreign Approvals.    Approvals also may be required from, or notices must be submitted to, foreign regulatory authorities in connection with the transactions and the change in ownership of particular businesses that are controlled by Cowen and Ramius abroad, including the Financial Services Authority in the United Kingdom, the Securities and Futures Commission of Hong Kong, the Financial Services Agency of Japan and the Commission of the Surveillance of the Financial Sector in Luxembourg. Cowen and Ramius have filed, or shortly will file, all applications and notices required to be submitted to obtain these approvals and any other approvals that may be required to complete the transactions.

        Timing.    There can be no assurances that all of the regulatory approvals described above will be obtained and, if obtained, there can be no assurances as to the timing of any approvals, Cowen's and Ramius's ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals.

        Cowen and Ramius believe that the transactions do not raise substantial antitrust or other significant regulatory concerns and that Cowen and Ramius can obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on Cowen or Ramius. The parties' obligation to complete the transactions is conditioned on the receipt of all required regulatory approvals.

        It is presently contemplated that if any governmental approvals or actions are required beyond those listed above, such approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained. The parties are required to use their reasonable best efforts to file all the necessary documentation and obtain all consents of third parties that are necessary to complete the transactions and to comply with the terms and conditions of all consents, approvals and authorizations of any third party or governmental entity.

Interests of Certain Persons in the Transactions

        In considering the recommendation of the Cowen Board of Directors that you vote to approve and adopt the transaction agreement and approve the issuance of New Parent Class A common stock to Ramius, you should be aware that some of Cowen's executive officers and directors have financial interests in the transactions that are different from, or in addition to, those of Cowen's stockholders generally. The independent members of Cowen's Board of Directors were aware of and considered these interests, among other matters, in evaluating and negotiating the transaction agreement and the transactions, and in recommending to the stockholders that the transaction agreement be approved and adopted. For purposes of all of the Cowen agreements and plans described below (other than employment agreements with Messrs. Malcolm and White), the completion of the transactions contemplated by the transaction agreement will constitute a change in control.

        Equity Compensation Awards.    The terms of Cowen's equity compensation plans and the applicable award agreements provide that upon a change in control of Cowen unvested stock options and restricted shares will vest in full. The transaction agreement provides that, upon completion of the transaction, each then-outstanding Cowen stock option and restricted stock unit will be converted into a New Parent stock option and restricted stock unit, respectively. In addition, other than with respect to Messrs. Malcolm and White, who have waived accelerated vesting of stock-based awards upon completion of the transaction in connection with their entry into new employment agreements with Cowen and New Parent, upon completion of the transaction, each then-outstanding Cowen restricted share will be converted into the right to receive one (1) share of New Parent Class A common stock. Messrs. Malcolm's and White's restricted shares will be converted into New Parent restricted shares. Based on Cowen equity compensation holdings as of July 8, 2009, and assuming the transactions are completed on November 1, 2009, upon completion of the transactions:

  •
  the number of unvested stock options to acquire shares of Cowen common stock all at an exercise price of $16.00 held by each of Messrs. Malcolm, White, McCarthy, Conner, Egert and Dibble, that would vest are 0, 0, 0, 6,440, 2,572, and 1,286, respectively, and the number that would not vest upon completion of the transaction, but would vest upon a subsequent qualifying termination of employment, held by each of Messrs. Malcolm, White, McCarthy, Conner, Egert and Dibble are 51,695, 9,638, 0, 0, 0, and 0, respectively; and

  •
  the number of unvested restricted shares of Cowen common stock held by each of Messrs. Malcolm, White, McCarthy, Conner, Egert and Dibble that would vest upon completion of the transaction are 0, 0, 18,992, 15,587, 7,772, and 3,046, respectively, and the number that would not vest upon completion of the transaction, but would vest upon a subsequent qualifying termination of employment, held by each of Messrs. Malcolm, White, McCarthy, Conner, Egert and Dibble are 150,498, 35,330, 0, 0, 0 and 0, respectively.

Cowen's five non-employee directors (as a group) hold 14,177 restricted stock units, all of which were vested on the date of grant and do not hold any stock options or restricted shares.

        The above numbers do not include any awards of restricted stock to be granted to Messrs. Malcolm or White after completion of the transactions pursuant to their new employment agreements with Cowen and New Parent as described below, the 30,000 restricted shares of New Parent Class A common stock that are to be granted to Mr. Connor, subject to the completion of the transaction, or equity-based awards that may be granted at this special meeting to Cowen's non-employee directors consistent with Cowen's policies for director compensation.

        Deferred Cash Awards.    In 2008, Cowen granted deferred cash awards to all of its executive officers under Cowen's equity compensation plans. The terms of Cowen's equity compensation plans and the deferred cash award agreements provide that upon a change in control of Cowen unvested deferred cash awards will vest in full, but will continue to be paid in accordance with their normal payment schedule. Based on the deferred cash awards granted to them as of July 8, 2009, and assuming the transactions are completed on November 1, 2009, upon completion of the transactions, the value of the deferred cash awards in which each of Messrs. Malcolm, White, McCarthy, Conner, Egert and Dibble will vest upon completion of the transaction are $37,500, $37,500, $37,500, $37,500, $27,000, and $7,500, respectively.

  Employment Agreements and Severance Policy.

        New Employment Agreements with Messrs. Malcolm and White.    In connection with their entry into the transaction agreement, Cowen and New Parent entered into employment agreements with Messrs. Malcolm and White which will become effective when the transactions are completed and, in the case of Mr. Malcolm, will supersede his existing employment agreement with Cowen. Mr. White did not have a preexisting agreement with Cowen.

        The employment agreements provide, among other things, with respect to Mr. Malcolm, that he will be employed as the Chief Executive Officer and President of New Parent's Broker-Dealer Subsidiary, will serve as a member of New Parent's Board of Directors and as a member of New Parent's Executive Management Committee and Operating Committee, and with respect to Mr. White, that he will be employed as a Managing Director and Chief Financial Officer of New Parent and will serve as a member of New Parent's Operating Committee. Messrs. Malcolm and White will be entitled to annual base salaries of $450,000 and $400,000, respectively, and will be eligible to receive an annual performance-based bonus as determined, with respect to Mr. Malcolm, by the Compensation Committee of the Board of Directors and, with respect to Mr. White, by Mr. Malcolm and the Chief Executive Officer of New Parent. Mr. Malcolm is entitled to a guaranteed minimum bonus of $200,000 for each completed calendar year ending during the term of employment.

        Under the terms of these new employment agreements, Messrs. Malcolm and White waived their rights to accelerated vesting of their Cowen equity compensation awards on completion of the transactions and Messrs. Malcolm and White also agreed not to sell any shares held by them as of the completion of the transactions or received in respect of equity awards granted prior to the completion of the transactions until the one-year anniversary of the transactions, with exceptions for qualifying terminations of their employment, a change in control of New Parent and the payment of taxes. Mr. Malcolm also waived his rights to severance under his existing agreement, which would have entitled him to a $5 million change in control severance payment and a lump sum payment of $2.25 million in respect of senior advisor fees in connection with a qualifying termination of his employment following completion of the transactions.

        Under the terms of his new employment agreement, Mr. Malcolm will receive, in lieu of any change in control related payments under his existing employment agreement with Cowen, a cash payment of $1.5 million and a restricted equity grant of 288,832 shares of New Parent Class A common stock when the transactions are completed. The restricted equity grant will vest in two equal installments on each of the second and third anniversaries of the completion of the transactions, subject to earlier vesting if Mr. Malcolm is terminated under specified circumstances or if there is a change in control of New Parent. When the transactions are completed, New Parent will grant Mr. White 115,533 restricted shares of New Parent Class A common stock with the same vesting and other terms as those described above for Mr. Malcolm.

        If Mr. Malcolm's or Mr. White's employment is terminated by New Parent without "cause" or by the executive with "good reason," the executive will be entitled to the following:

  •
  specified accrued obligations;

  •
  vesting of his New Parent equity compensation awards and exercisability of any stock options for the remainder of their terms; and

  •
  with respect to Mr. Malcolm, a cash payment equal to the sum of $2.25 million, his prior year's base salary and the cash portion of his prior year's bonus, as well as vesting of his interest in Cowen Healthcare Royalty Partners consistent with his existing agreement with Cowen.

Mr. Malcolm's cash severance payments are subject to his signing and not revoking a separation and release agreement.

        Mr. Malcolm's employment agreement retains the senior advisor provisions from his existing employment agreement with Cowen, except that he may not retire prior to the date in the first quarter of 2012 on which 2011 annual bonuses are paid. Accordingly, if Mr. Malcolm terminates his full-time employment due to his retirement, he would serve as a senior advisor to New Parent for a three-year term, at an annual base salary of $750,000, and New Parent would provide him, his spouse and his dependents with health and medical benefits during this three-year term (to the extent permitted by the terms of the applicable plans). Provided that Mr. Malcolm complies with the covenant not to compete to which he will be subject while a senior advisor, any unvested New Parent equity awards held by Mr. Malcolm will continue to vest in accordance with their terms. In addition, in the event of a change in control of New Parent while Mr. Malcolm is a senior advisor, he would generally be entitled to receive a lump-sum cash payment equal to the unpaid balance of his base salary for the remainder of the three-year term.

        Messrs. Malcolm and White have agreed to abide by an ongoing confidentiality obligation to not solicit customers and employees while they are employed by New Parent and for one year after their employment with New Parent ends, and to not compete during the term of their employment with New Parent. In addition, if Mr. Malcolm becomes a senior advisor as described above, he would be subject to a similar agreement not to solicit while employed as a senior advisor and for two years after he is no longer employed as a senior advisor and a similar agreement not to compete while employed as a senior advisor and for one year after he is no longer employed as a senior advisor.

        Existing Employment Agreement with Mr. Malcolm.    As described above, Cowen is currently party to an employment agreement with Mr. Malcolm which will be superseded and replaced by the new employment agreement described above when the transactions are completed. His agreement provides that, in the event that during the twelve-month period following a change of control, Mr. Malcolm would have terminated his employment for "good reason" or Cowen would have terminated his employment without "cause," he would have been entitled to receive:

  •
  an immediate lump-sum payment in an amount equal to $5 million, plus $2.25 million in respect of senior advisor fees to which he would have been entitled under his existing agreement plus the cash value of three years of continued health and medical benefits for him, his spouse and his dependents;

  •
  vesting of any equity compensation awards and exercisability of any stock options for the remainder of their terms; and

  •
  vesting of his interest in Cowen Healthcare Royalty Partners.

        Severance Benefits.    Employees without an individual employment or severance agreement providing for severance payments or benefits will be entitled to severance payments and benefits no less favorable than those agreed to in the transaction agreement if they are terminated without "cause" prior to January 1, 2011. The minimum amount of each employee's payments and benefits will be based on his years of service with Cowen as of the date of termination and the severance schedule agreed to in connection with the transactions. Assuming that the transaction is completed on November 1, 2009, Messrs. McCarthy, Conner, Egert and Dibble, respectively, would be entitled to no less than the following if terminated without cause prior to January 1, 2011:

  •
  cash severance payments of no less than approximately $14,423, $86,538, $19,231 and $14,423, respectively; and

  •
  continued medical, vision and/or dental benefits at the level of coverage that the executive and his dependents were receiving on the date the executive was terminated at active employee premium rates (with Cowen continuing to subsidize its portion of the rate) until the end of the calendar month in which the executive was terminated and eligibility for COBRA coverage thereafter, with Cowen:

  •
  paying 100% of the executive's COBRA premiums for the calendar month immediately following the calendar month in which the executive was terminated; and

  •
  paying 65% of the executive's COBRA premiums for the eight calendar months following such calendar month.

        Severance benefits are contingent upon the executive's signing and not revoking a release of claims against Cowen and its affiliates. Payments under the severance policy will be reduced to the extent that they are non-deductible under Section 280G of the Internal Revenue Code of 1986, as amended.

THE TRANSACTION AGREEMENT

        The following describes aspects of the transactions, including material terms of the transaction agreement. The following description of the transaction agreement is subject to, and qualified in its entirety by reference to, the transaction agreement, which is attached to this document as Appendix A and is incorporated by reference in this document. You are urged to read the transaction agreement carefully and in its entirety, as it is the legal document governing the transactions.

Structure of the Transactions

        Cowen and Ramius have jointly formed and own New Parent, a Delaware corporation. New Parent, in turn, has organized Merger Sub, a Delaware corporation, and Exchange Sub, a Delaware limited liability company, both of which are wholly owned subsidiaries of New Parent. The transaction agreement provides that, at the completion of the transactions, Merger Sub will merge with and into Cowen, with Cowen surviving the merger, and Ramius will transfer to Exchange Sub substantially all of Ramius's assets and Exchange Sub will assume substantially all of Ramius's liabilities. As a result, New Parent will be a majority-owned subsidiary of Ramius, Cowen will become a wholly owned subsidiary of New Parent, and Exchange Sub will remain a wholly owned subsidiary of New Parent. New Parent will then change its name to "Cowen Group, Inc.," and Exchange Sub will change its name to "Ramius LLC."

        At the completion of the transactions, New Parent will indirectly assume all of the liabilities of Ramius with the exception of certain liabilities related to Ramius's Employee Ownership Program, liabilities relating to the portion of awards outstanding under the Ramius Fund of Funds Group LLC Participation Program representing a right to receive percentage interests in Ramius and a $500,000 secured revolving credit facility that may be made available to Ramius by HVB at closing, and issue 37,536,826 shares of New Parent Class A common stock to Ramius (we refer to this as the asset exchange consideration) in exchange for Ramius transferring to Exchange Sub all of its assets with the exception of (i) $500,000 in cash which it is retaining in order to pay ongoing administrative expenses, such as audit fees, and (ii) any recovery in excess of $7.0 million from a pending arbitration Ramius had initiated against a securities underwriter. The arbitration pertains to a securities fraud claim involving a 2001 collateralized bond obligation and was initiated by Ramius against the underwriter on behalf of itself and certain of its funds which had purchased the collateralized bond obligation. As part of their negotiations of the transactions, Ramius and Cowen agreed that if an arbitration award was granted, New Parent would receive the first $7.0 million and Ramius would receive any amounts awarded in excess of $7.0 million to be allocated between the funds and Ramius (after the reimbursement to Ramius of its expenses) in proportion to the respective losses incurred from the collateralized bond obligation. At the same time, each share of Cowen common stock issued and outstanding immediately prior to the completion of the transactions will automatically be converted into the right to receive one share of New Parent Class A common stock (we refer to this as the Cowen merger consideration). As of the date of the transaction agreement, 15,134,637 shares of Cowen common stock were outstanding (including freely tradable shares, restricted shares and shares underlying restricted stock units), and thus, subject to changes in the number of shares of Cowen common stock outstanding, it is expected that approximately 15,134,637 shares of New Parent Class A common stock will be issued to current Cowen stockholders in connection with the transactions. See the section titled "Other Agreements Related to the Transactions—Asset Exchange Agreement" beginning on page 106, which describes the issuance of shares of New Parent Class A common stock to HVB (an affiliate of BA Alpine Holdings, Inc., a third party investor in Ramius) pursuant to the asset exchange agreement.

Treatment of Cowen Equity-Based Awards

        The transaction agreement specifies how equity compensation awards issued by Cowen prior to completion of the transactions will be treated in the transactions. When the transactions are completed (and except as provided with respect to Messrs. Malcolm and White who have waived accelerated vesting of their Cowen equity awards in connection with the transactions, as discussed above):

  •
  each outstanding option issued by Cowen to purchase Cowen common stock under a Cowen stock plan will vest in full and be automatically converted into an option to purchase the equivalent number of shares of New Parent Class A common stock, at an exercise price per share equal to the exercise price per share of the option immediately prior to the completion of the transactions;

  •
  each outstanding restricted share of Cowen common stock will vest in full and automatically be converted into the right to receive one share of New Parent Class A common stock; and

  •
  each outstanding restricted share unit will vest in full and be automatically converted into a restricted share unit with respect to the number of shares of New Parent Class A common stock equal to shares of Cowen common stock subject to the Cowen restricted stock unit immediately prior to the closing of the transactions, and the obligations with respect to the New Parent restricted stock units will be payable or distributable in accordance with the terms of the agreement relating to the New Parent restricted stock units.

        When the transactions are completed, New Parent will assume the rights and obligations of Cowen under the Cowen stock plans with respect to the assumed stock options and assumed restricted stock units. New Parent has also agreed to reserve additional shares of New Parent Class A common stock to satisfy its obligations under the assumed stock options and assumed restricted share units and to file a registration statement with the SEC on an appropriate form to the extent necessary to register the New Parent Class A common stock subject to the assumed stock options and assumed restricted stock units.

Closing and Effective Time of the Transactions

        The transactions will be completed only if all of the following occur:

  •
  the Cowen stockholders approve and adopt the transaction agreement and approve the issuance of shares of New Parent Class A common stock to Ramius;

  •
  Cowen and Ramius obtain all required governmental and regulatory consents and approvals; and

  •
  all other conditions to the transactions discussed in the section titled "The Transaction Agreement—Conditions to Complete the Transactions" beginning on page 103 and in the transaction agreement are either satisfied or waived.

        The transactions will become effective when each of the following events has occurred:

  •
  a certificate of merger with respect to the merger of Merger Sub with and into Cowen is filed with the Secretary of State of the State of Delaware;

  •
  a bill of sale and assignment and assumption agreement is executed by Ramius and Exchange Sub; and

  •
  New Parent has issued the shares of New Parent Class A common stock to Ramius.

        However, Cowen and Ramius may agree to a later time for completion of the transactions and specify such time in the certificate of merger in accordance with Delaware law. In the transaction agreement, Cowen and Ramius have agreed to complete the transactions no later than three business days after the last of the conditions described in the transaction agreement have been satisfied or waived, or on another mutually agreed date. It is anticipated that the effective time of the transactions will occur during the fourth quarter of 2009, but there are no guarantees as to when or if the transactions will be completed.

Delivery of Transaction Consideration

        When the transactions are completed, New Parent will deliver to Ramius a stock certificate representing the asset exchange consideration. At the same time, each certificate representing shares of outstanding Cowen common stock, and any uncertificated shares held in book-entry form, will automatically be deemed to represent the equivalent number of shares of New Parent Class A common stock. However, if an exchange of certificates is required by law or requested by a holder of Cowen common stock, New Parent will exchange the certificates on a one-share-for-one-share basis. All shares of Cowen common stock will then be cancelled.

  Lost Certificates

        If a certificate for Cowen common stock has been lost, stolen or destroyed, New Parent will issue the Cowen merger consideration payable under the transaction agreement when it receives appropriate evidence as to the loss, theft or destruction of the certificate, along with appropriate and customary indemnification.

  Stock Transfer Books

        The stock transfer books of Cowen will be closed when the transactions are completed, and there will be no further registration of transfers of shares of Cowen common stock on the records of Cowen. If, after the transactions are completed, a certificate representing shares of Cowen common stock is presented to New Parent or Cowen, the certificate will be converted into the right to receive the Cowen merger consideration with respect to the number of shares represented by the certificate.

Governance

        After the completion of the transactions, the board of directors of New Parent will have ten directors. Four directors will have been appointed by Cowen, and six directors will have been appointed by Ramius. Pursuant to the asset exchange agreement, Ramius has given BA Alpine Holdings, Inc., a third party investor in Ramius and an affiliate of HVB, the right to appoint one of its six directors. Six of the ten directors will be independent under NASDAQ rules. Peter A. Cohen will serve as Chairman of the board of directors and Chief Executive Officer of New Parent, and John E. Toffolon, Jr. will serve as Lead Director of the board of directors of New Parent. For more information on the board of directors, officers and governance of New Parent after the transactions are completed, see the sections titled "Board and Management of New Parent" beginning on page 117 and "Corporate Governance of New Parent" beginning on page 124.

Representations and Warranties

        The transaction agreement contains representations and warranties of each of Cowen and Ramius, made solely for the benefit of the other. The assertions embodied in those representations and warranties may have been made as of specific dates and are qualified by information in the confidential disclosure schedules that the parties have exchanged in connection with signing the transaction agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the transaction agreement. Moreover, certain representations and warranties in the transaction agreement were used for the purpose of allocating risk between Cowen and Ramius. Accordingly, you should not rely on the representations and warranties in the transaction agreement as characterizations of the actual state of facts about Cowen or Ramius.

        The transaction agreement contains representations and warranties of Cowen and Ramius relating to their respective businesses, regarding, among other things, the following items:

  •
  corporate matters, including due organization and qualification;

  •
  capitalization;

  •
  authority to execute and deliver the transaction agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the transactions;

  •
  required governmental filings and consents;

  •
  financial statements, internal controls and accounting or auditing practices;

  •
  broker's fees payable in connection with the transactions;

  •
  the absence of material adverse changes;

  •
  conduct of business in the ordinary course of business since December 31, 2008;

  •
  legal proceedings;

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  tax matters;

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  employee matters;

  •
  certain contracts;

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  property;

  •
  intellectual property;

  •
  insurance;

  •
  compliance with laws, permits, the timely filing of reports with governmental entities, and the absence of investigations and enforcement actions by regulatory agencies;

  •
  risk management instruments and derivatives;

  •
  interested party transactions;

  •
  tax treatment of the Cowen merger; and

  •
  the accuracy of information supplied for inclusion in this document and other similar documents.

In addition, Cowen has made other representations and warranties to Ramius as to the following matters:

  •
  with respect to Cowen Healthcare Royalty Partners, L.P., an indirect, non-wholly owned subsidiary of Cowen (which we refer to as CHRP), performance by Cowen and its subsidiaries under agreements relating to CHRP, due organization of CHRP, the accuracy of information included in offering and similar documents of CHRP, financial statements of CHRP, and consents and approvals related to CHRP;

  •
  state takeover laws; and

  •
  receipt of an opinion from its financial advisor.

In addition, Ramius has made representations and warranties to Cowen related to its funds and investment management and other fund agreements.

        For purposes of determining whether the closing condition that requires a party's representations and warranties to be true and correct in all respects on the date the transactions are completed has been met (described later in this document), a party's representations and warranties are generally subject to a "material adverse effect" qualification. As a result, breaches of a party's representations and warranties (other than representations regarding fundamental matters relating to the capitalization of Cowen and ownership of the subsidiaries of Cowen and Ramius, which must be true in all material respects) are deemed not to have occurred under the transaction agreement for purposes of the related closing condition, unless all breaches by a party in the aggregate have, or are reasonably likely to have, a material adverse effect on that party. A material adverse effect includes any event, change, circumstance or development which has or is reasonably likely to have a material adverse effect on the financial condition, results of operations or business of a party and its subsidiaries taken as a whole, or the ability of a party to timely complete the transactions contemplated by the transaction agreement. In determining whether a material adverse effect has occurred or would reasonably be expected to occur with respect to the financial condition, results of operations or business of a party, the parties will disregard any effects resulting from the following:

  •
  changes, after the date of the transaction agreement, in generally accepted accounting principles or regulatory accounting requirements generally applicable to companies in the industries in which a party and its subsidiaries operate (to the extent the effects of the change do not have a materially disproportionate effect on a party relative to other industry participants);

  •
  changes, after the date of the transaction agreement, in laws, rules, regulations or the interpretation of laws, rules or regulations by governmental entities of general applicability to companies in the industries in which the party and its subsidiaries operate (to the extent the effects of the change do not have a materially disproportionate effect on a party relative to other industry participants);

  •
  actions or omissions taken with the prior written consent of the other party or expressly required by the transaction agreement;

  •
  changes in global, national or regional market conditions (including acts of terrorism and war) or general business, economic or market conditions (including generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes in the securities markets), in each case generally affecting the industries in which the party or its subsidiaries operate and including changes to any previously correctly applied asset marks as a result (to the extent the effects of the change do not have a materially disproportionate effect on a party relative to other industry participants);

  •
  the execution or public disclosure of the transaction agreement, including any losses of employees that occur as a result;

  •
  failure, in and of itself, to meet earnings projections, but not including any underlying causes;

  •
  changes in the trading price of a party's common stock, in and of itself, but not including any underlying causes; or

  •
  with respect to Ramius and its subsidiaries only, withdrawals from Ramius's funds that are consistent with withdrawals from the funds over the past twelve months.

        The representations and warranties in the transaction agreement do not survive the completion of the transactions.

Covenants and Agreements

        Each of Cowen and Ramius has undertaken customary covenants that place restrictions on it and its subsidiaries until completion of the transactions. In general, each party has agreed to:

  •
  conduct its business in the ordinary course in all material respects;

  •
  use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships, including retaining the services of key officers and employees; and

  •
  take no action that would reasonably be expected to adversely affect or materially delay its ability (or the ability of New Parent, Merger Sub or Exchange Sub) to obtain any necessary regulatory and governmental approvals, perform its covenants or complete the transactions.

        In addition to the general covenants above, each party further agreed that, except as expressly permitted by the terms of the transaction agreement (including the schedules to the agreement) or with the other party's prior written consent, it will not, and will not permit its subsidiaries to, undertake the following actions prior to completion of the transactions:

  •
  incur indebtedness or in any way assume the indebtedness of another person, except in the ordinary course of business consistent with past practice and, in any event, not to exceed $500,000;

  •
  except with respect to Ramius, adjust, split, combine or reclassify any of its capital stock;

  •
  except for distributions by Ramius that are required pursuant to the limited liability company agreement of Ramius or pursuant to any grant agreement evidencing an award under equity compensation plans of Ramius, make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or membership interests, as applicable, or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for or representing the right to purchase or otherwise receive any shares of its capital stock or membership interests, as applicable;

  •
  except with respect to Ramius, grant any type of equity-based award with respect to shares of capital stock under any stock plan or otherwise, or grant any person any right to acquire any shares of its capital stock or other equity interests;

  •
  except with respect to Ramius, issue any additional shares of capital stock, membership interests, voting debt or other securities, except pursuant to the exercise of Cowen stock options or the settlement or vesting of Cowen restricted shares or Cowen restricted stock units that are outstanding as of the date of the transaction agreement or issuances by a subsidiary to its parent company;

  •
  except as required by law or by the terms of existing benefit plans:

  •
  materially increase the compensation or benefits of any of the current or former members, managers, directors, officers or employees;

  •
  pay any amounts to employees not required by any current plan or agreement (other than base salary in the ordinary course of business consistent with past practice);

  •
  become a party to, establish, amend, commence participation in, make any adjustment, terminate or commit itself to the adoption of any equity or equity-based compensation plan, compensation (including any employee co-investment fund), severance, pension, retirement, profit-sharing, welfare benefit or other employee benefit plan or agreement or employment agreement with or for the benefit of any employee (or newly hired employees);

  •
  make any guarantees of compensation or bonus to any employee (or newly hired employees); or

  •
  accelerate the vesting of any equity or equity-based compensation or other incentive compensation under any benefit plan;

  •
  sell, transfer, pledge, lease, license, mortgage, encumber or otherwise dispose of any material amount of its properties or assets to any person (other than a subsidiary) or cancel, release or assign any material amount of indebtedness to any person, in each case other than in the ordinary course of business consistent with past practice or pursuant to previously disclosed contracts;

  •
  enter into any new line of business or change in any material respect its business or operations, including any material change in the types, nature or composition of its services;

  •
  transfer ownership, or grant any license or other material rights, to any person or entity of or in respect of any material intellectual property, other than grants of non-exclusive licenses pursuant to license agreements entered into in the ordinary course of business consistent with past practice;

  •
  make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other person, including any investment in one or a series of transactions of more than $1 million in the aggregate (other than pursuant to previously disclosed contracts);

  •
  amend, breach, terminate or allow to lapse any material permit other than amendments required by applicable law or in the ordinary course of business consistent with past practice;

  •
  restructure or change its investment securities portfolio, its derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, in any material respect;

  •
  except with respect to Ramius and its Subsidiaries, and other than with respect to CHRP, form or make any investment in any pooled investment vehicle (including each portfolio or series of a portfolio, if any);

  •
  take any action, or knowingly fail to take any action, which action or failure to act could be reasonably likely to prevent the Cowen merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

  •
  except with respect to Ramius, amend its charter, by-laws or other constitutive documents;

  •
  amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

  •
  amend, otherwise modify or knowingly violate in any material respect the terms of any contract, or create, renew or amend any contract (except as may be required by applicable law) which imposes a material restriction on it, its subsidiaries' or its affiliates' ability to conduct business, other than in the ordinary course of business consistent with past practice;

  •
  make any capital expenditures in excess of $250,000;

  •
  acquire any business or person that would be material to the operation of its business, taken as a whole, or enter into any contract, letter of intent or similar arrangement with respect to the foregoing;

  •
  enter into, amend or become subject to any joint venture, partnership, strategic alliance, stockholders agreement, co-marketing, co-promotion, joint development or similar arrangement, except in the ordinary course of business consistent with past practice;

  •
  commence or settle any material claim, action or proceeding;

  •
  implement or adopt any material change in its tax financial accounting principles, practices or methods, other than as may be required by law, generally accepted accounting principles or regulatory guidelines;

  •
  file or amend any material tax return, make or change any material tax election, or settle or compromise any material tax liability or tax contest;

  •
  sell, assign, transfer, lease or otherwise dispose of, or grant any interests in, any material real property;

  •
  exercise or fail to exercise any renewal option under any material lease or other similar occupancy agreement for real property;

  •
  acquire any interest in any additional real property;

  •
  change any method of accounting or accounting practice except for any changes required by reason of a change in generally accepted accounting principles or in law; or

  •
  commit or agree to take any action prohibited by any of the conduct of business covenants made in the transaction agreement.

        The transaction agreement also contains covenants relating to the preparation of this document, obtaining regulatory and Cowen stockholder approval, access to information of the other company, the authorization of the listing on shares of New Parent Class A common stock on the NASDAQ Global Select Market, controlling transaction-related litigation and public announcements with respect to the transactions contemplated by the transactions agreement. The parties have also agreed to consult with one another with respect to certain tax matters.

Reasonable Best Efforts of Cowen to Obtain the Required Stockholder Vote

        Cowen has agreed to use its reasonable best efforts to hold a meeting of its stockholders as soon as is reasonably practicable for the purpose of Cowen stockholders voting on the approval and adoption of the transaction agreement and approval of the issuance of the shares of New Parent Class A common stock to Ramius and the approval of the Amended 2007 Equity and Incentive Plan. Approval of the Amended 2007 Equity and Incentive Plan is not a condition to closing of the transactions contemplated by the transaction agreement. Cowen will use its reasonable best efforts to obtain such stockholder approval. The transaction agreement requires Cowen to submit the transaction agreement to a stockholder vote even if its Board of Directors no longer recommends approval and adoption of the transaction agreement. The Cowen Board of Directors has unanimously approved and adopted the transaction agreement and the transactions it contemplates and adopted resolutions directing that the transaction agreement and transactions it contemplates be submitted to the Cowen stockholders for their consideration. If Cowen has not received the requisite number of votes required to adopt the transaction agreement by the date on which the stockholder meeting is scheduled, Cowen may, or Ramius may direct Cowen to, adjourn the meeting solely for the purpose of soliciting additional proxies to a date that is no later than ten days after the date of the originally scheduled meeting.

Agreement Not to Solicit Other Offers

        Cowen and Ramius have each agreed that it, its subsidiaries and each of their officers, directors, employees, agents and representatives will not, directly or indirectly:

  •
  initiate, solicit, encourage or facilitate (including by way of furnishing information) any inquiries or proposals for any "Alternative Proposal" (as defined below);

  •
  participate in any discussions or negotiations regarding any "Alternative Transaction" (as defined below); or

  •
  enter into any agreement regarding an Alternative Transaction.

        However, prior to Cowen obtaining its stockholder approval, the Cowen Board of Directors is permitted to furnish information concerning itself and its subsidiaries to any person that makes an Alternative Proposal, and to consider and participate in discussions and negotiations with respect to an Alternative Proposal, if:

  •
  such Alternative Proposal did not result from or arise out of a breach of the no-solicitation covenant;

  •
  Cowen enters into a confidentiality agreement with the person making the Alternative Proposal which is no less favorable than the confidentiality agreement that it entered into with Ramius; and

  •
  the Cowen Board of Directors concludes in good faith that the Alternative Proposal is reasonably likely to lead to a "Superior Proposal" (as defined below).

        As used in the transaction agreement, an "Alternative Proposal" means any inquiries or proposals regarding any merger, share exchange, consolidation, sale of assets, sale of membership interests or capital stock or similar transactions involving a party or any of its subsidiaries that, if completed, would constitute an Alternative Transaction.

        As used in the transaction agreement, "Alternative Transaction" means any offer, proposal or inquiry relating to, or any third party indication of interest in, the following (excluding any transactions contemplated by the transaction agreement):

  •
  a transaction in which any person or group, directly or indirectly, acquires or would acquire more than 15% of the consolidated assets of a party or its subsidiaries or 15% or more of any class of equity or voting securities (including membership interests) of a party or its subsidiaries whose assets, individually or in the aggregate, make up more than 15% of the consolidated assets of a party;

  •
  a tender offer or exchange offer that, if completed, would result in a third party beneficially owning 15% or more of the consolidated assets of a party or its subsidiaries or 15% or more of any class of equity or voting securities (including membership interests) of a party or its subsidiaries whose assets, individually or in the aggregate, make up more than 15% of the consolidated assets of a party; or

  •
  a merger, share exchange, consolidation, sale of interests, business combination, reorganization, recapitalization, liquidation or similar transaction involving a party or its subsidiaries whose assets, individually or in the aggregate, make up more than 15% of the consolidated assets of a party.

        As used in the transaction agreement, "Superior Proposal" means any third party proposal to acquire all of the equity, assets, net revenue or net income of Cowen and its subsidiaries that the Cowen Board of Directors determines in its reasonable good faith judgment, after consultation with its financial advisor and outside legal counsel, would be more favorable (including from a financial point of view) to Cowen's stockholders than the transactions contemplated by the transaction agreement and is reasonably likely to be completed. In determining whether a proposal is a "Superior Proposal," the Cowen Board of Directors must take into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the identity of the person making the proposal.

        The Cowen Board of Directors has agreed, except as provided in the next paragraph, that:

  •
  it will not, and will not publicly propose to, withdraw, modify or qualify its recommendation of the transaction agreement or the transactions to Cowen's stockholders; and

  •
  it will not, and will not publicly propose to, approve, recommend or fail to recommend against any Alternative Proposal.

        The Cowen Board of Directors may nonetheless take the actions described as prohibited in the paragraph above if the following conditions are met:

  •
  it receives an unsolicited Alternative Proposal not arising out of a breach of the no-solicitation covenant that is a Superior Proposal and the Superior Proposal has not been withdrawn;

  •
  it determines in good faith, after consultation with outside legal counsel, that in light of the Superior Proposal, the failure to take such any of the actions listed above would violate its fiduciary duties to Cowen stockholders;

  •
  it has provided to Ramius, at least five business days in advance, with written notice of its intention to change its recommendation, which notice must specify the identity of the person making the proposal and the material terms of the proposal (and, if the proposal is in writing, Cowen must provide Ramius with a copy), along with a statement that the Board of Directors has determined the proposal is a Superior Proposal; and

  •
  during the notice period, Cowen and its advisors have negotiated in good faith with Ramius (if Ramius desires to negotiate) to make adjustments to the terms and conditions of the transaction agreement so that the Alternative Proposal would no longer be a Superior Proposal.

        If the Alternative Proposal is amended in a material way, Cowen must provide Ramius with written notice of the material amendment at least two business days prior to changing its recommendation and, during such notice period, Cowen and its advisors must negotiate in good faith with Ramius (if Ramius desires to negotiate) to make adjustments to the terms and conditions of the transaction agreement so that the Alternative Proposal as amended would no longer be a Superior Proposal.

        Cowen and Ramius have each agreed:

  •
  to notify the other party promptly (but in no event later than 24 hours) after it receives an Alternative Proposal, any material modification of an Alternative Proposal, any request for non-public information relating to such party or its subsidiaries or any request for access to the properties, books or records of the party or any of its subsidiaries;

  •
  to notify the other party orally and in writing of the receipt of an Alternative Proposal, and the notice must indicate the identity of the party making the proposal and summarize the material terms of the proposal (and, if the proposal or request for information was made in writing, the party must provide the other party with a copy of the proposal or request); and

  •
  to keep the other party fully informed, on a current basis, of any material changes in the status and any material changes in the terms of any Alternative Proposal.

        Cowen has also agreed that it will not terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement that it has previously entered into and has agreed to enforce the provisions of these existing agreements.

Employee Matters

        The employees of Ramius and the Ramius benefit plans will be transferred to Exchange Sub either immediately prior to or on completion of the transactions, except for specified Ramius benefits which will not be transferred. The current benefit plans of Cowen and Ramius will stay in effect after completion of the transactions until new plans of New Parent are put into place. The new plans must treat similarly situated employees on a substantially equivalent basis and cannot discriminate between former Cowen and former Ramius employees. In any event, for the first year after the completion of the transactions, former Cowen employees are entitled to receive compensation and benefits substantially comparable in the aggregate to the compensation and benefits to which they were entitled immediately prior to the completion of the transactions. In addition, any Cowen employees terminated without "cause" after the completion of the transactions, who are not party to an employment or severance agreement otherwise providing for severance payments or benefits, are entitled to severance benefits no less favorable than those agreed to in the transaction agreement, which are substantially identical to those applicable prior to the transactions.

        With respect to any new benefit plans in which employees of Cowen or Ramius first become eligible to participate after completion of the transactions (and did not participate prior to the completion of the transactions), New Parent must:

  •
  waive all pre-existing conditions, exclusions and waiting periods applicable to the employee and his or her eligible dependents (except to the extent the pre-existing conditions, exclusions and waiting periods would apply under an analogous Cowen or Ramius benefit plan, as applicable);

  •
  provide each employee and his or her eligible dependents credit for any co-payments and deductibles paid prior to the completion of the transactions under a Cowen or Ramius benefit plan in satisfying any applicable deductible or out-of-pocket requirements under any new plans; and

  •
  provide the employees with a customary service credit for purposes of eligibility to participate, vesting credit, entitlement to benefits and levels of benefits in any new plan.

        When the transactions are completed, New Parent will honor all Cowen benefit plans and Ramius benefit plans in accordance with their terms. The transactions will be treated as a "change in control" for purposes of applicable Cowen employee benefit and compensation plans and agreements, other than to the extent an individual employee waives such treatment in writing. In addition, the interests under the Ramius equity participation programs will vest in full on completion of the transactions. Exchange Sub will assume the obligations of Ramius to make the cash payments in satisfaction of the awards granted under the Ramius phantom interest program.

Indemnification and Insurance

        The transaction agreement requires the current rights of the officers and directors of Cowen and the managers and members of Ramius and their respective subsidiaries to indemnification under these entities' organizational documents to continue in effect for six years after completion of the transactions. The transaction agreement also provides that, upon completion of the transactions, New Parent, the Cowen surviving corporation and Exchange Sub will indemnify, defend and hold harmless and provide advancement of expenses to, all past and present officers directors, managers and members of Cowen and Ramius and each of their subsidiaries against all losses or liabilities incurred in their capacities as a director, officer, manager or member to the fullest extent permitted by applicable law.

        The transaction agreement requires New Parent to maintain, for a period of six years after completion of the transactions, Cowen's and Ramius's respective current directors' and officers' liability insurance policies, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policies, with respect to acts or omissions occurring prior to completion of the transactions. However, New Parent is not required to incur an annual premium expense greater than 200% of the annual premiums currently paid by Cowen or Ramius. If New Parent is unable to maintain a policy because the annual premium expense is greater than 200% of Cowen's or Ramius's respective current annual directors' and officers' liability insurance premiums, New Parent is obligated to obtain as much insurance as is available for the amount that is 200% of Cowen's and Ramius's respective premiums. New Parent can satisfy these obligations by having Cowen purchase a "tail" policy prior to the completion of the transactions from an insurer with substantially the same or better credit rating as the current carriers for Cowen's and Ramius's respective existing directors' and officers' insurance policies in effect as of the date of the transaction agreement.

Assignment of Contracts and Warranties; Payment of Assumed Liabilities

        At the completion of the transactions, Ramius will assign to Exchange Sub all of its rights under contracts entered into by Ramius prior to the completion of the transactions, except for specified rights under the transaction agreement, the asset exchange agreement and other agreements related to the transactions. However, no contracts will be assigned if it would violate any laws or the terms of the contract, and, if permitted under the terms of the contract, any performance obligations of Ramius will be subleased or subcontracted to Exchange Sub until the contract can be fully transferred to Exchange Sub. Ramius has agreed to use commercially reasonable efforts to obtain any required consents of counterparties to its contracts in order to be able to assign them, and Cowen has agreed to cooperate with Ramius in this effort. Cowen and Exchange Sub have also agreed to take all reasonably necessary actions to perform the obligations of Ramius under the assigned contracts in accordance with their terms if neither assignment, subleasing or subcontracting is allowed by the counterparty. Ramius will pay over to Exchange Sub any amounts received by Ramius after the closing of the transactions that result from the performance by Exchange Sub of the assigned contracts, and Exchange Sub will reimburse Ramius for any costs Ramius incurs in performing the assigned contracts after the completion of the transactions.

        Exchange Sub will promptly pay all the assumed liabilities of Ramius when they become due, except to the extent that any liability is being contested in good faith and appropriate reserves have been made for the liability on the books and records of Exchange Sub.

Asset Exchange Agreement

        New Parent has agreed to, and each of Ramius and Cowen have agreed to cause New Parent to, fulfill its obligations under the asset exchange agreement (see the section titled "Other Agreements Related to the Transactions—Asset Exchange Agreement" beginning on page 106 for a more detailed description), including causing New Parent, on behalf of Merger Sub, to issue at the completion of the transactions the shares of New Parent Class A common stock and the additional consideration paid either in cash or debt to HVB in accordance with the terms of the asset exchange agreement. Cowen has also agreed not to take any action, or to fail to take any action, that would cause the representations made by New Parent in the asset exchange agreement not to be true in all material respects at the closing of the transactions.

Expenses and Fees

        In general, each of Cowen and Ramius will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the transaction agreement. However, the costs and expenses of printing and mailing this document, all filing and other fees paid to the SEC in connection with the transactions and the filing fee for the notification under the HSR Act shall be borne equally by Cowen and Ramius. Additionally, in qualifying circumstances, Cowen will be required to pay transaction-related expenses of Ramius of up to $750,000, as further described in the section titled "The Transaction Agreement—Termination Fee" beginning on page 105 below.

Conditions to Complete the Transactions

        The respective obligations of Cowen and Ramius to complete the transactions are subject to the fulfillment or waiver of the following conditions:

  •
  the approval and adoption of the transaction agreement by Cowen stockholders;

  •
  the approval of the listing of the New Parent Class A common stock to be issued in connection with the transactions on NASDAQ (including the shares to be issued pursuant to the asset exchange agreement), subject to official notice of issuance;

  •
  the termination or expiration of any waiting periods applicable to the transactions, including under the HSR Act, and the receipt of all other approvals required under other antitrust or competition laws;

  •
  the registration statement with respect to the New Parent Class A common stock to be issued in connection with the transaction having become effective under the Securities Act of 1933 and no stop order or proceedings for that purpose having been initiated or threatened by the SEC;

  •
  the absence of any order, decree or injunction by any court or other governmental entity or other law that prohibits or makes illegal completion of the transactions contemplated by the transaction agreement; and

  •
  all of the conditions precedent to the completion of the transactions under the asset exchange agreement (other than the closing of the transactions and other conditions that, by their nature, are intended to be satisfied at the completion of the transactions) having been satisfied.

        Cowen's obligation to complete the transactions is also separately subject to the satisfaction or waiver of the following conditions:

  •
  the truth and correctness of the representations and warranties of Ramius in the transaction agreement, subject to the materiality standard provided in the transaction agreement (and as described earlier in this document), and the performance by Ramius in all material respects of its obligations under the transaction agreement and the receipt of certificates from the managing member of Ramius to that effect;

  •
  the receipt by Cowen of a legal opinion with respect to certain U.S. federal income tax consequences of the Cowen merger; and

  •
  the receipt and effectiveness of all governmental and other approvals, registrations and consents, and the expiration of all related waiting periods required to complete the transactions.

        Ramius's obligation to complete the transactions is also separately subject to the satisfaction or waiver of the following conditions:

  •
  the truth and correctness of the representations and warranties of Cowen in the transaction agreement, subject to the materiality standard provided in the transaction agreement (and as described earlier in this document), and the performance by Cowen in all material respects of its obligations under the transaction agreement and the receipt of certificates from an officer of Cowen to that effect;

  •
  the receipt and effectiveness of all governmental and other approvals, registrations and consents, and the expiration of all related waiting periods required to complete the transactions;

  •
  execution by New Parent of the registration rights agreement granting registration rights to Ramius and to a third party investor in Ramius (see the section "Other Agreements Relating to the Transactions—Registration Rights Agreement" beginning on page 109 for more information); and

  •
  the receipt of a copy of any certificates of officers of Cowen relied upon by counsel in rendering the legal opinion with respect to certain U.S. federal income tax consequences of the Cowen merger as delivered to Cowen.

        There can be no assurances as to when or if all of the conditions to the transactions can or will be satisfied or waived by the appropriate party. As of the date of this document, the parties have no reason to believe that any of these conditions will not be satisfied.

Amendment and Waiver of the Transaction Agreement

        Subject to applicable law, the parties may amend the transaction agreement by written agreement. However, after any approval of the transactions contemplated by the transaction agreement by the Cowen stockholders, there may not be, without further approval of those stockholders, any amendment of the transaction agreement that requires further stockholder approval under applicable law.

        At any time prior to the completion of the transactions, each of Cowen and Ramius, by action taken or authorized by its respective board of directors or managing member, to the extent legally allowed, may:

  •
  extend the time for the performance of any of the obligations or other acts of the other party;

  •
  waive any inaccuracies in the representations and warranties of the other party; or

  •
  waive compliance by the other party with any of the other agreements or conditions contained in the merger agreement.

        However, the extension or waiver will only be valid if it is in a written document signed on behalf of the party granting the extension or waiver, but the extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of any subsequent other failure.

Termination of the Transaction Agreement

        The transaction agreement can be terminated at any time prior to completion of the transactions by mutual written consent and by either party in the following circumstances:

  •
  if any of the required regulatory approvals are denied or completion of the transactions has been enjoined, prohibited or made illegal by a court or other governmental entity (and the denial or prohibition is final and nonappealable);

  •
  if the transactions have not been completed by December 31, 2009, unless the failure to complete the transactions by that date is due to a breach of the transaction agreement by the party seeking to terminate the transaction agreement;

  •
  if there is a breach by the other party that would cause the failure of the closing conditions described above, unless the breach is capable of being, and is, cured within thirty days following written notice of the breach to the party committing the breach (provided that the terminating party has not breached any representation, warranty, covenant or agreement that would result in the conditions to closing not being satisfied); or

  •
  if the Cowen stockholders fail to approve and adopt the transaction agreement at the special meeting convened for purposes of approving and adopting the transaction agreement.

In addition, Ramius may terminate the transaction agreement in the following circumstances:

  •
  Cowen's Board of Directors fails to recommend the approval and adoption of the transaction agreement by the Cowen stockholders, or if the Board of Directors changes its recommendation, or resolves to do either of these things;

  •
  Cowen fails to call a stockholders' meeting to vote on the approval and adoption of the transaction agreement; or

  •
  Cowen materially breaches its obligations with respect to soliciting, discussing or agreeing to Alternative Proposals.

        If the transaction agreement is terminated, it will become void, and there will be no liability on the part of Cowen or Ramius, except that termination will not relieve a breaching party from liability for any fraud or willful breach and the confidentiality agreement between the parties and other customary provisions will survive termination. In addition, if the transaction agreement is terminated, a termination fee is payable under certain circumstances as set forth below.

Termination Fee

        The transaction agreement contains provisions requiring Cowen to pay to Ramius a termination fee of $3.5 million and/or expenses of Ramius of up to $750,000 in the event the transaction agreement is terminated under the following circumstances:

  •
  if Ramius terminates the transaction agreement because the Cowen Board of Directors withdrew, modified or qualified its recommendation of the transactions to the Cowen stockholders (or failed to recommend the transactions entirely), or if Cowen failed to call the stockholder meeting or materially breached its no-solicitation obligations, Cowen must pay Ramius the termination fee and Ramius's expenses;

  •
  if Cowen or Ramius terminates the transaction agreement because the Cowen stockholders did not approve the transactions, then Cowen must pay one-half of Ramius's expenses; and, if at any time after signing of the transaction agreement and before the Cowen stockholder meeting was held, an Alternative Proposal for more than 50% of the assets or stock of Cowen was announced, and within twelve months of termination of the transaction agreement, Cowen executes definitive agreements with respect to any Alternative Transaction, Cowen must pay Ramius the termination fee and the other one-half of Ramius's expenses; and

  •
  if Cowen or Ramius terminates the transaction agreement because the completion of the transactions has not occurred by December 31, 2009, and, at any time after signing of the transaction agreement and before the Cowen stockholder meeting was held, an Alternative Proposal for more than 50% of the assets or stock of Cowen was announced, then Cowen must pay Ramius's expenses, and if, within twelve months after the termination of the transaction agreement, Cowen executes definitive agreements with respect to any Alternative Transaction, Cowen must also pay Ramius the termination fee.

Schedules and Exhibits to the Transaction Agreement

        Various schedules and exhibits to the transaction agreement have not been filed with the SEC. A description of these schedules and exhibits can be found in the transaction agreement, which is attached as Appendix A hereto. Any schedules omitted to be filed with the SEC will be supplementally furnished to the SEC upon the SEC's request.

OTHER AGREEMENTS RELATED TO THE TRANSACTIONS

        The following summary describes the material provisions of the asset exchange agreement, the registration rights agreement, the amendments to the investment agreements between Ramius and affiliates of BA Alpine Holdings, Inc., a third party investor in Ramius, and the voting agreement between Ramius and certain employee stockholders of Cowen, which have been entered into in connection with the transactions. A copy of the asset exchange agreement is attached as Appendix B, and is incorporated by reference into this document.

 Asset Exchange Agreement

        Concurrently with the execution of the transaction agreement, Ramius, Cowen, New Parent, Merger Sub, HVB (an affiliate of BA Alpine Holdings, Inc.) and HVB AG (an affiliate of BA Alpine Holdings, Inc.) entered into the asset exchange agreement. Under the terms of the asset exchange agreement and subject to the terms and conditions contained in the asset exchange agreement, Merger Sub will purchase from HVB the 50% interest in the Ramius fund of funds business that HVB owns in exchange for (i) 2,713,882 shares of New Parent Class A common stock, subject to certain adjustments, and (ii) approximately $10.4 million of additional consideration, which may be paid either in cash or debt as more fully described below. We refer to this transaction as the fund of funds asset exchange. The remaining 50% interest in the Ramius fund of funds business currently owned by Ramius will be transferred to Exchange Sub under the terms of the transaction agreement.

New Parent Class A Common Stock and Debt Consideration

        As part of the consideration to be paid to HVB under the terms of the asset exchange agreement, New Parent, on behalf of Merger Sub, will deliver to HVB at the closing of the fund of funds asset exchange a promissory note in principal amount equal to approximately $10.4 million, subject to adjustment as more fully described below. However, if New Parent enters into a $25 million secured revolving credit facility with HVB AG at or immediately prior to the closing of the fund of funds asset exchange, New Parent will instead borrow approximately $10.4 million under this secured revolving credit facility and pay such amount in cash to HVB.

        As part of the consideration to be paid to HVB under the terms of the asset exchange agreement, New Parent, on behalf of Merger Sub, will issue 2,713,882 shares of New Parent Class A common stock to HVB (which we refer to as the HVB Shares) at the closing of the fund of funds asset exchange. If the HVB Shares would exceed 4.9% of the issued and outstanding shares of New Parent Class A common stock immediately following the closing of the fund of funds asset exchange, (i) the number of HVB Shares will be reduced so as to equal 4.9% of the issued and outstanding shares of New Parent Class A common stock and (ii) the principal amount of the promissory note to be issued to HVB (or, alternatively, the amount to be borrowed under the $25 million secured revolving credit facility and paid in cash to HVB) will be increased by $8.6555 for every share deducted from the HVB Shares.

Representations and Warranties of the Parties

        The representations and warranties of each of the parties to the asset exchange agreement (including Cowen and Ramius) have been made solely for the benefit of the other parties to the asset exchange agreement. The assertions embodied in these representations and warranties may have been made as of specific dates and may be qualified by information in the confidential disclosure schedules that the parties have exchanged in connection with the signing of the asset exchange agreement. Disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the transaction agreement. Moreover, certain representations and warranties in the asset exchange agreement were used for the purpose of allocating risk between the parties to the transaction agreement. Accordingly, you should not rely on the representations and warranties in the asset exchange agreement as characterizations of the actual state of facts about any of the parties to the asset exchange agreement.

        Each of Ramius, HVB and New Parent has made a number of representations and warranties to each other party in the asset exchange agreement, including representations and warranties relating to the following matters:

  •
  corporate organization, qualifications to do business and corporate standing;

  •
  corporate authority to enter into the asset exchange agreement and the ancillary agreements thereto and to complete the fund of funds asset exchange;

  •
  absence of any conflict or violation of their respective organizational documents or any applicable legal requirements, as a result of entering into and carrying out the obligations contained in the asset exchange agreement; and

  •
  required approvals and consents with respect to the fund of funds asset exchange.

        HVB has also made representations and warranties relating to its good and marketable title to its interest in the Ramius fund of funds business.

        New Parent has also made representations and warranties relating to its capitalization and the due authorization and valid issuance of the HVB Shares.

Conditions to the Obligations of the Parties

        Each party's obligation to complete the fund of funds asset exchange is subject to the satisfaction or waiver of the following conditions:

  •
  the completion of the transactions under the transaction agreement, including the asset exchange between Ramius and Exchange Sub; and

  •
  the absence of any order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the completion of the fund of funds asset exchange.

        HVB's obligation to complete the fund of funds asset exchange is further subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of Ramius are accurate, subject to the materiality standard in the asset exchange agreement;

  •
  each of Ramius, New Parent, Merger Sub and Cowen must have performed and complied with, in all material respects, all of their respective covenants and obligations under the asset exchange agreement;

  •
  the HVB Shares must have been authorized for listing on NASDAQ, subject to official notice of issuance; and

  •
  if the $25 million secured revolving credit facility has not been entered into by HVB AG and New Parent, the $10.4 million promissory note and the related security agreement must have been executed by New Parent and its subsidiaries, as applicable.

        The obligations of Ramius, New Parent and Merger Sub to complete the fund of funds asset exchange is further subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of HVB are accurate, subject to the materiality standard in the asset exchange agreement;

  •
  HVB and HVB AG must have performed and complied with, in all material respects, all of their respective covenants and obligations under the asset exchange agreement; and

  •
  certain agreements (including the $10.4 million promissory note and related security agreement, if applicable) between HVB and certain of its affiliates, on the one hand, and Ramius and New Parent and certain of their respective affiliates, on the other hand, must be in full force and effect.

Designee to the New Parent Board of Directors

        Under the terms of the asset exchange agreement, so long as HVB and its affiliates beneficially own at least 4.9% of the common stock of New Parent (including shares held by Ramius that are attributable to BA Alpine Holdings, Inc.), BA Alpine Holdings, Inc., a third party investor in Ramius and an affiliate of HVB, will have the right to nominate one director to the board of directors of New Parent, and New Parent will include such designee on the slate of nominees proposed by New Parent in connection with any vote to elect the board of directors of New Parent. To the extent legally permitted, the designee will also have the right to serve on committees of the board of directors of New Parent. For so long as a designee of BA Alpine Holdings, Inc. serves as a director of New Parent, HVB and its affiliates will only transfer the HVB Shares in accordance with New Parent's insider trading policy.

Restrictions on Transfer

        Under the terms of the asset exchange agreement, HVB has agreed to transfer restrictions with respect to the HVB Shares. Following the closing of the fund of funds asset exchange for a period of six months as described below, HVB will not transfer any of the HVB Shares other than (i) to wholly owned affiliates, (ii) to the extent necessary to prevent HVB from being in violation of federal, state or foreign banking laws, including the Bank Holding Company Act of 1956, as amended, or (iii) in non-market private sales to third party investors, so long as, without the consent of Ramius, no such private sale, individually or in the aggregate, results in any third party investor beneficially owning in excess of 10% of the outstanding shares of New Parent Class A common stock.

        Following the six-month anniversary of the closing of the fund of funds asset exchange, HVB will be allowed to freely transfer the HVB Shares to the extent that HVB, together with its affiliates (including BA Alpine Holdings, Inc.) and permitted transferees, continue to beneficially own 50% of the aggregate number of shares of New Parent common stock that HVB and its affiliates beneficially owned at the closing of the fund of funds asset exchange, including shares beneficially owned indirectly through Ramius.

        In addition, these transfer restrictions will terminate following the second anniversary of the closing of the fund of funds asset exchange or after the occurrence of any of the following events:

  •
  a material breach by Ramius of certain agreements between Ramius and HVB and certain of its affiliates, which is not cured within ten days of receipt of notice by Ramius;

  •
  the failure of Ramius to vote all of its shares of New Parent Class A common stock in favor of the election to the board of directors of New Parent of a designee of BA Alpine Holdings, Inc., so long as BA Alpine Holdings, Inc. is entitled to designate a nominee as discussed above;

  •
  if the managing member of Ramius ceases to be controlled by at least two of Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon; or

  •
  any merger, consolidation, tender offer or any other transaction resulting in the stockholders of New Parent immediately before such transaction owning less than a majority of the aggregate voting power of the resultant entity or any sale of all or substantially all of the assets of New Parent.

Expenses

        Under the terms of the asset exchange agreement, Ramius has agreed to reimburse an affiliate of HVB for up to $650,000 of its fees and expenses incurred in connection with the fund of funds asset exchange and its evaluation of the related transactions.

Registration Rights Agreement

        In connection with the transactions, BA Alpine Holdings, Inc., HVB AG and HVB (each of which is a subsidiary of UniCredit Group and which we refer to collectively as the HVB Parties), Ramius and New Parent have agreed to enter into a registration rights agreement at the closing of the transactions, which will set forth certain rights of the HVB Parties and Ramius and its members with respect to their shares of New Parent common stock (including, with respect to BA Alpine Holdings, Inc., shares held by Ramius that are attributable to BA Alpine Holdings, Inc.).

Registration Statements

        Under the terms of the registration rights agreement, so long as New Parent is not eligible to use Form S-3 to register shares of its common stock, the HVB Parties (or Ramius, acting on their behalf and at their direction) will be entitled to demand that New Parent prepare and file a registration statement on Form S-1 with respect to any shares of New Parent Class A common stock held or acquired (including directly or indirectly through Ramius) by the HVB Parties, Ramius or the members of Ramius or any permitted transferee of an HVB Party and any stock of New Parent issued as a dividend or other distribution with respect to such shares of New Parent Class A common stock (which we refer to collectively as the registrable securities). Upon such demand, New Parent will use its reasonable best efforts to cause such registration statement to be declared effective, provided, that the registration statement will not be required to become effective prior to one day after the six-month anniversary of the closing of the transactions.

        New Parent will also use its reasonable best efforts to qualify and maintain its eligibility to use Form S-3 for secondary sales by the HVB Parties, Ramius and the members of Ramius (including BA Alpine Holdings, Inc.) as soon as practicable following the execution of the registration rights agreement. Once New Parent is eligible to use Form S-3, it will file an automatic registration statement on Form S-3 and use its reasonable best efforts to effect and maintain the registration of all shares of registrable securities on Form S-3 and for so long as Ramius or an HVB Party holds registrable securities, subject to certain limitations.

Underwritten Offerings

        New Parent will also cooperate with the HVB Parties in a distribution of registrable securities in an underwritten offering, subject to customary market cutback restrictions under which the HVB Parties will receive priority over other holders of registrable securities. New Parent will be obligated to pay all registration expenses (including the fees and expenses of one counsel for the holders of registrable securities participating in any offering) incurred in connection with the registration rights agreement other than underwriting discounts and selling commissions applicable to sales of registrable securities. Under the terms of the registration rights agreement, the HVB Parties may demand a total of six underwritten offerings and may require New Parent to support three such offerings, including by causing senior executives of New Parent to participate in marketing efforts with respect to such offerings, including customary "road shows."

        If New Parent gives notice of a registered public offering of its Class A common stock involving an underwriting for its own account or for the account of the HVB Parties, New Parent will notify the holders of registrable securities of such offering and the holders of registrable securities may participate in such offering, subject to customary market cutback restrictions under which the HVB Parties will receive priority over other holders of registrable securities and New Parent.

Additional Rights and Obligations

        Subject to the limitations contained in the registration rights agreement, New Parent will be permitted to postpone a filing of a registration statement, and sales of registrable securities will be suspended, for a period that does not exceed sixty days, and not to exceed 120 days in any twelve-month period, if an event has occurred as a result of which any registration statement or prospectus would, in New Parent's reasonable judgment based on advice of outside counsel, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or if New Parent notifies the holders of registrable securities that such actions would, in the good faith judgment of outside counsel, require the disclosure of material non-public information which New Parent has a bona fide business purpose for preserving as confidential and which New Parent would not otherwise be required to disclose.

        The registration rights agreement will require New Parent to indemnify each holder of registrable securities against certain losses that may be suffered by such holders in connection with registrations made pursuant to the registration rights agreement. Furthermore, each holder whose registrable securities are included in a registration statement agrees to indemnify New Parent and each other holder of registrable securities to the extent that any losses result from information furnished in writing by that holder expressly for use in a registration statement.

Amendment to Investment Agreement with Ramius

        In connection with the transactions, Ramius and Alpine Cayman Islands Limited, an affiliate of BA Alpine Holdings, Inc., amended the investment agreement with respect to Alpine Cayman Islands Limited's investment in certain Ramius funds. Alpine Cayman Islands Limited has agreed that until September 30, 2010, it will not withdraw a portion of its investment if as a consequence of such withdrawal, the value of its investment would be less than $250 million, subject to specified exceptions. Beginning on September 30, 2010 and on each subsequent calendar quarter end date, there is no restriction on withdrawing a portion of the investment equal to at least $40 million from the Ramius funds plus any additional amounts that are permitted to be withdrawn from such investment on such date as is specified in the amendment to the investment agreement.

        Notwithstanding the limitations described above, Alpine Cayman Islands Limited may also reduce its investments if:

  •
  following the closing of the transactions, the value of its investment in the Ramius funds and the amount of assets under management in the Ramius funds attributable to third party investors other than Alpine Cayman Islands Limited and its affiliates fall below certain levels;

  •
  if Ramius ceases to be controlled by at least two of Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon;

  •
  any merger, consolidation, tender offer or any other transaction resulting in the stockholders of New Parent immediately before such transaction owning less than a majority of the aggregate voting power of the resultant entity or any sale of all or substantially all of the assets of New Parent;

  •
  the Ramius funds are no longer managed by New Parent or one of its subsidiaries; or

  •
  certain individuals, or Ramius, directly or indirectly, on behalf of these individuals, dispose of shares of New Parent common stock other than as permitted by certain provisions of Ramius's organizational documents.

        In addition, if the Ramius funds in which Alpine Cayman Islands Limited is invested suspend or otherwise restrict withdrawals from the funds, Alpine Cayman Islands Limited would be entitled to withdraw a portion of its investment in such funds on a pro rata basis with third party investors in these funds.

 Amendment to Investment Agreement with Ramius Fund of Funds Group LLC

        In connection with the transactions, Ramius and HVB AG, an affiliate of BA Alpine Holdings, Inc., amended the investment agreement with respect to an investment in certain funds of Ramius Fund of Funds Group LLC. It has been agreed that until September 30, 2010, a portion of this investment may not be withdrawn if after such withdrawal, the value of the investment would be less than $350 million, subject to specified exceptions. Beginning on September 30, 2010 and on each subsequent calendar quarter end date, there is no restriction on withdrawing a portion of the investment equal to at least $60 million from the funds of Ramius Fund of Funds Group LLC plus any additional amounts that are permitted to be withdrawn from such investment on such date as is specified in the amendment to the investment agreement.

        Notwithstanding the limitations described above, the investment in the Ramius Fund of Funds Group LLC may be reduced if:

  •
  following the closing of the transactions, the value of the investment in the funds of Ramius Fund of Funds Group LLC falls below a certain level;

  •
  if Ramius ceases to be controlled by at least two of Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon;

  •
  any merger, consolidation, tender offer or any other transaction resulting in the stockholders of New Parent immediately before such transaction owning less than a majority of the aggregate voting power of the resultant entity or any sale of all or substantially all of the assets of New Parent;

  •
  the funds of Ramius Fund of Funds Group LLC are no longer managed by New Parent or one of its subsidiaries; or

  •
  certain individuals, or Ramius, directly or indirectly, on behalf of these individuals, dispose of shares of New Parent common stock other than as permitted by certain provisions of Ramius's organizational documents.

Voting Agreement

        Concurrently with the execution of the transaction agreement, on June 3, 2009, Ramius entered into a voting agreement with the following stockholders of Cowen:

  •
  David M. Malcolm, Cowen's President and Chief Executive Officer;

  •
  Thomas K. Conner, Cowen's Chief Financial Officer;

  •
  J. Kevin McCarthy, Cowen's General Counsel;

  •
  Donald Meltzer, Head of Investment Banking at Cowen and Company, LLC;

  •
  John F. O'Donoghue, Head of Equities at Cowen and Company, LLC;

  •
  Barry J. Tarasoff, Head of Equity Research at Cowen and Company, LLC; and

  •
  Christopher A. White, Cowen's Vice President.

Messrs. Conner, Malcolm, McCarthy, Meltzer, O'Donoghue, Tarasoff and White are referred to individually as a management stockholder and collectively as the management stockholders. As of the date of the voting agreement, the management stockholders held in the aggregate 1,086,510 shares of Cowen common stock, or approximately 6.78% of the outstanding Cowen common stock entitled to vote at the Cowen special meeting.

Agreement to Vote

        The management stockholders have agreed that they will, between the execution of the voting agreement and the earlier of completion of the transactions and termination of the transaction agreement:

  •
  vote to approve the transaction agreement and the transactions contemplated in the transaction agreement at any meeting of the stockholders, in any action by written consent of the stockholders, or in any other circumstances where Cowen is seeking stockholder approval;

  •
  vote against any Alternative Transaction relating to Cowen; and

  •
  irrevocably grant Ramius and its designees a proxy to vote the shares of management stockholders, or to execute written consents or approvals in respect to the shares of management stockholders, to vote as directed in the above two bullets.

Transfer Restrictions

        The management stockholders have also agreed to restrictions on the transfer of shares of Cowen common stock beneficially owned by the management stockholders as of the date of the voting agreement, and all additional shares of Cowen common stock acquired directly or beneficially by the management stockholders prior to the termination of the voting agreement. Except as specifically contemplated by the voting agreement, the management stockholders will not, to the extent that it prevents or impairs the performance of their obligations under the voting agreement:

  •
  sell, transfer, tender, assign, hypothecate or otherwise dispose of their shares (or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of their shares);

  •
  grant any proxy with respect to any of their shares;

  •
  enter into any voting trust or voting trust agreement with respect to any of their shares; or

  •
  permit to exist any additional security interest, lien, claim, pledge, option, right of first refusal, limitation on voting rights, charge or other encumbrance of any nature with respect to their shares.

These restrictions do not apply to transfers of shares by will or by operation of law, in which the transferee is bound by the terms of the voting agreement, or transfers in connection with estate and tax planning purposes, subject to the transferee agreeing in writing to be bound by the terms of the voting agreement.

        The number of each management stockholder's shares subject to the voting agreement will be adjusted as appropriate in the event of any stock split, dividend, merger, reorganization, recapitalization or other change in capital structure of Cowen.

        The voting agreement will automatically terminate when the transactions are completed or if the transaction agreement is terminated.

Transfer Restrictions on Shares of New Parent Common Stock Held by Ramius

        Following the consummation of the transactions, the capital of Ramius's members in Ramius will consist primarily of shares of New Parent Class A common stock. Under Ramius's operating agreement (as it will be amended and restated at the closing of the transactions), the members of Ramius generally will not be entitled to receive any distributions of New Parent Class A common stock or other capital from Ramius, and Ramius's managing member has agreed in Ramius's operating agreement not to make any distributions of New Parent Class A common stock or other capital to these members (except for, in certain circumstances, distributions of any dividends on the shares of New Parent Class A common stock held by Ramius and tax distributions) for specified periods of time. Following the distribution of New Parent Class A common stock to the members of Ramius in accordance with the lock-up provisions described below, such shares will be freely tradeable (subject to any applicable restrictions on transfers by affiliates). These lock-up provisions may be waived by the managing member in accordance with the terms of Ramius's operating agreement.

        The minimum lock-up which is applicable to certain Ramius members provides that they may withdraw one-third of their capital in Ramius as of the end of each calendar year beginning on December 31, 2009. It is anticipated that approximately 1,934,661 shares of New Parent Class A common stock, in the aggregate, will underlie the capital that these members hold in Ramius at the closing of the transactions. In connection with a withdrawal of capital by these members of Ramius, Ramius will sell shares of New Parent common stock attributable to these members on or prior to the effectiveness of such withdrawal and will use the net proceeds of such sales to satisfy the withdrawal requests of these members in cash.

        A second group of Ramius members have agreed in Ramius's operating agreement to further lock-up their capital so that they may only withdraw one-third of their capital upon each of the first, second and third anniversaries of the closing of the transactions. It is anticipated that approximately 16,708,480 shares of New Parent Class A common stock, in the aggregate, will underlie the capital that these members hold in Ramius at the closing of the transactions. Upon the withdrawal of capital by these members of Ramius, Ramius will distribute to the members the shares of New Parent common stock underlying the withdrawn capital.

        Furthermore, certain Ramius members who are also principals of Ramius (some of whom are also members of Ramius's managing member and some of whom will be officers of New Parent following the closing of the transactions) have further agreed in Ramius's operating agreement not to withdraw any of their capital from Ramius (except for, in certain circumstances, distributions of any dividends on the shares of Class A common stock of New Parent held by Ramius and certain tax distributions) until the 30-month anniversary of the closing of the transactions, at which time such members would be allowed to withdraw half of their capital in Ramius. Upon the 36-month anniversary of the closing of the transactions, these individuals would be able to withdraw all of their remaining capital from Ramius. It is anticipated that approximately 9,659,592 shares of New Parent's Class A common stock, in the aggregate, will underlie the capital that these members hold in Ramius at the closing of the transactions. If, however, at any time BA Alpine Holdings, Inc. (a third party investor in Ramius) and its affiliates beneficially own less than 4.9% of the then-outstanding shares of common stock of New Parent (including shares held by Ramius that are attributable to BA Alpine Holdings, Inc.), the managing member of Ramius may elect to make distributions of capital to these principals of Ramius in accordance with the schedule set forth in the immediately preceding paragraph. If Ramius's managing member elects to make such accelerated distributions, Alpine Cayman Islands Limited (an affiliate of BA Alpine Holdings, Inc.) and HVB AG may, subject to certain exceptions, reduce their respective investments in certain Ramius funds and certain funds of Ramius Fund of Funds Group LLC below the agreed upon levels described in more detail in the sections titled "Other Agreements Related to the Transactions—Amendment to Investment Agreement with Ramius" and "Other Agreements Related to the Transactions—Amendment to Investment Agreement with Ramius Fund of Funds Group LLC" respectively, beginning on pages 110 and 111. Upon the withdrawal of capital by these members of Ramius, Ramius will distribute to the members the shares of New Parent common stock underlying the withdrawn capital.

        Withdrawals of BA Alpine Holdings, Inc.'s capital in Ramius are subject to restrictions and limitations substantially similar to the restrictions and limitations to which the HVB shares are subject. Such restrictions and limitations are described in more detail in the section titled "Other Agreements Related to the Transactions—Asset Exchange Agreement—Restrictions on Transfer" beginning on page 108. Upon consummation of the transactions, approximately 8.5 million shares of New Parent Common Stock will be allocated to BA Alpine Holdings, Inc. in respect of its ownership in Ramius. In connection with a withdrawal of capital by BA Alpine Holdings, Inc., at the option of BA Alpine Holdings, Inc., Ramius will either (1) sell the shares of New Parent common stock underlying the withdrawn capital and distribute the proceeds to BA Alpine Holdings, Inc. in cash or (2) distribute to BA Alpine Holdings, Inc. the shares of New Parent common stock underlying the withdrawn capital.

ACCOUNTING TREATMENT

        The business combination will be accounted for as an "acquisition" by Ramius of Cowen, as that term is used under generally accepted accounting principles in the U.S., for accounting and financial reporting purposes. In identifying Ramius as the acquiring entity, Cowen and Ramius took into account the relative outstanding share ownership, the composition of the governing body of New Parent and the designation of certain senior management positions. As a result, the historical financial statements of Ramius will become the historical financial statements of New Parent. The assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Cowen will be recorded at their respective fair values and added to those of Ramius. Any excess of purchase price over the net fair values of Cowen assets and liabilities is recorded as goodwill (excess purchase price). Excess of fair value of Cowen's net assets over the purchase price, if any, will be recorded as a gain in earnings on the date the transactions are completed. The financial statements of New Parent issued after the transactions will reflect such fair values and will not be restated retroactively to reflect the historical financial position or results of operations of Cowen. The results of operations of Cowen will be included in the results of operations of New Parent following the completion of the transactions.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COWEN MERGER

        The following general discussion sets forth the anticipated material U.S. federal income tax consequences of the Cowen merger to U.S. holders (as defined below) of Cowen common stock that exchange their shares of Cowen common stock for shares of New Parent Class A common stock in the Cowen merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income tax. This discussion is based on the Internal Revenue Code of 1986, as amended (which we refer to as the Code), the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

        This discussion addresses only those holders of Cowen common stock that hold their shares of Cowen common stock as a capital asset within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

  •
  a financial institution;

  •
  a tax-exempt organization;

  •
  an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

  •
  an insurance company;

  •
  a mutual fund;

  •
  a dealer or broker in stocks and securities, or currencies;

  •
  a trader in securities that elects mark-to-market treatment;

  •
  a holder of Cowen common stock subject to the alternative minimum tax provisions of the Code;

  •
  a holder of Cowen common stock that received Cowen common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

  •
  a person that is not a U.S. holder (as defined below);

  •
  a person that has a functional currency other than the U.S. dollar;

  •
  a holder of Cowen common stock that holds Cowen common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or

  •
  a U.S. expatriate.

        Determining the actual tax consequences of the transactions to you may be complex. They will depend on your specific situation and on factors that are not within our control. You should consult with your own tax advisor as to the tax consequences of the transactions in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Cowen common stock that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or

(iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

        The U.S. federal income tax consequences to a partner in an entity or arrangement treated as a partnership, for U.S. federal income tax purposes, that holds Cowen common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Cowen common stock should consult their own tax advisors.

Tax Consequences of the Cowen Merger Generally

        The parties intend for the Cowen merger to be treated as a reorganization for U.S. federal income tax purposes. It is a condition to Cowen's obligation to complete the Cowen merger that Cowen receive an opinion from Wachtell, Lipton, Rosen & Katz, dated the closing date of the transactions, substantially to the effect that the Cowen merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The opinion will be based on officer's certificates provided by New Parent and Cowen and on customary factual assumptions. The opinion described above will not be binding on the Internal Revenue Service. New Parent and Cowen have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the Cowen merger, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions on which the opinion is based are inconsistent with the actual facts, the U.S. federal income tax consequences of the Cowen merger could be adversely affected. The remainder of this discussion assumes that the Cowen merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

        As a result of the foregoing, upon exchange of your Cowen common stock for New Parent Class A common stock, you generally will not recognize gain or loss. The aggregate tax basis in the shares of New Parent Class A common stock that you receive in the Cowen merger will equal your aggregate adjusted tax basis in the Cowen common stock you surrender. Your holding period for the shares of New Parent Class A common stock that you receive in the Cowen merger will include your holding period for the shares of Cowen common stock that you surrender. If you acquired different blocks of Cowen common stock at different times or at different prices, the New Parent Class A common stock you receive will be allocated pro rata to each block of Cowen common stock, and the basis and holding period of each block of New Parent Class A common stock you receive will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Cowen common stock exchanged for such block of New Parent Class A common stock.

Backup Withholding

        If you are a non-corporate holder of Cowen common stock, you may be subject to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:

  •
  furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the Internal Revenue Service Form W-9 or successor form included in the election form/letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

  •
  provide proof that you are otherwise exempt from backup withholding.

        Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

 BOARD AND MANAGEMENT OF NEW PARENT

        This section describes the material board and management arrangements that apply to New Parent.

Interim Board of Directors

        The board of directors of New Parent currently consists of four directors, as provided for in the current certificate of incorporation and by-laws of New Parent which are to govern New Parent in the interim period prior to completion of the transactions. The directors of New Parent during this interim period are Peter A. Cohen, J. Kevin McCarthy, Jeffrey M. Solomon and Christopher A. White. Any corporate actions to be taken by New Parent during the interim period must be approved by at least one of Messrs. Cohen and Solomon and at least one of Messrs. McCarthy and White. Their biographical information is set forth below:

Name	Age	Business Experience, Public Company Directorships Held
Peter A. Cohen	63	Mr. Cohen is a founding principal of Ramius and after completion of the transactions, will serve as Chairman of New Parent's Board of Directors and as Chief Executive Officer of New Parent. The principal business address of Mr. Cohen is c/o Ramius LLC, 599 Lexington Avenue, 20th Floor, New York, New York 10022. See the section below titled "Board and Management of New Parent—Post-Closing Board of Directors" beginning on page 118 for Mr. Cohen's biographical information.
J. Kevin McCarthy	44

Mr. McCarthy currently serves as General Counsel of Cowen Group, Inc. and has held this position since December 2006 and is a member of the Office of the Chief Executive. Mr. McCarthy is also the General Counsel of Cowen and Company, LLC. From 2004 until he joined Cowen in December 2006, Mr. McCarthy was a partner at Wilmer Cutler Pickering Hale and Dorr LLP in New York. From 1996 to 2004, Mr. McCarthy was with Credit Suisse First Boston, where he served in a variety of capacities, most recently as Managing Director and Global Head of Litigation. He began his legal career at Willkie Farr & Gallagher LLP in 1990. The principal business address of Mr. McCarthy is c/o Cowen Group, Inc., 1221 Avenue of the Americas, New York, New York 10020.

Jeffrey M. Solomon	43

Mr. Solomon is a Managing Member of Ramius and a member of Ramius's Executive Committee and Management Board. Mr. Solomon joined Ramius when it was founded in 1994. From 1991 to 1994, Mr. Solomon was at Republic New York Securities Corporation, the brokerage affiliate of Republic National Bank (now part of the HSBC Group), where he served as Chief Administrative Officer, Head of Corporate Development and Strategic Planning. Prior to joining Republic, Mr. Solomon was in the Mergers and Acquisitions Group at Shearson Lehman Brothers. Currently, Mr. Solomon serves on the Boards of Directors of Hale & Hearty Soups, NuGo Nutrition and Tollgrade Communications, Inc. Mr. Solomon also serves on the Technical Advisory Group of the Committee on Capital Markets Regulation. The principal business address of Mr. Solomon is c/o Ramius LLC, 599 Lexington Avenue, 20th Floor, New York, New York 10022. By virtue of his positions with Ramius, Mr. Solomon may be deemed to be the beneficial owner of the common stock beneficially owned by Ramius.

Name	Age	Business Experience, Public Company Directorships Held
Christopher A White	44

Mr. White currently serves as Vice President of Cowen Group, Inc., and after completion of the transactions, will serve as the Chief Financial Officer of New Parent. The principal business address of Mr. White is c/o Cowen Group, Inc., 1221 Avenue of the Americas, New York, New York 10020. See the section below titled "Board and Management of New Parent—Executive Management" beginning on page 122 for Mr. White's biographical information.

Post-Closing Board of Directors

        After completion of the transactions, it is expected that the board of directors of New Parent will consist of ten directors. Four directors will be appointed by Cowen and six directors will be appointed by Ramius (one of which Ramius has agreed pursuant to the asset exchange agreement will be appointed by BA Alpine Holdings, Inc., a third party investor in Ramius). Cowen and Ramius currently anticipate that the following individuals will serve on the initial board of directors of New Parent when the transactions are completed:

Name	Age	Business Experience, Public Company Directorships Held
Peter A. Cohen	63	Mr. Cohen will serve as Chairman of New Parent's Board of Directors and Chief Executive Officer of New Parent following the closing of the transactions. Mr. Cohen is a founding principal of Ramius. From November 1992 to May 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation, as well as a member of its executive management committee. Mr. Cohen was also Chairman of Republic's subsidiary, Republic New York Securities Corporation. Mr. Cohen was Chairman of the Board and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990. Over his career, Mr. Cohen has served on a number of corporate, industry and philanthropic boards, including the New York Stock Exchange, The Federal Reserve International Capital Markets Advisory Committee, The Depository Trust Company, The American Express Company, Olivetti SpA, Telecom Italia SpA, Kroll, Inc. and L-3 Communications. He is presently a Trustee of Mount Sinai Medical Center and Vice Chairman of the Board of Directors of Scientific Games Corporation.
Jules B. Kroll	68

Mr. Kroll will serve as a director of New Parent following the closing of the transactions. Mr. Kroll is Chairman of the Board of John Jay College Foundation. Since 2008, Mr. Kroll has been the President of JEMKroll Group, a family consultancy. Mr. Kroll has also been a member of the advisory board of Metalmark Capital Partners, a private equity firm, since 2007. Mr. Kroll founded Kroll Inc. in 1972, where he served as the Chairman of the Board of Directors and Chief Executive Officer until its acquisition by Marsh & McLennan Company in 2004. Following the acquisition of Kroll Inc., Mr. Kroll served as the Vice Chairman of Marsh Inc. and as a member of Marsh McLennan International Advisory Board until his retirement from those positions in 2008. Mr. Kroll is a former Chairman of the Board of the Georgetown Law Center.

Name	Age	Business Experience, Public Company Directorships Held
David M. Malcolm	62

Mr. Malcolm will serve as a director of New Parent and as Chief Executive Officer and President of New Parent's broker-dealer subsidiary following the closing of the transactions. Mr. Malcolm is currently President and Chief Executive Officer of Cowen and has been serving in this position since March 4, 2008. Mr. Malcolm has also served as Chairman, Chief Executive Officer and President of Cowen and Company, LLC since March 4, 2008. Mr. Malcolm previously served as Cowen's Executive Vice Chairman from October 2006. From 2001 through 2006, Mr. Malcolm served as Head of Investment Banking. He joined Cowen in 2000 as Chairman of the Executive Committee from Société Générale, where he served as Head of Leveraged Finance. Prior to joining Société Générale in 1996, Mr. Malcolm was a Senior Managing Director at Bear Stearns. Mr. Malcolm also served as a Managing Partner of Anthem Partners, L.P., an advisory investment banking boutique. Prior to that, Mr. Malcolm was a Managing Director of The First Boston Corporation, where he founded and ran the High Yield Finance Group.

Jerome S. Markowitz	69

Mr. Markowitz will serve as a director of New Parent following the closing of the transactions. Mr. Markowitz has been a Senior Partner at Conifer Securities LLC, a boutique servicing the operational needs of investment managers, since 2006. From 1998 to 2006, Mr. Markowitz was actively involved in managing a private investment portfolio. Prior to 1998, Mr. Markowitz was Managing Director and a member of the executive committee at Montgomery Securities and was responsible for starting their private client, high yield, equity derivatives and prime brokerage divisions. Prior to joining Montgomery, Mr. Markowitz was a Managing Director of L.F. Rothschild's Institutional Equity Department. Mr. Markowitz is a director and serves on the audit committee of Market Axess Inc., and also formerly served on the advisory board of Thomas Weisel Partners Group, Inc.

Jack H. Nusbaum	68

Mr. Nusbaum will serve as a director of New Parent following the closing of the transactions. Mr. Nusbaum is Chairman of the New York law firm of Willkie Farr & Gallagher LLP and has been a partner in that firm for more than thirty years. Willkie Farr & Gallagher LLP is outside counsel to Ramius. Mr. Nusbaum is also a director of W. R. Berkley Corporation.

L. Thomas Richards, M.D.	40

Dr. Richards has served as a director of Cowen since September 12, 2006. Dr. Richards is an Emergency Medicine physician who serves on the Clinical Faculty of UCSF Medical Center. Dr. Richards is a 2003 graduate of Harvard Medical School and a graduate of Yale College. Prior to attending medical school in 1999, Dr. Richards was an investment banker in the Mergers & Acquisitions departments of several firms, including Lazard Frères & Co, UBS Securities LLC and Cowen and Company, LLC.

Name	Age	Business Experience, Public Company Directorships Held
Edoardo Spezzotti	56

Mr. Spezzotti will serve as a director of New Parent following the closing of the transactions. Mr. Spezzotti has been with the Unicredit Group since 2006 and is a Senior Executive Vice President, member of the Unicredit Group Management Committee and a member of the Corporate and Investment Banking Executive Committee, responsible for the Corporate and Investment Banking Integration. He held the position of Global Head of Markets & Investment Banking Division until its merger with the Corporate Banking Division in March 2009. Mr. Spezzotti is also Chairman of UniCredit CAIB Poland S.A., Vice Chairman of UniCredit Menkul Degerler A.S., Turkey and a member of the Supervisory Board of ZAO UniCredit Bank, Moscow. Prior to joining the UniCredit Group, Mr. Spezzotti was a managing partner at Esfin LLP, a corporate finance firm founded in 2004, a position he continues to hold. During his extensive career in finance Mr. Spezzotti has worked at Merrill Lynch and at Goldman Sachs in various senior positions for Italy and for the EMEA region and has advised clients on numerous mergers, acquisitions and capital markets transactions.

John E. Toffolon, Jr.	58

Mr. Toffolon will serve as Lead Director of New Parent's Board of Directors following the closing of the transactions. Mr. Toffolon has served as non-Executive Chairman of Cowen since July 2008. Mr. Toffolon previously served as Cowen's Lead Independent Director from June 2007 until his appointment as Chairman, and has been a member of Cowen's Board of Directors and has served as the Chairman of Cowen's Audit Committee since September 2006. Since May 2009, Mr. Toffolon has served as a member of the Board of Directors and as the Chairman of the audit committee of Westway Group, Inc., a leading global provider of bulk liquid storage services. Previously, Mr. Toffolon, in his capacity as a partner of The Shermen Group, served as the Chief Financial Officer and a member of the Board of Directors of Shermen WSC Acquisition Corp. since August 2006 until the business combination with Westway in May 2009. From 2001 to 2003, Mr. Toffolon served as an advisor to the Chairman and Chief Executive Officer of Royster- Clark, Inc., a privately-held chemicals distribution company. From 1992 to 2000, Mr. Toffolon served in various capacities, including Executive Managing Director, Chief Financial Officer and Chief Administrative Officer for Nomura Holding America, Inc. and Nomura Securities International, Inc. Mr. Toffolon also served as a member of the Boards of Directors of both Nomura companies. From 1979 to 1990, Mr. Toffolon worked at The First Boston Corporation as a Managing Director in various capacities, including Chief Financial Officer and served on the Management and Capital Commitment Committees.

Name	Age	Business Experience, Public Company Directorships Held
Charles W.B. Wardell, III	64

Mr. Wardell has served as a director of Cowen since July 2006. Mr. Wardell is the Senior Advisor to the CEO and a Senior Client Partner at Korn/Ferry. Korn/Ferry International is an executive search firm with more than 70 offices throughout the world. Mr. Wardell has eight years of service with Korn/Ferry. Prior to joining Korn/Ferry, Mr. Wardell held senior positions at a number of firms, including Nordeman Grimm, American Express, Travelers, Mastercard International and Citicorp. Mr. Wardell also served as Deputy Special Assistant and Staff Assistant to Presidents Nixon and Ford, Administrative Aide to General Alexander Haig and Richard Cheney when they served as President Nixon's and Ford's Chief of Staff, respectively, and was appointed by President Ford as a Deputy Assistant Secretary of State. Mr. Wardell graduated from Harvard College and was honorably discharged as an officer in the Army after distinguished service in Vietnam. Mr. Wardell also serves on the Board of General Employment Enterprises.

Joseph R. Wright	70

Mr. Wright will serve as a director of New Parent following the closing of the transactions. Mr. Wright has served as Chief Executive Officer of Scientific Games Corporation, a supplier of technology-based products, systems and services to gaming markets worldwide, since January 1, 2009 and has served as Vice Chairman of Scientific Games Corporation's Board of Directors since May 1, 2008, of which he has been a member since 2004. From July 2006 through April 2008, he served as Chairman of Intelsat, Ltd., the world's largest provider of satellite services, and as Chief Executive Officer of PanAmSat Corporation from August 2001 until it was combined with Intelsat in July 2006. Mr. Wright was the Chairman of GRC International, Inc. from 1996 to March 2000 and was an Executive Vice President and Vice Chairman of W.R. Grace & Co. from 1989 to 1994. Mr. Wright was a member of President Reagan's Cabinet, was Director and Deputy Director of the White House Office of Management and Budget from 1982 to 1989 and was Deputy Secretary of the Department of Commerce from 1981 to 1982. He received the Distinguished Citizens Award from President Reagan in 1988. Mr. Wright is a director of Terremark Worldwide, Inc. and Federal Signal Corporation.

Director Resignation; Removal; Vacancies

        Under the New Parent certificate of incorporation which will govern New Parent after the transactions are completed, a director may resign his office at any time, and any director may be removed from office with or without cause at any time by the affirmative vote of stockholders holding at least a majority of the outstanding shares of New Parent stock entitled to vote in an election of directors, given at a meeting of stockholders at which directors are elected or at a special meeting of the stockholders.

        Under the New Parent post-closing certificate of incorporation, vacancies on the New Parent board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if fewer than a quorum, or by a sole remaining director.

Executive Management

        Cowen and Ramius have agreed that, if and when the transactions are completed, the following persons will hold the officer positions set forth opposite their names:

Name	Age	Office and Business Experience
Peter A. Cohen	63	Mr. Cohen will serve as Chief Executive Officer of New Parent following the closing of the transactions. See the section titled "Board and Management of New Parent—Post-Closing Board of Directors" beginning on page 118 for Mr. Cohen's biographical information.
David M. Malcolm	62

Mr. Malcolm will serve as the Chief Executive Officer and President of New Parent's broker-dealer subsidiary. See the section titled "Board and Management of New Parent—Post-Closing Board of Directors" beginning on page 118 for Mr. Malcolm's biographical information.

Morgan B. Stark	70

Mr. Stark will serve as Chief Executive Officer and President of New Parent's hedge fund subsidiary and serve as a member of the Executive and Operating Committees of New Parent following the closing of the transactions. Mr. Stark is a founding member of Ramius and currently a member of the firm's Executive Committee. From 1979 to 1988, Mr. Stark held senior management positions at Chemical Bank and in 1989 he became President and CEO of Chemical Securities, Inc., a Section 20 securities subsidiary. From 1993 to 1995, Mr. Stark was a portfolio manager and Managing Director with Granite Capital International Group. Mr. Stark is a former Chairman and member of the United States Treasury Borrowing Advisory Committee of the Bond Market Association. He currently serves as a member of the Investors Advisory Committee on Financial Markets for the Federal Reserve Bank of New York. He previously served as President, Vice President and member of the Board of Directors of the Dealer Bank Association. Mr. Stark's philanthropic activities include his positions as a member of the Board of Directors of the Founders Affiliate (Northeast) of the American Heart Association, member of the Investment Committee of the American Heart Association, member of the Board of Directors and Vice President of the Perlman Music Program and Chairman of the Endowment Committee of the Perlman Music Program.

Name	Age	Office and Business Experience
Thomas W. Strauss	67

Mr. Strauss will remain as Chief Executive Officer and President of Ramius Fund of Funds Group LLC and serve as a member of the Executive and Operating Committees of New Parent. Mr. Strauss is currently a managing member of Ramius, a member of the Executive Committee and Chief Executive Officer of Ramius Fund of Funds Group LLC. From 1963 to 1991, Mr. Strauss was with Salomon Brothers Inc. where he was admitted as a General Partner in 1972 and was appointed to the Executive Committee in 1981. In 1986, he became President of Salomon Brothers and a Vice Chairman and member of the Board of Directors of Salomon Inc., the holding company of Salomon Brothers and Phibro Energy, Inc. In 1993, Mr. Strauss became Co-Chairman of Granite Capital International Group. Mr. Strauss is a former member of the Board of Governors of the American Stock Exchange, the Chicago Mercantile Exchange, the Public Securities Association, the Securities Industry Association, the Federal Reserve International Capital Markets Advisory Committee and the U.S. Japan Business-Council. He is a past President of the Association of Primary Dealers in U.S. Government Securities. Mr. Strauss currently serves on the Board of Trustees of the U.S.-Japan Foundation and is a member of the Board of Trustees and Executive Committee of Mount Sinai Medical Center and Mount Sinai-NYU Health System.

Christopher A. White	44

Mr. White will serve as the Chief Financial Officer of New Parent. Mr. White has been the Vice President of Cowen Group,  Inc. since its formation in February 2006 and is a member of the operating committee and Office of the Chief Executive. Mr. White has served as Chief of Staff of Cowen and Company, LLC and its predecessor entities since December 2005 and as Chief Administrative Officer of Cowen and Company, LLC and its predecessor entities since June 2006. Mr. White served as a member of SG Capital Partners, the Merchant Banking Division of Cowen and Company, LLC, from 2003 to December 2005. Prior to joining the Merchant Banking Division, Mr. White was in the Equity Capital Markets Group of Cowen and Company, LLC. Prior to joining Cowen in 1999, Mr. White worked at Salomon Smith Barney in the Equity Capital Markets Group. In addition, Mr. White has seven years experience as a practicing securities and mergers and acquisitions lawyer. Mr. White serves as a Director of Coleman Properties, LLC.

CORPORATE GOVERNANCE OF NEW PARENT

        When the transactions are completed, New Parent's current by-laws will be amended and restated in their entirety. The following section summarizes the certificate of incorporation and by-laws of New Parent that will govern New Parent after the completion of the transactions. Copies of the certificate of incorporation and the by-laws that will govern New Parent following completion of the transactions are attached as Appendix D and Appendix E, respectively, to this document and are incorporated herein by reference.

        The following summary may not contain all of the information about the certificate of incorporation and by-laws that will govern New Parent after the completion of the transactions that may be important to you and is qualified in its entirety by reference to the complete text of the post-closing certificate of incorporation and post-closing by-laws. You are encouraged to read the certificate of incorporation and by-laws attached as Appendix D and Appendix E, respectively, in their entirety for a more complete understanding of these documents.

Corporate Name

        Following the closing of the transactions, New Parent will change its name to "Cowen Group, Inc."

Fiscal Year

        The fiscal year of the combined company will end on December 31.

Capital Stock

        The total number of shares of capital stock that New Parent will have the authority to issue under the post-closing certificate of incorporation is 510,000,000 shares, of which (a) 250,000,000 shares will be designated Class A Common Stock, par value $0.01 per share, (b) 250,000,000 shares will be designated Class B Common Stock, par value $0.01 per share, and (c) 10,000,000 shares will be undesignated preferred stock, par value $0.01 per share.

New Parent Board of Directors

  Size of the New Parent Board of Directors

        New Parent's board of directors will consist of not less than four and not more than twelve directors as may be fixed from time to time by resolution of New Parent's board of directors. After completion of the transactions, the New Parent board of directors will initially consist of ten directors.

  Composition of the New Parent Board of Directors

        Initially following the closing of the transactions, the members of New Parent's board of directors will include four individuals appointed by Cowen, three of whom will be independent under NASDAQ rules, and six individuals appointed by Ramius, three of whom will be independent under NASDAQ rules.

        Of the individuals Cowen and Ramius currently anticipate will serve on the initial board of directors of New Parent, the following members will have been determined by New Parent's board of directors to be independent in accordance with applicable NASDAQ corporate governance rules and not to have a material relationship with New Parent which would impair their independence from management or otherwise compromise their ability to act as an independent director: Jules B. Kroll, Jerome S. Markowitz, Jack H. Nusbaum, L. Thomas Richards, M.D., John E. Toffolon, Jr. and Charles W.B. Wardell, III.

        In addition, BA Alpine Holdings, Inc. (a third party investor in Ramius) will have the right to designate one of the six individuals appointed by Ramius for nomination to the New Parent board of directors, so long as certain of its affiliates own more than 4.9% of the outstanding common stock of New Parent (including shares held by Ramius that are attributable to BA Alpine Holdings, Inc.) throughout any consecutive ninety-day period. New Parent agreed to nominate the BA Alpine Holdings, Inc. designee as part of the slate of directors proposed by New Parent in connection with any vote to elect the board of directors of New Parent, and Ramius has agreed to vote all of the shares of New Parent Class A Common Stock that it holds in favor of the election of such nominee.

        See the section titled "Board and Management of New Parent—Post-Closing Board of Directors" beginning on page 118 for more information on the individuals who are expected to serve on the initial board of directors of New Parent.

  Classification of the New Parent Board of Directors

        New Parent will have one class of directors.

  Committees of the New Parent Board of Directors

        The New Parent board of directors will have three standing committees: (a) an audit committee, (b) a compensation committee and (c) a nominating and corporate governance committee.

        New Parent anticipates that the following directors will be members of its audit committee immediately following the consummation of the transactions: Jerome S. Markowitz, L. Thomas Richards, M.D., John E. Toffolon, Jr. and Charles W.B. Wardell, III.

        New Parent anticipates that the following directors will be members of its compensation committee immediately following the consummation of the transactions: Jules B. Kroll, Jerome S. Markowitz, Edoardo Spezzotti, John E. Toffolon, Jr. and Charles W.B. Wardell, III.

        New Parent anticipates that the following directors will be members of its nominating and corporate governance committee immediately following the consummation of the transactions: Jules B. Kroll, Jack H. Nusbaum, L. Thomas Richards, M.D. and Edoardo Spezzotti.

        Unless and until BA Alpine Holdings, Inc. and its affiliates beneficially own, in the aggregate, less than 10% of the common stock of New Parent (including shares held by Ramius that are attributable to BA Alpine Holdings, Inc.) throughout any consecutive ninety-day period following the closing of the transactions, New Parent is obligated to use its reasonable best efforts to cause the director designated by BA Alpine Holdings, Inc. to be a member of each such committee.

        Solely for the purpose of including the director designated by BA Alpine Holdings, Inc. as a member of each of the compensation committee and the nominating and governance committee, New Parent will elect to be treated as a "controlled company" for purposes of NASDAQ Rule 5615(c)(2). Under this rule, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a "controlled company" and is exempt from certain corporate governance requirements, including requirements that (1) a majority of the board of directors consist of independent directors, (2) compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors and (3) director nominees be selected or recommended for selection by a majority of the independent directors or by a nominating committee composed solely of independent directors. Even though New Parent will be treated as a "controlled company," New Parent currently intends that a majority of its board of directors will consist of independent directors and that each member of each of the compensation committee and the nominating and governance committee other than the director designated by BA Alpine Holdings, Inc. will be independent.

Other Agreements with BA Alpine Holdings, Inc.

        Following the closing of the transactions and unless and until BA Alpine Holdings, Inc. and its affiliates no longer beneficially own any shares of New Parent common stock, Ramius has agreed with BA Alpine Holdings, Inc. (1) not to vote the shares of New Parent common stock held by Ramius in favor of an amendment to the terms of the New Parent Class B common stock without the prior consent of BA Alpine Holdings, Inc. and (2) to vote the shares of New Parent common stock held by Ramius as directed by BA Alpine Holdings, Inc. with respect to an amendment to the terms of New Parent's certificate of incorporation or by-laws which is intended to discriminate against BA Alpine Holdings relative to the other members of Ramius.

        Until the two-year anniversary of the closing of the transactions, each of Ramius, its managing member and certain Ramius members who are also principals of Ramius (some of whom are also members of Ramius's managing member and some of whom will be officers of New Parent following the closing of the transactions) has agreed with BA Alpine Holdings, Inc. not to engage in any transaction with New Parent or any of its controlled affiliates without the prior consent of BA Alpine Holdings, Inc., subject to certain exceptions.

  Vacancies on the New Parent Board of Directors

        Vacancies on the New Parent board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, although fewer than a quorum.

Matters Relating to New Parent Stockholders

  Special Meetings of New Parent Stockholders

        Special meetings of New Parent stockholders may be called by the Chairman of the New Parent board of directors, by the President, or by a majority of the board of directors at any time in office.

  Action without a Meeting

        No action may be taken by New Parent stockholders without a meeting, and New Parent stockholders may not act by written consent.

  Advance Notice Requirement for Stockholder Proposals

        In order for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to New Parent's Corporate Secretary.

        To be timely, a stockholder's notice of business must be delivered to New Parent's Corporate Secretary at the principal executive offices of New Parent:

  •
  not less than ninety nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; or

  •
  if the date of the annual meeting is changed by more than thirty days from such anniversary date, notice by the stockholder to be timely must be delivered to or mailed and received at the principal executive offices of New Parent no later than the close of business on the tenth day following the earlier of (i) the date on which notice of the date of the meeting was mailed and (ii) the date on which public disclosure of the meeting date was made.

Review and Approval of Transactions with Related Persons

        To minimize actual or perceived conflicts of interests, it is anticipated that New Parent's board of directors will adopt a written policy governing transactions in which New Parent is a participant, the aggregate amount involved is reasonably expected to exceed $120,000, and any of the following persons may have a direct or indirect material interest in the transaction: (a) executive officers, directors (including nominees) and certain other highly compensated employees, (b) stockholders who own more than 5% of New Parent's common stock, and (c) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law or person (other than a tenant or employee) sharing the same household of any person described in (a) or (b) above.

        To the extent permissible by applicable law, Ramius's principals and certain eligible employees, as well as such individuals' immediate family members and other investors they refer to Ramius, have historically been permitted to invest their own capital either directly in, or in side-by-side investments with, Ramius's funds. Side-by-side investments are investments in assets substantially similar to the investments of the applicable Ramius fund. Direct investment in, or side-by-side investments with, Ramius funds by such individuals are generally made on the same terms and conditions as the investments made by other third-party investors in the Ramius funds, except that such investments are subject to discounted management and performance fees. It is anticipated that following the consummation of the transactions certain Cowen employees who are eligible to make such investments will be permitted to invest their own capital either directly in, or in side-by-side investments with, Ramius's funds on the same terms currently available to Ramius employees.

        Andrew Cohen, the son of Peter A. Cohen, is a Director of Ramius, and earned in 2008 approximately $450,000 in cash, as well as $100,000 in phantom REOP awards (as described below). Mason Stark, the son of Morgan B. Stark, is a Managing Director of Ramius, and earned in 2008 $492,000 in cash, as well as $150,000 in equity REOP awards (as described below). The REOP awards of both Andrew Cohen and Mason Stark will fully vest upon the closing of the transactions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Ramius—Changes in Connection with the Transaction—Employee Ownership Program" beginning on page 155 for more information regarding Ramius's REOP program.

        Ramius makes certain office systems and space available at a monthly rate of approximately $13,500 to JEMKroll Group, a family consultancy owned and operated by Jules B. Kroll.

Compensation Committee Interlocks and Insider Participation

        Peter A. Cohen currently serves on the compensation committee of Scientific Games Corporation, whose current chief executive officer, Joseph R. Wright, is anticipated to serve as a director of New Parent.

 COMPENSATION DISCUSSION AND ANALYSIS

        Following the completion of the transactions, it is anticipated that Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss, each of whom is a member of Ramius's managing member, C4S & Co., LLC (which we refer to as C4S), will serve as executive officers of New Parent. Ramius has sought to align the interests of its owners with those of the investors in Ramius's products. As such, Messrs. Cohen, Stark and Strauss have not historically received any salary or bonus as employees of Ramius; rather, through their ownership interests in Ramius, they have been entitled to receive distributions that are based on the annual profitability of Ramius. In addition, in lieu of a salary, Messrs. Cohen and Stark have historically received guaranteed payments in respect of their ownership interests in Ramius in amounts determined to be appropriate collectively by the managing members of C4S. In 2005, Ramius Fund of Funds Group LLC entered into an employment agreement with Mr. Strauss to better align his compensation with the business of Ramius Fund of Funds Group LLC, specifically, and he ceased being compensated exclusively in connection with his ownership interest in C4S. Pursuant to his employment agreement and as Chief Executive Officer of Ramius Fund of Funds Group LLC, Mr. Strauss receives a fixed salary in the form of a draw against distributions relating to his ownership of Ramius; however, a substantial portion of Mr. Strauss's total compensation is based on the net profits of Ramius Fund of Funds Group LLC through the grant of interests under the RAPP program (see the section titled "Management's Discussion and Analysis—Changes in Connection with the Transactions—Employee Ownership Program" beginning on page 155 for a description of the RAPP program).

        Ramius does not have a compensation committee. Historically, all compensation determinations relating to Messrs. Cohen, Stark and Strauss, including allocations of distributions in respect of their ownership of Ramius through their ownership of C4S, which is entitled to receive 35% of the net profits of Ramius, have been made collectively by the managing members of C4S.

Summary Compensation Table

        The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2008, by the Ramius executives who will serve as New Parent's executive officers following completion of the transactions.

Name and Principal Position	Year	Salary ($)		Equity Awards ($)		All Other Compensation(1) ($)	Total(2) ($)
Peter A. Cohen	2008	—		—		$143,632	$143,632
Managing Member
Morgan B. Stark	2008	—		—		$75,869	$75,869
Managing Member
Thomas W. Strauss	2008	$603,638	(3)	$706,672	(4)	$85,658	$1,395,968
Managing Member and Chief Executive Officer of Ramius Fund of Funds Group LLC

(1)
The amounts shown in the "All Other Compensation" column are attributable to perquisites and other personal benefits or compensation not reported elsewhere in the Summary Compensation Table. Perquisites in 2008 for each of Messrs. Cohen, Stark and Strauss include a company match under the 401(k) plan as well as company-provided group term life and long-term disability insurance and company-funded premiums for long-term care insurance for Messrs. Cohen, Stark and Strauss, and their spouses. Additionally, Mr. Cohen was reimbursed $33,240 for tax and financial planning expenses reimbursed by Ramius as well as $88,578 representing 60% of the total cost of a car and driver provided to him for his personal use. Mr. Stark was reimbursed $53,506 for tax and financial planning expenses reimbursed by Ramius, and Mr. Strauss was reimbursed $63,295 representing 50% of the total cost of a car and driver provided to him for his personal use. The cars and drivers used by Messrs. Cohen and Strauss for personal use are available for use by Ramius personnel at other times for business purposes.

(2)
Other than the "All Other Compensation" disclosed in the Summary Compensation Table above, neither Mr. Cohen nor Mr. Stark has historically received any compensation from Ramius, and each has been compensated primarily in the form of the increased value of his respective ownership interests in Ramius and C4S and distributions with respect to such interests. In 2008, Messrs. Cohen and Stark received guaranteed payments with respect to their respective ownership interests in Ramius and C4S equal to $537,028 and $499,522, respectively, which amounts were less than prior years' guaranteed payment, to reflect economic performance during such year.

(3)
As described below, Mr. Strauss's current employment agreement with Ramius Fund of Funds Group LLC entitles him to an annual base salary of $650,000 and a minimum annual bonus of $500,000. Due to the financial underperformance of Ramius Fund of Funds Group LLC, Mr. Strauss agreed to forego his minimum bonus in respect of Ramius's 2008 fiscal year and receive a reduced base salary for 2008.

(4)
This amount represents the dollar amount recognized during 2008 for financial statement reporting purposes in accordance with SFAS 123-R in respect of the interests in which Mr. Strauss vested in 2008 pursuant to RAPP interests awarded to him prior to 2008. For more information on the valuation assumptions used by Ramius generally with respect to awards made under the RAPP, refer to Ramius's Employee Ownership Plans Note 12 on page F-50 in the annual consolidated financial statements.

  Narrative Disclosure Relating to Summary Compensation Table

        Ramius Fund of Funds Group LLC is currently party to an employment agreement with Mr. Strauss, which will be superseded and replaced by the new agreement with New Parent and Ramius described below. The material terms of this current agreement are summarized below. Neither Mr. Cohen nor Mr. Stark has been party to an employment agreement with Ramius Fund of Funds Group LLC prior to the signing of the transaction agreement.

        Basic Compensation.    Mr. Strauss is entitled to an annual base salary of $650,000 and an annual discretionary bonus of no less than $500,000.

        Severance Payments and Benefits.    Mr. Strauss is entitled to payments and benefits upon certain terminations of employment, as follows.

  •
  Death or disability.  In the event Mr. Strauss is terminated due to his death or disability, he or his estate will be entitled to the following: (i) accrued obligations (essentially earned but unpaid amounts under benefit programs and policies, and amounts required to be paid by law), (ii) continuation of his base salary through the end of the year in which the termination occurs and (iii) a pro rata portion of an annual bonus of $1 million.

  •
  Resignation without good reason.  In the event Mr. Strauss resigns without good reason upon at least six months' prior written notice, he will be entitled to twelve additional months of vesting with respect to his RAPP awards. On any resignation without good reason, Mr. Strauss will be entitled to the accrued obligations.

  •
  Termination without cause or resignation for good reason.  In the event Mr. Strauss is terminated without cause or if he resigns for good reason, he will be entitled to the following: (i) accrued obligations, (ii) a pro rata portion of his bonus for the year in which termination occurs, (iii) an amount equal to the sum of $575,000 and six months of base salary, (iv) continued participation for him and his dependents in Ramius Fund of Funds Group LLC's health plans for twelve months (or until such time as he obtains coverage in another health plan, if earlier), (v) an award under the RAPP program (if he has not yet received one for the year in which termination occurs), and (vi) immediate vesting of all RAPP awards.

        Restrictive Covenants.    Mr. Strauss's agreement with Ramius Fund of Funds Group LLC also subjects him to non-competition and non-solicitation obligations during the term of employment and for two years following termination of his employment.

        A substantial component of Mr. Stauss's compensation is provided in the form of participation interests in the RAPP program. Mr. Strauss's annual RAPP interests vest generally on January 1st of the second, third and fourth years following the year to which the award relates, at a rate of 25%, 25% and 50%. In addition, Mr. Strauss's RAPP interests vest in full upon his death or disability, or upon an involuntary termination without cause at any time following a change in control of Ramius Fund of Funds Group LLC. Fifty percent of each RAPP interest consists of deferred compensation nominally invested in one of the fund of funds platforms managed by the Ramius fund of funds business chosen by senior management during the applicable vesting period. Upon vesting in any portion of this component of the RAPP interest, Mr. Strauss becomes the owner of the fund of funds products attributable to such vested portion. The remaining 50% of each RAPP interest consists of equity units of Ramius. Mr. Strauss is not entitled to receive any distributions in respect of such an equity unit prior to their vesting. The RAPP program generally is described in more detail below in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations of Ramius—Changes in Connection with the Transaction—Employee Ownership Program" beginning on page 155.

        In the event of a change in control of Ramius Fund of Funds Group LLC, Mr. Strauss will vest in an additional bonus amount based on the total consideration paid by the acquiror of Ramius Fund of Funds Group LLC in connection with such change in control, subject to his continued employment with Ramius Fund of Funds Group LLC or its successor through the third anniversary of such change in control (or an earlier involuntary termination without cause). Such additional amounts in which Mr. Strauss is eligible to vest upon such a change in control will be invested in certain of the fund of funds products managed by the Ramius fund of funds business chosen by senior management and distributed to Mr. Strauss in kind on the vesting date.

  New Employment Agreements

        In connection with the signing of the transaction agreement, New Parent and Ramius entered into employment letter agreements with Messrs. Cohen, Stark and Strauss. These agreements will become effective when the transactions are completed, and with respect to Mr. Strauss will supersede and replace his current employment agreement with Ramius Fund of Funds Group LLC (which is described above). The material terms of the new agreements are as follows:

  Mr. Cohen's Agreement

        Mr. Cohen's agreement provides that he will serve as the Chairman and Chief Executive Officer of New Parent. During the term of his employment, Mr. Cohen will be entitled to an annual base salary of $500,000 and an annual performance-based bonus of no less than $250,000. In the event that Mr. Cohen's employment is terminated for any reason other than cause or by reason of his death or disability, or if he resigns for good reason (with cause, disability, and good reason each being defined in his agreement), he will be entitled to the following: (i) accrued obligations (earned but unpaid base salary and annual bonus), (ii) a lump sum cash payment equal to two times the sum of his base salary plus his annual bonus for the year in which termination occurs, (iii) immediate vesting of outstanding equity awards and (iv) all outstanding stock options will remain exercisable for the remainder of their respective terms (we refer to the benefits described in clauses (iii) and (iv) as the Equity Benefits). In the event Mr. Cohen is terminated due to his death or disability, he or his estate will be entitled to the accrued obligations and the Equity Benefits. Mr. Cohen's agreement subjects him to non-competition and non-solicitation obligations while he is employed, and non-solicitation obligations for one year following a termination of employment for any reason.

  Mr. Stark's Agreement

        Mr. Stark's agreement provides that he will serve as the Chief Executive Officer of New Parent's Hedge Fund Subsidiary. The material terms of Mr. Stark's agreement, including those relating to compensation, severance, and restrictive covenants, are identical to those contained in Mr. Cohen agreement, except that if Mr. Stark is terminated for any reason other than cause or by reason of his death or disability, or if he resigns for good reason (with cause, disability, and good reason each being defined in his agreement), he will also be entitled to an additional cash payment equal to $1.5 million. In addition, Mr. Stark's agreement provides that if he retires on or after December 31, 2010, he will be employed by New Parent as a Senior Advisor beginning on the date of his retirement and for three years thereafter, which employment will be governed by a Senior Advisor Agreement. The Senior Advisor Agreement entitles Mr. Stark to an annual base salary of $750,000 and continued vesting of his equity awards and provides that if New Parent undergoes a change in control (as defined in the Senior Advisor Agreement) during the term of Mr. Stark's employment as a senior advisor, he will be entitled to a lump sum cash payment equal to the unpaid balance of his base salary for the remainder of the three-year term of his employment. The Senior Advisor Agreement subjects Mr. Stark to non-solicitation obligations during the term of his employment and for two years thereafter, and non-competition obligations during the term of his employment and for one year thereafter.

  Mr. Strauss's Agreement

        Mr. Strauss's agreement provides that he will serve as the Chief Executive Officer and President of Ramius Fund of Funds Group LLC. During the term of his employment, Mr. Strauss will be entitled to an annual base salary of $450,000 and an annual performance-based bonus of no less than $500,000. In the event that Mr. Strauss is terminated for any reason other than cause or by reason of his death or disability, or if he resigns for good reason (with cause, disability, and good reason each being defined in his agreement) he will be entitled to the following: (i) accrued obligations, (ii) a lump sum cash payment equal to two times the greater of (A) the sum of his base salary plus his annual bonus for the year in which termination occurs and (B) the value of his RAPP program award for the year prior to the year in which termination occurs and (iii) the Equity Benefits. In the event Mr. Strauss is terminated due to his death or disability, he or his estate will be entitled to the accrued obligations and the Equity Benefits. The restrictive covenants contained in Mr. Strauss's agreement are identical to those contained in Mr. Cohen's and Mr. Stark's agreements.

  Special Equity Awards

        Upon the completion of the transactions, Messrs. Cohen, Stark and Strauss will receive, respectively, special grants of 430,362, 430,362 and 268,615 Series IV equity interests in Ramius, which will generally vest in two equal installments on each of the second and third anniversaries of the completion of the transaction, subject to earlier vesting in the event of certain qualifying terminations of employment or a change in control of New Parent. These grants are being awarded to Messrs. Cohen, Stark and Strauss to reflect the overall change in structure of their compensation packages from equity holders of Ramius to employees of New Parent.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding equity awards held by Messrs. Cohen, Stark and Strauss as of December 31, 2008.

Name	Number of Units That Have Not Vested (#)	Market Value of Units That Have Not Vested ($)
Peter A. Cohen	—	—
Morgan B. Stark	—	—
Thomas W. Strauss	—	$686,383	(1)

(1)
The amount in this column represents the market value as of December 31, 2008, of the portion of Mr. Strauss's unvested RAPP interests that represent equity units of Ramius, which are denominated by reference to dollar value, not number of units. Absent the transactions, in connection with which these interests will vest in full on an accelerated basis, a portion of these interests having a value of $220,958 will vest on January 1, 2010, and the remaining portion having a value of $465,424 will vest on January 1, 2011.

Equity Vested

        The following table sets forth information relating to the vesting of unvested Ramius equity interests held by Messrs. Cohen, Stark and Strauss during 2008.

Name	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($)
Peter A. Cohen	—	—
Morgan B. Stark	—	—
Thomas W. Strauss	—	$706,672	(1)

(1)
The amount in this column represents the value realized by Mr. Strauss in respect of the portion of his RAPP interests earned in prior years that vested in 2008 that represent equity units of Ramius, which are denominated by reference to dollar value, not number of units. This amount is also disclosed as having been earned by Mr. Strauss in 2008 in the Equity Awards column of the Summary Compensation Table above.

Pension Benefits

        The following table sets forth information relating to the accumulated pension benefits for Messrs. Cohen, Stark and Strauss in the Ramius LLC Cash Balance Plan as of December 31, 2008.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Peter A. Cohen	Ramius LLC Cash Balance Plan	3	$534,856	—
Morgan B. Stark	Ramius LLC Cash Balance Plan	3	$629,243	—
Thomas W. Strauss	Ramius LLC Cash Balance Plan	3	$597,781	—

        Ramius maintains the Ramius LLC Cash Balance Plan, pursuant to which participants receive an annual contribution credit (based on age and "tier" of participation) and an annual interest credit

(based on 30-Year Treasury Bills) on the balances in their respective accounts. Based on their respective ages, the plan accounts for Messrs. Cohen, Stark and Strauss were credited in 2008 with contributions of $170,000, $200,000 and $190,000, respectively. Participants may elect payments in the form of a lump sum distribution or among several annuity options. All participants are 100% vested in their account balances at all times. A participant in the plan is entitled to receive his accumulated benefits upon any separation from service.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last Fiscal Year-End ($)
Peter A. Cohen	—	—	—		—		—
Morgan B. Stark	—	—	—		—		—
Thomas W. Strauss	—	—	$(439,535	)(1)	$706,672	(2)	$620,815	(3)

(1)
The amount in this column represents the notional earnings (or losses) during 2008 on the portion of Mr. Strauss's RAPP interests that represents a nominal investment in Ramius fund of funds products.

(2)
The amount in this column represents the amount distributed to Mr. Strauss in 2008 in respect of that portion of his RAPP interests that vested during 2008 that represents a nominal investment in Ramius fund of funds products.

(3)
The amount in this column represents the aggregate value of that portion of Mr. Strauss's outstanding RAPP interests that represents a nominal investment in Ramius fund of funds products.

Potential Payments upon Termination or Change in Control

        Pursuant to the current employment agreement between Ramius Fund of Funds Group LLC and Mr. Strauss, the material terms of which have been summarized above in the Narrative Disclosure Relating to the Summary Compensation Table, Mr. Strauss is entitled to payment of compensation and benefits upon his termination of employment for certain reasons. The table below reflects the amounts that would have been payable to Mr. Strauss in the event of a (i) termination of his employment by Ramius Fund of Funds Group LLC for cause or by Mr. Strauss without good reason upon less than six months' notice, (ii) termination by Mr. Strauss without good reason upon at least six months' notice, (iii) termination by Ramius Fund of Funds Group LLC without cause or by Mr. Strauss for good reason and (iv) termination by reason of Mr. Strauss's death or disability, in each case assuming the applicable termination event occurred on December 31, 2008. These amounts are estimates of the amounts that would actually be paid to Mr. Strauss upon the occurrence of such a termination event at any other time during the year or following the end of fiscal year 2008. Neither Mr. Cohen nor Mr. Stark is entitled to any payments or benefits as an employee in connection with a termination of their employment.

Name	For Cause/ Voluntary Termination	Notice Resignation		Without Cause/For Good Reason Termination		Death or Disability
Thomas W. Strauss	—	Twelve Months		Cash Severance:	$900,000	Cash Severance:	$1,000,000
		Vesting of RAPP		Health Coverage:	$1,530	Vesting of RAPP
		Interests:	$485,315	Vesting of RAPP		Interests:	$1,307,198

		Total:	$485,315	Interests:	$1,307,198	Total:	$2,307,198

				Total:	$2,208,728

 DESCRIPTION OF CAPITAL STOCK OF NEW PARENT

        The following description of the material terms of the capital stock of New Parent includes a summary of specified provisions of New Parent's certificate of incorporation that will be in effect upon completion of the transactions. This description is subject to the relevant provisions of Delaware law and is qualified by reference to New Parent's post-closing certificate of incorporation, a copy of which is attached as Appendix D to this document and is incorporated by reference in this document.

Authorized Capital Stock

        New Parent will be authorized to issue 500,000,000 shares of common stock, par value $0.01 per share, which shall consist of 250,000,000 shares of Class A common stock and 250,000,000 shares of Class B common stock, and 10,000,000 shares of preferred stock, par value $0.01 per share. Subject to the rights of holders of any outstanding preferred stock, the number of authorized shares of common stock or preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the shares entitled to vote on such matters, but in no instance can the number of authorized shares be reduced below the number of shares then outstanding.

Common Stock

  Voting Rights

        Each holder of Class A common stock will be entitled to one vote per share in connection with the election of directors and on all other matters submitted to a stockholder vote, provided, however, that, except as otherwise required by law, holders of Class A common stock will not be entitled to vote on any amendment to New Parent's certificate of incorporation that relates solely to the terms of any series of New Parent preferred stock, if holders of the New Parent preferred stock series are entitled to vote on the amendment under New Parent's certificate of incorporation or Delaware law. No holder of Class A common stock may cumulate votes in voting for New Parent directors.

        Each holder of Class B common stock will not be entitled to vote except as otherwise provided by law, provided however that New Parent must obtain the consent of a majority of the holders of Class B common stock to effect any amendment, alteration or repeal of any provision of the New Parent certificate of incorporation or by-laws that would adversely affect the voting powers, preferences or rights of holders of Class B common stock. Except as otherwise provided by law, Class B common stock shares will not be counted as shares held by stockholders for purposes of determining whether a vote or consent has been approved or given by the requisite percentage of shares.

        Stockholders may only take action at an annual or special meeting of stockholders and are not authorized to take action by written consent or electronic transmission.

        See the section entitled "Corporate Governance of New Parent—Other Agreements with BA Alpine Holdings, Inc." for more information regarding certain agreements between Ramius and BA Alpine Holdings, Inc. with respect to the voting of the shares of New Parent common stock held by Ramius in certain circumstances.

  Terms of Conversion

        Each share of Class A common stock is convertible at the option of the holder and at no cost into one share of Class B common stock, and each share of Class B common stock is convertible at the option of the holder and at no cost into one share of Class A common stock. The conversion ratios will be adjusted proportionally to reflect any stock split, dividend, merger, reorganization, recapitalization or other change in the Class A common stock and Class B common stock. Upon conversion, converted shares resume the status of authorized and unissued shares. The certificate of incorporation of New Parent provides for two classes of common stock, and for the convertibility of each class into the other, to provide a mechanism by which holders of Class A common stock of New Parent who may be limited in the amount of voting common stock of New Parent they can hold pursuant to federal, state or foreign bank laws, to convert their shares into non-voting Class B common stock to prevent being in violation of such laws.

  Dividend Rights

        Subject to the preferences of the holders of any New Parent preferred stock that may be outstanding from time to time, each share of Class A common stock and Class B common stock (i) will have an equal and ratable right to receive dividends and other distributions in cash, property or shares of stock as may be declared by the New Parent board of directors out of assets or funds legally available for the payment of dividends and other distributions, and (ii) in the event of the liquidation, dissolution or winding up of New Parent, will be entitled to share equally and ratably in the assets available for distribution to New Parent stockholders.

  Exchange Listing

        Application will be made to list New Parent Class A common stock on the NASDAQ Global Select Market under the symbol "COWN," the same symbol under which shares of Cowen common stock currently trade.

  Certain Transfer Restrictions

        Shares of New Parent Common Stock held by Ramius and the HVB Shares are subject to certain restrictions and limitations on transfer as described in more detail in the sections titled "Other Agreements Related to the Transactions—Transfer Restrictions on Shares of New Parent Common Stock Held by Ramius" beginning on page 112 and "Other Agreements Related to the Transactions—Asset Exchange Agreement—Restrictions on Transfer" beginning on page 108, respectively.

Preferred Stock

        New Parent's certificate of incorporation permits New Parent to issue up to 10,000,000 shares of New Parent preferred stock in one or more series with such designations, titles, voting powers, preferences and rights and such qualifications, limitations and restrictions as may be fixed by the New Parent board of directors without any further action by New Parent stockholders. The New Parent board of directors may increase or decrease the number of shares of any series of preferred stock following the issuance of that series of preferred stock, but in no instance can the number of shares of a series of preferred stock be reduced below the number of shares of the series then outstanding.

COMPARISON OF STOCKHOLDERS' RIGHTS

        Cowen and New Parent are both incorporated under Delaware law. Any differences, therefore, between the rights of Cowen stockholders and the rights of New Parent stockholders result solely from differences in the companies' respective certificates of incorporation and by-laws. When the transactions are completed, Cowen stockholders will exchange their shares of Cowen common stock for shares of New Parent common stock, and as a New Parent stockholder their rights will be governed by the New Parent post-closing certificate of incorporation and post-closing by-laws. The New Parent post-closing certificate of incorporation and post-closing by-laws are attached to this document as Appendix D and Appendix E, respectively.

        The following is a summary of the material differences between the rights of holders of Cowen common stock and the rights of holders of New Parent Class A common stock, but does not purport to be a complete description of those differences. The Cowen amended and restated certificate of incorporation, the New Parent post-closing certificate of incorporation, the Cowen amended and restated by-laws and the New Parent post-closing by-laws are subject to amendment in accordance with their terms. Copies of these governing corporate instruments are available, without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions listed under "Where You Can Find More Information" on page 195.

Cowen	New Parent
COMMON STOCK CONVERSION RIGHTS
Holders of Cowen common stock do not have any conversion rights.
New Parent's post-closing certificate of incorporation provides that each share of New Parent Class A common stock is convertible at the option of the holder and at no cost into one share of New Parent Class B common stock, and each share of New Parent Class B common stock is convertible at the option of the holder and at no cost into one share of New Parent Class A common stock. The conversion ratios will be adjusted proportionally to reflect any stock split, dividend, merger, reorganization, recapitalization or other change in the Class A common stock and Class B common stock.
BOARD OF DIRECTORS
Size

Cowen's amended and restated certificate of incorporation provides that the board of directors will consist of not less than three or more than twelve members, and the exact number of directors will be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire board.
New Parent's post-closing certificate of incorporation provides that the number of directors will be as from time to time fixed by, or in the manner provided by, the by-laws. New Parent's post-closing by-laws provide that the board of directors will consist of not less than four or more than twelve members, and the exact number of directors will be fixed from time to time by a resolution adopted by the board of directors.

Cowen	New Parent
Classification and Term

Cowen's amended and restated certificate of incorporation divides the board of directors into three separate classes, as nearly equal in number as possible, with staggered three-year terms. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a three-year term. A director of any class elected to fill a vacancy resulting from an increase in the number of directors will hold office for a term that coincides with the remaining term of that class. A director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term of his predecessor.
New Parent's post-closing certificate of incorporation does not divide the board into separate classes. Directors are elected by the stockholders at each annual meeting for a one-year term. A director elected to fill a vacancy will hold office until the next annual meeting of stockholders.
Removal

Cowen's amended and restated certificate of incorporation permits removal of a director from office only for cause and only by the affirmative vote of the holders of at least 80% of the shares entitled to vote at an election of directors.	New Parent's post-closing certificate of incorporation permits removal of a director from office only by the affirmative vote of the holders of at least a majority of the outstanding voting stock.
AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Under the Delaware General Corporation Law, an amendment to the certificate of incorporation requires (1) the approval of the board of directors, (2) the approval of the holders of a majority of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class.

Cowen's amended and restated certificate of incorporation provides that an amendment that is inconsistent with certain designated provisions (regarding, among other things, the size and classification of the board of directors; the term and removal of directors; the manner in which stockholders may take action; the power to call special meetings of stockholders; amendments to the by-laws; and amendments to the certificate of incorporation) requires the affirmative vote of the holders of at least 80% of the shares entitled to vote at an election of directors.	New Parent's post-closing certificate of incorporation does not contain any provisions altering the standards in the Delaware General Corporation Law for amendment of the certificate of incorporation.
AMENDMENT TO THE BY-LAWS

Under the Delaware General Corporation Law, by-laws may be adopted, amended or repealed by the stockholders entitled to vote, and by the board of directors if the corporation's certificate of incorporation confers the power to adopt, amend or repeal the corporation's by-laws upon the directors.

Cowen's by-laws may be amended by the affirmative vote of a majority of the entire board of directors or by the affirmative vote of the holders of at least 80% of the shares entitled to vote at an election of directors.
New Parent's by-laws may be amended by the affirmative vote of a majority of the entire board of directors or by the affirmative vote of the holders of at least a majority of the outstanding voting stock.

 COMPARATIVE MARKET PRICES AND DIVIDENDS

        Cowen common stock is listed on the NASDAQ Global Select Market under the trading symbol "COWN." The following table sets forth, for the periods indicated, the high and low sales prices of shares of Cowen common stock as reported on the NASDAQ Global Select Market. Cowen did not pay any dividends during this period.

	Cowen Common Stock
	High	Low
2007
First Quarter	$21.48	$16.54
Second Quarter	$19.91	$15.90
Third Quarter	$18.82	$11.29
Fourth Quarter	$14.90	$8.81
2008
First Quarter	$10.83	$6.29
Second Quarter	$8.55	$6.34
Third Quarter	$10.50	$5.87
Fourth Quarter	$8.93	$4.60
2009
First Quarter	$6.95	$3.54
Second Quarter	$8.75	$4.34
Third Quarter (through September 29, 2009)	$8.81	$6.19

        On June 3, 2009, the last full trading day before the announcement of the transaction agreement, the high and low sales prices of shares of Cowen common stock as reported on the NASDAQ Global Select Market were $5.00 and $4.78, respectively. On September 29, 2009, the last full trading day before the date of this document, the high and low sale prices of shares of Cowen common stock as reported on the NASDAQ Global Select Market were $7.53 and $7.25, respectively.

        As of September 29, 2009, the last date prior to printing this document for which it was practicable to obtain this information, there were approximately 24 registered holders of Cowen common stock.

        Cowen stockholders are advised to obtain current market quotations for Cowen common stock. The market price of Cowen common stock will fluctuate between the date of this document and the date on which the transactions are completed. No assurance can be given concerning the market price of Cowen common stock before or after the date on which the transactions are completed.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF NEW PARENT

        The following table shows pro forma information regarding the beneficial ownership of shares of New Parent common stock as of the closing of the transactions, based on (1) known beneficial ownership, if any, of Cowen common stock as of September 24, 2009 and (2) pro forma ownership of New Parent common stock as of the closing of the transactions and shows the number of and percentage of shares owned by:

  •
  each person who is expected to own beneficially more than 5% of New Parent Class A common stock or New Parent Class B common stock;

  •
  each member of New Parent's board of directors;

  •
  each of New Parent's executive officers; and

  •
  all members of New Parent's board of directors and New Parent's executive officers as a group.

        Except as indicated in the footnotes to this table, each person has sole voting and investment power with respect to all shares attributable to such person.

	Class A Common Stock	Class B Common Stock	% Common	% Voting
5% Stockholders:
Ramius LLC	37,536,826	0	66.44%	66.44%
Executive Officers and Directors:
Peter A. Cohen(1)(2)	37,536,826	0	66.44%	66.44%
Morgan B. Stark(1)(3)	37,536,826	0	66.44%	66.44%
Thomas W. Strauss(1)(4)	37,536,826	0	66.44%	66.44%
David M. Malcolm(5)	550,132	0	*	*
John E. Toffolon, Jr.(6)(7)	64,430	0	*	*
Jules B. Kroll	0	0	*	*
Jerome S. Markowitz(8)	322,207	0	*	*
Jack H. Nusbaum	0	0	*	*
L. Thomas Richards, M.D.(6)	12,590	0	*	*
Edoardo Spezzotti(9)	0	0	*	*
Charles W.B. Wardell, III(6)	11,590	0	*	*
Joseph R. Wright	0	0	*	*
Christopher A. White(10)	175,711	0	*	*
All directors and executive officers as a group (13 persons)	38,673,486	0	68.45%	68.45%

*
corresponds to less than 1% of New Parent common stock.

(1)
The number of shares of New Parent common stock beneficially owned by Mr. Cohen, Mr. Stark and Mr. Strauss consists of the 37,536,826 shares to be issued to Ramius upon consummation of the transactions. C4S & Co., L.L.C. is the managing member of Ramius and may be considered to be the beneficial owner of any securities deemed to be beneficially owned by Ramius. C4S disclaims beneficial ownership of these securities. Mr. Cohen, Mr. Stark, Mr. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities, except as otherwise expressly described below.

(2)
Mr. Cohen does not disclaim beneficial ownership with respect to the 2,622,352 shares of New Parent common stock that will be held by Ramius and allocated to Mr. Cohen in connection with his ownership interest in Ramius. However, the distribution by Ramius of those shares to Mr. Cohen is subject to certain restrictions. See the section titled "Other Agreements Related to the Transactions—Transfer Restrictions on Shares of New Parent Common Stock Held by Ramius" beginning on page 112. Such number of shares does not include shares attributed to unvested REOP interests in Ramius granted to Mr. Cohen in connection with the transactions.

(3)
Mr. Stark does not disclaim beneficial ownership with respect to the 2,024,289 shares of New Parent common stock that will be held by Ramius and allocated to Mr. Stark in connection with his ownership interest in Ramius and the 57,754 shares of New Parent common stock that will be held by Ramius and allocated to Sidney Stark, Mr. Stark's wife, in connection with her ownership interest in Ramius. However, the distribution by Ramius of those shares to Mr. and Mrs. Stark is subject to certain restrictions. See the section titled "Other Agreements Related to the Transactions—Transfer Restrictions on Shares of New Parent Common Stock Held by Ramius" beginning on page 112. Such number of shares does not include shares attributed to unvested REOP interests in Ramius granted to Mr. Stark in connection with the transactions.

(4)
Mr. Strauss does not disclaim beneficial ownership with respect to the 1,556,152 shares of New Parent common stock that will be held by Ramius and allocated to Mr. Strauss in connection with his ownership interest in Ramius and the 1,047,977 shares of New Parent common stock that will be held by Ramius and allocated to an entity controlled by Mr. Strauss, in connection with its ownership interest in Ramius. However, the distribution by Ramius of those shares to Mr. Strauss and the entity is subject to certain restrictions. See the section titled "Other Agreements Related to the Transactions—Transfer Restrictions on Shares of New Parent Common Stock Held by Ramius" beginning on page 112. Such number of shares does not include shares attributed to unvested REOP interests in Ramius granted to Mr. Strauss in connection with the transactions.

(5)
Mr. Malcolm is the Chief Executive Officer and President of New Parent's Broker-Dealer Subsidiary.

(6)
Mr. Toffolon, Dr. Richards and Mr. Wardell will receive shares of New Parent common stock with an aggregate value of $50,000, $25,000 and $25,000, respectively, on the date of the special meeting based on the share price of Cowen common stock on that date. For purposes of this table, the number of shares of common stock delivered assumes a share price of $7.62 (the closing price on July 8, 2009).

(7)
Includes 10,000 shares of common stock held by family trusts.

(8)
Represents the shares of New Parent common stock that will be held by Ramius and allocated to Mr. Markowitz in connection with his ownership interest in Ramius. However, the distribution by Ramius of those shares to Mr. Markowitz is subject to certain restrictions. See the section titled "Other Agreements Related to the Transactions—Transfer Restrictions on Shares of New Parent Common Stock Held by Ramius" beginning on page 112.

(9)
Mr. Spezzotti, the designee of BA Alpine Holdings, Inc. and HVB (each of which is a subsidiary of UniCredit Group), is not deemed to be the beneficial owner of (i) the approximately 8.5 million shares of New Parent common stock that will be held by Ramius and allocated to BA Alpine Holdings, Inc. or (ii) the 2,713,882 shares of New Parent common stock that will be held by HVB Alternative Advisors LLC.

(10)
Includes 200 shares of Class A common stock owned by Mr. White's children.

PROPOSAL 2: AMENDED 2007 EQUITY AND INCENTIVE PLAN

        Cowen currently maintains the Cowen Group, Inc. 2007 Equity and Incentive Plan (which we refer to as the 2007 Equity and Incentive Plan) and the Cowen Group, Inc. 2006 Equity and Incentive Plan (which we refer to as the 2006 Equity and Incentive Plan). Under the 2007 Equity and Incentive Plan, Cowen has reserved a number of shares of Cowen common stock for issuance to eligible individuals in the form of stock options, stock appreciation rights (which we refer to as SARs), awards of restricted stock, restricted stock units, other stock-based awards or other cash-based awards. The 2007 Equity and Incentive Plan's term is currently scheduled to expire on April 16, 2017. For purposes of this description, references to Cowen, "we" and "us" generally refer to New Parent and references to Cowen common stock generally refer to New Parent common stock.

        The total number of shares of common stock that may be delivered to participants and their beneficiaries under the 2007 Equity and Incentive Plan as currently in effect is 1,500,000, subject to adjustment, as described below, and the total number of shares of common stock that may be delivered to participants and their beneficiaries under the 2006 Equity and Incentive Plan as currently in effect is 4,725,000, subject to adjustment, as provided for in the 2006 Equity and Incentive Plan. As of July 8, 2009, 486,179 shares remain available for grant under the 2007 Equity and Incentive Plan, and 704,873 shares remain available for grant under the 2006 Equity and Incentive Plan. Prior to the proposed transactions with Ramius, we estimated that the remaining shares available under the 2007 Equity and Incentive Plan and the 2006 Equity and Incentive Plan would have been sufficient to fund equity awards through at least the annual grant for performance year 2009 to be made in 2010. However, the transactions, if approved, will increase the number of individuals eligible for awards resulting in a pool of shares that will likely be insufficient to fund equity awards for performance year 2009 to be made in 2010. Following the completion of the transactions, the shares available under the 2006 Equity and Incentive Plan and the shares available under the 2007 Equity and Incentive Plan (not including the shares added as contemplated by the proposed amendment) will be available for grant to legacy Cowen employees, independent contractors and non-employee directors, new hires and other individuals to the extent permitted under applicable NASDAQ rules.

        To provide a sufficient pool of equity for us to attract and retain talent over the next several years, we intend to adopt, subject to stockholder approval, an amendment to the 2007 Equity and Incentive Plan (which we refer to as the Amended 2007 Equity and Incentive Plan) to add 4,000,000 shares of Cowen common stock to the pool of shares available for awards. The Amended 2007 Equity and Incentive Plan is identical in design to the current 2007 Equity and Incentive Plan, other than the proposed increase to the share pool. Upon approval of the amendment, there would be an additional 4,000,000 shares available for grant under the Amended 2007 Equity and Incentive Plan, which will represent approximately 7% of the total number of shares of New Parent Class A common stock expected to be outstanding immediately after the closing of the transactions. These additional shares that will be made available for grant under the Amended 2007 Equity and Incentive Plan will be available for grant to our and our subsidiaries' entire workforce, including individuals employed by or providing services to Cowen or Ramius prior to the completion of the transactions and new hires.

        A copy of the proposed amendment to the 2007 Equity and Incentive Plan is attached to this document as Appendix C. The amendment will become effective upon the closing of the transactions only if it is approved by our stockholders and is also contingent on the closing of the transactions. Accordingly, if the transactions are not completed, the 2007 Equity and Incentive Plan will not be amended to increase the number of shares available for grant under the plan.

        Our Board of Directors believes that this proposal is in the best interests of our stockholders and supports this plan for the following reasons as discussed more fully below:

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  We grant annual equity awards to employees in lieu of—not in addition to—annual cash incentive compensation.

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  Equity awards foster an ownership culture and are a critical tool for driving stockholder value and for recruiting, retaining and motivating employees.

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  The Amended 2007 Equity and Incentive Plan, the terms of our annual equity awards and our employee policies are designed to protect stockholder interests.

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  If our stockholders do not approve the Amended 2007 Equity and Incentive Plan, we will be compelled to increase significantly the cash component of employee compensation, and we will lose a critical tool for recruiting, retaining and motivating employees.

        We grant annual equity awards in lieu of—not in addition to—annual cash incentive compensation.    Annual equity awards are part of—not an addition to—annual compensation. As described in the "Compensation Discussion and Analysis" section of our Form 10-K/A filing, filed with the SEC on April 28, 2009, under our compensation program employees receive a percentage of their total compensation in the form of equity awards in lieu of receiving all compensation in cash or deferred cash awards. An employee's total compensation (base salary and bonus) is first determined as a dollar amount and is then entered into the equity distribution grid (or a deferred compensation grid in the case of 2008) to determine the equity percentage (or deferred percentage in the case of 2008) of their total compensation. The amount of compensation expense to us is generally the same over time, whether the compensation is paid in the form of cash, deferred cash, restricted stock or stock options.

        Equity awards foster an employee ownership culture and motivate employees to create stockholder value.    The use of equity as part of our compensation program is critical to our success. Our equity awards foster an ownership culture among employees by aligning the financial interests of employees with those of stockholders. Our equity awards help motivate employees to perform at peak levels because the value of these awards is linked to our successful long-term performance. We have been working since our initial public offering to increase employee ownership levels, primarily through annual incentive awards designed to reward employees' performance and to promote retention and an ownership culture among employees.

        Equity awards are a critical recruitment and retention tool.    We would be at a competitive disadvantage if we could not compensate our employees using equity awards. We operate in an intensely competitive environment and our success is closely correlated with recruiting and retaining talented employees and a strong management team. A competitive compensation program is therefore essential to our long-term performance. Our Board of Directors believes that equity awards are necessary to attract and retain highly talented employees. When recruiting an employee from a competitor, firms in our industry typically incur a significant cost in connection with the replacement of equity that is canceled by the employee's prior employer. If our stockholders do not approve the Amended 2007 Equity and Incentive Plan, our employees would not have as significant an amount of equity at risk of cancellation and competitors could recruit them at relatively inexpensive cost. At the same time, our recruiting efforts would be compromised due to the loss of equity as a form of compensation for employees.

        The terms of the Amended 2007 Equity and Incentive Plan and equity awards granted under the Plan are designed to protect stockholder interests.    The Amended 2007 Equity and Incentive Plan prohibits time vested restricted stock awards from fully vesting in less than three years, subject to certain exceptions. Furthermore, no more than one-third of such time vested restricted stock awards may vest prior to the first anniversary of the grant date and no more than two-thirds of such awards may vest prior to the second anniversary of the grant date, subject to certain exceptions. In addition, the Amended 2007 Equity and Incentive Plan prohibits the repricing of stock options and stock appreciation rights (other than an equitable adjustment in connection with a corporate transaction), prohibits our purchase of out-of-the money stock options and stock appreciation rights and prohibits the settling, cancellation or exchange of any outstanding stock option or stock appreciation right for the grant of a new stock option or stock appreciation right with a lower exercise price, nor may any stock option be granted with a reload mechanism allowing for an automatic grant of a new stock option upon exercise of an outstanding stock option.

        If our stockholders do not approve the Amended 2007 Equity and Incentive Plan, we will need to increase significantly the cash component of employee compensation.    We do not have a sufficient number of shares available under the 2007 Equity and Incentive Plan to continue our established equity compensation grant practices following the transactions, given the increased needs due to the inclusion of the Ramius employees. As of July 8, 2009, we had 486,179 shares available for issuance under the 2007 Equity and Incentive Plan. If our stockholders do not approve the Amended 2007 Equity and Incentive Plan, we will be compelled to increase the cash component of total compensation, thus reducing the alignment of employee and stockholder interests and losing a critical recruiting, retention and motivation tool.

The Board of Directors recommends that you vote FOR approval of the Amended 2007 Equity and Incentive Plan. The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and voting affirmatively or negatively on the proposal is required to approve the Amended 2007 Equity and Incentive Plan. Proxies will be voted FOR approval of the plan unless otherwise specified.

        The following paragraphs provide the material details of the Amended 2007 Equity and Incentive Plan. The following description is qualified in its entirety by reference to the full text of the 2007 Equity and Incentive Plan, as amended. A copy of the proposed amendment to the 2007 Equity and Incentive Plan is attached as Appendix C to this proxy statement.

Purpose

        As with the 2007 Equity and Incentive Plan, the purposes of the Amended 2007 Equity and Incentive Plan are to attract, compensate, motivate and retain (a) employees of New Parent and any of its subsidiaries and affiliates, (b) independent contractors who provide significant services to New Parent or any of its subsidiaries or affiliates and (c) non-employee directors of New Parent or any of its subsidiaries or affiliates. The Amended 2007 Equity and Incentive Plan is also designed to encourage stock ownership by such persons, thereby aligning their interests with those of our stockholders.

Eligible Individuals

        As with the 2007 Equity and Incentive Plan, under the Amended 2007 Equity and Incentive Plan, awards may be granted to New Parent's, or any of its subsidiaries' or affiliates', officers, independent contractors, employees and non-employee directors or to any individual to whom an offer of employment has been extended.

Administration

        As with the 2007 Equity and Incentive Plan, at the discretion of our Board of Directors, the Amended 2007 Equity and Incentive Plan will be administered either by our Board of Directors or the Compensation and Benefits Committee of our Board of Directors (which we refer to as the Committee). The Board of Directors or the Committee may appoint or delegate to the New Hire and Retention Award Committee authority of the Board of Directors or the Committee with respect to certain awards. The Committee will have the authority, in its sole discretion, to administer the plan and to exercise all the power and authority either specifically granted to it under the plan or necessary or advisable in the administration of the plan, including without limitation, the authority to grant awards, to determine the persons to whom and the time or times at which awards shall be granted, to determine the type and number of awards to be granted, the number of shares of stock to which an award may relate and the terms, conditions, restrictions and performance goals relating to any award; to determine performance goals no later than such time as is required to ensure that an underlying award which is intended to comply with the requirements of Section 162(m) of the Code, so complies; to determine whether, to what extent and under what circumstances an award may be settled, cancelled, forfeited, accelerated, exchanged or surrendered; to make adjustments in the terms and conditions (including performance goals) applicable to awards; to construe and interpret the plan and any award; to prescribe, amend and rescind rules and regulations relating to the plan; to determine the terms and provisions of the award agreements (which need not be identical for each grantee); and to make all other determinations deemed necessary or advisable for the administration of the plan.

Shares Available under the Amended 2007 Equity and Incentive Plan

  Authorized Shares

        The total number of shares of common stock that may be delivered to participants and their beneficiaries under the 2007 Equity and Incentive Plan as currently in effect is 1,500,000, subject to adjustment, as described below, and, as of July 8, 2009, 486,179 shares remain available for grant under the 2007 Equity and Incentive Plan. Under the Amended 2007 Equity and Incentive Plan, there would be added an additional 4,000,000 shares of our common stock available for awards. As with the 2007 Equity and Incentive Plan, the number of shares available under the Amended 2007 Equity and Incentive Plan will be equitably adjusted to reflect certain transactions. Shares delivered under the plan may be either treasury shares or newly issued shares.

        As with the 2007 Equity and Incentive Plan, under the Amended 2007 Equity and Incentive Plan, the aggregate awards granted during any fiscal year to any single individual may not exceed (i) 750,000 shares subject to stock options or stock appreciation rights and (ii) 750,000 shares subject to restricted stock or other stock-based awards (other than SARs), in each case subject to adjustment as provided in the plan.

        As with the 2007 Equity and Incentive Plan, under the Amended 2007 Equity and Incentive Plan, if any shares subject to an award are forfeited, cancelled, exchanged or surrendered, or if an award terminates or expires without a distribution of shares, those shares will again be available for issuance under the plan. However, shares of stock that are exchanged by a grantee or withheld by us as full or partial payment in connection with any award under the plan, as well as any shares of stock exchanged by a grantee or withheld by us to satisfy the tax withholding obligations related to any award under the plan, will not be available for subsequent awards under the plan.

        As with the 2007 Equity and Incentive Plan, under the Amended 2007 Equity and Incentive Plan, in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of stock other than an ordinary cash dividend, the company, in the manner determined by the Board of Directors, will equitably adjust the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards or the total number of awards issuable, the number and kind of shares of stock or other property issued or issuable in respect of outstanding awards, the exercise price, grant price or purchase price relating to any award, the performance goals and the individual limitations applicable to awards; provided that, no such adjustment shall cause any award which is subject to Section 409A of the Code to fail to comply with the requirements of such section or otherwise cause any award that does not otherwise provide for a deferral of compensation under Section 409A to become subject to Section 409A.

Performance Goals and Section 162(m) of the Code

        As with the 2007 Equity and Incentive Plan, under the Amended 2007 Equity and Incentive Plan, the Committee may determine that the grant, vesting or settlement of an award granted under the plan may be subject to the attainment of one or more performance goals.

        Section 162(m) of the Code generally places a $1 million annual limit on a company's tax deduction for compensation paid to the principal executive officer or any of the three most highly compensated officers other than the principal executive officer or principal financial officer, referred to as the "covered individuals." This limitation does not apply, however, to "qualified performance-based compensation." Stock options and SARs granted under the Amended 2007 Equity and Incentive Plan should be treated as "qualified performance-based compensation" for purposes of Section 162(m) since they must have an exercise price at least equal to fair market value on the date of grant and be granted to covered individuals by the Committee consisting of at least two outside directors, and the Amended 2007 Equity and Incentive Plan must limit the number of shares that may be the subject of awards granted to any single individual during any calendar year.

        In addition, the Amended 2007 Equity and Incentive Plan authorizes the Committee to make awards of restricted stock or restricted stock units that are conditioned on the satisfaction of pre-established performance criteria. In the case of performance-based awards that are intended to qualify for the "qualified performance-based compensation" exemption of Section 162(m)(4) of the Code, the performance criteria that may be applied to an award granted under the Amended 2007 Equity and Incentive Plan include:

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  earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items or book value per share (which may exclude nonrecurring items);

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  pre-tax income or after-tax income;

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  earnings per common share (basic or diluted);

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  operating profit;

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  revenue, revenue growth or rate of revenue growth;

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  return on assets (gross or net), return on investment, return on capital or return on equity;

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  returns on sales or revenues;

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  operating expenses;

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  stock price appreciation;

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  cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital;

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  implementation or completion of critical projects or processes;

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  economic value created;

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  cumulative earnings per share growth;

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  operating margin or profit margin;

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  common stock price or total stockholder return;

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  cost targets, reductions and savings, productivity and efficiencies;

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  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology and goals relating to acquisitions, divestitures, joint ventures and similar transactions and budget comparisons;

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  personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations and the completion of other corporate transactions; and

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  any combination of, or a specified increase in, any of the foregoing.

        So that options and SARs granted under the Amended Stock Plan qualify for the exclusion for performance-based compensation, and to permit the Committee to grant other awards under the Amended 2007 Equity Incentive Plan that are intended to qualify for the exclusion, the Amended 2007 Equity Incentive Plan is being submitted to stockholders for approval. A vote in favor of approving the Amended 2007 Equity and Incentive Plan will be a vote approving all the material terms and conditions of the plan for purposes of the performance-based exemption under Section 162(m), including the performance measures, eligibility requirements and limits on various stock awards, in each case as described above.

Stock Options and SARs

        Stock option and SARs will be evidenced by award agreements that set forth the terms and conditions of the award. As with the 2007 Equity and Incentive Plan, stock options granted under the Amended 2007 Equity and Incentive Plan are nonqualified stock options. A SAR confers on the participant the right to receive an amount, either in cash, common stock or property as set forth in the award agreement or as determined by the Committee, with respect to each share subject to the SAR, equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. SARs may be granted alone or in tandem with a stock option. The Committee will determine all of the terms and conditions of stock options and SARs including, among other things, the number of shares subject to the award and the exercise price per share of the award, which in no event may be less than the fair market value of a share of our common stock on the date of grant (in the case of a SAR granted in tandem with a stock option, the grant price of the tandem SAR will be equal to the exercise price of the stock option), and whether the vesting of the award will be subject to the achievement of one or more performance goals. As with the 2007 Equity and Incentive Plan, stock options granted under the Amended 2007 Equity and Incentive Plan may not have a term exceeding ten years from the date of grant, and the award agreement will contain terms concerning the termination of the option or SAR following termination of the participant's service with us. As with the 2007 Equity and Incentive Plan, under the Amended 2007 Equity and Incentive Plan, payment of the exercise price of a stock option granted under the plan may be made in cash or by an exchange of our common stock previously owned by the participant, through a "cashless exercise" or other procedure approved by the Committee or by a combination of the foregoing methods.

Restricted Stock and Restricted Stock Units

        As with the 2007 Equity and Incentive Plan, under the Amended 2007 Equity and Incentive Plan, the terms and conditions of awards of restricted stock and restricted stock units granted under the plan will be determined by the Committee and set forth in an award agreement. A restricted stock unit confers on the participant the right to receive a share of our common stock or its equivalent value in cash, in the sole discretion of the Committee. These awards will be subject to restrictions on transferability which may lapse under those circumstances that the Committee determines which may include the attainment of one or more performance goals. The Committee may determine that the holder of restricted stock or restricted stock units may receive dividends (or dividend equivalents, in the case of restricted stock units) that may be deferred during the restricted period applicable to these awards. The award agreement will contain terms concerning the termination of the award of restricted stock or restricted stock units following termination of the participant's service with us.

        As with the 2007 Equity and Incentive Plan, the Amended 2007 Equity and Incentive Plan requires that all restricted stock awards that are not subject to performance vesting may not fully vest in less than three years from the grant date, except in the event of a change in control. However, tranches of restricted stock may vest in less than three years but no more than one-third may vest prior to the first anniversary of the grant date and no more than two-thirds may vest prior to the second anniversary of the grant date. Restricted stock awards that do not vest solely on the passage of time may not vest prior to the first anniversary of the grant date. However, up to 15% of the maximum number of shares authorized under the plan that are granted as restricted stock awards may be granted with none of the vesting restrictions discussed above. In extraordinary circumstances, such as the death or disability of a grantee or a nonrecurring significant event affecting us or a grantee, the Board of Directors and the Compensation Committee each has the power to waive, remove or modify any restrictions applicable to the restricted stock award.

Other Stock-Based or Cash-Based Awards

        As with the 2007 Equity and Incentive Plan, the Amended 2007 Equity and Incentive Plan also provides for other stock-based and cash-based awards, the form and terms of which will be determined by the Committee consistent with the purposes of the plan. The vesting or payment of one of these awards may be made subject to the attainment of one or more performance goals.

Termination of Employment

        Unless otherwise provided by the Committee or as set forth in an award agreement or employment contract, any unvested options, restricted stock or other cash-based or equity-based awards will be forfeited upon termination of a grantee's employment with or service to us, our affiliates or related entities; provided, however, that the Committee may waive, in whole or in part, those forfeiture conditions in the event of terminations resulting from specified causes.

Change in Control

        As with the 2007 Equity and Incentive Plan, the Amended 2007 Equity and Incentive Plan provides that, unless otherwise determined by the Committee or as set forth in an award agreement, in the event of a change in control (as defined in the plan), any restricted stock that was forfeitable prior to such change in control will become nonforfeitable and any unexercised option or SAR, whether or not exercisable on the date of such change in control, will become fully exercisable and may be exercised in whole or in part. As with the 2007 Equity and Incentive Plan, each other award granted under the Amended 2007 Equity and Incentive Plan will be treated as set forth by the Committee, in the applicable award agreement or otherwise.

Payment of Withholding Taxes

        We are authorized to withhold from any payment in respect of any award granted under the plan, or from any other payment to a participant, amounts of withholding and other taxes due in connection with any transaction involving an award. The Committee is permitted to provide in the agreement evidencing an award that the participant may satisfy this obligation by electing to have us withhold a portion of the shares of our common stock to be received upon exercise or settlement of the award.

Transferability of Awards

        Unless otherwise provided in an award agreement, awards granted under the plan generally may not be transferred by a grantee other than by will or the laws of descent and distribution or a transfer to a family member or family-related trust pursuant to a gift or domestic relations order.

Amendment and Termination

        The Amended 2007 Equity and Incentive Plan will expire on April 16, 2017, which is the tenth anniversary of the date of the 2007 Equity and Incentive Plan's adoption. Our Board of Directors is permitted to amend, suspend or terminate the plan in whole or in part at any time, provided that no amendment, expiration or termination of the plan will adversely affect any then-outstanding award without the consent of the holder of the award. Unless otherwise determined by our Board of Directors, an amendment to the plan that requires stockholder approval in order for the plan to continue to comply with applicable law, regulations or stock exchange requirements will not be effective unless approved by our stockholders.

Registration

        If this proposal is approved, we intend to register the 4,000,000 shares to be issued under the Amended 2007 Equity and Incentive Plan on a registration statement on Form S-8.

Certain Federal Income Tax Consequences

        The following discussion of certain relevant federal income tax effects applicable to stock options and other stock-based awards granted under the plan is a summary only, and reference is made to the Code for a complete statement of all relevant federal tax provisions. The summary assumes that all grants comply with the non-qualified deferred compensation rules of Section 409A of the Code.

  Options

        With respect to nonqualified options, the grantee will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the grantee for the shares. Upon a subsequent disposition of the shares received under the option, the grantee generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

  SARs

        The recipient of a grant of stock-based SARs will not realize taxable income and we will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the exercise of a SAR, the recipient will realize ordinary income equal to the fair market value of any shares received at the time of exercise. In general, we will be entitled to a corresponding deduction, equal to the amount of income realized.

  Restricted Stock

        A grantee who receives a grant of restricted stock will not recognize any taxable income at the time of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). A grantee's rights in restricted stock awarded under the plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the grantee. However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make a Section 83(b) election within thirty days of receipt of the restricted shares, the fair market value of the shares on the date the restrictions lapse, less any amount paid by the grantee for such shares, will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. We generally will be entitled to a compensation deduction for the amount of compensation income the grantee recognizes.

  Restricted Stock Units

        In the case of a restricted stock unit award, a grantee will not be taxed upon the grant of such an award, but, rather, the grantee will recognize ordinary income in an amount equal to the fair market value of the common stock as the same time that the common stock, or cash having a value equal to such common stock, is issued to the grantee. We will be entitled to a deduction at the time when, and in the amount that, the grantee recognizes ordinary income.

  Other Types of Awards

        Other types of awards under the plan generally would result in taxable ordinary income to the grantee, the amount and timing of which would depend upon the terms and conditions of the particular award. We would generally be entitled to a corresponding tax deduction.

  Tax Consequences of Change in Control

        The accelerated vesting of awards under the plan in connection with a change in control could cause award holders to be subject to the federal excise tax on "excess parachute payments" and cause a corresponding loss of deduction on the part of us.

New Plan Benefits

Amended 2007 Equity and Incentive Plan

Name and Position	Restricted Stock Awards (in shares)	Restricted Stock Unit Awards (in shares)
All Non-Executive Officer Employees, as a Group	462,132	231,066

        In connection with their entry into employment agreements with Cowen and New Parent, effective as of the completion of the transactions, New Parent will grant (i) 462,132 restricted shares to certain non-executive officer employees under the Amended 2007 Equity and Incentive Plan and (ii) 231,066 restricted stock units to certain non-executive officers under the Amended 2007 Equity and Incentive Plan. In addition, New Parent may also grant up to an additional 288,832 restricted shares to employees to be determined in connection with the transactions under the Amended 2007 Equity and Incentive Plan, the granting of which is discretionary, and, accordingly, with respect to such awards we cannot determine the number, if any, or type of awards to be granted in the future to any particular person or group.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF RAMIUS

        This discussion contains forward-looking statements, which involve numerous risks and uncertainties, including, but not limited to, those described on page 42 of this document. This Management's Discussion and Analysis of Financial Condition and Results of Operations of Ramius should be read in conjunction with the consolidated financial statements and related notes of Ramius included in the section titled "Index to Ramius Financial Statements" beginning on page F-5 of this document. Actual results may differ materially from those contained in any forward-looking statements.

Business Overview

        Ramius is an alternative investment management firm founded in 1994 with over $7 billion of assets under management as of July 1, 2009. Ramius, through one of its subsidiaries, has been a registered investment adviser under the Investment Advisers Act since 1997 and operates through its offices in New York, London, Tokyo, Hong Kong, Munich and Luxembourg. Ramius's investment services and products include hedge funds, fund of funds, real estate and cash management. Its institutional investors include pension funds, insurance companies, banks, foundations and endowments, wealth management organizations and family offices.

        Ramius's hedge fund and fund of funds platforms have historically sought to deliver consistent, risk-adjusted returns throughout a market cycle (which Ramius generally views as an approximate three- to five-year investment horizon). In these platforms, Ramius seeks positive performance with minimal correlation to directional market indices. Risk-adjusted returns refer to positive returns with lower volatility as compared to traditional asset classes such as equities.

        Ramius conducts its operations through one reportable segment, the Investment Management segment, which provides management and advisory services to its hedge funds, fund of funds, real estate and other investment platforms.

Factors Affecting its Business

        Ramius's business and results of operations are impacted by the following factors:

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  Assets under management.  Ramius's revenues from management fees are directly linked to assets under management. As a result, its future performance will depend on, among other things, its ability to retain assets under management and to grow assets under management from existing and new products. In addition, positive performance increases assets under management which results in higher management fees.

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  Investment performance.  Ramius's revenues from incentive income are linked to the performance of the funds and accounts Ramius manages. Performance also affects assets under management because it influences investors' decisions to invest assets in, or withdraw assets from, the funds and accounts managed by Ramius.

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  Fee and allocation rates.  Ramius's management fee revenues are linked to the management fee rates it charges as a percentage of assets under management. Its incentive income revenues are linked to the incentive allocation rates Ramius charges as a percentage of performance-driven asset growth. Ramius's incentive allocations are subject to "high-water marks," whereby incentive income is earned by Ramius only to the extent that the net asset value of a fund at the end of a measurement period exceeds the highest net asset value as of the end of the preceding measurement period for which Ramius earned incentive income. Ramius's incentive allocations are also subject, in some cases, to performance hurdles.

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  Investment performance of Ramius's own capital.  Ramius invests its own capital and the performance of such invested capital affects its revenues. As of June 30, 2009, Ramius had an investment of approximately $264 million in Ramius Enterprise LP, an entity which invests its capital in Ramius Enterprise Master Fund Ltd (which we refer to as the Enterprise Fund). Most of Ramius's return on its own invested capital is derived from its investment in the Enterprise Fund, with such income directly dependent on the performance of the Enterprise Fund.

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  Personnel, systems, controls and infrastructure.  Ramius's ability to grow assets under management and produce positive performance depends on its ability to attract, retain and motivate investment and other professionals. Its business requires significant investment in its fund management platform, including infrastructure and back-office personnel.

        In addition, Ramius's business and results of operations may be affected by a number of external market factors. These include global asset allocation trends, regulatory developments and overall macroeconomic activity. Due to these and other factors, its operating results may reflect significant volatility from period to period. Ramius was affected by the conditions impacting the global financial markets and the hedge fund industry during 2008, which was characterized by substantial declines in investment performance and unanticipated levels of requested redemptions. Investors sought liquidity wherever it could be obtained, often due to liquidity constraints within their own organizations. As was the case industry-wide, during 2008 Ramius's funds experienced negative investment performance and increased redemptions. Ramius's assets under management declined from $12.9 billion as of December 31, 2007 to $7.4 billion as of July 1, 2009. While market conditions in 2009 have stabilized somewhat and investors' liquidity needs may be less acute than in 2008, Ramius believes that the redemption cycle may not yet be complete. These conditions will continue to affect Ramius's business, and as other alternative investment managers continue to restrict fund investor liquidity, it is possible that Ramius could continue to experience elevated redemptions relative to historic levels, regardless of fund performance. However, Ramius believes the diversity of its products and services as well as the strength of its institutional platform, supported by its own capital, should benefit Ramius throughout this period.

Understanding Ramius's Results

  Assets Under Management and Investment Performance

        The principal drivers of Ramius's results are assets under management and investment performance. Delivering positive fund performance that is consistent with its investors' objectives is the principal determinant of the long-term success of Ramius's business as it enables Ramius to grow assets under management organically, generate investment returns on Ramius's own invested capital, should enable Ramius to attract new capital and minimize redemptions by its fund investors. Conversely, poor investment performance decreases Ramius's assets under management, can result in investor redemptions from its funds and generates losses on Ramius's own capital.

        The ability of investors to contribute capital to and redeem capital from Ramius's funds can cause assets under management to fluctuate considerably from period to period. Such fluctuations also result from investment performance due to the retention and reinvestment of fund profits as well as the impact of fund losses. All of these factors impact the revenues Ramius earns from management fees, incentive income and returns on its own capital. The need of Ramius's clients to satisfy their own liquidity requirements (especially if other managers have instituted redemption restrictions) may cause some investors to redeem investments in Ramius's funds for reasons unrelated to Ramius's performance.

        As of June 30, 2009, Ramius had $264 million of its own capital invested in the Enterprise Fund. As such, the investment performance of the Enterprise Fund has a material impact on Ramius's performance. Prior to January 2008, Ramius invested its own capital directly rather than through a fund. In the fall of 2007, Ramius transferred substantially all of the direct investments on its balance sheet into the Enterprise Fund and in January 2008, Ramius began offering the Enterprise Fund to qualified investors. When Ramius refers to its investment income or losses, Ramius is referring to its direct investments prior to 2008 and primarily the investment of its own capital in the Enterprise Fund since January 2008.

  Revenues

        Ramius generates revenue through three principal sources: management fees, incentive income and investment income from its own capital. The amount of revenues earned from those sources is directly related to the amount of its assets under management and the investment performance of its funds. Management fees are directly impacted by any increase or decrease in Ramius's assets under management, while incentive income is impacted by its funds' performance and any increase or decrease in assets under management. Investment income from Ramius's own capital is impacted by the performance of the funds in which its capital is invested, which is principally the Enterprise Fund.

        Historically, Ramius owned 50% of the Ramius fund of funds business. Although 100% of the revenues from the fund of funds business were included as revenue in Ramius's consolidated financial statements, 50% of the net income was allocated to a non-controlling interest. Following the closing of the transactions, New Parent will be the sole owner of the fund of funds business. See "Management's Discussion and Analysis—Changes in Connection with the Transactions—Fund of Funds Business" beginning on page 155 for more information. Furthermore, the general partners of Ramius's real estate funds are owned jointly by Ramius and third parties with Ramius's ownership interest in the general partners of the real estate funds ranging from 30% to 55%. Accordingly, the management fees, incentive income and investment income generated by the real estate funds are split between Ramius and the other owners of general partners. Ramius does not possess unilateral control over the general partners. Pursuant to GAAP, the management fees, incentive income and investment income received by the general partners are accounted for under the equity method and are reflected under other income instead of management fees, incentive income and investment income.

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  Management Fees.  Ramius earns management fees based on its assets under management. The actual management fees received can vary depending on distribution fees or fee splits paid to third parties either in connection with raising the assets or structuring the investment. Management fees are generally paid on a quarterly basis at the beginning of each quarter and are prorated for capital inflows and redemptions. Accordingly, changes in Ramius's management fee revenues each quarter are influenced by changes in the applicable opening balances of assets under management, changes in average management fee rates and the relative magnitude and timing of inflows and redemptions during the respective periods. While some investors with significant investments in separately managed accounts may have separately negotiated fees, in general the management fees are as follows:

  •
  Hedge Funds.  Management fees for Ramius's hedge funds are generally charged at an annual rate of up to 2% of assets under management. Management fees are generally calculated monthly based on assets under management at the end of each month before incentive allocations.

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  Fund of Funds.  Management fees for the fund of funds are generally charged at an annual rate of up to 2% of assets under management. Management fees are generally calculated monthly based on assets under management at the beginning or end of each month before incentive allocations.

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  Real Estate Funds.  Management fees from the real estate funds are generally charged by their general partners at an annual rate between 1% and 1.5% of total capital commitments during the investment period and of invested capital or net asset value of the applicable fund after the investment period has ended. Management fees are typically paid to the general partners on a quarterly basis, at the beginning of the quarter, in arrears, and are prorated for changes in capital commitments throughout the investment period and invested capital after the investment period.

    •
    Other.  Management fees from Ramius's cash management business range from annual rates of 0.08% to 0.20% of assets, based on the average daily balances of the assets under management. Ramius also provides mortgage advisory services where Ramius manages collateralized debt obligations (which we refer to as CDOs) and liquidates CDOs that were historically managed by others. Since the fourth quarter of 2007, Ramius has rebated the management fees in connection with managing CDOs and Ramius's advisory fees from liquidating CDOs are usually negotiated fixed fees.

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  Incentive Income.  Ramius earns incentive income based on the performance of the Ramius funds, fund of funds, real estate funds and managed accounts. Incentive allocations are typically between 10% and 20% for hedge funds and 10% for fund of funds, in each case based on the net realized and unrealized profits including investment income earned for the full year that are attributable to each investor. However, many fund of funds products and some other products have no incentive allocation. Incentive income on real estate investments is earned in the year of the sale or realization of a private investment, subject to a clawback to the extent that the applicable minimum return is not generated upon the winding up of the fund. The real estate funds have incentive allocations of 20%. In order for the real estate funds to receive incentive allocations, investors in these funds must first receive a minimum return on their investments of approximately 8%. For most of Ramius's existing funds with an incentive allocation, there is a perpetual high-water mark. As a result of negative investment performance in 2008, Ramius entered 2009 with high-water marks in many hedge funds. These high-water marks require the Ramius funds to recover cumulative losses before Ramius can begin to earn incentive income in 2009 and beyond until the high-water marks are reached with respect to the investments of the fund investors who suffered losses last year. For example, the net asset value of Ramius Multi-Strategy Fund Ltd decreased by 26.76% net of management fees in 2008. This assumes no further recovery from the 80% discount that Ramius has valued the net equity claim for assets held at Lehman Brothers International (Europe) (which we refer to as LBIE). In order for Ramius to earn an incentive fee from an investor who had participated fully in this loss, the fund will have to increase net asset value by 36.5%, net of management fees. Such analysis applies to each fund which incurred 2008 losses. Current market conditions make it difficult to predict when Ramius may exceed these high-water marks. New capital is, however, eligible for incentive allocations based solely on performance after the investment is made. The industry is currently evolving in that many new hedge funds are being created with modified high-water marks that do not prohibit the manager from receiving an incentive allocation for an indeterminate period of time. Ramius plans to introduce modified high-water marks or other benchmarks as Ramius creates new products.

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  Interest and Dividends.  Ramius receives interest and dividends primarily from its own invested capital. Prior to 2008, when Ramius invested its capital directly, its interest and dividend revenues were significantly higher. Once Ramius invested its capital through the Enterprise Fund, it no longer received significant revenues directly from interest or dividends.

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  Reimbursements from Affiliates.  Ramius incurs certain expenses on behalf of its operating subsidiaries, such as the fund of funds and real estate businesses. The expenses relate to the administration of such subsidiaries. In addition, pursuant to the funds' offering documents, Ramius charges certain allowable expenses to the funds, including charges and personnel costs for legal, compliance, accounting, tax compliance, marketing, risk and technology expenses that directly relate to administering the assets of the funds.

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  Other Revenue.  Ramius periodically receives other revenue which is unrelated to its own invested capital or its activities on behalf of the Ramius funds. Historical sources of such other revenue primarily include certain placement fee income received by a non-wholly owned subsidiary of Ramius that engaged in the distribution of interests in the real estate funds.

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  Consolidated Ramius Funds and Certain Real Estate Entities Revenues.  Certain Ramius funds and real estate entities are consolidated with Ramius pursuant to GAAP. Ramius's consolidated financial statements reflect the management fees and other revenues of certain non-wholly owned operating subsidiaries, and the portions that are attributable to other investors are allocated to a non-controlling interest. The realized and unrealized trading income from these consolidated entities is recognized in other income (loss) as described below.

  Expenses

        Ramius's expenses consist of compensation and benefits, interest expense and general, administrative and other expenses. In 2008, Ramius decided to focus on its larger products and rationalize or eliminate those products, strategies and businesses that were less likely to attract significant assets under management or were marginal to its business. This decision has resulted in a reduction in expenses (including a reduction in compensation expenses as a result of headcount reductions of both investment professionals and support staff). Such expense reductions began in the fourth quarter of 2008 and Ramius continues to evaluate its expenses on an ongoing basis.

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  Compensation and Benefits.  Compensation and benefits is comprised of salaries, benefits, discretionary cash bonuses and equity-based compensation. Annual incentive compensation is variable, and the amount paid is generally based on a combination of employees' performance, their contribution to the funds and separately managed accounts, and Ramius's net income. Generally, compensation and benefits comprise a significant portion of total expenses, with annual incentive compensation comprising a majority of total compensation and benefits expenses. This annual compensation expense historically has been funded by revenues, including incentive income earned at the end of a calendar year and investment returns on Ramius's own capital. As of September 30, 2008, prior to beginning headcount reductions, Ramius had 240 employees and as of June 30, 2009, Ramius had 147 employees.

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  Interest and Dividends.  Amounts included within interest and dividend expense historically included interest and dividends associated with Ramius investing its own capital directly. Subsequent to Ramius transferring its investments to the Enterprise Fund, such expense primarily relates to interest paid on Ramius's revolving line of credit. See the section titled "Management's Discussion and Analysis—Liquidity and Capital Resources" beginning on page 183 below.

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  General, Administrative and Other.  General, administrative and other expenses are primarily related to professional services, occupancy and equipment, business development expenses, communications, insurance and other miscellaneous expenses. These expenses may also include certain one-time charges and non-cash expenses.

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  Consolidated Ramius Funds and Certain Real Estate Entities Expenses.  Certain Ramius funds and real estate entities are consolidated with Ramius pursuant to GAAP. Ramius's consolidated financial statements reflect the expenses of certain non-wholly owned operating subsidiaries and funds, and the portion attributable to other investors is allocated to a non-controlling interest.

  Other Income (Loss)

        Ramius's other income (loss) primarily consists of realized and unrealized gains or losses from the investment of its own capital and from its consolidated funds and certain non-wholly owned operating subsidiaries.

  Income Taxes

        Historically, Ramius operated as a limited liability company and was not subject to U.S. federal or state income taxes. However, Ramius is subject to unincorporated business income tax (which we refer to as UBT), on its trade and business activities conducted in New York, New York. The effective UBT rates vary significantly between the effective rate applicable to income from business activities and the effective rate applicable to income from investment activities. Ramius is also subject to foreign taxation on income it generates in certain countries.

  Non-controlling Interests

        Non-controlling interests represent the pro rata share of the income or loss of the non-wholly owned consolidated entities attributable to the other owners of such entities.

  Special Allocation to Ramius's Managing Member

        In accordance with Ramius's existing operating agreement, Ramius's managing member has historically been entitled to receive a special allocation equal to 35% of Ramius's net profits. Following the closing of the transactions, Ramius will no longer allocate a portion of its profits to its managing member, and the principals of the managing member, in their capacities as officers of New Parent, will instead receive compensation in the form of salaries and discretionary bonuses.

Changes in Connection with the Transactions

  Fund of Funds Business

        The Ramius fund of funds business is currently operated as a joint venture between Ramius and HVB. Currently, the net income with respect to the fund of funds business is distributed equally to Ramius and HVB. In connection with the transactions and pursuant to the asset exchange agreement, Ramius has agreed to purchase HVB's interest in the fund of funds business through an affiliate of Ramius in exchange for approximately 2.7 million shares, or 4.9%, of New Parent Class A common stock, subject to certain adjustments, and approximately $10.4 million of additional consideration, which may be paid either in debt or in cash. As a result, New Parent will indirectly be the sole owner of the fund of funds business and HVB will no longer participate directly in the fund of funds net income. See the section titled "Other Agreements Related to the Transactions—Asset Exchange Agreement" beginning on page 106 for more information.

  Special Allocation to the Managing Member

        As described above, following the closing of the transactions, Ramius will no longer allocate a portion of its profits to its managing member.

  Employee Ownership Program

        Ramius sponsors an employee ownership plan (which we refer to as the REOP program) for certain key employees at Ramius. The REOP program provides for the granting of equity interests in Ramius to certain participants, or equity REOP. Other participants have been granted non-equity awards which track the returns of an equity interest in Ramius, or phantom REOP. Any equity REOP and phantom REOP awards which were awarded prior to the transactions (other than the $25.0 million transaction REOP grants discussed below) will vest upon the closing of the transactions. Upon the closing, $3.7 million in outstanding equity and phantom REOP will vest, of which $0.9 million will be paid out in cash with respect to equity REOP to fund certain tax withholding requirements, $2.1 million in outstanding equity REOP will convert to ownership interests in Ramius and $0.8 million in outstanding phantom REOP will vest, which will be paid out in cash.

        The Ramius fund of funds also sponsors an employee profit participation plan (which we refer to as the RAPP program) for certain key employees at the Ramius fund of funds. The RAPP program provides for the granting of equity interests in related entities with the initial grant values based on a certain percentage of profits of the fund of funds business. In years that awards are granted, one half of the amount granted represents equity units in one of the consolidated fund of funds products managed by the Ramius fund of funds business chosen by senior management and the other half of the amount granted represents equity units of Ramius. Upon closing, $2.7 million in outstanding RAPP awards will vest, of which $0.8 million will be paid out in cash to fund certain tax withholding requirements, $1.0 million will convert to ownership interests in Ramius and $0.9 million will convert to ownership interests in certain fund of funds platforms.

        In connection with the transactions, Ramius has awarded an additional $25.0 million in equity REOP to certain key employees, or the "transaction REOP." The transaction REOP is a one-time award which will vest over a three-year period, with 50% of the awards vesting on each of the second and third anniversaries of the closing of the transactions. New Parent will recognize the transaction REOP as compensation expense each year in relation to the services received over the requisite service period.

  Income Taxes

        Following the closing of the transactions, New Parent will be subject to U.S. federal, state and local income tax on its income. New Parent's carrying value of the Ramius business will be higher for income tax purposes than for financial reporting purposes. The net deferred tax asset that will be recognized for this difference will be limited to the tax benefit expected to be realized in the foreseeable future. This benefit will be estimated based on a number of factors, especially the amount of unrealized gains in all of the net assets of the combined company existing for tax purposes at the date of the transaction that are actually expected to be realized, for tax purposes, in the foreseeable future. If the unrealized gains at the date of the closing of the transactions that will be realized in the future increase or decrease, deferred income tax expense or benefit will be recognized accordingly.

Assets Under Management and Fund Performance

  Assets Under Management

        The following table sets forth assets under management as of July 1, 2009:

Platform	Total Assets under Management		Primary Strategies
	(dollars in millions)
Hedge Funds	$2,091	(3)	Multi-Strategy Single Strategy
Fund of Funds(1)	2,105		Ramius Multi-Strategy Ramius Vintage Multi-Strategy Ramius Customized Solutions
Real Estate(2)	1,628(4)		Debt Equity
Other	1,570		Cash Management Mortgage Advisory
Total	$7,394

(1)
As discussed above, HVB currently owns 50% of the fund of funds business. In connection with the transactions, New Parent will acquire HVB's interest in the fund of funds business as described above in the section titled "Management's Discussion and Analysis—Changes in Connection with the Transactions—Fund of Funds Business."

(2)
As discussed above, Ramius owns between 30% and 55% of the general partners in the real estate business. Ramius does not possess unilateral control over any of these general partners.

(3)
This amount includes Ramius's own invested capital.

(4)
This amount reflects committed capital.

        Ramius typically accepts new investors and additional investments from existing investors into its funds on a monthly basis. Investors in Ramius's hedge funds and fund of funds, but not cash management or real estate, generally have the right to redeem their interests on a quarterly basis, after providing the required advanced notice which typically ranges from thirty to 120 days. However, depending on the investment strategy, some products have less frequent redemption periods, such as annual or semi-annual. The funds generally have a lock-up period of one year or more from the date of investment during which time redemptions can only be made upon payment of a fee ranging from 1% to 5% of the amount being redeemed. Investors in the Enterprise Fund, however, only have the right to redeem their interests after a two-year period upon providing 120 days' notice. If an investor in the Enterprise Fund does not provide notice, the investor would then be subject to another two-year lock-up period with respect to investments in the Enterprise Fund. Investors in Ramius's real estate funds are required to meet capital calls over a designated investment period to the extent of their previously agreed capital commitments and redemptions are generally not permitted. Investors in Ramius's cash management accounts may freely withdraw capital from such accounts.

        The following table sets forth the changes to Ramius's assets under management, which beginning in 2007, includes Ramius's investment in the Enterprise Fund:

	Year ended December 31,			July 1,
	2006	2007	2008	2009
	(dollars in thousands)
Beginning Assets under Management	$8,810,398	$9,592,135	$12,900,355	$9,765,230
Net Subscriptions (Redemptions)	46,484	2,601,939	(1,066,714)	(2,462,443)
Net Performance(1)	735,253	706,281	(2,068,411)	91,308

Ending Assets under Management	$9,592,135	$12,900,355	$9,765,230	$7,394,095

(1)
Net performance reflected is representative of the net return of the most recently issued full fee paying class of fund interests offered to investors. The net returns are net of all management and incentive fees, and are calculated monthly based on the change in an investor's current month ending equity as a percentage of their prior month's ending equity, adjusted for the current month's subscriptions and redemptions. Such returns are compounded monthly in calculating the final net year to date return. Included in net performance is the effect of any foreign exchange translation adjustments.

        Ramius's assets under management declined substantially during 2008 due primarily to substantial declines in investment performance and unanticipated levels of redemptions related to the unprecedented global financial market conditions, particularly during the second half of 2008. Ramius's business has been adversely affected by these global market conditions. As a result, the investment returns in the funds were adversely affected, most significantly in the second half of the year.

        Assets under management as of July 1, 2009 were $7.39 billion, a decrease of $2.37 billion from December 31, 2008, mainly as a result of net investor outflows of $2.46 billion from January 1, 2009 through July 1, 2009. Ramius believes these redemptions were investors' response to the continuing global financial crisis and the decline in fund performance. Ramius believes its assets under management growth rate for at least the near term will be lower than historic levels. As a result, Ramius expects that management fees will be lower in future quarters compared to prior periods until global economies and markets stabilize and assets under management begin to increase. In addition, due to the high-water marks set in 2008, Ramius may not earn incentive income in 2009 and beyond until the high-water marks are reached with respect to the investments of the fund investors who suffered losses last year.

        In 2008, the decrease in assets under management was driven by net outflows of $1.07 billion, comprised of $3.57 billion of inflows and $4.64 billion of outflows, including $1.38 billion in inflows and $1.34 billion in outflows from cash management accounts as well as an $83.0 million inflow from an additional investment made by Ramius into the Enterprise Fund. In 2007, growth in assets under management was driven by net inflows of $2.60 billion, comprised of $5.87 billion of inflows and $3.27 billion of outflows, including $2.03 billion in inflows and $1.89 billion in outflows from cash management accounts as well as a $266.4 million inflow from Ramius's initial investment in the Enterprise Fund. In 2006, growth in assets under management was driven by net inflows of $46.5 million, comprised of $3.10 billion of inflows and $3.05 billion of outflows, including $1.36 billion in inflows and $1.19 billion in outflows from cash management accounts.

  Fund Performance

        Performance information for Ramius's most significant funds is included throughout this discussion and analysis to facilitate an understanding of its results of operations for the periods presented. The performance information reflected in this discussion and analysis is not indicative of the future results of any particular fund. An investment in New Parent's shares is not an investment in any of Ramius's funds. There can be no assurance that any of the specified funds or Ramius's other existing or future funds will achieve similar results.

        The table below sets forth performance information as of June 30, 2009 for Ramius's funds with assets greater than $200 million as well as information with respect to Ramius's largest single-strategy hedge fund. The performance reflected below is representative of the net return of the most recently issued full fee paying class of fund interests offered for the respective fund. The net returns are net of all management and incentive fees, and are calculated monthly based on the change in an investor's current month ending equity as a percentage of their prior month's ending equity, adjusted for the current month's subscriptions and redemptions. Such returns are compounded monthly in calculating the final net year to date return.

			Performance
Platform	Strategy	Largest Funds(1)	2009(2)		2008		2007		2006
Hedge Funds	Multi-Strategy	Ramius Multi-Strategy Fund Ltd. (Inception Jan. 1, 1996)	1.59%		(22.64	)%(3)	6.05%		12.51%
		Ramius Enterprise LP (Inception Jan. 1, 2008)	(0.45)%		(25.38	)%(3)	24.91	%(4)	13.63	%(4)
	Single Strategy	Ramius Value and Opportunity Overseas Fund Ltd. (Inception Mar. 1, 2006)	6.04%		(20.81)%		6.34%		23.77%
Fund of Funds	Ramius Multi-Strategy	Ramius Multi-Strategy FOF Ltd. (Inception Jan. 1, 1998)	4.27%		(24.22)%		9.08%		6.94%
	Ramius Vintage Multi-Strategy	Ramius Vintage Multi-Strategy FOF Ltd. (Inception Jan. 1, 2006)	6.82%		(27.76)%		11.87%		8.99%
	Managed Accounts	Activist Portfolio with Hedging Overlay (Inception Sept. 1, 2007)	3.28%		(8.90)%		2.47%		na
		Low Volatility Multi-Strategy Fund (Inception Aug. 1, 2005)	3.40%		(18.17)%		9.41%		3.79%
Real Estate	Debt	RCG Longview Debt Fund IV, L.P. (Inception Nov. 12, 2007)	(5.78	)%(5)	(8.57)%		8.34%		na
	Equity	RCG Longview Equity Fund, L.P. (Inception Nov. 22, 2006)	(1.61	)%(5)	(14.85)%		(3.64)%		(18.76)%
Other	Cash Management		(0.10)%		3.67%		5.24%		5.05%

(1)
Funds with assets under management greater than $200 million and Ramius's largest single-strategy fund. The inception date for a fund represents the initial date that the fund accepted capital from third party investors. As of July 1, 2009, the net assets of the funds presented above were $4.28 billion, or 57.9% of the total assets under management as of July 1, 2009 of $7.39 billion. These funds represent funds with net assets generally greater than $200 million and Ramius' largest single-strategy hedge fund. Excluded from the table above are funds with $3.11 billion, or 42.1% of total assets under management as of July 1, 2009. These include a total of 62 smaller individual funds and managed accounts.

(2)
Performance for 2009 year to date as of June 30, 2009.

(3)
Performance does not reflect any decrease in valuation for LBIE assets which have been segregated. See section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance—2008 Fund Performance—Lehman Brothers" beginning on page 159 for more information.

(4)
Reflects returns on Ramius's own invested capital prior to the creation of the Enterprise Fund with the application to such performance of (i) an annual management fee of 2% on average invested assets; (ii) an annual performance fee of 20% on net income; and (iii) annual estimated expenses of 0.26% on average invested assets. See section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance" beginning on page 156 for more information.

(5)
Returns for each year represent net internal rates of return to limited partners after management fees and incentive allocations, if any, and are computed on a year-to-year basis consistent with industry standards. Incentive allocations are computed based on a hypothetical liquidation of net assets of each fund as of the balance sheet date. Returns are calculated for the investors as a whole. The computation of such returns for an individual investor may vary from these returns based on different management fee and incentive arrangements and the timing of capital transactions. The hypothetical liquidation value may not reflect the ultimate value that may be realized from the real estate investments, particularly given the relatively long period of time that the real estate investments may be held under the terms of the real estate fund documents.

  2009 Fund Performance

        As 2009 began, market conditions remained unstable and investor liquidity issues had yet to be resolved. In the second quarter market conditions began to stabilize. At Ramius, performance in more liquid strategies has started to improve as conditions have improved across a number of markets and strategies in which Ramius engages. In particular, the actions of the U.S. Treasury and the Federal Reserve Board have infused markets with liquidity and have led to significant tightening in credit spreads which has carried over into the equity markets as well. Ramius continues to experience challenges in the less liquid portions of its portfolio which have continued to be a drag on performance through the second quarter. A portion of this performance is related to mark-to-market valuations as opposed to permanent impairment.

  2008 Fund Performance

        In 2008, the majority of the decline in performance was attributable to unprecedented levels of market volatility, a lack of liquidity in global markets and, beginning in the third quarter, investors' demands for liquidity wherever it could be obtained. These factors resulted in substantial declines in the value of almost every asset class globally. The combination of declining asset values, illiquid markets and redemption demands in turn forced a large part of the hedge fund (and fund of funds) industry to impose restrictions on redemptions (such as gates or outright suspensions), and to create a variety of investor structures (side pockets, liquidating and retention classes) in order to bring portfolio assets and liquidity requirements into a manageable balance.

          Lehman Brothers.     Certain of the hedge funds managed by Ramius used Lehman Brothers International (Europe) (which we refer to as LBIE) as one of their prime brokers and some of these funds also held assets through accounts at Lehman Brothers, Inc. (which we refer to as LBI). As a result of LBIE being placed into administration on September 15, 2008 by order of the English Court and LBI entering liquidation proceedings under the Securities Investor Protection Act of 1970, as amended, the assets, including securities and cash, held by Ramius and the hedge funds in their LBIE accounts and LBI accounts were frozen at LBIE and LBI, respectively.

          The net assets of the Ramius hedge funds held at LBIE at the time of administration, which Ramius refers to as the total net equity claim, were approximately $232.6 million. Given the great degree of uncertainty as to the status of the assets held at LBIE and the process and prospects of the return of those assets, Ramius has valued the total net equity claim at an 80% discount, or approximately $46.5 million, which Ramius believes is a reasonable estimate of value that ultimately may be recovered with respect to the total net equity claim. Since the status and ultimate resolution of the assets under LBIE's administration proceedings is uncertain, Ramius decided that only the investors who were invested at the time of the Administration should participate in any profit/loss relating to the estimated recoverable Lehman claim. As such, Ramius has segregated the Lehman claims for the benefit of such investors for so long as they remained in the funds. These segregated Lehman claims do not earn management fees.

          In November 2008, one of the hedge funds managed by Ramius was appointed as a member of the unsecured creditors' committee of LBIE and representatives of Ramius have been attending regular meetings of the creditors' committee and assisting in the creation of a scheme of arrangement to provide a framework for returning assets to clients.

          In addition, Ramius currently estimates that the combined net exposure of the hedge funds to LBI amounts to approximately $23.8 million in cash and securities. Ramius believes that the funds have a reasonable claim against LBI with respect to the return of these assets based on the facts currently available and believes the LBI exposure should be fully recoverable.

          As a result of Ramius being an investor in Ramius Enterprise LP and due to Ramius's additional direct exposure to LBIE, Ramius had a total exposure to LBIE of $12.94 million and a total exposure to LBI of $1.64 million, as of June 30, 2009.

  2007 Fund Performance

        Performance in 2007 was bifurcated between a strong first half and a modestly weak second half. Turmoil in the capital markets in the second half of the year caused Ramius to de-leverage the portfolios and employ significant macro-portfolio hedges, which helped protect performance. This period was the start of the unwinding of the massive overleveraging of the capital markets and adjustment in housing, mortgages, commodities and other asset classes.

  2006 Fund Performance

        Performance in 2006 was generally strong with solid performance coming from across the firm. In 2006, global liquidity was readily available, debt markets were extremely receptive, allowing for record issuance of both investment-grade and high-yield debt, driving global announced transaction volume to record highs.

Results of Operations

        In the discussion and analysis that follows, certain line items are not comparable from period to period as a result of the consolidation and deconsolidation of numerous funds. One of the most significant changes over the past three years was as a result of Ramius conducting investment activity for its own capital through the Enterprise Fund rather than directly. Ramius owned 100% of the Enterprise Fund since the fund's formation in 2007 until the fund was opened to outside investors in early 2008. As a result of these changes, different accounting treatment was applied to Ramius's investments in each of these periods.

  2006

        In 2006, Ramius invested its own capital directly in public and private securities, real estate, third party funds and funds managed by Ramius. Furthermore, due to Ramius's control of certain funds and entities, Ramius had to consolidate the assets and liabilities as well as the income and expenses of numerous fund entities. As a result:

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  The impact of direct investments in everything other than Ramius managed funds and certain entities appear on each line item in the financial statements; and

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  Investments in Ramius managed funds and certain entities are presented in the captions Consolidated Ramius funds and certain real estate investments and the allocation of the portion of such results attributable to outside investors is presented under Net income (loss) attributable to non-controlling interests.

  2007

        Beginning October 1, 2007 Ramius transferred the vast majority of its direct investments to the Enterprise Fund which at that time was a wholly-owned investment company. As a wholly-owned entity, the financial performance of the entire Enterprise Fund was consolidated on a line by line basis in Ramius's financial statements. In addition, twenty-three other Ramius funds were deconsolidated from Ramius's financial statements.

  2008

        On January 1, 2008 Ramius contributed substantially all of its remaining directly owned investments into the Enterprise Fund and opened the fund to outside investors. As part of accepting outside capital Ramius established a master feeder structure for the Enterprise Fund with all of its capital invested through the domestic feeder. As a result:

  •
  The offshore feeder fund, which consists entirely of outside capital, was not consolidated resulting in management fees, incentive income and reimbursements to the extent expenses are allocated to the offshore feeder fund being presented on the respective lines in Ramius's statement of operations; and

  •
  The domestic feeder fund, however, was consolidated resulting in the financial results of such fund being presented in the captions Consolidated Ramius funds and certain real estate investments and the allocation of the portion of such results attributable to outside investors presented under Net income (loss) attributable to non-controlling interests. In the Statement of Financial Condition, Ramius records the fair value of its investment in the Enterprise Fund indirectly through the domestic feeder fund.

        To provide comparative information of Ramius's operating results for the periods presented, a discussion of Economic Income of the Investment Management segment, its only reportable segment, follows the discussion of its total consolidated GAAP results. Economic Income reflects, on a consistent basis for all periods presented in Ramius's financial statements, income earned from the Ramius funds and managed accounts and from its own invested capital. Economic Income excludes certain adjustments required under GAAP. See the section titled "Management's Discussion and Analysis—Segment Analysis—Investment Management—Economic Income" beginning on page 172 and Notes 20 and 11 to Ramius's audited annual and unaudited interim consolidated financial statements on pages F-65 and F-93, respectively, for a reconciliation of Economic Income to total Company net income (loss).

GAAP Quarterly Comparison

Three Months Ended June 30, 2009 Compared with the Three Months Ended June 30, 2008

Consolidated Statement of Operations

	Three Months Ended, June 30,		Period-to-Period
	2009	2008	$ Change	% Change
Revenues
Management fees	$10,923	$19,076	$(8,153)	(42.7)%
Incentive fees	—	862	(862)	(100.0)%
Interest and dividends	87	287	(200)	(69.7)%
Reimbursement from affiliates	2,096	4,895	(2,799)	(57.2)%
Other Revenues	669	1,324	(655)	(49.5)%
Consolidated Ramius Funds and certain real estate entities revenues	3,257	7,387	(4,130)	(55.9)%

Total revenues	17,032	33,831	(16,799)	(49.7)%

Expenses
Employee compensation and benefits	13,879	25,854	(11,975)	(46.3)%
Interest and dividends	338	395	(57)	(14.4)%
General, Administrative and Other Expenses	15,497	11,354	4,143	36.5%
Consolidated Ramius Funds and certain real estate entities expenses	3,143	7,503	(4,360)	(58.1)%

Total expenses	32,857	45,106	(12,249)	(27.2)%

Other income (loss)
Net gain (loss) on securities, derivatives and other investments	(4,235)	2,037	(6,272)	NM
Consolidated Ramius Funds and certain real estate entities net gains	9,259	38,097	(28,838)	(75.7)%

Total other income (loss)	5,024	40,134	(35,110)	(87.5)%

Income (loss) before income taxes	(10,801)	28,859	(39,660)	NM
Income taxes	17	119	(102)	(85.7)%

Net income (loss)	(10,818)	28,740	(39,558)	NM
Less: Income (loss) attributable to non-controlling interests	6,393	9,786	(3,393)	(34.7)%

Net income (loss) available to all Redeemable Members	$(17,211)	$18,954	$(36,165)	NM

  Revenues

  Management Fees

        Management fees decreased $8.2 million, or 43%, to $10.9 million for the three months ended June 30, 2009 compared with $19.1 million in the second quarter of 2008. The decrease was primarily due to the decrease in assets under management as a result of fund redemptions and fund performance.

  Incentive Income

        There was almost no incentive income for the three months ended June 30, 2009 and 2008. As previously discussed, 2008 performance in the funds resulted in losses and although $0.8 million of incentive income was accrued for the second quarter of 2008, no incentive income was earned for the year. In addition, due to the losses in 2008, many of the funds now have high-water marks such that Ramius will not earn incentive income with respect to the assets of the fund investors who suffered such losses last year until these investors recover their losses. See the section titled "Management Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2009 and 2008 fund performance.

  Interest and Dividends

        Interest and dividends decreased $0.2 million, or 70%, to $0.1 million for the three months ended June 30, 2009 compared with $0.3 million in the second quarter of 2008. The decrease was primarily attributable to a combination of lower average interest rates and lower average interest bearing assets in the second quarter of 2009 compared with the second quarter of 2008.

  Reimbursements from Affiliates

        Ramius's reimbursements from affiliates decreased $2.8 million, or 57%, to $2.1 million for the three months ended June 30, 2009 compared with $4.9 million in the second quarter of 2008. The decrease was attributable to a decrease in the reimbursement for expenses allocated to the funds as a result of lower assets under management in 2009 period. Such allocations made to the funds are partly based on a percentage of assets under management.

  Other Revenue

        Other revenue decreased $0.6 million, or 50%, to $0.7 million for the three months ended June 30, 2009 compared with $1.3 million in the second quarter of 2008. The decrease was primarily due to the elimination of stock loan fee income as Ramius exited that business in 2008, partially offset by an increase in retail commissions in 2009.

  Consolidated Ramius Funds and Certain Real Estate Entities Revenues

        Consolidated Ramius funds and certain real estate entities revenues decreased $4.1 million, or 56%, to $3.3 million for the three months ended June 30, 2009 compared with $7.4 million in the second quarter of 2008. The decrease was primarily attributable to a decrease in the interest and dividends earned by the Enterprise Fund.

  Expenses

  Employee Compensation and Benefits

        Employee compensation and benefits expenses decreased $12.0 million, or 46%, to $13.9 million for the three months ended June 30, 2009 compared with $25.9 million in the second quarter of 2008. The decrease was driven by lower accruals for incentive compensation and a reduction in head count from 239 employees as of June 30, 2008 compared to 147 employees as of June 30, 2009.

  Interest and Dividends

        Interest and dividend expense remained substantially unchanged at $0.3 million for the three months ended June 30, 2009 compared to $0.4 million in the second quarter of 2008.

  General, Administrative and Other Expenses

        General, administrative and other expenses increased $4.1 million, or 37%, to $15.5 million for the three months ended June 30, 2009 compared with $11.4 million in the second quarter of 2008. This increase was primarily attributable to $5.1 million in professional, advisory and other fees associated with the transaction and an arbitration initiated by Ramius.

  Consolidated Ramius Funds and Certain Real Estate Entities Expenses

        Consolidated Ramius funds and certain real estate entities expenses decreased $4.4 million, or 58%, to $3.1 million for the three months ended June 30, 2009 compared with $7.5 million in the second quarter of 2008. The decrease was attributable to the decrease in interest and dividend expense recognized by the Enterprise Fund.

  Other Income (Loss)

        Other income decreased $35.1 million, or 88%, to $5.0 million for the three months ended June 30, 2009 compared with $40.1 million in the second quarter of 2008. The 2009 performance was affected by unrealized losses due to adjusting the recorded value of certain portions of the private investment portfolio, such as real estate, to their respective fair market values. As previously described, Ramius invests its own capital primarily in the Enterprise Fund with any gains or losses on Ramius's own capital shown under Consolidated Ramius Funds for that period. The gains and losses shown under Consolidated Ramius Funds reflect the consolidated total performance for such funds, and the portion of those gains or losses that are attributable to other investors is allocated to a non-controlling interest. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2009 and 2008 fund performance.

  Income Taxes

        Income taxes decreased $0.1 million resulting in a tax expense of $0.02 million for the three months ended June 30, 2009 compared with the second quarter of 2008.

  Income (Loss) Attributable to Non-controlling Interests

        Income attributable to non-controlling interests decreased $3.4 million, to $6.4 million for the three months ended June 30, 2009 compared with a gain of $9.8 million in the second quarter of 2008. The decrease was the result of lower performance of the Ramius consolidated funds and entities in 2009 compared to 2008.

Six Months Ended June 30, 2009 Compared with the Six Months Ended June 30, 2008
Consolidated Statement of Operations

	Six Months Ended, June 30,		Period-to-Period
	2009	2008	$ Change	% Change
Revenues
Management fees	$22,434	$38,648	$(16,214)	(42.0)%
Incentive fees	—	862	(862)	(100)%
Interest and dividends	178	913	(735)	(80.5)%
Reimbursement from affiliates	5,490	6,598	(1,108)	(16.8)%
Other Revenues	1,688	2,385	(697)	(29.2)%
Consolidated Ramius Funds and certain real estate entities revenues	7,967	14,238	(6,271)	(44.0)%

Total revenues	37,757	63,644	(25,887)	(40.7)%

Expenses
Employee compensation and benefits	28,786	51,934	(23,148)	(44.6)%
Interest and dividends	687	754	(67)	(8.9)%
General, Administrative and Other Expenses	25,770	22,184	3,586	16.2%
Consolidated Ramius Funds and certain real estate entities expenses	6,520	14,018	(7,498)	(53.5)%

Total expenses	61,763	88,890	(27,127)	(30.5)%

Other income (loss)
Net gain (loss) on securities, derivatives and other investments	(3,976)	1,323	(5,299)	NM
Consolidated Ramius Funds and certain real estate entities net gains	5,912	17,413	(11,501)	(66.0)%

Total other income (loss)	1,936	18,736	(16,800)	(89.7)%

Income (loss) before income taxes	(22,070)	(6,510)	(15,560)	239.0%
Income taxes	(49)	184	(233)	NM

Net income (loss)	(22,021)	(6,694)	(15,327)	229.0%
Less: Income (loss) attributable to non-controlling interests	3,989	(3,389)	7,378	NM

Net income (loss) available to all Redeemable Members	$(26,010)	$(3,305)	$(22,706)	687.0%

  Revenues

  Management Fees

        Management fees decreased $16.2 million, or 42%, to $22.4 million for the six months ended June 30, 2009 compared with $38.6 million in the first six months of 2008. The decrease was primarily due to the decrease in assets under management of $2.37 billion as a result of fund redemptions and fund performance between December 31, 2008 and July 1, 2009.

  Incentive Income

        There was almost no incentive income for the six months ended June 30, 2009 and 2008. As previously discussed, 2008 performance in the funds resulted in losses and although $0.8 million of incentive income was accrued for the first six months of 2008, no incentive income was earned for the year. In addition, due to the losses in 2008, many of the funds now have high-water marks such that

Ramius will not earn incentive income with respect to the assets of the fund investors who suffered such losses last year until these investors recover their losses. See the section titled "Management Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2009 and 2008 fund performance.

  Interest and Dividends

        Interest and dividends decreased $0.7 million, or 81%, to $0.2 million for the six months ended June 30, 2009 compared with $0.9 million in the first six months of 2008. The decrease was primarily attributable to a combination of lower average interest rates and lower average interest bearing assets in the first six months of 2009 compared with the first six months of 2008.

  Reimbursements from Affiliates

        Ramius's reimbursements from affiliates decreased $1.1 million, or 17%, to $5.5 million for the six months ended June 30, 2009 compared with $6.6 million for the first six months of 2008. The decrease was attributable to a decrease in the reimbursement for expenses allocated to the funds as a result of lower assets under management in 2009. Such allocations made to the funds are partly based on a percentage of assets under management.

  Other Revenue

        Other revenue decreased $0.7 million, or 29%, to $1.7 million for the six months ended June 30, 2009 compared with $2.4 million in the first six months of 2008. The decrease was primarily due to the elimination of stock loan fee income as Ramius exited that business in 2008, partially offset by an increase in retail commissions in 2009.

  Consolidated Ramius Funds and Certain Real Estate Entities Revenues

        Consolidated Ramius funds and certain real estate entities revenues decreased $6.2 million, or 44%, to $8.0 million for the six months ended June 30, 2009 compared with $14.2 million in the first six months of 2008. The decrease was primarily attributable to a decrease in the interest and dividends earned by the Enterprise Fund.

  Expenses

  Employee Compensation and Benefits

        Employee compensation and benefits expenses decreased $23.1 million, or 45%, to $28.8 million for the six months ended June 30, 2009 compared with $51.9 million in the first six months of 2008. The decrease was driven by lower accruals for incentive compensation and a reduction in head count from 239 employees as of June 30, 2008 compared to 147 employees as of June 30, 2009.

  Interest and Dividends

        Interest and dividend expense remained substantially unchanged at $0.7 million for the six months ended June 30, 2009 compared to $0.8 million for the first six months of 2008.

  General, Administrative and Other Expenses

        General, administrative and other expenses increased $3.6 million, or 16%, to $25.8 million for the six months ended June 30, 2009 compared with $22.2 million in the first six months of 2008. This increase was primarily attributable to an increase in professional, advisory and other fees associated with the transaction as well as legal fees incurred in connection with an arbitration initiated by Ramius. This increase was partially offset by a decrease in occupancy and equipment as a result of Ramius subleasing its former office space for the entire six months ended June 30, 2009 and only for the second quarter of 2008.

  Consolidated Ramius Funds and Certain Real Estate Entities Expenses

        Consolidated Ramius funds and certain real estate entities expenses decreased $7.5 million, or 54%, to $6.5 million for the six months ended June 30, 2009 compared with $14.0 million in the first six months of 2008. The decrease was attributable to the decrease in interest and dividend expense recognized by the Enterprise Fund.

  Other Income (Loss)

        Other income decreased $16.8 million, or 90%, to $1.9 million for the six months ended June 30, 2009 compared with $18.7 million in the first six months of 2008. While the performance of Ramius's own invested capital and the consolidated Ramius funds in the second quarter of 2009 improved with a gain of $5.02 million compared to a $3.09 million loss in the first quarter of 2009, the aggregate performance was affected by unrealized losses due to adjusting the recorded value of certain portions of the private investment portfolio, such as real estate, to their respective fair market values. As previously described, Ramius invests its own capital primarily in the Enterprise Fund with any gains or losses on Ramius's own capital shown under Consolidated Ramius Funds for that period. The gains and losses shown under Consolidated Ramius Funds reflect the consolidated total performance for such funds, and the portion of those gains or losses that are attributable to other investors is allocated to a non-controlling interest. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2009 and 2008 fund performance.

  Income Taxes

        Income taxes decreased $0.23 million resulting from in a tax benefit of $0.05 million for the six months ended June 30, 2009 compared with a provision for taxes of $0.18 million in the first six months of 2008. The decrease was due to the recording of a tax benefit during the first six months of 2009 due to an amendment of a prior year local tax return that will result in a refund, partially offset by higher foreign income subject to taxation.

  Income (Loss) Attributable to Non-controlling Interests

        Income attributable to non-controlling interests increased $7.4 million, to $4.0 million for the six months ended June 30, 2009 compared with a loss of $3.4 million in the first six months of 2008. The year over year change was the result of improved performance in certain of the Ramius consolidated funds. This was primarily related to Ramius's three consolidated funds of funds, which comprise the majority of Ramius's non-controlling interests.

 Year Ended December 31, 2008 Compared with the Year Ended December 31, 2007
Consolidated Statement of Operations

	Year ended December 31,		Period-to-Period
	2008	2007	$ Change	% Change
	(dollars in thousands)
Revenues
Management fees	$70,818	$73,950	$(3,132)	(4.2)%
Incentive income	—	60,491	(60,491)	(100.0)
Interest and dividends	1,993	16,356	(14,363)	(87.8)
Reimbursement from affiliates	16,330	7,086	9,244	130.5
Other Revenue	6,853	5,086	1,767	34.7
Consolidated Ramius Funds and certain real estate entities revenues	31,739	25,253	6,486	25.7

Total revenues	127,733	188,222	(60,489)	(32.1)

Expenses
Employee compensation and benefits	84,769	123,511	(38,742)	(31.4)
Interest and dividends	1,820	20,679	(18,859)	(91.2)
General, administrative and other expenses	53,036	58,341	(5,305)	(9.1)
Goodwill impairment	10,200	—	10,200	NM
Consolidated Ramius Funds and certain real estate entities expenses	34,268	21,014	13,254	63.1

Total expenses	184,093	223,545	(39,452)	(17.7)

Other income (loss)
Net gain (loss) on securities, derivatives and other investments	(2,006)	94,078	(96,084)	NM
Consolidated Ramius Funds and certain real estate entities net gains (losses)	(198,485)	84,846	(283,331)	NM

Total other income (loss)	(200,491)	178,924	(379,415)	NM

Income (loss) before income taxes	(256,851)	143,601	(400,452)	NM

Income taxes	(1,301)	1,397	(2,698)	NM

Net income (loss)	(255,550)	142,204	(397,754)	NM
Less: Income (loss) attributable to non-controlling interests	(113,786)	66,343	(180,129)	NM
Less: Special allocation to the Redeemable Managing Member	—	26,551	(26,551)	(100.0)

Net income (loss) available to all Redeemable Members	$(141,764)	$49,310	$(191,074)	NM

  Revenues

  Management Fees

        Management fees decreased $3.1 million, or 4%, to $70.8 million for the year ended December 31, 2008 compared with $73.9 million in 2007. The decrease was primarily due to a net decrease of $4.2 million from fees earned on managing CDOs, primarily as a result of Ramius electing to rebate certain CDO management fees, and a $0.9 million decrease in management fees from the fund of funds business. These decreases were partially offset by an increase in management fees from hedge funds of $1.9 million (net of $3.1 million in management fees from Ramius Enterprise LP that are eliminated in consolidation).

  Incentive Income

        Ramius earned no incentive income for the year ended December 31, 2008 compared with $60.5 million in 2007. The lack of incentive income in 2008 was driven by the negative performance in the Ramius funds resulting from challenging market conditions. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2008 fund performance.

  Interest and Dividends

        Interest and dividends decreased $14.4 million, or 88%, to $2.0 million for the year ended December 31, 2008 compared with $16.4 million in 2007. The decrease was primarily attributable to Ramius no longer investing its capital directly in interest and dividend bearing products. Prior to 2008, when Ramius invested its capital directly, its interest and dividend revenues were significantly higher. Once Ramius invested its capital through the Enterprise Fund, interest and dividends were included in Consolidated Ramius Funds and Certain Real Estate Entities revenues.

  Reimbursements from Affiliates

        Reimbursements from affiliates increased $9.2 million, or 130%, to $16.3 million for the year ended December 31, 2008 compared with $7.1 million in 2007. In 2008, Ramius conducted a review of the expenses it allocated to its funds and determined that it was not making sufficient allocations. Therefore, as permitted under the respective funds' offering documents, Ramius allocated back to certain of its funds and management companies a higher percentage of expenses that Ramius had incurred on behalf of those funds than it had in 2007. In addition, beginning in 2008, the investment expenses attributable to Ramius's own invested capital were allocated to the Enterprise Fund and recognized as a reimbursement to Ramius. Prior to 2008, such expenses had been borne directly by Ramius.

  Other Revenue

        Other revenue increased $1.8 million, or 35%, to $6.9 million for the year ended December 31, 2008 compared with $5.1 million in 2007. The increase was primarily attributable to $3.2 million of placement fee income received by a non-wholly owned subsidiary of Ramius that engaged in the distribution of interests in the real estate funds and $1.6 million of securities lending income. In 2007, other revenue primarily included $2.9 million of placement fee income and $1.9 million of securities lending income. In 2008, Ramius ceased its securities lending activities and it is currently closing its subsidiary that engages in the distribution of interests in real estate funds.

  Consolidated Ramius Funds and Certain Real Estate Entities Revenues

        Consolidated Ramius funds and certain real estate entities revenues increased $6.5 million, or 26%, to $31.7 million for the year ended December 31, 2008 compared with $25.2 million in 2007. The increase was primarily attributable to the consolidation of the Enterprise Fund. Specifically, in consolidating the Enterprise Fund, the interest and dividends from the Enterprise Fund are classified in this category whereas the other trading income is classified as other income (loss) below. This increase was partially offset by lower interest and dividend income for the year ended December 31, 2008.

  Expenses

  Employee Compensation and Benefits

        Employee compensation and benefits expenses decreased $38.7 million, or 31%, to $84.8 million for the year ended December 31, 2008 compared with $123.5 million in 2007. The decrease was primarily driven by a $42.5 million decrease in incentive compensation, partially offset by a $3.7 million increase in salaries and benefits.

  Interest and Dividends

        Interest and dividend expense decreased $18.9 million, or 91%, to $1.8 million for the year ended December 31, 2008 compared with $20.7 million in 2007. The decrease was primarily due to the consolidation of the Enterprise Fund, which resulted in the interest and dividend expense associated with Ramius investing its own capital being borne by the Enterprise Fund instead of directly by Ramius and accounted for under Consolidated Ramius Funds and certain real estate entities.

  General, Administrative and Other Expenses

        General, administrative and other expenses decreased $5.3 million, or 9%, to $53.0 million for the year ended December 31, 2008 compared with $58.3 million in 2007. The decrease was primarily the result of a $14.8 million reduction in professional, advisory and other fees. Such fees were higher in 2007 primarily due to $5.5 million in legal fees incurred in connection with an arbitration initiated by Ramius and the voluntary reimbursement to certain unconsolidated Ramius funds for third party advisory fees of $7.1 million previously recorded by the funds. This reduction was partially offset by additional expenses incurred by Ramius from renovating and relocating to new office space. In 2007, Ramius leased and renovated its new principal office space in New York City. Ramius moved into its new office space in March 2008 and entered into a sublease for its former office space for the remainder of the term of the existing lease. The renovation, relocation and sublease resulted in a $4.2 million increase in occupancy and equipment expenses and a $2.5 million increase in depreciation and amortization.

  Goodwill

        Ramius recorded a goodwill impairment charge of $10.2 million for the year ended December 31, 2008. This non-cash charge related to the impairment of its 50% ownership of the fund of funds business. In the fourth quarter of 2008, Ramius conducted its annual goodwill impairment test and, due to the decline in assets under management and the resulting decline in expected management fees and incentive income, recognized an impairment. The assets under management declined by $1.30 billion, or 33%, at the Ramius fund of funds reporting unit, primarily due to the difficult market environment in the second half of 2008.

  Consolidated Ramius Funds and Certain Real Estate Entities Expenses

        Consolidated Ramius funds and certain real estate entities expenses increased $13.3 million, or 63%, to $34.3 million for the year ended December 31, 2008 compared with $21.0 million in 2007. The increase was attributable to the consolidation of the Enterprise Fund, partially offset by a $6.3 million reduction in professional and advisory fees.

  Other Income (Loss)

        Other income (loss) decreased $379.4 million to a loss of $200.5 million for the year ended December 31, 2008 compared with income of $178.9 million in 2007. The decrease was attributable to the investment performance of Ramius's own invested capital and the consolidated Ramius funds. In

2007, Ramius direct investments resulted in a gain of $94.0 million. As previously described, most of Ramius's investments beginning in the fourth quarter of 2007 were made through the Enterprise Fund with any gains or losses on Ramius's own invested capital are shown under Consolidated Ramius Funds for that period. The gains and losses in 2007 and 2008 shown under Consolidated Ramius Funds reflect the consolidated total performance for such funds, and the portion of those gains or losses that are attributable to other investors is allocated to a non-controlling interest. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2008 fund performance.

  Income Taxes

        Income taxes decreased $2.7 million to a benefit of $1.3 million for the year ended December 31, 2008 compared with income tax expense of $1.4 million in 2007. The decrease was due to the reduction in 2008 of a tax provision for prior periods and lower foreign and local income subject to taxation.

  Income (Loss) Attributable to Non-controlling Interests

        Income (loss) attributable to non-controlling interests decreased $180.1 million to a loss of $113.8 million for the year ended December 31, 2008 compared with income of $66.3 million in 2007. The decrease was attributable to the allocation of losses incurred by the Ramius consolidated funds and entities to other investors of such funds and entities.

Year Ended December 31, 2007 Compared with the Year Ended December 31, 2006
Consolidated Statement of Operations

	Year ended December 31,		Period-to-Period
	2007	2006	$ Change	% Change
	(dollars in thousands)
Revenues
Management fees	$73,950	$65,635	$8,315	12.7%
Incentive income	60,491	81,319	(20,828)	(25.6)
Interest and dividends	16,356	17,189	(833)	(4.9)
Reimbursement from affiliates	7,086	4,070	3,016	74.1
Other Revenue	5,086	8,038	(2,952)	(36.7)
Consolidated Ramius Funds and certain real estate entities revenues	25,253	35,897	(10,644)	(29.7)

Total revenues	188,222	212,148	(23,926)	(11.3)

Expenses
Employee compensation and benefits	123,511	112,433	11,078	9.9
Interest and dividends	20,679	17,694	2,985	16.9
General, Administrative and Other Expenses	58,341	36,583	21,758	59.5
Consolidated Ramius Funds and certain real estate entities expenses	21,014	39,300	(18,286)	(46.5)

Total expenses	223,545	206,010	17,535	8.5

Other income
Net gain on securities, derivatives and other investments	94,078	54,765	39,313	71.8
Consolidated Ramius Funds and certain real estate entities net gains	84,846	78,656	6,190	7.9

Total other income	178,924	133,421	45,503	34.1

Income before income taxes	143,601	139,559	4,042	2.9

Income taxes	1,397	4,814	(3,417)	(71.0)

Net income	142,204	134,745	7,459	5.5
Less: Income attributable to non-controlling interests	66,343	74,189	(7,846)	(10.6)
Less: Special allocation to the Redeemable Managing Member	26,551	21,195	5,356	25.3

Net income available to all Redeemable Members	$49,310	$39,361	$9,949	25.3%

  Revenues

  Management Fees

        Management fees increased $8.3 million, or 13%, to $73.9 million for the year ended December 31, 2007 compared with $65.6 million in 2006. The increase was primarily driven by an increase in assets under management in Ramius funds of $3.3 billion between December 31, 2007 and December 31, 2006.

  Incentive Income

        Incentive income decreased $20.8 million, or 26%, to $60.5 million for the year ended December 31, 2007 compared with $81.3 million in 2006. The decrease was attributable to a $32.3 million decrease in incentive income from Ramius hedge funds due to lower investment performance in 2007 compared to 2006, partially offset by a $12.7 million increase in incentive income from the fund of funds business. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2007 fund performance.

  Interest and Dividends

        Interest and dividends decreased $0.8 million, or 5%, to $16.4 million for the year ended December 31, 2007 compared with $17.2 million in 2006.

  Reimbursements from Affiliates

        Reimbursements from affiliates increased $3.0 million, or 74%, to $7.1 million for the year ended December 31, 2007 compared with $4.1 million in 2006. The increase was attributable to an increase in aggregate assets under management resulting in Ramius allocating a larger portion of the expenses it incurred on behalf of the funds back to the funds as allowed under the respective offering documents.

  Other Revenue

        Other revenue decreased $3.0 million, or 37%, to $5.1 million for the year ended December 31, 2007 compared with $8.0 million in 2006. The decrease in 2007 was primarily related to placement fee income received by a non-wholly owned subsidiary of Ramius that engaged in the distribution of interests in the real estate funds and securities lending income.

  Consolidated Ramius Funds and Certain Real Estate Entities Revenues

        Consolidated Ramius funds and certain real estate entities revenues decreased $10.6 million, or 30%, to $25.3 million for the year ended December 31, 2007 compared with $35.9 million in 2006. The decrease was primarily due to having to consolidate twenty-three fewer funds for 2007 as compared to 2006.

  Expenses

  Employee Compensation and Benefits

        Employee compensation and benefits expenses increased $11.1 million, or 10%, to $123.5 million for the year ended December 31, 2007 compared with $112.4 million in 2006. The increase was primarily attributable to higher headcount in 2007 as Ramius continued to develop its investment strategies in connection with expanding its business.

  Interest and dividends

        Interest and dividends increased $3.0 million, or 17%, to $20.7 million for the year ended December 31, 2007 compared with $17.7 million in 2006. The increase was primarily due to a $4.5 million increase in interest and dividends recognized in connection with Ramius investing its capital which was partially offset by a $1.5 million decrease in interest expense due to lower average amounts outstanding under its revolving credit facility in 2007.

  General, Administrative and Other Expenses

        General, administrative and other expenses increased $21.8 million, or 60%, to $58.3 million for the year ended December 31, 2007 compared with $36.6 million in 2006. The increase was primarily driven by a $15.9 million increase in professional, advisory and other fees. Such fees were higher in 2007 primarily due to $5.5 million in legal fees incurred in connection with an arbitration initiated by Ramius and the voluntary reimbursement to certain unconsolidated Ramius funds for third party advisory fees of $7.1 million previously recorded by the funds. There was also a $5.6 million increase in other expenses as a result of expenses in general increasing across several categories including travel, communication and other office expenses primarily due to an increase in headcount. There were also additional expenses incurred by Ramius in 2007 in connection with renovating new office space. In 2007, Ramius leased and began renovating its new principal office space in New York City. The new lease and renovation resulted in a $3.7 million increase in occupancy and equipment related expenses.

  Consolidated Ramius Funds and Certain Real Estate Entities Expenses

        Consolidated Ramius funds and certain real estate entities expenses decreased $18.3 million, or 47%, to $21.0 million for the year ended December 31, 2007 compared with $39.3 million in 2006. The decrease was primarily due to having to consolidate twenty-three fewer funds in 2007 as compared to 2006.

  Other Income

        Other income increased $45.5 million, or 34%, to $178.9 million for the year ended December 31, 2007 compared with $133.4 million in 2006. The increase was attributable to the investment performance of Ramius's own invested capital and the consolidated Ramius funds. As previously described, most of Ramius's investments beginning in the fourth quarter of 2007 were made through the Enterprise Fund with any gains or losses on Ramius's own invested capital are shown under the Consolidated Ramius Funds. The gains and losses in 2007 and 2006 shown under Consolidated Ramius Funds reflect the consolidated performance for such funds, and the portion of those gains or losses that are attributable to other investors is allocated to a non-controlling interest. In 2007, Ramius completed an offering of interests in Ramius resulting in net proceeds of $99.5 million. The increase in other income in 2007 is primarily a result of the investment of these proceeds and improved performance. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2007 and 2006 fund performance.

  Income Taxes

        Income tax expense decreased $3.4 million, or 71%, to $1.4 million for the year ended December 31, 2007 compared with $4.8 million in 2006. These results were due to the recording of a tax provision in 2006 for prior periods and lower foreign and local income subject to taxation.

  Income Attributable to Non-controlling Interests

        Income attributable to non-controlling interests decreased $7.9 million, or 11%, to $66.3 million for the year ended December 31, 2007 compared with $74.2 million in 2006. The decrease was attributable to a reduction in the amount of real estate entities being consolidated in 2007 as compared to 2006, resulting in less income being allocated to outside investors not controlled by Ramius.

Segment Analysis

  Investment Management—Economic Income

        Ramius conducts all of its operations through the Investment Management segment. The performance measure for the Investment Management segment is Economic Income, which management uses to evaluate the financial performance of and make operating decisions for the segment. Accordingly, management assesses its business by analyzing the performance of the Investment Management segment and believes that investors should review the same performance measure that it uses to analyze its segment and business performance. In addition, management believes that Economic Income is helpful to gain an understanding of its segment results of operations because it reflects such results on a consistent basis for all periods presented.

        Economic Income may not be comparable to similarly titled measures used by other companies. Ramius uses Economic Income as a measure of its segment's operating performance, not as a measure of liquidity. Economic Income should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at Economic Income described above, Economic Income has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its segment's performance as management measures it. For a reconciliation of Economic Income to GAAP net income (loss) for the periods presented and additional information regarding the reconciling adjustments discussed above, see Notes 20 and 12 to Ramius's audited annual and unaudited interim consolidated financial statements on pages F-65 and F-95 of this document, respectively.

        In general, Economic Income is a pre-tax measure that (i) presents the segment's results of operations without the impact resulting from the consolidation of any of the Ramius funds, (ii) excludes goodwill impairment, (iii) excludes allocations to Ramius's managing member, as there will be no such allocations in the future, and (iv) will exclude the reorganization expenses for the transaction and the transaction REOP. In addition, Economic Income Revenue includes investment income that represents the income Ramius has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For GAAP purposes, these items are included in each of their respective line items. Economic Income Revenues also includes management fees, incentive income and investment income earned through Ramius's investment as a general partner in certain real estate entities. For GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income Expenses are reduced by reimbursement from affiliates, which for GAAP purposes is shown as part of revenue.

  Economic Income Revenues

        Ramius's Economic Income revenues are generated from three principal sources: management fees, incentive income and investment income from its own capital. The amount of revenues earned from those sources is directly related to the amount of its assets under management and the investment performance of its funds. Management fees are directly impacted by any increase or decrease in Ramius's assets under management, while incentive income is impacted by its funds' performance and any increase or decrease in assets under management. Investment income from Ramius's own capital is impacted by the performance of the funds in which its capital is invested, which is principally the Enterprise Fund. Ramius periodically receives other Economic Income revenue which is unrelated to its own invested capital or its activities on behalf of the Ramius funds, such as certain placement fee income received by a non-wholly owned subsidiary of Ramius that engaged in the distribution of interests in the real estate funds.

        For a more detailed discussion regarding management fees and incentive income with respect to Ramius's hedge funds, fund of funds, real estate funds and cash management business, see the section titled "Understanding Ramius's Results-Revenues" beginning on page 152.

  Economic Income Expenses

        Ramius's Economic Income expenses consist of compensation and benefits, non-compensation expenses and reimbursement from affiliates. For a more detailed discussion regarding these categories of expenses, see the section titled "Understanding Ramius's Results-Expenses" on page 154.

  Non-controlling Interests

        Non-controlling interests represent the pro rata share of the income or loss of the non-wholly owned consolidated entities attributable to the other owners of such entities.

Segment Quarterly Comparison

Three Months Ended June 30, 2009 Compared with the Three Months Ended June 30, 2008

	Three months ended June 30,		Period-to-Period
	2009	2008	$ Change	% Change
Economic Income Revenues
Management Fees	$14,045	$23,785	$(9,740)	(41.0)%
Incentive Income (Loss)	(7,177)	549	(7,726)	NM
Investment Income	3,352	26,593	(23,241)	(87.4)%
Other Revenue	231	561	(330)	(58.8)%

Total Economic Income Revenues	10,451	51,488	(41,037)	(79.7)%

Economic Income Expenses
Compensation & Benefits	13,879	25,854	(11,975)	(46.3)%
Non-compensation expenses	14,762	11,159	3,603	32.3%
Reimbursement from affiliates	(2,342)	(5,005)	2,663	(53.2)%

Total Economic Income Expenses	26,299	32,008	(5,709)	(17.8)%

Net Economic Income (before non-controlling interest)	(15,848)	19,480	(35,328)	NM
Non-Controlling Interest	(1,346)	(407)	(939)	230.7%

Economic Income (Loss)	$(17,194)	$19,073	$(36,267)	NM

  Economic Income Revenues

        Management Fees.    Management fees for the segment decreased $9.8 million, or 41%, to $14.0 million for the three months ended June 30, 2009 compared with $23.8 million in the second quarter of 2008. The decrease was due to lower in assets under management during the current period as a result of fund redemptions and fund performance over the past 12 months.

        Incentive Income (Loss).    Incentive income for the segment decreased $7.7 million to a loss of $7.2 million for the three months ended June 30, 2009 compared to insignificant incentive income for the second quarter ended June 30, 2008 which primarily is a result of a reversal of previously recorded incentive income allocations from Ramius's interests in the general partners in certain real estate funds pursuant to the terms of the governing documents of such funds. These governing documents state that if the limited partners in these funds would not receive the required cumulative preferred return due to them, the general partner would be obligated to reimburse all incentive income allocations previously received, net of taxes. Based on a hypothetical liquidation of the real estate funds as of June 30, 2009 at then-recorded values, these limited partners would not receive their required cumulative preferred return since the fair values of the underlying investments held by these funds have been marked down from previously recorded values in part due to the continued deterioration in the commercial real estate markets. As a result, Ramius has recognized its share of this reversal of incentive income by the general partners for this obligation. In addition, there was a $4.4 million accrual pertaining to a subordination agreement entered into by one of the general partners for a real estate fund with one of the fund's investors. Furthermore, many of the funds now have high-water marks so that Ramius will not earn incentive income with respect to the investments of the fund investors who suffered such losses last year until the investors recover their losses. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2009 fund performance.

        Investment Income (Loss).    Investment income for the segment decreased $23.2 million, or 87%, to $3.4 million for the three months ended June 30, 2009 compared with $26.6 million in the second quarter of 2008. The 2009 performance was affected by unrealized losses due to adjusting the recorded value of certain portions of the private investment portfolio, such as real estate, to their respective fair market values. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2009 and 2008 fund performance.

        Other Revenue.    Other revenue for the segment decreased $0.3 million, or 59%, to $0.2 million for the three months ended June 30, 2009 compared with $0.6 million for the second quarter of 2008.

  Economic Income Expenses

        Compensation and Benefits.    Compensation and benefits expenses for the segment decreased $12.0 million, or 46%, to $13.9 million for the three months ended June 30, 2009 compared with $25.9 million in the second quarter of 2008. The decrease was driven by lower accruals for incentive compensation expense and a reduction in head count from 239 employees as of June 30, 2008 compared to 147 employees as of June 30, 2009.

        Non-compensation Expenses.    The following table shows the components of the non-compensation expenses for the segment for the three months ended June 30, 2009 and 2008:

	Three months ended June 30,		Period-to-Period
	2009	2008	$ Change	% Change
Non-compensation expenses:
Interest expense	$330	$345	$(15)	(4.3)%
Professional, advisory and other fees	7,162	3,092	4,070	131.6%
Occupancy and equipment	2,542	2,923	(381)	(13.0)%
Depreciation and amortization	1,198	1,091	107	9.8%
Other	3,530	3,708	(178)	(4.8)%

	$14,762	$11,159	$3,603	32.3%

        Non-compensation expenses for the segment increased $3.6 million, or 32%, to $14.8 million for the three months ended June 30, 2009 compared with $11.2 million for the second quarter of 2008. This increase was primarily attributable to $5.1 million in professional, advisory and other fees associated with the transaction and an arbitration initiated by Ramius.

        Reimbursement from Affiliates.    Ramius's reimbursements from affiliates for the segment decreased $2.7 million, or 53%, to $2.3 million for the three months ended June 30, 2009 compared with $5.0 million for the second quarter of 2008. The decrease was attributable to a decrease in the reimbursement for expenses allocated to the funds as a result of lower assets under management in the 2009 period. Such allocations made to the funds are partly based on a percentage of assets under management.

        Non-Controlling Interest.    Non-Controlling Interest represents the portion of the net income or loss attributable to certain Ramius non-wholly owned subsidiaries that is allocated to other investors.

Six Months Ended June 30, 2009 Compared with the Six Months Ended June 30, 2008

	Six months ended June 30,		Period-to-Period
	2009	2008	$ Change	% Change
Economic Income Revenues
Management Fees	$28,459	$44,489	$(16,030)	(36.0)%
Incentive Income (Loss)	(10,547)	608	(11,155)	NM
Investment Income	2,969	14,238	(11,269)	(79.1)%
Other Revenue	589	779	(190)	(24.4)%

Total Economic Income Revenues	21,470	60,114	(38,644)	(64.3)%

Economic Income Expenses
Compensation & Benefits	28,786	51,934	(23,148)	(44.6)%
Non-compensation expenses	23,574	19,504	4,070	20.9%
Reimbursement from affiliates	(5,756)	(6,739)	983	(14.6)%

Total Economic Income Expenses	46,604	64,699	(18,095)	(28.0)%

Net Economic Income (before non-controlling interest)	(25,134)	(4,585)	(20,549)	448.2%
Non-Controlling Interest	(925)	1,464	(2,389)	(163.2)%

Economic Income (Loss)	$(26,059)	$(3,121)	$(22,938)	735.0%

  Economic Income Revenues

        Management Fees.    Management fees for the segment decreased $16.0 million, or 36%, to $28.5 million for the six months ended June 30, 2009 compared with $44.5 million in the first six months of 2008. The decrease was due to the decrease in assets under management as a result of fund redemptions and fund performance over the past 12 months.

        Incentive Income (Loss).    Incentive income for the segment decreased $11.1 million to a loss of $10.5 million for the six months ended June 30, 2009 compared to insignificant incentive income for the six months ended June 30, 2008 which primarily is a result of a reversal of previously recorded incentive income allocations from Ramius's interests in the general partners in certain real estate funds pursuant to the terms of the governing documents of such funds. These governing documents state that if the limited partners in these funds would not receive the required cumulative preferred return due to them, the general partner would be obligated to reimburse all incentive income allocations previously received, net of taxes. Based on a hypothetical liquidation of the real estate funds as of June 30, 2009 at then-recorded values, these limited partners would not receive their required cumulative preferred return since the fair values of the underlying investments held by these funds have been marked down from previously recorded values in part due to the continued deterioration in the commercial real estate markets. As a result, Ramius has recognized its share of this reversal of incentive income by the general partners for this obligation. In addition, there was a $4.4 million accrual pertaining to a subordination agreement entered into by one of the general partners for a real estate fund with one of the fund's investors. Furthermore, many of the funds now have high-water marks so that Ramius will not earn incentive income with respect to the investments of the fund investors who suffered such losses last year until the investors recover their losses. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2009 fund performance.

        Investment Income.    Investment income for the segment decreased $11.2 million, or 79%, to a gain of $3.0 million for the six months ended June 30, 2009 compared with a gain of $14.2 million in the first six months of 2008. While the performance of Ramius's own invested capital improved in the second quarter of 2009 with a gain of $3.3 million compared to a $0.4 million loss in the first quarter of 2009, the aggregate performance was affected by unrealized losses due to adjusting the recorded value of certain portions of the private investment portfolio, such as real estate, to their respective fair market values. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2009 and 2008 fund performance.

        Other Revenue.    Other revenue for the segment decreased $0.2 million, or 24%, to $0.6 million for the six months ended June 30, 2009 compared with $0.8 million for the first six months of 2008.

  Economic Income Expenses

        Compensation and Benefits.    Compensation and benefits expenses for the segment decreased $23.1 million, or 45%, to $28.8 million for the six months ended June 30, 2009 compared with $51.9 million in the first six months of 2008. The decrease was driven by lower accruals for incentive compensation expense and a reduction in head count from 239 employees as of June 30, 2008 compared to 147 employees as of June 30, 2009.

        Non-compensation Expenses.    The following table shows the components of the non-compensation expenses for the segment for the six months ended June 30, 2009 and 2008:

	Six months ended June 30,		Period-to-Period
	2009	2008	$ Change	% Change
Non-compensation expenses:
Interest expense	$673	$593	$80	13.5%
Professional, advisory and other fees	9,170	6,288	2,882	45.8%
Occupancy and equipment	5,073	6,164	(1,091)	(17.7)%
Depreciation and amortization	2,434	1,604	830	51.7%
Other	6,224	4,855	1,369	28.2%

	$23,574	$19,504	$4,070	20.9%

        Non-compensation expenses for the segment increased $4.1 million, or 21%, to $23.6 million for the six months ended June 30, 2009 compared with $19.5 million for the first six months of 2008. This increase was primarily attributable to $5.3 million in professional, advisory and other fees associated with the transaction and an arbitration initiated by Ramius. This increase was partially offset by a decrease in occupancy and equipment as a result of Ramius subleasing its former office space for the entire six months ended June 30, 2009 compared to only for the second quarter of 2008.

        Reimbursement from Affiliates.    Ramius's reimbursements from affiliates for the segment decreased $1.0 million, or 15%, to $5.7 million for the six months ended June 30, 2009 compared with $6.7 million for the first six months of 2008. The decrease was attributable to a decrease in the reimbursement for expenses allocated to the funds as a result of lower assets under management in the 2009 period. Such allocations made to the funds are partly based on a percentage of assets under management.

        Non-Controlling Interest.    Non-Controlling Interest represents the portion of the net income or loss attributable to certain Ramius non-wholly owned subsidiaries that is allocated to other investors.

 Year Ended December 31, 2008 Compared with the Year Ended December 31, 2007

	Year ended December 31,		Period-to-Period
	2008	2007	$ Change	% Change
	(dollars in thousands)
Economic Income Revenues
Management Fees	$84,621	$77,001	$7,620	9.9%
Incentive Income (Loss)	(7,329)	60,239	(67,568)	NM
Investment Income (Loss)	(104,939)	118,789	(223,728)	NM
Other Revenue	4,004	2,871	1,133	39.5

Total Economic Income Revenues	(23,643)	258,900	(282,543)	NM

Economic Income Expenses
Compensation & Benefits	84,769	123,511	(38,742)	(31.4)
Non-compensation expenses	46,284	54,730	(8,446)	(15.4)
Reimbursement from affiliates	(16,330)	(7,086)	(9,244)	130.5

Total Economic Income Expenses	114,723	171,155	(56,432)	(33.0)

Net Economic Income (Loss) (before non-controlling interest)	(138,366)	87,745	(226,111)	NM
Non-Controlling Interest	5,501	(10,487)	15,988	NM

Economic Income (Loss)	$(132,865)	$77,258	$(210,123)	NM

  Economic Income Revenues

        Management Fees.    Management fees for the segment increased $7.6 million, or 10%, to $84.6 million for the year ended December 31, 2008 compared with $77.0 million in 2007. The increase was primarily driven by a $4.8 million increase in management fees as a result of first offering the Enterprise Fund to outside investors in January 2008 and a $6.8 million increase in management fees from the real estate funds. These increases were partially offset by a decrease of $4.2 million in other management fees from managing CDOs because Ramius elected to rebate these fees in 2008.

        Incentive Income (Loss).    Incentive income for the segment decreased in 2008 by $67.6 million to a loss of $7.3 million for the year ended December 31, 2008 compared with income of $60.2 million in 2007. The decrease was driven by the negative performance in the Ramius funds in 2008 resulting from challenging market conditions, as well as a $7.3 million decrease of incentive allocation amounts previously allocated to the general partners of certain real estate funds which, under the governing documents of these funds, the general partners are required to pay back to the investors. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2008 fund performance.

        Investment Income (Loss).    Investment income for the segment decreased $223.7 million to a loss of $104.9 million for the year ended December 31, 2008 compared with income of $118.8 million in 2007. The decrease was primarily driven by the negative performance of Ramius's own invested capital in 2008 resulting from challenging market conditions. See the section titled "Management's Discussion and Analysis—Fund Performance" beginning on page 158 for a further discussion of 2008 fund performance.

        Other Revenue.    Other revenue for the segment increased $1.1 million, or 39%, to $4.0 million for the year ended December 31, 2008 compared with $2.9 million in 2007. The increase in 2008 was primarily due to a gain on a sale leaseback transaction that is being recognized over the remaining lease period and, to a lesser extent, increased placement fees received by a non-wholly owned subsidiary.

  Economic Income Expenses

        Compensation and Benefits.    Compensation and benefits expenses for the segment decreased $38.7 million, or 31%, to $84.8 million for the year ended December 31, 2008 compared with $123.5 million in 2007. The decrease was primarily driven by a $42.5 million decrease in incentive compensation, partially offset by a $3.7 million increase in salaries and benefits.

        Non-compensation Expenses.    The following table shows the components of the non-compensation expenses for the segment for year ended December 31, 2008 and 2007:

	Year ended December 31,		Period-to-Period
	2008	2007	$ Change	% Change
	(dollars in thousands)
Non-compensation expenses:
Interest expense	$1,500	$539	$961	178.3%
Professional, advisory and other fees	13,803	28,172	(14,369)	(51.0)
Occupancy and equipment	11,401	7,249	4,152	57.3
Depreciation and amortization	4,611	2,073	2,538	122.4
Other	14,969	16,697	(1,728)	(10.3)

	$46,284	$54,730	$(8,446)	(15.4)%

        Non-compensation expenses for the segment decreased $8.4 million, or 15%, to $46.3 million for the year ended December 31, 2008 compared with $54.7 million in 2007. The decrease was primarily attributable to a $14.4 million reduction in professional, advisory and other fees. Such fees were higher in 2007 primarily due to $5.5 million in legal fees incurred in connection with an arbitration initiated by Ramius and the voluntary reimbursement to certain unconsolidated Ramius funds for third party advisory fees of $7.1 million previously recorded by the funds. This reduction was partially offset by additional expenses incurred by Ramius from renovating and relocating to new office space. In 2007, Ramius leased and renovated its new principal office space in New York City. Ramius moved into its new office space in March 2008 and entered into a sublease for its former office space for the remainder of the term of the existing lease. The renovation, relocation and sublease resulted in a $4.2 million increase in occupancy and equipment expenses and a $2.5 million increase in depreciation and amortization.

        Reimbursement from Affiliates.    Reimbursements from affiliates for the segment increased $9.2 million, or 130%, to $16.3 million for the year ended December 31, 2008 compared with $7.1 million in 2007. In 2008, Ramius conducted a review of the expenses it allocated to its funds and determined that it was not making sufficient allocations. Therefore, as permitted under the respective funds' offering documents, Ramius allocated back to certain of its funds and management companies a higher percentage of expenses that Ramius had incurred on behalf of those funds than it had in 2007. In addition, beginning in 2008, the investment expenses attributable to Ramius's own invested capital were allocated to the Enterprise Fund and recognized as a reimbursement to Ramius. Prior to 2008, such expenses had been borne directly by Ramius.

        Non-Controlling Interest.    Non-Controlling Interest represents the portion of the net income or loss attributable to Ramius non-wholly owned subsidiaries that is allocated to other investors.

 Year Ended December 31, 2007 Compared with the Year Ended December 31, 2006

	Year ended December 31,		Period-to-Period
	2007	2006	$ Change	% Change
	(dollars in thousands)
Economic Income Revenues
Management Fees	$77,001	$63,814	$13,187	20.7%
Incentive Income	60,239	83,747	(23,508)	(28.1)
Investment Income	118,789	56,412	62,377	110.6
Other Revenue	2,871	1,621	1,250	77.1

Total Economic Income Revenues	258,900	205,594	53,306	25.9

Economic Income Expenses
Compensation & Benefits	123,511	112,433	11,078	9.9
Non-compensation expenses	54,730	27,150	27,580	101.6
Reimbursement from affiliates	(7,086)	(4,070)	(3,016)	74.1

Total Economic Income Expenses	171,155	135,513	35,642	26.3

Net Economic Income (before non-controlling interest)	87,745	70,081	17,664	25.2
Non-Controlling Interest	(10,487)	(4,711)	(5,776)	122.6

Economic Income	$77,258	$65,370	$11,888	18.2%

  Economic Income Revenues

        Management Fees.    Management fees for the segment increased $13.2 million, or 21%, to $77.0 million for the year ended December 31, 2007 compared with $63.8 million in 2006. The increase was primarily driven by a $8.8 million increase as a result of increased assets under management in the Ramius funds, as well as a $3.7 million increase in real estate management fees.

        Incentive Income.    Incentive income for the segment decreased $23.5 million, or 28%, to $60.2 million for the year ended December 31, 2007 compared with $83.7 million in 2006. The decrease was primarily due to a $32.3 million decrease in incentive income from the Ramius funds due to lower investment performance which was partially offset by a $12.7 million increase in incentive income from the fund of funds. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2007 fund performance.

        Investment Income.    Investment income for the segment increased $62.4 million, or 111%, to $118.8 million for the year ended December 31, 2007 compared with $56.4 million in 2006. In 2007, Ramius completed an offering of interests in Ramius resulting in net proceeds of $99.5 million. The increase is primarily a result of the investment of these proceeds and improved performance of Ramius's own invested capital. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for a further discussion of 2007 fund performance.

        Other Revenue.    Other revenue for the segment increased $1.3 million, or 77%, to $2.9 million for the year ended December 31, 2007 compared with $1.6 million in 2006. The increase was due to placement fee income received by a non-wholly owned subsidiary of Ramius that engaged in the distribution of interests in the real estate funds.

  Economic Income Expenses

        Compensation and Benefits.    Compensation and benefits expenses for the segment increased $11.1 million, or 10%, to $123.5 million for the year ended December 31, 2007 compared with $112.4 million in 2006. The increase was primarily driven by an increase in incentive compensation and an increase in employees in 2007 compared to 2006, as new businesses began being developed.

        Non-compensation Expenses.    The following table shows the components of the non-compensation expenses for the segment for year ended December 31, 2007 and 2006:

	Year ended December 31,		Period-to-Period
	2007	2006	$ Change	% Change
	(dollars in thousands)
Non-compensation expenses:
Interest expense	$539	$2,012	$(1,473)	(73.2)%
Professional, advisory and other fees	28,172	12,720	15,452	121.5
Occupancy and equipment	7,249	3,405	3,844	112.9
Depreciation and amortization	2,073	3,237	(1,164)	(36.0)
Other	16,697	5,776	10,921	189.1

	$54,730	$27,150	$27,580	101.6%

        Non-compensation expenses for the segment increased $27.6 million, or 102%, to $54.7 million for the year ended December 31, 2007 compared with $27.1 million in 2006. The increase was primarily driven by a $15.5 million increase in professional, advisory and other fees. Such fees were higher in 2007 primarily due to $5.5 million in legal fees incurred in connection with an arbitration initiated by Ramius and the voluntary reimbursement to certain unconsolidated Ramius funds for third party advisory fees of $7.1 million previously recorded by the funds. There was also a $10.9 million increase in other expenses as a result of expenses in general increasing across several categories including travel, communications, and other office expenses primarily due to the increase in headcount employees. There were also additional expenses incurred by Ramius in 2007 in connection with renovating new office space. In 2007, Ramius leased and began renovating its new principal office space in New York City. The new lease and renovation resulted in a $3.8 million increase in occupancy and equipment expenses.
        Reimbursement from Affiliates.    Reimbursements from affiliates for the segment increased $3.0 million, or 74%, to $7.1 million for the year ended December 31, 2007 compared with $4.1 million in 2006. The increase was primarily from the increase in aggregate assets under management resulting in Ramius allocating a larger portion of the expenses it incurred on behalf of the funds back to the funds as allowed under the respective offering documents.

Liquidity and Capital Resources

        The working capital needs of Ramius's business have been met through cash generated from management fees, incentive income and returns on Ramius's own capital. Ramius expects that its primary working capital liquidity needs over the next twelve months will be to:

  •
  pay its operating expenses, primarily consisting of compensation and benefits and general and administrative expenses;

  •
  repay borrowings and related interest expense;

  •
  provide capital to facilitate the growth of its existing business; and

  •
  make planned distributions to certain of its partners in the amount of $9 million immediately prior to the closing of the transactions.

        Based on its historical results, management's experience, its current business strategy and current assets under management, Ramius believes that its existing cash resources will be sufficient to meet its anticipated working capital and capital expenditure requirements for at least the next twelve months. Its cash reserves include Ramius's special withdrawal rights from the Enterprise Fund which it can use to fund operations. However, Ramius has agreed, until December 31, 2009, not to withdraw its capital from the Enterprise Fund if, after such withdrawal, its investment in the Enterprise Fund would be less than $250 million. At June 30, 2009, Ramius's investment in the Enterprise Fund was valued at $264 million. Ramius has submitted a redemption request to the Enterprise Fund to withdraw up to an aggregate of $75 million from the Enterprise Fund as of December 31, 2009, but has not yet determined the amount of capital that it will actually withdraw.

        Ramius may also incur additional indebtedness or raise additional capital under certain circumstances to respond to market opportunities and challenges. Current market conditions may make it more difficult or costly to borrow additional funds or raise additional capital.

  Ramius Credit Facilities

  BA Revolving Loan Agreement

        Ramius was previously party to a revolving loan agreement, dated as of June 3, 2003, with BA Alpine Holdings, Inc. as lender. The 2003 revolving loan agreement provided for a revolving loan facility with a $50.0 million aggregate loan commitment amount available.

  Interim HVB AG Secured Revolving Credit Agreement

        The 2003 revolving loan agreement was scheduled to mature on June 30, 2009. On June 3, 2009, Ramius entered into an interim secured revolving credit agreement with HVB AG, as lender, administrative agent and issuing bank, providing for a revolving credit facility with a $50 million aggregate loan commitment amount available, with a $7 million letter of credit sublimit. At Ramius's election, borrowings under the interim secured revolving credit agreement bear interest per annum (based on a 360-day year) equal to either: (a) 0.5% plus the greater of (1) the lender's prime rate, (2) the overnight federal funds rate plus 0.5% and (3) LIBOR plus 1.0% or (b) LIBOR plus 2.75%. Ramius is required to pay a quarterly commitment fee on the undrawn portion of the revolving credit facility equal to 1.0%. For letters of credit, Ramius will pay a fee on the stated amount of the letter of credit at a rate equal to 2.75%. The interim secured revolving credit agreement will mature upon the earlier of, among other things, the consummation of the transactions and December 31, 2009. It is anticipated that New Parent will use a combination of the proceeds from the New Parent secured revolving credit agreement discussed below and cash on hand of each of Ramius and Cowen to repay any amounts outstanding under the interim secured revolving credit agreement (which will be transferred to Exchange Sub in the asset exchange) following the consummation of the transactions.

        On June 30, 2009, Ramius borrowed $49.9 million under the interim secured revolving credit agreement and repaid all amounts and terminated all commitments outstanding under the 2003 revolving loan agreement.

        The interim secured revolving credit agreement contains financial and other restrictive covenants, substantially similar to those in the 2003 revolving loan agreement, that limit Ramius's ability to incur additional debt and engage in other activities. For example, the interim secured revolving credit agreement includes covenants restricting, among other things, Ramius's ability to incur indebtedness, create liens on assets, engage in mergers or consolidations, dispose of assets, engage in transactions with affiliates or make distributions or other restricted payments.

  New Parent Secured Revolving Credit Agreement

        Upon consummation of the transactions, New Parent is expected to enter into a new secured revolving credit agreement with HVB AG, as administrative agent and lender, or the New Parent credit agreement. It is contemplated that the New Parent credit agreement would provide a secured revolving loan facility of up to $25 million, including a $7 million letter of credit sub-facility, with a maturity date of two years after the closing of the transactions. The New Parent credit agreement would not be able to be terminated prior to the maturity date even if there were no amounts outstanding thereunder. The actual amount available to New Parent under the New Parent credit agreement would be limited to the lesser of (a) $25 million and (b) 15% of the net asset value of New Parent's aggregate direct and indirect limited partnership interests in Ramius Enterprise LP. At New Parent's election, borrowings under the New Parent credit agreement would bear interest per annum (based on a 360-day year) equal to either: (i) the prime rate plus 1.5% (for a portion of the facility to be determined) or (ii) LIBOR plus 3.5%. New Parent would be required to pay a quarterly commitment fee on the undrawn portion of the revolving loan facility equal to 1.0% per annum. The representations and warranties and covenants in the New Parent credit agreement are expected be consistent with the provisions of the interim secured revolving credit agreement, with certain exceptions. The New Parent credit agreement would be secured by 100% of the limited partnership interests of Ramius Enterprise LP held by New Parent and its subsidiaries.

        It is anticipated that, if the New Parent credit agreement is entered into at or prior to the closing of the transactions, an amount equal to at least approximately $10.4 million would be drawn under the New Parent credit agreement at the closing of the transactions in partial consideration for the interest of HVB Alternative Advisors LLC in the Ramius fund of funds business. If the New Parent credit agreement is not entered into by the closing date of the transactions, New Parent would issue a secured note to HVB AG in the principal amount equal to approximately $10.4 million. See the section titled "Other Agreements Related to the Transactions—Asset Exchange Agreement" beginning on page 106 for more information. Additionally, it is anticipated that New Parent would use the proceeds from the New Parent credit agreement to refinance a portion of the outstanding loans and letters of credit under the interim secured revolving credit agreement transferred to Exchange Sub in the Asset Exchange and for working capital and general corporate purposes.

  Cash Flows Analysis

        Ramius's primary sources of cash are derived from fees, realized returns on its own invested capital, capital contributions and borrowings under its line of credit. Ramius's primary uses of cash include compensation, general and administrative expenses, capital withdrawals and payments of interest and principal under its line of credit. The consolidation and deconsolidation of various funds and operating entities in 2008, 2007 and 2006 resulted in substantially different cash flows from operating, investing and financing activities due to classification differences. Beginning in the fourth quarter of 2007, Ramius transferred substantially all of its own capital to the Enterprise Fund in exchange for an investment in the fund which it consolidated. The 2006 cash flow includes the consolidation of numerous funds and operating entities that were not consolidated in 2007 or 2008 due to various changes in structure. As a result, the cash flow amounts from operating, investing and financing activities for the years ended December 31, 2008, 2007 and 2006 are not comparable.

        Operating Activities.    Net cash used in operating activities of $96.7 million for the year ended December 31, 2008 was predominately related to a net cash loss, partially offset by the reduction in securities owned and fees receivable. In 2008, Ramius wound down its securities lending operation which resulted in a significant change in receivables from brokers mostly offset by a corresponding change in payable to brokers. Ramius generated net cash from operating activities of $51.8 million and $54.2 million for the years ended December 31, 2007 and 2006 respectively. The significant inflows and outflows of cash from operating activities during these two years were primarily caused by Ramius investing its own capital directly and the consolidation of numerous funds and operating entities.

        Investing Activities.    Net cash used in investing activities of $16.1 million for the year ended December 31, 2008 was primarily due to the purchase of fixed assets related to the relocation of Ramius's headquarters into new office space. Net cash used in investing activities of $87.8 million for the year ended December 31, 2007 was the result of the net purchases of other investments and the purchase of fixed assets in anticipation of the relocation to the new office space. Net cash used in investing activities of $14.4 million for the year ended December 31, 2006 was primarily due to the net purchases of investments.

        Financing Activities.    While the net cash provided by financing activities for the year ended December 31, 2008 was $141.6 million, the financing activities excluding the consolidated entities used net cash of $11.7 million primarily due to net withdrawals of member's capital. In 2007, net cash provided by financing activities was $31.7 million, however, the financing activities excluding the consolidated entities provided net cash of $76.2 million primarily driven by a Ramius rights offering of $105.7 million partially offset by settling of securities sold under agreement to repurchase. Finally, net cash used in financing activities for the year ended December 31, 2006 was $19.3 million, however, financing activities excluding the consolidated entities provided net cash of $36.7 million primarily due to net borrowings on Ramius's line of credit and cash provided by securities sold under agreement to repurchase.

Contractual Obligations

        The following table summarizes Ramius's contractual cash obligations as of December 31, 2008, and the effect such obligations are expected to have on its liquidity and cash flows in future periods:

Contractual Obligations at December 31, 2008

	Total		Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
	(in thousands of dollars)
Operating Lease
Real estate	$107,463		$9,851	$23,141	$22,683	$51,789
Aircraft	8,946		1,760	5,279	1,906	—

Total:	$116,409		$11,611	$28,420	$24,589	$51,789
Debt
Ramius Line of Credit	$43,000		$43,000	—	—	—
Ramius Letter of Credit	6,948		6,948	—	—	—
Benefit Plan	962	(1)	—	—	—	—

Total:	$50,910		$49,948	—	—	—

(1)
Estimated 2009 funding requirements for Ramius's defined benefit plan. Future contributions to the plan beyond 2009 cannot reasonably be estimated and are excluded from the table above.

Off-Balance Sheet Arrangements

        As of June 30, 2009, Ramius did not have any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

        Critical accounting policies are those that require Ramius to make significant judgments, estimates or assumptions that affect amounts reported in its consolidated financial statements or the notes thereto. Ramius bases its judgments, estimates and assumptions on current facts, historical experience and various other factors that Ramius believes to be reasonable and prudent. Actual results may differ materially from these estimates. See Note 2 to Ramius's audited consolidated financial statements on page F-13 of this document, for a description of its accounting policies. The following is a summary of what Ramius believes to be its most critical accounting policies and estimates:

  Consolidation

        Ramius has consolidated entities which comprise (i) entities in which Ramius has an investment of 50% or more and has control over significant operating, financial and investing decisions of the entity, including Ramius operating entities and (ii) currently four Ramius funds in which Ramius is the general partner and has substantive, controlling general partner interest. Ramius's funds that are subject to specialized accounting are not required to consolidate their investments. The analysis as to whether to consolidate an entity is subject to a significant amount of judgment. Some of the criteria considered are the determination as to the degree of control over an entity by its various equity holders, the design of the entity, how closely related the entity is to each of its equity holders, the relation of the equity holders to each other and a determination of the primary beneficiary in entities in which Ramius has variable interest. These analyses involve estimates based on the assumptions of management.

        Ramius's consolidated financial statements reflect the assets, liabilities, revenues, expenses and cashflows of the consolidated Ramius funds on a gross basis. The management fees and incentive income earned by Ramius from the consolidated Ramius funds were eliminated in consolidation; however, Ramius's allocated share of net income from these funds was increased by the amount of this eliminated income. Hence, the consolidation of these Ramius funds had no net effect on Ramius's net earnings.

  Fair Value of Investments

        Ramius is the manager of Ramius funds and in certain cases participates in the valuation of underlying investments, many of which are illiquid and/or without a public market. The fair value of these investments is generally estimated based on proprietary models developed by Ramius, which include discounted cash flow analyses, public market comparables, and other techniques and may be based, at least in part, on independently sourced market information. The material estimates and assumptions used in these models include the timing and expected amount of cash flows, the appropriateness of discount rates used, and, in some cases, the ability to execute, timing of, and estimated proceeds from expected financings. Significant judgment and estimation goes into the selection of an appropriate valuation methodology as well as the assumptions used in these models include the timing and the actual values realized with respect to investments could be materially different from values obtained based on the use of those estimates. The valuation methodologies applied impact the reported value of Ramius's investments in the Ramius funds in Ramius's consolidated financial statements.

        Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" (which we refer to as SFAS 157), establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under SFAS 157 are as follows:

Level 1	Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that Ramius has the ability to access at the measurement date;

Level 2	Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active; and

Level 3	Fair value is determined based on pricing inputs that are unobservable and includes situations where there is little, if any, market activity for the asset or liability. The determination of fair value for assets and liabilities in this category requires significant management judgment or estimation.

        Inputs are used in applying the various valuation techniques and broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. Inputs may include price information, volatility statistics, specific and broad credit data, liquidity statistics, and other factors. A financial instrument's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes "observable" requires significant judgment by Ramius. Ramius considers observable data to be that market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market. The categorization of a financial instrument within the hierarchy is based upon the pricing transparency of the instrument and does not necessarily correspond to Ramius's perceived risk of that instrument.

        Ramius uses the "market approach" valuation technique to value its financial instruments measured at fair value. In determining an instrument's placement within the hierarchy, Ramius separates Ramius's financial instruments into three categories: securities owned, derivative contracts and other investments.

        Securities.    Securities whose values are based on quoted market prices in active markets for identical assets, and are therefore classified in level 1 of the fair value hierarchy, include active listed equities, certain U.S. government and sovereign obligations, and certain money market securities. Ramius does not adjust the quoted price for such instruments, even in situations where Ramius holds a large position and a sale could reasonably impact the quoted price.

        Derivative contracts.    Derivative contracts can be exchange-traded or privately negotiated over-the-counter (which we refer to as OTC). Exchange-traded derivatives, such as futures contracts and exchange traded option contracts, are typically classified within level 1 or level 2 of the fair value hierarchy depending on whether or not they are deemed to be actively traded. OTC derivatives, such as generic forwards, swaps and options, have inputs which can generally be corroborated by market data and are therefore classified within level 2.

        Other investments.    Other investments measured at fair value consist primarily of portfolio funds and real estate investments, which are valued as follows:

  •
  Portfolio Funds.  Portfolio funds include interests in Ramius funds and investment companies managed externally by unaffiliated managers. Substantially all of Ramius's investments in portfolio funds have been classified within level 2 or level 3 of the fair value hierarchy, as quoted prices in active markets are typically not available. The determination of whether a portfolio fund is categorized within level 2 or level 3 of the fair value hierarchy is generally determined by the amount of liquidity provided to investors in the fund, the observability of ongoing redemption and/or subscription activity, and the nature of the underlying investments.

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  Real estate investments.  Real estate investments are valued at estimated fair value. The fair value of real estate investments are estimated based on the price that would be received to sell an asset in an orderly transaction between marketplace participants at the measurement date. Real estate investments without a public market are valued based on assumptions and valuation techniques used by Ramius. Such valuation techniques may include discounted cash flow analysis, prevailing market capitalization rates or earning multiples applied to earnings from the investment, analysis of recent comparable sales transactions, actual sale negotiations and bona fide purchase offers received from third parties, consideration of the amount that currently would be required to replace the asset, as adjusted for obsolescence, as well as independent external appraisals. In general, Ramius considers several valuation techniques when measuring the fair value of a real estate investment. However, in certain circumstances, a single valuation technique may be appropriate. Ramius also considers the type of real estate investments (stabilized/core vs. value-add/opportunistic) in choosing a suitable valuation technique. Real estate investments are reviewed on a quarterly basis by Ramius for significant changes at the property level or a significant change in the overall market which would impact the value of the real estate investment resulting in unrealized appreciation or depreciation.

    Ramius also reflects its real estate equity investments net of investment level financing. Valuation adjustments attributable to underlying financing arrangements are considered in the real estate equity valuation based on amounts at which the financing liabilities could be transferred to market participants at the measurement date regardless of whether or not the transfer is permitted by the loan documents.

    Real estate and capital markets are cyclical in nature. Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates and interest and inflation rates. In addition, Ramius invests in real estate and real estate related investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily ascertainable. In addition, there continues to be significant disruptions in the global capital, credit and real estate markets. These disruptions have led to, among other things, a significant decline in the volume of transaction activity, in the fair value of many real estate and real estate related investments, and a significant contraction in short-term and long-term debt and equity funding sources. The decline in liquidity and prices of real estate and real estate related investments, as well as the availability of observable transaction data and inputs, may have made it more difficult to determine the fair value of such investments. As a result, amounts ultimately realized by Ramius from investments sold may differ from the fair values presented, and the differences could be material.

    Ramius's real estate investments are typically categorized as Level 3 within the fair value hierarchy as management uses significant unobservable inputs in determining their estimated fair value.

        Underlying investments in Portfolio Funds.    The determination of where a portfolio fund is categorized in the fair value hierarchy as presented in these financial statements is determined by pricing inputs specific to the fund such as observable subscription and redemption activity, rather than its underlying investments. As a result the underlying investments held in the portfolio funds may be classified at a different level within the fair value hierarchy to that for the portfolio fund holding such investments. The underlying investments held by the portfolio funds are generally categorized as follows:

  •
  Investments whose values are based on quoted market prices in active markets, and are therefore classified within level 1, include active listed equities, certain U.S. government and sovereign obligations, and certain money market securities.

  •
  Investments that trade in markets that are not considered to be active, but are valued based on quoted market prices, dealer quotations or alternative pricing sources supported by observable inputs are classified within level 2. These may include certain U.S. government and sovereign obligations, certain government agency securities, investment-grade corporate bonds, certain mortgage products, certain bank loans and bridge loans, less liquid listed equities, state, municipal and provincial obligations, most physical commodities and certain loan commitments. As level 2 investments include positions that are not traded in active markets and/or are subject to transfer restrictions, valuations may be adjusted to reflect illiquidity and/or non-transferability, which are generally based on available market information.

  •
  Investments classified within level 3 have significant unobservable inputs, as they trade infrequently or not at all. Level 3 instruments include private equity and real estate investments, certain bank loans and bridge loans, less liquid corporate debt securities (including distressed debt instruments), collateralized debt obligations, and less liquid mortgage securities (backed by either commercial or residential real estate). When observable prices are not available for these securities, one or more valuation techniques (e.g., the market approach or the income approach) are used for which sufficient and reliable data is available. Within level 3, the use of the market approach generally consists of using comparable market transactions, while the use of the income approach generally consists of the net present value of estimated future cash flows, adjusted as appropriate for liquidity, credit, market and/or other risk factors.

        The inputs used in estimating the value of level 3 investments may include the original transaction price, recent transactions in the same or similar instruments, completed or pending third party transactions in the underlying investment or comparable issuers, subsequent rounds of financing, recapitalizations and other transactions across the capital structure, offerings in the equity or debt capital markets, and changes in financial ratios or cash flows. Level 3 investments may also be adjusted to reflect illiquidity and/or non-transferability, with the amount of such discount estimated in the absence of market information. The fair value measurement of level 3 investments excludes transaction costs that may have been capitalized as part of the security's cost basis. Assumptions used by the portfolio funds due to the lack of observable inputs may significantly impact the resulting fair value and therefore Ramius's results of operations.

        Because of the inherent uncertainty of valuation for Ramius's investments and related derivatives, including other investments and the underlying investments held by the portfolio funds, the estimated fair values assigned may differ from the values that would have been used had a ready market existed for these investments, and the differences may be material.

  Incentive Income

        Ramius is entitled to incentive income on the net profits, defined in the investment management agreement, allocable for each fiscal year that exceeds cumulative unrecovered net losses, if any, that have carried forward from prior years. Ramius has elected to adopt Method 2 of EITF Topic D-96, Accounting for Arrangement Fees Based on a Formula. Under Method 2, the incentive income of Ramius's funds and managed accounts for any period is based upon the net profits of Ramius funds at the reporting date. Any incentive income recognized in a quarter's consolidated statement of operations may be subject to clawback in a subsequent quarter.

  Impairment of Goodwill

        Goodwill impairment is determined using a two-step process. The first step involves a comparison of the estimated fair value of the Ramius fund of funds reporting unit to its carrying amount, including goodwill. In performing the first step, Ramius determines the fair value of a reporting unit using a combination of a discounted cash flow (which we refer to DCF), analysis and price multiples approach. Determining fair value requires the exercise of significant judgment, including judgment about appropriate discount rates, perpetual growth rates, the amount and timing of expected future cash flows, as well as relevant comparable company earnings multiples for the price multiples approach. The cash flows employed in the DCF analyses are based on Ramius most recent budget and, for years beyond the budget, Ramius's estimates, which are based on assumed growth rates. The discount rates used in the DCF analyses are intended to reflect the risks inherent in the future cash flows of Ramius. In addition, the price multiples approach uses comparable publicly traded investment management companies using various operating metrics. If the estimated fair value of the Ramius fund of funds reporting unit exceeds its carrying amount, its goodwill is not impaired and the second step of the impairment test is not necessary. If the carrying amount of the Ramius fund of funds reporting unit exceeds its estimated fair value, then the second step of the goodwill impairment test must be performed. The second step of the goodwill impairment test compares the implied fair value of the Ramius fund of funds reporting unit goodwill with its carrying amount to measure the amount of impairment, if any. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. In other words, the estimated fair value of the Ramius fund of funds reporting unit is allocated to all of its assets and liabilities (including any unrecognized intangible assets) as if the Ramius fund of funds reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid. If the carrying amount of the Ramius fund of funds reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment is recognized in an amount equal to that excess. Goodwill is tested annually for impairment during the fourth quarter or earlier upon the occurrence of certain events or substantive changes in circumstances.

        In the fourth quarter of 2008, Ramius conducted a goodwill test for the fund of funds reporting unit and determined that $10.2 million of goodwill was impaired and a corresponding charge was recorded. The aggregate impairment charge was primarily attributable to decline in the assets under management at the Ramius fund of funds reporting unit and the resulting decline in the expected management and incentive income. The assets under management declined from 2007 to 2008 by $1.30 billion or 33% (2007 assets under management at $3.87 billion vs. 2008 assets under management at $2.57 billion), primarily as a result of the difficult market environment in the second half of 2008. Consistent with other fund of funds managers, the Ramius fund of funds business experienced significant negative performance in 2008. As such, the business will need to recoup significant positive performance going forward to meet high water marks (approximately 22%) before the business would earn incentive income. Significant judgments inherent in this analysis include the selection of appropriate weighted average cost of capital, estimating the amount and timing of estimated future cash flows attributable to management and incentive income and appropriate terminal growth rate assumptions. The discount rates used in the DCF analyses are intended to reflect the risk inherent in the projected future cash flow. See the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance" beginning on page 158 for additional discussion of 2008 fund performance.

Adoption of New Accounting Pronouncements

        In December 2007, the FASB issued a revision to Statement of Financial Accounting Standards No. 141, "Business Combinations" (which we refer to as SFAS 141-R). SFAS 141-R requires changes to the accounting for transaction costs, certain contingent assets and liabilities, and other balances in a business combination. In addition, in partial acquisitions, when control is obtained, the acquiring company must measure and record all of the target's assets and liabilities, including goodwill, at fair value as if the entire target company had been acquired. Ramius will apply the provisions of SFAS 141-R to business combinations occurring after December 15, 2008. Adoption of SFAS 141-R will not affect Ramius's financial condition, results of operations or cash flows, but may have an effect on accounting for the transactions.

        In June 2009, the FASB issued Statement of Financial Accounting Standards No. 167, "Amendments to FASB Interpretation No. 46(R)" (which we refer to as SFAS 167), which addresses the effects of eliminating the qualifying special-purpose entity scope exception, aligns the analyses of whether the equity holders at risk lack decision-making rights with the amended qualitative analysis of determining the primary beneficiary, changes the approach to determining the primary beneficiary of a VIE, and requires companies to more frequently assess whether they must consolidate VIEs. SFAS 167 is effective for annual periods beginning after November 15, 2009. Ramius has not yet evaluated the impact of adopting the requirements of SFAS 167 on Ramius's consolidated financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

        Ramius's primary exposure to market risk is a function of Ramius's role as investment manager for the Ramius funds and managed accounts, as well as the fact that a significant portion of its own capital is invested in securities. Adverse movements in the prices of securities that are either owned or sold short may negatively impact Ramius's management fees and incentive income, as well as the value of its own invested capital.

        The market value of the assets and liabilities with Ramius's funds and managed accounts may fluctuate in response to changes in equity prices, interest rates, credit spreads, currency exchange rates, commodity prices, implied volatility, dividends, prepayments, recovery rates and the passage of time. The net effect of market value changes caused by fluctuations in these risk factors will result in gains (losses) for Ramius's funds and managed accounts which will impact Ramius's management fees and incentive income.

        Ramius's risk measurement and risk management processes are an integral part of its daily investment process. These processes are implemented at the individual position, strategy and total portfolio levels and are designed to provide a complete picture of the funds' and managed accounts' risks. The key elements of Ramius's risk reporting include sensitivities, exposures, stress testing and profit and loss attribution. As a result of Ramius's views of levels of risk being taken, the firm may undertake to hedge out some or all of any or all risks at either the individual position, strategy or total portfolio levels.

  Impact on Management Fees

        Ramius's management fees are based on the net asset value of the Ramius funds and managed accounts. Accordingly, management fees will change in proportion to changes in the market value of investments held by the Ramius funds and managed accounts.

  Impact on Incentive Income

        Ramius's incentive income is generally based on a percentage of the profits of the various Ramius funds and managed accounts, which is impacted by global economies and market conditions and other factors. Consequently, incentive income cannot be readily predicted or estimated.

  Custody and prime brokerage risks

        There are risks involved in dealing with the custodians or prime brokers who settle trades. Under certain circumstances, including certain transactions where Ramius's assets are pledged as collateral for leverage from a non-broker-dealer custodian or a non-broker-dealer affiliate of the prime broker, or where Ramius's assets are held at a non-U.S. prime broker, the securities and other assets deposited with the custodian or broker may be exposed to a credit risk with regard to such parties. In addition, there may be practical or time problems associated with enforcing Ramius's rights to its assets in the case of an insolvency of any such party. For additional information, also see the section titled "Management's Discussion and Analysis—Assets Under Management and Fund Performance—Fund Performance—2008 Fund Performance—Lehman Brothers" beginning on page 159 above.

  Market risk

        Market risk results from potential loss due to the fluctuation in the fair values of securities owned and sold, but not yet purchased in the Ramius funds. Risks arise in options, warrants and derivative contracts from changes in the fair values of their underlying financial instruments. Securities sold, but not yet purchased, represent obligations of the Ramius funds to deliver specified securities at contracted prices and thereby create a liability to repurchase the securities at prevailing future market prices.

        A 10% change in the fair value of the investments held by the Ramius funds as of June 30, 2009 would result in a change of approximately $739 million in Ramius's assets under management and would impact management fees by approximately $5.4 million. This number is an estimate. The amount would be dependent on the fee structure of the particular fund or funds that experienced such a decline.

  Currency risk

        Ramius is also exposed to foreign currency fluctuations. Currency risk arises from the possibility that fluctuations in foreign currency exchange rates will affect the value of such financial instruments, including direct or indirect investments in securities of non-U.S. companies. A 10% weakening or strengthening of the U.S. dollar against all or any combination of currencies to which Ramius funds have exposure to exchange rates would not have a material effect on Ramius's revenues, net loss or Economic Income.

  Leverage and interest rate risk

        There is no guarantee that Ramius's borrowing arrangements or other arrangements for obtaining leverage will continue to be available, or if available, will be available on terms and conditions acceptable to Ramius. Unfavorable economic conditions also could increase funding costs, limit access to the capital markets or result in a decision by lenders not to extend credit to Ramius. In addition, a decline in market value of Ramius's assets may have particular adverse consequences in instances where they have borrowed money based on the market value of those assets. A decrease in market value of those assets may result in the lender (including derivative counterparties) requiring Ramius to post additional collateral or otherwise sell assets at a time when it may not be in Ramius's best interest to do so.

        In the event that LIBOR, and rates directly or indirectly tied to LIBOR, were to increase by 10% over LIBOR as of June 30, 2009, based on Ramius funds' debt investments and obligations as of June 30, 2009, Ramius estimates that the net effect on interest income and interest expense would not result in a material impact on Ramius's earnings. A tightening of credit and increase in prevailing interest rates could make it difficult for Ramius to raise capital and sustain its growth rate.

        In addition, Ramius's debt obligations bear interest at rates indexed to LIBOR. For every 1% increase in LIBOR, as of June 30, 2009, Ramius's annual interest expense will increase by $0.5 million.

  Credit risk

        Ramius clears all of its securities transactions through clearing brokers on a fully disclosed basis. Pursuant to the terms of the agreements between Ramius and the clearing brokers, the clearing brokers have the right to charge Ramius for losses that result from a counterparty's failure to fulfill its contractual obligations. As the right to charge Ramius has no maximum amount and applies to all trades executed through the clearing brokers, Ramius believes there is no maximum amount assignable to this right. Accordingly, at December 31, 2008, Ramius has recorded no liability.

        Credit risk is the potential loss Ramius may incur as a result of the failure of a counterparty or an issuer to make payments according to the terms of a contract. Ramius's exposure to credit risk at any point in time is represented by the fair value of the amounts reported as assets at such time.

        In the normal course of business, Ramius's activities may include trade execution for its clients. These activities may expose Ramius to risk arising from price volatility which can reduce clients' ability to meet their obligations. To the extent investors are unable to meet their commitments to Ramius, Ramius may be required to purchase or sell financial instruments at prevailing market prices to fulfill clients' obligations.

        In accordance with industry practice, client trades are settled generally three business days after trade date. Should either the client or the counterparty fail to perform, Ramius may be required to complete the transaction at prevailing market prices.

        Ramius manages credit risk by monitoring the credit exposure to and the standing of each counterparty, requiring additional collateral where appropriate, and using master netting agreements whenever possible.

 LEGAL MATTERS

        The validity of the shares of New Parent Class A common stock to be issued in connection with the transaction agreement will be passed upon by Wachtell, Lipton, Rosen & Katz. Wachtell, Lipton, Rosen & Katz on behalf of Cowen will also pass upon specified legal matters to the effect that the Cowen merger will constitute a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

EXPERTS

        The consolidated financial statements of Cowen and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders' equity/group equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference into this document in reliance on the reports of Ernst & Young LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

OTHER MATTERS

        According to the Cowen amended and restated by-laws, only such business that is specified in Cowen's notice of the meeting may be conducted at a special meeting of stockholders. No matters other than the matters described in this document are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

        Cowen will hold a 2009 annual meeting of stockholders only if the transactions are not completed. If it is determined that the transactions will not be completed as contemplated by the transaction agreement, Cowen will provide notice of the date fixed for the annual meeting, as well as the deadline for submitting stockholder proposals for such meeting and for having such stockholder proposals included in Cowen's proxy statement. In order to be considered timely, a proposal submitted by a stockholder must be delivered to or mailed and received at the principal executive offices of Cowen no later than the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

WHERE YOU CAN FIND MORE INFORMATION

        New Parent has filed with the SEC a registration statement under the Securities Act that registers the distribution to Ramius LLC of the shares of New Parent Class A common stock to be issued in connection with the transactions. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Cowen and New Parent capital stock. The rules and regulations of the SEC allow us to omit specified information included in the registration statement from this document.

        You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like Cowen, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by Cowen with the SEC are also available at Cowen's website at http://www.cowen.com. The web addresses of the SEC and Cowen have been included as inactive textual references only. Information on those web sites is not part of this document.

        The SEC allows Cowen to incorporate by reference information in this document. This means that Cowen can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

        This document incorporates by reference the documents listed below that Cowen previously filed with the SEC. They contain important information about the companies and their financial condition.

Cowen SEC Filings

(SEC File No. 000-52048; CIK No. 0001355007)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2008 (as amended by the Annual Report on Form 10-K/A filed on April 28, 2009)
Proxy Statement	Filed April 30, 2008
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2009; Quarter ended June 30, 2009
Current Reports on Form 8-K
Current Reports filed on: February 18, 2009, May 7, 2009, June 4, 2009, June 5, 2009, June 9, 2009, August 6, 2009 and August 10, 2009 (other than those portions of the documents not deemed to be filed)

        In addition, Cowen also incorporates by reference additional documents that either company files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this document and the date of the Cowen special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        Cowen has supplied all information contained or incorporated by reference in this document relating to Cowen, as well as all pro forma financial information, and Ramius has supplied all information relating to Ramius.

        Documents incorporated by reference are available from Cowen without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

COWEN GROUP, INC.

1221 Avenue of the Americas
New York, New York 10020
Attention: J. Kevin McCarthy
General Counsel and Corporate Secretary
Telephone: (646) 562-1000

        Cowen stockholders requesting documents should do so by October 23, 2009 to receive them before their special meeting. You will not be charged for any of these documents that you request.

        You should rely only on the information contained or incorporated by reference in this document. Cowen has not authorized anyone to give any information or make any representation about the transactions or our company that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated in this document. Therefore, if anyone does give you information of this sort, you should not rely on it. You should assume that the information in this document is accurate only as of [                   ], 2009. You should also assume that the information contained in any document incorporated by reference into this document is accurate only as of the date of such document. Neither the mailing of this document to stockholders nor the issuance by New Parent of common shares in connection with the transactions creates any implication to the contrary.

        If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
LEXINGTONPARK PARENT CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
LexingtonPark Parent Corp.:

        In our opinion, the accompanying consolidated statement of financial condition presents fairly, in all material respects, the financial position of LexingtonPark Parent Corp. and subsidiaries (the "Company") at June 30, 2009 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York
August 14, 2009

LexingtonPark Parent Corp.

Consolidated Statement of Financial Condition

As of June 30, 2009
Assets
Cash	$.02

Total Assets	$.02

Liabilities and Stockholders' Equity
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued and outstanding	$.00
Class A common stock, $0.01 par value, 250,000,000 shares authorized, 2 shares issued and outstanding	.02
Class B common stock, $0.01 par value, 250,000,000 shares authorized, none issued and outstanding	.00

Total Stockholders' Equity	$.02

Total Liabilities and Stockholders' Equity	$.02

The accompanying note is an integral part of this financial statement.

LEXINGTONPARK PARENT CORP.

Note to the Consolidated Statement of Financial Condition

Note 1—Organization and Basis of Presentation

Organization

        LexingtonPark Parent Corp. ("LexingtonPark" or "the Company"), a Delaware corporation, was formed on June 1, 2009 in connection with the Transaction Agreement and Agreement and Plan of Merger ("Transaction Agreement"), dated as of June 3, 2009, by and among Cowen Group, Inc., a Delaware corporation ("Cowen"), LexingtonPark, Lexington Merger Corp., a Delaware corporation and direct wholly owned subsidiary of LexingtonPark ("Merger Sub"), Park Exchange LLC, a Delaware limited liability company and direct wholly owned subsidiary of LexingtonPark ("Exchange Sub"), and Ramius LLC, a Delaware limited liability company ("Ramius"). LexingtonPark has been jointly formed by Cowen and Ramius solely for the purpose of, and to effect the transactions contemplated by the Transaction Agreement.

        Upon completion of the transactions contemplated by the Transaction Agreement, (1) Cowen will merge with Merger Sub and become a direct wholly owned subsidiary of LexingtonPark, (2) Exchange Sub will become the owner of substantially all of the assets and substantially all of the liabilities of Ramius and will remain a wholly owned subsidiary of LexingtonPark, and (3) LexingtonPark will change its name to Cowen Group, Inc. To date, LexingtonPark has not conducted any material activities other than those incident to its formation and the matters contemplated by the Transaction Agreement, such as the formation of Merger Sub and Exchange Sub and the making of certain regulatory filings.

Basis of Presentation

        The accompanying financial statement is prepared in accordance with accounting principles generally accepted in the United States of America that require management to make certain estimates and assumptions. Management has made estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Although these and other estimates and assumptions are based on the best available information, actual results could be materially different from these estimates.

        LexingtonPark has not conducted any material activities other than those incidental to its formation and those described above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Ramius LLC and Subsidiaries:

        In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of operations, changes in redeemable group equity and cash flows present fairly, in all material respects, the financial position of Ramius LLC and its Subsidiaries (the "Group") at December 31, 2008 and December 31, 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York
May 22, 2009, except for Note 20, as to which the date is July 10, 2009

Ramius LLC and Subsidiaries

Consolidated Statements of Financial Condition

	As of December 31,
	2008	2007
	(dollars in thousands)
Assets
Cash and cash equivalents	$46,677	$17,967
Cash collateral pledged	6,948	16,512
Securities owned, at fair value	15,309	193,108
Other investments	18,827	20,489
Receivable from brokers	25,911	785,893
Fees receivable (see Note 22)	19,330	97,592
Due from related parties (see Note 22)	25,298	33,711
Fixed assets, net of accumulated depreciation and amortization of $13,789 and $10,067, respectively	28,449	13,938
Goodwill	20,028	30,228
Intangible assets, net of accumulated amortization of $3,514 and $2,734, respectively	780	1,796
Other assets	4,984	15,395
Consolidated Ramius Funds and certain real estate entities assets:
Cash and cash equivalents	533	5,284
Cash collateral pledged	—	3,433
Securities owned, at fair value	—	357,565
Other investments, at fair value	584,462	451,513
Securities purchased under agreement to resell	—	52,275
Receivable from brokers	—	9,294
Investments made in advance	—	3,755
Other assets	295	3,784

Total Assets	$797,831	$2,113,532

Liabilities and Redeemable Group Equity
Securities sold, but not yet purchased, at fair value	$—	$32,005
Securities sold under agreement to repurchase	1,425	1,861
Payable to brokers	3,817	771,131
Compensation payable	44,450	85,681
Note payable and short-term borrowings	49,948	50,000
Fees payable (see Note 22)	7,781	37,848
Due to related parties (see Note 22)	10,549	12,773
Capital withdrawals payable	16,941	19,083
Accounts payable, accrued expenses and other liabilities	15,715	19,638
Consolidated Ramius Funds and certain real estate entities liabilites:
Securities sold, but not yet purchased, at fair value	—	78,761
Securities sold under agreement to repurchase	—	183,997
Payable to brokers	—	61,339
Note payable and short-term borrowings	10,207	57,586
Due to related parties	136	—
Capital withdrawals payable	20,622	14,806
Accounts payable, accrued expenses and other liabilities	412	3,520

Total Liabilities	$182,003	$1,430,029
Commitments and Contingencies (see Note 16)
Redeemable Group Equity
Redeemable Managing Member	$47,390	$74,184
Redeemable Non-Managing Members	284,665	406,086
Accumulated other comprehensive loss	(1,163)	(290)

Total redeemable members' capital	330,892	479,980

Redeemable Non-controlling interests in consolidated subsidiaries	284,936	203,523

Total Redeemable Group Equity	$615,828	$683,503

Total Liabilities and Redeemable Group Equity	$797,831	$2,113,532

The accompanying notes are an integral part of these consolidated financial statements.

Ramius LLC and Subsidiaries

Consolidated Statements of Operations

	Year ended December 31,
	2008	2007	2006
	(dollars in thousands)
Revenues
Management fees	$70,818	$73,950	$65,635
Incentive income	—	60,491	81,319
Interest and dividends	1,993	16,356	17,189
Reimbursement from affiliates	16,330	7,086	4,070
Other	6,853	5,086	8,038
Consolidated Ramius Funds and certain real estate entities revenues:
Management fees	—	—	16,810
Interest and dividends	30,267	19,977	18,053
Other	1,472	5,276	1,034

Total revenues	$127,733	$188,222	$212,148
Expenses
Employee compensation and benefits	$84,769	$123,511	$112,433
Interest and dividends	1,820	20,679	17,694
Professional, advisory and other fees	13,803	28,621	12,751
Communications	1,574	1,201	788
Occupancy and equipment	11,401	7,249	3,539
Floor brokerage and trade execution	—	1,027	364
Depreciation and amortization	4,611	2,073	2,457
Client services and business development	8,647	9,333	8,808
Goodwill impairment	10,200	—	—
Other	13,000	8,837	7,876
Consolidated Ramius Funds and certain real estate entities expenses:
Interest and dividends	28,806	11,088	10,488
Professional, advisory and other fees	2,790	9,089	10,700
Floor brokerage and trade execution	1,228	—	—
Other	1,444	837	18,112

Total expenses	$184,093	$223,545	$206,010
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	$(2,006)	$94,078	$54,765
Consolidated Ramius Funds and certain real estate entities net gains (losses):
Net realized and unrealized gains (losses) on investments and other transactions	(216,910)	74,615	78,827
Net realized and unrealized gains (losses) on derivatives	6,771	10,820	—
Net gains (losses) on foreign currency transactions	11,654	(589)	(171)

Total other income (loss)	$(200,491)	$178,924	$133,421

Income (loss) before income taxes	$(256,851)	$143,601	$139,559

Income tax expense (benefit)	(1,301)	1,397	4,814

Net income (loss)	$(255,550)	$142,204	$134,745
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries	(113,786)	66,343	74,189
Special allocation to the Redeemable Managing Member	—	26,551	21,195

Net income (loss) available to all Redeemable Members	$(141,764)	$49,310	$39,361

The accompanying notes are an integral part of these consolidated financial statements.

Ramius LLC and Subsidiaries

Consolidated Statements of Changes in Redeemable Group Equity

	Redeemable Managing Member	Redeemable Non-Managing Members	Accumulated Other Comprehensive Loss	Total Redeemable Members' Capital	Redeemable Non-Controlling Interests	Total Redeemable Group Equity	Total Comprehensive Income (Loss)
	(dollars in thousands)
Balance at December 31, 2005	$40,860	$214,324	$—	$255,184	$482,800	$737,984	$—
Contributions	—	8,219	—	8,219	143,708	151,927	—
Withdrawals	(10,448)	(18,069)	—	(28,517)	(175,615)	(204,132)	—
Deconsolidation of consolidated Ramius Funds (see Note 1)	—	—	—	—	(10,322)	(10,322)	—
Comprehensive income
Net income (see Note 10)	6,108	33,253	—	39,361	74,189	113,550	113,550
Special Allocation (see Note 10)	21,195	—	—	21,195	—	21,195	21,195

Balance at December 31, 2006	$57,715	$237,727	$—	$295,442	$514,760	$810,202	$134,745

Contributions	—	128,137	—	128,137	192,516	320,653	—
Withdrawals	(16,820)	(2,350)	—	(19,170)	(184,370)	(203,540)	—
Deconsolidation of consolidated Ramius Funds (see Note 1)	—	—	—	—	(385,726)	(385,726)	—
Comprehensive income
Net income (see Note 10)	6,738	42,572	—	49,310	66,343	115,653	115,653
Special Allocation (see Note 10)	26,551	—	—	26,551	—	26,551	26,551
Defined benefit plans	—	—	(290)	(290)	—	(290)	(290)

Balance at December 31, 2007	$74,184	$406,086	$(290)	$479,980	$203,523	$683,503	$141,914

Contributions	—	12,465	—	12,465	236,886	249,351	—
Withdrawals	(5,375)	(13,541)	—	(18,916)	(41,687)	(60,603)	—
Comprehensive loss
Net loss (see Note 10)	(21,419)	(120,345)	—	(141,764)	(113,786)	(255,550)	(255,550)
Defined benefit plans	—	—	(873)	(873)	—	(873)	(873)

Balance at December 31, 2008	$47,390	$284,665	$(1,163)	$330,892	$284,936	$615,828	$(256,423)

The accompanying notes are an integral part of these consolidated financial statements.

Ramius LLC and Subsidiaries

Consolidated Statements of Cash Flows

	Year ended December 31,
	2008	2007	2006
	(dollars in thousands)
Cash flows from operating activities:
Net income (loss)	$(255,550)	$142,204	$134,745
Adjustments to reconcile net income (loss) to net cash (used in) / provided by operating activities:
Depreciation and amortization	4,611	2,073	2,457
Interest, custody and other expenses capitalized on the note payable balance	1,538	3,954	4,135
Goodwill impairment	10,200	—	—
Purchases of securities owned, at fair value	(44,199)	(884,030)	(467,311)
Proceeds from sales of securities owned, at fair value	28,890	758,039	406,396
Proceeds from sale of short investments	—	159,037	60,343
Payments to cover short investments	—	(105,038)	(49,980)
Net (gains) losses on securities, derivatives and other investments	211	(32,157)	(23,218)
Consolidated Ramius Funds and certain real estate entities:
Purchases of securities owned, at fair value	—	(2,055,201)	(311,508)
Proceeds from sales of securities owned, at fair value	—	1,658,554	221,706
Proceeds from sale of short investments	—	533,519	114,044
Payments to cover short investments	—	(418,580)	(64,002)
Purchases of other investments	(234,550)	(75,294)	(38,969)
Proceeds from sales of other investments	84,142	152,055	187,870
Net realized and unrealized (gains) losses on investments and other transactions	199,983	(46,262)	(78,922)
(Increase) decrease in operating assets:
Cash collateral pledged	9,564	(2,811)	(1,519)
Securities owned, at fair value, held at broker dealer	78,100	101,383	(63,364)
Other investments, at fair value, held at broker dealer	(769)	38,155	(25,507)
Receivable from brokers	759,982	198,011	(300,103)
Fees receivable	78,261	15,503	(71,305)
Securities purchased under agreement to resell	(435)	6,451	(6,451)
Due from related parties	8,413	(13,937)	(3,808)
Other assets	10,410	(9,089)	5,223
Consolidated Ramius Funds and certain real estate entities:
Cash and cash equivalents	4,752	(443)	(4,234)
Cash acquired upon consolidation of certain subsidiaries	—	—	11,296
Cash collateral pledged	—	(3,433)	—
Securities purchased under agreement to resell	—	(52,275)	—
Receivable from brokers	—	139,919	(52,012)
Due from related parties	—	17	907
Other assets	4,248	125	2,584
Increase (decrease) in operating liabilities:
Securities sold, but not yet purchased, at fair value, held at broker dealer	—	(26,943)	(51,154)
Compensation payable	(41,868)	6,869	28,445
Fees payable	(30,067)	18,169	10,272
Payable to brokers	(767,313)	(412,990)	477,693
Payable to affiliates	—	7,395	—
Due to related parties	(2,224)	—	(3,265)
Accounts payable, accrued expenses and other liabilites	(3,393)	1,183	6,071
Consolidated Ramius Funds and certain real estate entities:
Securities sold under agreement to repurchase	—	183,997	—
Payable to brokers	—	61,339	—
Due to related parties	136	146	4,583
Accounts payable, accrued expenses and other liabilities	195	2,158	(7,961)

Net cash (used in) / provided by operating activities	(96,732)	51,772	54,177

Ramius LLC and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

	Year ended December 31,
	2008	2007	2006
	(dollars in thousands)
Cash flows from investing activities:
Purchases of other investments	(5,383)	(96,383)	(40,868)
Proceeds from sales of other investments	7,602	20,708	27,763
Cash outflow as a result of deconsolidation	—	(1)	—
Sale of fixed assets	46	—	—
Purchase of fixed assets	(18,388)	(12,154)	(1,289)

Net cash used in investing activities	(16,123)	(87,830)	(14,394)

Cash flows from financing activities:
Securities sold under agreement to repurchase	—	(19,075)	20,936
Borrowings on the line of credit	68,203	97,000	61,063
Repayments on the line of credit	(68,254)	(94,722)	(33,341)
Capital contributions by members	11,899	128,137	8,219
Capital withdrawals to members	(21,059)	(27,231)	(7,854)
Capital contributions by non-controlling interests in Ramius operating entities	—	—	1,252
Capital withdrawals to non-controlling interests in Ramius operating entities	(2,500)	(7,958)	(13,547)
Consolidated Ramius Funds and certain real estate entities:
Borrowings on the line of credit	14,900	11,090	26,887
Repayments on the line of credit	(63,817)	(24,910)	(50,601)
Minority interest consolidation (deconsolidation)	—	(45,222)	—
Capital contributions by non-controlling interests in consolidated Ramius Funds and certain real estate entities	235,565	192,516	142,455
Capital withdrawals to non-controlling interests in consolidated Ramius Funds and certain real estate entities	(33,372)	(177,883)	(174,775)

Net cash provided by / (used in) financing activities	141,565	31,742	(19,306)

Change in cash and cash equivalents	28,710	(4,316)	20,477
Cash and cash equivalents at beginning of year	17,967	22,283	1,806
Cash and cash equivalents at end of year	$46,677	$17,967	$22,283

Supplemental information
Cash paid during the year for interest	$4,119	$24,461	$26,250

Cash paid during the year for taxes	$2,530	$4,045	$700

Supplemental non-cash information
Interest, custody and other expenses capitalized on the note payable balance (see Note 18)	$1,538	$3,954	$4,135

The accompanying notes are an integral part of these consolidated financial statements.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements

1. Organization and Business

        Ramius LLC ("Ramius" or the "Company"), a limited liability company organized under the laws of Delaware, commenced operations on July 1, 1997 for the purpose of acting as a holding and operating company for financial service activities primarily engaged in providing alternative investment management services. Its investment services and products include hedge funds, fund of funds, real estate and cash management. Ramius's managing member is C4S & Co., L.L.C. ("C4S" or the "Managing Member"), whose managing members are Peter A. Cohen, Jeffrey M. Solomon, Morgan B. Stark and Thomas W. Strauss.

        The accompanying consolidated financial statements include the accounts of Ramius and its consolidated subsidiaries, which include a broker-dealer, operating companies formed for purposes of serving as the managing members/general partners and/or investment managers to affiliated hedge fund, fund of funds, and real estate investment companies (the "Ramius Funds"), and four Ramius Funds at December 31, 2008 and 2007. The Company and its consolidated subsidiaries are collectively referred to hereinafter as the "Group".

        Ramius Securities LLC ("Ramius Securities"), a Delaware limited liability company and a wholly owned subsidiary of Ramius, is registered as a broker-dealer under federal and Delaware securities laws. Ramius Securities acts as a placement agent for real estate entities and is an introducing broker for employee and other accounts. Effective January 1, 2008, Ramius Securities is no longer engaged in merger arbitrage, distressed debt investing, convertible arbitrage, equity market neutral investing, activist investing and warrant arbitrage. As of November 2008, Ramius Securities is no longer engaged in stock borrowing or lending activities.

        The Ramius operating companies presently are Ramius Fund of Funds Group LLC ("Ramius FOF"), Ramius UK Ltd, RCG Ardis Capital, L.L.C., Ramius Advisors, LLC ("Ramius Advisors"), Ramius Structured Credit Group LLC, Ramius Asia LLC, Ramius Asia Ltd, Safe Harbor Investments, Ltd., Safe Harbor Advisors, Ltd., RCG RE Manager, LLC ("RE Manager"), October LLC and RCG Starboard Advisors, LLC. These entities provide, directly or indirectly, a full range of investment advisory services in their capacity as the managing members/general partners and/or investment managers to the Ramius Funds and certain other managed accounts. The Company, Ramius Securities and the Ramius operating companies are collectively referred to hereinafter as "Ramius Operating Entities".

        Ramius, Ramius FOF, RCG Ardis Capital L.L.C., Ramius Advisors, Ramius Structured Credit Group LLC and RCG Starboard Advisors, LLC are each registered as an investment adviser with the U.S. Securities and Exchange Commission ("SEC"). Additionally, Ramius FOF and Ramius Advisors are registered with the U.S. Commodity Futures Trading Commission (the "CFTC") as commodity pool operators and are relying upon an exemption from most of the disclosure and reporting requirements otherwise applicable to a commodity pool operator pursuant to Regulation 4.13 of the CFTC. In 2008 Ramius deregistered with the CFTC as a commodity pool operator and is no longer subject to the disclosure and reporting requirements of the CFTC. Ramius GmbH ("GmbH"), a wholly owned subsidiary of Ramius FOF, provides certain securities related advisory services to Ramius FOF. RE Manager is the investment manager for certain real estate funds. October LLC is a special purpose vehicle which leases an aircraft for use by the Company. Safe Harbor Investments, Ltd. serves as the general partner and investment manager of certain Ramius Funds. Safe Harbor Advisors, Ltd. makes investment recommendations to Safe Harbor Investments, Ltd., and its Tokyo branch is registered in Japan as an investment advisor under the Investment Advisory Business Law of Japan. Ramius Asia Ltd is an investment advisor registered in Hong Kong with the Securities and Futures

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

1. Organization and Business (Continued)

Commission. Ramius Asia LLC provides investment advisory services and acts as an investment manager to affiliated funds in Asia. Ramius UK Ltd is an investment advisor registered in the United Kingdom with the Financial Services Authority.

        Certain Ramius Funds are consolidated with Ramius pursuant to generally accepted accounting principles as described in Note 2. Consequently, the Group's consolidated financial statements reflect the assets, liabilities, income and expenses of these funds on a gross basis. The ownership interests in these funds which are not owned by Ramius are reflected as redeemable non-controlling interests in consolidated subsidiaries in the accompanying consolidated financial statements. The management fees and incentive income earned by Ramius or the Ramius Operating Entities from these funds are eliminated in consolidation.

        The Company completed a reorganization of entities under common control and management on October 1, 2007. On October 1, 2007, Ramius transferred certain investments, as well as other assets and liabilities, to a newly created investment company, Ramius Enterprise Master Fund Ltd (formerly RCG Enterprise, Ltd.) ("Enterprise Master"), in exchange for a 100% equity investment in Enterprise Master. Enterprise Master was formed with Ramius's own capital as a vehicle to allow third party investors to invest in conjunction with Ramius. The fair value of the net assets transferred, which was also the carrying value, was $238.7 million and consisted primarily of equities, debt instruments, external and internal partnership interests and other assets and liabilities.

        Included in the transfer to Enterprise Master, were investments in twenty-three affiliated funds and real estate investments and their respective consolidated subsidiaries (the "Enterprise Funds"), which were previously consolidated by the Company. Enterprise Master is an investment company under the AICPA Audit and Accounting Guide—Investment Companies, and as such does not generally consolidate its majority-owned investments. Following the transfer, the Enterprise Funds were deconsolidated from the consolidated financial statements of Ramius. At December 31, 2007, Enterprise Master was consolidated in the consolidated financial statements of Ramius.

        The deconsolidation of the Enterprise Funds at October 1, 2007 had significant effects on many accounts in these consolidated financial statements, but had no net effect on net income. Subsequent to their deconsolidation, the results of the Enterprise Funds are included in net realized and unrealized gains (losses) on investments and other transactions in the consolidated statements of operations.

        Ramius's investment in Enterprise Master was transferred on January 1, 2008 to Ramius Enterprise LP ("Enterprise LP"). As a result, Enterprise Master was deconsolidated as of January 1, 2008 and Enterprise LP is consolidated since January 1, 2008. The three other Ramius Funds which are presently consolidated by the Company are Ramius Levered Multi-Strategy FOF LP (formerly Tapestry Enhanced Fund, L.P.) ("Levered FOF"), Ramius Multi-Strategy FOF LP (formerly Tapestry Fund, L.P.) ("Multi-Strat FOF") and Ramius Vintage Multi-Strategy FOF LP (formerly Tapestry Vintage Fund, L.P.) ("Vintage FOF"). See Note 5 for further discussion of these consolidated Ramius Funds.

2. Significant Accounting Policies

        These consolidated financial statements have been prepared using accounting principles generally accepted in the United States of America ("US GAAP"). The following is a summary of the significant accounting policies followed by the Group.

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Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

a.
Basis of presentation

        These consolidated financial statements have been prepared in accordance with generally accepted accounting principles that require management to make certain estimates and assumptions. The most significant estimates and assumptions relate to fair value measurements of the Group's investments and related derivatives and the accounting for goodwill and identifiable intangible assets. Although these and other estimates and assumptions are based on the best available information, actual results could be materially different from these estimates.

        These consolidated financial statements include the accounts of the Company and its consolidated subsidiaries, which comprise (i) those entities in which it has an investment of 50% or more and has the unilateral control over significant operating, financial and investing decisions of the entity, and (ii) the consolidated Ramius Funds, in which the Group has a substantive, controlling general partner interest. All material intercompany transactions and balances have been eliminated. The Ramius Funds are not subject to these consolidation provisions with respect to their investments pursuant to their specialized accounting.

        The Group determines whether it has a controlling financial interest in an entity by first evaluating whether the entity is a voting interest entity ("VOE") or a variable interest entity ("VIE") under generally accepted accounting principles.

        Voting Interest Entities—VOEs are entities in which (i) the total equity investment at risk is sufficient to enable the entity to finance its activities independently and (ii) the equity holders have the obligation to absorb losses, the right to receive residual returns and the right to make decisions about the entity's activities. VOEs are consolidated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 94, "Consolidation of All Majority-Owned Subsidiaries" ("SFAS 94"), or, where applicable, Emerging Issues Task Force ("EITF") Issue No. 04-05, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights" ("EITF 04-05").

        Under SFAS 94, the usual condition for a controlling financial interest in an entity is ownership of a majority voting interest. Accordingly, the Group consolidates VOEs in which it owns a majority of the entity's voting shares or units.

        EITF 04-05 provides that a general partner of a limited partnership (or a managing member, in the case of a limited liability company) is presumed to control the partnership, and thus should consolidate it, unless a simple majority of the limited partners has the right to remove the general partner without cause or to terminate the partnership. In accordance with EITF 04-05, the Group presently consolidates four Ramius Funds deemed to be VOEs for which it acts as the general partner.

        Variable Interest Entities—VIEs are entities that lack one or more of the characteristics of a voting interest entity. A controlling financial interest in a VIE is present when an enterprise has a variable interest, or a combination of variable interests, that will absorb a majority of the VIE's expected losses, receive a majority of the VIE's expected residual returns, or both. Any enterprise having a controlling financial interest in a VIE is considered that VIE's primary beneficiary. In accordance with the Financial Accounting Standards Board ("FASB") Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46-R"), an enterprise must consolidate all VIEs of which it is the primary beneficiary.

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Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

        The Group determines whether it is the primary beneficiary of a VIE by performing a qualitative and/or quantitative analysis of the VIE that includes a review of, among other things, its capital structure, terms of any contracts between the Group and the VIE, which interests create or absorb variability, related party relationships and the design of the VIE.

        As at December 31, 2008, the Group holds a significant variable interest in Enterprise Master, Ramius Multi-Strategy Master FOF LP and Ramius Vintage Multi-Strategy Master FOF LP (the "Unconsolidated Master Funds") through three of its consolidated Ramius Funds: Enterprise LP, Multi-Strategy FOF and Vintage FOF (the "Consolidated Feeder Funds"), respectively. It was determined that the Consolidated Feeder Funds were the primary beneficiaries of their respective Unconsolidated Master Funds as at December 31, 2008. However, investment companies like the Consolidated Feeder Funds, which account for their investments under the specialized accounting guidance of the AICPA Audit and Accounting Guide-Investment Companies, are not subject to the consolidation provisions of FIN 46-R. Therefore the Group has not consolidated the Unconsolidated Master Funds, or any other VIEs. The Consolidated Feeder Funds' maximum exposure to loss related to their respective Unconsolidated Master Funds at December 31, 2008 was limited to their investment in their respective Unconsolidated Master Funds. See Note 5 for further information regarding the Group's investments.

        Equity Method Investments—For operating entities over which the Group exercises significant influence but which do not meet the requirements for consolidation as outlined above, the Group uses the equity method of accounting in accordance with Accounting Principles Board ("APB") Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock" ("APB 18"). The Group's investments in equity method investees are recorded in other investments in the consolidated statements of financial condition. The Group's equity in earnings or losses from equity method investees is included in net gains (losses) on securities, derivatives and other investments in the consolidated statements of operations.

        The Group evaluates for impairment its equity method investments whenever events or changes in circumstances indicate that the carrying amounts of such investments may not be recoverable in accordance with APB 18. The difference between the carrying value of the equity method investment and its estimated fair value is recognized as an impairment when the loss in value is deemed other than temporary.

        Cost Method Investments—When the Company and/or the Ramius Operating Entities do not have a controlling financial interest and do not exert significant influence over an entity's operating and financial policies, but have an investment in private equity for which market quotations are not readily available, the Group accounts for its investment in accordance with the cost method of accounting prescribed by APB 18.

        Other—If the Company and/or the Ramius Operating Entities do not consolidate an entity, apply the equity method of accounting or account for an investment under the cost method, the Group accounts for all other debt and marketable equity securities which are bought and held principally for the purpose of selling them in the near term as trading securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), at fair value with unrealized gains (losses) resulting from changes in fair value reflected as a component of operations.

        Retention of Specialized Accounting—The Ramius Funds are investment companies under the AICPA Audit and Accounting Guide—Investment Companies. The Group has retained the specialized

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Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

accounting for these funds pursuant to EITF Issue No. 85-12, "Retention of Specialized Accounting for Investments in Consolidation". Accordingly, the accompanying consolidated financial statements reflect different accounting policies for investments depending on whether they are held through an investment company subsidiary. In addition, Ramius Securities is a broker-dealer and applies the specialized accounting prescribed under the AICPA Audit and Accounting Guide—Brokers and Dealers in Securities. The Group has retained this specialized accounting in consolidation.

        The consolidated Ramius Funds report their investments on the consolidated statements of financial condition at their estimated fair value, with unrealized gains (losses) resulting from changes in fair value reflected as a component of operations. Additionally, these funds generally do not consolidate their majority-owned and controlled investments.

b.
Use of estimates and indemnifications

        The preparation of the consolidated financial statements in conformity with US GAAP requires the management of the Group to make estimates and assumptions that affect the fair value of securities and other investments, the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.
Cash and cash equivalents

        The Group considers investments in money market funds and other highly liquid investments with original maturities of three months or less which are deposited with a bank or prime broker to be cash equivalents. Cash and cash equivalents held at consolidated Ramius Funds, although not legally restricted, are not available to fund the general liquidity needs of the Company. The Group is also exposed to credit risk as a result of cash being held at several banks.

d.
Valuation of investments and derivative contracts

        Ramius and its operating company subsidiaries act as the manager for the Ramius Funds and in certain cases participate in the valuation of underlying investments, many of which are illiquid and/or without a public market. The fair value of these investments is generally estimated based on proprietary models developed by Ramius, which include discounted cash flow analyses, public market comparables, and other techniques and may be based, at least in part, on independently sourced market information. The material estimates and assumptions used in these models include the timing and expected amount of cash flows, the appropriateness of discount rates used, and, in some cases, the ability to execute, timing of, and estimated proceeds from expected financings. Significant judgment and estimation goes into the selection of an appropriate valuation methodology as well as the assumptions used in these models include the timing and the actual values realized with respect to investments could be materially different from values obtained based on the use of those estimates. The valuation methodologies applied impact the reported value of Ramius' investments and the investments held by the Ramius Funds in the consolidated financial statements.

        SFAS No. 157, "Fair Value Measurements" ("SFAS 157") establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under SFAS 157 are as follows:

Level 1	Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Group has the ability to access at the measurement date;
Level 2	Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active; and
Level 3
Fair value is determined based on pricing inputs that are unobservable and includes situations where there is little, if any, market activity for the asset or liability. The determination of fair value for assets and liabilities in this category requires significant management judgment or estimation.

        Inputs are used in applying the various valuation techniques and broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. Inputs may include price information, volatility statistics, specific and broad credit data, liquidity statistics, and other factors. A financial instrument's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes "observable" requires significant judgment by the Group. The Group considers observable data to be that market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market. The categorization of a financial instrument within the hierarchy is based upon the pricing transparency of the instrument and does not necessarily correspond to the Group's perceived risk of that instrument.

        The Group uses the "market approach" valuation technique to value its financial instruments measured at fair value. In determining an instrument's placement within the hierarchy, the Group separates the Group's financial instruments into three categories: securities, derivative contracts and other investments. To the extent applicable, each of these categories can further be divided between those held long or sold short.

        Securities—Securities whose values are based on quoted market prices in active markets for identical assets, and are therefore classified in level 1 of the fair value hierarchy, include active listed equities, certain U.S. government and sovereign obligations, and certain money market securities. The Group does not adjust the quoted price for such instruments, even in situations where the Group holds a large position and a sale could reasonably impact the quoted price.

        Certain positions for which there is a limited market, consisting primarily of convertible debt, corporate debt and loans, are stated at fair value. The estimated fair values assigned by the Investment Manager are determined in good faith and are based on available information considering, among other things, quotations provided by published pricing services, counterparties and other market participants, and pricing models using quoted input, and do not necessarily represent the amounts which might ultimately be realized. Such positions that trade in markets that are not considered to be active, but are valued based on quoted market prices, dealer quotations or alternative pricing sources which are supported by observable inputs are classified within level 2. As level 2 investments include positions that are not traded in active markets and/or are subject to transfer restrictions, valuations may be adjusted to reflect illiquidity and/or non-transferability, which are generally based on available market information.

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Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

        Derivative contracts—Derivative contracts can be exchange-traded or privately negotiated over-the-counter ("OTC"). Exchange-traded derivatives, such as futures contracts and exchange traded option contracts, are typically classified within level 1 or level 2 of the fair value hierarchy depending on whether or not they are deemed to be actively traded. OTC derivatives, such as generic forwards, swaps and options, have inputs which can generally be corroborated by market data and are therefore classified within level 2. Derivative contracts are included within other assets on the consolidated statements of financial condition.

        Other investments—Other investments measured at fair value consist primarily of Portfolio Funds and real estate investments, which are valued as follows:

  i.
  Portfolio Funds—"Portfolio Funds" include interests in Ramius Funds and investment companies managed externally by unaffiliated managers. Substantially all of the Group's investments in Portfolio Funds have been classified within level 2 or level 3 of the fair value hierarchy, as quoted prices in active markets are typically not available. The determination of whether a Portfolio Fund is categorized within level 2 or level 3 of the fair value hierarchy is generally determined by the amount of liquidity provided to investors in the fund, the observability of ongoing redemption and/or subscription activity, and the nature of the underlying investments.

  ii.
  Real estate investments—Real estate investments are valued at estimated fair value. The fair value of real estate investments are estimated based on the price that would be received to sell an asset in an orderly transaction between marketplace participants at the measurement date. Real estate investments without a public market are valued based on assumptions and valuation techniques used by the Group. Such valuation techniques may include discounted cash flow analysis, prevailing market capitalization rates or earning multiples applied to earnings from the investment, analysis of recent comparable sales transactions, actual sale negotiations and bona fide purchase offers received from third parties, consideration of the amount that currently would be required to replace the asset, as adjusted for obsolescence, as well as independent external appraisals. In general, the Group considers several valuation techniques when measuring the fair value of a real estate investment. However, in certain circumstances, a single valuation technique may be appropriate. The Group also considers the type of real estate investments (stabilized/core vs. value-add/opportunistic) in choosing a suitable valuation technique. Real estate investments are reviewed on a quarterly basis by the Group for significant changes at the property level or a significant change in the overall market which would impact the value of the real estate investment resulting in unrealized appreciation or depreciation.

    The Group also reflects its real estate equity investments net of investment level financing. Valuation adjustments attributable to underlying financing arrangements are considered in the real estate equity valuation based on amounts at which the financing liabilities could be transferred to market participants at the measurement date regardless of whether or not the transfer is permitted by the loan documents.

    Real estate and capital markets are cyclical in nature. Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates and interest and inflation rates. In addition, the Group invests in real estate and real estate related investments for which no liquid market exists. The market prices for such investments may be

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

    volatile and may not be readily ascertainable. In addition, there continues to be significant disruptions in the global capital, credit and real estate markets. These disruptions have led to, among other things, a significant decline in the volume of transaction activity, declines in the fair value of many real estate and real estate related investments, and a significant contraction in short-term and long-term debt and equity funding sources. The decline in liquidity and prices of real estate and real estate related investments, as well as the availability of observable transaction data and inputs, may have made it more difficult to determine the fair value of such investments. As a result, amounts ultimately realized by the Group from investments sold may differ from the fair values presented, and the differences could be material.

    The Group's real estate investments are typically categorized as level 3 within the fair value hierarchy as management uses significant unobservable inputs in determining their estimated fair value.

        Underlying investments in Portfolio Funds—The determination of where a Portfolio Fund is categorized in the fair value hierarchy as presented in these financial statements is determined by pricing inputs specific to the fund such as observable subscription and redemption activity, rather than its underlying investments. As a result the underlying investments held in the Portfolio Funds may be classified at a different level within the fair value hierarchy to that for the Portfolio Fund holding such investments. The underlying investments held by the Portfolio Funds are generally categorized as follows:

        Investments whose values are based on quoted market prices in active markets, and are therefore classified within level 1, include active listed equities, certain U.S. government and sovereign obligations, and certain money market securities.

        Investments that trade in markets that are not considered to be active, but are valued based on quoted market prices, dealer quotations or alternative pricing sources supported by observable inputs are classified within level 2. These may include certain U.S. government and sovereign obligations, certain government agency securities, investment-grade corporate bonds, certain mortgage products, certain bank loans and bridge loans, less liquid listed equities, state, municipal and provincial obligations, most physical commodities and certain loan commitments. As level 2 investments include positions that are not traded in active markets and/or are subject to transfer restrictions, valuations may be adjusted to reflect illiquidity and/or non-transferability, which are generally based on available market information.

        Investments classified within level 3 have significant unobservable inputs, as they trade infrequently or not at all. Level 3 instruments include private equity and real estate investments, certain bank loans and bridge loans, less liquid corporate debt securities (including distressed debt instruments), collateralized debt obligations, and less liquid mortgage securities (backed by either commercial or residential real estate). When observable prices are not available for these securities, one or more valuation techniques (e.g., the market approach or the income approach) are used for which sufficient and reliable data is available. Within level 3, the use of the market approach generally consists of using comparable market transactions, while the use of the income approach generally consists of the net present value of estimated future cash flows, adjusted as appropriate for liquidity, credit, market and/or other risk factors.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

        The inputs used in estimating the value of level 3 investments may include the original transaction price, recent transactions in the same or similar instruments, completed or pending third-party transactions in the underlying investment or comparable issuers, subsequent rounds of financing, recapitalizations and other transactions across the capital structure, offerings in the equity or debt capital markets, and changes in financial ratios or cash flows. Level 3 investments may also be adjusted to reflect illiquidity and/or non-transferability, with the amount of such discount estimated in the absence of market information. The fair value measurement of level 3 investments does not include transaction costs that may have been capitalized as part of the security's cost basis. Assumptions used by the Portfolio Funds due to the lack of observable inputs may significantly impact the resulting fair value and therefore the Group's results of operations.

        Because of the inherent uncertainty of valuation for the Group's investments and derivative contracts, including other investments and the underlying investments held by the Portfolio Funds, the estimated fair values assigned may differ from the values that would have been used had a ready market existed for these investments, and the differences may be material.

        The fair value of the Group's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosures about Fair Values of the Financial Instruments", approximate the carrying value amounts as presented in the consolidated statements of financial condition because they are either fair valued or short term in nature.

        See Note 5 for further information regarding the Group's investments and fair value measurements.

e.
Due from/due to related parties

        The Company may advance amounts and pay certain expenses on behalf of members of the Company or other affiliates of the Company. These amounts settle in the ordinary course of business or, in the case of principal advances, normally will settle against group equity at year end. Such amounts are included in due from and due to related parties, respectively, on the consolidated statements of financial condition.

f.
Receivable from/payable to brokers

        Receivable from brokers includes cash held at clearing brokers, amounts receivable or payable for unsettled transactions, monies borrowed and proceeds from short sales equal to the fair value of securities sold, but not yet purchased.

        Securities borrowed and securities loaned are carried at the amounts of cash collateral advanced or received. Securities borrowed transactions require the Group to deposit cash or other collateral with the lender. The Group receives cash or collateral in an amount generally in excess of the market value of securities loaned. The Group monitors the market value of securities borrowed and loaned on a daily basis and may require counterparties to deposit additional collateral or return collateral pledged, when appropriate.

g.
Securities sold under agreements to repurchase and securities purchased under agreements to resell

        Transactions involving the sale of securities under agreements to repurchase are carried at their contract value and are accounted for as collateralized financings. In connection with these financings, as of December 31, 2008 and 2007, the Group has pledged collateral in the amounts of $1.4 million and $188.5 million, respectively. As of December 31, 2008 and 2007, the Group's securities sold under agreements to repurchase were with one and three counterparties, respectively.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

        Transactions involving purchases of securities under agreements to resell are carried at their contract value which approximates fair value. On December 31, 2007, the fair value of the collateral received by the Group was $52.1 million. As of December 31, 2008, the Group held no securities purchased under agreements to resell. All of the Group's securities purchased under agreements to resell were with two counterparties at December 31, 2007.

        Collateral is valued periodically and the Group and its counterparties may adjust the collateral or require additional collateral to be deposited when appropriate. Collateral held by counterparties may be sold or rehypothecated by such counterparties, subject to certain limitations sometimes imposed by the Group. It is the policy of the Group to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned under the resale agreement. Collateralized repurchase agreements may result in credit exposure in the event the counterparties to the transactions are unable to fill their contractual obligations. The Group minimizes the credit risk associated with this activity by monitoring credit exposure and collateral values, and by requiring additional collateral to be promptly deposited with or returned to the Company when deemed necessary.

h.
Fixed assets

        Fixed assets are stated at cost less accumulated depreciation or amortization. Leasehold improvements are amortized on a straight-line basis over the lesser of their useful life or lease term. Other fixed assets are depreciated utilizing a straight-line basis over their estimated useful lives.

Asset	Depreciable Lives	Principal Method
Telephone and computer equipment	3-5 years	Straight-line
Computer software	3 years	Straight-line
Furniture and fixtures	8 years	Straight-line
Leasehold improvements	10-15 years	Straight-line
i.
Goodwill and intangible assets

        Goodwill represents the excess of the purchase price consideration of acquired companies over the estimated fair value assigned to the individual assets acquired and liabilities assumed. The Company tests goodwill for impairment in accordance with the two-step method described in SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). The first step involves a comparison of the estimated fair value of the reporting unit to its carrying amount, including goodwill. If the estimated fair value of the reporting unit exceeds its carrying amount, its goodwill is not impaired and the second step of the impairment test is not necessary. If the carrying amount of the reporting unit exceeds its estimated fair value, then the second step of the goodwill impairment test must be performed. The second step of the goodwill impairment test compares the implied fair value of the reporting unit goodwill with its carrying amount to measure the amount of impairment, if any. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. In other words, the estimated fair value of the reporting unit is allocated to all of its assets and liabilities (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment is recognized in an amount equal to that excess. Goodwill is tested annually for impairment during the fourth quarter or earlier upon the occurrence of certain events or substantive changes in

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

circumstances. Goodwill impairment tests are subject to significant judgment in determining the estimation of future cash flows, discount rates and other assumptions. Changes in these estimates and assumptions could have a significant impact on the fair value and any resulting impairment of goodwill. See Note 17 for further discussion.

        Intangible assets, which are primarily comprised of investment contracts, are amortized on a straight-line basis over their estimated useful lives of 5 years. Intangible assets are tested for potential impairment whenever events or changes in circumstances suggest that an asset's or asset group's carrying value may not be fully recoverable in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". An impairment loss, calculated as the difference between the estimated fair value and the carrying value of an asset or asset group, is recognized if the sum of the estimated undiscounted cash flows relating to the asset or asset group is less than the corresponding carrying value.

j.
Mandatorily redeemable liabilities

        The Group has adopted SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". Capital withdrawals are recognized as liabilities, net of any incentive income, when the amount requested in the withdrawal notice represents an unconditional obligation at a specified or determined date (or dates) or upon an event certain to occur. This generally may occur either at the time of the receipt of the notice, or on the last day of a reporting period, depending on the nature of the request. As a result, withdrawals paid after the end of the year, but based upon year-end capital balances are reflected as liabilities at the balance sheet date. Mandatorily redeemable liabilities are treated as capital for purposes of allocations of gains/losses pursuant to the Group's governing documents.

k.
Non-controlling interests in consolidated subsidiaries

        Non-controlling interests represent the pro rata share of the book value of the financial positions and results of operations attributable to the other owners of the consolidated subsidiaries. Non-controlling interests related to consolidated Ramius Funds are generally subject to annual, semi-annual or quarterly withdrawals or redemptions by investors in these funds, sometimes following the expiration of a specified period of time (generally one year), or may only be withdrawn subject to a redemption fee (generally ranging from 1% to 5%). Likewise, non-controlling interests related to certain other consolidated entities are generally subject to withdrawal, redemption, transfer or put/call rights that permit such non-controlling investors to withdraw from the entities on varying terms and conditions. Because these non-controlling interests are redeemable at the option of the non-controlling interests, they have been classified as temporary equity in the consolidated statements of financial condition. When redeemed amounts become legally payable to investors on a current basis, they are reclassified as a liability.

l.
Revenue recognition

        Ramius generates revenue through several principal sources as more fully described below:

Management fees

        The Group earns management fees from affiliated funds and certain managed accounts that it serves as the investment manager based on assets under management. The actual management fees

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Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

received can vary depending on distribution fees or fee splits paid to third parties either in connection with raising the assets or structuring the investment.

        Management fees are generally paid on a quarterly basis at the beginning of each quarter in arrears and are prorated for capital inflows and redemptions. While some investors may have separately negotiated fees pursuant to side letter arrangements, in general the management fees are as follows:

  •
  Hedge Funds—Management fees for Ramius's hedge funds are generally charged at an annual rate of up to 2% of assets under management. Management fees are generally calculated monthly based on assets under management at the end of each month before incentive income.

  •
  Fund of Funds—Management fees for the fund of funds are generally charged at an annual rate of up to 2% of assets under management. Management fees are generally calculated monthly based on assets under management at the end of each month before incentive income or based on assets under management at the beginning of the month.

  •
  Real Estate Funds—Management fees from the real estate funds are generally charged by their general partners at an annual rate between 1% and 1.5% of total capital commitments during the investment period and of invested capital or net asset value of the applicable fund after the investment period has ended. Management fees are typically paid to the general partners on a quarterly basis, at the beginning of the quarter in arrears, and are prorated for changes in capital commitments throughout the investment period and invested capital after the investment period. The general partners of Ramius's real estate funds are owned jointly by Ramius and third parties. Accordingly, the management fees (in addition to incentive income and investment income) generated by the real estate funds are split between Ramius and the other general partners. Pursuant to US GAAP, these fees and other income received by the general partners that are accounted for under the equity method of accounting are reflected under other income instead of management fees.

  •
  Other—Ramius also provides other investment advisory services. Other management fees are primarily earned from Ramius's cash management business and range from annual rates of 0.08% to 0.20% of assets, based on the average daily balances of the assets under management.

Incentive income

        Ramius earns incentive income based on the net profits, as defined in the respective investment management agreements with the Ramius Funds and certain managed accounts, allocable for each fiscal year that exceeds cumulative unrecovered net losses, if any, that have carried forward from prior years. Incentive income earned is typically between 10% and 20% for hedge funds and 10% for fund of funds of the net profits earned for the full year that are attributable to each fee-paying investor. Incentive income on real estate investments is earned in the year of a sale or realization of a private investment.

        In periods following a period of a net loss attributable to an investor, Ramius does not earn incentive income on any future profits attributable to that investor until the accumulated net loss from prior periods are recovered. Incentive income, once earned, is not subject to repayment. Ramius has adopted Method 2 of EITF Topic D-96, "Accounting for Management Fees Based on a Formula" ("EITF Topic D-96"). Under Method 2, the incentive income from Ramius Funds and managed accounts for any period is based upon the net profits of those Ramius Funds and managed accounts at

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

the reporting date. Any incentive income recognized in a quarter's consolidated statement of operations may be subject to reversal in a subsequent quarter as a result of subsequent negative investment performance prior to the conclusion of the fiscal year, when all contingencies have been resolved. In the case of certain real estate funds, incentive income is subject to clawback to the extent investors in these funds do not earn a minimum preferred return (generally 8%) for the duration of the real estate fund. Incentive income is payable after the end of the fiscal year. As a result of negative investment performance in 2008, the Company has entered 2009 with high-water marks in many Ramius Funds. These high-water marks require the Ramius Funds to recover cumulative losses before the Group can begin to earn incentive income in 2009 and beyond until the high-water marks are reached with respect to the capital accounts of the Ramius Funds' investors who suffered losses in 2008.

Interest and dividends

        Interest and dividends are earned by the Group from various sources. The Group receives interest and dividends primarily from its brokerage balances from invested capital. Interest is recognized on an accrual basis and interest income is recognized on the debt of those issuers who are currently paying. Interest income and expense includes premiums and discounts amortized and accreted on debt investments based on criteria determined by the Group using the effective yield method. Dividends are recognized on the ex-dividend date.

Reimbursement from affiliates

        The Group allocates, at its discretion, certain expenses incurred on behalf of its operating subsidiaries, including its hedge fund, fund of funds and real estate businesses. These expenses relate to the administration of such subsidiaries and assets that the Group manages for its Ramius Funds. In addition, pursuant to the Ramius Funds' offering documents, the Group charges certain allowable expenses to the Ramius Funds, including charges and personnel costs for legal, compliance, accounting, tax compliance, marketing, risk and technology expenses that directly relate to administering the assets of the Ramius Funds. Such expenses that have been reimbursed at their actual costs are included in the consolidated statements of operations as employee compensation and benefits, professional, advisory and other fees, communications, occupancy and equipment, client services and business development and other.

Other revenues

        The Group receives other revenues which is unrelated to its principal sources of revenue and which may vary from year to year. Historical sources of such other revenues primarily include certain placement fee income and rebate income earned from stock lending activities of the Group.

m.
Investments transactions and related income/expenses

        Purchases and sales of securities, net of commissions, and derivative contracts, and the related revenues and expenses are recorded on a trade date basis with net trading gains and losses included as a component of net gains (losses) on securities, derivatives and other investments, and with respect to the consolidated Ramius Funds and other real estate entities as a component of net realized and unrealized gains (losses) on investments and other transactions and net realized and unrealized gains (losses) on derivatives, in the consolidated statements of operations.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

        Net realized gains (losses) and net unrealized gains (losses) on investments and other transactions for consolidated Ramius hedge funds and certain real estate entities for the years ended December 31, 2008, 2007 and 2006 were as follows:

	Year Ended December 31,
	2008	2007	2006
	(dollars in thousands)
Consolidated Ramius hedge funds and certain real estate entities net gains (losses)
Net realized gains (losses) on investments and other transactions	$(37,965)	$35,913	$51,798
Net unrealized gains (losses) on investments and other transactions	(130,601)	11,589	7,392
Consolidated Ramius hedge funds and certain real estate entities net gains (losses)
Net realized gains (losses) on derivatives	$1,581	$9,595	$—
Net unrealized gains (losses) on derivatives	5,190	1,225	—

        In accordance with financial reporting guidance permitted by the AICPA Audit and Accounting Guide—Brokers and Dealers in Securities, the Group has reported securities borrowing and lending rebate interest income and expense related to the operations of Ramius Securities on a net basis in other revenues on the consolidated statements of operations. As of November 2008, Ramius Securities is no longer engaged in stock borrowing or lending activities.

n.
Employee benefit plans

        The Group applies the provisions of SFAS No. 123-R "Share-Based Payment" ("SFAS 123-R") for its stock-based awards. In accordance with SFAS 123-R, the Group has elected to measure its stock-based awards using the intrinsic-value method. Under this method stock-based compensation cost is recognized over the requisite service period based on the intrinsic value of the award measured at grant date over the requisite service period. The majority of the Group's assets and liabilities are stated at fair value, short term in nature and hence, approximate fair value. Therefore, the intrinsic value approximates the fair value of these awards. See Note 12 for further information regarding the Employee Ownership Plans and how the Group applies SFAS 123-R.

        The Group applies the provisions of SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132-R" ("SFAS 158") for its defined benefit plans. SFAS 158 requires an entity to recognize in its statement of financial condition the funded status of its defined benefit plans, measured as the difference between the fair value of the plan assets and the benefit obligation. SFAS 158 also requires an entity to recognize changes in the funded status of a defined benefit plan within accumulated other comprehensive income, net of tax, to the extent such changes are not recognized in earnings as components of periodic net benefit cost. See Note 13 for further information regarding the Group's defined benefit plans.

o.
Lease and sale-leaseback accounting

        The Company leases certain facilities and equipment used in its operations. The Company accounts for its leases under the provisions of SFAS No. 13, "Accounting for Leases", as amended ("SFAS 13"), which requires that leases be evaluated and classified as operating or capital leases for

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

financial reporting purposes. Assets held under capital leases are included in fixed assets. Operating lease expense is recorded on a straight-line basis over the lease term. Leases with escalating rents are expensed on a straight-line basis over the life of the lease. Landlord incentives are recorded as deferred rent and amortized, as reductions to lease expense, on a straight-line basis over the life of the applicable lease.

        During June 2008, Ramius sold its fractional share ownership of a business jet for a net gain of $0.5 million. In the same month, October LLC also sold a plane through a sale-leaseback transaction. In accordance with SFAS No. 13, "Accounting for Leases", and SFAS No. 28, "Accounting for Sales with Leasebacks", the Group is recognizing a net gain of $2.8 million over a period of sixty-seven months, the term of the lease. During the year ended December 31, 2008 the amount of the gain recognized in the consolidated statements of operations was $0.3 million. Related to this transaction, Ramius was required to maintain minimum assets under management at all times of no less than $6 billion. In the event that the Company does not maintain this minimum, the Company shall immediately either a) deposit collateral with a perfected security interest to secure the next twelve months' lease payments (approximately $1.8 million) or b) provide a letter of credit in the same amount. As of and during the year ended December 31, 2008, the Company was in compliance with this minimum requirement.

p.
Income taxes

        The income tax provision reflected in the consolidated statements of operations is in accordance with the liability method described in SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the liability method, deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes, as determined under applicable tax laws and rates. A valuation allowance is provided for deferred tax assets when it is considered more likely than not that any benefits of net deductible temporary differences and net operating loss carryforwards will not be realized.

        The Company follows the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 requires recognition and measurement of a tax position taken or expected be taken in a tax return and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in income tax expense.

        The Company and certain consolidated subsidiaries are subject to New York City Unincorporated Business Tax ("NYC UBT") on their taxable income. Certain other consolidated subsidiaries that operate in countries other than the United States, including the United Kingdom, Japan, Hong Kong, Germany, and Austria, are subject to foreign income taxation on their taxable income. Nevertheless, Ramius conducts its activities in a manner that is intended to minimize its taxable presence in any non-U.S. jurisdiction in which Ramius or any of its affiliates has an office, including the ones listed above, or is otherwise deemed to be engaged in a trade or business. However, to the extent such activities subject the Company or its foreign affiliates to taxation in any jurisdiction, then the Company and its affiliates intend to abide by all applicable laws and regulations to calculate the tax liability in such jurisdiction.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

q.
Foreign currency transactions

        Securities and other assets and liabilities denominated in foreign currencies are translated into U.S. Dollar amounts at the date of valuation. Purchases and sales of securities and other assets and liabilities and the related income and expenses denominated in foreign currencies are translated into U.S. Dollar amounts on the respective dates of the transactions. The Group does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on these balances from fluctuations arising from changes in market prices of securities and other assets/liabilities held or sold. Such fluctuations are included in the consolidated statements of operations as a component of net gains (losses) on securities, derivatives and other investments. Gains and losses primarily relating to foreign currency broker balances are included in net gains (losses) on foreign currency transactions in the consolidated statements of operations.

        The functional currency of the Group's foreign subsidiaries is the U.S. Dollar.

r.
Future adoption of accounting pronouncements

        In December 2007, the FASB issued a revision to SFAS No. 141, "Business Combinations" ("SFAS 141-R"). SFAS 141-R requires changes to the accounting for transaction costs, certain contingent assets and liabilities, and other balances in a business combination. In addition, in partial acquisitions, when control is obtained, the acquiring company must measure and record all of the target's assets and liabilities, including goodwill, at fair value as if the entire target company had been acquired. The Group will apply the provisions of SFAS 141-R to business combinations occurring after December 15, 2008. Adoption of SFAS 141-R will not affect the Group's financial condition, results of operations or cash flows, but may have an effect on accounting for future business combinations.

        In December 2007, the FASB issued SFAS No. 160, "Non-controlling interests in Consolidated Financial Statements—an amendment of ARB No. 51" ("SFAS 160"). SFAS 160 changes the accounting and reporting of non-controlling interests in the consolidated financial statements and requires that such non-controlling interests be accounted for and presented as equity, rather than as liabilities or mezzanine equity. SFAS 160 applies to the Group beginning January 1, 2009, but the presentation and disclosure requirements are to be applied retrospectively for all periods presented. Upon the adoption of SFAS 160, effective January 1, 2009, the Group has applied the presentation and disclosure requirements for all periods presented in these consolidated financial statements. As a result, (a) with respect to the consolidated statements of financial condition, the redeemable non-controlling interests in consolidated subsidiaries was renamed as such and remained classified as mezzanine equity, (b) with respect to the consolidated statements of operations, net income (loss) is now presented before non-controlling interests and the consolidated statements of operations now nets to net income (loss) available to all redeemable members, and (c) with respect to the consolidated statements of changes in redeemable group equity, roll forward columns have now been added for each component of non-controlling interests discussed in (a) above.

        In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161"). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Since SFAS 161 requires only additional disclosures concerning derivatives and

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

hedging activities, the adoption of SFAS 161 will not affect the Group's financial condition, results of operations or cash flows.

        In September 2008, the FASB issued FASB Staff Position ("FSP") FAS 133-1 and FIN 45-4, "Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161". FSP FAS 133-1 and FIN 45-4 requires enhanced disclosures about credit derivatives and guarantees and amends FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"), to exclude credit derivative instruments accounted for at fair value under SFAS No. 133. The FSP is effective for financial statements issued for reporting periods ending after November 15, 2008. Since FSP FAS 133-1 and FIN 45-4 only requires additional disclosures concerning credit derivatives and guarantees, adoption of FSP FAS 133-1 and FIN 45-4 will not have an effect on the Group's financial condition, results of operations or cash flows.

        In April 2009, the FASB issued FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP 157-4"). FSP 157-4 does not change the objective of fair value measurement, which is to identify the price that would be received to exchange an asset or liability in an orderly transaction at the measurement date between market participants. Rather, FSP 157-4 provides additional guidance to highlight and expand on the factors that should be considered in estimating fair value when there has been a significant decrease in market activity for an asset or liability. FSP 157-4 is effective for interim and annual periods ending after June 15, 2009. The Company does not expect FSP 157-4 to have a material impact on its financial position or results of operations.

        In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS 167"). SFAS 167 changes the approach to determining the primary beneficiary of a VIE and requires companies to more frequently assess whether they must consolidate VIEs. SFAS 167 is effective for annual periods beginning after November 15, 2009. Management has recently begun to evaluate the application of SFAS 167 to the Group and is not in a position at this time to quantify the significance of its impact on the Group's financial position, results of operations, or cash flows. However, as a result of the issuance of SFAS 167, the Company may be required to consolidate or deconsolidate an additional number of VIEs than previously determined.

3. Cash collateral pledged

        As of December 31, 2008, cash collateral pledged in the amount of $6.9 million relates to a letter of credit issued to the landlord of the Group's premises in New York City (see Note 18).

        As of December 31, 2007, cash collateral pledged includes $6.7 million collateral amount related to the same line of credit issued to the landlord of the Group's premises in New York City, and $13.2 million of cash collateral pledged in connection with derivative transactions, of which $3.4 million is related to the activities of consolidated Ramius Funds and certain real estate entities.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

4. Receivable From and Payable To Brokers

        Receivable from brokers and payable to brokers includes cash held at the clearing brokers, amounts receivable or payable for unsettled transactions, monies borrowed and proceeds for short sales equal to the fair value of securities sold, but not yet purchased, which are restricted until the Group purchases the securities sold short. Pursuant to the Group's prime broker agreements, these balances are presented net (assets less liabilities) across balances with the same broker. As of December 31, 2008 and 2007, receivable from and payable to brokers, of the Ramius Operating Entities, consists of the following:

	As of December 31,
	2008	2007
	(dollars in thousands)
Cash held at brokers	$25,911	$30,547
Receivable for securities borrowed	—	755,346

	$25,911	$785,893

Payable to brokers	$3,817	$12,250
Payable for securities loaned	—	758,881

	$3,817	$771,131

        Receivable from brokers, held by consolidated Ramius Funds and certain real estate entities, primarily consists of cash held at brokers, proceeds from short sales, and receivables for unsettled transactions. Payable to brokers, held by consolidated Ramius Funds and certain real estate entities, is generally comprised of payables for unsettled transactions and monies borrowed on margin.

5. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds and Certain Real Estate Entities

a.
Ramius Operating Entities

Securities owned and securities sold, but not yet purchased, at fair value

        Securities owned and securities sold, but not yet purchased, are directly held by the Company and Ramius Securities and considered held for trading and carried at fair value. At December 31, 2008 securities owned of $15.3 million consisted of U.S. Government securities with maturities ranging from May 15, 2009 through September 15, 2009 and interest rates ranging between 0.37% and 0.53%. As of

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds and Certain Real Estate Entities (Continued)

December 31, 2007, securities owned and securities sold, but not yet purchased, consisted of the following at fair value:

	As of December 31, 2007
	Securities Owned	Securities Sold, but not yet Purchased
	(dollars in thousands)
Common stocks	$161,439	$30,938
Convertible bonds	11,529	—
Distressed debt	1,024	1,037
Warrants and rights	18,429	—
Other	687	30

	$193,108	$32,005

Other investments

        At December 31, 2008 and 2007 other investments consist of the following:

	As of December 31,
	2008	2007
	(dollars in thousands)
(1) Portfolio Funds, at fair value	$5,975	$14,543
(2) Real estate investments, at fair value	1,605	1,327
(3) Equity method investments	11,038	4,619
(4) Lehman claims, at fair value	209	—

	$18,827	$20,489

(1) Portfolio Funds, at fair value

        The Portfolio Funds as of December 31, 2008 and 2007 include the following:

	As of December 31,
	2008	2007
	(dollars in thousands)
Tapestry Investment Co PCC Ltd	$2,758	$7,912
Ramius Vintage Multi-Strategy FOF Ltd	1,375	1,879
Ramius Value and Opportunity Fund LP	1,092	547
RCG Special Opportunities Fund, Ltd	555	—
Ramius Intermediate Fund, L.P.	—	3,992
Other affiliated Ramius Funds	195	213

	$5,975	$14,543

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds and Certain Real Estate Entities (Continued)

(2) Real estate investments, at fair value

        Real estate investments at December 31, 2008 and 2007 are carried at estimated fair value and include real estate equity investments held by RE Manager of $0.7 million and $0.4 million and real estate debt investments held by Ramius of $0.9 million and $0.9 million, respectively.

(3) Equity method investments

        Equity method investments include investments held by Ramius, Ramius Securities and RE Manager in several operating companies whose responsibilites include the day to day management of a number of real estate funds, including the portfolio management and administrative services related to the acquisition, disposition, and active monitoring of the real estate fund's underlying debt and equity investments. The Group's ownership interests in these equity method investments range from 30% to 55%. The Group holds a majority of the outstanding ownership interest (i.e., more than 50%) in three of these entities: RCG Longview Debt Fund IV Management, LLC, RCG Longview Debt Fund IV Partners, LLC and RCG Longview Partners II, LLC. The operating agreements that govern the management of day to day operations and affairs of each of these three entities stipulate that certain decisions require support and approval from other members in addition to the support and approval of the Group. As a result, all operating decisions made in these three entities require the support of both the Group and an affirmative vote of a majority of the other managing members who are not affiliates of the Group. As the Group does not possess unilateral control over any of these entities, the presumption of consolidation has been overcome pursuant to EITF Issue No. 96-16, "Investor's Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights" ("EITF 96-16"), and the Group accounts for these investments under the equity method of accounting in accordance with APB 18. The following table summarizes equity method investments held by the Group:

	As of December 31,
	2008	2007
	(dollars in thousands)
RCG Longview Debt Fund IV Management, LLC	$2,624	$—
JT Partners LLC	2,346	1,557
RCG Longview Partners, LLC	1,329	870
RCG Longview Louisiana Manager, LLC	1,183	1,479
RCG Urban American Management, LLC	729	—
Others	2,827	713

	$11,038	$4,619

        For the years ended December 31, 2008, 2007 and 2006, the Group's income (loss) from equity method investees was $5.5 million, $(1.4) million, and $2.6 million, respectively.

(4) Lehman Claims, at fair value

        Lehman Brothers International (Europe) ("LBIE"), through certain affiliates, was a prime broker for Enterprise Master and certain of the Ramius Funds which Enterprise Master invested. In addition

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds and Certain Real Estate Entities (Continued)

to Enterprise Master and certain of the Ramius Funds holding certain assets at LBIE, Ramius held cash and cash equivalent balances with LBIE. On September 15, 2008 LBIE was placed in administration (the "Administration") in the United Kingdom and, as a result, the assets held by Ramius, Enterprise Master and by certain of the Ramius Funds in their LBIE accounts were frozen at LBIE. The status and ultimate resolution of the assets under LBIE's Administration proceedings is uncertain. The assets of Ramius at LBIE and the net assets of Enterprise Master and certain of the Ramius Funds at LBIE at the time of Administration (the "Total Net Equity Claim") consists of $1.043 million held by Ramius and $16.7 million held by Enterprise Master. There can be no assurance that the Total Net Equity Claim value, as determined by Ramius, will be accepted by the Administrators, nor does Ramius know the manner and timing in which such claim will be satisfied and the ultimate value that will be received.

        Given the great degree of uncertainty as to the status of the assets held at LBIE and the process and prospects of the return of those assets, Ramius has decided to fair value the Total Net Equity Claim at an approximately 80% discount which represents the estimated recoverable Lehman claim of $209,000 (the "Estimated Recoverable Lehman Claim"), which represents management's best estimate of value that ultimately may be recovered with respect to the Total Net Equity Claim. The Estimated Recoverable Lehman Claim was recorded at fair value considering a number of factors including the status of the assets under UK insolvency laws and the trading levels of Lehman unsecured debt. The Group recorded a loss of $834,000 which is included in net gains (losses) on securities, derivatives and other investments on the consolidated statements of operations. In determining the estimated value of the Total Net Equity Claim, Ramius was required to use considerable judgment and is based on the facts currently available. As additional information on the LBIE proceeding becomes available, Ramius may need to adjust the valuation of the Estimated Recoverable Lehman Claim. The actual loss that may ultimately be incurred by Ramius with respect to the pending LBIE claim is not known and could be materially different from the estimated fair value assigned by Ramius.

b.
Consolidated Ramius Funds and certain real estate entities

Securities owned and securities sold, but not yet purchased, at fair value

        At December 31, 2008, the consolidated Ramius Funds and certain real estate entities had no directly held securities owned or securities sold, but not yet purchased. Securities owned and securities sold, but not yet purchased, as of December 31, 2007 represented the securities directly held by

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds and Certain Real Estate Entities (Continued)

Enterprise Master. The following table is a summary of these securities, at fair value, held by Enterprise Master at December 31, 2007:

	As of December 31, 2007
Description	Securities Owned	Securities Sold, but not yet purchased
	(dollars in thousands)
Asset backed securities ("ABS")
Cayman Islands
Other ABS	$686	$—
United States
Other ABS	352	—

Total Asset backed securities	1,038	—
Collateralized debt obligation
Cayman Islands	2,220	—

Total Collateralized debt obligation	2,220	—
Common stock
China
Auto Manufacturers	16	—
Great Britain
Banks	—	132
Hong Kong
Packaging & Containers	34	—
Isle of Man
Investment Companies	5,814	—
Israel
Internet	1,540	—
Italy
Investment Companies	1,981	—
Republic of Korea
Internet	1,080	—
Switzerland
Computers	—	643
Diversified Financial Services	—	230

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds and Certain Real Estate Entities (Continued)

	As of December 31, 2007
Description	Securities Owned	Securities Sold, but not yet purchased
	(dollars in thousands)
United States
Advertising	1,744	—
Airlines	3,001	—
Agriculture	—	533
Apparel	1,054	—
Banks	—	1,687
Biotechnology	—	829
Building Materials	1,409	1,719
Chemicals	7,063	—
Commercial Services	2,445	2,326
Cosmetics/Personal Care	—	928
Distribution/Wholesale	—	831
Diversified Financial Services	—	339
Diversified Holding Companies	—	1,151
Entertainment	24,938	—
Environmental Control	2,094	1,044
Food	6,669	2,017
Forest Products & Paper	616	—
Healthcare-Products	17,987	280
Home Builders	1,681	506
Home Furnishings	3,742	680
Household Products/Wares	—	402
Insurance	2,952	—
Internet	9,949	984
Investment Companies	—	429
Media	880	—
Metal Fabricate/Hardware	4,070	—
Miscellaneous Manfacturing	9,051	—
Technology	467	—
Office Furnishings	1,648	898
Oil & Gas	7,022	—
Packaging & Containers	3,225	—
Pharmaceuticals	1,750	906
Real Estate	1,743	—
Retail	9,188	3,534
Savings & Loans	—	525
Software	8,848	—
Transportation	5,739	—

Total Common stock	151,440	23,553

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds and Certain Real Estate Entities (Continued)

	As of December 31, 2007
Description	Securities Owned	Securities Sold, but not yet purchased
	(dollars in thousands)
Convertible debt
United States
Building Materials	11,828	—
Internet	481	—
Holding Companies—Diversified	5,665	—

Total Convertible debt	17,974	—
Corporate bonds
United States
Holding Companies—Diversified	—	1,897
Real Estate	—	1,171

Total Corporate bonds	—	3,068
Loan
United States
Auto Manufacturers	2,500	—
Other	17	—

Total Loan	2,517	—
Options—put
United States
Commodities	36	27
Diversified Financial Services	—	27
Retail	40	—

Total Options—put	76	54
Options—call
United States
Commodities	26	21

Total Options—call	26	21
Preferred stock
United States
Internet	5,993	—

Total Preferred stock	5,993	—
U.S. treasury bills
United States
Sovereign
U.S. treasury bills, March 2008	—	5,964
U.S. treasury bills, March 2008—July 2008	21,288	—

Total U.S. treasury bills	21,288	5,964

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds and Certain Real Estate Entities (Continued)

	As of December 31, 2007
Description	Securities Owned	Securities Sold, but not yet purchased
	(dollars in thousands)
U.S. treasury notes
United States
Sovereign
U.S. treasury notes 3.125%-3.25%, November 2009-December 2009	154,766	—
U.S. treasury notes, 5.125% May 2016	—	46,101

Total U.S. treasury notes	154,766	46,101
Warrants
Isle of Man
Investment Companies	227	—

Total Warrants	227	—
Total
(Cost $330,806)(Proceeds $79,548)	$357,565	$78,761

Other investments, at fair value

        Other investments held by the consolidated Ramius Funds and certain real estate entities are comprised of:

	As of December 31,
	2008	2007
	(dollars in thousands)
(1) Portfolio Funds	$580,581	$451,513
(2) Lehman Claims	3,881	—

	$584,462	$451,513

(1) Investments in Portfolio Funds, at fair value

        At December 31, 2008 and 2007, investments in Portfolio Funds, at fair value, included the following:

	As of December 31
Description	2008	2007
	(dollars in thousands)
Ramius Enterprise Master Fund Ltd's investments in Portfolio Funds	$—	$174,632
Investments of Enterprise LP	423,064	—
Investments of consolidated fund of funds investment companies	157,517	276,881

	$580,581	$451,513

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds and Certain Real Estate Entities (Continued)

Ramius Enterprise Master Fund Ltd's investments in Portfolio Funds as of December 31, 2007:

Description	Strategy	Fair Value
		(dollars in thousands)
624 Art Holdings, LLC	Artwork	$2,981
QR 1 LLC	Life Settlements	83
QREX LLC (debt)	Life Settlements	2,297
QREX LLC (equity)	Life Settlements	799
Q Capital Strategies LLC	Life Settlements	1,280
RCG Longview Equity Fund, LP	Real Estate	2,778
RCG Longview II, LP	Real Estate	4,450
RCG Longview Debt Fund IV, LP	Real Estate	7,500
RCG Longview, LP	Real Estate	298
RCG Soundview, LLC	Real Estate	4,112
RCG Urban American Real Estate Fund, L.P.	Real Estate Equity	4,035
Ramius Fund, Ltd	Multi-Strategy	1,030
Portside Growth and Opportunity Fund	Multi-Strategy	28,181
RCG Asia Opportunity Fund, Ltd	Multi-Strategy	2,872
RCG Special Opportunity Fund, Ltd	Multi-Strategy	171
RCG Carpathia Overseas Fund, Ltd	Multi-Strategy	5,180
RCG Endeavor LLC	Multi-Strategy	3,674
Ramius Halifax Overseas Fund Ltd.	Multi-Strategy	5,771
RCG Renergys, LLC	Energy	24,957
Externally Managed Energy Investments	Energy	13,172
Externally Managed Activist Investments	Activist	9,592
Externally Managed Private Investments	Private Investment	11,580
Externally Managed Special Situations Investments	Special Situations	4,857
Externally Managed Litigation Investments	Litigation	2,625
Externally Managed Real Estate Investments	Real Estate	30,357

Total investments		$174,632

Consolidated investments of Enterprise LP as of December 31, 2008:

        In January 2008, Enterprise Master began operating under a "master—feeder" structure, whereby its shareholders are Enterprise LP and RCG II Intermediate, LP. In January 2008, the interest that Ramius had in Enterprise Master of $271.0 million at December 31, 2007 was transferred to an investment in Enterprise Master's domestic feeder, Enterprise LP. Also, in January 2008, Ramius Securities transferred its investments to Ramius who, in turn, contributed those assets to Enterprise Master in exchange for an equity ownership in Enterprise LP in an amount of $83.0 million. The consolidated investment in Portfolio Funds recorded in other investments on the consolidated statements of financial condition includes Enterprise LP's investment of $423.1 million in Enterprise Master as of December 31, 2008. Enterprise Master utilizes certain strategies including merger arbitrage and activist investing, investments in distressed securities, convertible hedging, capital structure arbitrage, equity market neutral, investments in private placements of convertible securities, proprietary mortgages, structured credit investments, investments in mortgage-backed securities and other structured finance products, investments in real estate and real property interests, structured private placements and other relative value strategies. Enterprise Master has broad investment powers and maximum flexibility in seeking to achieve its investment objective. It may invest in equity securities,

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds and Certain Real Estate Entities (Continued)

debt instruments, options, futures, swaps, credit default swaps and other derivatives. See Note 6 for further information on the underlying investments of Enterprise Master.

Investments of consolidated fund of funds investment companies

        The investments of consolidated fund of funds investment companies of $157.5 million and $276.9 million at December 31, 2008 and 2007, respectively, include the investments of Levered FOF, Multi-Strat FOF and Vintage FOF, all of which are investment companies managed by Ramius FOF. Levered FOF's and Multi-Strat FOF's investment objectives are to invest discrete pools of their capital on a leveraged basis among portfolio managers that invest through Portfolio Funds, forming a multi-strategy, diversified investment portfolio designed to achieve returns with low to moderate volatility. Vintage FOF's investment objective is to allocate its capital among portfolio managers that invest through investment pools or managed accounts thereby forming concentrated investments in high conviction portfolio managers designed to achieve attractive risk adjusted returns with moderate relative volatility. The following is a summary of the investments held by the three consolidated fund of funds, at fair value, as of December 31, 2008 and 2007:

		As of December 31, 2008
Description	Strategy	Ramius Levered Multi-Strategy FOF LP	Ramius Multi-Strategy FOF LP	Ramius Vintage Multi-Strategy FOF LP	Total
			(dollars in thousands)
Ramius Fixed Income Arbitrage FOF LP*	Fixed Income Arbitrage	$3,937	$—	$—	$3,937
Ramius Hedged Equity FOF LP*	Hedged Equity	1,083	—	—	1,083
Ramius Multi-Strategy Master FOF LP*	Multi-Strategy	—	72,762	—	72,762
Ramius Vintage Multi-Strategy Master FOF LP*	Multi-Strategy	—	—	57,794	57,794
Tapestry Pooled Account V LLC*	Credit-Based	1,492	—	—	1,492
Externally Managed Portfolio Funds	Credit-Based	5,570	—	—	5,570
Externally Managed Portfolio Funds	Event Driven	8,649	—	—	8,649
Externally Managed Portfolio Funds	Hedged Equity	1,214	—	—	1,214
Externally Managed Portfolio Funds	Multi-Strategy	4,471	—	—	4,471
Externally Managed Portfolio Funds	Other	545	—	—	545

		$26,961	$72,762	$57,794	$157,517

*
These Portfolio Funds are affiliates of the Company.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds and Certain Real Estate Entities (Continued)

		As of December 31, 2007
Description	Strategy	Ramius Levered Multi-Strategy FOF LP	Ramius Multi-Strategy FOF LP	Ramius Vintage Multi-Strategy FOF LP	Total
			(dollars in thousands)
Ramius Fixed Income Arbitrage FOF LP*	Fixed Income Arbitrage	$14,025	$—	$—	$14,025
Ramius Hedged Equity FOF LP*	Hedged Equity	15,147	—	—	15,147
Ramius Multi-Strategy Master FOF LP*	Multi-Strategy	—	103,610	—	103,610
Ramius Vintage Multi-Strategy Master FOF LP*	Multi-Strategy	—	—	78,608	78,608
Externally Managed Portfolio Funds	Credit-Based	16,463	—	—	16,463
Externally Managed Portfolio Funds	Event Driven	30,338	—	—	30,338
Externally Managed Portfolio Funds	Hedged Equity	4,617	—	—	4,617
Externally Managed Portfolio Funds	Multi-Strategy	11,028	—	—	11,028
Externally Managed Portfolio Funds	Other	3,045	—	—	3,045

		$94,663	$103,610	$78,608	$276,881

*
These Portfolio Funds are affiliates of the Company.

        Multi-Strat FOF and Vintage FOF operate under a "master-feeder" structure, whereby Multi-Strat FOF and Vintage FOF are feeder funds that make their investments primarily through their master funds, Ramius Multi-Strategy Master FOF LP and Ramius Vintage Multi-Strategy Master FOF LP, respectively. These master funds are not consolidated by the Group. See Note 6 for further information on the underlying investments of Ramius Multi-Strategy Master FOF LP and Ramius Vintage Multi-Strategy Master FOF LP.

(2) Lehman Claims, at fair value

        With respect to the aforementioned Lehman claims, the Total Net Equity Claim of Enterprise Master consists of $16.7 million. Through its investment in Enterprise Master, the Group recorded its indirect loss of $9.5 million during the year. As a result of Enterprise Master and certain of the Ramius Funds having assets they held at LBIE frozen in their LBIE prime brokerage account and the degree of uncertainty as to the status of those assets and the process and prospects of the return of those assets, Enterprise Master and the Ramius Funds decided that only the investors who were invested at the time of the Administration should participate in any profit/loss relating to the Estimated Recoverable Lehman Claim. As a result, Enterprise Master and certain of the Ramius Funds with assets held at LBIE granted a 100% participation in the Estimated Recoverable Lehman Claims to Special Purpose Vehicles (the "SPVs" or "Lehman Segregated Funds") incorporated under the laws of the Cayman Islands on September 29, 2008, whose shares were distributed to each of those funds' investors which included Enterprise LP. Fully redeeming investors of Enterprise LP will not be paid out on the balance invested in the SPV until the claim with LBIE is settled and assets are returned by LBIE. In addition, Lehman Brothers, Inc. ("LBI") was a prime broker to Enterprise Master and it

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds and Certain Real Estate Entities (Continued)

holds cash balances of $1.7 million. On September 19, 2008, LBI was placed in a Securities Investor Protection Corporation ("SIPC") liquidation proceeding after the filing for bankruptcy of its parent Lehman Brothers Holdings, Inc. The status of the assets under LBI's bankruptcy proceedings has not been determined. The Group believes it has a reasonable claim against LBI with respect to the return of cash balances based on the facts currently available and believes the LBI exposure is 100% recoverable. The estimated recoverable amount by the Group may differ from the actual recoverable amount of the pending LBI claim, and the differences may be material.

Indirect Concentration of the Underlying Investments Held by Consolidated Ramius Funds

        From time to time, through its investments in the consolidated Ramius Funds, the Group may indirectly maintain exposure to a particular issue or issuer (both long and/or short) which may account for 5% or more of the consolidated Ramius Funds' net assets (on an aggregated basis). Based on information that is available to the Group at December 31, 2008 and 2007, the Group identified consolidated Ramius Funds that had interests in an issuer of investments, for which the Group's pro-rata share exceeds 5% of the consolidated Ramius Funds' net assets (on an aggregated basis). The following table presents such interests which represent the aggregate of (i) the gross amount of exposure that consolidated Ramius Funds have through their investments held directly and (ii) the gross amount of exposure held indirectly through their investments in any Unconsolidated Master Funds:

	As of December 31, 2008
Description	Shares/ Principal/ Contract Amount	Fair Value
	(amounts in thousands)
German treasury notes, 3.75%, due January 2017	€39,100	$57,978
U.S. Treasury bills, 0.0%, due June 25, 2009-September 15, 2009	$137,500	137,187
U.S. Treasury notes, 0.875%-4.125%, due 2010-2015	$71,024	71,768
Buoni Poliennali del Tesero, 4.0%, due February 1, 2017	€41,926	(58,323)
U.S. Treasury notes, 0.875%-4.75%, due 2010-2018	$266,720	(269,010)
February 2009 Puts on S&P 500 Index	13	228
January 2009 Puts on S&P 500 Index	393	9,171
March 2009 Puts on S&P 500 Index	156	5,691
February 2009 Calls on S&P 500 Index	16	505
January 2009 Calls on S&P 500 Index	213	5,690
March 2009 Calls on S&P 500 Index	276	15,014
February 2009 Puts on S&P 500 Index	116	(2,202)
January 2009 Puts on S&P 500 Index	177	(1,957)
March 2009 Puts on S&P 500 Index	164	(5,943)
February 2009 Calls on S&P 500 Index	73	(7,034)
January 2009 Calls on S&P 500 Index	520	(17,973)
March 2009 Calls on S&P 500 Index	118	(6,591)
Fannie Mae, 3.25%-3.875%, due August 2010-July 2013	$54,000	57,156
Freddie Mac, 3.25%-4.125%, due July 2010-September 2013	$48,000	51,108
Federal Home Loan Mortgage Corporation TBA, 5.5%, due February 2035	$24,000	24,510
Federal Home Loan Mortgage Corporation TBA, 4.5%-5.5%, due February 2038-February 2039	$76,000	77,064

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds and Certain Real Estate Entities (Continued)

	As of December 31, 2007
Description	Shares/ Principal/ Contract Amount	Fair Value
	(amounts in thousands)
Scientific Games Corporation	750	$24,938
U.S. Treasury notes, 3.125%-3.25%, due November 2009-December 2009	154,480	154,766
U.S. Treasury notes, 5.125%, due May 2016	45,000	(46,101)
U.S. Treasury bills, due March 2008-July 2008	21,600	21,288
U.S. Treasury bills, due March 2008	6,000	(5,964)
Ramius Hedged Equity FOF LP*	—	30,331
Cerberus Partners, LP	—	30,212

*
These Portfolio Funds are affiliates of the Company.

Fair value measurements

        The following table presents the financial instruments recorded at fair value on the consolidated statements of financial condition by caption and by level within the valuation hierarchy as of December 31, 2008:

Ramius Operating Entities

	Assets at Fair Value as of December 31, 2008
	Level 1	Level 2	Level 3	Total
	(dollars in thousands)
Securities owned
US government securities	$15,309	$—	$—	$15,309
Other investments
Portfolio Funds	2,758	1,256	1,970	5,984
Real estate investments	—	—	1,605	1,605
Lehman claims	—	—	209	209
Other assets
Derivative contracts	—	480	—	480

	$18,067	$1,736	$3,784	$23,587

Consolidated Ramius Funds' and certain real estate entities' investments

	Assets at Fair Value as of December 31, 2008
	Level 1	Level 2	Level 3	Total
	(dollars in thousands)
Other investments
Portfolio Funds	$—	$423,068	$157,513	$580,581
Lehman claims	—	—	3,881	3,881

	$—	$423,068	$161,394	$584,462

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds and Certain Real Estate Entities (Continued)

        The following table includes a rollforward of the amounts for the year ended December 31, 2008 for financial instruments classified within level 3. The classification of a financial instrument within level 3 is based upon the significance of the unobservable inputs to the overall fair value measurement.

	Other Investments
	Ramius Operating Entities	Consolidated Ramius Funds' and certain real estate entities' investments
	(dollars in thousands)
Balance at December 31, 2007	$3,358	$276,881
Net purchases and sales	718	(73,678)
Transfers in (out)	209	3,881
Realized gains (losses)	(235)	(62,313)
Unrealized gains (losses)	(266)	16,623

Balance at December 31, 2008	$3,784	$161,394

6. Underlying Investments of Unconsolidated Master Funds Held by Consolidated Ramius Funds

Enterprise Master

        As discussed in Note 5, Enterprise LP's investment in Enterprise Master is equal to Enterprise LP's proportional share of Enterprise Master's net assets; as a result, the investment balances of Enterprise Master reflected below exceed the net investment which Enterprise LP has

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

6. Underlying Investments of Unconsolidated Master Funds Held by Consolidated Ramius Funds (Continued)

recorded. The following tables presents summarized investment information for the underlying investments and derivatives held by Enterprise Master at December 31, 2008:

Securities owned and securities sold, but not yet purchased by Enterprise Master

	As of December 31, 2008
	Securities owned	Securities sold, but not yet purchased
Description	Fair Value
	(dollars in thousands)
Asset backed securities	$—	$—
Bank debt	5,853	—
Collateralized debt obligation	—	—
Common stock	72,473	(37,303)
Convertible debt	20,393	(223)
Corporate bonds	107,593	—
Distressed debt securities	2,501	—
Exchange traded funds	33,331	(32,460)
Government debt	57,978	(58,323)
Government-sponsored enterprise debt	209,838	—
Loans	655	—
Municipal bonds	16,538	—
Options—put	24,519	(26,075)
Options—call	40,551	(35,364)
Preferred stock	1,953	(28)
Restricted stock	4,994	—
Rights	1,640	—
Trade claims	128	—
US Treasury Bills	137,187	—
US Treasury Notes	71,768	(269,010)
Warrants	1,185	—

	$811,078	$(458,786)

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

6. Underlying Investments of Unconsolidated Master Funds Held by Consolidated Ramius Funds (Continued)

Derivative contracts, owned by Enterprise Master, net

December 31, 2008
Description	Fair Value
(dollars in thousands)
Contract for difference—long exposure	$9
Contract for difference—short exposure	(1)
Credit default swaps—protection purchased	(354)
Credit default swaps—protection sold	(9)
Currency forwards	797
Equity swaps—long exposure	659
Equity swaps—short exposure	199
Futures	1,206
Index swaps—long exposure	(1,338)
Interest rate call swaption	633
Interest rate swaps—long exposure	1,655
Interest rate swaps—short exposure	2,661

$6,117

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

6. Underlying Investments of Unconsolidated Master Funds Held by Consolidated Ramius Funds (Continued)

Portfolio Funds, owned by Enterprise Master

	December 31, 2008
Description	Strategy	Fair Value
	(dollars in thousands)
624 Art Holdings, LLC*	Artwork	$2,401
QREX, LLC*	Life Settlements	2,883
Q Capital Strategies, LLC*	Life Settlements	778
RCG Longview Equity Fund, LP*	Real Estate	5,580
RCG Longview II, LP*	Real Estate	2,821
RCG Longview Debt Fund IV, LP*	Real Estate	13,185
RCG Longview, LP*	Real Estate	231
RCG Soundview, LLC*	Real Estate	4,649
RCG Urban American Real Estate Fund, L.P.*	Real Estate	3,404
RCG International Opportunities Sarl*	Multi-Strategy	4,350
Portside Growth and Opportunity Fund*	Multi-Strategy	25,380
RCG Special Opportunities Fund, Ltd*	Multi-Strategy	99,880
Ramius Credit Opportunities Fund Ltd*	Distressed	2,370
RCG Endeavour, LLC*	Multi-Strategy	591
Ramius Leveraged Multi-Strategy Fund Ltd*	Multi-Strategy	2,816
RCG Renergys, LLC*	Energy	3
Energy Investments	Energy	16,687
Externally Managed Activist Investments	Activist	918
Other Private Investments	Private Investments	16,452
Real Estate Investments	Real Estate	32,624

		$238,003

*
These Portfolio Funds are affiliates of the Company.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

6. Underlying Investments of Unconsolidated Master Funds Held by Consolidated Ramius Funds (Continued)

Ramius Multi-Strategy Master FOF LP and Ramius Vintage Multi-Strategy Master FOF LP

        As discussed in Note 5, Multi-Strat FOF and Vintage FOF's investments in their respective master funds are equal to their proportional share of their master fund's net assets; as a result, the investments in Portfolio Funds of the master funds reflected below exceed the net investment which Multi-Strat FOF and Vintage FOF have recorded. The following table presents summarized investment information for the underlying Portfolio Funds held by Ramius Multi-Strategy Master FOF LP and Ramius Vintage Multi-Strategy Master FOF LP, at fair value, as of at December 31, 2008 and 2007:

		Ramius Multi-Strategy Master FOF LP	Ramius Vintage Multi-Strategy Master FOF LP	Ramius Multi-Strategy Master FOF LP	Ramius Vintage Multi-Strategy Master FOF LP
Description	Strategy	December 31, 2008		December 31, 2007
		(dollars in thousands)
Ramius Fixed Income Arbitrage FOF LP*	Fixed Income Arbitrage	$5,743	$—	$8,571	$—
Ramius Hedged Equity FOF LP*	Hedged Equity	15,772	—	15,184	—
Ramius Vintage Multi-Strategy FOF LP*	Multi Strategy	7,243	—	19,301	—
Tapestry Pooled Account I, LLC*	Multi-Strategy	—	5,708	—	5,888
Tapestry Pooled Account II, LLC*	Hedged Equity	—	4,152	—	5,959
Tapestry Pooled Account V, LLC*	Credit-Based	3,076	3,281	—	—
Externally Managed Funds	Credit-Based	5,302	2,233	13,392	8,065
Externally Managed Funds	Event Driven	13,994	26,088	43,213	50,391
Externally Managed Funds	Fixed Income Arbitrage	4,096	6,018	3,505	—
Externally Managed Funds	Hedged Equity	436	4,078	5,819	14,278
Externally Managed Funds	Opportunistic Equity	—	—	—	9,927
Externally Managed Funds	Multi Strategy	18,799	10,503	27,798	15,709
Externally Managed Funds	Other	46	—	848	700

		$74,507	$62,061	$137,631	$110,917

*
These Portfolio Funds are affiliates of the Company.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

7. Other Assets and Accounts Payable, Accrued Expenses and Other Liabilities

        Other assets in Ramius Operating Entities are as follows:

	As of December 31,
	2008	2007
	(dollars in thousands)
Deposits	$2,254	$9,141
Prepaid expenses	697	2,092
Tax receivable	423	—
Derivative contracts, at fair value	480	258
Other	1,130	3,904

	$4,984	$15,395

        Other assets in consolidated Ramius Funds and certain real estate entities are comprised as follows:

	As of December 31,
	2008	2007
	(dollars in thousands)
Derivative contracts, at fair value	$—	$2,098
Interest and dividends receivable	—	1,371
Other receivables	295	315

	$295	$3,784

        Accounts payable, accrued expenses and other liabilities in Ramius Operating Entities are as follows:

	As of December 31,
	2008	2007
	(dollars in thousands)
Deferred rent obligations	$6,534	$5,768
Deferred income on sale-leaseback	2,533	—
Drafts payable	1,541	1,761
Interest and dividends payable	5	399
Contributions received in advance	—	566
Accrued expenses and accounts payable	5,069	8,832
Accrued tax liabilities	33	1,894
Derivative contracts, at fair value	—	418

	$15,715	$19,638

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

7. Other Assets and Accounts Payable, Accrued Expenses and Other Liabilities (Continued)

        Accounts payable, accrued expenses and other liabilities in consolidated Ramius Funds and certain real estate entities are comprised as follows:

	As of December 31,
	2008	2007
	(dollars in thousands)
Derivative contracts, at fair value	$—	$1,100
Interest and dividends payable	—	692
Contributions received in advance	—	1,321
Accrued expenses	412	407

	$412	$3,520

8. Fixed Assets

        As of December 31, 2008 and 2007, fixed assets consisted of the following:

	As of December 31,
	2008	2007
	(dollars in thousands)
Telephone and computer equipment	$8,844	$5,816
Computer software	3,110	3,013
Furniture and fixtures	5,357	2,642
Leasehold improvements	24,867	12,474
Other	60	60

	42,238	24,005
Less: Accumulated depreciation and amortization	(13,789)	(10,067)

	$28,449	$13,938

9. Redeemable non-controlling interests in consolidated subsidiaries

        Non-controlling interests in consolidated subsidiaries and the related net income (loss) attributable to non-controlling interests in consolidated subsidiaries are comprised as follows:

	As of December 31,
	2008	2007
	(dollars in thousands)
Redeemable non-controlling interests in consolidated subsidiaries
Ramius Operating Companies	$12,382	$20,383
Consolidated Ramius Funds and certain real estate entities	272,554	183,140

	$284,936	$203,523

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

9. Redeemable non-controlling interests in consolidated subsidiaries (Continued)

	Year ended December 31,
	2008	2007	2006
	(dollars in thousands)
Net income (loss) attributable to non-controlling interests in consolidated subsitiaries
Ramius Operating Companies	$(5,485)	$10,488	$5,929
Consolidated Ramius Funds and certain real estate entities	(108,301)	55,855	68,260

	$(113,786)	$66,343	$74,189

10. Income/Loss Allocation, Withdrawals and Rights of the Members

        In accordance with the Ramius operating agreement, the Managing Member is entitled to receive a special allocation equal to 35% of the net profits (the "Special Allocation") in any fiscal year that the Company has net income. Net income (after Special Allocation) or net loss is then allocated pro-rata in accordance with the Ramius operating agreement. In general, the net income (after Special Allocation) or net loss is then allocated among the members (including the Managing Member) in proportion to each member's capital interest. For the years ended December 31, 2007 and 2006, the Special Allocation was $26.6 million and $21.2 million, respectively. There was no Special Allocation for the year ended December 31, 2008 due to the Company's net loss.

        Investors in the Company commit to a minimum two-year lock-up for each capital contribution made; provided, however, that upon the withdrawal, such capital will be withdrawn and paid to the investor by the Company over a period of three years. Members' capital is presented as redeemable as any member may withdraw from the Company on at least 90 days notice prior to the end of any fiscal year.

        The business and affairs of the Company shall be managed by the Managing Member. The Managing Member intends to manage the Company and its investments in the best interests of the members.

11. Other Revenues and Expenses

        Gross rebate income earned by Ramius Securities for the years ended December 31, 2008, 2007 and 2006 was $17.9 million, $46.3 million and $40.3 million and rebate interest expense incurred by Ramius Securities was $13.7 million, $43.9 million and $38.8 million, respectively. The net rebate income for the years ended December 31, 2008, 2007 and 2006 of $4.2 million, $2.4 million and $1.5 million, respectively, were reduced by the income related to affiliates of the Company as that amount was transferred to the applicable affiliates. As a result, net rebate income from the operations of Ramius Securities of $1.6 million, $1.9 million and $1.4 million, respectively, were included in other revenues in the consolidated statements of operations for the years ended December 31, 2008, 2007, and 2006, respectively.

        Ramius Securities acts as a placement agent for certain affiliates and real estate entities. Accordingly Ramius Securities records placement fee income as services are provided and revenues are earned. Placement fee income of $3.2 million is recorded in other revenues on the consolidated statements of operations for the year ended December 31, 2008. Related to these activities, Ramius

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

11. Other Revenues and Expenses (Continued)

Securities' affiliate, JT Partners LLC, incurs compensation and other expense charges. For the year ended December 31, 2008, Ramius Securities reimbursed JT Partners LLC for these expenses of $3.2 million which are included in other expenses on the consolidated statements of operations. As at December 31, 2008 the amount due to JT Partners LLC totaled $4.5 million which is included in due to related parties in the consolidated statements of financial condition.

        Other expenses during the years ended December 31, 2008, 2007 and 2006, except as noted above, are primarily the general administrative expenses of operating the Ramius Operating Entities or Ramius Funds and certain real estate entities and research expenses.

12. Employee Ownership Plans

        Ramius sponsors an employee ownership plan ("REOP Program") for certain key employees of the Group. The REOP Program provides for the granting of equity interests in Ramius to certain participants ("Equity REOP"). Other participants have been granted non-equity awards which track the returns of an equity interest in Ramius ("Phantom REOP"). Both Equity REOP and Phantom REOP awards vest over a specified service period. Once vested, Equity REOP awards will convert to ownership interests in Ramius and Phantom REOP awards will be settled in cash. Phantom REOP awards have all the same rights and privileges as Equity REOP awards except for their vesting option. Upon vesting Ramius may settle a portion of the Equity REOP awards in cash in order to fund minimum tax withholding requirements. It is the intention of Ramius to settle in cash certain Equity REOP awards in excess of minimum tax withholding requirements. As a result, the Group applies variable accounting for both the Equity REOP and Phantom REOP awards and classifies them as a liability in the consolidated statements of financial condition.

        Ramius applies SFAS 123-R to its equity-based awards. SFAS 123-R permits share-based awards to employees which are classified as liabilities to be recognized in the financial statements based on their intrinsic values. SFAS 123-R requires that the Group estimate forfeitures when recognizing compensation expense and that this estimate of forfeitures be adjusted over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment, which is recognized in the period of change, and also impact the amount of the unamortized compensation expense to be recognized in future periods.

        For the years ended December 31, 2008, 2007 and 2006, the Group granted units with a grant date fair value of $3.0 million, $3.0 million and $2.5 million and recognized compensation expense of $0.3 million, $3.0 million and $3.0 million, respectively. The Group has not capitalized as an asset any compensation expense for these years and has no income tax benefit for the share-based compensation arrangement. Included in compensation payable at December 31, 2008 was $2.8 million related to the REOP Program, of which $2.2 million will vest by December 31, 2009. In accordance with the vesting schedule, 25% of the grants issued will be vested in year 2, 25% in year 3 and 50% in year 4. The Group recognizes compensation expense each year in relation to the services received on a straight-line basis over the requisite service period for each separately vesting portion of the award and any appreciation thereon. As of December 31, 2008, the Group had $3.8 million of unrecognized compensation expense related to unvested REOP Program awards. This compensation expense is expected to be recognized over a weighted average period of 1.43 years.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

12. Employee Ownership Plans (Continued)

        The following summarizes the award roll forward for the year ended December 31, 2008:

Unvested awards at January 1, 2008	$7,712
Awards granted during 2008	2,975
Awards vested/exercised during 2008	(2,506)
Awards expired during 2008	—
Awards forfeited during 2008	(847)

Unvested awards at December 31, 2008	$7,334

        For the year ended December 31, 2008, cash used to settle awards under the REOP Program was $0.8 million.

        Ramius FOF sponsors an employee Profit Participation Plan ("Rapp Program") for key employees. The Rapp Program provides for the granting of equity interests in related entities with initial grant values based on a certain percentage of profits of Ramius FOF. One half of the amount granted represents equity units in one of the consolidated fund-of-funds products managed by Ramius FOF chosen by senior management. The other half of the amount granted represents equity units of Ramius.

        These grants, as well as any income thereon, will vest over a specified service period, generally 4 years. Once vested, the Ramius equity units granted will convert to membership interests in Ramius and the remaining portion will represent a vested ownership interest in the chosen fund-of-funds product. Similar to the REOP Program, on vesting, Ramius may settle a portion of the awards in cash in order to fund tax withholding requirements. It is the intention of Ramius to settle in cash certain awards in excess of minimum tax withholding requirements. As a result, the Group applies variable accounting for these awards and classifies them as liabilities in the consolidated financial statements.

        For the year ended December 31, 2008, there were no awards granted to Rapp program participants. For the years ended December 31, 2007 and 2006, Ramius FOF granted awards with a grant date fair value of $4.7 million and $2.4 million, respectively. For the years ended December 31, 2008, 2007 and 2006, the Group recognized compensation expense of $0.9 million, $3.9 million and $2.3 million, respectively, for the Rapp program. The Group has not capitalized as an asset any compensation expense for these years and has no income tax benefit for the share-based compensation arrangement. Included in compensation payable at December 31, 2008 was $3.4 million related to the Rapp Program, of which $2.6 million will vest by December 31, 2009. In accordance with the vesting schedule, 25% of the grants issued will be vested in year 2, 25% in year 3 and 50% in year 4. The Group recognizes compensation expense each year in relation to the services received on a straight-line basis over the requisite service period for each separately vesting portion of the award and any appreciation thereon. As of December 31, 2008, the Group had $3.9 million unrecognized compensation expense related to unvested Rapp Program awards. This compensation expense is expected to be recognized over a weighted average period of 1.25 years.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

12. Employee Ownership Plans (Continued)

        The following summarizes the award roll forward for the year ended December 31, 2008:

Unvested awards at January 1, 2008	$9,418
Awards granted during 2008	—
Awards vested during 2008	(2,993)
Awards forfeited during 2008	(184)

Unvested awards outstanding at December 31, 2008	$6,241

        For the year ended December 31, 2008, cash used to settle awards under the Rapp Program was $1.2 million.

13. Defined Benefit Plans

        On December 1, 2005, Ramius adopted a defined benefit plan ("Cash Balance Plan") to provide retirement income to all eligible employees of Ramius and its subsidiaries in accordance with the terms and conditions in the plan document. The benefits are determined based on years of credited service and employees' age. Investment policies and strategies of the Cash Balance Plan will be set by the plan trustee, as appointed by the plan administrator. The plan trustee will oversee the actual investment of plan assets into permitted asset classes to achieve targeted plan returns. There were net assets of $5.2 million and $5.3 million in the Cash Balance Plan at December 31, 2008 and 2007, respectively. Hypothetical participant balances are vested at all times. The Cash Balance Plan pays lump sum payments and will apply settlement accounting in any given year if the total lump sum payments are in excess of the total service and interest cost for the year. The Cash Balance Plan is developed to meet the requirements of Section 401(a) and Section 501(a) of the Internal Revenue Code.

        The Company's funding policy for the Cash Balance Plan is to contribute annually at least the minimum amount required by the Employee Retirement Income Security Act ("ERISA") of 1974. The Company contributed $1 million into the plan during 2008. The Trustees of the Cash Balance Plan have decided to temporarily suspend plan contributions effective from January 1, 2009. The intent is to recommence the contributions once the economic climate improves.

        GmbH has a defined benefit pension plan (the "GmbH Plan") covering some of its employees. The GmbH Plan does not require any contributions by the employer or employee and there are no plan assets associated with the GmbH Plan. The benefits are based on years of credited service and a percentage of the employee's compensation.

        In addition, Ramius Japan Ltd. and Safe Harbor Advisors, Ltd. also established defined benefit plans (the "Retirement Allowance Plans") covering their employees. There are no plan assets associated with these plans and the benefits are based on years of credited service and a percentage of the employee's compensation. The Safe Harbor Advisors, Ltd. plan was closed during 2008.

        The estimated future benefits for the above plans are an actuarial estimate of the benefits that the Company will be required to pay. A measurement date of December 31 was used for each of the actuarial calculations.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

13. Defined Benefit Plans (Continued)

        The following amounts contained in the following tables relate to the above plans in aggregate as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006:

	As of December 31,
	2008	2007
	(dollars in thousands)
Projected benefit obligation
Benefit obligation at beginning of year	$8,295	$5,595
Service cost	208	2,666
Interest cost	443	284
Actuarial loss (gain)	12	(175)
Benefits paid	(235)	(145)
Lump sum settlement	(516)	—
Effect of change in currency conversion	(14)	70

Benefit obligation at end of year	$8,193	$8,295

Change in plan assets
Fair value of plan assets at beginning of year	$5,292	$2,443
Actual return on plan assets	(586)	259
Employer contributions	1,235	2,735
Benefits paid	(235)	(145)
Lump sum settlement	(516)	—

Fair value of plan assets at the end of year	$5,190	$5,292

Funded balance at end of year	$(3,003)	$(3,003)
Amounts recognized in the consolidated statement of financial condition
Liabilities	$3,003	$3,003
Accumulated benefit obligation	$8,027	$8,065

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

13. Defined Benefit Plans (Continued)

	Year ended December 31,
	2008	2007	2006
	(dollars in thousands)
Components of net periodic benefit cost included in employee compensation and benefits
Service cost	$208	$2,666	$2,450
Interest cost	443	284	130
Expected return on plan assets	(397)	(262)	(44)
Amortization of loss	67	—	—
Amortization of prior service cost	25	25	22
Effect of curtailment	24	—	—
Effect of settlement	84	—	—

Net periodic benefit cost	$454	$2,713	$2,558

Other changes in plan assets and benefit obligations recognized in other comprehensive loss
Net loss	$1,073
Effect of curtailment	(24)
Effect of settlement	(84)
Amortization of loss	(67)
Amortization of prior service cost	(25)

Total recognized in other comprehensive loss	$873

Total recognized in net periodic benefit cost and other comprehensive loss	$1,327

Amounts recognized in accumulated other comprehensive loss
Net gain (loss)	$(641)	$274
Prior service cost	(535)	(564)
Effect of change in currency conversion	13	—

Total recognized in accumulated other comprehensive loss	$(1,163)	$(290)

Estimated amounts to be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year
Prior service cost	$24	$25
Net gain (loss)	$(5)	$61

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

13. Defined Benefit Plans (Continued)

        The discount rates at December 31, 2008, 2007 and 2006 used to measure the year-end benefit obligations and the earnings effects for the subsequent year were as follows:

	Cash Balance Plan			GmbH Plan			Retirement Allowance Plan
	2008	2007	2006	2008	2007	2006	2008	2007	2006
Discount Rate	5.50%	5.50%	5.50%	6.00%	5.25%	5.50%	2.50%	2.50%	2.50%
Rate of Compensation Increase	N/A	N/A	N/A	5.00%	5.00%	4.00%	2.50%	2.50%	2.50%

        The assumed long term rate of return on the Cash Balance Plan assets was 7% as of December 31, 2008, 2007 and 2006. The Company's approach in determining the long-term rate of return for plan assets is based upon historical financial market relationships that have existed over time with the presumption that this trend will generally remain constant in the future.

        The composition of plan assets by asset category for the Cash Balance Plan are set forth below:

	As of December 31,
	2008	2007
	(dollars in thousands)
Ramius Funds	$1,260	$1,461
External Mutual Funds	3,930	3,831

	$5,190	$5,292

        The investment approach of the Cash Balance Plan is to generate a return equal to or greater than the 30-year treasury rate with relatively low risk by investing in a variety of vehicles. Investment risk is measured and monitored on an ongoing basis through semi-annual retirement committee meetings and annual liability measurements.

Estimated future benefits payments

        The following benefit payments, which reflect future service, as appropriate, are expected to be paid:

(dollars in thousands)
2009	$3,427
2010	707
2011	2,680
2012	883
2013	759
2014-2018	3,923

$12,379

        The Company expects to contribute approximately $1.0 million to the pension plans during calendar year 2009.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

13. Defined Benefit Plans (Continued)

        The following table illustrates the incremental effects of applying SFAS 158 on individual line items in the consolidated statements of financial condition as of December 31, 2007:

	Pre-FAS 158 without AML adjustment	AML adjustment	Pre-FAS 158 with AML adjustment	FAS 158 adoption adjustments	Post FAS 158
	(dollars in thousands)
Intangible Assets, net of accumulated amortization	$2,236	$(203)	$2,033	$(237)	$1,796
Total Assets	2,113,972	(203)	2,113,769	(237)	2,113,532
Compensation payable	85,832	(203)	85,629	52	85,681
Total Liabilities	1,430,180	(203)	1,429,977	52	1,430,029
Accumulated other comprehensive income (loss)	—	—	—	(290)	(290)

Redeemable Members' Capital	$479,980	$—	$479,980	$—	$479,980

14. Defined Contribution Plans

        The Company sponsors a Retirement and Savings Plan which is a defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code. All full-time employees of the Company can contribute on a tax deferred basis to the plan up to 15% of their annual compensation, subject to certain limitations. For the years ended December 31, 2008, 2007 and 2006, the Company's contributions to this defined contribution plan (and related cost recognized) were $1.1 million, $1.2 million, and $1.2 million, respectively.

        GmbH contributes to employer sponsored defined contribution plans for its Austria, United Kingdom and Germany based employees. These defined contribution plans are invested with several pension providers based in Europe and the pension holders are entitled to insurance type guaranteed entitlements. The contribution amounts for the plans vary by pension provider and are also limited by the local statutory requirements. For the years ended December 31, 2008, 2007 and 2006, GmbH's contribution to defined contribution plans and related cost recognized was $0.1 million, $0.1 million and $0.1 million, respectively.

15. Income Taxes

        As partnerships, Ramius and its subsidiaries are not subject to taxation by federal and state tax authorities. Thus, Ramius does not record a federal or state income tax provision. However, Ramius and certain consolidated subsidiaries are subject to NYC UBT on the portion of their operating income (after certain adjustments) and investment income allocated to New York City, at a statutory rate of 4%. Also, certain subsidiaries of Ramius are subject to income tax of the foreign countries in which they conduct business. Taking into account these taxes, Ramius' effective income tax rate was approximately 0.51%, 0.97%, and 3.45% for 2008, 2007 and 2006 respectively.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

15. Income Taxes (Continued)

        Tax Rate Reconciliation:

	Year Ended December 31,
	2008	2007	2006
Statutory U.S. federal income tax rate	35.00%	35.00%	35.00%
Income passed through to members	(35.00)%	(35.00)%	(35.00)%
Local income taxes	0.68%	0.44%	2.37%
Foreign taxes	(0.17)%	0.53%	1.08%

Effective income tax rate	0.51%	0.97%	3.45%

        The provision for income taxes consists of the following:

	Year Ended December 31,
	2008	2007	2006
	(dollars in thousands)
Local current income tax expense (benefit)	$(1,742)	$637	$3,309
Foreign current income tax expense (benefit)	441	760	1,505

Total current income tax expense (benefit)	(1,301)	1,397	4,814
Total deferred income tax expense (benefit)	—	—	—

Total income tax expense (benefit)	$(1,301)	$1,397	$4,814

        The Company adopted FIN 48 as of January 1, 2007. This interpretation clarifies the criteria that must be met prior to recognition of the financial statement benefit, in accordance with SFAS 109, of a position taken in a tax return. As of adoption, the Company had gross unrecognized tax benefits of $2.1 million of which none were recognized as a change in opening retained earnings. For the year ended December 2007 and December 2008, the Company had gross unrecognized tax benefits of $1.8 million and $0.5 million respectively. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in income tax expense.

        The total balance of gross unrecognized tax benefits of $0.5 million would, if recognized, affect the Company's effective income tax rate in future periods. It is expected that unrecognized tax benefits will decrease in the next twelve months by approximately $0.5 million as a result of expiring statutes of limitations or settlements. The Company does not expect this change to have a significant impact on the results of operations or financial position of the Company.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

15. Income Taxes (Continued)

        A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	Year Ended December 31,
	2008	2007
	(dollars in thousands)
Beginning balance	$1,775	$2,128
Additions:
Current year tax positions	—	—
Prior year tax positions	—	—
Reductions:
Expired statute of limitations	(1,271)	(353)

Ending balance	$504	$1,775

        As the Group is not subject to federal and state income taxation, no deferred tax asset or liability is recorded for differences in the basis that the Group has in its assets and liabilities under US GAAP and under US tax principles, as well as loss carryforwards. However, the Company calculates a deferred tax asset or liability for such differences related to NYC UBT. The Group also calculates deferred tax assets and liabilities in foreign jurisdictions where it is subject to tax, such as the United Kingdom, Austria, Hong Kong, and Japan. The Group has loss carryforwards for NYC UBT purposes and in the United Kingdom and Austria as detailed in the table below. Management does not believe it will be able to generate sufficient income to utilize these losses and, thus, a corresponding full valuation allowance has been established against these deferred tax assets.

        The following table demonstrates the Group's gross deferred tax asset and liability balances:

	Year Ended December 31,
	2008	2007	2006
	(dollars in thousands)
Deferred tax assets
Net operating losses—local	$310	$—	$—
Net operating losses—United Kingdom	760	—	—
Net operating losses—Austria	9,220	10,236	9,249

Total net operating loss related deferred tax assets	10,290	10,236	9,249
Less: Valuation Allowance	(10,290)	(10,236)	(9,249)

Total net deferred tax assets	$—	$—	$—

        The Group has the following net approximate operating loss carryforwards at December 31, 2008:

Jurisdiction:	NYC UBT	United Kingdom	Austria
	(dollars in thousands)
Net operating loss	$7,759	$2,534	$36,878
Year of expiration	2015	Indefinite	Indefinite

        The Group is currently not subject to any federal, state, local, and foreign income tax audits. Ramius is currently undergoing a New York State Withholding Tax audit for tax years 2005-2007. Management believes this audit will not result in significant tax adjustments.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

16. Commitments and Contingencies

        The Group has entered into non-cancellable leases for office space. These leases contain escalation clauses for operating expenses and real estate taxes. The Group records rent expense on a straight-line basis over the lease term, including any rent holiday periods. Rent expense for the years ended December 31, 2008, 2007 and 2006 were $9.9 million, $6.3 million, and $2.8 million, respectively. At December 31, 2008, future minimum annual lease payments for the Company and its affiliates were as follows:

	Minimum Lease Payments
	Equipment Leases	Facility Leases
	(dollars in thousands)
2009	$1,760	$9,851
2010	1,760	8,554
2011	1,760	7,303
2012	1,760	7,283
2013	1,760	7,622
Thereafter	146	66,850

	$8,946	$107,463

        During 2008, the Company has also entered into agreements to sublease certain of the premises for which the lease commitments are included in the above table. These subleases expire in May 2010. During the year ended December 31, 2008, the Company recorded sublease income related to these leases of $1.1 million.

        Ramius has a requirement through the lease contract for the Group's premises in New York City to maintain minimum assets under management of no less than $5 billion. As of and during the year ended December 31, 2008, the Company was in compliance with this minimum requirement.

        The Group serves as the general partner/managing member and/or investment manager to the Ramius Funds. As such, the Group is contingently liable for obligations for those entities. The Group believes, however, that the assets in the Ramius Funds are sufficient to discharge any liabilities.

        As of December 31, 2008, the Group had unfunded commitments of $52.2 million pertaining to capital commitments in 12 investments held by the Group. Of such commitments, $34.2 million pertain to related party investments. Such commitments can be called at any time, subject to advance notice.

        Various claims against the Company may exist in the ordinary course of business. Management of the Company does not believe that any such matter will have a material adverse effect on the Company's consolidated statements of financial condition, consolidated statements of operations and consolidated statements of cash flows.

17. Goodwill and Intangibles

        In accordance with SFAS No. 141, "Business Combinations", a business transaction in 2004 was considered a business combination and was accounted for under the purchase method resulting in the recognition of goodwill of $30.2 million The Group's goodwill resides in the fund of funds reporting unit. The Group performed its annual impairment test for goodwill in accordance with SFAS No. 142 as of December 31, 2008 and 2007. In performing the first step of the goodwill impairment test, the

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

17. Goodwill and Intangibles (Continued)

Group determined the fair value of the fund of funds reporting unit using a combination of a discounted cash flow ("DCF") analysis and price multiples approach. Determining fair value requires the exercise of significant judgment, including judgment about appropriate discount rates, perpetual growth rates, the amount and timing of expected future cash flows, as well as relevant comparable company earnings multiples for the price multiples approach. The cash flows employed in the DCF analyses were based on the Group's most recent budget and, for years beyond the budget, the Company's estimates, which were based on assumed growth rates. The discount rates used in the DCF analyses are intended to reflect the risks inherent in the future cash flows of the Group. In addition, the price multiples approach uses comparable publicly traded investment management companies using various operating metrics.

        Based on the results of the valuation performed, the Group has recorded a partial impairment of goodwill during the year ended December 31, 2008 in the amount of $10.2 million. The aggregate impairment charge was primarily attributable to a decline in the assets under management at the fund of funds reporting unit and the resulting decline in the expected management and incentive income. The assets under management declined from December 31, 2007 to December 31, 2008 by approximately $1.30 billion or 33%, primarily as a result of the difficult market environment in the second half of 2008. The following table presents the changes in the Company's goodwill balance for the year ended December 31, 2008:

(dollars in thousands)
Balance at December 31, 2007	$30,228
Partial goodwill impairment	(10,200)

Balance at December 31, 2008	$20,028

        The Group had intangible assets of $780,000 (net of accumulated amortization of $3.5 million) as of December 31, 2008, which consisted of investment contracts recognized as a result of a business transaction in 2004. As of December 31, 2007, the Group has intangible assets of $1.8 million (net of accumulated amortization of $2.7 million), which were primarily comprised of $1.6 million of investment contracts recognized as a result of aforementioned transaction. The investment contracts are amortized on a straight line basis over their estimated useful lives of 5 years. For each of the years ended December 31, 2008, 2007, and 2006, total amortization expense related to investment contracts was $780,000.

18. Note Payable and Short-Term Borrowings

        The Company has a $50.0 million line of credit with a major financial institution. As of December 31, 2008 and 2007, the Company had borrowings of $49.9 million and $50 million under this line, respectively. The line of credit portions of $43 million as of December 31, 2008 and $43.3 million as of December 31, 2007 accrued interest at the LIBOR rate plus 2.5%. The letter of credit portion of $6.9 million as of December 31, 2008 and $6.7 million as of December 31, 2007 accrued interest at a net rate of 1.25%. Due to the variable interest rate on these borrowings, their carrying values approximate fair value. The Company also bears a commitment fee of 0.05% of the unfunded loan balance. The loan was due to mature on June 30, 2009 (see Note 24). The financial institution had membership interests of $87.9 million as of December 31, 2008 and $123.5 million as of December 31, 2007 in the Company which exclude withdrawals

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

18. Note Payable and Short-Term Borrowings (Continued)

of $4.8 million effective January 1, 2009. The Company also serves as the investment manager to certain accounts managed on behalf of the financial institution.

        Interest incurred on the Company's line of credit for the years ended December 31, 2008, 2007 and 2006 was $1.5 million, $0.5 million and $2.0 million, respectively.

        As discussed in Note 3, cash collateral pledged of $6.9 million and $6.7 million as of December 31, 2008 and 2007, respectively, represented collateral that was required to be posted for obligations or potential obligations under the letter of credit discussed above pursuant to the Group's lease agreement.

        Levered FOF had a $100.0 million line of credit with a major financial institution with a minimum borrowing amount of $20.0 million. Levered FOF could borrow on this line of credit up to 72% of the amount of collateral pledged. In accordance with the loan agreement, interest accrued on the loan as well as custodian and other fees incurred by Levered FOF in connection with the loan was capitalized and added to the total outstanding balance of the loan. As of December 31, 2008 and 2007 the outstanding balance on this line of credit was $10.0 million and $47.2 million, respectively. This loan bears interest at LIBOR plus 1.35% per annum. Due to the floating rate of interest, its carrying value approximates fair value. As of December 31, 2008 and 2007, all investments owned by Levered FOF have been pledged as collateral in connection with this line of credit. Interest incurred on Levered FOF's line of credit during the years ended December 31, 2008, 2007 and 2006 was $1.6 million, $3.9 million and $4.0 million, respectively. Levered FOF's line of credit was repaid in full as of February 5, 2009 and was discontinued on that date.

19. Risk Management

        In the ordinary course of business, the Group manages a variety of risks including custody and brokerage risks, credit risk, market risk, foreign currency exchange risk, risks associated with investing in foreign markets, liquidity risk and other operational and macro-business risks. The Group identifies, measures and monitors risk through various control mechanisms, including, but not limited to, trading limits and diversifying exposures and activities across a variety of instruments, markets and counterparties.

Custody and prime brokerage risks

        There are risks involved in dealing with the custodians or prime brokers who settle trades. Under certain circumstances, including certain transactions where the Group's assets are pledged as collateral for leverage from a non-broker-dealer custodian or a non-broker-dealer affiliate of the prime broker, or where the Group's assets are held at a non-U.S. prime broker, the securities and other assets deposited with the custodian or broker may be exposed to a credit risk with regard to such parties. In addition, there may be practical or time problems associated with enforcing the Group's rights to its assets in the case of an insolvency of any such party.

        The Group maintains a custody account with its prime broker and primary custodian, Goldman Sachs ("Goldman"). Although the Group monitors Goldman and believes that it is an appropriate custodian, there is no guarantee that Goldman, or any other custodian that the Group may use from time to time, will not become insolvent. In addition, there may be practical or time problems associated with enforcing the Group's rights to its assets in the case of an insolvency of any such party. While both the U.S. Bankruptcy Code and the Securities Investor Protection Act of 1970 seek to protect customer property in the event of a failure, insolvency or liquidation of a broker-dealer, there is no certainty that, in the event of a failure of a broker-dealer that has custody of Group assets, the Group

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

19. Risk Management (Continued)

would not incur losses due to its assets being unavailable for a period of time, ultimately less than full recovery of its assets, or both. Because substantially all of the Group's assets are custodied with a single prime broker, such losses could be significant and could materially impair the ability of the Group to achieve its investment objective.

Credit and market risks

        Credit risk is the potential loss the Group may incur as a result of the failure of a counterparty or an issuer to make payments according to the terms of a contract. The Group is engaged in various trading and brokerage activities in which the counterparties primarily include broker-dealers, banks, and other financial institutions. In the event that these counterparties do not fulfill their obligations, the Group may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the Group's policy to review, as necessary, the credit standing of each counterparty. The Group's exposure to credit risk at any point in time is represented by the fair value of the amounts reported as assets at such time.

        In the normal course of business, the Group's activities, through its broker-dealer subsidiary, may include trade execution for its clients. These activities may expose the Group to risk arising from price volatility which can reduce the client's ability to meet their obligations. To the extent clients are unable to meet their commitments to the Group, the Group may be required to purchase or sell financial instruments at prevailing market prices in order to fulfill the client's obligations.

        In accordance with industry practice, client trades are settled generally three business days after trade date. Should either the client or the counterparty fail to perform, the Group may be required to complete the transaction at prevailing market prices.

        The Group clears all of its securities transactions through three clearing brokers on a fully disclosed basis. Pursuant to the terms of the agreements between the Group and the clearing brokers, the clearing brokers have the right to charge the Group for losses that result from a counterparty's failure to fulfill its contractual obligations. As the right to charge the Group has no maximum amount and applies to all trades executed through the clearing brokers, the Group believes there is no maximum amount assignable to this right. Accordingly, at December 31, 2008 and 2007, the Group has recorded no liability.

        In addition to credit risk, the Group is exposed to market risk. This is the risk of potential loss due to the fluctuation in the fair value of securities owned, securities sold, but not yet purchased and other investments. Market risks also arise in options and derivative contracts from changes in the fair values of their underlying financial instruments. Securities sold, but not yet purchased, represent obligations of the Group to deliver specified securities at contracted prices and thereby create a liability to repurchase the securities at prevailing future market prices. Accordingly, these transactions result in off-balance-sheet risk as the Group's ultimate obligation to satisfy the sale of securities sold, but not yet purchased, may exceed the amount recognized in the consolidated financial statements. Market values for certain of the Group's investments can be more volatile and difficult to determine relative to other securities. In addition, if the Group is required to liquidate all or a portion of its portfolio quickly, it may realize significantly less than the value at which it previously recorded its investments. The Group may have investments with similar characteristics, such as the type of issuer, credit ratings and underlying collateral, and such investments may be affected similarly by changes in economic conditions.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

19. Risk Management (Continued)

        The Group through its investments in Portfolio Funds is also exposed to market risk. This is the risk of potential loss due to the fluctuation in the fair values of securities owned and sold, but not yet purchased in the Portfolio Funds. Risks arise in options, warrants and derivative contracts from changes in the fair values of their underlying financial instruments. Securities sold, but not yet purchased, represent obligations of the Portfolio Funds to deliver specified securities at contracted prices and thereby create a liability to repurchase the securities at prevailing future market prices.

        In the normal course of their operations, the Portfolio Funds make investments in both long and short securities and other financial instruments, including derivatives, where the risk of potential loss due to changes in the fair value (market risk) or failure of the other party to the transaction to perform (credit risk) exceeds the related amounts recorded. The Portfolio Funds also utilize various degrees of leverage and are subject to the same risks described earlier with respect to the Group. However, due to the nature of the Group's interest in the Portfolio Funds, such risks are limited to the Group's investments in each Portfolio Fund.

        The Group is also exposed to currency and margin risk. Currency risk arises from the possibility that fluctuations in foreign currency exchange rates will affect the value of such financial instruments, including direct or indirect investments in securities in non-U.S. companies. Margin risk arises from the borrowing of funds by the Group to increase the amount of capital available for investments or trading purposes.

        Investing in foreign markets may involve special risks and considerations not typically associated with investing in the United States. These risks include revaluations of foreign currencies, high rates of inflation, repatriation restrictions on income and capital, and adverse political and economic developments. Securities issued in these markets may be less liquid, subject to government ownership control or delayed settlements and their prices may be more volatile than those of comparable securities in the United States. The Group identifies the potential foreign market exposure by using quantitative and qualitative analyses to manage this exposure through the implementation of economic hedging techniques.

Liquidity risk

        Liquidity risk is the risk that the Group will encounter difficulty in raising funds to meet commitments associated with financial assets and liabilities. Liquidity risk may result from an inability to sell a financial asset quickly at an amount close to its fair value. The Group is also exposed to liquidity risk as the Portfolio Funds in which it invests may not allow it to redeem its units or interest readily. The portfolio construction and composition is determined having regard to its liquidity and the composition of investors. Because of the limitation of rights of redemptions and the fact that the Portfolio Funds do not trade on any securities exchange or other market and will be subject to restrictions on transfer, and because of the fact that the Group's invests in Portfolio Funds that do not permit frequent redemptions and may invest in illiquid securities, the Group's investment in Portfolio Funds are considered illiquid and may involve a substantial degree of risk. Portfolio Funds are riskier than liquid securities because the Portfolio Funds may not be able to dispose of the illiquid securities if their investment performance deteriorates, or may be able to dispose of the illiquid securities only at a greatly reduced price. Similarly, the illiquidity of the Portfolio Funds may cause the Group to incur losses because of an inability to withdraw their investments during or following periods of negative performance. The redemption frequency of Portfolio Funds does not consider the effect of initial

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

19. Risk Management (Continued)

lockups, gates, early redemptions with penalties and timing of separate investment tranches, among other factors, on the ultimate liquidity of a Portfolio Fund. These effects will vary from Portfolio Fund to Portfolio Fund and may have a material effect on actual liquidity. This risk is partially mitigated by the fact that the Company has special withdrawal rights through its investment in Enterprise LP which permit the Company to withdraw its capital in Enterprise LP notwithstanding an initial lockup period of two years in Enterprise LP. The Company has agreed, until December 31, 2009, not to withdraw its capital from Enterprise LP if, after such withdrawal, its investment in Enterprise LP would be less than $250 million.

Business and regulatory risks of hedge funds

        The Company's principal sources of revenue are driven by the amount of assets under management and the ability to generate consistent investment returns of which the Company is entitled to a percentage as well as the Company's own invested capital. Consequently, the ability of investors to contribute capital to and redeem capital, changes in the market value of investments held by the Ramius Funds as well as the impact of losses incurred on the Group's invested capital could have a significant effect on earnings and liquidity.

        Legal, tax and regulatory changes could occur during the term of the Group that may adversely affect the Company. The regulatory environment for the Ramius Funds is evolving, and changes in the regulation of hedge funds may adversely affect the value of investments held by the Group and the ability of the Group to obtain the leverage they might otherwise obtain or to pursue its trading strategies. In addition, securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. Regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies. The regulation of derivative transactions and short selling and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial actions. The effect of any future regulatory change on the Group could be substantial and adverse.

Ability to achieve investment objective

        During 2008, market events led to a temporary prohibition by the SEC on short sales of publicly traded equity securities in certain financial and other companies. Similar restrictions were enacted in certain other countries and markets as well. The new rules banning short selling in the U.S. expired on October 8, 2008. Restrictions on short sales in other countries vary in duration. These regulatory changes may have inhibited, and may continue to inhibit, the ability of the Group to achieve its investment objectives.

Leverage risk

        There is no guarantee that the Group's borrowing arrangements or other arrangements for obtaining leverage will continue to be available, or if available, will be available on terms and conditions acceptable to the Group. Unfavorable economic conditions also could increase funding costs, limit access to the capital markets or result in a decision by lenders not to extend credit to the Group. In addition, a decline in market value of the Group's assets may have particular adverse consequences in instances where they have borrowed money based on the market value of those assets. A decrease in

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

19. Risk Management (Continued)

market value of those assets may result in the lender requiring the Group to post additional collateral or otherwise sell assets at a time when it may not be in the Group's best interest to do so.

        In addition, the Group's debt obligations bear interest at rates indexed to LIBOR. In the event that LIBOR, or rates directly or indirectly tied to LIBOR, were to increase, there could be an impact to the Group's results of operations. A tightening of credit and increase in prevailing interest rates could make it difficult for the Group to raise capital and sustain its growth rate.

20. Segment Reporting

        Ramius conducts all of its operations through the Investment Management segment primarily in the United States and substantially all of its revenues are generated domestically. The performance measure for the Investment Management segment is Economic Income, which management uses to evaluate the financial performance of and make operating decisions for the segment including determining appropriate compensation levels.

        The chief operating decision maker uses Economic Income to assess the performance of the Investment Management segment. Economic Income is a pre-tax measure that (i) presents the segment's results of operations without the impact resulting from the consolidation of any of the Ramius funds and (ii) excludes goodwill impairment.

        The performance measure for the Investment Management segment is Economic Income, which management uses to evaluate financial performance and to make operating decisions for the segment. As further stated below, one major difference between Economic Income and US GAAP income is that Economic Income presents the segment's results of operations without the impact resulting from the full consolidation of any of the Ramius Funds. Consolidation of these funds results in including in income the pro rata share of the income or loss attributable to other owners of such entities. This pro rata share has no effect on the overall financial performance for the Investment Management segment, as ultimately, this income or loss is not income or loss for the Investment Management segment itself. Included in Economic Income is the actual pro rata share of the income or loss attributable to Ramius as an investor in such entities, which is relevant in management making operating decisions and evaluating financial performance.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

20. Segment Reporting (Continued)

        The following tables set forth operating results for the Company's investment management segment and related adjustments necessary to the investment management Economic Income measure to arrive at the Company's combined income before income taxes:

	Year Ended December 31, 2008
	Adjustments
	Investment Management Economic Income	Funds Consolidation	Other Adjustments		Ramius Group Consolidated
	(dollars in thousands)
Revenues
Management fees	$84,621	$(5,210)	$(8,593)	(a)	$70,818
Incentive income	(7,329)	—	7,329	(a)	—
Investment Income	(104,939)	—	104,939	(c)	—
Interest and dividends	—	—	1,993	(c)	1,993
Reimbursement from affiliates	—	—	16,330	(b)	16,330
Other Revenue	4,004	—	2,849	(c)	6,853
Consolidated Ramius Funds and certain real estate entities revenues	—	31,739	—		31,739

Total revenues	(23,643)	26,529	124,847		127,733
Expenses
Employee compensation and benefits	84,769	—	—		84,769
Interest and dividends	1,500	—	320	(c)	1,820
General, Administrative and Other Expenses	44,784	1,064	7,188	(c)	53,036
Goodwill impairment	—	—	10,200	(b)	10,200
Reimbursement from affiliates	(16,330)		16,330	(b)	—
Consolidated Ramius Funds and certain real estate entities expenses	—	34,268	—		34,268

Total expenses	114,723	35,332	34,038		184,093
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	—	—	(2,006)	(c)	(2,006)
Consolidated Ramius Funds and certain real estate entities net gains (losses)	—	(99,482)	(99,003)		(198,485)

Total other income (loss)	—	(99,482)	(101,009)		(200,491)

Income (loss) before income taxes and non-controlling interests	(138,366)	(108,285)	(10,200)		(256,851)

Income taxes	—	—	(1,301)	(b)	(1,301)

Economic Income (Loss) / Net income (loss) before non-controlling interests	(138,366)	(108,285)	(8,899)		(255,550)
Less: Income (loss) attributable to non-controlling interests	(5,501)	(108,285)	—		(113,786)
Less: Special allocation to the Managing Member	—	—	—		—

Economic Income (Loss) / Net income (loss) available to all Members	$(132,865)	$—	$(8,899)		$(141,764)

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

20. Segment Reporting (Continued)

	Year Ended December 31, 2007
	Adjustments
	Investment Management Economic Income	Funds Consolidation	Other Adjustments		Ramius Group Consolidated
	(dollars in thousands)
Revenues
Management fees	$77,001	$(2,232)	$(819)	(a)	$73,950
Incentive income	60,239	(1,293)	1,545	(a)	60,491
Investment Income	118,789	—	(118,789)	(c)
Interest and dividends	—	—	16,356	(c)	16,356
Reimbursement from affiliates	—	—	7,086	(b)	7,086
Other Revenue	2,871	—	2,215	(c)	5,086
Consolidated Ramius Funds and certain real estate entities revenues	—	25,253	—		25,253

Total revenues	258,900	21,728	(92,406)		188,222
Expenses
Employee compensation and benefits	123,511	—	—		123,511
Interest and dividends	539	—	20,140	(c)	20,679
General, Administrative and Other Expenses	54,191	—	4,150	(c)	58,341
Goodwill impairment	—	—	—		—
Reimbursement from affiliates	(7,086)		7,086	(b)	—
Consolidated Ramius Funds and certain real estate entities expenses	—	21,014	—		21,014

Total expenses	171,155	21,014	31,376		223,545
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	—	—	94,078	(c)	94,078
Consolidated Ramius Funds and certain real estate entities net gains (losses)	—	55,142	29,704		84,846

Total other income (loss)	—	55,142	123,782		178,924

Income (loss) before income taxes and non-controlling interests	87,745	55,856	—		143,601

Income taxes	—	—	1,397	(b)	1,397

Economic Income (Loss) / Net income (loss) before non-controlling interests	87,745	55,856	(1,397)		142,204
Less: Income (loss) attributable to non-controlling interests	10,487	55,856	—		66,343
Less: Special allocation to the Managing Member	—	—	26,551		26,551

Economic Income (Loss) / Net income (loss) available to all Members	$77,258	$—	$(27,948)		$49,310

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

20. Segment Reporting (Continued)

	Year Ended December 31, 2006
	Adjustments
	Investment Management Economic Income	Funds Consolidation	Other Adjustments		Ramius Group Consolidated
		(dollars in thousands)
Revenues
Management fees	$63,814	$(1,691)	$3,512	(a)	$65,635
Incentive income	83,747	(212)	(2,216	)(a)	81,319
Investment Income	56,412	—	(56,412	)(c)	—
Interest and dividends	—	—	17,189	(c)	17,189
Reimbursement from affiliates	—	—	4,070	(b)	4,070
Other Revenue	1,621	—	6,417	(c)	8,038
Consolidated Ramius Funds and certain real estate entities revenues	—	35,897	—		35,897

Total revenues	205,594	33,994	(27,440)		212,148
Expenses
Employee compensation and benefits	112,433	—	—		112,433
Interest and dividends	2,012	—	15,682	(c)	17,694
General, Administrative and Other Expenses	25,138	—	11,445	(c)	36,583
Goodwill impairment	—	—	—		—
Reimbursement from affiliates	(4,070)		4,070	(b)	—
Consolidated Ramius Funds and certain real estate entities expenses	—	39,300	—		39,300

Total expenses	135,513	39,300	31,197		206,010
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	—	—	54,765	(c)	54,765
Consolidated Ramius Funds and certain real estate entities net gains (losses)	—	74,784	3,872		78,656

Total other income (loss)	—	74,784	58,637		133,421

Income (loss) before income taxes and non-controlling interests	70,081	69,478	—		139,559

Income taxes	—	—	4,814	(b)	4,814

Economic Income (Loss) / Net Income (loss) before non-controlling interests	70,081	69,478	(4,814)		134,745
Less: Income (loss) attributable to non-controlling interests	4,711	69,478	—		74,189
Less: Special allocation to the Managing Member	—	—	21,195		21,195

Economic Income (Loss) / Net income (loss) available to all Members	$65,370	$—	$(26,009)		$39,361

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

20. Segment Reporting (Continued)

        The following is a summary of the adjustments made to US GAAP net income (loss) for the segment to arrive at Economic Income:

        Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Ramius Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the consolidated Ramius Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

  (a)
  Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of revenues of certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

  (b)
  Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

  (c)
  Economic Income recognizes our income from proprietary trading net of related expenses. From October 1, 2007 substantially all of the Company's proprietary trading income/loss is generated from its investment in Enterprise LP and other Ramius Funds. Prior to October 1, 2007, the income/loss is generated from its direct investments. Adjustment for periods after October 1, 2007 relates to the elimination of equity income from the Ramius Funds in which the Company has direct investments and adjustments for periods prior to October 1, 2007 relates to the classification of the proprietary trading income and expenses to the respective US GAAP line items.

        Substantially all of the Company's revenues are earned from the Ramius Funds. For the year-ended December 31, 2008, the Company recorded revenues of $16.0 million and $14.7 million from two Ramius Funds, which represented more than 10% each of the Company's total revenues. For the year-ended December 31, 2007, the Company recorded revenues of $28.4 million and $27.5 million from two Ramius Funds, which represented more than 10% each of the Company's total revenues. For the year-ended December 31, 2006, the Company recorded revenues of $43.2 million from one Ramius Fund, which represented more than 10% of the Company's total revenues.

21. Regulatory Requirements

        Ramius Securities is subject to the SEC's Uniform Net Capital Rule 15c3-1 (the "Rule"), which requires the maintenance of minimum net capital. Ramius Securities has elected to use the alternative method, permitted by the Rule, which requires that Ramius Securities maintain net capital in an amount not less than $2,500 for each security in which it makes a market based on the average number of such markets made by such broker or dealer during the 30 days immediately preceding the computation date. Since Ramius Securities has elected not to be subject to the Aggregate Indebtedness Standard (a)(1)(i) of the Rule and Ramius Securities has not made a market in any securities since January 2006, Ramius Securities shall not permit its net capital to be less than $250,000. As of December 31, 2008 and 2007, Ramius Securities had net capital of $8.2 million and $114.6 million,

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

21. Regulatory Requirements (Continued)

which were $7.9 million and $114.3 million in excess of its required minimum net capital of $250,000, respectively.

        Ramius Securities is exempt from the provisions of Rule 15c3-3 under the Securities Exchange Act of 1934 as Ramius Securities' activities are limited to those set forth in the conditions for exemption appearing in paragraph (k)(2)(ii) of the Rule.

22. Related Party Transactions

        The Group acts as managing member, general partner and/or investment manager to the Ramius Funds and certain managed accounts. Management fees and incentive income are primarily earned from affiliated entities. Fees receivable from related parties represents the management fees and incentive income owed to the Group from these Ramius Funds and certain affiliated managed accounts.

        The Group may, at its discretion, waive certain of the fees charged to the Ramius Funds to avoid duplication of fees when such funds have an underlying investment in another affiliated investment fund. For the years ended December 31, 2008, 2007, and 2006, the Group reimbursed the Ramius Funds $24.6 million, $43.0 million, and $23.6 million, respectively, which were recorded net in management fees and incentive income in the consolidated statements of operations.

        Pursuant to the operating agreement for its subsidiary Ramius FOF, Ramius is required to pay certain distribution fees on assets raised by third party distributors. Such distribution fees are reported as client services and business development in the consolidated statements of operations and for the years ended December 31, 2008, 2007 and 2006 equaled $3.6 million, $4.6 million and $6.6 million, respectively. At December 31, 2008 and 2007, related amounts still payable were $0.3 million and $0.4 million, respectively, and were reflected in fees payable in the consolidated statements of financial condition.

        As a result of the business combination in 2004, Ramius FOF acquired receivables of $9.6 million and assumed liabilities of a corresponding amount relating to various agreements with investors. Such amounts have been recorded in fees receivable and due to related parties, respectively, in the consolidated statements of financial condition. The remaining balance yet to be paid was $3.2 million and $4.3 million as of December 31, 2008 and 2007, respectively. Of such amounts outstanding at December 31, 2008, $0.7 million will be paid in 2009.

        Included in due from related parties at December 31, 2008 and 2007 were approximately $7.5 million and $13.5 million related to principal advances, respectively. These amounts are generally short term in nature and may have various interest rates but no less than the applicable federal rate of interest as required by the Internal Revenue Service. The Company may also make loans to employees or other affiliates. These loans are interest bearing and settle pursuant to the agreed-upon terms with such employees or affiliates and are included in receivable from affiliates in the consolidated statement of financial condition. As of December 31, 2008 and 2007, loans to employees of $0.8 million and $0.6 million, respectively, and were included in due from related parties on the consolidated statement of financial condition. For the years ended December 31, 2008, 2007 and 2006, interest of $0.3 million, $0.6 million and $0.3 million was charged for these loans and advances, respectively.

        In 2007, Ramius, the Investment Manager of certain unconsolidated Ramius Funds, voluntarily paid $7.1 million of third party advisory fees expense on behalf of these funds. At December 31, 2007,

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

22. Related Party Transactions (Continued)

this amount is recorded in due to related parties on the consolidated statements of financial condition to reimburse these funds for these advisory fees which they previously recorded during the second half of 2007 as the Group voluntarily agreed to reimburse these Ramius Funds for an overstatement relating to advisory fees, which was due to a third party, in the amount of $7.1 million. At December 31, 2007, this amount is included in due to related parties on the consolidated statements of financial condition.

23. Guarantees

        FIN 45 requires the Company to disclose information about its obligations under certain guarantee arrangements. FIN 45 defines guarantees as contracts and indemnification agreements that contingently require a guarantor to make payments to the guaranteed party based on changes in an underlying security (such as an interest or foreign exchange rate, security or commodity price, an index or the occurrence or nonoccurrence of a specified event) related to an asset, liability or equity security of a guaranteed party. FIN 45 also defines guarantees as contracts that contingently require the guarantor to make payments to the guaranteed party based on another entity's failure to perform under an agreement as well as indirect guarantees of the indebtedness of others.

        In the normal course of its operations, the Group enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Group's maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Group that have not yet occurred. However, based on experience, the Group expects the risk of loss to be remote.

        The Group indemnifies and guarantees certain service providers, such as clearing and custody agents, trustees and administrators, against specified potential losses in connection with their acting as an agent of, or providing services to, the Group or its affiliates. The Group also indemnifies some clients against potential losses incurred in the event specified third-party service providers, including sub-custodians and third-party brokers, improperly execute transactions. The maximum potential amount of future payments that the Group could be required to make under these indemnifications cannot be estimated. However, the Group believes that it is unlikely it will have to make material payments under these arrangements and has not recorded any contingent liability in the consolidated financial statements for these indemnifications.

        The Group also provides representations and warranties to counterparties in connection with a variety of commercial transactions and occasionally indemnifies them against potential losses caused by the breach of those representations and warranties. The Group may also provide standard indemnifications to some counterparties to protect them in the event additional taxes are owed or payments are withheld, due either to a change in or adverse application of certain tax laws. These indemnifications generally are standard contractual terms and are entered into in the normal course of business. The maximum potential amount of future payments that the Group could be required to make under these indemnifications cannot be estimated. However, the Group believes it is unlikely it will have to make material payments under these arrangements and has not recorded any contingent liability in the consolidated financial statements for these indemnifications.

Ramius LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

24. Subsequent Events

        During the period from January 1, 2009 to May 1, 2009, additional capital contributions of $1.7 million were made into Ramius LLC. Capital withdrawals from Ramius LLC for the same period were approximately $16.9 million all of which were effective as of January 1, 2009 and are included in capital withdrawals payable in the consolidated statements of financial condition.

        During the period from January 1, 2009 to May 1, 2009, there were no capital contributions made into the consolidated Ramius Funds. Capital withdrawals from Multi-Strat FOF and Vintage FOF for the same period were approximately $13.2 million and $7.4 million, respectively, all of which all were effective as of January 1, 2009 and are included in capital withdrawals payable the consolidated statements of financial condition.

        Ramius FOF, as the general partner of Levered FOF, resolved on December 22, 2008 to dissolve the partnership as of December 31, 2008 and took actions to wind up its affairs. The partnership has so far paid $2.4 million as redemptions.

        Effective January 1, 2009 the Managing Member's interest in Ramius LLC was transferred to the individual members of the Managing Member. As a result, the Managing Member retains no economic interest in the Group effective from January 1, 2009.

        On April 10, 2009, Ramius FOF decided to close GmbH. This decision was part of an overall budget reduction. Upon the closing of the Austrian office, currently expected to be completed by September 30, 2009, Ramius FOF's administrative and accounting functions will be consolidated into its New York City office. As a result of this decision, the tax losses otherwise available to Ramius FOF will be abandoned. In addition, the fixed assets will be disposed of, the lease agreement for the GmbH premises will be terminated, and the GmbH employee benefit plans will cease.

Ramius LLC and Subsidiaries

Unaudited Consolidated Statement of Financial Condition

As of June 30, 2009
(dollars in thousands)
Assets
Cash and cash equivalents	$5,695
Cash collateral pledged	6,948
Securities owned, at fair value	14,005
Other investments	17,429
Receivable from brokers	16,333
Fees receivable (see Note 14)	13,138
Due from related parties (see Note 14)	21,095
Fixed assets, net of accumulated depreciation and amortization of $15,542	26,535
Goodwill	20,028
Intangible assets, net of accumulated amortization of $3,904	390
Other assets	4,640
Consolidated Ramius Funds
Cash and cash equivalents	4,063
Other investments, at fair value	552,753
Other assets	745

Total Assets	$703,797

Liabilities and Redeemable Group Equity
Payable to brokers	$3,817
Compensation payable	17,665
Note payable and short-term borrowings	49,948
Fees payable (see Note 14)	1,611
Due to related parties (see Note 14)	13,257
Accounts payable, accrued expenses and other liabilities	21,341
Consolidated Ramius Funds
Capital withdrawals payable	27,601
Accounts payable, accrued expenses and other liabilities	1,050

Total Liabilities	$136,290
Commitments and Contingencies (see Note 11)
Redeemable Group Equity
Redeemable Managing Member	$—
Redeemable Non-Managing Members	307,794
Accumulated other comprehensive loss	(951)

Total Redeemable Members' Capital	306,843

Redeemable Non-controlling interests in consolidated subsidiaries	260,664

Total Redeemable Group Equity	$567,507

Total Liabilities and Redeemable Group Equity	$703,797

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Ramius LLC and Subsidiaries

Unaudited Consolidated Statements of Operations

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(dollars in thousands)		(dollars in thousands)
Revenues
Management fees	$10,923	$19,076	$22,434	$38,648
Incentive income	—	862	—	862
Interest and dividends	87	287	178	913
Reimbursement from affiliates	2,096	4,895	5,490	6,598
Other	669	1,324	1,688	2,385
Consolidated Ramius Funds
Interest and dividends	3,241	6,794	7,867	13,040
Other	16	593	100	1,198

Total revenues	$17,032	$33,831	$37,757	$63,644
Expenses
Employee compensation and benefits	$13,879	$25,854	$28,786	$51,934
Interest and dividends	338	395	687	754
Professional, advisory and other fees	7,162	3,092	9,170	6,288
Communications	253	456	527	780
Occupancy and equipment	2,542	2,923	5,073	6,164
Depreciation and amortization	1,198	1,091	2,434	1,604
Client services and business development	1,828	1,942	3,313	3,883
Other	2,514	1,850	5,253	3,465
Consolidated Ramius Funds
Interest and dividends	2,221	6,096	4,631	11,673
Professional, advisory and other fees	867	632	1,707	1,062
Other	55	775	182	1,283

Total expenses	$32,857	$45,106	$61,763	$88,890
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	$(4,235)	$2,037	$(3,976)	$1,323
Consolidated Ramius Funds net gains (losses):
Net realized and unrealized gains (losses) on investments and other transactions	19,620	37,727	32,287	8,602
Net realized and unrealized gains (losses) on derivatives	(7,543)	169	(24,898)	8,910
Net gains (losses) on foreign currency transactions	(2,818)	201	(1,477)	(99)

Total other income (loss)	$5,024	$40,134	$1,936	$18,736

Income (loss) before income taxes	$(10,801)	$28,859	$(22,070)	$(6,510)

Income tax expense (benefit)	17	119	(49)	184

Net income (loss)	$(10,818)	$28,740	$(22,021)	$(6,694)
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries	$6,393	$9,786	$3,989	$(3,389)

Net income (loss) available to all Redeemable Members	$(17,211)	$18,954	$(26,010)	$(3,305)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Ramius LLC and Subsidiaries

Unaudited Consolidated Statements of Changes in Redeemable Group Equity

	Redeemable Managing Member	Redeemable Non-Managing Members	Accumulated Other Comprehensive Loss	Total Redeemable Members' Capital	Redeemable Non-Controlling Interests	Total Redeemable Group Equity	Total Comprehensive Income (Loss)
	(dollars in thousands)
Balance at January 1, 2008	$74,184	$406,086	$(290)	$479,980	$203,523	$683,503	$—
Contributions	—	11,471	—	11,471	193,562	205,033	—
Withdrawals	—	—	—	—	(18,629)	(18,629)	—
Comprehensive income (loss)
Net loss (see Note 7)	(499)	(2,806)	—	(3,305)	(3,389)	(6,694)	(6,694)
Defined benefit plans	—	—	45	45	—	45	45

Balance at June 30, 2008	$73,685	$414,751	$(245)	$488,191	$375,067	$863,258	$(6,649)

Balance at January 1, 2009	$47,390	$284,665	$(1,163)	$330,892	$284,936	$615,828	$—
Contributions	—	1,749	—	1,749	247	1,996	—
Withdrawals	—	—	—	—	(28,508)	(28,508)	—
Transfer of equity (see Note 7)	(47,390)	47,390	—	—	—	—	—
Comprehensive income (loss)
Net loss (see Note 7)	—	(26,010)	—	(26,010)	3,989	(22,021)	(22,021)
Defined benefit plans	—	—	212	212	—	212	212

Balance at June 30, 2009	$—	$307,794	$(951)	$306,843	$260,664	$567,507	$(21,809)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Ramius LLC and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

	Six months ended June 30,
	2009	2008
	(dollars in thousands)
Cash flows from operating activities:
Net loss	$(22,021)	$(6,694)
Adjustments to reconcile net loss to net cash provided by / (used in) operating activities:
Depreciation and amortization	2,433	1,604
Interest, custody and other expenses capitalized on the note payable balance	—	805
Net gains (losses) on securities, derivatives and other investments	(2,820)	(1,166)
Purchases of securities owned, at fair value	(75,955)	—
Proceeds from sales of securities owned, at fair value	86,359	—
Consolidated Ramius Funds:
Net realized and unrealized gains (losses) on investments and other transactions	(7,543)	(18,716)
Purchases of other investments	(1,015)	(191,063)
Proceeds from sales of other investments	40,267	34,020
(Increase) decrease in operating assets:
Cash collateral pledged	—	9,766
Securities owned, at fair value, held at broker dealer	(9,002)	78,100
Receivable from brokers	9,578	(22,070)
Fees receivable	6,192	61,869
Due from related parties	4,203	6,108
Other assets	344	10,730
Consolidated Ramius Funds:
Cash and cash equivalents	(3,530)	4,084
Other assets	(450)	4,243
Increase (decrease) in operating liabilities:
Compensation payable	(24,824)	(42,163)
Fees payable	(6,170)	13,001
Payable to brokers	—	(19,703)
Due to related parties	2,708	(6,667)
Accounts payable, accrued expenses and other liabilities	5,626	(4,631)
Consolidated Ramius Funds:
Due to related parties	(136)	—
Payable to brokers	—	—
Accounts payable, accrued expenses and other liabilities	638	1,441

Net cash provided by/(used in) operating activities	$4,882	$(87,102)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Ramius LLC and Subsidiaries

Unaudited Consolidated Statements of Cash Flows (Continued)

	Six months ended June 30,
	2009	2008
	(dollars in thousands)
Cash flows from investing activities:
Purchase of fixed assets	$(276)	$(15,058)
Sale of fixed assets	146	15
Purchases of other investments	(215)	(5,551)
Proceeds from sale of other investments	4,336	5,160

Net cash provided by / (used in) investing activities	$3,991	$(15,434)

Cash flows from financing activities:
Borrowings on note payable	$—	$32,500
Repayments on note payable	—	(68,254)
Capital contributions by members	—	7,512
Capital withdrawals to members	(16,941)	(14,845)
Securities sold under agreement to repurchase	(1,425)	(1,860)
Consolidated Ramius Funds:
Borrowings on note payable	—	14,900
Repayments on note payable	(10,207)	(38,420)
Capital contributions to non-controlling interests in consolidated Ramius Funds	247	192,241
Capital withdrawals to non-controlling interests in consolidated Ramius Funds	(21,529)	(13,488)

Net cash (used in) / provided by financing activities	$(49,855)	$110,286

Change in cash and cash equivalents	$(40,982)	$7,750
Cash and cash equivalents at beginning of period	46,677	17,967
Cash and cash equivalents at end of period	$5,695	$25,717

Supplemental information:
Cash paid during the period for interest	$703	$748

Cash paid during the period for taxes	$177	$608

Supplemental non-cash information:
Interest, custody and other expenses capitalized on the note payable balance	$—	$805

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

1. Organization and Business

        Ramius LLC ("Ramius" or the "Company"), a limited liability company organized under the laws of Delaware, commenced operations on July 1, 1997 for the purpose of acting as a holding and operating company for financial service activities primarily engaged in providing alternative investment management services. Its investment services and products include hedge funds, fund of funds, real estate and cash management. Ramius's managing member is C4S & Co., L.L.C. ("C4S" or the "Managing Member"), whose managing members are Peter A. Cohen, Jeffrey M. Solomon, Morgan B. Stark and Thomas W. Strauss.

        On June 3, 2009, Ramius entered into a Transaction Agreement and Agreement and Plan of Merger (the "Transaction Agreement"), by and among Cowen Group, Inc. ("Cowen"), LexingtonPark Parent Corp. ("New Parent"), Lexington Merger Corp. ("Merger Sub") and Park Exchange LLC ("Exchange Sub"). Ramius and Cowen jointly formed and own New Parent. Subject to the terms and conditions of the Transaction Agreement, at the completion of the transactions, contemplated by the Transaction Agreement, Merger Sub will merge with and into Cowen, with Cowen surviving the merger, and Ramius will transfer to Exchange Sub substantially all of Ramius's assets and Exchange Sub will assume substantially all of Ramius's liabilities. Cowen will become a wholly-owned subsidiary of New Parent, and Exchange Sub will remain a wholly-owned subsidiary of New Parent. New Parent will then change its name to Cowen Group, Inc., and Exchange Sub will change its name to Ramius LLC. Concurrently with the execution and delivery of the Transaction Agreement, Ramius, Cowen, New Parent, Merger Sub, HVB Alternative Advisors LLC ("HVB") and HVB AG entered into an Asset Exchange Agreement (the "Asset Exchange Agreement") which provides that Merger Sub will purchase from HVB its fifty percent interest in Ramius FOF in exchange for approximately 2.7 million shares of New Parent Class A common stock and approximately $10.4 million of additional consideration. The transactions contemplated by the Transaction Agreement are subject to approval by the Cowen stockholders, regulatory approval and other customary closing conditions. The transactions contemplated by the Asset Exchange Agreement are subject to the consummation of the transactions contemplated by the Transaction Agreement and certain other customary closing conditions. Assuming these conditions are met, the transactions contemplated by the Transaction Agreement and Asset Exchange Agreement are expected to close in the fourth quarter of 2009.

2. Significant Accounting Policies

        These unaudited consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and the rules and regulations of the U.S. Securities and Exchange Commission ("SEC") related to interim financial statements. These financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006, included elsewhere in this document. The financial information contained herein is unaudited; however, management believes all adjustments have been made that are necessary to present fairly the results for the interim periods. All such adjustments are of a normal and recurring nature, except for the adoption of SFAS No. 160, as described below.

a.
Non-controlling interests in consolidated subsidiaries

        Non-controlling interests represent the pro rata share of the book value of the financial positions and results of operations attributable to the other owners of the consolidated subsidiaries. Non-controlling interests related to consolidated Ramius Funds are generally subject to annual,

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

semi-annual or quarterly withdrawal or redemption by investors in these funds, sometimes following the expiration of a specified period of time (generally one year), or may only be withdrawn subject to a redemption fee (generally ranging from 1% to 5%). Likewise, non-controlling interests related to certain other consolidated entities are generally subject to withdrawal, redemption, transfer or put/call rights that permit such non-controlling investors to withdraw from the entities on varying terms and conditions. Because these non-controlling interests are redeemable at the option of the non-controlling interests, they have been classified as temporary equity in the consolidated statement of financial condition. When redeemed amounts become legally payable to investors on a current basis, they are reclassified as a liability.

        In December 2007, the FASB issued SFAS 160. SFAS 160 changes the accounting and reporting of non-controlling interests in the consolidated financial statements and requires that such non-controlling interests be accounted for and presented as equity, rather than as liabilities or mezzanine equity. SFAS 160 applies prospectively as of January 1, 2009, except for the presentation and disclosure requirements which are to be applied retrospectively for all periods presented. The Group adopted SFAS 160 effective January 1, 2009, and as a result, (a) with respect to the consolidated statement of financial condition, the redeemable non-controlling interests in consolidated subsidiaries was renamed as such and remained classified as mezzanine equity, (b) with respect to the consolidated statements of operations, net income (loss) is now presented before non-controlling interests and the consolidated statements of operations now nets to net income (loss) available to all redeemable members, and (c) with respect to the consolidated statements of changes in redeemable group equity, roll forward columns have now been added for each component of non-controlling interests discussed in (a) above. The Company has revised its prior period presentation as required to conform to this new pronouncement.

b.
Recently adopted accounting pronouncements

        In December 2007, the FASB issued a revision to SFAS No. 141, "Business Combinations" ("SFAS 141-R"). SFAS 141-R requires changes to the accounting for transaction costs, certain contingent assets and liabilities, and other balances in a business combination. In addition, in partial acquisitions, when control is obtained, the acquiring company must measure and record all of the target's assets and liabilities, including goodwill, at fair value as if the entire target company had been acquired. The Group has applied the provisions of SFAS 141-R to business combinations occurring after December 15, 2008. Adoption of SFAS 141-R did not affect the Group's financial condition, results of operations or cash flows, but may have an effect on accounting for future business combinations, including the transactions being contemplated as discussed in Note 1. The Group had not consummated any such transactions for the six months ended June 30, 2009.

        In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161"). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Since SFAS 161 requires only additional disclosures concerning derivatives and hedging activities, the adoption of SFAS 161 did not affect the Group's financial condition, results of operations or cash flows. See Note 3 for further information regarding the Group's investments and fair value measurements.

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

        In September 2008, the FASB issued FASB Staff Position ("FSP") FAS 133-1 and FIN 45-4, "Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161." FSP FAS 133-1 and FIN 45-4 requires enhanced disclosures about credit derivatives and guarantees and amends FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"), to exclude credit derivative instruments accounted for at fair value under SFAS No. 133. The FSP is effective for financial statements issued for reporting periods ending after November 15, 2008. Since FSP FAS 133-1 and FIN 45-4 only requires additional disclosures concerning credit derivatives and guarantees, adoption of FSP FAS 133-1 and FIN 45-4 does not have an effect on the Group's financial condition, results of operations or cash flows. See Note 3 for further information regarding the Group's investments and fair value measurements.

        In April 2009, the FASB issued FSP 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP 157-4"). FSP 157-4 does not change the objective of fair value measurement, which is to identify the price that would be received to exchange an asset or liability in an orderly transaction at the measurement date between market participants. Rather, FSP 157-4 provides additional guidance to highlight and expand on the factors that should be considered in estimating fair value when there has been a significant decrease in market activity for an asset or liability. FSP 157-4 is effective for interim and annual periods ending after June 15, 2009. The adoption of FSP 157-4 did not have a material impact on the Group's financial position or results of operations. See Note 3 for further information regarding the Group's investments and fair value measurements.

        In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial Instruments" ("FSP FAS 107-1"). FSP FAS 107-1 amends SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107") to require disclosures about fair value of financial instruments in interim reporting periods. Such disclosures were previously required only in annual financial statements. FSP FAS 107-1 is effective for financial statements issued for interim or annual periods ending after June 15, 2009. As FSP FAS 107-1 applies only to financial statement disclosures, the Group's adoption of FSP FAS 107-1 did not have an impact on its financial position or results of operations. See Note 3 for further information regarding the Group's investments and fair value measurements.

        In May 2009, the FASB issued FAS 165, "Subsequent Events" ("SFAS 165"). SFAS 165 established general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. SFAS 165 is based on the same principles as those that currently exist in auditing standards with the addition of some new terminology. The standard is effective for interim or annual periods ending after June 15, 2009. Since SFAS 165 requires only additional financial statement disclosures, the Group's adoption of SFAS 165 did not have a material impact on its financial position or results of operations. See Note 16 for further information.

c.
Future adoption of accounting pronouncements

        In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS 167"). SFAS 167 changes the approach to determining the primary beneficiary of a VIE and requires companies to more frequently assess whether they must consolidate VIEs. SFAS 167 is effective for annual periods beginning after November 15, 2009. Management has recently begun to

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

evaluate the application of SFAS 167 to the Group and is not in a position at this time to quantify the significance of its impact on the Group's financial position, results of operations, or cash flows. However, as a result of the issuance of SFAS 167, the Company may be required to consolidate an additional number of Ramius Funds which are VIEs than previously determined.

3. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds

a.
Ramius Operating Entities

Securities owned, at fair value

        Securities owned are directly held by the Company and considered held for trading and carried at fair value. At June 30, 2009, securities owned of $14.0 million consisted of US government securities and corporate bonds with maturities ranging from July 16, 2009 through December 10, 2009 and interest rates ranging between 0.06% and 0.31%.

Other investments

        At June 30, 2009, other investments consisted of the following:

As of June 30, 2009
(dollars in thousands)
(1) Portfolio Funds, at fair value	$6,755
(2) Real estate investments, at fair value	1,587
(3) Equity method investments	8,878
(4) Lehman claims, at fair value	209

$17,429

(1) Portfolio Funds, at fair value

        The Portfolio Funds as of June 30, 2009 include the following:

As of June 30, 2009
(dollars in thousands)
Tapestry Investment Co PCC Ltd	$4,294
Ramius Vintage Multi-Strategy FOF Ltd	1,459
Ramius Value and Opportunity Fund LP	577
RCG Special Opportunities Fund, Ltd	320
Other affiliated Ramius Funds	105

$6,755

(2) Real estate investments, at fair value

        Real estate investments as of June 30, 2009 are carried at estimated fair value and include real estate equity investments held by RE Manager of $0.7 million and real estate debt investments held by Ramius of $0.9 million.

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

3. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds (Continued)

(3) Equity method investments

        Equity method investments include investments held by Ramius, Ramius Securities and RE Manager in several operating companies, whose responsibilities include the day to day management of a number of real estate funds, including the portfolio management and administrative services related to the acquisition, disposition, and active monitoring of the real estate fund's underlying debt and equity investments. The Group's ownership interests in these equity method investments range from 30% to 55%. The Group holds a majority of the outstanding ownership interest (i.e., more than 50%) in three of these entities: RCG Longview Debt Fund IV Management, LLC, RCG Longview Debt Fund IV Partners, LLC and RCG Longview Partners II, LLC. The operating agreements that govern the management of day to day operations and affairs of each of these three entities stipulate that certain decisions require support and approval from other members in addition to the support and approval of the Group. As a result, all operating decisions made in these three entities require the support of both the Group and an affirmative vote of a majority of the other managing members who are not affiliates of the Group. As the Group does not possess unilateral control over any of these entities, the presumption of consolidation has been overcome pursuant to EITF Issue No. 96-16, "Investor's Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights" ("EITF 96-16"), and the Group accounts for these investments under the equity method of accounting in accordance with APB 18. The following table summarizes equity method investments held by the Group:

As of June 30, 2009
(dollars in thousands)
RCG Longview Debt Fund IV Management, LLC	$1,612
JT Partners LLC	2,330
RCG Longview Partners, LLC	1,258
RCG Longview Louisiana Manager, LLC	986
RCG Urban American, LLC	556
RCG Urban American Management, LLC	532
Other	1,604

$8,878

        As of June 30, 2009, the Group's share of losses in its equity method investment in RCG Longview Partners II, LLC has exceeded the carrying amount recorded in this investee. RCG Longview Partners II, LLC, as general partner to a real estate fund, has reversed previously recorded incentive income allocations and has recorded a current clawback obligation to the limited partners in the fund. This obligation is due to a change in unrealized value of the fund on which there have previously been distributed carried interest realizations; however, the settlement of a potential obligation is not due until the end of the life of the respective fund (See Note 11). As the Group is obligated to return previous distributions it received from RCG Longview Partners II, LLC, it has continued to record its share of losses in the investee including reflecting its share of the clawback obligation in the amount of $6.2 million. All such amounts are included in accounts payable, accrued expenses and other liabilities in the consolidated statement of financial condition.

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

3. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds (Continued)

        The Group's income (loss) from equity method investees was ($4.6) million and $1.9 million for the three months ended June 30, 2009 and 2008, respectively, and ($4.4) million and $1.7 million for the six months ended June 30, 2009 and 2008, respectively.

        At June 30, 2009, the Group has a single significant investment in RCG Longview Partners II, LLC that is accounted for using the equity method of accounting. Summarized financial information for the investment assuming a 100% ownership interest is as follows (in thousands):

As of June 30, 2009
Balance sheet
Total assets	$1,084
Total liabilities	$11,390
Members' deficit	$(10,306)

Six months ended June 30, 2009
Income statement
Revenues	$891
Loss from continuing operations before income taxes	$(9,733)
Net loss	$(9,733)

(4) Lehman Claims, at fair value

        Lehman Brothers International (Europe) ("LBIE"), through certain affiliates, was a prime broker to the Company, and the Company held cash and cash equivalent balances with LBIE. On September 15, 2008, LBIE was placed in administration (the "Administration") in the United Kingdom and, as a result, the assets held by Ramius in its LBIE accounts were frozen at LBIE. The status and ultimate resolution of the assets under LBIE's Administration proceedings is uncertain. The assets of Ramius at LBIE at the time of Administration (the "Total Net Equity Claim") consist of $1.0 million. There can be no assurance that the Total Net Equity Claim value, as determined by Ramius, will be accepted by the Administrators, nor does Ramius know the manner and timing in which such claim will be satisfied and the ultimate value that will be received.

        Given the great degree of uncertainty as to the status of the assets held at LBIE and the process and prospects of the return of those assets, Ramius has decided to fair value the Total Net Equity Claim at an approximately 80% discount, which represents the Estimated Recoverable Lehman Claim (the "Estimated Recoverable Lehman Claim"), which represents management's best estimate of value that ultimately may be recovered with respect to the Total Net Equity Claim. The estimated recoverable Lehman claim was recorded at fair value considering a number of factors including the status of the assets under UK insolvency laws and the trading levels of Lehman unsecured debt. In determining the estimated value of the Total Net Equity Claim, Ramius was required to use considerable judgment and is based on the facts currently available. As additional information on the LBIE proceeding becomes available, Ramius may need to adjust the valuation of the Estimated Recoverable Lehman Claim. The actual loss that may ultimately be incurred by Ramius with respect to the pending LBIE claim is not known and could be materially different from the estimated value assigned by Ramius.

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

3. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds (Continued)

b.
Consolidated Ramius Funds

Other investments, at fair value

        As of June 30, 2009, other investments consisted of investments in Portfolio Funds of $548.9 million and Lehman claims of $3.9 million.

(1) Investments in Portfolio Funds, at fair value

        At June 30, 2009, investments in Portfolio Funds, at fair value, included the following:

As of June 30, 2009
(dollars in thousands)
Investments of Enterprise LP	$423,500
Investments of consolidated fund of funds investment companies	125,372

$548,872

Consolidated investments of Enterprise LP

        In January 2008, Enterprise Master began operating under a "master—feeder" structure, whereby its shareholders are Enterprise LP and RCG II Intermediate, LP. In January 2008, the interest that Ramius had in Enterprise Master was transferred to an investment in Enterprise Master's domestic feeder, Enterprise LP. The consolidated investments in Portfolio Funds recorded in other investments on the consolidated statement of financial condition includes Enterprise LP's investment in Enterprise Master as of June 30, 2009. Enterprise Master utilizes certain strategies including merger arbitrage and activist investing, investments in distressed securities, convertible hedging, capital structure arbitrage, equity market neutral, investments in private placements of convertible securities, proprietary mortgages, structured credit investments, investments in mortgage-backed securities and other structured finance products, investments in real estate and real property interests, structured private placements and other relative value strategies. Enterprise Master has broad investment powers and maximum flexibility in seeking to achieve its investment objective. It may invest in equity securities, debt instruments, options, futures, swaps, credit default swaps and other derivatives. See Note 4 for further information on the underlying investments of Enterprise Master.

Investments of consolidated fund of funds investment companies

        The investments of consolidated affiliated fund of funds investment companies include the accounts of Levered FOF, Multi-Strat FOF and Vintage FOF, all of which are investment companies managed by Ramius FOF. Levered FOF's and Multi-Strat FOF's investment objectives are to invest discrete pools of their capital on a leveraged basis among portfolio managers that invest through Portfolio Funds, forming a multi-strategy, diversified investment portfolio designed to achieve returns with low to moderate volatility. Vintage FOF's investment objective is to allocate its capital among portfolio managers that invest through investment pools or managed accounts thereby forming concentrated investments in high conviction portfolio managers designed to achieve attractive risk

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

3. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds (Continued)

adjusted returns with moderate relative volatility. The following is a summary of the investments held by the three consolidated affiliated fund of funds, at fair value, as of June 30, 2009:

		As of June 30, 2009
Description	Strategy	Ramius Levered Multi-Strategy FOF LP		Ramius Multi-Strategy FOF LP	Ramius Vintage Multi-Strategy FOF LP	Total
				(dollars in thousands)
Ramius Fixed Income Arbitrage FOF LP*	Fixed Income Arbitrage	$2,565		$—	$—	$2,565
Ramius Multi-Strategy Master FOF LP*	Multi-Strategy	—		61,863	—	61,863
Ramius Vintage Multi-Strategy Master FOF LP*	Multi-Strategy	—		—	52,424	52,424
Tapestry Pooled Account V, LLC*	Credit-Based	994		—	—	994
Externally Managed Portfolio Funds	Credit-Based	1,081		—	—	1,081
Externally Managed Portfolio Funds	Event Driven	4,727		—	—	4,727
Externally Managed Portfolio Funds	Hedged Equity	27		—	—	27
Externally Managed Portfolio Funds	Multi-Strategy	1,691		—	—	1,691

		$11,085	(1)	$61,863	$52,424	$125,372

*
These Portfolio Funds are affiliates of the Company.

(1)
The investments of Levered FOF, as shown in other investments, include July 2009 redemptions of $2.1 million.

        Multi-Strat FOF and Vintage FOF operate under a "master-feeder" structure, whereby Multi-Strat FOF and Vintage FOF are feeder funds that make their investments primarily through their master funds, Ramius Multi-Strategy Master FOF LP and Ramius Vintage Multi-Strategy Master FOF LP, respectively. These master funds are not consolidated by the Group. See Note 4 for further information on the underlying investments of Ramius Multi-Strategy Master FOF LP and Ramius Vintage Multi-Strategy Master FOF LP.

(2) Lehman Claims, at fair value

        With respect to the aforementioned Lehman claims, the Total Net Equity Claim of Enterprise Master consists of $16.7 million. As a result of Enterprise Master and certain of the Ramius Funds having assets they held at LBIE frozen in their LBIE prime brokerage account and the degree of uncertainty as to the status of those assets and the process and prospects of the return of those assets, Enterprise Master and the Ramius Funds decided that only the investors who were invested at the time of the Administration should participate in any profit or loss relating to the Estimated Recoverable Lehman Claim. As a result, Enterprise Master and certain of the Ramius Funds with assets held at LBIE granted a 100% participation in the Estimated Recoverable Lehman Claims to Special Purpose Vehicles (the "SPVs" or "Lehman Segregated Funds") incorporated under the laws of the Cayman Islands on September 29, 2008, whose shares were distributed to each of their investor funds. Fully redeeming investors of Enterprise LP will not be paid out on the balance invested in the SPV until the claim with LBIE is settled and assets are returned by LBIE. In addition, Lehman Brothers, Inc. ("LBI") was a prime broker to Enterprise Master and it holds cash balances of $1.7 million. On September 19, 2008, LBI was placed in a Securities Investor Protection Corporation ("SIPC") liquidation proceeding after the filing for bankruptcy of its parent Lehman Brothers Holdings, Inc. The status of the assets under LBI's bankruptcy proceedings has not been determined. The Group believes

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

3. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds (Continued)

it has a reasonable claim against LBI with respect to the return of cash balances based on the facts currently available and believes the LBI exposure is 100% recoverable. The estimated recoverable amount by the Group may differ from the actual recoverable amount of the pending LBI claim, and the differences may be material.

Indirect Concentration of the Underlying Investments Held by Consolidated Ramius Funds

        From time to time, through its investments in the consolidated Ramius Funds, the Group may indirectly maintain exposure to a particular issue or issuer (both long and/or short) which may account for 5% or more of the consolidated Ramius Funds' net assets (on an aggregated basis). Based on information that is available to the Group at June 30, 2009, the Group identified consolidated Ramius Funds that had interests in an issuer of investments, for which the Group's pro-rata share exceeds 5% of the Ramius Funds' net assets (on an aggregated basis). The following table presents such interests which represent the aggregate of (i) the gross amount of exposure that consolidated Ramius Funds have through their investments held directly and (ii) the gross amount of exposure held indirectly through their investments in any Unconsolidated Master Funds:

	As of June 30, 2009
Description	Principal Amount	Fair Value
	(amounts in thousands)
U.S. Treasury notes, 1.375%-3.125%, due February 2012-May 2019	$(68,670)	$(67,855)
U.S. Treasury bills, 0%, due June 2010	(10,000)	(9,956)
U.S. Treasury notes, 1.875%-4.0%, due April 2011-February 2019	96,600	96,429
U.S. Treasury bills, 0%, due July 2010	9,800	9,746

Fair value measurements

        The following table presents the financial instruments recorded at fair value on the consolidated statement of financial condition by caption and by level within the valuation hierarchy as of June 30, 2009:

Ramius Operating Entities

	Assets at Fair Value as of June 30, 2009
	Level 1	Level 2	Level 3	Total
	(dollars in thousands)
Securities owned
U.S. government securities	$14,005	$—	$—	$14,005
Other investments
Portfolio Funds	4,294	643	1,818	6,755
Real estate investments	—	—	1,587	1,587
Lehman claims	—	—	209	209

	$18,299	$643	$3,614	$22,556

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

3. Investments and Fair Value Measurements for Ramius Operating Entities and Consolidated Ramius Funds (Continued)

Consolidated Ramius Funds

	Assets at Fair Value as of June 30, 2009
	Level 1	Level 2	Level 3	Total
	(dollars in thousands)
Other investments
Portfolio Funds	$—	$423,500	$125,372	$548,872
Lehman claims	—	—	3,881	3,881

	$—	$423,500	$129,253	$552,753

        The following table includes a roll forward of the amounts for the three months and six months ended June 30, 2009 and 2008 for financial instruments classified within level 3. The classification of a financial instrument within level 3 is based upon the significance of the unobservable inputs to the overall fair value measurement.

Ramius Operating Entities

	Three months ended,		Six months ended,
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(dollars in thousands)		(dollars in thousands)
Beginning Balance	$3,463	$4,805	$3,784	$3,358
Net purchases and sales	(88)	14	(88)	1,518
Realized gains	220	64		7
Unrealized gains/(losses)	19	(196)	(82)	(196)

Ending Balance	$3,614	$4,687	$3,614	$4,687

Consolidated Ramius Funds

	Three months ended,		Six months ended,
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(dollars in thousands)		(dollars in thousands)
Beginning Balance	$127,149	$252,266	$161,394	$276,881
Net purchases and sales	(38,329)	(7,003)	(37,315)	(25,715)
Realized gains	35,889	18,924	772	7,110
Unrealized gains/(losses)	4,544	(20,190)	4,402	(14,279)

Ending Balance	$129,253	$243,997	$129,253	$243,997

4. Underlying Investments of Unconsolidated Master Funds Held by Consolidated Ramius Funds

Enterprise Master

        As discussed in Note 3, Enterprise LP's investment in Enterprise Master is equal to Enterprise LP's proportional share of Enterprise Master's net assets; as a result, the investment balances of Enterprise Master reflected below exceed the net investment which Enterprise LP has

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

4. Underlying Investments of Unconsolidated Master Funds Held by Consolidated Ramius Funds (Continued)

recorded. The following tables presents summarized investment information for the underlying investments and derivatives held by Enterprise Master, at fair value, as of June 30, 2009:

Securities owned and securities sold, but not yet purchased by Enterprise Master

	June 30, 2009
Description	Securities owned	Securities sold, but not yet purchased
	(dollars in thousands)
Agency Bond	$10,036	$—
Bank debt	6,646	—
Commercial mortgage backed securities	2,530	—
Common stock	140,013	(50,574)
Convertible debt	76,838	—
Corporate bonds	198,589	—
Distressed debt securities	50	—
Exchange traded funds	3,008	(16,297)
Foreign government debt	24,168	(25,211)
Loans	650	—
Municipal bonds	10,700	—
Options—put	7,074	(10)
Options—call	2,107	(1,359)
OTC fx call option	52	(20)
OTC fx put option	30	(30)
Preferred stock	14,355	(357)
Restricted stock	6,374	—
Rights	1,624	—
Trade claims	128	—
US Treasury bills	9,746	(9,956)
US Treasury notes	96,429	(67,854)
Warrants	1,851	—

	$612,998	$(171,668)

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

4. Underlying Investments of Unconsolidated Master Funds Held by Consolidated Ramius Funds (Continued)

Derivative contracts, owned by Enterprise Master, net

Description	As of June 30, 2009
(dollars in thousands)
Credit default swaps—call swaption	$28
Credit default swaps—protection purchased	(609)
Credit default swaps—protection sold	406
Currency forwards	(82)
Equity swaps—long exposure	(121)
Equity swaps—short exposure	102
Futures	(359)
Index swaps—long exposure	(86)
Index swaps—short exposure	(89)
Interest rate call swaption—long exposure	488
Interest rate call swaption—short exposure	(190)
Interest rate swaps—long exposure	13

$(499)

Portfolio Funds, owned by Enterprise Master

Description	Strategy	As of June 30, 2009
		(dollars in thousands)
624 Art Holdings, LLC*	Artwork	$2,074
QREX, LLC*	Life Settlements	2,807
Q Capital Strategies, LLC*	Life Settlements	779
RCG Longview Equity Fund, LP*	Real Estate	8,772
RCG Longview II, LP*	Real Estate	2,623
RCG Longview Debt Fund IV, LP*	Real Estate	10,212
RCG Longview, LP*	Real Estate	219
RCG Soundview, LLC*	Real Estate	5,495
RCG Urban American Real Estate Fund, L.P.*	Real Estate	3,679
RCG International Sarl*	Multi-Strategy	4,860
Portside Growth & Opportunity Fund*	Multi-Strategy	17,873
RCG Special Opportunities Fund, Ltd*	Multi-Strategy	106,521
Ramius Credit Opportunities Fund Ltd*	Distressed	635
RCG Endeavour, LLC*	Multi-Strategy	281
RCG Renergys, LLC*	Energy	3
Energy Investments	Energy	17,463
Other Private Investments	Various	14,814
Real Estate Investments	Real Estate	26,979

		$226,089

*
These Portfolio Funds are affiliates of the Company.

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

4. Underlying Investments of Unconsolidated Master Funds Held by Consolidated Ramius Funds (Continued)

Ramius Multi-Strategy Master FOF LP and Ramius Vintage Multi-Strategy Master FOF LP

        As discussed in Note 3, Multi-Strat FOF and Vintage FOF's investments in their respective master funds are equal to their proportional share of their master funds' net assets; as a result, the investments in Portfolio Funds of the master funds reflected below exceed the net investment which Multi-Strat FOF and Vintage FOF have recorded. The following table presents summarized investment information for the underlying Portfolio Funds held by Ramius Multi-Strategy Master FOF LP and Ramius Vintage Multi-Strategy Master FOF LP at fair value, as of June 30, 2009:

		As of June 30, 2009
Description	Strategy	Ramius Multi-Strategy Master FOF LP		Ramius Vintage Multi-Strategy Master FOF LP
		(dollars in thousands)
Ramius Fixed Income Arbitrage FOF LP*	Fixed Income Arbitrage	$3,742		$—
Ramius Hedged Equity FOF LP*	Hedged Equity	13,122		—
Ramius Vintage Multi-Strategy Master FOF LP*	Multi-Strategy	6,959		—
Tapestry Pooled Account I, LLC*	Multi-Strategy	—		6,612
Tapestry Pooled Account II, LLC*	Hedged Equity	—		5,054
Tapestry Pooled Account V, LLC*	Credit-Based	2,048		2,185
Externally Managed Funds	Credit-Based	3,202		1,663
Externally Managed Funds	Event Driven	11,244		19,558
Externally Managed Funds	Fixed Income Arbitrage	721		—
Externally Managed Funds	Hedged Equity	375		3,030
Externally Managed Funds	Multi-Strategy	15,350		6,496
Externally Managed Funds	Other	1,929		9,281

		$58,692	(1)	$53,879	(1)

*
These Portfolio Funds are affiliates of the Company.

(1)
The investments of Ramius Multi-Strategy Master FOF LP and Ramius Vintage Multi-Strategy Master FOF LP include July 2009 redemptions of $12.8 million and $14.2 million, respectively.

5. Goodwill

        All of the Company's goodwill as of June 30, 2009 resulted from the 2004 business combination with HVB AG. Goodwill is reviewed for possible impairment at least annually, consistent with valuation methodologies pursuant to SFAS 142. There were no additions to goodwill and no impairment losses during the six months ended June 30, 2009.

6. Redeemable Non-controlling Interests in Consolidated Subsidiaries

        As of June 30, 2009, the non-controlling interests in consolidated subsidiaries on the consolidated statements of financial condition were $260.7 million. The income (loss) attributable to non-controlling interests on the consolidated statements of operations was $6.4 million and $9.8 million for the three

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

6. Redeemable Non-controlling Interests in Consolidated Subsidiaries (Continued)

months ended June 30, 2009 and 2008, respectively, and was $4.0 million and ($3.4) million for the six months ended June 30, 2009 and 2008, respectively.

7. Income/Loss Allocation, Withdrawals and Rights of the Company's Investors

        In accordance with the Ramius operating agreement, the Managing Member is entitled to receive a special allocation equal to 35% of the net profits (the "Special Allocation") in any fiscal year that the Company has net income. Net income (after Special Allocation) or net loss is allocated pro rata in accordance with the Ramius operating agreement. In general, revenues and expenses are allocated among the members (including the Managing Member) in proportion to each member's capital interest. There was no Special Allocation during the six months ended June 30, 2009 and 2008 due to the Company's net loss.

        Effective January 1, 2009, the Managing Member transferred the respective ownership interest in the Managing Member to each of the individuals who owned the Managing Member (the "C4S Owners"). As a result, the balance in the Managing Member's capital account of $47.4 million at December 31, 2008 was transferred to the capital accounts of the C4S Owners and are reflected in redeemable non-managing members' capital. The Managing Member retains no economic interest in the Group effective January 1, 2009.

        Investors in the Company commit to a minimum two-year lock-up for each capital contribution made; provided, however, that upon the withdrawal, such capital will be withdrawn and paid to the investor by the Company over a period of three years. Members' capital is presented as redeemable as any member may withdraw from the Company on at least 90 days' notice prior to the end of any fiscal year.

        The business and affairs of the Company shall be managed by the Managing Member. The Managing Member intends to manage the Company and its investments in the best interests of the Non-Managing members.

8. Defined Benefit Plans

        The following amounts relate to the defined benefit plans in aggregate for the three months and six months ended June 30, 2009 and 2008.

Components of net periodic benefit cost included in employee compensation and benefits

	Three months ended,		Six months ended,
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(dollars in thousands)
Service cost	$—	$52	$—	$104
Interest cost	83	111	167	222
Expected return on plan assets	(83)	(99)	(162)	(199)
Amortization of loss	—	17	—	33
Amortization of prior service cost	6	6	11	13
Settlement	27	—	27	—

Net periodic benefit cost	$33	$87	$43	$173

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

8. Defined Benefit Plans (Continued)

        During the three months and six months ended June 30, 2009, the Group made a contribution to its defined benefit plans of $962,000 out of total expected contributions for the year ended December 31, 2009 of approximately $1.0 million. The Group recorded a settlement loss of approximately $27,000 during the three and six months ended June 30, 2009 in connection with terminations and related payouts occurring during the period.

        The Group is currently in the process of winding down the operations of Ramius GmbH ("GmbH"), and as a result, the GmbH plan will cease. During the three months ended June 30, 2009 the Group recorded additional compensation expense of $365,000 related to the GmbH plan and no payments were made. As of June 30, 2009, the Company has recorded a liability of $958,000 related to the GmbH plan for payments it expects to make during the remainder of 2009 to settle its remaining liabilities relating to this plan.

9. Income Taxes

        Ramius and certain consolidated subsidiaries are subject to New York City Unincorporated Business Tax ("NYC UBT") on the portion of their operating income (after certain adjustments) and investment income allocated to New York City, at a statutory rate of 4%. Also, certain subsidiaries of Ramius are subject to income tax of the foreign countries in which they conduct business. Taking into account these taxes, the Company's effective income tax rate was approximately (0.16%) and 0.41% for the three months ended June 30, 2009 and 2008, respectively and 0.22% and (2.84%) for the six months ended June 30, 2009 and 2008, respectively. The Group's effective tax rate differs from the NYC UBT statutory rate of 4% due to income subject to taxation in foreign jurisdictions and loss carryforwards against which the Company records a full valuation allowance.

        The provision for income taxes consists of the following:

	Six months ended June 30, 2009	Six months ended June 30, 2008
	(dollars in thousands)	(dollars in thousands)
Local current income tax expense (benefit)	$(350)	$75
Foreign current income tax expense (benefit)	301	109

Total current income tax expense (benefit)	(49)	184
Total deferred income tax expense (benefit)	—	—

Total income tax expense (benefit)	$(49)	$184

	Three months ended June 30, 2009	Three months ended June 30, 2008
	(dollars in thousands)	(dollars in thousands)
Local current income tax expense (benefit)	$(76)	$45
Foreign current income tax expense (benefit)	93	74

Total current income tax expense (benefit)	17	119
Total deferred income tax expense (benefit)	—	—

Total income tax expense (benefit)	$17	$119

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

9. Income Taxes (Continued)

        There were no changes to the Company's unrecognized tax benefit balance of $0.5 million in the three and six months ended June 30, 2009.

10. Note Payable and Short-Term Borrowings

        On June 3, 2009, Ramius entered into a collateralized revolving credit agreement with HVB AG, as lender, administrative agent and issuing bank, providing for a revolving credit facility with a $50.0 million aggregate loan commitment amount available, with a $7.0 million letter of credit sub-limit. As of June 30, 2009, the Company had borrowings of $43 million under the line of credit portion and $6.9 million under the letter of credit portion. At Ramius's election and discretion, borrowings under the 2009 collateralized revolving credit agreement bear interest per annum (based on a 360 day year) equal to either: (a) 0.5% plus the greater of (1) the lender's prime rate, (2) the overnight federal funds rate plus 0.5% and (3) the LIBOR rate plus 1.0% or (b) the LIBOR rate plus 2.75%. Due to the variable interest rate on these borrowings, their carrying values approximate fair value. Ramius is required to pay a quarterly commitment fee on the undrawn portion of the revolving credit facility equal to 1.0% per annum of the undrawn amount. For letters of credit, Ramius will pay a fee on the stated amount of the letter of credit at a rate equal to 2.75%. The 2009 collateralized revolving credit agreement will mature upon the earlier of the consummation of the transactions as discussed above or December 31, 2009. The 2009 collateralized revolving credit agreement contains financial and other restrictive covenants, substantially similar to those in the 2003 revolving loan agreement, that limit Ramius's ability to incur additional debt and engage in other activities. As of and during the six months ended June 30, 2009, Ramius was in compliance with these covenants.

        Interest incurred on the Company's line of credit (in combination with the previous line of credit) was $0.3 million and $0.3 million for the three months ended June 30, 2009 and 2008, respectively, and was $0.7 million and $0.6 million for the six months ended June 30, 2009 and 2008, respectively.

        Cash collateral pledged, on the consolidated statement of financial condition, represents collateral that was required to be posted for obligations or potential obligations under the letter of credit discussed above pursuant to the lease agreement for the Group's premises in New York City. The Company's investment in Enterprise Master through Enterprise LP has been pledged as collateral under the line of credit portion of the revolving credit agreement discussed above.

11. Commitments and Contingencies

        The Group has entered into non-cancellable leases for office space. These leases contain escalation clauses for operating expenses and real estate taxes. The Group records rent expense on a straight-line basis over the lease term, including any rent holiday periods. Net rent expense was $2.2 million and $2.5 million for the three months ended June 30, 2009 and 2008, respectively and was $4.3 million and

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

11. Commitments and Contingencies (Continued)

$5.3 million for the six months ended June 30, 2009 and 2008, respectively. At June 30, 2009, future minimum annual lease payments for the Company and its affiliates were as follows:

	Minimum Lease Payments
	Equipment Leases	Facility Leases
	(dollars in thousands)
Remainder of 2009	$880	$4,871
2010	1,760	8,555
2011	1,760	7,304
2012	1,760	7,284
2013	1,760	7,623
Thereafter	147	66,851

	$8,067	$102,488

        The Company has entered into agreements to sublease certain of the premises for which the lease commitments are included in the above table. These subleases expire in May 2010. The Company recorded sublease income related to these leases of $457,138 and $203,599 during the three months ended June 30, 2009 and 2008, respectively and $958,018 and $203,599 during the six months ended June 30, 2009 and 2008, respectively.

        Ramius has a requirement through the lease contract for the Group's premises in New York City to maintain minimum assets under management of no less than $5 billion. As of, and during, the six months ended June 30, 2009, the Company was in compliance with this minimum requirement.

        The Group serves as the general partner/managing member and/or investment manager to the Ramius Funds. As such, the Group is contingently liable for obligations for those entities. The Group believes, however, that the assets in the Ramius Funds are sufficient to discharge any liabilities.

        As of June 30, 2009, the Group had unfunded commitments of $46.6 million pertaining to capital commitments in 12 investments held by the Group. Of such commitments, $30.6 million pertained to related party investments. Such commitments can be called at any time, subject to advance notice.

        In connection with the Group's investment in the general partner of one of its real estate funds, the general partner is entitled to receive certain carried interest distributions based on the performance of the fund. Amounts received as carried interest are subject to clawback to the extent that the carried interest received to date exceeds the amount due to the general partner based on cumulative results. At June 30, 2009, pursuant to a hypothetical liquidation of the fund at fair value, the amount of carried interest subject to potential clawback would be $6.2 million, on an after-tax basis. This amount is the maximum obligation associated with this carried interest based on the Group's estimates at June 30, 2009.

        The Group has entered into certain side letter agreements with a related party in connection with investments made in the Group's managed real estate funds. In these side letter agreements, the Group has agreed to indemnify and hold harmless from, and reimburse for, any diminution in value resulting from that related party's investment in the general partner of certain real estate funds. Those funds are subject to side letter agreements with a lead investor and require the establishment of holdback accounts, into which distributions from the general partner are to be paid, until such amounts equal

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

11. Commitments and Contingencies (Continued)

10% of the lead investor's capital contributions. Upon dissolution and final liquidation of the funds, the lead investor is entitled to receive amounts by which their aggregate capital contributions actually paid to the funds exceed the cumulative amount of distributions received over the life of the funds, including all liquidating distributions, but limited to the fair value of the general partner's capital account.

        Various claims against the Company may exist in the ordinary course of business. Management of the Company does not believe that any such matter will have a material adverse effect on the Company's consolidated statements of financial condition, consolidated statements of operations and consolidated statements of cash flows.

12. Segment Reporting

        Ramius conducts all of its operations through the Investment Management segment primarily in the United States and substantially all of its revenues are generated domestically. The performance measure for the Investment Management segment is Economic Income, which management uses to evaluate the financial performance of and make operating decisions for the segment including determining appropriate compensation levels.

        The chief operating decision maker uses Economic Income to assess the performance of the Investment Management segment. Economic Income is a pre-tax measure that (i) presents the segment's results of operations without the impact resulting from the consolidation of any of the Ramius Funds and (ii) excludes goodwill impairment.

        The performance measure for the Investment Management segment is Economic Income, which management uses to evaluate financial performance and to make operating decisions for the segment. As further stated below, one major difference between Economic Income and US GAAP income is that Economic Income presents the segment's results of operations without the impact resulting from the full consolidation of any of the Ramius Funds. Consolidation of these funds results in including in income the pro rata share of the income or loss attributable to other owners of such entities. This pro rata share has no effect on the overall financial performance for the Investment Management segment, as ultimately, this income or loss is not income or loss for the Investment Management segment itself. Included in Economic Income is the actual pro rata share of the income or loss attributable to Ramius as an investor in such entities, which is relevant in management making operating decisions and evaluating financial performance.

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

12. Segment Reporting (Continued)

        The following tables set forth operating results for the Company's Investment Management segment and other operation and related adjustments necessary to the Investment Management Economic Income measure to arrive at the Company's combined income before income taxes:

	Six months ended June 30, 2009
		Adjustments
	Investment Management Economic Income	Funds Consolidation	Other Adjustments		Ramius Group Consolidated
	(dollars in thousands)
Revenues
Management fees	$28,459	$(2,047)	$(3,978	)(a)	$22,434
Incentive income	(10,547)	—	10,547	(a)	—
Investment Income	2,969	—	(2,969	)(c)	—
Interest and dividends	—	—	178	(c)	178
Reimbursement from affiliates	—	(266)	5,756	(b)	5,490
Other Revenue	589	—	1,099	(c)	1,688
Consolidated Ramius Funds	—	7,967	—		7,967

Total revenues	21,470	5,654	10,633		37,757
Expenses
Employee compensation and benefits	28,786	—	—		28,786
Interest and dividends	673	—	14	(c)	687
General, Administrative and Other Expenses	22,901	—	2,869	(c)	25,770
Reimbursement from affiliates	(5,756)	—	5,756	(b)	—
Consolidated Ramius Funds	—	6,520	—		6,520

Total expenses	46,604	6,520	8,639		61,763
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	—	—	(3,976	)(c)	(3,976)
Consolidated Ramius Funds	—	3,930	1,982		5,912

Total other income (loss)	—	3,930	(1,994)		1,936

Income (loss) before income taxes and non-controlling interests	(25,134)	3,064	—		(22,070)

Income taxes	—	—	(49	)(b)	(49)

Economic Income (Loss)/Net income (loss) before non-controlling interests	(25,134)	3,064	49		(22,021)
Less: Income (loss) attributable to non-controlling interests	925	3,064	—		3,989

Economic Income (Loss)/Net income (loss) available to all Members	$(26,059)	$—	$49		$(26,010)

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

12. Segment Reporting (Continued)

	Six months ended June 30, 2008
		Adjustments
	Investment Management Economic Income	Funds Consolidation	Other Adjustments		Ramius Group Consolidated
	(dollars in thousands)
Revenues
Management fees	$44,489	$(2,672)	$(3,169	)(a)	$38,648
Incentive income	608	(1,316)	1,570	(a)	862
Investment Income	14,238	—	(14,238	)(c)	—
Interest and dividends	—	—	913	(c)	913
Reimbursement from affiliates	—	(141)	6,739	(b)	6,598
Other Revenue	779	—	1,606	(c)	2,385
Consolidated Ramius Funds	—	14,238	—		14,238

Total revenues	60,114	10,109	(6,579)		63,644
Expenses
Employee compensation and benefits	51,934	—	—		51,934
Interest and dividends	593	—	161	(c)	754
General, Administrative and Other Expenses	18,911	—	3,273	(c)	22,184
Reimbursement from affiliates	(6,739)	—	6,739	(b)	—
Consolidated Ramius Funds	—	14,018	—		14,018

Total expenses	64,699	14,018	10,173		88,890
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	—	—	1,323	(c)	1,323
Consolidated Ramius Funds	—	1,984	15,429		17,413

Total other income (loss)	—	1,984	16,752		18,736

Income (loss) before income taxes and non-controlling interests	(4,585)	(1,925)	—		(6,510)

Income taxes	—	—	184	(b)	184

Economic Income (Loss)/Net income (loss) before non-controlling interests	(4,585)	(1,925)	(184)		(6,694)
Less: Income (loss) attributable to non-controlling interests	(1,464)	(1,925)	—		(3,389)

Economic Income (Loss)/Net income (loss) available to all Members	$(3,121)	$—	$(184)		$(3,305)

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

12. Segment Reporting (Continued)

	Three months ended June 30, 2009
		Adjustments
	Investment Management Economic Income	Funds Consolidation	Other Adjustments		Ramius Group Consolidated
	(dollars in thousands)
Revenues
Management fees	$14,045	$(1,037)	$(2,085	)(a)	$10,923
Incentive income	(7,177)	—	7,177	(a)	—
Investment Income	3,352	—	(3,352	)(c)	—
Interest and dividends	—	—	87	(c)	87
Reimbursement from affiliates	—	(246)	2,342	(b)	2,096
Other Revenue	231	—	438	(c)	669
Consolidated Ramius Funds	—	3,257	—		3,257

Total revenues	10,451	1,974	4,607		17,032
Expenses
Employee compensation and benefits	13,879	—	—		13,879
Interest and dividends	330	—	8	(c)	338
General, Administrative and Other Expenses	14,432	—	1,065	(c)	15,497
Reimbursement from affiliates	(2,342)		2,342	(b)	—
Consolidated Ramius Funds	—	3,143	—		3,143

Total expenses	26,299	3,143	3,415		32,857
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	—	—	(4,235	)(c)	(4,235)
Consolidated Ramius Funds	—	6,216	3,043		9,259

Total other income (loss)	—	6,216	(1,192)		5,024

Income (loss) before income taxes and non-controlling interests	(15,848)	5,047	—		(10,801)

Income taxes	—	—	17	(b)	17

Economic Income (Loss)/Net income (loss) before non-controlling interests	(15,848)	5,047	(17)		(10,818)
Less: Income (loss) attributable to non-controlling interests	1,346	5,047	—		6,393

Economic Income (Loss)/Net income (loss) available to all Members	$(17,194)	$—	$(17)		$(17,211)

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

12. Segment Reporting (Continued)

	Three months ended June 30, 2008
		Adjustments
	Investment Management Economic Income	Funds Consolidation	Other Adjustments		Ramius Group Consolidated
	(dollars in thousands)
Revenues
Management fees	$23,785	$(1,406)	$(3,303	)(a)	$19,076
Incentive income	549	(1,316)	1,629	(a)	862
Investment Income	26,593	—	(26,593	)(c)	—
Interest and dividends	—	—	287	(c)	287
Reimbursement from affiliates	—	(110)	5,005	(b)	4,895
Other Revenue	561	—	763	(c)	1,324
Consolidated Ramius Funds	—	7,387	—		7,387

Total revenues	51,488	4,555	(22,212)		33,831
Expenses
Employee compensation and benefits	25,854	—	—		25,854
Interest and dividends	345	—	50	(c)	395
General, Administrative and Other Expenses	10,814	—	540	(c)	11,354
Reimbursement from affiliates	(5,005)		5,005	(b)	—
Consolidated Ramius Funds	—	7,503	—		7,503

Total expenses	32,008	7,503	5,595		45,106
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	—	—	2,037	(c)	2,037
Consolidated Ramius Funds	—	12,327	25,770		38,097

Total other income (loss)	—	12,327	27,807		40,134

Income (loss) before taxes and non-controlling interests	19,480	9,379	—		28,859

Income taxes	—	—	119	(b)	119

Economic income (loss)/Net income (loss) before non-controlling interests	19,480	9,379	(119)		28,740
Less: Income (loss) attributable to non-controlling interests	407	9,379	—		9,786

Economic Income (loss)/Net income (loss) available to all Members	$19,073	$—	$(119)		$18,954

        The following is a summary of the adjustments made to US GAAP net income (loss) for the segment to arrive at Economic Income:

        Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Ramius Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the consolidated Ramius Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

12. Segment Reporting (Continued)

Other Adjustments:

  (a)
  Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of revenues of certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

  (b)
  Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income Expenses, but for US GAAP is shown as part of revenues.

  (c)
  Economic Income Revenues include investment income that represents the income Ramius has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in other income (loss).

13. Regulatory Requirements

        Ramius Securities is subject to the SEC's Uniform Net Capital Rule 15c3-1 (the "Rule"), which requires the maintenance of minimum net capital. Ramius Securities has elected to use the alternative method, permitted by the Rule, which requires that Ramius Securities maintain net capital in an amount not less than $2,500 for each security in which it makes a market based on the average number of such markets made by such broker or dealer during the 30 days immediately preceding the computation date. Since Ramius Securities has elected not to be subject to the Aggregate Indebtedness Standard (a)(1)(i) of the Rule and Ramius Securities has not made a market in any securities since January 2006, Ramius Securities shall not permit its net capital to be less than $250,000. At June 30, 2009, Ramius Securities had net capital of $1.5 million, which was $1.25 million in excess of its required minimum net capital of $250,000.

        Ramius Securities is exempt from the provisions of Rule 15c3-3 under the Securities Exchange Act of 1934 as Ramius Securities' activities are limited to those set forth in the conditions for exemption appearing in paragraph (k)(2)(ii) of the Rule.

14. Related Party Transactions

        The Group acts as managing member, general partner and/or investment manager to the Ramius Funds and certain managed accounts. Management fees and incentive income are primarily earned from affiliated entities. Fees receivable from related parties represents the management fees and incentive income owed to the Group from these Ramius Funds and certain affiliated managed accounts.

        The Group may, at its discretion, waive certain of the fees charged to the Ramius Funds to avoid duplication of fees when such funds have an underlying investment in another affiliated investment fund. The Group reimbursed the Ramius Funds for management fees of $1 million and $6.9 million, and incentive income of $0 and $2.8 million, respectively for the three months ended June 30, 2009 and 2008. The Group reimbursed the Ramius Funds for management fees of $2.4 million and $14.6 million, and incentive income of $0 and $4.9 million for the six months ended June 30, 2009 and 2008, respectively. During the years ended December 31, 2009 and 2008, these reimbursements have been recorded net in management fees and incentive income in the consolidated statements of operations, respectively.

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

14. Related Party Transactions (Continued)

        As of June 30, 2009, due from related parties included principal advances of approximately $4.7 million. These amounts are generally short term in nature and may have various interest rates but no less than the applicable federal rate of interest as required by the Internal Revenue Service. The Company may also make loans to employees or other affiliates. These loans are interest bearing and settle pursuant to the agreed-upon terms with such employees or affiliates and are included in due from related parties in the consolidated statements of financial condition. As of June 30, 2009, loans to employees were $1.1 million and were included in due from related parties on the consolidated statement of financial condition. Interest was charged for these loans and advances of $33,650 and $62,064 for the three months ended June 30, 2009 and 2008, respectively and $45,110 and $109,593 for the six months ended June 30, 2009 and 2008.

        As of June 30, 2009, included in payments due to related parties are reimbursement obligations of $4.4 million related to certain letter agreements with a related party due to changes in unrealized value of certain managed real estate funds. The settlement of these potential reimbursement obligations is not due until the end of the life of the respective fund (see Note 11).

15. Guarantees

        FIN 45 requires the Company to disclose information about its obligations under certain guarantee arrangements. FIN 45 defines guarantees as contracts and indemnification agreements that contingently require a guarantor to make payments to the guaranteed party based on changes in an underlying security (such as an interest or foreign exchange rate, security or commodity price, an index or the occurrence or nonoccurrence of a specified event) related to an asset, liability or equity security of a guaranteed party. FIN 45 also defines guarantees as contracts that contingently require the guarantor to make payments to the guaranteed party based on another entity's failure to perform under an agreement as well as indirect guarantees of the indebtedness of others.

        In the normal course of its operations, the Group enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Group's maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Group that have not yet occurred. However, based on experience, the Group expects the risk of loss to be remote.

        The Group indemnifies and guarantees certain service providers, such as clearing and custody agents, trustees and administrators, against specified potential losses in connection with their acting as an agent of, or providing services to, the Group or its affiliates. The Group also indemnifies some clients against potential losses incurred in the event specified third-party service providers, including sub-custodians and third-party brokers, improperly execute transactions. The maximum potential amount of future payments that the Group could be required to make under these indemnifications cannot be estimated. However, the Group believes that it is unlikely it will have to make material payments under these arrangements and has not recorded any contingent liability in the consolidated financial statements for these indemnifications.

        The Group also provides representations and warranties to counterparties in connection with a variety of commercial transactions and occasionally indemnifies them against potential losses caused by the breach of those representations and warranties. The Group may also provide standard indemnifications to some counterparties to protect them in the event additional taxes are owed or payments are withheld, due either to a change in or adverse application of certain tax laws. These

Ramius LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

15. Guarantees (Continued)

indemnifications generally are standard contractual terms and are entered into in the normal course of business. The maximum potential amount of future payments that the Group could be required to make under these indemnifications cannot be estimated. However, the Group believes it is unlikely it will have to make material payments under these arrangements and has not recorded any contingent liability in the consolidated financial statements for these indemnifications.

16. Subsequent Events

        During the period from July 1, 2009 to August 1, 2009, there were capital contributions made into Ramius LLC of $0.3 million and no capital withdrawals. There were no capital contributions or withdrawals to/from the consolidated Ramius Funds for the same period.

        In connection with the transactions contemplated by the Transaction Agreement (see Note 1), the Special Allocation allocated to the Managing Member will be discontinued. Additionally, in connection with these transactions, Ramius will award, in connection with the transaction, an additional $25.0 million in equity REOP awards to certain key employees. Such award grants are a one-time award which will vest over a three-year period, with 50% of the awards vesting on each of the second and third anniversaries of the closing of the transactions. The compensation expense related to these award grants will be recognized by New Parent over the requisite service period in relation to the services provided by the employees.

        On July 13, 2009, FINRA sent written notification to Ramius that it intends to recommend an enforcement action against Ramius Securities's pertaining to finder fees which were paid by another party in connection with certain transactions executed by Ramius Securities's former securities lending business, in violation of marketplace rules. This inquiry is ongoing and the Company is unable to determine what impact it may have on the Group's business and consolidated financial statements. SFAS No. 5, "Accounting for Contingencies" ("SFAS 5"), states that a loss contingency will not be recorded unless it is probable and can be reasonably estimated. Therefore, the Company is unable to make this determination at this time and has not accrued any amounts related to this inquiry.

        The Group has evaluated events that have occurred since June 30, 2009 and through August 14, 2009, and it has determined except for what is disclosed in this note, there are no other events that have occurred that would require recognition or additional disclosures in these interim unaudited consolidated financial statements to prevent them from being misleading.

 Appendix A

TRANSACTION AGREEMENT and
AGREEMENT AND PLAN OF MERGER,
by and among
COWEN GROUP, INC.,
LEXINGTONPARK PARENT CORP.,
LEXINGTON MERGER CORP.,
PARK EXCHANGE LLC,
and
RAMIUS LLC

DATED AS OF JUNE 3, 2009

A-ii

Index of Exhibits and Schedules
Cowen Disclosure Schedule
Ramius Disclosure Schedule
Schedule A:	Directors of Merger Sub
Schedule B:	Appointees to Board of Directors of New Parent
Schedule C:	Officers of New Parent
Exhibit A:	New Parent Charter
Exhibit B:	New Parent By-Laws
Exhibit C:	Bill of Sale
Exhibit D:	Charter of Cowen Surviving Corporation
Exhibit E:	By-Laws of Cowen Surviving Corporation
Exhibit F:	Form of Registration Rights Agreement
Exhibit G:	Form of Tax Opinion of Wachtell, Lipton, Rosen & Katz

A-iii

TRANSACTION AGREEMENT AND AGREEMENT AND PLAN OF MERGER

        TRANSACTION AGREEMENT AND AGREEMENT AND PLAN OF MERGER, dated as of June 3, 2009 (this "Agreement"), by and among COWEN GROUP, INC., a Delaware corporation ("Cowen"), LEXINGTONPARK PARENT CORP., a Delaware corporation ("New Parent"), LEXINGTON MERGER CORP., a Delaware corporation and direct wholly owned subsidiary of New Parent ("Merger Sub"), PARK EXCHANGE LLC, a Delaware limited liability company and direct wholly owned subsidiary of New Parent ("Exchange Sub"), and RAMIUS LLC, a Delaware limited liability company ("Ramius").

W I T N E S S E T H:

        WHEREAS, the Boards of Directors of Cowen, New Parent and Merger Sub, the Managing Member of Ramius and the Board of Managers of Exchange Sub have determined that it is in the best interests of their respective companies and their stockholders or membership interest holders, as applicable, to consummate the strategic business combination transaction;

        WHEREAS, to effect such business combination transaction, upon the terms and subject to the conditions set forth herein, (i) Merger Sub will merge with and into Cowen with Cowen continuing as the surviving corporation (the "Cowen Merger") and (ii) Exchange Sub will acquire substantially all of the assets and assume the Assumed Liabilities of Ramius (the "Ramius Asset Exchange" and together with the Cowen Merger, the "Transactions");

        WHEREAS, as a condition to Ramius entering into this Agreement, concurrently with the execution and delivery of this Agreement, Ramius is entering into a Voting Agreement with certain stockholders of Cowen (the "Voting Agreement") pursuant to which, among other things, each of those stockholders has agreed, subject to the terms thereof, to vote all shares of Cowen Common Stock owned by such stockholder in accordance with the terms of the Voting Agreement;

        WHEREAS, upon consummation of the Transactions, (i) Cowen will become a direct wholly owned subsidiary of New Parent, which has been formed by Cowen and Ramius solely for the purpose of the transactions contemplated by this Agreement, (ii) Exchange Sub will become the owner of substantially all of the assets and substantially all of the liabilities of Ramius and will remain a wholly owned subsidiary of New Parent and (iii) New Parent will change its name to Cowen Group, Inc.; and

        WHEREAS, for U.S. federal income tax purposes, it is intended that the Cowen Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that the Transactions, taken together, shall qualify as an exchange described in Section 351 of the Code.

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE TRANSACTIONS

        1.1    Formation of New Parent; Merger Sub and Exchange Sub.

        (a)    New Parent.    Cowen and Ramius have caused New Parent to be organized under the laws of the State of Delaware and each owns 50% of the capital stock of New Parent. The authorized capital stock of New Parent consists of 250,000,000 shares of Class A voting common stock, par value $.01 per share (the "New Parent Class A Common Stock"), of which one share has been issued to Cowen and one share has been issued to Ramius, and 250,000,000 shares of Class B voting common stock, par value $.01 per share (the "New Parent Class B Common Stock"), of which no shares have been issued and 10,000,000 shares of undesignated preferred stock, par value $.01 per share, of which no shares have been issued. Cowen and Ramius shall take, and shall cause New Parent to take, all requisite action to cause the certificate of incorporation of New Parent to be in the form of Exhibit A (the "New Parent Charter") and the by-laws of the New Parent to be in the form of Exhibit B (the "New Parent By-Laws"), in each case, at the Effective Time.

        (b)    Merger Sub and Exchange Sub.    Cowen and Ramius have caused New Parent to organize, and New Parent has organized, Merger Sub and Exchange Sub under the laws of the State of Delaware. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.01 per share (the "Merger Sub Common Stock"), all of which are validly issued, fully paid and nonassessable, and are owned by New Parent free and clear of any Liens. The authorized membership interests of Exchange Sub consists of 100 units (the "Exchange Sub Membership Interests"), all of which are validly issued and are owned by New Parent free and clear of any Liens.

        1.2    The Transactions.

        (a)    The Cowen Merger.    Upon the terms and subject to the conditions hereof, in accordance with the DGCL, at the Effective Time Merger Sub shall merge with and into Cowen, with Cowen continuing as the surviving corporation in the Cowen Merger (the "Cowen Surviving Corporation") and the separate corporate existence of Merger Sub shall cease. As a result of the Cowen Merger, Cowen will become a direct wholly owned subsidiary of New Parent.

        (b)    The Ramius Asset Exchange.    Upon the terms and subject to the conditions hereof, Ramius shall exchange, assign, transfer, convey and deliver to Exchange Sub, and Exchange Sub shall acquire from Ramius, as of immediately prior to the Closing, all of Ramius's rights, title and interest in and to all assets of Ramius, whether real or personal, tangible or intangible, including the Assigned Contracts and Ramius's equity interests in each of the entities set forth in Section 1.2(b) of the Ramius Disclosure Schedule, other than the Excluded Assets (the "Acquired Assets"), in exchange for the issuance to Ramius of 37,536,826 shares of New Parent Class A Common Stock (the "Asset Exchange Consideration"), and the assumption by Exchange Sub of all liabilities and obligations of Ramius, including any indebtedness, obligation and other liability (whether absolute, accrued, matured, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due), including any fine, penalty, judgment, award or settlement respecting any judicial, administrative or arbitration proceeding, damage, loss, claim or demand with respect to any Law (except for the Excluded Liabilities) (such liabilities, the "Assumed Liabilities").

        1.3    Effective Time of the Cowen Merger; Closing of the Ramius Asset Exchange.

        (a)   As soon as practicable on the Closing Date, Cowen shall file with the Secretary of State of the State of Delaware (the "Delaware Secretary") a certificate of merger with respect to the Cowen Merger (the "Cowen Certificate of Merger"), which Cowen Certificate of Merger shall be in such form as is required by, and executed and acknowledged in accordance with, the DGCL. The Cowen Merger shall become effective at such date and time as Cowen and Ramius shall agree and shall be specified in the Cowen Certificate of Merger; provided that (i) such date and time shall be after the time of filing of the Cowen Certificate of Merger and (ii) the Cowen Merger shall become effective at the same date and time as the closing of the Ramius Asset Exchange. As used in this Agreement, the term "Effective Time" shall mean the date and time when the Transactions become effective.

        (b)   On the Closing Date, (i) each of Ramius and Exchange Sub shall execute and deliver to such other party a Bill of Sale and Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit C (the "Bill of Sale") and (ii) New Parent shall issue to Ramius the Asset Exchange Consideration consisting of shares of New Parent Class A Common Stock that shall be validly issued, fully paid and non-assessable.

        1.4    Effects of the Cowen Merger.    At and after the Effective Time, the Cowen Merger shall have the effects set forth in the applicable provisions of the DGCL.

        1.5    Closing.    Upon the terms and subject to the conditions set forth in Article VIII and the termination rights set forth in Article IX, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, 10019 at 10:00 A.M. on the third Business Day following the satisfaction or waiver (subject to applicable Law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date but subject to the satisfaction or waiver of such conditions) set forth in Article VIII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to in writing by Cowen and Ramius (the date of the Closing, the "Closing Date").

        1.6    Cowen Surviving Corporation Constituent Documents.    At the Effective Time, by virtue of the Cowen Merger, the certificate of incorporation of Cowen shall be amended to read in its entirety as set forth in Exhibit D, and, as so amended, shall be the certificate of incorporation of the Cowen Surviving Corporation, from and after the Effective Time, until thereafter changed or amended as provided therein and/or in accordance with applicable Law. The Cowen Board of Directors shall take all action necessary so that, at the Effective Time, the by-laws of Cowen shall be amended to read in their entirety as set forth in Exhibit E, and as so amended, such by-laws shall be the by-laws of the Cowen Surviving Corporation, from and after the Effective Time, until thereafter changed or amended as provided therein, in the certificate of incorporation of the Cowen Surviving Corporation and/or in accordance with applicable Law.

        1.7    Directors, Managers and Officers.

        (a)   The directors and officers of New Parent at the Effective Time shall be as set forth in Section 7.9 hereof.

        (b)   The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Cowen Surviving Corporation and the officers of Cowen immediately prior to the Effective Time shall be the officers of the Cowen Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

        (c)   New Parent shall cause the officers of Ramius immediately prior to the Effective Time to be appointed as the officers of Exchange Sub, in each case, until their respective successors are duly elected and qualified.

        (d)   Cowen shall cause the persons set forth on Schedule A to be appointed directors of Merger Sub, effective as of immediately prior to the Effective Time.

        1.8    Actions of Cowen and Ramius.    Cowen and Ramius, as the holders of all the outstanding shares of New Parent Class A Common Stock, have approved this Agreement and the transactions contemplated hereby and shall cause New Parent, as the sole stockholder of Merger Sub and as the sole member of Exchange Sub, to approve and adopt this Agreement. Each of Cowen and Ramius shall take all actions necessary to cause New Parent, Merger Sub and Exchange Sub to take any actions necessary in order to consummate the Transactions and the other transactions contemplated hereby.

ARTICLE II

CONVERSION OF SECURITIES

        2.1    Effect on Capital Stock of Cowen and Merger Sub.    At the Effective Time, by virtue of the Cowen Merger and without any further action on the part of Cowen, New Parent, Merger Sub, Exchange Sub, Ramius or any holder of any shares of Cowen Common Stock or Ramius Percentage Interests:

        (a)   All shares of Cowen Common Stock that are held by Cowen as treasury stock or that are owned by New Parent, Cowen, Merger Sub or Exchange Sub immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

        (b)   Subject to Section 2.1(a), each outstanding share of Cowen Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one fully paid and nonassessable share of New Parent Class A Common Stock (the "Cowen Merger Consideration"). All shares of New Parent Class A Common Stock issued pursuant to this Section 2.1(b) shall be duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to the ownership thereof.

        (c)   All of the shares of Cowen Common Stock converted into the right to receive New Parent Class A Common Stock pursuant to this Section 2.1 shall cease to be outstanding and shall be cancelled and retired and shall cease to exist and, as of the Effective Time, the holders of Cowen Common Stock shall be deemed to have received shares of New Parent Class A Common Stock (without the requirement for the surrender of any certificate previously representing any such shares of Cowen Common Stock or issuance of new certificates representing New Parent Class A Common Stock), with each certificate representing shares of Cowen Common Stock prior to the Effective Time being deemed to represent automatically an equivalent number of shares of New Parent Class A Common Stock.

        (d)   Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Cowen Surviving Corporation.

        2.2    Effect on New Parent Class A Common Stock.    At the Effective Time, each share of the capital stock of New Parent issued and outstanding immediately prior to the Effective Time shall remain outstanding. Immediately following the Effective Time, shares of the capital stock of New Parent owned by the Cowen Surviving Corporation or Exchange Sub shall be cancelled by New Parent without payment therefor.

        2.3    Cowen Stock Options and Other Equity-Based Awards.

        (a)   As of the Effective Time, by virtue of the Cowen Merger and without any action on the part of the holders thereof, each option to purchase shares of Cowen Common Stock granted under the Cowen Group, Inc. 2007 Equity and Incentive Plan and the Cowen Group, Inc. 2006 Equity Incentive Plan (collectively, the "Cowen Stock Plans") or otherwise that is outstanding immediately prior to the Effective Time (collectively, the "Cowen Stock Options") shall vest in full and be converted into an option (the "New Parent Stock Options") to purchase, the number of whole shares of New Parent Class A Common Stock that is equal to the number of shares of Cowen Common Stock subject to such Cowen Stock Option immediately prior to the Effective Time, at an exercise price per share of New Parent Class A Common Stock equal to the exercise price for each such share of Cowen Common Stock subject to such Cowen Stock Option immediately prior to the Effective Time, and otherwise on the same terms and conditions as applied to each such Cowen Stock Option immediately prior to the Effective Time (but taking into account any changes thereto, including accelerated vesting thereof, provided for in the Cowen Stock Plans, in any award agreement or in such Cowen Stock Option by reason of this Agreement or the transactions contemplated hereby).

        (b)   As of the Effective Time, each restricted share of Cowen Common Stock granted under a Cowen Stock Plan or otherwise that is outstanding immediately prior to the Effective Time (collectively, the "Cowen Restricted Shares") shall, by virtue of the Cowen Merger and without any action on the part of the holder thereof, vest in full and be converted into the right to receive the Cowen Merger Consideration as provided in Section 2.1(b).

        (c)   As of the Effective Time, each restricted share unit with respect to shares of Cowen Common Stock granted under a Cowen Stock Plan or otherwise that is outstanding immediately prior to the

Effective Time (collectively, the "Cowen RSUs") shall, by virtue of the Cowen Merger and without any action on the part of the holder thereof, vest in full and be converted into a restricted share unit with respect to the number of shares of New Parent Class A Common Stock that is equal to the number of shares of Cowen Common Stock subject to the Cowen RSU immediately prior to the Effective Time (a "New Parent RSU"), and otherwise on the same terms and conditions as applied to each such Cowen RSU immediately prior to the Effective Time (but taking into account any changes thereto, including accelerated vesting thereof and deferral provisions, provided for in the Cowen Stock Plans, in any award agreement or in such Cowen RSU by reason of this Agreement or the transactions contemplated hereby). The obligations in respect of the New Parent RSUs shall be payable or distributable in accordance with the terms of the agreement, plan or arrangement relating to such New Parent RSUs.

        (d)   As of the Effective Time, New Parent shall assume the obligations and succeed to the rights of Cowen under the Cowen Stock Plans with respect to the Cowen Stock Options (as converted into New Parent Stock Options) and the Cowen RSUs (as converted into New Parent RSUs).

        (e)   New Parent shall reserve for issuance a number of shares of New Parent Class A Common Stock at least equal to the number of shares of New Parent Class A Common Stock that will be subject to New Parent Stock Options and New Parent RSUs as a result of the actions contemplated by this Section 2.3. As of the Effective Time, New Parent shall file a registration statement on Form S-8 (or any successor form, or if Form S-8 is not available, other appropriate forms) with respect to the shares of New Parent Class A Common Stock subject to such New Parent Stock Options and New Parent RSUs and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such New Parent Stock Options and New Parent RSUs remain outstanding.

        (f)    Prior to the Effective Time, Cowen, the Board of Directors of Cowen and the Compensation Committee of the Board of Directors of Cowen, as applicable, shall adopt resolutions to effectuate the provisions of this Section 2.3.

ARTICLE III

DELIVERY OF MERGER CONSIDERATION

        3.1    Exchange Procedures.

        (a)   On the Closing Date, New Parent shall deliver to Ramius or its nominee a duly executed and validly issued stock certificate in the name of Ramius representing the Asset Exchange Consideration.

        (b)   Each certificate representing shares of Cowen Common Stock prior to the Effective Time (a "Cowen Certificate") (and each uncertificated share of Cowen Common Stock in book-entry form, if any, prior to the Effective Time) shall be deemed to represent an equivalent number of shares of New Parent Class A Common Stock without any action on the part of the holder thereof, provided, however, that if an exchange of Cowen Certificates for new certificates is required by Law or applicable rule or regulation, or is requested by any holder thereof, the parties will cause New Parent to arrange for such exchange on a one-share-for-one-share basis.

        3.2    No Further Ownership Rights in Cowen Common Stock.    All shares of New Parent Class A Common Stock issued upon conversion of the Cowen Common Stock in accordance with the terms of this Article III shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Cowen Common Stock.

        3.3    Lost Certificates.    If any Cowen Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Cowen Certificate to be lost, stolen or destroyed and, if required by New Parent, the posting by such Person of a bond in such reasonable amount as New Parent may direct as indemnity against any claim that may be made against it with respect to such Cowen Certificate, New Parent will deliver in exchange for such lost, stolen or destroyed Cowen Certificate, the Cowen Merger Consideration with respect to the Cowen Common Stock formerly represented thereby, and unpaid dividends and distributions on shares of New Parent Class A Common Stock deliverable in respect thereof, pursuant to this Agreement.

        3.4    Withholding Rights.    New Parent shall be entitled to deduct and withhold from the Cowen Merger Consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by New Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by New Parent.

        3.5    Stock Transfer Books.    The stock transfer books of Cowen shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of shares of Cowen Common Stock thereafter on the records of Cowen. On or after the Effective Time, any Cowen Certificates presented to New Parent, the Cowen Surviving Corporation for any reason shall be converted into the right to receive the Cowen Merger Consideration with respect to the shares of Cowen Common Stock formerly represented thereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF COWEN

        Except (i) as disclosed in any report, schedule, form or other document filed with, or furnished to, the SEC by Cowen and publicly available prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section and in any section relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature), or (ii) as disclosed in the disclosure schedule provided by Cowen (the "Cowen Disclosure Schedule") delivered by Cowen to Ramius prior to the execution of this Agreement, Cowen hereby represents and warrants to Ramius as follows:

        4.1    Corporate Organization.

        (a)   Cowen is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Cowen has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. True, complete and correct copies of the Restated Certificate of Incorporation of Cowen (the "Cowen Charter"), and the Amended and Restated By-Laws of Cowen (the "Cowen By-Laws"), as in effect as of the date of this Agreement, have previously been made available to Ramius.

        (b)   Each Subsidiary of Cowen (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has the requisite corporate power and authority or other power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Cowen.

        (c)   The minute books of Cowen previously made available to Ramius contain true, complete and correct records of all meetings and other corporate actions held or taken since July 12, 2006 of its stockholders and Board of Directors and each committee of its Board of Directors.

        4.2    Capitalization.    (a) The authorized capital stock of Cowen consists of 100,000,000 shares of common stock, par value $0.01 per share (the "Cowen Common Stock"), of which, as of June 1, 2009 (the "Cowen Capitalization Date"), 15,092,088 shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Cowen Preferred Stock"), of which, as of the Cowen Capitalization Date, no shares were issued and outstanding. As of the Cowen Capitalization Date, Cowen held no shares of Cowen Common Stock in its treasury. As of the Cowen Capitalization Date, no shares of Cowen Common Stock or Cowen Preferred Stock were reserved for issuance except for 1,085,328 shares of Cowen Common Stock reserved for issuance in connection with existing awards under employee benefit, stock option and dividend reinvestment and stock purchase plans and 1,063,513 shares of Cowen Common Stock reserved for issuance in connection with future awards that have not yet been made under employee benefit, stock option and dividend reinvestment and stock purchase plans. All of the issued and outstanding shares of Cowen Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and have not been issued in violation of any applicable Law or any Contract of Cowen. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of Cowen may vote ("Voting Debt") are issued or outstanding. As of the date of this Agreement, except pursuant to this Agreement, and other than as set forth in Section 4.2(a) of the Cowen Disclosure Schedule, Cowen does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of, or the payment of any amount based on, any shares of Cowen Common Stock, Cowen Preferred Stock, Voting Debt or any other equity securities of Cowen or any securities representing the right to purchase or otherwise receive any shares of Cowen Common Stock, Cowen Preferred Stock, Voting Debt or other equity securities of Cowen. As of the date of this Agreement, except pursuant to this Agreement or pursuant to the Cowen Benefit Plans and Cowen Stock Plans, and other than as set forth in Section 4.2(a) of the Cowen Disclosure Schedule, there are no contractual obligations of Cowen or any of its Subsidiaries (I) to repurchase, redeem or otherwise acquire any shares of capital stock of Cowen or any equity security of Cowen or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Cowen or its Subsidiaries or (II) pursuant to which Cowen or any of its Subsidiaries is or could be required to register shares of Cowen capital stock or other securities under the Securities Act.

        (b)   Cowen has provided Ramius with a true, complete and correct list of the aggregate number of shares of Cowen Common Stock subject to Cowen Stock Options, Cowen Restricted Shares and Cowen RSUs that were outstanding as of the Cowen Capitalization Date, the names of the holders and the weighted average exercise price for the Cowen Stock Options. Other than the Cowen Stock Options, Cowen Restricted Shares and Cowen RSUs that are outstanding as of the Cowen Capitalization Date, no other subscriptions, options, warrants, calls, rights, commitments or agreements of character calling for the purchase or issuance of, or the payment of any amount based on, any shares of Cowen Common Stock, Cowen Preferred Stock, Voting Debt or other equity securities of Cowen are outstanding as of the Cowen Capitalization Date. Since the Cowen Capitalization Date through the date hereof, Cowen has not (i) issued or repurchased any shares of Cowen Common Stock, Cowen Preferred Stock, Voting Debt or other equity securities of Cowen, other than the issuance of shares of Cowen Common Stock in connection with the exercise of Cowen Stock Options or settlement of the Cowen RSUs granted under the Cowen Stock Plans that were outstanding on the Cowen Capitalization Date or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Cowen capital stock or any other equity-based awards under any of the Cowen Stock Plans.

        (c)   All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Cowen are owned by Cowen, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of Cowen has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Except as set forth in Section 4.2(a) of the Cowen Disclosure Schedule, Cowen does not have any Subsidiaries and does not own any capital stock or other equity or voting securities or other rights convertible or exchangeable into or exercisable for equity or voting securities, or any other rights, in any other Person.

        4.3    Authority; No Violation.    (a) Cowen has full corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Cowen. The Board of Directors of Cowen has determined that this Agreement is advisable and in the best interests of Cowen and its stockholders and has directed that this Agreement be submitted to Cowen's stockholders for approval and adoption at a duly held meeting of such stockholders and has adopted a resolution to the foregoing effect. Except for the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Cowen Common Stock entitled to vote at such meeting, no other corporate proceedings on the part of Cowen are necessary to approve this Agreement or to consummate the transactions contemplated hereby. Each of this Agreement and the Registration Rights Agreement has been duly and validly executed and delivered by Cowen and (assuming, with respect to this Agreement, due authorization, execution and delivery by Ramius, New Parent, Merger Sub and Exchange Sub) constitutes the valid and binding obligations of Cowen, enforceable against Cowen in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the "Bankruptcy and Equity Exception")).

        (b)   Neither the execution and delivery of this Agreement by Cowen, nor the consummation by Cowen of the transactions contemplated hereby, nor compliance by Cowen with any of the terms or provisions of this Agreement, will conflict with, or result in any violation of or default (without notice or lapse of time or both) under, or give rise to a right of termination, cancellation, acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of Cowen, any of its Subsidiaries or CHRP to make any payment under, or to the increased, additional, accelerated or guarantees rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of Cowen or its Subsidiaries under, any provisions of (i) Cowen Charter or Cowen By-Laws; (ii) any Contract or material Permit to which Cowen, any of its Subsidiaries or CHRP is a party; (iii) any judgment, order, injunction or decree of any Governmental Entity applicable to Cowen, any of its Subsidiaries or CHRP or any of their respective properties or assets; or (iv) any applicable Law, except in the case of clauses (ii), (iii) or (iv) for violations, defaults, rights or losses that would not reasonably be expected to have a Material Adverse Effect on Cowen.

        (c)   Cowen hereby acknowledges that each of the representations and warranties of New Parent contained in Article V of the FoF Asset Exchange Agreement are true and correct.

        4.4    Consents and Approvals.    Except for (i) filings of applications and notices with, and receipt of consents, authorizations, approvals, exemptions or nonobjections from, the SEC, non-U.S. and state securities authorities, FINRA, the United Kingdom Financial Services Authority (the "FSA"), the Securities and Futures Commission of Hong Kong and other SROs, (ii) the filing of a notification and report form under the HSR Act and the termination or expiration of applicable waiting periods under the HSR Act, (iii) the filing with the SEC of the proxy statement in a definitive form relating to the meeting of Cowen's stockholders to be held in connection with this Agreement and the transactions contemplated by this Agreement (the "Proxy Statement") and of a registration statement on Form S-4 (the "Form S-4") in which the Proxy Statement will be included as a prospectus, and declaration of effectiveness of the Form S-4, (iv) the filing of the Certificate of Merger pursuant to the DGCL, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NASDAQ, (vi) such filings and approvals as are required to be made or obtained under the Securities Laws in connection with the issuance of the shares of New Parent Class A Common Stock pursuant to this Agreement and (vii) such other consents, approvals, filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Cowen, no consents or approvals of or filings or registrations with or notice to any Regulatory Agency or Governmental Entity or any other Person are necessary in connection with (A) the execution and delivery by Cowen of this Agreement and (B) the consummation by Cowen of the transactions contemplated by this Agreement.

        4.5    SEC Reports.    Cowen has previously made available to Ramius an accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Cowen or any of its Subsidiaries pursuant to the Securities Act or the Exchange Act on or after July 12, 2006 (the "Cowen SEC Reports"). No such Cowen SEC Report, at the time filed or furnished (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Cowen SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Cowen has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

        4.6    Financial Statements.

        (a)   The financial statements of Cowen and its Subsidiaries included (or incorporated by reference) in the Cowen SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Cowen and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders' equity and consolidated financial position of Cowen and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Cowen and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

        (b)   Neither Cowen nor any of its Subsidiaries has any material liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable or otherwise and whether due or to become due) except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of Cowen included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including any notes thereto) and (ii) liabilities incurred in the Ordinary Course of Business since December 31, 2008 or in connection with this Agreement and the transactions contemplated hereby.

        (c)   The records, systems, controls, data and information of Cowen and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Cowen or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described below in this Section 4.6(c). Cowen (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Cowen, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Cowen by others within those entities, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Cowen's outside auditors and the audit committee of Cowen's Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Cowen's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Cowen's internal controls over financial reporting. Each of these disclosures were made in writing by management to Cowen's auditors and audit committee, a copy of which has previously been made available to Ramius. As of the date hereof, there is no reason to believe that Cowen's outside auditors, chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

        (d)   Since December 31, 2008, neither Cowen nor any of its Subsidiaries nor, to the knowledge of Cowen, any director, officer, employee, auditor, accountant or representative of Cowen or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Cowen or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Cowen or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

        4.7    Broker's Fees.    Neither Cowen nor any of its Subsidiaries nor any of their respective officers, directors, employees or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Transactions or any other transactions contemplated by this Agreement, other than Sandler O'Neill & Partners, and pursuant to a letter agreement, true, complete and correct copies of which have been previously delivered to Ramius.

        4.8    Absence of Certain Changes or Events.    (a) Since December 31, 2008, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Cowen.

        (b)   Since December 31, 2008 through and including the date of this Agreement, except as set forth on Section 4.8(b) of the Cowen Disclosure Schedule, Cowen and its Subsidiaries have carried on their respective businesses in all material respects in the Ordinary Course of Business and none of Cowen or any Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.2(e) or Section 6.2(i).
        4.9    Legal Proceedings.

        (a)   Except as set forth on Section 4.9 of the Cowen Disclosure Schedule and except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Cowen, neither Cowen, any of its Subsidiaries nor CHRP is a party to any, and there are no pending or, to Cowen's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations of any nature by or against Cowen, any of its Subsidiaries or CHRP or, to the knowledge of Cowen, any of its or its Subsidiaries' or CHRP's key employees with respect to its business, or to which any of their assets are subject.

        (b)   There is no judgment, settlement agreement, order, injunction, decree or regulatory restriction imposed upon Cowen, any of its Subsidiaries or CHRP or the assets of Cowen or any of its Subsidiaries or CHRP (or that, upon consummation of the Transactions, would apply to Ramius or any of its Subsidiaries).

        4.10    Taxes and Tax Returns.    Each of Cowen and its Subsidiaries has (i) duly and timely filed (including all applicable extensions) all federal income Tax Returns and other material Tax Returns required to be filed by it (all such Tax Returns being accurate and complete in all material respects) and (ii) has paid all Taxes due and owing by Cowen or any of its Subsidiaries (whether or not shown on any Tax Return). Neither Cowen nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return. None of the federal, state and local income Tax Returns for periods beginning after July 12, 2006 of Cowen and its Subsidiaries have been examined by the IRS or other relevant taxing authority. No written claim has ever been made by an authority in a jurisdiction where Cowen or any of its Subsidiaries does not file Tax Returns that Cowen or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Cowen or any of its Subsidiaries. Each of Cowen and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Neither Cowen nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where Cowen or its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Cowen or any of its Subsidiaries. Neither Cowen nor any of its Subsidiaries has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency. Neither Cowen nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is Cowen) or (B) has any liability for a material amount of Taxes of any person (other than Cowen and any of its Subsidiaries) under Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Any material liabilities for Taxes not yet due and payable, or which are being contested in good faith by appropriate proceedings, with respect to Cowen and any of its Subsidiaries (A) did not, as of December 31, 2008, exceed the reserve and provision for Tax liabilities set forth on the face of the consolidated balance sheet of Cowen included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and (B) do not exceed that reserve and provision as adjusted for Tax liabilities incurred in the Ordinary Course of Business through the Closing Date. Neither Cowen nor any of its Subsidiaries has a permanent establishment outside of the national jurisdiction in which it was formed. Except as set forth in Section 4.10 of the Cowen Disclosure Schedule, each Subsidiary of Cowen has since the date of its formation been properly classified for U.S. Federal income tax purposes as either a partnership or disregarded entity and not as an association taxable as a corporation, or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under Section 7704(a) of the Code, and neither Cowen nor any of its Subsidiaries has taken a position inconsistent with such treatment with regard to any Tax. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon Cowen or any of its Subsidiaries for which Cowen does not have reserves that are adequate under GAAP. Neither Cowen nor any of its Subsidiaries is a party to or is bound by any Tax sharing agreement or arrangement (other than such an agreement or arrangement exclusively between or among Cowen and its Subsidiaries). Within the past two (2) years (or otherwise as part of a "plan (or series of related transactions)" within the meaning of Section 355(e) of the Code of which the Transactions are also a part), neither Cowen nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code. Neither Cowen nor any of its Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) subsequent to such transaction becoming listed. The parties agree and acknowledge that the foregoing representations and warranties shall not apply with respect to any Tax Returns or Taxes that are the responsibility of SG Americas, Inc. ("SGAI") pursuant to the Tax Matters Agreement, dated as of July 12, 2006 among SGAI, SG Americas Securities Holdings, Inc., Cowen and Company LLC, and Cowen.

        4.11    Employee Matters.

        (a)   Section 4.11(a) of the Cowen Disclosure Schedule sets forth a true, complete and correct list of each material "employee benefit plan" as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each material employment, consulting, bonus, incentive or deferred compensation, vacation, stock option or other equity-based, severance, termination, retention, change of control, profit-sharing, fringe benefit or other similar plan, program, agreement or commitment, whether written or unwritten, for the benefit of any employee, former employee, director or former director of Cowen or any of its Subsidiaries entered into, maintained or contributed to by Cowen or any of its Subsidiaries or to which Cowen or any of its Subsidiaries is obligated to contribute, or with respect to which Cowen or any of its Subsidiaries has any liability, direct or indirect, contingent or otherwise (including any liability arising out of an indemnification, guarantee, hold harmless or similar agreement) or otherwise providing benefits to any current, former or future employee, officer or director of Cowen or any of its Subsidiaries or to any beneficiary or dependent thereof (such plans, programs, agreements and commitments, herein referred to as the "Cowen Benefit Plans").

        (b)   With respect to each Cowen Benefit Plan, Cowen has delivered or made available to Ramius a true, correct and complete copy of: (i) each writing constituting a part of such Plan; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any.

        (c)   Each Cowen Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS, or has pending an application for such determination from the IRS with respect to those provisions for which the remedial amendment period under Section 401(b) of the Code has not expired, and, to the knowledge of Cowen, there is not any reason why any such determination letter should be revoked. Each of the Cowen Benefit Plans has been operated and administered in accordance with applicable Law, including, but not limited to, ERISA, the Code and in each case the regulations thereunder.

        (d)   No Cowen Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of Cowen or any of its Subsidiaries beyond their retirement or other termination of service, other than (1) coverage mandated by applicable Law or (2) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA). Except as could not be reasonably expected to result in a material liability to Cowen or any of its Subsidiaries, neither Cowen nor any of its Subsidiaries has engaged in a transaction in connection with which Cowen or any of its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code. Except as could not be reasonably expected to result in a material liability to Cowen or any of its Subsidiaries, no Controlled Group Liability has been incurred by Cowen, any of its Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and, to the knowledge of Cowen, no condition exists that presents a risk to Cowen, any of its Subsidiaries or any of their respective ERISA Affiliates of incurring any such liability. Except as could not be reasonably expected to result in a material liability to Cowen or any of its Subsidiaries, all contributions required to be made to any Cowen Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Cowen Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof have been fully accrued in accordance with generally accepted accounting principles.

        (e)   No Cowen Benefit Plan is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 or 4971 of the Code. Neither Cowen, any of its Subsidiaries nor any of their respective ERISA Affiliates contributes (or has contributed in the six (6) years prior to the date hereof) to a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

        (f)    There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Cowen Benefit Plans or any trusts related thereto or fiduciaries thereof which could reasonably be expected to result in a material liability of Cowen or any of its Subsidiaries.

        (g)   Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event, (i) result in any material payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of Cowen or any of its Subsidiaries or to such individuals in the aggregate, (ii) materially increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (iv) result in any material limitation on the right of Cowen or any of its Subsidiaries to amend, merge or, terminate any Cowen Benefit Plan or related trust or (v) fail to be deductible by reason of Section 280G of the Code.

        (h)   All Cowen Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

        (i)    No labor organization or group of employees of Cowen or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving Cowen or any of its Subsidiaries. Except as could not be reasonably expected to result in a material liability to Cowen or any of its Subsidiaries, each of the Cowen and its Subsidiaries is in compliance in all material respects with all applicable Laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health.

        (j)    Each Cowen Benefit Plan that is a "nonqualified deferred compensation plan" within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, has been operated in compliance in all material respects with Section 409A of the Code since July 12, 2006, based upon a good faith, reasonable interpretation of (A) Section 409A of the Code and (B)(1) the proposed and final Treasury Regulations issued thereunder, where applicable, and (2) Internal Revenue Service Notice 2005-1, all subsequent Internal Revenue Service Notices, and other interim guidance on Section 409A of the Code, where applicable.

        (k)   All grants of Cowen Stock Options, Cowen Restricted Shares and Cowen RSUs and any other grants of stock options or other equity interests were validly issued and properly approved by the Cowen Board of Directors or a committee thereof (and all required approvals, if any, by the stockholders of Cowen have been obtained) in accordance with all applicable Law and, to the knowledge of Cowen, no such grants involved any "backdating" or similar practices with respect to the effective date of grant. The per share exercise price of each Cowen Stock Option was not less than the fair market value of the Cowen Common Stock on the applicable grant date (as determined in a manner consistent with Treasury Regulation §1.409A-1(b)(5)(iv)) and each such grant was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of Cowen and disclosed in Cowen's filings with the SEC in accordance with the Exchange Act and other applicable Securities Laws. No modifications have been made to any Cowen Stock Options after the applicable date of grant.

        4.12    Certain Contracts.    (a) Section 4.12(a) of the Cowen Disclosure Schedule sets forth all of the following Contracts in existence to which Cowen or its Subsidiaries is a party or by which it is bound as of the date hereof (collectively, the "Cowen Contracts"):

                (i)    Any Contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

                (ii)    Contracts for the sale of assets or rights of Cowen or its Subsidiaries other than in the Ordinary Course of Business or for the grant to any Person of any preferential rights to purchase any of its assets;

                (iii)    Contracts for joint-ventures, strategic alliances or partnerships or other similar entities;

                (iv)    Any non-competition, non-solicitation or exclusive dealing agreement, or any other agreement or obligation that purports to limit or restrict in any respect (A) the ability of Cowen, its Subsidiaries or other Affiliates or, following the Closing, New Parent or its Affiliates, to solicit customers or employees or (B) the manner in which, or the localities in which, all or any portion of the business of Cowen or its Subsidiaries or, following the Closing, New Parent or its Affiliates, conducts business;

                (v)    Contracts relating to the acquisition by Cowen or its Subsidiaries of any operating business or the capital stock or assets of any other Person;

                (vi)    Contracts or instruments relating to the incurrence, assumption or guarantee of any indebtedness or imposing a Lien on any of its assets;

                (vii)    Contracts where Cowen or any of its Subsidiaries is the lessee or sublessee of, or is granted a similar occupancy interest in, any real property or pursuant to which Cowen or any of its Subsidiaries grants to any Person a leasehold or subleasehold, or similar occupancy interest, in any real property;

                (viii)    Contracts for the provision of goods or services or License Agreements, in each case involving fees, royalties, payments or other consideration in excess of $500,000 annually based on 2008 expenditures;

                (ix)    Contracts that grant any right of first refusal or right of first offer or similar right or that purport to limit the ability of Cowen or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business;

                (x)    Contracts that obligate Cowen or any of its Subsidiaries to cap fees, share fees or other payments, share expenses, waive fees or to reimburse or assume any or all fees or expenses thereunder that would be material to Cowen or any of its Subsidiaries;

                (xi)    Contracts requiring Cowen or any of its Subsidiaries (A) to co-invest with any other Person, (B) to provide seed capital or similar investment, or (C) to invest in any investment product, in each case in an amount in excess of $1,000,000 individually or $5,000,000 in the aggregate;

                (xii)    Contracts (the "Former Parent Contracts") between Cowen or any of its Subsidiaries and Former Parent;

                (xiii)    Contracts that bind or purport to bind, any controlling Affiliates of Cowen;

                (xiv)    Contracts (or groups of related Contracts) that involve the expenditure of more than $500,000 annually based on 2008 expenditures;

                (xv)    "soft dollar" arrangements that involve the expenditure of more than $150,000 annually or $300,000 in the aggregate;

                (xvi)    Contracts providing for the payment to Cowen or any of its Subsidiaries of a retainer or similar fee of more than $150,000 annually or $300,000 in the aggregate;

                (xvii)    Contracts relating to the sale of Cowen Asset Management, LLC (the "CAM Sale Contracts"); and

                (xviii)    Contracts pursuant to which Cowen or any of its Subsidiaries (or any of their predecessor companies) has any ongoing indemnification obligations, retained liabilities or earnouts, in each case, with respect to the sale of any assets, rights or businesses.

        (b)   (i) Each Cowen Contract is valid and binding on Cowen or its applicable Subsidiary and, to the knowledge of Cowen, on the other party thereto, enforceable against it in accordance with its terms (subject to the Bankruptcy and Equity Exception), and is in full force and effect and has not been modified or amended except pursuant to an amendment set forth on Section 4.12 of the Cowen Disclosure Schedule, (ii) Cowen and each of its Subsidiaries, as applicable, and, to Cowen's knowledge, each other party thereto has duly performed all obligations required to be performed by it to date under each Cowen Contract and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, would constitute, a material breach, violation or default on the part of Cowen or any of its Subsidiaries or, to Cowen's knowledge, any other party thereto under any such Cowen Contract. There are no material disputes pending or, to Cowen's knowledge, threatened, and no material amounts due or owing remain unpaid, with respect to any Cowen Contract.

        (c)   True, complete and correct copies of all of the Former Parent Contracts have been delivered or made available to Ramius. The Former Parent Contracts contain all of the ongoing agreements and obligations between Cowen and Former Parent. The Former Parent Contracts are in full force and effect. Cowen is not and, to the knowledge of Cowen, Former Parent is not in breach or default of any of its obligations under any of the Former Parent Contracts. Except as set forth on Section 4.12(c) of the Cowen Disclosure Schedule, there are no ongoing claims or disputes between Cowen and Former Parent under any of the Former Parent Contracts.

        4.13    Property.    As of the date hereof, none of Cowen or any of its Subsidiaries, owns, and has never owned, any real property. All real property leased or subleased or in which another similar occupancy interest is held by Cowen or any of its Subsidiaries, as tenant, subtenant or occupant, or which Cowen or any of its Subsidiaries have granted, as landlord or sublandlord, a leasehold, subleasehold or other similar interest, is listed in Section 4.12(a)(vii) of the Cowen Disclosure Schedule, and true and correct copies of all leases, subleases and other such agreements (including amendments, modifications and supplements thereto) have been provided to Ramius, and Cowen and its Subsidiaries, as applicable, have good and valid leasehold title to their respective leased and subleased real property, free and clear of any Liens (other than Permitted Liens).

        4.14    Intellectual Property.

        (a)   Section 4.14(a) of the Cowen Disclosure Schedule contains all Cowen IP. Except as would not reasonably be expected to have a Material Adverse Effect on Cowen, Cowen and its Subsidiaries collectively own all right, title and interest in, or have the valid right to use, all of the Cowen IP, free and clear of any Liens, and there are no obligations to, covenants to or restrictions from third parties affecting Cowen's or its applicable Subsidiary's use, enforcement, transfer or licensing of the Owned Cowen IP.

        (b)   The Owned Cowen IP and Licensed Cowen IP constitute all the Intellectual Property necessary and sufficient to conduct the businesses of Cowen and its Subsidiaries as they are currently conducted, as they have been conducted since January 1, 2008.

        (c)   The Owned Cowen IP and, to the knowledge of Cowen, Licensed Cowen IP, are valid, subsisting and enforceable.

        (d)   Neither Cowen nor any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any third party.

        (e)   No Owned Cowen IP or Licensed Cowen IP is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. To the knowledge of Cowen, no third party has infringed, misappropriated or otherwise violated any Owned Cowen IP.

        4.15    Insurance.    Cowen and its Subsidiaries maintain (or Cowen maintains on behalf of its Subsidiaries) such workers' compensation, comprehensive property and casualty, liability, errors and omissions, directors' and officers', fidelity and other insurance sufficient to operate their business as currently conducted and as they may be required to maintain under applicable Law. Cowen and its Subsidiaries have complied in all material respects with the terms and provisions of such policies and bonds.

        4.16    Compliance with Laws; Permits.

        (a)   Each of Cowen and its Subsidiaries and CHRP has been since July 12, 2006 and is in compliance in all material respects with all Laws of any Governmental Entity and the rules and regulations of any Regulatory Agency that are applicable to its respective business, operations, or assets. Cowen and each of its Subsidiaries have timely filed all material reports (other than SEC Reports, which are covered in Section 4.5 above), registrations, statements and certifications, together with any amendments required to be made with respect thereto, that they were required to file since July 12, 2006 with Regulatory Agencies and with each other applicable Governmental Entity, and all other reports and statements required to be filed by them since July 12, 2006, including any report or statement required to be filed pursuant to the Laws, rules or regulations of the United States, any state, any non-U.S. entity, or any Regulatory Agency or other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. Except as set forth in Section 4.16(a) of the Cowen Disclosure Schedule, no Regulatory Agency or other Governmental Entity has initiated since July 12, 2006 and on or prior to the date of this Agreement or has pending as of the date of this Agreement any proceeding, enforcement action or, to the knowledge of Cowen, investigation into the business, disclosures or operations of Cowen, any of its Subsidiaries or CHRP. Except for ordinary and usual examinations conducted by a Regulatory Agency or other Governmental Entity in the Ordinary Course of Business of Cowen and its Subsidiaries that have not resulted or are not reasonably expected to result in a materially adverse finding or claim against Cowen or any of its Subsidiaries, no Regulatory Agency or other Governmental Entity has initiated since the date of this Agreement any proceeding, enforcement action or, to the knowledge of Cowen, investigation into the business, disclosures or operations of Cowen or any of its Subsidiaries. Except as set forth in Section 4.16(a) of the Cowen Disclosure Schedule, since July 12, 2006, no Regulatory Agency or other Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Cowen, investigation into the business, disclosures or operations of Cowen, any of its Subsidiaries or CHRP. There is no unresolved, or, to Cowen's knowledge, threatened criticism, comment, exception or stop order by any Regulatory Agency or other Governmental Entity with respect to any report or statement relating to any examinations or inspections of Cowen, any of its Subsidiaries or CHRP. Except as set forth in Section 4.16(a) of the Cowen Disclosure Schedule, since July 12, 2006, there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency or other Governmental Entity with respect to the business, operations, policies or procedures of Cowen, any of its Subsidiaries or CHRP (other than normal examinations conducted by a Regulatory Agency or other Governmental Entity in Cowen's Ordinary Course of Business).

        (b)   Neither Cowen nor any of its Subsidiaries is subject to any cease-and-desist or other order or formal or informal enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since July 12, 2006 a recipient of any supervisory letter from, or since July 12, 2006 has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts or affects in any material respect the conduct of its business (or to Cowen's knowledge that, upon consummation of the Transactions, would restrict in any material respect the conduct of the business of Ramius or any of its Subsidiaries), or that in any material manner relates to its risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated companies or their Subsidiaries (each item in this sentence, a "Cowen Regulatory Agreement"), nor has Cowen, any of its Subsidiaries been advised since July 12, 2006 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Cowen Regulatory Agreement.

        (c)   Section 4.16(c) of the Cowen Disclosure Schedule contains a list of all Permits which are required for the operation of the business of Cowen and its Subsidiaries as presently conducted, other than those the failure of which to possess is not material to the operation of such business. Each of Cowen and its Subsidiaries currently has all Permits which are required for the operation of its business as presently conducted and as presently intended to be conducted, other than those the failure of which to possess is not material to the operation of such business. None of Cowen or its Subsidiaries is in default or violation, and no event has occurred which, with notice or the lapse of time or both, would constitute a default or a violation, in any material respect of term, condition or provision of any material Permit to which it is a party, to which its business is subject or by which its properties or assets are bound, and to the knowledge of Cowen, there are no facts or circumstances which could reasonably be expected to form the basis for any such default or violation. Each employee of Cowen or its Subsidiaries who is required to be registered or licensed as a registered representative, investment advisor representative, sales person or an equivalent person with any Governmental Entity or SRO is fully registered or licensed as such and such registration is in full force and effect.

        (d)   Cowen is not (taking into account any applicable exemption) ineligible under Section 9(a) or 9(b) of the Investment Company Act to serve in a capacity described therein. There is no proceeding or investigation pending and served on Cowen or, to the knowledge of Cowen, pending and not so served or threatened by any Governmental Entity, which would result in the ineligibility of Cowen to serve in any such capacities.

        (e)   Cowen is not (taking into account any applicable exemption) ineligible under Section 203(f) of the Advisers Act to serve as a "person associated" with an investment adviser. There is no proceeding or investigation pending and served on Cowen or, to the knowledge of Cowen, pending and not so served or threatened by any Governmental Entity, which would result in the ineligibility under such Section 203(f) of Cowen to serve as a "person associated" with an investment adviser.

        (f)    With respect to Cowen and each Subsidiary that acts as a broker or dealer within the meaning of the Exchange Act, (i) such person is not (taking into account any applicable exemption) ineligible pursuant to Section 15(b)(4) of the Exchange Act to act as a broker or dealer, (ii) no "person associated" (as defined in Section 3(a)(18) of the Exchange Act) with such person is (taking into account any applicable exemption) ineligible under Section 15(b)(6) of the Exchange Act to serve as a "person associated" with a broker or dealer and (iii) there is no proceeding or investigation pending and served on Cowen or any Subsidiary or, to Cowen's knowledge, pending and not so served or threatened by any Governmental Entity, which would result in (A) the ineligibility under such Section 15(b)(4) of such person to act as a broker or dealer or (B) the ineligibility under such Section 15(b)(6) of such "person associated" with such person to serve as a "person associated" with a broker or dealer.

        (g)   None of Cowen or it Subsidiaries are (i) a commodity pool operator, futures commission merchant, commodity trading advisor, investment adviser, bank or real estate broker within the meaning of any applicable Law; (ii) required to be registered, licensed or qualified as a commodity pool operator, futures commission merchant, commodity trading advisor, investment adviser, bank or real estate broker under any applicable Law or (iii) subject to any liability or disability by reason of any failure to be so registered, licensed or qualified if required by applicable Law. Neither Cowen nor any of its Subsidiaries has received written notice of any proceeding concerning any failure to obtain any commodity pool operator, futures commission merchant, commodity trading advisor, investment adviser, bank or real estate broker registration, license or qualification.

        (h)   Each of Cowen and its Subsidiaries has complied in all material respects, to the extent such Laws are applicable to them, with (i) U.S. anti-money laundering and anti-terrorism financing laws and the regulations administered by the U.S. Treasury Department's Office of Foreign Assets Control, and has adequate measures in place to comply with those laws, (ii) the Foreign Corrupt Practices Act, (iii) the Trading with the Enemy Act and (iv) all comparable provisions of non-U.S. Laws.

        (i)    Cowen and its Subsidiaries, to the extent each is a "financial institution" (as defined in the GBA), have complied, to the extent required, with the GBA and the rules and regulations promulgated pursuant thereto, without limitation, Regulation S-P issued by the SEC and the privacy rules issued by the Federal Trade Commission (collectively, the "Privacy Rules"), and each such financial institution has provided the privacy notices, in the form and to the extent required by the GBA and the Privacy Rules, and has taken such other actions as may be required thereunder.

        (j)    Cowen and its Subsidiaries have appropriate policies and procedures in place with respect to information barriers between departments.

        (k)   Cowen does not serve as a "fiduciary" with respect to "plan assets" of any employee benefit plan subject to Title I of ERISA (other than plans maintained for employees of Cowen and its Subsidiaries); provided, that to the extent Cowen does act as a "fiduciary" with respect to "plan assets" of any employee benefit plan subject to Title I of ERISA (other than plans maintained for employees of Cowen and its subsidiaries), Cowen has complied in all material respects with the requirements of Title I of ERISA and Section 4975 of the Code.

        4.17    CHRP.

        (a)   Cowen or its Subsidiaries has performed in all material respects all of the obligations thereof under each agreement relating to CHRP in accordance with its terms and all applicable Laws.

        (b)   CHRP is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, limited company, trust or partnership power and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where it is required to do so under applicable Law, except where the failure to have such power, authority or qualification is not material to its business. Except as set forth on Section 4.17(c) of the Cowen Disclosure Schedule, CHRP is not and is not required to be registered with the SEC or any other Governmental Entity as an investment company under the Investment Company Act or any similar Law.

        (c)   All offering documents, subscription agreements, administrative services agreements, distribution, solicitation or placement agency agreements and solicitation agreements, as applicable, or any similar written agreements, including all "side letters" or other understandings, in any case pertaining to CHRP did not, to the knowledge of Cowen, at any time such offering documents were made available to investors or prospective investors in CHRP, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Section 4.17(c) of the Cowen Disclosure Schedule sets forth true, complete and correct descriptions of any "side letters" or similar understandings relating to CHRP that reduce the management fees paid to Cowen or its applicable Subsidiary.

        (d)   The unaudited financial statements, and where audited financial statements are available for CHRP, such audited financial statements, of CHRP for its most recent fiscal year ended on or prior to December 31, 2008 present fairly, in all material respects, the consolidated financial position of CHRP in accordance with GAAP applied on a consistent basis (except as otherwise noted therein) at the respective date of such financial statements.

        (e)   No consents or approvals are required under (i) applicable Law (including, for the absence of doubt, the Advisers Act), or (ii) any Investment Advisory Agreement, from any Board or Limited Partners of CHRP or any other applicable third-parties in order to (A) avoid triggering a withdrawal right of any Limited Partner pursuant to the terms of any agreements relating to CHRP or any side letters to any such agreements; and (B) consummate the transactions contemplated by this Agreement so that after the Closing Date, Cowen or its applicable Subsidiary may continue its applicable management, advisory or sub-advisory relationships on terms that are no less favorable to such Cowen entity than the terms of existing relationships.

        4.18    Risk Management Instruments.    (a) All Derivative Transactions, whether entered into for the account of Cowen or any of its Subsidiaries or for the account of a customer of Cowen or any of its Subsidiaries, were entered into in the Ordinary Course of Business and in accordance with applicable Laws, rules, regulations and policies of any Regulatory Authority and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Cowen and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. All of such Derivative Transactions are valid and binding obligations of Cowen or one of its Subsidiaries enforceable against it in accordance with their terms (subject to the Bankruptcy and Equity Exception), and are in full force and effect. Cowen and its Subsidiaries and, to Cowen's knowledge, all other parties thereto have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to Cowen's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

        4.19    State Takeover Laws.    The Board of Directors of Cowen has unanimously approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this

Agreement and such transactions the restrictions on "business combinations" set forth in Section 203 of the DGCL or any other "moratorium," "control share," "fair price," "takeover" or "interested stockholder" law (any such laws, "Takeover Statutes").

        4.20    Interested Party Transactions.    Except as set forth in the Cowen SEC Documents or Section 4.20 of the Cowen Disclosure Schedule, no event has occurred since January 1, 2007 that would be required to be reported by Cowen pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

        4.21    Reorganization.    As of the date of this Agreement, Cowen is not aware of any fact or circumstance that could reasonably be expected to prevent the Cowen Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        4.22    Opinion.    The Board of Directors of Cowen has received the opinion of Sandler O'Neill & Partners, to the effect that, as of the date hereof, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration is fair from a financial point of view to the holders of Cowen Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

        4.23    Cowen Information.    The information relating to Cowen and its Subsidiaries that is provided by Cowen or its representatives for inclusion in the Proxy Statement and Form S-4, or in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; provided that Cowen makes no representations or warranties as it relates to any information provided by Ramius or its representatives to Cowen or its representatives and contained in the Form S-4 or any other filings made with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement.

        4.24    No Other Representations and Warranties.    Except for the representations and warranties contained in this Article IV, none of Cowen, any Subsidiary of Cowen or any other Person on behalf of Cowen makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or information as to prospects with respect to Cowen and its Subsidiaries that may have been made available to Ramius or any of its representatives, except as expressly set forth in this Article IV or in any certificates to be delivered pursuant to the terms set forth herein.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF RAMIUS

        Except as disclosed in the disclosure schedule delivered by Ramius to Cowen (the "Ramius Disclosure Schedule") prior to the execution of this Agreement, Ramius hereby represents and warrants to Cowen as follows:

        5.1    Corporate Organization.    (a) Ramius is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Ramius has the requisite limited company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. A true, complete and correct copies of the Limited Liability Company Agreement of Ramius and all amendments thereto (collectively, the "Ramius LLC Agreement"), as in effect as of the date of this Agreement, has previously been made available to Cowen.

        (b)   Each Subsidiary of Ramius (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the requisite corporate power and authority or other power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Ramius.

        5.2    Ownership of Subsidiaries.    Except as set forth in Section 5.2 of the Ramius Disclosure Schedule, Ramius does not have any Subsidiaries and does not own any capital stock or other equity or voting securities, or any options, appreciation rights, phantom interests, warrants, calls, conversion rights, preemptive rights, rights of first refusal, redemption rights, profit participation, profit interests, repurchase rights, plans, "tag-along" or "drag-along" or other similar rights, commitments, agreements, arrangements or undertakings, in any other Person. Except as set forth in Section 5.2 of the Ramius Disclosure Schedule, Ramius owns, directly or indirectly, all of the issued and outstanding capital stock, limited liability company or other ownership interests in each of its Subsidiaries, free and clear of any Liens. All of the issued and outstanding interests in the Subsidiaries of Ramius have been duly authorized and validly issued and are fully paid and have not been issued in violation of any Contract of Ramius or its Subsidiaries. Section 5.2 of the Ramius Disclosure Schedule sets forth a true and complete list as of the date hereof of the holders of the awards under the Ramius LLC Phantom Interest Program, the number of awards held be each such holder and the grant date of each such award.

        5.3    Authority; No Violation.    (a) Ramius has the limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by Ramius Members who, in the aggregate, own more than fifty percent (50%) of the total Ramius Percentage Interests currently outstanding. The Managing Member of Ramius has determined that this Agreement and the transactions contemplated hereby are in the best interests of Ramius. No other corporate proceedings on the part of Ramius are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Ramius and (assuming due authorization, execution and delivery by Cowen, New Parent, Merger Sub and Exchange Sub) constitutes the valid and binding obligation of Ramius, enforceable against Ramius in accordance with its terms (subject to the Bankruptcy and Equity Exception).

        (b)   Neither the execution and delivery of this Agreement by Ramius, nor the consummation by Ramius of the transactions contemplated hereby, nor compliance by Ramius with any of the terms or provisions of this Agreement, will conflict with, or result in any violation of or default (without notice or lapse of time or both) under, or give rise to a right of termination, cancellation, acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of Ramius or its Subsidiaries or any Fund to make any payment under, or to the increased, additional, accelerated or guarantees rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of Ramius or its Subsidiaries or any Fund under, any provisions of (i) the certificate of formation, the Ramius LLC Agreement or other organizational documents of Ramius; (ii) except as set forth in Section 5.3(b) of the Ramius Disclosure Schedule, any Contract (including giving any Person the right to modify or terminate any obligation under any Management Agreement or Third Party Management Agreement) or material Permit to which Ramius or its Subsidiaries or any Fund is a party; (iii) any judgment, order, injunction or decree of any Governmental Entity applicable to Ramius or its Subsidiaries or any Fund or any of their respective properties or assets; or (iv) any applicable Law, except in the case of clauses (ii), (iii) or (iv) for violations, defaults, rights or losses that would not reasonably be expected to have a Material Adverse Effect on Ramius.

        5.4    Consents and Approvals.    Except for (i) filings of applications and notices with, and receipt of consents, authorizations, approvals, exemptions or nonobjections from, the SEC, non-U.S. and state securities authorities, FINRA, the CFTC, applicable securities, commodities and futures exchanges, the FSA, the Financial Services Agency of Japan, the Securities and Futures Commission in Hong Kong, the Commission for the Surveillance of the Financial Sector in Luxembourg and other SROs, (ii) the filing of a notification and report form under the HSR Act and the termination or expiration of applicable waiting periods under the HSR Act, (iii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NASDAQ, (iv) such filings and approvals as are required to be made or obtained under the Securities Laws in connection with the issuance of the shares of New Parent Class A Common Stock pursuant to this Agreement and (v) such other consents, approvals, filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Ramius, no consents or approvals of or filings or registrations with or notice to any Governmental Entity or any other Person are necessary in connection with (A) the execution and delivery by Ramius of this Agreement and (B) the consummation by Ramius of the transactions contemplated by this Agreement.

        5.5    Reports.    Except as set forth in Section 5.5 of the Ramius Disclosure Schedule, Ramius and each of its Subsidiaries have timely filed all material reports, registration statements and proxy statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2006 with the Regulatory Agencies and each other applicable Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2006, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency or other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith.

        5.6    Financial Statements.

        (a)   Ramius has previously made available to Cowen copies of the following financial statements (the "Ramius Financial Statements"), copies of which are attached as Section 5.6(a) of the Ramius Disclosure Schedule: (i) audited consolidated balance sheets of Ramius and its Subsidiaries for fiscal years 2007 and 2008 and the related consolidated statements of income for the fiscal years 2006, 2007 and 2008, and (ii) the unaudited consolidated balance sheet of Ramius and its Subsidiaries as of March 31, 2009 and the related consolidated statement on income for the three months ended March 31, 2009. The Ramius Financial Statements (i) have been prepared from, and are in accordance with, the books and records of Ramius and its Subsidiaries; (ii) fairly present in all material respects the consolidated results of operations and consolidated financial position of Ramius and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); and (iii) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Ramius and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

        (b)   Neither Ramius nor any of its Subsidiaries has any material liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against in the Ramius Financial Statements (including any notes thereto) and for liabilities incurred in the Ordinary Course of Business since December 31, 2008 or in connection with this Agreement and the transactions contemplated hereby.

        (c)   Except as set forth in Section 5.6(c) of the Ramius Disclosure Schedule, the records, systems, controls, data and information of Ramius and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Ramius or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls Ramius maintains. Ramius maintains a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization.

        (d)   Since December 31, 2008, neither Ramius nor any of its Subsidiaries nor, to the knowledge of the officers of Ramius, any member, manager, director, officer, employee, auditor, accountant or representative of Ramius or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Ramius or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Ramius or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

        5.7    Broker's Fees.    Except as set forth in Section 5.7 of the Ramius Disclosure Schedule, neither Ramius nor any of its Subsidiaries nor any of their respective managers, members, officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Transactions or related transactions contemplated by this Agreement, other than Credit Suisse Securities (USA), LLC, and pursuant to a letter agreement, true, complete and correct copies of which have been previously delivered to Cowen.

        5.8    Absence of Certain Changes or Events.

        (a)   Since December 31, 2008, no event or events have occurred that have had or would reasonably be expected to have a Material Adverse Effect on Ramius.

        (b)   Since December 31, 2008 through and including the date of this Agreement, except as set forth on Section 5.8(b) of the Ramius Disclosure Schedule, Ramius and its Subsidiaries have carried on their respective businesses in all material respects in the Ordinary Course of Business and none of Ramius or any Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.2(e) or Section 6.2(i).

        5.9    Legal Proceedings.

        (a)   Except as set forth on Section 5.9 of the Ramius Disclosure Schedule, and except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Ramius, neither Ramius nor any of its Subsidiaries nor any Fund is a party to any, and there are no pending or, to Ramius's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature by or against Ramius or any of its Subsidiaries or any Fund or, to the knowledge of Ramius, any of its or its Subsidiaries' key employees with respect to its business, or to which any of their assets are subject.

        (b)   There is no judgment, order, injunction, decree or regulatory restriction imposed upon Ramius, any of its Subsidiaries, any Fund, or the assets of Ramius or any of its Subsidiaries or any Fund (or that, upon consummation of the Transactions, would apply to Cowen or any of its Subsidiaries).

          5.10    Taxes and Tax Returns.    Each of Ramius and its Subsidiaries has (i) duly and timely filed (including all applicable extensions) all federal income Tax Returns and other material Tax Returns required to be filed by it (all such Tax Returns being accurate and complete in all material respects) and (ii) has paid all Taxes due and owing by Ramius or any of its Subsidiaries (whether or not shown on any Tax Return). Neither Ramius nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return. None of the federal, state and local income Tax Returns for periods beginning after January 1, 2005 of Ramius and its Subsidiaries have been examined by the IRS or other relevant taxing authority. No written claim has ever been made by an authority in a jurisdiction where Ramius or any of its Subsidiaries does not file Tax Returns that Ramius or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Ramius or any of its Subsidiaries. Each of Ramius and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Neither Ramius nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where Ramius or its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Ramius or any of its Subsidiaries. Neither Ramius nor any of its Subsidiaries has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency. Neither Ramius nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return or (B) has any liability for a material amount of Taxes of any person (other than Ramius and any of its Subsidiaries) under Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Any material liabilities for Taxes not yet due and payable, or which are being contested in good faith by appropriate proceedings, with respect to Ramius and any of its Subsidiaries (A) did not, as of December 31, 2008, exceed the reserve and provision for Tax liabilities set forth on the face of the Ramius Financial Statements and (B) do not exceed that reserve and provision as adjusted for Tax liabilities incurred in the Ordinary Course of Business through the Closing Date. Neither Ramius nor any of its Subsidiaries has a permanent establishment outside of the national jurisdiction in which it was formed. Except as set forth in Section 5.10 of the Ramius Disclosure Schedule, each Subsidiary of Ramius has since the date of its formation been properly classified for U.S. Federal income tax purposes as either a partnership or disregarded entity and not as an association taxable as a corporation, or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under Section 7704(a) of the Code, and neither Ramius nor any of its Subsidiaries has taken a position inconsistent with such treatment with regard to any Tax. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon Ramius or any of its Subsidiaries for which Ramius does not have reserves that are adequate under GAAP. Neither Ramius nor any of its Subsidiaries is a party to or is bound by any Tax sharing agreement or arrangement (other than such an agreement or arrangement exclusively between or among Ramius and its Subsidiaries). Within the past two (2) years (or otherwise as part of a "plan (or series of related transactions)" within the meaning of Section 355(e) of the Code of which the Transactions are also a part), neither Ramius nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code. Neither Ramius nor any of its Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) subsequent to such transaction becoming listed.

        5.11    Employee Matters.

        (a)   Section 5.11(a) of the Ramius Disclosure Schedule sets forth a true, complete and correct list of each material "employee benefit plan" as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each material employment, consulting, bonus, incentive or deferred compensation, vacation, stock option or other equity-based, severance, termination, retention, change of control, profit-sharing, fringe benefit or other similar plan, program, agreement or commitment, whether written or unwritten, for the benefit of any employee, former employee, manager or former manager of Ramius or any of its Subsidiaries entered into, maintained or contributed to by Ramius or any of its Subsidiaries or to which Ramius or any of its Subsidiaries is obligated to contribute, or with respect to which Ramius or any of its Subsidiaries has any liability, direct or indirect, contingent or otherwise (including any liability arising out of an indemnification, guarantee, hold harmless or similar agreement) or otherwise providing benefits to any current, former or future employee, officer or manager of Ramius or any of its Subsidiaries or to any beneficiary or dependent thereof (such plans, programs, agreements and commitments, herein referred to as the "Ramius Benefit Plans").

        (b)   With respect to each Ramius Benefit Plan, Ramius has delivered or made available to Cowen a true, correct and complete copy of: (i) each writing constituting a part of such Plan; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any.

        (c)   Each Ramius Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS, or has pending an application for such determination from the IRS with respect to those provisions for which the remedial amendment period under Section 401(b) of the Code has not expired, and, to the knowledge of Ramius, there is not any reason why any such determination letter should be revoked. Each of the Ramius Benefit Plans has been operated and administered in accordance with applicable Law, including, but not limited to, ERISA, the Code and in each case the regulations thereunder.

        (d)   No Ramius Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of Ramius or any of its Subsidiaries beyond their retirement or other termination of service, other than (1) coverage mandated by applicable Law or (2) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA). Except as could not be reasonably expected to result in a material liability to Ramius or any of its Subsidiaries, neither Ramius nor any of its Subsidiaries has engaged in a transaction in connection with which Ramius or any of its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code. Except as could not be reasonably expected to result in a material liability to Ramius or any of its Subsidiaries no Controlled Group Liability has been incurred by Ramius, any of its Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and, to the knowledge of Ramius, no condition exists that presents a risk to Ramius, any of its Subsidiaries or any of their respective ERISA Affiliates of incurring any such liability. Except as could not be reasonably expected to result in a material liability to Ramius or any of its Subsidiaries, all contributions required to be made to any Ramius Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Ramius Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof have been fully accrued in accordance with generally accepted accounting principles.

        (e)   Section 5.11(e) of the Ramius Disclosure Schedule identifies each Ramius Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code (a "Ramius Pension Plan"). With respect to each Ramius Pension Plan, the most recent actuarial report prepared by such plan's actuary with respect to such plan in accordance with FASB No. 87 sets forth accurately the accrued benefit obligations of such plan, determined using the actuarial methods, factors, and assumptions contained in such report, and the fair market value of the assets of such plan, each as of the date set forth in such report, and since the date of such report there has been no material adverse change in the accrued benefit obligations or the fair market value of the assets of such plan. Neither Ramius, any of its Subsidiaries nor any of their respective ERISA Affiliates contributes (or has contributed in the six years prior to the date hereof) to a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

        (f)    There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Ramius Benefit Plans or any trusts related thereto or fiduciaries thereof which could reasonably be expected to result in a material liability of Ramius or any of its Subsidiaries.

        (g)   Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event, (i) result in any material payment or benefit becoming due or payable, or required to be provided, to any manager, member, employee or independent contractor of Ramius or any of its Subsidiaries or to such individuals in the aggregate, (ii) materially increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such manager, member, employee or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (iv) result in any material limitation on the right of Ramius or any of its Subsidiaries to amend, merge or, terminate any Ramius Benefit Plan or related trust or (v) fail to be deductible by reason of Section 280G of the Code.

        (h)   All Ramius Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

        (i)    No labor organization or group of employees of Ramius or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving Ramius or any of its Subsidiaries. Except as could not be reasonably expected to result in a material liability to Ramius or any of its Subsidiaries, each of Ramius and its Subsidiaries is in compliance in all material respects with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health.

        (j)    Each Ramius Benefit Plan that is a "nonqualified deferred compensation plan" within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, has been operated in compliance in all material respects with Section 409A of the Code since January 1, 2006, based upon a good faith, reasonable interpretation of (A) Section 409A of the Code and (B)(1) the proposed and final Treasury Regulations issued thereunder, where applicable, and (2) Internal Revenue Service Notice 2005-1, all subsequent Internal Revenue Service Notices, and other interim guidance on Section 409A of the Code, where applicable.

        5.12    Certain Contracts.    (a) Section 5.12(a) of the Ramius Disclosure Schedule sets forth all of the following Contracts in existence to which Ramius or any of its Subsidiaries is a party or by which it is bound as of the date hereof (collectively, the "Ramius Contracts"):

                (i)    Contracts for the sale of assets or rights of Ramius or its Subsidiaries other than in the Ordinary Course of Business or for the grant to any Person of any preferential rights to purchase any of its assets;

                (ii)    Contracts for joint-ventures, strategic alliances or partnerships or other similar entities;

                (iii)    Any non-competition, non-solicitation or exclusive dealing agreement, or any other agreement or obligation that purports to limit or restrict in any respect (A) the ability of Ramius or its Subsidiaries or other Affiliates or, following the Closing, New Parent or its Affiliates, to solicit customers or employees or (B) the manner in which, or the localities in which, all or any portion of the business of Ramius or its Subsidiaries or, following the Closing, New Parent or its Affiliates, conducts business;

                (iv)    Contracts relating to the acquisition by Ramius or its Subsidiaries of any operating business or the capital stock or assets of any other Person;

                (v)    Contracts or instruments relating to the incurrence, assumption or guarantee of any indebtedness or imposing a Lien on any of its assets;

                (vi)    Contracts where Ramius or any of its Subsidiaries is the lessee or sublessee of, or is granted a similar occupancy interest in, any real property or pursuant to which Ramius or any of its Subsidiaries grant to any Person a leasehold or subleasehold, or similar occupancy interest, in any real property;

                (vii)    Contracts for the provision of goods or services or License Agreements, in each case involving fees, royalties, payments or other consideration in excess of $500,000 annually based on 2008 expenditures;

                (viii)    Management Agreements that involve payments in excess of $500,000 annually;

                (ix)    Contracts that grant any right of first refusal or right of first offer or similar right or that purport to limit the ability of Ramius or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business;

                (x)    Contracts the subject matter of which pertains to the solicitation or referral of Limited Partners of the Funds or customers and Clients of Ramius, its Subsidiaries or any Fund;

                (xi)    Contracts that obligate Ramius or any of its Subsidiaries to conduct business on an exclusive or preferential basis with any third party, in any case of the preceding which is material;

                (xii)    Contracts that obligate Ramius or any of its Subsidiaries to cap fees, share fees or other payments, share expenses, waive fees or to reimburse or assume any or all fees or expenses thereunder that would be material to Ramius or its Subsidiaries;

                (xiii)    Contracts requiring Ramius or any of its Subsidiaries (A) to co-invest with any other Person, (B) to provide seed capital or similar investment, or (C) to invest in any investment product, in each case in an amount in excess of $1,000,000 individually or $5,000,000 in the aggregate;

                (xiv)    Contracts (or groups of related Contracts) that involve the expenditure of more than $500,000 annually based on 2008 expenditures;

                (xv)    "soft dollar" arrangements that involve the expenditure of more than $150,000 annually or $300,000 in the aggregate;

                (xvi)    Contracts pursuant to which Ramius or any of its Subsidiaries (or any of their predecessor companies) has any ongoing indemnification obligations, retained liabilities or earnouts, in each case, with respect to the sale of any assets, rights or businesses;

                (xvii)    Third Party Management Agreements; and

                (xviii)    Contracts that grant any Person other than Ramius or its Subsidiaries any interest or right to receive any fees, profits or losses (whether current or deferred) of, or any other economic interest (including any "carried interest") in, any of Ramius's Subsidiaries.

        (b)   (i) Each Ramius Contract is valid and binding on Ramius or its applicable Subsidiary and, to the knowledge of Ramius, the other party thereto, enforceable against it and the other party thereto in accordance with its terms (subject to the Bankruptcy and Equity Exception), and is in full force and effect, and has not been modified or amended except pursuant to an amendment set forth on Section 5.12(a) of the Ramius Disclosure Schedule, (ii) Ramius and each of its Subsidiaries and/or Fund, as applicable, and, to Ramius's knowledge, each other party thereto has duly performed all obligations required to be performed by it to date under each Ramius Contract and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material breach, violation or default on the part of Ramius or any of its Subsidiaries or any Fund or, to Ramius's knowledge, any other party thereto under any such Ramius Contract. There are no material disputes pending or, to Ramius's knowledge, threatened, and no material amounts due or owing remain unpaid, with respect to any Ramius Contract.

        5.13    Property.    As of the date hereof, none of Ramius or any of its Subsidiaries owns, and has never owned, any real property. Any real property leased or subleased or in which another similar occupancy interest is held by Ramius or any of its Subsidiaries, as tenant, subtenant or occupant, or which Ramius or any of its Subsidiaries has granted, as landlord or sublandlord, a leasehold, subleasehold or other similar interest, is listed in Section 5.12(a) of the Ramius Disclosure Schedule, and true and correct copies of all leases, subleases and other such agreements (including amendments, modifications and supplements thereto) have been provided to Cowen, and Ramius and its Subsidiaries, as applicable, have good and valid leasehold title to their respective leased and subleased real property, free and clear of any Liens (other than Permitted Liens).

        5.14    Intellectual Property.

        (a)   Section 5.14(a) of the Ramius Disclosure Schedule contains a list of all Ramius IP. Except as would not reasonably be expected to have a Material Adverse Effect on Ramius, Ramius and its Subsidiaries collectively own all right, title and interest in, or have the valid right to use, all of the Ramius IP, free and clear of any Liens, and there are no obligations to, covenants to or restrictions from third parties affecting Ramius's or its applicable Subsidiary's or Fund's use, enforcement, transfer or licensing of the Owned Ramius IP.

        (b)   The Owned Ramius IP and Licensed Ramius IP constitute all the Intellectual Property necessary and sufficient to conduct the businesses of Ramius, its Subsidiaries and the Funds as they are currently conducted, as they have been conducted since January 1, 2008.

        (c)   The Owned Ramius IP and, to the knowledge of Ramius, Licensed Ramius IP, are valid, subsisting and enforceable.

        (d)   Neither Ramius nor any of its Subsidiaries nor any Fund has infringed, misappropriated or otherwise violated any Intellectual Property of any third party.

        (e)   No Owned Ramius IP or Licensed Ramius IP is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. To the knowledge of Ramius, no third party has infringed, misappropriated or otherwise violated any Owned Ramius IP.

        5.15    Insurance.    Ramius and its Subsidiaries maintain (or Ramius maintains on behalf of its Subsidiaries) such workers' compensation, comprehensive property and casualty, liability, errors and omissions, directors' and officers', fidelity and other insurance sufficient to operate their business as currently conducted as they may be required to maintain under applicable law. Ramius and its Subsidiaries have complied in all material respects with the terms and provisions of such policies and bonds.

        5.16    Compliance with Laws; Permits.

        (a)   Each of Ramius and its Subsidiaries and the Funds has been since January 1, 2006 and is in compliance in all material respects with all Laws of any Governmental Entity and the rules and regulations of any SRO that are applicable to its respective business, operations, or assets. Except as set forth in Section 5.16(a) of the Ramius Disclosure Schedule, no Regulatory Agency or other Governmental Entity has initiated since January 1, 2006 and on or prior to the date of this Agreement or has pending as of the date of this Agreement any proceeding, enforcement action or, to the knowledge of Ramius, investigation into the business, disclosures or operations of Ramius, any of its Subsidiaries or any Fund. Except for ordinary and usual examinations conducted by a Regulatory Agency or other Governmental Entity in the Ordinary Course of Business of Ramius and its Subsidiaries that have not resulted and are not reasonably expected to result in a materially adverse finding or claim against Ramius or any of its Subsidiaries, no Regulatory Agency or other Governmental Entity has initiated since the date of this Agreement any proceeding, enforcement action or, to the knowledge of Ramius, investigation into the business, disclosures or operations of Ramius or any of its Subsidiaries. Since January 1, 2006, no Regulatory Agency or other Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Ramius, investigation into the business, disclosures or operations of Ramius, any of its Subsidiaries or any Fund. There is no unresolved or, to Ramius's knowledge, threatened, criticism, comment or exception by any Regulatory Agency or other Governmental Entity with respect to any report or statement relating to any examinations or inspections of Ramius, any of its Subsidiaries or any Fund. Since January 1, 2006 there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency or other Governmental Entity with respect to the business, operations, policies or procedures of Ramius, any of its Subsidiaries or any Fund (other than normal examinations conducted by a Regulatory Agency or other Governmental Entity in Ramius's Ordinary Course of Business).

        (b)   Neither Ramius nor any of its Subsidiaries nor any Fund is subject to any cease-and-desist or other order or formal or informal enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 2006 a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or since January 1, 2006 has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts or affects in any material respect the conduct of its business or that in any material manner relates to its risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated companies or their Subsidiaries (each item in this sentence, a "Ramius Regulatory Agreement"), nor has Ramius, any of its Subsidiaries nor any Fund been advised since January 1, 2006 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Ramius Regulatory Agreement.

        (c)   Section 5.16(c) of the Ramius Disclosure Schedule contains a list of all Permits which are required for the operation of the business of Ramius, its Subsidiaries as presently conducted, other than those the failure of which to possess is not material to the operation of such business. Each of Ramius and its Subsidiaries currently has all Permits which are required for the operation of its business as presently conducted and as presently intended to be conducted, other than those the failure of which to possess is not material to the operation of such business. None of Ramius or its Subsidiaries is in default or violation, and no event has occurred which, with notice or the lapse of time or both, would constitute a default or a violation, in any material respect of any term, condition or provision of any material Permit to which it is a party, to which its business is subject or by which its properties or assets are bound, and to the knowledge of Ramius, there are no facts or circumstances which could reasonably be expected to form the basis for any such default or violation. Each employee of Ramius or its Subsidiaries who is required to be registered or licensed as a registered representative, investment advisor representative, sales person or an equivalent person with any Governmental Entity or SRO is fully registered or licensed as such and such registration is in full force and effect.

        (d)   With respect to Ramius and each Subsidiary that serves in a capacity described in Section 9(a) or 9(b) of the Investment Company Act, (i) such person is not (taking into account any applicable exemption) ineligible under such Section 9(a) or 9(b) to serve in such capacity, (ii) no "affiliated person" (as defined in Section 2(a)(3) of the Investment Company Act) of such person is (taking into account any applicable exemption) ineligible under Section 9(b) to serve as an "affiliated person" of such person and (iii) there is no proceeding or investigation pending and served on Ramius or any of its Subsidiaries or, to Ramius's knowledge, pending and not so served or threatened by any Governmental Entity, which would result in (A) the ineligibility of such person to serve in such capacity under Section 9(a) or 9(b) or (B) the ineligibility under such Section 9(b) of such "affiliated person" to serve as an "affiliated person" of such person.

        (e)   With respect to Ramius and each Subsidiary that acts as an investment adviser within the meaning of the Advisers Act, (i) such person is not (taking into account any applicable exemption) ineligible pursuant to Section 203(e) of the Advisers Act to act as an investment adviser, (ii) no "person associated" (as defined in Section 202(a)(17) of the Advisers Act) with such person is (taking into account any applicable exemption) ineligible under Section 203(f) of the Advisers Act to serve as a "person associated" with an investment adviser, (iii) there is no proceeding or investigation pending and served on Ramius or any of its Subsidiaries or, to Ramius's knowledge, pending and not so served or threatened by any Governmental Entity, which would result in (A) the ineligibility under such Section 203(e) of such person to act as an investment adviser or (B) the ineligibility under such Section 203(f) of such "person associated" with such person to serve as a "person associated" with an investment adviser, (iv) each such entity has adopted and implemented policies and procedures under Rule 206(4)-7 under the Advisers Act and received the certification of its chief compliance officer to this effect and (v) each such entity has complied with all record keeping requirements under applicable Laws including Rule 204-2 under the Advisers Act (including with respect to any records in any written or electronic format).

        (f)    With respect to Ramius and each Subsidiary that acts as a broker or dealer within the meaning of the Exchange Act, (i) such person is not (taking into account any applicable exemption) ineligible pursuant to Section 15(b)(4) of the Exchange Act to act as a broker or dealer, (ii) no "person associated" (as defined in Section 3(a)(18) of the Exchange Act) with such person is (taking into account any applicable exemption) ineligible under Section 15(b)(6) of the Exchange Act to serve as a "person associated" with a broker or dealer and (iii) there is no proceeding or investigation pending and served on Ramius or any Subsidiary or, to Ramius's knowledge, pending and not so served or threatened by any Governmental Entity, which would result in (A) the ineligibility under such Section 15(b)(4) of such person to act as a broker or dealer or (B) the ineligibility under such Section 15(b)(6) of such "person associated" with such person to serve as a "person associated" with a broker or dealer.

        (g)   Except as set forth on Section 5.16(g) of the Ramius Disclosure Schedule, none of Ramius or it Subsidiaries are (i) a commodity pool operator, futures commission merchant, commodity trading advisor, bank or real estate broker within the meaning of any applicable Law; (ii) required to be registered, licensed or qualified as a commodity pool operator, futures commission merchant, commodity trading advisor, bank or real estate broker under any applicable Law or (iii) subject to any liability or disability by reason of any failure to be so registered, licensed or qualified if required by applicable Law. Neither Ramius nor any of its Subsidiaries has received written notice of any proceeding concerning any failure to obtain any commodity pool operator, futures commission merchant, commodity trading advisor, bank or real estate broker registration, license or qualification.

        (h)   Except as set forth on Section 5.16(h) of the Ramius Disclosure Schedule, neither Ramius nor any of its Subsidiaries acts as an investment adviser, sub-advisor, general partner, managing member, manager or sponsor to any pooled investment vehicle which is registered or qualified for offer and sale to members of the general public with any Governmental Entity.

        (i)    Each of Ramius, its Subsidiaries and the Funds has complied in all material respects, to the extent such Laws are applicable to them, with (i) U.S. anti-money laundering and anti-terrorism financing laws and the regulations administered by the U.S. Treasury Department's Office of Foreign Assets Control, and has adequate measures in place to comply with those laws, (ii) the Foreign Corrupt Practices Act, (iii) the Trading with the Enemy Act and (iv) all comparable provisions of non-U.S. Laws.

        (j)    Ramius and its Subsidiaries, to the extent each is a "financial institution" (as defined in the GBA), have complied, to the extent required, with the GBA and the Privacy Rules, and each such financial institution has provided the privacy notices, in the form and to the extent required by the GBA and the Privacy Rules, and has taken such other actions as may be required thereunder.

        5.17    Investment Agreements and the Funds.

        (a)   Ramius or its Subsidiaries has performed in all material respects all of the obligations thereof under each Management Agreement and each Fund Agreement in accordance with its terms and all applicable Laws.

        (b)   Section 5.17(b) of the Ramius Disclosure Schedule sets forth: (i) a true, complete and correct schedule setting forth the calculation of the management and performance fees for each Fund as of the Base Date; (ii) the fees payable to Ramius or its applicable Subsidiary with respect to each Fund under the applicable Management Agreement and the amount of any related fee (including relating to any revenue-sharing arrangement) paid by Ramius or its applicable Subsidiary to any Person other than Ramius or its applicable Subsidiary as of the Base Date and as of March 31, 2009; (iii) as to each Fund, as of the Base Date and the date hereof, the terms of any fee waivers, rebates, expense reimbursement (or assumption) arrangements, unreimbursed payments being made by Ramius or its Subsidiaries to brokers, dealers or other Persons with respect to the distribution of shares of a Private Fund; and (iv) as to each Fund, as of the Base Date and as of the date hereof, the rate and method of computation of any subadvisory fees payable to any Person by Ramius or its Subsidiaries with respect to such Private Fund.

        (c)   Each Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, limited company, trust or partnership power and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where it is required to do so under applicable Law, except where the failure to have such power, authority or qualification is not material to its business. Except as set forth on Section 5.17(c) of the Ramius Disclosure Schedule, none of the Private Funds has been or is required to be registered with the SEC or any other Governmental Entity as an investment company under the Investment Company Act or any similar Law. Section 5.17(c) of the Ramius Disclosure Schedule sets forth (i) true, complete and correct descriptions of any "side letters" or similar understandings relating to Fund Agreements, (ii) a true, complete and correct list of Limited Partners entitled to "most favored nation" status and descriptions of such arrangements and (iii) a true, complete and correct list of any Limited Partners that receive unusual services and descriptions of such services; provided, however, that Section 5.17(e) of the Ramius Disclosure Schedule need not set forth any letter or similar understanding that does anything else other than reduce the management fees paid to Ramius or its applicable Subsidiary.

        (d)   True, correct and complete copies of the offering documents, subscription agreements, administrative services agreements, distribution, solicitation or placement agency agreements and solicitation agreements, as applicable, or any similar written agreements, including all "side letters" or other understandings relating to Fund Agreements, in any case pertaining to the Funds have been made available to Cowen. Such offering documents did not, at any time such offering documents were made available to investors or prospective investors in the Funds, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (e)   Except as set forth of Section 5.17(e) of the Ramius Disclosure Schedule, Ramius does not serve as a "fiduciary" with respect to "plan assets" of any employee benefit plan subject to Title I of ERISA (other than plans maintained for employees of Ramius and its Subsidiaries); provided, that to the extent Ramius does act as a "fiduciary" with respect to "plan assets" of any employee benefit plan subject to Title I of ERISA (other than plans maintained for employees of Ramius and its subsidiaries), Ramius has complied in all material respects with the requirements of Title I of ERISA and Section 4975 of the Code.

        (f)    True, correct and complete copies of the unaudited financial statements, and where audited financial statements are available for any Fund, such audited financial statements, of each of the Funds for its most recent fiscal year ended on or prior to December 31, 2008 have been made available to Cowen. Each of such financial statements presents fairly, in all material respects, the consolidated financial position of such Fund in accordance with GAAP applied on a consistent basis (except as otherwise noted therein) at the respective date of such financial statements.

        (g)   Ramius has maintained the "soft dollar" and brokerage allocation policies set forth in Section 5.17(g) of the Ramius Disclosure Schedule at the times set forth therein with respect to the allocation of trade execution on behalf of accounts managed by Ramius or its Subsidiaries. Ramius's and its Subsidiaries' receipt of all soft dollar brokerage and research services since January 1, 2006, qualifies for the safe harbor afforded by Section 28(e) of the Exchange Act and Ramius and its Subsidiaries have complied with all related disclosure rules in all material respects. To the knowledge of Ramius, Ramius and its Subsidiaries have satisfied in all material respects its duty of "best execution" (as such term is understood under the Advisers Act) for all Funds for whom it exercises trading discretion since January 1, 2006.

        (h)   No consents or approvals are required under (i) applicable Law (including, for the absence of doubt, the Advisers Act), or (ii) any Investment Advisory Agreement, from any Fund Board, any Limited Partners of any Fund or any other applicable third-parties in order to (A) avoid triggering a withdrawal right of any Limited Partner pursuant to the terms of any Fund Agreement or any side letters to any Fund Agreement; and (B) consummate the transactions contemplated by this Agreement so that after the Closing Date, Ramius or its applicable Subsidiary may continue its applicable management, advisory or sub-advisory relationships on terms that are no less favorable to such Ramius entity than the terms of existing relationships.

        5.18    Risk Management Instruments.    All Derivative Transactions, whether entered into for the account of Ramius or any of its Subsidiaries, were entered into in the Ordinary Course of Business and in accordance with applicable laws, rules, regulations and policies of any Regulatory Agency and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Ramius and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. All of such Derivative Transactions are valid and binding obligations of Ramius or one of its Subsidiaries enforceable against it in accordance with their terms (subject to the Bankruptcy and Equity Exception), and are in full force and effect. Ramius and its Subsidiaries and, to Ramius's knowledge, all other parties thereto have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to Ramius's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

        5.19    Interested Party Transactions.    Except as set forth on Section 5.19 of the Ramius Disclosure Schedule, none of C4S & Co., LLC or its managing members (i) owns any direct or indirect interest of any kind in, or controls or is a director or managing member of any Person which is a supplier, advisory Client, landlord, tenant, creditor or debtor of Ramius or its Subsidiaries or (b) is a participant in any transaction to which Ramius or its Subsidiaries is a party or (ii) is a party to any Contract with Ramius, in each case other than this Agreement and the agreements contemplated in connection herewith. Except as set forth on Section 5.19 of the Ramius Disclosure Schedule, any such contracts are on commercially reasonable terms no more favorable to such director or managing member than what any third party negotiating on an arms-length basis would expect.

        5.20    Reorganization.    As of the date of this Agreement, Ramius is not aware of any fact or circumstance that could reasonably be expected to prevent the Cowen Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        5.21    Ramius Information.    The information relating to Ramius and its Subsidiaries and any Fund that is provided by Ramius or its representatives for inclusion in the Proxy Statement and the Form S-4, or in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; provided that Ramius makes no representations or warranties as it relates to any information provided by Cowen or its representatives to Ramius or its representatives and contained in the Form S-4 or any other filings made with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement.

        5.22    No Other Representations and Warranties.    Except for the representations and warranties contained in this Article V, none of Ramius, any Subsidiary of Ramius, or any other Person on behalf of Ramius makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or information as to prospects with respect to Ramius and its Subsidiaries that may have been made available to Cowen or any of its representatives, except as expressly set forth in this Article V or in any certificates to be delivered pursuant to the terms set forth herein.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

        6.1    Conduct of Businesses Prior to the Effective Time.    Except as expressly required by this Agreement or with the prior written consent of the other party, during the period from the date of this Agreement to the Effective Time, each of Cowen and Ramius shall, and shall cause each of its respective Subsidiaries to, (a) conduct its business in the ordinary and usual course in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action that would reasonably be expected to adversely affect or materially delay the ability of Cowen, Ramius, New Parent, Merger Sub or Exchange Sub to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity or other Person required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

        6.2    Cowen and Ramius Forbearances.    During the period from the date of this Agreement to the Effective Time, except as set forth in Section 6.2 of the Cowen Disclosure Schedule or Section 6.2 of the Ramius Disclosure Schedule, as applicable, or except as expressly required by this Agreement, Cowen and Ramius shall not, and shall not permit any of their Subsidiaries to, without the prior written consent of the other party:

        (a)   other than in the Ordinary Course of Business pursuant to the agreements in effect on the date of this Agreement and in any event in an amount not to exceed $500,000 after the date hereof in the aggregate, incur any indebtedness (other than any intercompany indebtedness or accommodations) for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person;

        (b)   (i)    except with respect to Ramius, adjust, split, combine or reclassify any of its capital stock or membership interests, as applicable;

                (ii)    except for distributions by Ramius that are required pursuant to Section 4.01 of the Ramius LLC Agreement (which distributions shall be calculated without giving effect to the transactions contemplated by this Agreement) or pursuant to any grant agreement evidencing an award under the Ramius LLC Employee Ownership Program (the "REOP") or the Ramius Fund of Funds Group LLC Participation Program (the "RAPP"), make, declare or pay any dividend, or make any other distribution on (other than dividends or distributions made by a Subsidiary to its parent or otherwise required to be made by a Subsidiary), or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or membership interests, as applicable, or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for or representing the right to purchase or otherwise receive any shares of its capital stock or membership interests, as applicable;

                (iii)    except with respect to Ramius, grant any stock options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of its capital stock or membership interests, as applicable, or other equity-based award with respect to shares of capital stock or membership interests, as applicable, under any stock plan or otherwise, or grant any Person any right to acquire any shares of its capital stock or membership interests or other equity interests, as applicable, provided that, notwithstanding the foregoing, in no event shall Ramius or its Subsidiaries grant, award or amend or commit to grant award or amend any awards under the Ramius LLC Phantom Interest Program;

                (iv)    except with respect to Ramius, issue any additional shares of capital stock, membership interests, Voting Debt or other securities, except pursuant to the exercise of Cowen Stock Options or the settlement or vesting of Cowen Restricted Shares or Cowen RSUs that are outstanding as of the date of this Agreement or issuances by a Subsidiary to its parent company;

        (c)   except as required under applicable Law or the terms of any Cowen Benefit Plan or Ramius Benefit Plan that is described on the Cowen Disclosure Schedule or Ramius Disclosure Schedule, as applicable, existing as of the date hereof, (i) materially increase the compensation or benefits of any of the current or former members, managers, directors, officers or employees (collectively, "Employees") of Cowen or its Subsidiaries or Ramius or its Subsidiaries, as applicable, (ii) pay any amounts to Employees not required by any current plan or agreement (other than base salary in the Ordinary Course of Business), (iii) become a party to, establish, amend, commence participation in, make any adjustment, terminate or commit itself to the adoption of any equity or equity-based compensation plan, compensation (including any employee co-investment fund), severance, pension, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement or employment agreement with or for the benefit of any Employee (or newly hired employees), (iv) make any guarantees of compensation or bonus to any Employee (or newly hired employees), or (v) accelerate the vesting of any equity or equity-based compensation or other incentive compensation under any Cowen Benefit Plan or Ramius Benefit Plan, as applicable;

        (d)   sell, transfer, pledge, lease, license, mortgage, encumber or otherwise dispose of any material amount of its properties or assets (including pursuant to securitizations) to any Person other than a Subsidiary (or by a Subsidiary to its parent company) or cancel, release or assign any material amount of indebtedness (other than intercompany indebtedness) to any such person or any material claims held by any such person, in each case other than in the Ordinary Course of Business or pursuant to disclosed contracts in force at the date of this Agreement;

        (e)   enter into any new line of business or change in any material respect its business or operations, including any material change in the types, nature or composition of its services;

        (f)    transfer ownership, or grant any license or other material rights, to any person or entity of or in respect of any material Cowen IP or material Ramius IP, as applicable, other than grants of non-exclusive licenses pursuant to License Agreements entered into in the Ordinary Course of Business;

        (g)   other than pursuant to Contracts disclosed on the Cowen Disclosure Schedule or the Ramius Disclosure Schedule, as applicable, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other Person, including any investment in one or a series of transactions of more than $1,000,000 in the aggregate;

        (h)   amend, breach, terminate or allow to lapse any material Permit other than (i) amendments required by applicable Law, or (ii) in the Ordinary Course of Business;

        (i)    restructure or change its investment securities portfolio, its derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, in any material respect;

        (j)    except with respect to Ramius and its Subsidiaries, form or make any investment in any pooled investment vehicle (including each portfolio or series thereof, if any), other than with respect to CHRP;

        (k)   take any action, or knowingly fail to take any action, which action or failure to act could be reasonably likely to prevent the Cowen Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

        (l)    except with respect to Ramius, amend its charter, by-laws, limited liability company agreement or other constitutive documents or otherwise take any action to exempt any Person (other than it or its Subsidiaries) or any action taken by any Person or entity from any Takeover Statute or similarly restrictive provisions of its organizational documents or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

        (m)  (i) amend or otherwise modify, except in the Ordinary Course of Business, or knowingly violate, in each case in any material respect, the terms of, any Cowen Contract or Ramius Contract, as applicable, or (ii) create, renew or amend any Contract or, except as may be required by applicable Law, other binding obligation of it or its Subsidiaries containing (A) any material restriction on the ability of it or its Subsidiaries to conduct its business as it is presently being conducted or (B) any material restriction on the ability of it or its Affiliates to engage in any type of activity or business;

        (n)   make any capital expenditures in excess of $250,000;

        (o)   acquire any business or Person that would be material to the operation of its business, taken as a whole, by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or series of related transactions, or enter into any Contract, letter of intent or similar arrangement with respect to the foregoing (whether or not enforceable) with respect to the foregoing;

        (p)   enter into, materially amend or become subject to any joint venture, partnership, strategic alliance, stockholders agreement, co-marketing, co-promotion, joint development or similar arrangement, except in the Ordinary Course of Business;

        (q)   commence or settle any material claim, action or proceeding;

        (r)   implement or adopt any material change in its Tax financial accounting principles, practices or methods, other than as may be required by applicable Law, GAAP or regulatory guidelines;

        (s)   file or amend any material Tax Return, make or change any material Tax election, or settle or compromise any material Tax liability or Tax contest;

        (t)    (i) sell, assign, transfer, lease or otherwise dispose of, or grant any interests in, any material real property, or exercise or fail to exercise any renewal option under any material lease or other similar occupancy agreement for real property or (ii) acquire any interest in any additional real property;

        (u)   make any change in any method of accounting or accounting practice except for any such change required by reason of a concurrent change in GAAP or Law; or

        (v)   agree to take, make any commitment to take, or adopt any resolutions of its board of directors or managing member, as applicable, in support of, any of the actions prohibited by this Section 6.2.

ARTICLE VII

ADDITIONAL AGREEMENTS

        7.1    Regulatory Matters.    (a) Cowen shall promptly prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Cowen shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Cowen shall thereafter mail or deliver the Proxy Statement to its stockholders. Ramius shall furnish all information concerning it, its Subsidiaries and the Funds (including, without limitation, audited and unaudited financial statements and other financial and business information regarding Ramius and its Subsidiaries), as Cowen may reasonably request in connection with the preparation of the Proxy Statement and Form S-4, except as may be prohibited by Law.

        (b)   The parties shall cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals, clearances and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Transactions), including, without limitation, the Cowen Requisite Regulatory Approvals and the Ramius Requisite Regulatory Approvals, and to comply with the terms and conditions of all such permits, consents, approvals, clearances and authorizations of all such third parties or Governmental Entities. Cowen and Ramius and their respective counsel shall (i) have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the confidentiality of information, all the information relating to Cowen or Ramius, as the case may be, and any of their respective Subsidiaries or Funds, that appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement, (ii) promptly inform each other of any oral or written communication (or other correspondence or memoranda) received from, or given to, any Governmental Entity, and (iii) furnish each other with copies of all correspondence, filings and written communications between them or their Subsidiaries or Affiliates, on the one hand, and any Governmental Entity or its respective staff, on the other hand, with respect to this Agreement or the Transactions. Except as expressly prohibited by an Governmental Entity, Ramius and Cowen shall provide the other party and its counsel with advance notice of and the opportunity to participate in any discussion, telephone call or meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with this Agreement or the Transactions, and to participate in the preparation for such discussion, telephone call or meeting. Ramius and Cowen may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 7.1(b) as "Outside Counsel Only Material." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the disclosing party or its legal counsel. In exercising the foregoing rights, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals, clearances and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

        (c)   Each of Ramius and Cowen shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, the Funds, directors, officers, managers, members and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of Cowen, Ramius or any of their respective Subsidiaries to any Governmental Entity in connection with the Transactions and the other transactions contemplated by this Agreement.

        (d)   Each of Ramius and Cowen shall promptly advise the other upon receiving any communication from any Governmental Entity the consent, approval or clearance of which is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Ramius Requisite Regulatory Approval or Cowen Requisite Regulatory Approval, respectively, will not be obtained or that the receipt of any such consent, approval or clearance may be materially delayed.

        7.2    Access to Information.    (a) Upon reasonable notice and subject to applicable Laws relating to the confidentiality of information, each of Cowen and Ramius shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors, agents and other representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records and personnel, and, during such period, such party shall, and shall cause its Subsidiaries to, make available to the other party all other information concerning its business, properties and personnel as the other party may reasonably request. Neither Cowen nor Ramius, nor any of their Subsidiaries, shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

        (b)   All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between the parties as of March 25, 2009 (the "Confidentiality Agreement").

        (c)   No investigation by a party hereto or its representatives shall affect the representations and warranties of the other party set forth in this Agreement.

        (d)   Between the date hereof and until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Ramius shall cooperate with Cowen in Cowen's efforts to comply with applicable Laws affecting public companies in the United States, including the Sarbanes Oxley Act, to the extent that such compliance involves Ramius and its Subsidiaries or any Fund. In furtherance (and not in limitation) of the foregoing, between the date of this Agreement and the Closing Date, Ramius shall permit representatives of Cowen to meet with the officers of Ramius and its Subsidiaries and Funds responsible for the Ramius Financial Statements and internal controls to discuss such matters as reasonably necessary for Cowen to be able to satisfy applicable obligations under the Sarbanes-Oxley Act following the Closing.

        7.3    Stockholder Approval.    Cowen shall call a meeting of its stockholders (the "Cowen Stockholder Meeting") to be held as soon as reasonably practicable for the purpose of (i) obtaining the requisite affirmative vote of the holders of Cowen Common Stock entitled to vote on the adoption of this Agreement and in connection with the Transactions, including the issuance of shares of New Parent Class A Common Stock (the "Cowen Stockholder Approval"), on substantially the terms and conditions set forth in this Agreement, and (ii) obtaining the requisite affirmative vote (the "New Parent Plan Approval") of the holders of Cowen Common Stock entitled to vote on the approval of an equity compensation plan for employees of New Parent and its subsidiaries (the "New Parent Plan"), and shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. The Board of Directors of Cowen shall use its reasonable best efforts to obtain from its stockholders (x) the Cowen Stockholder Approval, on substantially the terms and conditions set forth in this Agreement, required to consummate the issuance of New Parent Class A Common Stock and other transactions contemplated by this Agreement and approve the Plan, and shall recommend such approval except as is permitted by Section 7.10(c) hereto and (y) the New Parent Plan Approval. Cowen shall submit this Agreement to its stockholders at the Cowen Stockholder Meeting even if its Board of Directors shall have withdrawn, modified or qualified its recommendation. The Board of Directors of Cowen has adopted resolutions approving the Transactions and the issuance of New Parent Class A Common Stock, on substantially the terms and conditions set forth in this Agreement, and directing that the issuance of New Parent Class A Common Stock in the Transactions, on such terms and conditions, be submitted to Cowen's stockholders for their consideration. Notwithstanding the foregoing provisions of this Section 7.3, if on a date for which the Cowen Stockholder Meeting is scheduled, Cowen has not received proxies representing a sufficient number of shares of Cowen Common Stock to obtain the Cowen Stockholder Approval, whether or not a quorum is present, Cowen may for the sole purpose of soliciting additional proxies elect to, or shall, if requested by Ramius, use its reasonable best efforts to solicit additional proxies for the sole purpose of obtaining the Cowen Stockholder Approval and, in connection therewith, shall make one or more successive adjournments of the Cowen Stockholder Meeting to a date specified by Cowen (if Cowen is electing to solicit additional proxies) or by Ramius (if Ramius has requested that Cowen solicit additional proxies); provided that, in either case, the Cowen Stockholder Meeting shall not be adjourned to a date that is more than ten (10) days after the date for which the Cowen Stockholder Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law).

        7.4    Further Assurances; Additional Agreements.    Each of Cowen and Ramius shall use its reasonable best efforts to, and to cause their respective Subsidiaries to, (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. In addition, at and after the Effective Time, the officers, directors and managers of New Parent, the Cowen Surviving Corporation or Exchange Sub, as applicable, shall be authorized to execute and deliver, in the name and on behalf of the Cowen Surviving Corporation, Merger Sub or Cowen, or Exchange Sub or Ramius, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Cowen Surviving Corporation, Merger Sub or Cowen, or Exchange Sub or Ramius, any other actions and things necessary to vest, perfect or confirm of record or otherwise in New Parent, the Cowen Surviving Corporation or Exchange Sub any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by New Parent, the Cowen Surviving Corporation or Exchange Sub, as applicable, as a result of, or in connection with, the Transactions.

        7.5    NASDAQ Listing.    Cowen shall cause the shares of New Parent Class A Common Stock to be issued in the Transactions to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Effective Time.

        7.6    Employee Matters.    (a) On or prior to the Closing, Ramius shall take all action necessary to cause the employment of each employee of Ramius and each Ramius Benefit Plan maintained by Ramius (and any related assets and liabilities), other than the REOP and grant agreements evidencing awards under the REOP and the portion of the Tapestry Interests under the RAAP (as defined therein) representing a right to receive a Ramius Percentage Interest, and in each case the liabilities with respect thereto (collectively, the "Excluded Ramius Benefits"), to be transferred to Exchange Sub, each effective as of and subject to the Closing. From and after the Effective Time, the Cowen Benefit Plans and the Ramius Benefit Plans (which, for purposes of this Section 7.6, shall include those plans transferred to Exchange Sub pursuant to this Section 7.6(a)) in effect as of the Effective Time shall remain in effect with respect to employees and former employees of Cowen or Ramius and their respective Subsidiaries (the "New Parent Employees"), respectively, covered by such plans at the Effective Time, until such time as New Parent shall otherwise determine, subject to applicable laws and the terms of such plans. It is the intention of Cowen and Exchange Sub, to the extent permitted by applicable Law, to develop new benefit plans, as soon as reasonably practicable after the Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities and (ii) do not discriminate between the New Parent Employees who were covered by Cowen Benefit Plans, on the one hand, and those covered by Ramius Benefit Plans on the other, at the Effective Time. Notwithstanding the foregoing, for the period commencing on the Effective Time and ending on the first anniversary of the Effective Time (the "Cowen Continuation Period"), New Parent shall, or shall cause one of its Subsidiaries to, provide compensation and employee benefits to the New Parent Employees who were employed by Cowen or its Subsidiaries prior to the Effective Time (the "Cowen Covered Employees") that are substantially comparable in the aggregate to those provided to the Cowen Covered Employees immediately prior to the Effective Time; provided, however, that in connection with implementing the foregoing, New Parent shall not be precluded from substituting for any Cowen Benefit Plan or plans, during the Cowen Continuation Period, one or more New Plans (as defined in Section 7.6(b) hereof) of substantially the same type. In addition to, and not in contravention of the foregoing, Cowen Covered Employees whose employment is terminated without "cause" during the Cowen Continuation Period will be entitled to severance benefits in accordance with the Cowen Severance Policy described on Section 7.6(a) of the Cowen Disclosure Schedule. Nothing herein shall prohibit any changes to the Cowen Benefit Plans or the Ramius Benefit Plans that may be (i) required by applicable laws, (ii) necessary as a technical matter to reflect the transactions contemplated hereby or (iii) required for New Parent to provide for or permit investment in its securities.

        (b)   With respect to any benefit plans in which any New Parent Employees who are employees of Cowen or Exchange Sub (or their respective Subsidiaries) at the Effective Time first become eligible to participate on or after the Effective Time, and in which such New Parent Employees did not participate prior to the Effective Time (the "New Plans"), New Parent shall (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the New Parent Employees and their eligible dependents under any New Plans in which such employees may be eligible to participate after the Effective Time, except to the extent such preexisting conditions, exclusions or waiting periods would apply under the analogous Cowen Benefit Plan or Ramius Benefit Plan, as the case may be; (ii) provide each New Parent Employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under a Cowen Benefit Plan or Ramius Benefit Plan (to the same extent that such credit was given under the analogous Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Plans in which such employees may be eligible to participate after the Effective Time; and (iii) recognize (in addition to service with New Parent or its Subsidiaries following the Effective Time) all service of the New Parent Employees with Cowen or Ramius, respectively, and their respective affiliates and predecessors, for purposes of eligibility to participate, vesting credit, entitlement to benefits and levels of benefits in any New Plan in which such employees may be eligible to participate after the Effective Time, to the extent such service is taken into account under the applicable New Plan, except to the extent that such crediting of would result in duplication of benefits with respect to the same period of service and provided that no prior service shall be recognized for purposes of benefit accrual under any final average pay defined benefit plan.

        (c)   As of the Effective Time, New Parent shall honor all Cowen Benefit Plans and Ramius Benefit Plans (other than the Excluded Ramius Benefits) in accordance with their terms. As of the Effective Time, New Parent shall take all action necessary to effectuate the agreements set forth in Section 7.6(c) of the Cowen Disclosure Schedule.

        (d)   New Parent and Ramius hereby acknowledge that the transactions contemplated by this Agreement constitute a "change of control," "change in control" or term of similar import within the meaning of the Cowen Benefit Plans, and Section 7.6(d) of the Cowen Disclosure Schedule lists the material Cowen Benefit Plans containing such term(s).

        (e)   Effective as of the Closing, Exchange Sub shall assume all liability for making the cash payments in satisfaction of the awards outstanding under the Ramius LLC Phantom Interest Program as of the Closing that are held by employees of Ramius and its Subsidiaries who become employees of Exchange Sub or its Affiliates as of the Closing and that vest immediately prior to the Closing as may be provided by Ramius.

        (f)    Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of either party to terminate, any New Parent Employee for any reason, (ii) require New Parent to continue any Cowen Benefit Plan or Ramius Benefit Plan or prevent the amendment, modification or termination thereof after the Effective Time to the extent permitted by their terms and applicable law, (iii) constitute an amendment to any Cowen Benefit Plan or Ramius Benefit Plan, or (iv) provide any rights to any Employees, whether as third-party beneficiaries or otherwise, to enforce any provision of this Section 7.6.

        7.7    Indemnification; Directors' and Officers' Insurance.

        (a)   In the event of any threatened or actual claim, action, suit, proceeding or investigation, arbitration, whether civil, criminal or administrative (a "Claim"), including any such Claim in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Cowen or any of its Subsidiaries or an officer, manager or managing member of Ramius or any of its Subsidiaries, including, without limitation, C4S & Co., LLC and its members, or who is or was serving at the request of Cowen or any of its Subsidiaries or at the request of Ramius or its Subsidiaries as a director, manager or officer of another person (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer of Cowen or any of its Subsidiaries or any officer or manager of Ramius or any of its Subsidiaries prior to the Effective Time or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before or after the Effective Time, the parties shall cooperate and use their reasonable best efforts to defend against and respond thereto. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of any Indemnified Party as provided in their respective certificates or articles of incorporation or by-laws (or comparable organizational documents), and any indemnification agreements which are existing as of the date hereof, shall survive the Transactions and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time or taken at the request of New Parent pursuant to Section 7.4, it being understood that nothing in this sentence shall require any amendment to the New Parent Charter or the New Parent By-Laws.

        (b)   From and after the Effective Time, New Parent, the Cowen Surviving Corporation and Exchange Sub shall to the fullest extent permitted by applicable law jointly and severally, indemnify, defend and hold harmless, and provide advancement of expenses to, each Indemnified Party against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any Claim based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Cowen or any of its Subsidiaries or a manager or officer of Ramius or any of its Subsidiaries, as applicable, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) or taken at the request of New Parent pursuant to Section 7.4.

        (c)   New Parent shall cause the individuals serving as officers and directors of Cowen or any of its Subsidiaries or officers and managers of Ramius or any of its Subsidiaries immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time by the directors' and officers' liability insurance policy maintained by Cowen or Ramius, as applicable (provided that New Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such; provided that in no event shall New Parent be required to expend annually in the aggregate an amount in excess of 200% of the annual premiums currently paid by Cowen or Ramius, as applicable (which current amount is set forth in Section 7.7(c) of the Cowen Disclosure Schedule and the Ramius Disclosure Schedule) for such insurance (the "Insurance Amount"), and provided further that if New Parent is unable to maintain such policy (or such substitute policy) as a result of the preceding proviso, New Parent shall obtain as much comparable insurance as is available for the Insurance Amount. New Parent's obligations under this Section 7.7(c) may be satisfied by Cowen purchasing a "tail" policy prior to the Closing from an insurer with substantially the same or better credit rating as the current carriers for Cowen's and Ramius's respective existing directors' and officers' insurance policies in effect as of the date of this Agreement (collectively, the "Existing Policies"), which (i) has an effective term of six (6) years from the Effective Time, (ii) covers each Person covered by the Existing Policies for actions and omissions occurring prior to the Effective Time, and (iii) contains terms that are no less favorable in the aggregate than the Existing Policies.

        (d)   The provisions of this Section 7.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs or representatives.

        7.8    Exemption from Liability Under Section 16(b).    Prior to the Effective Time, Ramius and Cowen shall each take all such steps as may be reasonably necessary or appropriate, and the parties shall cooperate with each other as necessary, to cause any deemed disposition of shares of Cowen Common Stock or conversion of any derivative securities in respect of such shares of Cowen Common Stock or any deemed acquisition of shares of New Parent Class A Common Stock by an individual who after the Transactions is expected to be subject to Section 16(b) of the Exchange Act with respect to New Parent, in each case in connection with the consummation of the transactions contemplated by this Agreement, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        7.9    Governance; Name Change.    (a) On or prior to the Effective Time, Cowen and Ramius shall cause the number of directors that will comprise the full Board of Directors of New Parent at the Effective Time to be expanded to ten (10) directors. Of the members of the Board of Directors of New Parent, four (4) directors shall be individuals appointed by Cowen, three of whom shall be independent (within the meaning of the rules and regulations promulgated by NASDAQ) to New Parent, and six (6) directors shall be individuals appointed by Ramius, three (3) of whom shall be independent (within the meaning of the rules and regulations promulgated by NASDAQ) to New Parent. The Cowen appointees and the Ramius appointees are set forth on Schedule B hereto. No other directors or employees of Cowen or Ramius shall be designated to serve on the Board of Directors of New Parent at the Effective Time.

        (b)   On or prior to the Effective Time, Cowen and Ramius shall take such actions as are necessary to cause, effective as of the Effective Time, (i) Peter A. Cohen to be appointed as Chairman of the Board of Directors and Chief Executive Officer of New Parent and (ii) John E. Toffolon, Jr., to be appointed as Lead Director of the Board of Directors of New Parent.

        (c)   On or prior to the Effective Time, Cowen and Ramius shall take such actions as are necessary to cause the persons indicated in Schedule C hereto to be elected or appointed to the offices of New Parent specified in such Schedule as of the Effective Time.

        (d)   Immediately upon consummation of the Transactions, (i) New Parent shall change its name to Cowen Group, Inc., (ii) Exchange Sub shall change its name to Ramius LLC and (iii) Ramius shall change its name to RCG LLC or another name selected by Ramius that does not contain the word "Ramius."

        7.10    No Solicitation.

        (a)    No-Solicitation by Ramius.

                (i)    Unless and until Cowen enters into or participates in any discussions or negotiations regarding an Alternative Transaction or enters into a confidentiality agreement with any third party with respect to an Alternative Transaction not resulting from or arising out of a breach of Section 7.10, during the period from the date hereof continuing through the Closing, Ramius shall not, and shall cause its Subsidiaries and the respective Affiliates of Ramius and its Subsidiaries and all of the managers, members, officers, directors, employees, agents, representatives, consultants, financial advisors, attorneys, accountants or other agents of Ramius or any Affiliate not to, directly or indirectly, (i) solicit, initiate, encourage, facilitate (including by way of furnishing or providing information) or take any other action facilitating or designed to facilitate any inquiries or proposals regarding any merger, share exchange, consolidation, sale of assets, sale of membership interests or capital stock or similar transactions involving Ramius or any of its Subsidiaries that, if consummated, would constitute an Alternative Transaction (any of the foregoing inquiries or proposals, including the indication of any intention to propose any of the foregoing, being referred to herein as a "Ramius Alternative Proposal"), (ii) enter into or participate in any discussions or negotiations regarding an Alternative Transaction or (iii) enter into any agreement regarding any Alternative Transaction. Ramius shall immediately cease, and cause its representatives and other intermediaries to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and shall demand the return or destruction of any information previously provided with respect to such activities, discussions or negotiations.

                (ii)    Ramius shall notify Cowen promptly (but in no event later than 24 hours) after receipt of any Ramius Alternative Proposal, or any material modification of or material amendment to any Ramius Alternative Proposal, or any request for nonpublic information relating to Ramius or any of its Subsidiaries or any Fund or for access to the properties, books or records of Ramius or any of its Subsidiaries or any Fund. Such notice to Cowen shall be made orally and in writing, and shall indicate the identity of the person making the Ramius Alternative Proposal or intending to make or considering making a Ramius Alternative Proposal or requesting non-public information or access to the books and records of Ramius or any of its Subsidiaries or any Fund, and a copy of such Ramius Alternative Proposal (if in writing) and summary of the material terms of any such Ramius Alternative Proposal or modification or amendment to a Ramius Alternative Proposal. Ramius shall use its best efforts to keep Cowen fully informed, on a timely basis, of any material changes in the status and any material changes or modifications in the terms of any such Ramius Alternative Proposal, indication or request.

        (b)    No Solicitation by Cowen.

                (i)    During the period from the date hereof continuing through the Closing, Cowen shall not and shall cause its Subsidiaries and the respective Affiliates of Cowen and its Subsidiaries and all of the officers, directors, employees, agents, representatives, consultants, financial advisors, attorneys, accountants or other agents of Cowen or any Affiliate not to, directly or indirectly, (i) solicit, initiate, encourage, facilitate (including by way of furnishing or providing information) or take any other action facilitating or designed to facilitate any inquiries or proposals regarding any merger, share exchange, consolidation, sale of assets, sale of membership interests or capital stock or similar transactions involving Cowen or any of its Subsidiaries that, if consummated, would constitute an Alternative Transaction (any of the foregoing inquiries or proposals, including the indication of any intention to propose any of the foregoing, being referred to herein as a "Cowen Alternative Proposal"), (ii) enter into or participate in any discussions or negotiations regarding an Alternative Transaction or (iii) enter into any agreement regarding any Alternative Transaction (other than a confidentiality agreement as permitted by Section 7.10(b)(iv)). Cowen shall immediately cease, and cause its representatives and other intermediaries to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and shall demand the return or destruction of any information previously provided with respect to such activities, discussion, or negotiations.

                (ii)    Cowen shall notify Ramius promptly (but in no event later than 24 hours) after receipt of any Cowen Alternative Proposal, or any material modification of or material amendment to any Cowen Alternative Proposal, or any request for nonpublic information relating to Cowen or any of its Subsidiaries or for access to the properties, books or records of Cowen or any of its Subsidiaries. Such notice to Ramius shall be made orally and in writing, and shall indicate the identity of the person making the Cowen Alternative Proposal or intending to make or considering making a Cowen Alternative Proposal or requesting non-public information or access to the books and records of Cowen or any of its Subsidiaries, and a copy of such Cowen Alternative Proposal (if in writing) and summary of the material terms of any such Cowen Alternative Proposal or modification or amendment to a Cowen Alternative Proposal. Cowen shall use its best efforts to keep Ramius fully informed, on a timely basis, of any material changes in the status and any material changes or modifications in the terms of any such Cowen Alternative Proposal, indication or request. Cowen shall also provide Ramius

24 hours written notice before it enters into any discussions or negotiations concerning any Alternative Proposal in accordance with Section 7.10(b)(iii) and shall keep Ramius fully informed, on a timely basis, as to the material developments and results of all such discussions or negotiations. Cowen shall not, and shall cause each of its Subsidiaries not to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it or any of its Subsidiaries is a party, and Cowen shall, and shall cause its Subsidiaries to, enforce the provisions of any such agreement.

                (iii)    Except as expressly permitted by this Section 7.10(b)(iii), neither the Board of Directors of Cowen nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, the recommendation by the Board of Directors of Cowen of this Agreement and/or the Transactions to Cowen's stockholders, or (ii) approve or recommend, or publicly propose to approve or recommend, or fail to recommend against, any Cowen Alternative Proposal (any of the actions described in clauses (i) or (ii), a "Change of Recommendation"). Notwithstanding the foregoing, the Board of Directors of Cowen may make a Change of Recommendation prior to the receipt of the Cowen Stockholder Approval, if, and only if, each of the following conditions is satisfied:

               (1)  it receives a Cowen Alternative Proposal not solicited and not resulting from or arising out of a breach of this Section 7.10 that constitutes a Superior Proposal and such Superior Proposal has not been withdrawn;

               (2)  it determines in good faith (after consultation with outside legal counsel), that in light of a Superior Proposal the failure to effect such Change of Recommendation would cause it to violate its fiduciary duties to Cowen stockholders under applicable Law;

               (3)  Ramius has received written notice from Cowen (a "Change of Recommendation Notice") at least five (5) Business Days prior to such Change of Recommendation, which notice shall (1) state expressly that Cowen has received a Cowen Alternative Proposal which the Board of Directors of Cowen has determined is a Superior Proposal and that Cowen intends to effect a Change of Recommendation and the manner in which it intends or may intend to do so and (2) include the identity of the person making such Cowen Alternative Proposal and a copy (if in writing) and summary of material terms of such Cowen Alternative Proposal; provided that any material amendment to the terms of such Cowen Alternative Proposal shall require a new Change of Recommendation Notice and at least two (2) Business Days prior to such Change of Recommendation; and

               (4)  during any such notice period, Cowen and its advisors have negotiated in good faith with Ramius (provided that Ramius desires to negotiate) to make adjustments in the terms and conditions of this Agreement such that such Cowen Alternative Proposal would no longer constitute a Superior Proposal.

                (iv)    Notwithstanding any other provision contained herein, (i) Cowen and its Board of Directors may comply with their disclosure obligations under Rules 14d-9 and 14e-2 under the Exchange Act and (ii) prior to the receipt of the Cowen Stockholder Approval, Cowen may, and may allow its Affiliates and Representatives to furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions with any third party who has made a Cowen Alternative Proposal not resulting from or arising out of a breach of this Section 7.10, provided that Cowen and its Board of Directors concludes in good faith that such Cowen Alternative Proposal is reasonably likely to result in a Superior Proposal, provided further that any nonpublic information to be provided shall be provided pursuant to a confidentiality agreement entered into with such third party on terms no less favorable than the Confidentiality Agreement. Cowen shall promptly provide to Ramius any non-public information concerning Cowen provided to any other Person in connection with any Cowen Alternative Proposal that was not previously provided to Ramius. The Board of Directors of Cowen shall promptly consider in good faith (in consultation with its outside legal counsel and financial advisors) any proposed alteration of the terms of this Agreement or the Transactions proposed by Ramius in response to any Cowen Alternative Proposal.

        (c)    Definitions.

                (i)    "Alternative Transaction" means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in (i) any acquisition or purchase, direct or indirect, of 15% or more of the consolidated assets of a party or its Subsidiaries or 15% or more of any class of equity or voting securities (including membership interests) of a party or its Subsidiaries whose assets, individually, or in the aggregate, constitute more than 15% of the consolidated assets of the party; (ii) any tender offer or exchange offer that, if consummated, would result in such third party beneficially owning 15% or more of any class of equity or voting securities (including membership interests) of a party or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of the party, or (iii) a merger, consolidation, share exchange, sale of interests, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving a party or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of a party.

                (ii)    "Superior Proposal" means any proposal made by a third party (A) to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all or substantially all of the outstanding shares of Cowen Common Stock or the assets, net revenues or net income of Cowen and its Subsidiaries, taken as a whole and (B) which is otherwise on terms which the Board of Directors of Cowen determines in its reasonable good faith judgment (after consultation with its financial advisor and outside legal counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal (including any break-up fees, expense reimbursement provision and financial terms, the anticipated timing, conditions and prospects for completion of such transaction, including the prospects for obtaining regulatory approvals and financing, and any third party approvals) and the person making the proposal, that the proposal, (i) is more favorable, including from a financial point of view, to Cowen's stockholders than the Transactions and the other transactions contemplated hereby and (ii) is reasonably likely to be completed.

        7.11    Transaction Litigation.    Cowen shall control the defense against any litigation brought by stockholders of Cowen against Cowen and/or its directors relating to the Transactions and the other transactions contemplated by this Agreement; provided, however, that Cowen shall give Ramius the opportunity to participate in the defense or settlement of any such stockholder litigation, and no such settlement shall be agreed to without the prior written consent of Ramius. Ramius shall control the defense against any litigation brought by members of Ramius against Ramius and/or its Managing Member relating to the Transactions and the other transactions contemplated by this Agreement; provided, however, that Ramius shall give Cowen the opportunity to participate in the defense or settlement of any such stockholder litigation, and no such settlement shall be agreed to without the prior written consent of Cowen. Each of Cowen and Ramius shall cooperate, shall cause its respective Subsidiaries to cooperate, and shall use its reasonable best efforts to cause its directors, officers, managers, members, employees, agents, legal counsel, financial advisors, independent auditors and other advisors and representatives to cooperate in the defense of any such stockholder or member litigation.

        7.12    Registration Rights Agreement.    Cowen and Ramius shall cause New Parent to execute and deliver to Ramius the Registration Rights Agreement, at or prior to Closing.

        7.13    Assignment of Assigned Contracts and Warranties.    At the Closing and effective as of the Closing Date, Ramius shall assign to Exchange Sub all of its rights under the Assigned Contracts. Notwithstanding the foregoing, no Assigned Contract shall be assigned contrary to law or the terms of such Contract and, with respect to Assigned Contracts that cannot be assigned to Exchange Sub at the Closing Date, the performance obligations of Ramius thereunder shall, unless not permitted by such Assigned Contract, be deemed to be subleased or subcontracted to Exchange Sub until such Assigned Contract has been assigned. Each of Cowen and Exchange Sub shall, and New Parent shall cause Exchange Sub to, assist Ramius in obtaining any necessary approvals to such subleases and subcontracts. Ramius shall use its commercially reasonable efforts to obtain all necessary consents and Cowen agrees to cooperate with Ramius in its efforts to obtain (including the submission of financial and/or other information concerning New Parent, Exchange Sub and Cowen and the execution and delivery of any agreements, documents or instruments reasonably requested by a third party), the consent of any third party to the assignment or transfer of the Assigned Contracts in all cases in which consent is required for assignment or transfer. Each of Cowen and Exchange Sub shall, and New Parent shall cause Exchange Sub to, take all reasonably necessary actions to perform and complete all Assigned Contracts in accordance with their terms if neither assignment, subleasing nor subcontracting is permitted by the other party, and Ramius shall pay over to Exchange Sub any amounts received by Ramius after the Closing Date as a result of performance by Exchange Sub of such Assigned Contracts. To the extent that Ramius performs under any Assigned Contract following the Closing, New Parent shall cause Exchange Sub to reimburse Ramius for any costs Ramius incurs as a result thereof.

        7.14    Payment of Assumed Liabilities.    Exchange Sub shall, and New Parent shall cause Exchange Sub to, promptly pay the Assumed Liabilities when the same become due, except to the extent that any such liability is being disputed in good faith and has been appropriately reserved for on the books and records of Exchange Sub.

        7.15    FoF Asset Exchange Agreement.

        (a)   New Parent shall, and each of Ramius and Cowen shall cause New Parent to, fulfill its obligations under the FoF Asset Exchange Agreement in all respects, including the issuance at Closing of shares of New Parent Class A Common Stock and the JV Note in accordance with terms of the FoF Asset Exchange Agreement.

        (b)   Cowen shall not take any action, or fail to take any action, that would cause the representations and warranties of New Parent in Article V of the FoF Asset Exchange Agreement not to be true and correct in all material respects at Closing.

        7.16    Tax Matters.    Following the date hereof and prior to the Effective Time, the parties shall work together in good faith, shall consult with one another, and shall (consistent with their obligations under Section 6.2(k) hereof) use their respective reasonable best efforts (including by taking certain actions or refraining from taking certain actions, in each case, as reasonably requested by Ramius and at Ramius's sole cost and expense, provided that compliance with such requests shall not (x) significantly interfere with or impede Cowen's Ordinary Course of Business or (y) impose any significant costs, expenses or liabilities on Cowen or its Subsidiaries which costs, expenses or liabilities are not fully indemnified by Ramius) to cause the Transactions, taken together, to qualify as an exchange described in Section 351 of the Code. At the request of Ramius, to allow Ramius to obtain a tax opinion that the Transactions, taken together, qualify as an exchange described in Section 351 of the Code, Cowen shall provide a certificate of an officer of Cowen containing representations as to certain factual matters (which representations are consistent with the state of facts existing as of the date of such certificate), as the same may reasonably be requested by Willkie Farr & Gallagher LLP.

        7.17    Investment Company Act.    Each of Ramius and Cowen shall use its reasonable best efforts to ensure that, as of the Closing, New Parent shall not be required to register as an "investment company" for purposes of the Investment Company Act.

        7.18    Payment of Award.    Promptly following the receipt by Ramius of any final, binding and non-appealable award with respect to the matter set forth in Section 7.18 of the Ramius Disclosure Schedule, Ramius shall pay to New Parent the amount of such award up to a maximum of $7,000,000 in the aggregate.

ARTICLE VIII

CONDITIONS PRECEDENT

        8.1    Conditions to Each Party's Obligation to Effect the Transactions.    The respective obligations of the parties to effect the Transactions shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a)  Stockholder Approval.    The Cowen Stockholder Approval shall have been obtained.

         (b)  NASDAQ Listing.    The shares of New Parent Class A Common Stock to be issued (i) to the holders of Cowen Common Stock and to Ramius upon consummation of the Transactions and (ii) to HVB pursuant to the FoF Asset Exchange Agreement shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

         (c)  HSR Act.    (i) Any waiting periods (and any extension thereof) applicable to the Transactions and the other transactions contemplated by this Agreement, including, without limitation, the acquisition of the shares of New Parent Class A Common Stock to be received by Ramius, under the HSR Act shall have been terminated or shall have expired, and (ii) all other approvals required under other antitrust or competition laws shall have been obtained.

         (d)  Form S-4.    The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (e)  No Injunctions or Restraints; Illegality.    No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the Transactions or any of the other transactions contemplated by this Agreement shall be in effect.

          (f)  FoF Asset Exchange.    All of the conditions precedent to the consummation of the transactions contemplated by the FoF Asset Exchange Agreement (other than the closing of the Transactions and other than conditions that, by their nature, are intended to be satisfied at the closing) shall have been satisfied.

        8.2    Conditions to Obligations of Ramius.    The obligation of Ramius to effect the Transactions is also subject to the satisfaction, or waiver by Ramius, at or prior to the Effective Time, of the following conditions:

         (a)  Representations and Warranties.    The representations and warranties of Cowen set forth in this Agreement shall be true and correct in all respects (without regard to any materiality qualifiers therein) as of the date hereof and as of the Effective Time as though made on and as of the Effective Time, other than representations and warranties that speak as of another specific date or time prior to the date hereof (which need only be true and correct as of such date or time); provided, however, that for purposes of determining satisfaction of this condition, such representations and warranties (other than the representations and warranties contained in Section 4.2(a), (b), and (c) and which shall be true and correct in all material respects) shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Cowen. Ramius shall have received a certificate signed on behalf of Cowen by the Chief Executive Officer or the Chief Financial Officer of Cowen to the foregoing effect.

         (b)  Performance of Obligations of Cowen.    Cowen shall have performed in all material respects all obligations required to be performed by it under Articles VI and VII of this Agreement at or prior to the Effective Time; and Ramius shall have received a certificate signed on behalf of Cowen by the Chief Executive Officer or the Chief Financial Officer of Cowen to such effect.

         (c)  Regulatory Approvals.    All approvals set forth in Section 5.4 required to consummate the transactions contemplated by this Agreement, including the Transactions, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred as the "Ramius Requisite Regulatory Approvals").

         (d)  Registration Rights Agreement.    Cowen and Ramius shall have caused New Parent to execute the Registration Rights Agreement in the form attached hereto as Exhibit F (the "Registration Rights Agreement").

         (e)  Certificate of Cowen.    Ramius shall have received a copy of the certificate of an officer of Cowen described in the last sentence of Section 8.3(c) of this Agreement.

        8.3    Conditions to Obligations of Cowen.    The obligation of Cowen to effect the Transactions is also subject to the satisfaction or waiver by Cowen at or prior to the Effective Time of the following conditions:

         (a)  Representations and Warranties.    The representations and warranties of Ramius set forth in this Agreement shall be true and correct in all respects (without regard to any materiality qualifiers therein) as of the date hereof and as of the Effective Time as though made on and as of the Effective Time, other than representations and warranties that speak as of another specific date or time prior to the date hereof (which need only be true and correct as of such date or time); provided, however, that for purposes of determining satisfaction of this condition, such representations and warranties (other than the representations and warranties contained in Section 5.2, which shall be true and correct in all material respects) shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Ramius. Cowen shall have received a certificate signed on behalf of Ramius by its managing member to the foregoing effect.

         (b)  Performance of Obligations of Ramius.    Ramius shall have performed in all material respects all obligations required to be performed by it under Articles VI and VII of this Agreement at or prior to the Effective Time, and Cowen shall have received a certificate signed on behalf of Ramius by the managing member of Ramius to such effect.

         (c)  Federal Tax Opinion.    Cowen shall have received the opinion of its counsel, Wachtell, Lipton, Rosen & Katz, substantially in the form set forth in Exhibit G, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, the Cowen Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of Cowen and Ramius.

         (d)  Regulatory Approvals.    All approvals set forth in Section 4.4 required to consummate the transactions contemplated by this Agreement, including the Transactions, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred as the "Cowen Requisite Regulatory Approvals").

ARTICLE IX

TERMINATION AND AMENDMENT

        9.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Cowen of the matters presented to them in connection with the Transactions:

         (a)  by mutual consent of Cowen and Ramius in a written instrument authorized by the Board of Directors of Cowen and the Managing Member of Ramius;

         (b)  by either Cowen or Ramius, if any Governmental Entity that must grant a Ramius Requisite Regulatory Approval or a Cowen Requisite Regulatory Approval has denied approval of the Transactions and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement;

         (c)  by either Cowen or Ramius, if the Transactions shall not have been consummated on or before December 31, 2009 unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement;

         (d)  by either Cowen or Ramius (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Cowen, in the case of a termination by Ramius, or Ramius, in the case of a termination by Cowen, which breach, either individually or in the aggregate, would result in, the failure of the conditions set forth in Section 8.2 or 8.3, as the case may be, and which is not cured within the earlier to occur of (i) thirty (30) days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period, and (ii) the nine (9) month anniversary of the date of this Agreement;

         (e)  by Ramius, if (i) the Board of Directors of Cowen shall have (A) failed to recommend in the Proxy Statement the approval and adoption of this Agreement; (B) made any Change of Recommendation or (C) resolved to do any of the foregoing; (ii) Cowen has materially breached its obligations under this Agreement by reason of a failure to call the Cowen Stockholder Meeting in accordance with Section 7.3; or (iii) Cowen has materially breached any of its obligations under the first sentence of Section 7.10(b); and

          (f)  by either Cowen or Ramius, if the Cowen Stockholder Approval required by Section 8.1(a) shall not have been obtained at the Cowen Stockholder Meeting (or any adjournment or postponement thereof in accordance with Section 7.3 of this Agreement).

        The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 9.1 shall give written notice of such termination to the other party in accordance with Section 10.3, specifying the provision or provisions hereof pursuant to which such termination is effected.

        9.2    Effect of Termination.

        (a)   In the event of termination of this Agreement by either Cowen or Ramius as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Cowen, Ramius, any of their respective Subsidiaries or any of the officers, directors, members or managers of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Cowen shall not be relieved of any of its obligations pursuant to Section 9.2(b); (ii) Sections 7.2(b), 9.2, 9.3 and Article X shall survive any termination of this Agreement; and (iii) neither Cowen nor Ramius shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

        (b)   Cowen shall pay Ramius, by wire transfer of immediately available funds, the sum of $3,500,000 (the "Termination Fee") and/or the Ramius Expenses if this Agreement is terminated as follows:

                (i)    if Ramius shall terminate this Agreement pursuant to Section 9.1(e) hereof, then Cowen shall pay the Termination Fee and the Ramius Expenses on the Business Day following such termination;

                (ii)    if either party shall terminate this Agreement pursuant to Section 9.1(f), then (x) Cowen shall pay to Ramius an amount equal to one-half (1/2) of the Ramius Expenses on the Business Day following delivery to Cowen of written notice of the amount of such Ramius Expenses or (y) if at any time after the date of this Agreement and at or before the date of the Cowen Stockholder Meeting, a Cowen Alternative Proposal shall have been publicly announced or disclosed, then (A) Cowen shall pay the Ramius Expenses (less any amounts paid pursuant to clause (x)) on the Business Day following delivery to Cowen of written notice of the amount of such Ramius Expenses, and (B) if within twelve (12) months of the date of such termination of this Agreement, Cowen or any of its Subsidiaries executes any definitive agreement with respect to, or consummates any Alternative Transaction, then Cowen shall pay the Termination Fee to Ramius upon the date of such execution or consummation of the Alternative Transaction. For purposes of this Section 9.2(b)(ii) only, "Alternative Transaction" shall have the meaning as set forth in Section 7.10(c)(i) hereof, provided, however, that where the number "15" is used in such definition, the number "50" shall be substituted therefor; and

                (iii)    if either party shall terminate this Agreement pursuant to Section 9.1(c) and at any time after the date of this Agreement and at or before the date of the Cowen Stockholder Meeting a Cowen Alternative Proposal shall have been publicly announced or disclosed, then Cowen shall pay the Ramius Expenses on the Business Day following delivery to Cowen of written notice of the amount of such Ramius Expenses, and if within twelve (12) months of the date of such termination of this Agreement, Cowen or any of its Subsidiaries executes any definitive agreement with respect to, or consummates any Alternative Transaction, then Cowen shall pay the Termination Fee to Ramius upon the date of such execution or consummation of the Alternative Transaction. For purposes of this Section 9.2(b)(iii) only, "Alternative Transaction" shall have the meaning as set forth in Section 7.10(c)(i) hereof, provided, however, that where the number "15" is used in such definition, the number 50 shall be substituted therefor.

        (c)   The parties agree that for terminations of this Agreement pursuant to Sections 9.1(e) and (f) hereof, the remedy set forth in Section 9.2(b) shall be the exclusive remedy of Ramius (other than with respect to any damages caused by the willful breach of any provision of this Agreement). In no event shall Cowen be required to pay the Termination Fee to Ramius more than once.

        (d)   Cowen acknowledges that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, Ramius would not enter into this Agreement. If Cowen fails to pay promptly any amounts due pursuant to this Section 9.2, Cowen will also pay to Ramius interest on the unpaid amount due under this Section 9.2, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the LIBOR.

        9.3    Fees and Expenses.    Except as otherwise provided in Section 9.2 and with respect to (i) costs and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to the SEC in connection with the Transactions, and (ii) any fees incurred in connection with the filings required under the HSR Act, which shall be borne equally by Cowen and Ramius, all fees and expenses incurred in connection with the Transactions, this Agreement, and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated.

        9.4    Amendment.    This Agreement may be amended by the parties, by action taken or authorized by their respective Board of Directors or Managing Member, as the case may be, at any time before or after approval of the matters presented in connection with the Transactions by the stockholders of Cowen; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of Cowen, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        9.5    Extension; Waiver.    At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Board of Directors or Managing Member, as the case may be, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE X

GENERAL PROVISIONS

        10.1    Definitions.    (a) For all purposes of this Agreement (other than as otherwise defined or specified in any Exhibit or Schedule), the following terms shall have the respective meanings set forth below in this Section 10.1 (such definitions to apply to both the singular and plural forms of the terms herein defined):

        "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

        "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; provided, that, for purposes of this Agreement none of Unicredit SpA, Bank Austria AG or Bayerische Hypo-und Vereinsbank AG nor any of their respective controlled affiliates shall be deemed to be Affiliates of Ramius.

        "Assigned Contract" shall mean any Contract entered into prior to the Closing to which Ramius is a party (other than the Transaction Documents).

        "Base Date" means December 31, 2008.

        "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

        "CEA" means the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder by the CFTC.

        "CFTC" means the Commodity Futures Trading Commission.

        "CHRP" means Cowen Healthcare Royalty Partners, L.P.

        "Client" of a Person means any other Person to which such Person or any of its Subsidiaries or Affiliates provides investment management or investment advisory services, including any sub-advisory services, relating to securities or other financial instruments, commodities, real estate or any other type of asset, pursuant to an Investment Advisory Agreement.

        "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, license, commitment or other arrangement or agreement, whether written or oral.

        "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and section 4980B of the Code and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise in the ordinary course solely out of the Cowen Benefit Plans or Ramius Employee Benefits Plans, as applicable.

        "Copyrights" means all works of authorship (whether copyrightable or not), copyrights and proprietary rights in copyrighted works including writings, other works of authorship, and databases (or other collections of information, data, works or other materials).

        "Cowen IP" means all material Intellectual Property owned, used, held for use or exploited by Cowen or any of its Subsidiaries.

        "Derivative Transactions" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, servicing rights, interest rates, prices, values, or other financial or non-financial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions; provided, that for the avoidance of doubt, the term "Derivative Transactions" shall not include any Cowen Stock Option.

        "DGCL" means the Delaware General Corporation Law.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any entity if it would have ever been considered a single employer with Cowen or Ramius, as applicable, under ERISA Section 4001(b) or part of the same "controlled group" as Cowen or Ramius, as applicable, for purposes of ERISA Section 302(d)(8)(C) or Code Sections 414(b) or (c) or a member of an affiliated service group for purposes of Code Section 414(m).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the SEC.

        "Excluded Assets" means: (i) $500,000 in cash, (ii) the assets set forth on Section 10.1(a) of the Ramius Disclosure Schedule and (iii) all rights, title and interest in the Ramius Transaction Documents (including the documents and the instruments referred to therein).

        "Excluded Liabilities" means the liabilities set forth on Section 10.1(b) of the Ramius Disclosure Schedule.

        "FINRA" means the Financial Industry Regulatory Authority.

        "FoF Asset Exchange Agreement" shall mean that certain Asset Exchange Agreement by and among Ramius, HVB Alternative Advisors LLC ("HVB"), Bayerische Hypo- und Vereinsbank AG, Cowen, New Parent and Merger Sub, dated as of the date hereof.

        "Former Parent" means Société Générale and any of its Subsidiaries or Affiliates.

        "Fund Agreement" means with respect to any Fund that is (i) a corporation, the certificate or articles of incorporation and by-laws (or equivalent or comparable constitutive documents with respect to a non-U.S. jurisdiction); (ii) a limited liability company, the operating agreement; (iii) a limited partnership, the limited partnership agreement (or equivalent or comparable constitutive documents with respect to a non-U.S. jurisdiction); (iv) a business trust, the declaration of trust and by-laws and (v) any other entity, the constitutive documents that are equivalent to the foregoing.

        "Fund Board" means the board of directors or trustees of any advisory board of a Private Fund.

        "Funds" means each Private Fund.

        "GBA" means the Gramm-Leach-Bliley Act.

        "Governmental Entity" means any nation, state, territory, province, county, city or other unit or subdivision thereof or any entity, authority, agency, department, board, commission, instrumentality, court or other judicial body authorized on behalf of any of the foregoing to exercise legislative, judicial, regulatory or administrative functions of or pertaining to government, and any SRO.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Intellectual Property" means collectively, all intellectual property and other similar proprietary rights in any jurisdiction throughout the world, whether owned, used or held for use under license, whether registered or unregistered, including such rights in and to: (i) Trademarks; (ii) Patents and inventions, invention disclosures, discoveries and improvements, whether or not patentable; (iii) Trade Secrets; (iv) Copyrights; (v) Software; (vi) designs and industrial designs; (vii) Internet domain names; (viii) rights of publicity and other rights to use the names and likeness of individuals; (ix) moral rights; and (x) claims, causes of action and defenses relating to the past, present and future enforcement of any of the foregoing; in each case of (i) to (ix) above, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any Governmental Entity in any jurisdiction.

        "Investment Advisory Agreement" means an agreement under which Ramius or any of its Subsidiaries acts as an investment adviser or sub-adviser to, or manages any investment or trading account of, any Client.

        "Investment Company Act" means the Investment Company Act of 1940, as amended.

        "IRS" means the Internal Revenue Service.

        "JV Note" means that certain Promissory Note by and between of Exchange Sub and Bayerische Hypo- und Vereinsbank AG, to be entered into at the closing of the transactions contemplated by the FoF Asset Exchange Agreement.

        "Law" means any foreign, federal, state, or local law, statute, code, ordinance, rule, regulation or other requirement.

        "License Agreement" means any legally binding contract, whether written or oral, and any amendments thereto (including license agreements, sub-license agreements, research agreements, development agreements, distribution agreements, consent to use agreements, customer or Client contracts, coexistence, non assertion or settlement agreements), pursuant to which any interest in, or any right to use or exploit any Intellectual Property has been granted.

        "Licensed Cowen IP" means the Intellectual Property owned by a third party that Cowen or any of its Subsidiaries has a right to use or exploit by virtue of a License Agreement.

        "Licensed Ramius IP" means the Intellectual Property owned by a third party that Ramius or any of its Subsidiaries or any Fund has a right to use or exploit by virtue of a License Agreement.

        "Liens" means any and all liens, pledges, mortgages, deeds of trust, security interests, claims, leases, charges, options, rights of first refusal, easements, servitudes, proxies, voting trusts or agreements, transfer restriction under any shareholder or similar agreements, encumbrances and other restrictions or limitations whatsoever.

        "Limited Partners" means the limited partners of a Fund (or comparable investors of any Fund not structured as a limited partnership).

        "Management Agreement" means a management, advisory or sub-advisory agreement between Ramius, its Subsidiaries or any Affiliate of Ramius on the one hand, and any Fund on the other hand.

        "Material Adverse Effect" means, with respect to Ramius or Cowen, as the case may be, any event, change, circumstance or development which has or is reasonably likely to have a material adverse effect on (i) the financial condition, results of operations or business of such party and its Subsidiaries taken as a whole; provided, however, that, with respect to clause (i), the term "Material Adverse Effect" shall not include any effects resulting from (A) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable generally to companies in the industries in which such party and its Subsidiaries operate, (B) changes, after the date hereof, in laws, rules, regulations or the interpretation of laws, rules or regulations by Governmental Entities of general applicability to companies in the industries in which such party and its Subsidiaries operate, (C) actions or omissions taken with the prior written consent of the other party or expressly required by this Agreement, (D) changes in global, national or regional political conditions (including acts of terrorism or war) or general business, economic or market conditions, including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes in the United States or foreign securities markets, in each case generally affecting the industries in which such party or its Subsidiaries operate and including changes to any previously correctly applied asset marks resulting therefrom, (E) the execution of this Agreement or the public disclosure of this Agreement or the transactions contemplated hereby, including losses of employees to the extent resulting therefrom, (F) failure, in and of itself, to meet earnings projections, but not including any underlying causes thereof, (G) changes in the trading price of a party's common stock, in and of itself, but not including any underlying causes or (H) in the case of Ramius and its Subsidiaries, withdrawals from the Funds that are consistent with withdrawals from the Funds over the past twelve months, except, with respect to clauses (A), (B) and (D), to the extent that the effects of such change are materially and disproportionately adverse to the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate or (ii) the ability of such party to timely consummate the transactions contemplated by this Agreement.

        "NASDAQ" means the National Association of Securities Dealers Automated Quotations, as operated by the Nasdaq Stock Market, Inc.

        "NFA" means the National Futures Association.

        "Ordinary Course of Business" means, with respect to any Person, the ordinary and usual course of business of such Person consistent with its past practice through the date hereof.

        "OTS" means the Office of Thrift Supervision.

        "Owned Cowen IP" means the Intellectual Property that is owned by Cowen or any of its Subsidiaries.

        "Owned Ramius IP" means the Intellectual Property that is owned by Ramius or any of its Subsidiaries or any Fund.

        "Patents" means all patents and patent applications, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, provisional patent applications, re-examinations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights.

        "Permits" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Entity.

        "Permitted Liens" means (i) all statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefor; (ii) mechanics', carriers', workers', repairers', and similar Liens arising or incurred in the Ordinary Course of Business that are not material to the business, operations and financial condition of the property so encumbered and that are not resulting from a breach, default, violation by Cowen or any of its Subsidiaries, or Ramius or any of its Subsidiaries, as the case may be, of any Contract or Law; (iii) statutory Liens of landlords with respect to leased real property; and (iv) Liens not securing or representing a monetary obligation and which, individually or in the aggregate, do not detract or impair in any material respect from the continued use in the ordinary course of business as currently conducted or contemplated by Ramius or Cowen or any of their respective Subsidiaries, as applicable, of any property subject to such Liens.

        "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

        "Private Fund" means any pooled investment vehicle for which Ramius or its Subsidiaries acts as investment advisor, investment sub-advisor, general partner, managing member, manager or sponsor that is not registered as a Public Fund with any Governmental Entity.

        "Public Fund" means any pooled investment vehicle (including each portfolio or series thereof, if any) which is registered or qualified for offer and sale to members of the general public with any Governmental Entity.

        "Ramius Expenses" shall mean all of Ramius's actual and reasonably documented out-of-pocket fees and expenses (including fees and expenses of counsel, accountants, financial advisors or consultants and commitment and funding fees) incurred by Ramius and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement, but in no event shall the Ramius Expenses exceed $750,000.

        "Ramius IP" means all material Intellectual Property owned, used, held for use or exploited by Ramius or any of its Subsidiaries.

        "Ramius Member" means each of the Persons listed on Schedule A hereto.

        "Ramius Percentage Interest" shall have the meaning given in Section 3.06 of the Ramius LLC Agreement.

        "Ramius Transaction Documents" shall mean this Agreement, the Confidentiality Agreement, the Registration Rights Agreement and the FoF Asset Exchange Agreement.

        "Regulatory Agencies" means (i) FINRA, (ii) the SEC, (iii) the OTS, (iv) NASDAQ, (v) any non-U.S. regulatory authority and (vi) any SRO.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Laws" means the Securities Act; the Exchange Act; the Investment Company Act; the Advisers Act; "blue sky" laws of any state or territory of the United States; the CEA; and the rules and regulations of FINRA and the comparable laws, rules and regulations in effect in any other country.

        "Software" means all software, including data files, source code, object code, firmware, mask works, application programming interfaces, computerized databases and other software-related specifications and documentation.

        "SRO" means FINRA, the NFA, each nation securities or commodities or futures exchange in the United States and each other commission, board, agency or body, whether United States or foreign, that is charged with the supervision or regulation or brokers, dealers, securities underwriting or trading, stock exchanges, commodities or future exchanges, insurance companies or agents, investment companies, investment advisors, commodity pool operators or commodity trading advisors.

        "Subsidiary" means, when used with respect to either party, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, with respect to which such party owns, directly or indirectly, fifty percent (50%) or more of the equity interests or such party has the power to elect fifty percent (50%) or more of the directors or equivalent governing persons, and, for the absence of doubt, when used with respect to Cowen, shall also include Cowen Healthcare Royalty GP, LLC; provided, that for purposes of this Agreement, no Fund shall be deemed to be a Subsidiary of Ramius.

        "Tax" or "Taxes" means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

        "Tax Return" means a report, return or other information (including any amendments) required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Cowen or any of its Subsidiaries, or Ramius or any of its Subsidiaries, as the case may be.

        "Third Party Management Agreement" means a management, advisory or sub-advisory agreement among Ramius, its Subsidiaries or its Affiliates, on the one hand, and any third party other than Ramius (including any Fund), its Subsidiaries or Affiliates, on the other hand, in each case with respect to assets under management in excess of $5,000,000.

        "Trademarks" means all trademarks, service marks, brand names, certification marks, trade dress, logos, trade names and corporate names and other indications of origin, and the goodwill associated with any of the foregoing.

        "Trade Secrets" means all trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory law and common law), business, technical and know-how information, non-public information, and confidential information and rights to limit the use or disclosure thereof by any Person.

        (b)    Terms Defined Elsewhere in Agreement.    For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Section
Acquired Assets	1.2(b)
Agreement	Preamble
Alternative Transaction	7.10(c)(i)
Asset Exchange Consideration	1.2(b)
Assumed Liabilities	1.2(b)
Bankruptcy and Equity Exception	4.3(a)
Bill of Sale	1.3(b)
CAM Sale Contracts	4.12(a)(xviii)
Change of Recommendation	7.10(b)(iii)
Change of Recommendation Notice	7.10(b)(iii)(3)
Claim	7.7(a)
Closing	1.5
Closing Date	1.5
Code	Recitals
Confidentiality Agreement	7.2(b)
Cowen	Preamble
Cowen Alternative Proposal	7.10(b)(i)
Cowen Benefit Plans	4.11(a)
Cowen By-Laws	4.1(a)
Cowen Capitalization Date	4.2(a)
Cowen Certificate	3.1(b)
Cowen Certificate of Merger	1.3(a)
Cowen Charter	4.1(a)
Cowen Common Stock	4.2(a)
Cowen Continuation Period	7.6(a)
Cowen Contract	4.12(a)
Cowen Covered Employees	7.6(a)
Cowen Disclosure Schedule	Art. IV
Cowen Merger	Recitals
Cowen Merger Consideration	2.1(b)
Cowen Preferred Stock	4.2(a)
Cowen Regulatory Agreement	4.16(b)
Cowen Requisite Regulatory Approvals	8.3(d)
Cowen Restricted Shares	2.3(b)
Cowen RSUs	2.3(c)
Cowen SEC Reports	4.5
Cowen Stockholder Approval	7.3
Cowen Stockholder Meeting	7.3
Cowen Stock Options	2.3(a)
Cowen Stock Plans	2.3(a)
Cowen Surviving Corporation	1.2(a)
Delaware Secretary	1.3(a)
Effective Time	1.3(a)
Employees	6.2(c)
Exchange Sub	Preamble
Exchange Sub Membership Interests	1.1(b)
Excluded Ramius Benefits	7.6(a)
Existing Policies	7.7(c)

Section
Form S-4	4.4
Former Parent Contracts	4.12(a)(xii)
GAAP	4.6(a)
HVB	10.1
Indemnified Parties	7.7(a)
Insurance Amount	7.7(c)
Merger Sub	Preamble
Merger Sub Common Stock	1.1(b)
New Parent	Preamble
New Parent By-Laws	1.1(a)
New Parent Charter	1.1(a)
New Parent Class A Common Stock	1.1(a)
New Parent Class B Common Stock	1.1(a)
New Parent Employees	7.6(a)
New Parent Plan	7.3
New Parent Plan Approval	7.3
New Parent RSU	2.3(c)
New Parent Stock Options	2.3(a)
New Plans	7.6(b)
Privacy Rules	4.16(i)
Proxy Statement	4.4
RAAP	6.2(b)(ii)
Ramius	Preamble
Ramius Alternative Proposal	7.10(a)(i)
Ramius Asset Exchange	Recitals
Ramius Benefit Plans	5.11(a)
Ramius Contract	5.12(a)
Ramius Disclosure Schedule	Art. V
Ramius Financial Statements	5.6(a)
Ramius LLC Agreement	5.1(a)
Ramius Regulatory Agreement	5.16(b)
Ramius Requisite Regulatory Approvals	8.2(c)
REOP	6.2(b)(ii)
SGAI	4.10
Superior Proposal	7.10(c)(ii)
Takeover Statutes	4.19
Termination Fee	9.2(b)
Transactions	Recitals
Voting Agreement	Recitals
Voting Debt	4.2(a)

        10.2    Nonsurvival of Representations, Warranties and Agreements.    None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 7.4 and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

        10.3    Notices.    All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if (a) delivered personally, on the date of such delivery, (b) upon confirmation of receipt when transmitted via facsimile (but only if followed by transmittal by national overnight courier or by hand for delivery on the next Business Day), or (c) on receipt after dispatch by registered or certified mail (return receipt requested), postage prepaid, or (d) on the next Business Day if delivered by a national overnight courier (with confirmation), addressed, in each case, as follows:

  (a)
  if to Cowen, to:

    Cowen Group, Inc.
    1221 Avenue of Americas
    New York, NY 10020

    Attention:    J. Kevin McCarthy, Esq.
                          General Counsel
    Facsimile:    (646) 562-1936

                          with a copy to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd St.
    New York, NY 10019

    Attention:    Edward Herlihy, Esq.
                          David E. Shapiro, Esq.
    Fax:               (212) 403-2000

  (b)
  if to Ramius, to:

    Ramius LLC
    599 Lexington Avenue, 20th Floor
    New York, NY 10022

    Attention:    Owen S. Littman, Esq.
                          General Counsel
    Facsimile:    (212) 845-7986

                          with a copy to:

    Willkie Farr & Gallagher LLP
    The Equitable Center
    787 Seventh Avenue
    New York, NY 10019

    Attention:    David K. Boston, Esq.
                          Lawrence D. Weltman, Esq.
                          Laura L. Delanoy, Esq.
    Fax:               (212) 728-8111

        10.4    Interpretation; Knowledge.    When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words defined in the singular have the parallel meaning in the plural and vice versa. Words of one gender shall be construed to apply to each gender and the neutral gender. The term "party: refers to a party to this Agreement and the term "parties" refers to the parties to this Agreement. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law. The parties hereto acknowledge that each party hereto has reviewed, and has had an opportunity to have its counsel review, this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement. The phrases "known" or "knowledge" mean, with respect to either party to this Agreement, the actual knowledge of, in the case of Cowen, the individuals set forth on Section 10.4 of the Cowen Disclosure Schedule, and in the case of Ramius, the individuals set forth on Section 10.4 of the Ramius Disclosure Schedule.

        10.5    Disclosure Schedules.    The statements in the Cowen Disclosure Schedule and the Ramius Disclosure Schedule relate to the provisions in the section of this Agreement to which they expressly relate; provided, however, that any information set forth in one section of the Cowen Disclosure Schedule or the Ramius Disclosure Schedule, as the case may be, shall also be deemed to apply to each other section to which its relevance is reasonably apparent. In the Cowen Disclosure Schedule and the Ramius Disclosure Schedule, (a) all capitalized terms used but not defined therein shall have the meanings assigned to them in the Agreement; (b) the section numbers correspond to the section numbers in this Agreement; (c) inclusion of any item in a disclosure letter (i) does not represent an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect on Cowen or Ramius, as applicable; (ii) does not represent a determination that such item did not arise in the Ordinary Course of Business; and (iii) shall not constitute, or be deemed to be, an admission to any third party concerning such item. The Cowen Disclosure Schedule and the Ramius Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement.

        10.6    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

        10.7    Entire Agreement.    This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement.

        10.8    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Transactions that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        10.9    Governing Law; Jurisdiction.    This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Delaware. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        10.10    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        10.11    Publicity.    Neither Cowen nor Ramius shall, and neither Cowen nor Ramius shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent of Ramius, in the case of a proposed announcement or statement by Cowen, or Cowen, in the case of a proposed announcement or statement by Ramius; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the NASDAQ or other Regulatory Agency.

        10.12    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in the Section 10.9 hereto, this being in addition to any other remedy to which they are entitled at law or in equity (except as limited by Section 9.2(c) hereof).

        10.13    Assignment; Third Party Beneficiaries.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.7, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

Remainder of Page Intentionally Left Blank

        IN WITNESS WHEREOF, Cowen, New Parent, Merger Sub, Exchange Sub and Ramius have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

COWEN GROUP, INC.
By:	/s/ David M. Malcolm
	Name:	David M. Malcolm
	Title:	President and Chief Executive Officer
LEXINGTONPARK PARENT CORP.
By:	/s/ Christopher A. White
	Name:	Christopher A. White
	Title:	Vice President
By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	President
LEXINGTON MERGER CORP.
By:	/s/ Christopher A. White
	Name:	Christopher A. White
	Title:	Vice President
By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	President
PARK EXCHANGE LLC
By:	/s/ Christopher A. White
	Name:	Christopher A. White
	Title:	Manager
By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Manager
RAMIUS LLC
By:	/s/ Peter A. Cohen
	Name:	Peter A. Cohen
	Title:	Managing Member

[Signature Page to Transaction Agreement]

 Appendix B

ASSET EXCHANGE AGREEMENT

        This Asset Exchange Agreement (the "Agreement"), dated as of June 3, 2009, is entered into by and among RAMIUS, LLC ("Ramius"), a Delaware limited liability company, HVB ALTERNATIVE ADVISORS LLC ("Transferor"), a Delaware limited liability company and an indirect wholly-owned subsidiary of HVB AG, BAYERISCHE HYPO- UND VEREINSBANK AG ("HVB AG"), a German corporation, COWEN GROUP INC., a Delaware corporation, and following, the consummation of the transactions contemplated by the Transaction Agreement, the successor to JV Acquiror ("Cowen"), LEXINGTONPARK PARENT CORP., a Delaware corporation ("New Parent"), LEXINGTON MERGER CORP., a Delaware corporation and direct wholly-owned subsidiary of New Parent ("JV Acquiror" and, together with New Parent, collectively the "New Parent Parties").

RECITALS

        WHEREAS, Transferor is a member of Ramius Fund of Funds Group LLC (the "JV"), a Delaware limited liability company, and as such owns an interest therein (the "JV Interest") which interest comprises all of the HVB Sharing Percentage (as defined in the JV LLC Agreement);

        WHEREAS, Ramius has entered into a Transaction Agreement and Agreement and Plan of Merger, dated the date hereof (as the same be hereafter amended in accordance with its terms, the "Transaction Agreement") with, among other parties thereto, the New Parent Parties providing for, among other things, an acquisition of substantially all of the assets (including Ramius's interest in the JV) and liabilities of Ramius (the "Ramius Asset Exchange") by Park Exchange LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of New Parent, in exchange for shares of Class A Common Stock, $0.01 par value per share, of New Parent (the "Class A Common Stock");

        WHEREAS, the parties hereto desire that, at the closing under the Transaction Agreement, subject to the satisfaction or waiver of the conditions precedent set forth herein, Transferor transfer to JV Acquiror, and JV Acquiror acquire from the Transferor, the JV Interest (the "JV Interest Exchange") and New Parent, on behalf of JV Acquiror, shall deliver to Transferor the Exchange Consideration (as defined below);

        WHEREAS, the parties hereto desire that, as a result of the JV Interest Exchange, certain provisions of the Amended and Restated Limited Liability Company Agreement, dated as of December 31, 2004 (the "JV LLC Agreement") be terminated as to Transferor but that other agreements between Transferor and its Affiliates on the one hand and Ramius and its Affiliates on the other be continued;

        WHEREAS, Subsidiaries (including UniCredit, the "UniCredit Parties") of UniCredit SpA, the parent of Transferor ("UniCredit"), and certain Affiliates of Ramius (including Ramius, the "Ramius Parties"), in each case that are parties to the Ramius Revolving Credit Agreement, the Ramius Investment Management Agreement, the JV Secured Revolving Credit Agreement and the JV Investment Management Agreement have entered into certain agreements amending such agreements, including the AuM Amendment Agreements (together, the "Amendments"); and

        WHEREAS, for U.S. federal income tax purposes, the parties intend that the JV Interest Exchange be treated as a taxable exchange in which gain or loss is recognized.

        NOW, THEREFORE, the parties, in consideration of their mutual promises and intending to be legally bound, agree as follows:

ARTICLE I.

DEFINITIONS AND USAGE

        Section 1.1.    Definitions.    For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

          "Acquirors"—as defined in the caption to this Agreement.

          "Adjusted Number of Shares"—as defined in Section 2.1(a).

          "Affiliate"—means , with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; provided, that, for purposes of this Agreement no UniCredit Party nor any of their respective controlled affiliates shall be deemed to be Affiliates of Ramius and none of Ramius or any of its Subsidiaries shall be deemed to be Affiliates of any UniCredit Party.

          "Agreement"—as defined in the caption to this Agreement.

          "Amendments"—as defined in the Recitals, such term to include the Ramius Security Agreement (as defined therein).

          "Ancillary Agreements"—means the Amendments, the Assignment, the Fourth Amended and Restated Ramius LLC Agreement, the Joinder Agreement, the Registration Rights Agreement and, to the extent applicable, the JV Note and the JV Note Security Agreement.

          "Assignment"—as defined in Section 2.3(a)(i).

          "AuM Amendment Agreements"—means that certain Second Amendment to the Investment Reporting Agreement by and between HVB AG and Ramius HVB Partners, LLC and that certain Amendment to the Amended and Restated Investment Management Agreement by and between Bank Austria Cayman Islands Limited and Ramius, each dated as of the date hereof.

          "Base Number of Shares"—as defined in Section 2.1(a).

          "BHC Act"—the Bank Holding Company Act of 1956, as amended.

          "Breach"—any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

          "Change of Control"—the occurrence of any merger, consolidation, tender offer, or any other transaction resulting in the stockholders of New Parent immediately before such transaction owning less than a majority of the aggregate voting power of the resultant entity or any sale of all or substantially all of the assets of New Parent;

          "Class A Common Stock"—as defined in the Recitals.

          "Class B Common Stock"—means Class B Common Stock, par value $0.01 per share, of New Parent.

          "Closing"—as defined in Section 2.2.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock"—means the Common Stock of New Parent.

          "Common Stock Consideration"—as defined in Section 2.1(a).

          "Contract"—any contract, lease or other agreement (whether written or oral).

          "Cowen"—as defined in the caption to this Agreement.

          "Debt Consideration"—as defined in Section 2.1(a).

          "Encumbrance"—any lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction; provided that, in respect of the JV Interest, such term shall not include restrictions pursuant to the JV LLC Agreement or state or federal securities laws, and in respect of the Exchange Consideration, such term shall not include restrictions pursuant to federal or state securities laws.

          "Exchange Act"—means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the SEC.

          "Exchange Consideration"—as defined in the Recitals.

          "Governing Documents"—with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the certificate of formation and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders' agreements, voting agreements, voting trust agreements or other similar agreements or documents relating to the organization, management or operation of any Person; and (g) any amendment or supplement to any of the foregoing.

          "Governmental Authorization"—any consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

          "Governmental Body"—any international, federal, state, local, municipal, foreign or other governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers) or exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power.

          "HVB AG"—as defined in the caption to this Agreement.

          "HVB Solicitation Agreement"—means that certain Solicitation Agreement, dated as of December 31, 2004, by and between Ramius HVB Partners, LLC and HVB AG.

          "Insider Trading Policy"—means that certain Insider Trading Policy of New Parent attached as Exhibit B hereto.

          "Joinder Agreement"—the Joinder Agreement to the JV LLC Agreement in the form of Exhibit A hereto.

          "JV"—as defined in the Recitals.

          "JV Acquiror"—as defined in the caption to this Agreement.

          "JV Funds"—means investment funds managed by the JV or its Subsidiaries.

          "JV Interest"—as defined in the Recitals.

          "JV Interest Exchange"—as defined in the Recitals.

          "JV Investment Management Agreement"—means the Investment Reporting Agreement, dated as of July 29, 2005 between the JV and HVB AG, as thereafter amended (including the date hereof).

          "JV LLC Agreement"—as defined in the Recitals.

          "JV Note"—means the promissory note, in a principal amount equal to the JV Principal Amount, in the form attached as Exhibit C hereto.

          "JV Note Security Agreement"—means the security agreement in a form substantially identical to the Security Agreement attached to the Secured Revolving Credit Agreement dated as of June 3, 2009, by and among Ramius, as borrower, and Bayerische Hypo- und Vereinsbank AG, New York Branch as administrative agent, issuing bank and lender, to be executed and delivered at Closing pursuant to the JV Note if the New Parent Revolver Execution does not occur.

          "JV Principal Amount"—means $10,370,032, as such amount shall be adjusted if required pursuant to Section 2.1(b).

          "JV Secured Revolving Loan Agreements"—means those agreements listed on Schedule 1.1-A hereto.

          "Law"—means any foreign, federal, state, or local law, statute, code, ordinance, rule, regulation or other requirement.

          "Lender"—means Bayerische Hypo -un Vereinsbank AG, New York Branch.

          "Liability"—with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

          "Lock-up Termination Event"—means any of the following: (a) a material breach by Ramius of any of the following agreements: the Ramius Revolving Credit Agreement (or any replacement facility provided by the Lender), the JV Secured Revolving Credit Agreement, this Agreement, the Investment Reporting Agreement by and between HVB AG and Ramius HVB Partners, LLC, as amended, the Ramius Investment Management Agreement, as amended, the JV Investment Management Agreement, as amended, the Fourth Amended and Restated Ramius LLC Agreement and, in each case if applicable, the JV Note and the New Parent Revolver, which breach has remained uncured for a period of 10 days after receipt by Ramius of written notice of such breach; (b) unless the UniCredit Parties and their Affiliates beneficially own, in the aggregate, less than 4.9% of the outstanding Common Stock throughout any consecutive ninety (90) day period, the failure of the Managing Member to vote all of the shares of Class A Common Stock held by Ramius in favor of the election to the board of directors of New Parent of the Board Designee; (c) if the Managing Member ceases to be controlled by at least two of Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey Solomon; or (d) a Change of Control.

          "Managing Member"—as defined in the Ramius LLC Agreement.

          "Material Adverse Effect"—means with respect to Ramius or Transferor, as the case may be, any event, change, circumstance or development which has or is reasonably likely to have a material adverse effect on (i) the financial condition, results of operations or business of such party and its Subsidiaries taken as a whole; provided, however, that, with respect to clause (i), the term "Material Adverse Effect" shall not include any effects resulting from (A) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable generally to companies in the industries in which such party and its Subsidiaries operate, (B) changes, after the date hereof, in laws, rules, regulations or the interpretation of laws, rules or regulations by Governmental Bodies of general applicability to companies in the industries in which such party and its Subsidiaries operate, (C) actions or omissions taken with the prior written consent of the other party or expressly required by this Agreement, (D) changes in global, national or regional political conditions (including acts of terrorism or war) or general business, economic or market conditions, including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes in the United States or foreign securities markets, in each case generally affecting the industries in which such party or its Subsidiaries operate and including changes to any previously correctly applied asset marks resulting therefrom, (E) the execution of this Agreement or the public disclosure of this Agreement or the transactions contemplated hereby, including losses of employees to the extent resulting therefrom, (F) failure, in and of itself, to meet earnings projections, but not including any underlying causes thereof, (G) changes in the trading price of a party's common stock, in and of itself, but not including any underlying causes or (H) in the case of Ramius and its Subsidiaries, withdrawals from the Funds that are consistent with withdrawals from the Funds over the past twelve months, except, with respect to clauses (A), (B) and (D), to the extent that the effects of such change are materially and disproportionately adverse to the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate or (ii) the ability of such party to timely consummate the transactions contemplated by this Agreement.

          "New Parent"—as defined in the caption to this Agreement.

          "New Parent Parties"—as defined in the caption to this Agreement.

          "New Parent Revolver"—means the $25,000,000 secured revolving credit facility that may be entered into by the Lender and New Parent on or immediately prior to the Closing.

          "New Parent Revolver Execution"—as defined in Section 2.1(a).

          "Order"—any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

          "Ordinary Course of Business"—means, with respect to any Person, the ordinary and usual course of business of such Person consistent with its past practice through the date hereof.

          "Person"—any individual, partnership, limited liability company, joint venture, corporation, trust, government (or agencies or political subdivisions thereof) and other association or entity.

          "Ramius"—as defined in the caption to this Agreement.

          "Ramius Asset Exchange"—as defined in the Recitals.

          "Ramius Funds"—means investment funds managed by Ramius or its Subsidiaries.

          "Ramius Investment Management Agreement"—means the Amended and Restated Investment Management Agreement, dated as of June 3, 2003, between Ramius (f/k/a Ramius Capital Group, LLC) and Bank Austria Cayman Islands Limited, as hereafter amended (including on the date hereof).

          "Ramius LLC Agreement"—means the Third Amended and Restated Limited Liability Company Agreement of Ramius, dated as of January 1, 2007.

          "Ramius Parties"—as defined in the Recitals.

          "Ramius Revolving Credit Agreement"—means the Revolving Loan Agreement, dated as of June 3, 2003, by and between Ramius (f/k/a Ramius Capital Group, LLC) and BA Alpine Holdings, Inc., as thereafter amended (including on the date hereof).

          "Registration Rights Agreement"—means the Registration Rights Agreement in the form of Exhibit D hereto.

          "SEC"—means the United States Securities and Exchange Commission.

          "Securities Act"—the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Subsidiary"—with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries; provided that none of the JV Funds or Ramius Funds shall be deemed to be a Subsidiary of Ramius or the JV.

          "Third Party Investors"—as defined in Section 8.1.

          "Transaction Agreement"—as defined in the Recitals.

          "Transferor"—as defined in the caption to this Agreement.

          "UniCredit"—as defined in the Recitals.

          "UniCredit Consent"—means the Consent, dated the date hereof, of UniCredit and certain of its Affiliates.

          "UniCredit Parties"—as defined in the Recitals.

        Section 1.2.    Usage.

        (a)    Interpretation.    In this Agreement, unless a clear contrary intention appears:

            (i)  the singular number includes the plural number and vice versa;

           (ii)  reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (iii)  reference to any gender includes each other gender;

          (iv)  reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

           (v)  reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi)  "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

         (vii)  "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

        (viii)  with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

          (ix)  references to documents, instruments or agreements shall be deemed to refer as well to all addenda, Exhibits, schedules or amendments thereto.

        (b)    Legal Representation of the Parties.    This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

ARTICLE II.

JV INTEREST EXCHANGE; CLOSING

        Section 2.1.    JV Interest Exchange; Closing; Exchange Consideration.

        (a)   Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Transferor shall transfer, convey, assign, and deliver to JV Acquiror the JV Interest, free and clear of all Encumbrances, and New Parent shall, and Ramius and Cowen shall cause New Parent, on behalf of JV Acquiror, to issue and deliver to Transferor, or its designee in accordance with Section 11.8, (i) good valid title to 2,713,882 shares (the "Base Number of Shares") of Class A Common Stock (subject to adjustment as provided below), free and clear of all Encumbrances (other than pursuant to this Agreement) (the "Common Stock Consideration"), and (ii) the JV Note and the JV Note Security Agreement, provided, however, that if the New Parent Revolver has been entered into by New Parent and the Lender on or immediately prior to the Closing (the "New Parent Revolver Execution"), then New Parent shall not execute and deliver the JV Note and the JV Note Security Agreement, but shall instead borrow under the New Parent Revolver an amount equal to the JV Principal Amount and shall deliver to Transferor the JV Principal Amount in cash, by wire transfer of immediately available funds (the "Debt Consideration" and, together with the Common Stock Consideration, the "Exchange Consideration").

        (b)   In the event that the Base Number of Shares would exceed 4.9% of the issued and outstanding shares of Class A Common Stock immediately following the consummation of the transactions contemplated by the Transaction Agreement and the JV Interest Exchange, (i) the number of shares that constitute the Common Stock Consideration shall be adjusted downward so that the Transferor receives a number of shares of Class A Common Stock equal to 4.9% of the issued and outstanding shares of Class A Common Stock (the "Adjusted Number of Shares") and (ii) the JV Principal Amount shall be increased by an amount equal to the product of (x) $8.6555 and (y) the excess of (I) the Base Number of Shares over (II) the Adjusted Number of Shares.

        Section 2.2.    Closing.    Subject to the conditions set forth in this Agreement, the consummation of the transactions provided for in this Agreement (the "Closing") shall be held at the time of the closing under the Transaction Agreement at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, or at such other place as the closing under the Transaction Agreement is to occur or as the parties hereto shall otherwise agree in writing. Ramius shall provide notice to Transferor of the date of the closing under the Transaction Agreement at least three business days in advance. At the Closing, all of the transactions provided for in this Article II shall be consummated on a substantially concurrent basis, effective immediately following the consummation of the Ramius Asset Exchange.

        Section 2.3.    Closing Obligations.    In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

          (a)   Transferor shall deliver:

              (i)  To JV Acquiror, an assignment (the "Assignment") of all of the JV Interest in the form of Exhibit E hereto, executed by Transferor;

             (ii)  the Registration Rights Agreement executed, in respect of the Exchange Consideration, by the UniCredit Parties that are members of Ramius as of the Closing and Transferor; and

            (iii)  if the New Parent Revolver Execution has not occurred, an executed counterpart to the JV Note, executed by the UniCredit Parties thereto.

          (b)   New Parent shall, and Ramius, Cowen and JV Acquiror shall cause New Parent to, deliver to Transferor:

              (i)  Duly executed and validly issued stock certificates in the name of Transferor representing the Common Stock Consideration;

             (ii)  on behalf of JV Acquiror, evidence that the shares of Class A Common Stock included in the Exchange Consideration have been authorized for listing on the NASDAQ;

            (iii)  (x) if the New Parent Revolver Execution has not occurred, the JV Note and the JV Note Security Agreement, each executed by New Parent and any Subsidiaries party thereto or (y) if the New Parent Revolver Execution has occurred, the JV Principal Amount in cash; and

            (iv)  the Registration Rights Agreement executed by New Parent.

          (c)   Ramius shall deliver to New Parent and Transferor the Registration Rights Agreement executed by Ramius.

          (d)   JV Acquiror shall deliver to Park Exchange LLC:

              (i)  the Joinder Agreement executed by Acquiror.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

        Transferor represents and warrants to the other parties hereto, both as of the date hereof and as of the Closing, as follows:

          Section 3.1.    Organization and Good Standing.    Each of the UniCredit Parties is a entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

          Section 3.2.    Enforceability; Authority; No Conflict.

          (a)   This Agreement and the Amendments constitute the legal, valid and binding obligations of the UniCredit Parties that are parties thereto, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity). Upon the execution and delivery by the applicable UniCredit Parties of the other Ancillary Agreements to which it is a party, each of such agreements so executed thereby will constitute the legal, valid and binding obligation of such UniCredit Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity). Each of the UniCredit Parties has the requisite right, power and authority to execute and deliver this Agreement and the Ancillary Agreements executed (or to be executed thereby) to which it is a party, and to perform its obligations under this Agreement and such Ancillary Agreements, and such action has been duly authorized by all necessary corporate or limited liability company action.

          (b)   Neither the execution and delivery of this Agreement or the applicable Ancillary Agreements by the UniCredit Parties nor the consummation or performance of any of this Agreement or such Ancillary Agreements by any of them will, directly or indirectly (with or without notice or lapse of time):

              (i)  Breach any provision of any of the Governing Documents of the UniCredit Party executing or delivering such agreement;

             (ii)  Breach any Law or any Order to which the UniCredit Party executing or delivering such agreement may be subject; or

            (iii)  contravene, conflict with or result in a violation or Breach of any of the terms or requirements of any Governmental Authorization applicable to the UniCredit Party executing or delivering such agreement.

        Section 3.3.    Title.    Transferor owns good and marketable title to the JV Interest, free and clear of all Encumbrances. The Interest constitutes the entire equity interest in the JV owned by UniCredit or its Affiliates.

        Section 3.4.    No Consents.    No consents or approvals of or filings or registrations with or notice to any Governmental Body or any other Person are necessary in connection with (a) the execution and delivery by the UniCredit Parties of this Agreement and the Ancillary Agreements and (b) the consummation by the UniCredit Parties of the transactions contemplated by this Agreement and the Ancillary Agreements.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF RAMIUS

        Ramius represents and warrants to the other parties hereto, both as of the date hereof and as of the Closing, as follows:

          Section 4.1.    Organization and Good Standing.    Ramius is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, with full limited liability company power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

          Section 4.2.    Enforceability; Authority; No Conflict.

          (a)   This Agreement and the Amendments constitutes the legal, valid and binding obligations of Ramius, enforceable against Ramius in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity). Upon the execution and delivery by Ramius of the other Ancillary Agreements to which it is a party, each of such agreements will constitute the legal, valid and binding obligation of Ramius, enforceable against Ramius in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity). Ramius has the requisite right, power and authority to execute and deliver this Agreement and the Ancillary Agreements executed (or to be executed thereby) to which it is a party, and to perform its obligations under this Agreement and such Ancillary Agreements, and such action has been duly authorized by all necessary limited liability company action.

          (b)   Neither the execution and delivery of this Agreement or the applicable Ancillary Agreements by Ramius nor the consummation or performance of any of this Agreement or such applicable Ancillary Agreements will, directly or indirectly (with or without notice or lapse of time):

              (i)  Breach any provision of any of the Governing Documents of Ramius;

             (ii)  Breach any Law or any Order to which Ramius may be subject; or

            (iii)  contravene, conflict with or result in a violation or Breach of any of the terms or requirements of any Governmental Authorization applicable to Ramius.

          Section 4.3.    No Consents.    Except as set forth on Schedule 4.3 hereto and except for the consents of the members of Ramius in connection with the transactions contemplated by the Transaction Agreement, no consents or approvals of or filings or registrations with or notice to any Governmental Body or any other Person are necessary in connection with (A) the execution and delivery by Ramius of this Agreement or any Ancillary Agreement and (B) the consummation by Ramius of the transactions contemplated by this Agreement or any Ancillary Agreement.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF NEW PARENT AND JV ACQUIROR

        New Parent represents and warrants to Transferor, both as of the date hereof and as of the Closing, as follows:

          Section 5.1.    Organization and Good Standing.

          (a)   Both New Parent and JV Acquiror are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Both New Parent and JV Acquiror have the requisite corporate power and authority to conduct their respective businesses as they are now being conducted and to own or use the properties and assets that they purport to own or use.

          Section 5.2.    Enforceability; Authority; No Conflict.

           (a)  This Agreement and the Amendments constitute the legal, valid and binding obligations of the New Parent Parties, enforceable against the New Parent Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity). Upon the execution and delivery by each of the New Parent Parties of the other Ancillary Agreements to which it is a party, each of such agreements will constitute the legal, valid and binding obligation of such New Parent Party, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity). Each New Parent Party has the requisite right, power and authority to execute and deliver this Agreement and the Ancillary Agreements executed (or to be executed thereby) to which it is a party, and to perform its obligations under this Agreement and such Ancillary Agreements, and such action has been duly authorized by all necessary corporate or limited liability company action, as the case may be.

           (b)  Neither the execution and delivery of this Agreement or the applicable Ancillary Agreements by any New Parent Party nor the consummation or performance of any of this Agreement or such applicable Ancillary Agreements will, directly or indirectly (with or without notice or lapse of time):

              (i)  Breach any provision of any of the Governing Documents of such Person;

             (ii)  Breach any Law or any Order to which such Person may be subject; or

            (iii)  contravene, conflict with or result in a violation or Breach of any of the terms or requirements of any Governmental Authorization applicable to such Person.

          (c)    No Consents.    Except as set forth on Schedule 5.2 hereto, no consents or approvals of or filings or registrations with or notice to any Governmental Body or any other Person are necessary in connection with (A) the execution and delivery by the New Parent Parties of this Agreement and (B) the consummation by the New Parent Parties of the transactions contemplated by this Agreement.

          Section 5.3.    Capitalization.    The authorized capital stock of New Parent will at Closing consist of 250,000,000 shares of Class A Common Stock, 250,000,000 shares of Class B Common Stock, par value $0.01 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of the Closing, all of the issued and outstanding shares of Class A Common Stock issued to Transferor or its designee in accordance with this Agreement shall have been duly authorized and validly issued and will be fully paid, nonassessable and will not have been issued in violation of any applicable Law or Contract.

ARTICLE VI.

CONDITIONS PRECEDENT TO RAMIUS'S, NEW PARENT'S AND JV ACQUIROR'S
OBLIGATIONS TO CLOSE

        The obligation of Acquiror to acquire the JV Interest from Transferor and the obligation of New Parent to issue the Exchange Consideration to Transferor and for each of Ramius, Acquiror and New Parent to take the other actions required to be taken by such parties at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by such parties, in whole or in part):

          Section 6.1.    Accuracy of Representations.    The representations and warranties of Transferor set forth in this Agreement shall be true and correct in all respects (without regard to any materiality qualifiers therein) as of the date hereof and as of the Closing as though made on and as of the Closing, other than representations and warranties that speak as of another specific date or time prior to the date hereof (which need only be true and correct as of such date or time); provided, however, that for purposes of determining satisfaction of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Transferor.

          Section 6.2.    Performance.    Each of the covenants and obligations that Transferor and HVB AG are required to perform or to comply with pursuant to this Agreement and each of the covenants and obligations that each of the UniCredit Parties are required to perform or to comply with pursuant to the Ancillary Agreements, in each case, at or prior to the Closing, shall have been duly performed and complied with in all material respects.

          Section 6.3.    Ramius Asset Exchange.    The transactions contemplated by the Transaction Agreement, including, without limitation, the Ramius Asset Exchange, shall have been consummated.

          Section 6.4.    Ancillary Agreements.    Each of the Ancillary Agreements shall be in full force and effect.

          Section 6.5.    No Injunctions or Restraints; Illegality.    No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the transactions contemplated by this Agreement shall be in effect.

ARTICLE VII.

CONDITIONS PRECEDENT TO TRANSFEROR'S OBLIGATION TO CLOSE

        The obligation of Transferor to transfer the JV Interest to JV Acquiror and to accept the Exchange Consideration and of Transferor and HVB AG to take the other actions required to be taken thereby at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by such parties, in whole or in part):

          Section 7.1.    Accuracy of Representations.    The representations and warranties of Ramius set forth in this Agreement shall be true and correct in all respects (without regard to any materiality qualifiers therein) as of the date hereof and as of the Closing as though made on and as of the Closing, other than representations and warranties that speak as of another specific date or time prior to the date hereof (which need only be true and correct as of such date or time); provided, however, that for purposes of determining satisfaction of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Ramius.

          Section 7.2.    Performance.    Each of the covenants and obligations that each of the New Parent Parties, Ramius and Cowen is required to perform or to comply with pursuant to this Agreement and each of the covenants and obligations that such parties are required to perform or comply with pursuant to the applicable Ancillary Agreements, in each case, at or prior to the Closing, shall have been duly performed and complied with in all material respects.

          Section 7.3.    Ramius Asset Exchange.    The transactions contemplated by the Transaction Agreement, including, without limitation, the Ramius Asset Exchange, shall have been consummated in accordance with the Transaction Agreement.

          Section 7.4.    NASDAQ Listing.    The shares of Class A Common Stock to be issued as part of the Exchange Consideration shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

          Section 7.5.    No Injunctions or Restraints; Illegality.    No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the transactions contemplated by this Agreement shall be in effect.

          Section 7.6.    Debt Consideration.    The JV Note and JV Note Security Agreement shall have been executed by New Parent and its Subsidiaries party thereto; provided, that if the New Parent Revolver Execution has occurred, the JV Note and JV Note Security Agreement shall not be executed.

ARTICLE VIII.

OTHER AGREEMENTS, ASSURANCES AND ACKNOWLEDGEMENTS

        Section 8.1.    Exchange Consideration Transfer Restrictions.

         (a)  Subject to Section 8.1(b), following the Closing, Transferor shall not sell, assign, pledge, transfer or otherwise dispose of all or any part of the Class A Common Stock issued as part of the

Exchange Consideration (including any other equity securities of New Parent issued or issuable in exchange for or with respect to such shares of Class A Common Stock (x) by way of dividend, split or combination of shares or (y) in connection with a reclassification, recapitalization, merger, consolidation, other reorganization or similar transaction); provided, that (i) Transferor may assign all or any part of the Exchange Consideration to any Affiliate all of the outstanding equity interests of which are owned, directly or indirectly, by Transferor or by any person which directly or indirectly wholly owns Transferor, (ii) Transferor may, at any time, transfer a portion of the Exchange Consideration to the extent necessary to prevent Transferor from being in violation of the BHC Act or other federal, state or foreign banking Law (in Transferor's sole discretion); and (iii) Transferor may, in non-market private sale transactions, sell or transfer all or any part of the Exchange Consideration to third party investors ("Third Party Investors"); provided that, without the consent of Ramius, no such private sale transaction, individually or in the aggregate, shall result in any Third Party Investor and it Affiliates beneficially owning in excess of 10% of the outstanding shares of Class A Common Stock as of the completion of such transaction; provided further, that any transferee of all or portion of the Exchange Consideration referred to in clauses (i) or (iii) above shall agree in writing to be bound by Sections 8.1(a) and 8.1(b). Any purported sale, pledge, assignment, transfer or other disposition of all or of any portion of the Exchange Consideration in violation of this Section 8.1(a) shall be null and void and of no force and effect.

         (b)  The restrictions set forth in Section 8.1(a) shall expire and be of no further force or effect commencing one day after the six month anniversary of the Closing, with respect to the Common Stock included in the Exchange Consideration if and to the extent that following any sale, assignment, pledge, transfer or other disposition of such Common Stock by such holder, the Transferor, its Affiliates and its permitted third-party transferees in accordance with this Agreement and the Fourth Amended and Restated Limited Liability Company retain beneficial ownership of at least fifty percent (50%) of the sum of (x) the Class A Common Stock constituting Exchange Consideration and (y) the Common Stock constituting the aggregate Capital Contributions of the Series I Members under the Fourth Amended and Restated Limited Liability Company (as adjusted for stock splits, consolidations, recapitalizations, reorganizations, mergers and similar events affecting the New Parent capital). Following the second anniversary of the date of this Agreement, the transfer restrictions set forth in Section 9.1 with respect to the Exchange Consideration shall terminate. In addition, any such transfer restrictions shall terminate and cease to apply following a Lock-up Termination Event.

         (c)  Notwithstanding anything to the contrary in this Agreement, subject to any applicable provisions of the Insider Trading policy of New Parent, the UniCredit Parties and their Affiliates shall not be restricted from engaging in hedging or derivatives transactions with respect to shares of Common Stock of New Parent. Subject to receiving information regarding the beneficial ownership of Common Stock by the UniCredit Parties and their Affiliates through Ramius in accordance with the Fourth Amended and Restated Limited Liability Company of Ramius, the UniCredit Parties shall provide written notice to Ramius and New Parent reasonably promptly upon becoming aware that the UniCredit Parties and their Affiliates beneficially own, in the aggregate, less than 4.9% of the Common Stock of New Parent whether as a result of hedging or derivates transactions or otherwise. New Parent will promptly inform Transferor in the event that it enters into any redemption, repurchase or similar transaction involving its Common Stock that would reasonably be expected to result in an increase in Transferor's or its Affiliates' proportionate interest in the Common Stock.

         (d)  Notwithstanding anything to the contrary in this Agreement, but subject to the restrictions on transfer set forth in Section 8.01(a) and Section 8.01(b), unless permitted by applicable law, the UniCredit Parties shall not sell or dispose of any shares of Class B Common Stock they or their Affiliates may hold from time to time, except solely upon the consummation of any of the following events: (a) any disposition of shares of Class B Common Stock to the public in connection with a widely dispersed offering (including, without limitation, a public offering registered under the Securities

Act), (b) any disposition by a holder of Class B Common Stock of shares of Class B Common Stock under Rule 144 or Rule 144A promulgated by the SEC under the Securities Act, or any similar rule then in force, of no more than two percent (2%) of the outstanding voting securities of New Parent, (c) any transfer by a holder of Class B Common Stock of shares of Class B Common Stock in a single transaction to an independent third party or "group" (as such term is used for purposes of Section 13(d) of the Exchange Act, whether or not applicable) of independent third parties who holds or acquires at least a majority of the outstanding voting securities of New Parent without regard to the transfer of any shares of Class B Common Stock.

         (e)  Pursuant to this Agreement and the Fourth Amended and Restated Ramius LLC Agreement, unless and until the UniCredit Parties and their Affiliates beneficially own, in the aggregate, less than 4.9% of the Common Stock of New Parent throughout any consecutive ninety (90) day period, BA Alpine Holdings Inc. or its Affiliate-designee shall have the right to nominate one (but no more than one) individual (the "Board Designee") to serve as a director on the board of directors of New Parent and New Parent shall nominate such designee (or a replacement designee) as part of the slate proposed by New Parent in connection with any vote to elect the board of directors of New Parent. In the event that the Board Designee ceases to be a member of the board of directors of New Parent, unless the UniCredit Parties and their Affiliates beneficially own, in the aggregate, less than 4.9% of the common stock of New Parent throughout any consecutive ninety (90) day period, BA Alpine Holdings Inc. or its Affiliate-designee shall be entitled to select another person to fill such vacancy and such person shall be appointed by New Parent to the board of directors.

          (f)  Subject to applicable law and stock exchange requirements, unless and until the UniCredit Parties and their Affiliates beneficially own, in the aggregate, less than 10% of the Common Stock of New Parent throughout any consecutive ninety (90) day period following the Closing, New Parent shall use reasonable best efforts to cause the Board Designee to be a member of each committee of the board of directors of New Parent.

         (g)  In connection with the closing of the transactions pursuant to the Transaction Agreement, BA Alpine Holdings Inc. shall, upon request by New Parent, notify New Parent at least ten days prior to the initial filing of the proxy statement to be submitted to the stockholders of Cowen in connection with the Transactions, the name of its initial designee to the board of directors of New Parent. Such individual shall become a director of New Parent, effective the business day after the Closing.

         (h)  For so long as there is a Board Designee on the board of directors of New Parent, in the event that Transferor intends to sell or transfer all or a part of the Exchange Consideration in accordance with this Section 8.1, such sale or transfer must be made in accordance with the Insider Trading Policy of New Parent attached hereto as Exhibit E, including, without limitation, limitations on sales during any "blackout periods."

          (i)  For so long as BA Alpine Holdings has the right to a Board Designee, New Parent shall not amend its Insider Trading Policy (i) in any material respect or (ii) in any manner which would in its practical application discriminatorily affect only the UniCredit Parties and their Affiliates and which is not reasonably supported by rational legal or business purpose unrelated to the UniCredit Parties' or their Affiliates' investment in Common Stock (other than discriminatory treatment of the UniCredit Parties and their Affiliates), in each case without the prior written consent of Transferor, other than any changes that are required by law. New Parent will use commercially reasonable efforts to respond as promptly as reasonably practicable to any request for pre-approval under the Insider Trading Policy made by the UniCredit Parties or their Affiliates.

        Section 8.2.    Acknowledgements.    Transferor acknowledges that anything in the JV LLC Agreement to the contrary notwithstanding, (i) the JV need not make any further distributions to any member of the JV until this Agreement is terminated; provided, that the (x) JV may make distributions of up to $5,000,000 in the aggregate to Ramius and (y) Ramius shall cause JV to make payments of the

Retained Fee Stream in accordance with Section 10.1(a) and the JV LLC Agreement and (ii) the JV's or Ramius's entering into an agreement to consummate any transaction, which consummation is subject to (and does not occur prior to) the occurrence of the Closing, shall not be deemed to violate the JV LLC Agreement.

        Section 8.3.    Actions of Cowen and Ramius.    Each of Cowen and Ramius shall take all actions necessary to cause the New Parent Parties to comply with their respective obligations hereunder. Notwithstanding anything else in this Agreement to the contrary, to the extent that New Parent fails to fulfill any of its obligations under this Agreement due solely to the breach of this Agreement by either Ramius or Cowen, such breaching party shall be solely liable for any such failure by New Parent.

        Section 8.4.    Registration Rights Agreement.    Cowen and Ramius shall cause New Parent to execute and deliver to Transferor the Registration Rights Agreement, at or prior to Closing.

        Section 8.5.    JV Note; JV Note Security Agreement.    If the New Parent Revolver Execution has not occurred, Cowen and Ramius shall cause New Parent to execute and deliver to Transferor the JV Note and the JV Note Security Agreement, at or prior to Closing.

        Section 8.6.    Transfer Restriction—JV Interest.    For a period of one year following the Closing, JV Acquiror will not sell, transfer or otherwise dispose of all or a portion of the JV Interest and will not acquire any additional interest in the JV; provided that no sale, transfer or disposition to any unrelated third-party purchaser from JV Acquiror shall be prohibited hereunder.

        Section 8.7.    Reorganization.    In connection with any merger, consolidation, tender offer, or any other transaction resulting in the stockholders of New Parent immediately before such transaction owning substantially the same aggregate voting power of the resultant entity, New Parent shall use its reasonable best efforts to ensure that BA Alpine Holdings' right to designate a Board Designee to the surviving or succeeding parent company shall be preserved on the terms described herein, including the requisite ownership thresholds.

        Section 8.8.    Tax Treatment.    The parties hereto agree to treat the JV Interest Exchange as a taxable transaction for U.S. federal income tax purposes that is not part of the Code Section 351 exchange contemplated by the Transaction Agreement. New Parent and JV Acquiror (and Cowen, as successor to JV Acquiror) agree to report the JV Interest Exchange consistently with the foregoing on all applicable tax returns and will not take any action, or knowingly fail to take any action, which action or failure to act could be reasonably likely to cause the JV Interest Exchange to be treated as a tax-free transaction for U.S. federal income tax purposes.

        Section 8.9.    Registration.    Ramius shall in good faith evaluate and consider whether the shares of Class A Common Stock included in the Exchange Consideration may in accordance with applicable securities laws be included in the Registration Statement on Form S-4 (the "Form S-4") to be filed by Cowen in connection with the transactions contemplated by the Transaction Agreement. If Ramius determines that such shares may be so included, Ramius shall use commercially reasonable efforts to include such shares in the Form S-4.

        Section 8.10.    Closing.    Transferor, HVB AG, Cowen, Ramius and New Parent each acknowledge and agree that the parties to this Agreement intend (a) for the conditions to each party's obligation to effect the Closing be satisfied no later than the time at which the conditions to effect the closing of the transactions contemplated by the Transaction Agreement are satisfied (other than the condition contained in Section 8.1(f) of the Transaction Agreement), and (b) to effect the Closing immediately following the satisfaction of the conditions to the obligations to effect the closing of the transactions contemplated by the Transaction Agreement (other than the condition contained in Section 8.1(f) of the Transaction Agreement). In furtherance and not in limitation of the foregoing, if, at the time the conditions to effect the closing under the Transaction Agreement have been met (other than the condition contained in Section 8.1(f) of the Transaction Agreement), the New Parent Revolver

Execution has not occurred, New Parent shall execute and deliver, and Transferor shall accept, the JV Note and JV Security Agreement, such that the conditions to this Agreement shall be satisfied on or before the time that the conditions to effect the closing under the Transaction Agreement have been satisfied (other than the condition contained in Section 8.1(f) of the Transaction Agreement).

ARTICLE IX.

TERMINATION

        Section 9.1.    Termination.    This Agreement shall terminate prior to the Closing solely as follows (and may not be terminated following the Closing):

         (a)  By mutual written consent of the parties hereto;

         (b)  upon termination of the Transaction Agreement; or

         (c)  by either party in the event that the Closing has not occurred on or before December 31, 2009, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement.

        Section 9.2.    Effect of Termination.    In the event this Agreement is terminated pursuant to Section 9.1 all further obligations of the parties hereunder shall terminate, except for the obligations set forth in this Section 9.2 and Article XI, and except that such termination shall not relieve any party hereto of any Liability for any Breach of this Agreement prior to such termination.

ARTICLE X.

STATUS OF OTHER AGREEMENTS

        Section 10.1.    JV LLC Agreement.    At the Closing, the JV LLC Agreement shall terminate as between the Ramius Parties that are parties thereto, on the one hand, and the UniCredit Parties that are parties thereto, on the other, except that:

         (a)  Transferor shall remain entitled to its rights in and to the HVB Retained Fee Stream (as defined in the JV LLC Agreement) pursuant to Section 3.6(h)(ii) as if the transactions contemplated in this Agreement were occurring in connection with a Put/Call Event or Buy/Sell Right under the JV LLC Agreement and Ramius shall cause JV to make such payments in accordance with the JV LLC Agreement;.

         (b)  Section 8.1 (Confidentiality) of the JV LLC Agreement as to HVB AG and its Subsidiaries (as defined in the JV LLC Agreement) will survive indefinitely;

         (c)  so long as the HVB Solicitation Agreement remains in effect, Section 6.7(e) (Sales Loads) of the JV LLC Agreement will survive; and

         (d)  Section 10.1 (Indemnification) of the JV LLC Agreement shall continue to apply to the Transferor and its Affiliates with respect to the period during which Transferor was a member of the JV as if such Persons were "Members" or "Affiliates of Members" thereunder.

        Section 10.2.    Other Agreements.    Except as provided in Section 10.1 and in the Ancillary Agreements: all agreements (including the HVB Solicitation Agreement, the Ramius Revolving Credit Agreement, the JV Secured Revolving Loan Agreement, the Ramius Investment Management Agreement, the JV Investment Management Agreement and the agreements with respect to the Ramius Funds and JV Funds into which investments have been made) between Ramius and any of its Subsidiaries (or Ramius Funds), on the one hand, and UniCredit and any of its Subsidiaries, on the other, shall remain in full force and effect with such modifications thereto as are contemplated by the UniCredit Consent and the Amendments.

ARTICLE XI.

GENERAL PROVISIONS

        Section 11.1.    Expenses.    Each of the parties hereto will bear its own expenses in connection with the negotiation, execution and delivery of this Agreement and the Ancillary Agreements; provided that (i) Ramius shall reimburse UniCredit for fees and expenses of Gleacher Partners (not to exceed $250,000 in the aggregate) incurred by UniCredit in connection with analyses prepared by Gleacher Partners in connection with UniCredit's evaluation of the transactions contemplated by this Agreement, the Transaction Agreement and the Ancillary Agreements and (ii) Ramius shall reimburse UniCredit for additional out of pocket expenses (not to exceed $400,000 in the aggregate) incurred by UniCredit or it Subsidiaries to third parties in connection with their evaluation (including the negotiation, execution and delivery of this Agreement and the Ancillary Agreements) of the transactions contemplated by this Agreement, the Transaction Agreement and the Ancillary Agreements upon submission of reasonably detailed documentation of such expenses.

        Section 11.2.    Public Announcements and Confidentiality.    None of the parties hereto or their Affiliates shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent of the other parties hereto; provided, however, that any party may, without the prior consent of any other party hereto (but after prior consultation with the other parties hereto to the extent practicable under the circumstances and using commercially reasonable efforts to accommodate any reasonable requests of the other parties with respect to any such disclosure) issue or cause the publication of any press release or other public announcement to the extent required by Law or any Governmental Body.

        Section 11.3.    Notices.    All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

        If to Transferor or HVB AG:

Bayerische Hypo- und Vereinsbank AG Arabellastr. 12 81925 Munich Germany
Attention:	Maximilian Hogger
Fax:	Fax +49 89 378-3312687
Email:	maximilian.hogger@unicreditgroup.de

        With a copy to:

UniCredit Markets and Investment Banking Bayerische Hypo- und Vereinsbank AG 150 east 42nd Street New York, NY 10017
Attention:	Mr. Richard Cerick
Fax:	(212) 672-5531
Email:	richard_cerick@hvbamericas.com

        If to Ramius or New Parent:

Ramius LLC 599 Lexington Avenue, 20th Fl. New York, New York 10022
Attention:	Owen S. Littman, Esq. General Counsel
Fax:	(212) 845-7986
Email:	olittman@ramius.com

        with a copy to:

Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019-6099
Attention:	David K. Boston Laurence D. Weltman Laura L. Delanoy
Fax:	(212) 728-8111
Email:	dboston@willkie.com lweltman@willkie.com ldelanoy@willkie.com

          If to Cowen or New Parent, to:

Cowen Group, Inc. 1221 Avenue of Americas New York, NY 10020
Attention:	J. Kevin McCarthy, Esq. General Counsel
Facsimile:	(646) 562-1936

        with a copy to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd St. New York, NY 10019
Attention:	Edward Herlihy, Esq. David E. Shapiro, Esq.
Fax:	(212) 403-2000
Email:

        Section 11.4.    Governing Law; Jurisdiction; WAIVER OF JURY TRIAL; Enforcement.

        (a)    Governing Law; Jurisdiction.    This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Delaware. Each of the parties hereto submits to the exclusive jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        (b)    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        (c)    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in Section 11.4 hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 11.5.    Waiver; Remedies Cumulative.    The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        Section 11.6.    Entire Agreement and Modification.    This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between the parties related to the subject matter of this Agreement) and constitutes (along with the agreements described in Article X) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment and Transferor.

        Section 11.7.    Disclaimers.    EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLES III, IV, AND V OR IN ANY ANCILLARY AGREEMENT, EACH AS APPLICABLE, NONE OF THE PARTIES HERETO HAVE MADE OR HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATION AND WARRANTY, STATUTORY OR OTHERWISE, OF ANY NATURE.

        Section 11.8.    Assignments, Successors and No Third-Party Rights.    No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties; provided, however, that Transferor shall be entitled to assign its rights to receive shares of Class A Common Stock at the Closing to one or more of its Affiliates all of the outstanding equity interests of which are owned, directly or indirectly, by Transferor or by any person which directly or indirectly wholly owns Transferor. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 11.8.

        Section 11.9.    Severability.    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        Section 11.10.    Construction.    The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections" and "Parts" refer to the corresponding Articles, Sections and Parts of this Agreement.

        Section 11.11.    Execution of Agreement.    This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or email shall be deemed to be their original signatures for all purposes.

        Section 11.12.    HVB AG Obligation.    HVB AG hereby agrees that it shall be jointly and severally responsible for the prompt and complete performance by Transferor, when due, of all of Transferor's obligations under this Agreement and the Ancillary Agreements.

        Section 11.13.    Survival.    All representations, warranties, covenants and agreements in this Agreement shall survive the Closing. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and agreements shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or agreement. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and agreements.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above written.

RAMIUS, LLC
By:	C4S & Co., LLC
By:	/s/ Peter A. Cohen
	Name:	Peter A. Cohen
	Title:	Managing Member
HVB ALTERNATIVE ADVISORS LLC
By:	/s/ Gavin Burke
	Name:	Gavin Burke
	Title:	Managing Director
By:	/s/ John Gallagher
	Name:	John Gallagher
	Title:	Managing Director—Tax
BAYERISCHE HYPO- UND VEREINSBANK AG
By:	/s/ Gavin Burke
	Name:	Gavin Burke
	Title:	Managing Director
By:	/s/ John Gallagher
	Name:	John Gallagher
	Title:	Managing Director—Tax
COWEN GROUP INC.
By:	/s/ Christopher A. White
	Name:	Christopher A. White
	Title:	Vice President
LEXINGTONPARK PARENT CORP.
By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	President
By:	/s/ Christopher A. White
	Name:	Christopher A. White
	Title:	Vice President

LEXINGTON MERGER CORP.
By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	President
By:	/s/ Christopher A. White
	Name:	Christopher A. White
	Title:	Vice President

 FIRST AMENDMENT TO ASSET EXCHANGE AGREEMENT

        FIRST AMENDMENT, dated as of July 9, 2009 (this "First Amendment"), to the ASSET EXCHANGE AGREEMENT, dated as of June 3, 2009 (the "Asset Exchange Agreement"), among RAMIUS, LLC ("Ramius"), a Delaware limited liability company, HVB ALTERNATIVE ADVISORS LLC ("Transferor"), a Delaware limited liability company and an indirect wholly-owned subsidiary of HVB AG, BAYERISCHE HYPO- UND VEREINSBANK AG ("HVB AG"), a German corporation, COWEN GROUP INC., a Delaware corporation ("Cowen"), LEXINGTONPARK PARENT CORP., a Delaware corporation ("New Parent"), LEXINGTON MERGER CORP., a Delaware corporation and direct wholly-owned subsidiary of New Parent ("JV Acquiror" and, together with New Parent, collectively the "New Parent Parties").

W I T N E S S E T H:

        WHEREAS, the parties entered into the Asset Exchange Agreement in connection with the Transaction Agreement and Agreement and Plan of Merger, dated June 3, 2009, entered into by Ramius with, among other parties thereto, the New Parent Parties providing for, among other things, an acquisition of substantially all of the assets (including Ramius's interest in the Ramius Fund of Funds Group LLC) and liabilities of Ramius by Park Exchange LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of New Parent, in exchange for shares of Class A Common Stock, $0.01 par value per share, of New Parent;

        WHEREAS, the parties desire to clarify and correct certain provisions of the Asset Exchange Agreement.

        NOW, THEREFORE, the parties, in consideration of their mutual promises and intending to be legally bound, agree as follows:

        1.    Defined Terms.    Unless otherwise defined herein, terms defined in the Asset Exchange Agreement and used herein shall have the meanings given to them in the Asset Exchange Agreement.

        2.    Amendment to Section 11.8 (Assignments, Successors and No Third-Party Rights).    Section 11.8 of the Asset Exchange Agreement is hereby amended by deleting it in its entirety and the following substituted in its place:

        Section 11.8. Assignments, Successors and No Third-Party Rights.    No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties; provided, however, that Transferor shall be entitled to assign its rights to receive shares of Class A Common Stock at the Closing to one or more of its Affiliates all of the outstanding equity interests of which are owned, directly or indirectly, by Transferor or by any person which directly or indirectly wholly owns Transferor. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except (i) such rights as shall inure to a successor or permitted assignee pursuant to this Section 11.8, (ii) that UniCredit shall be an express third-party beneficiary of the covenants contained in Section 11.1, and (iii) that BA Alpine Holdings Inc. or its Affiliate-designee shall be an express third-party beneficiary of the covenants contained in Section 8.1.

        3.    Continuing Effect of the Asset Exchange Agreement.    This First Amendment shall not constitute an amendment of any other provision of the Asset Exchange Agreement not expressly referred to herein. Except as expressly amended, the provisions of the Asset Exchange Agreement are and shall remain in full force and effect.

        4.    Execution of Agreement.    This First Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this First Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this First Amendment and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this First Amendment as to the parties and may be used in lieu of the original First Amendment for all purposes. Signatures of the parties transmitted by facsimile or email shall be deemed to be their original signatures for all purposes.

        5.    Severability.    If any provision of this First Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this First Amendment will remain in full force and effect. Any provision of this First Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        6.    Governing Law; Jurisdiction.    This First Amendment shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this First Amendment or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Delaware. Each of the parties hereto submits to the exclusive jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this First Amendment or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

RAMIUS, LLC
By:	C4S & Co., L.L.C., its managing member
By:	/s/ Jeffrey M. Solomon Name: Jeffrey M. Solomon Title: Managing Member
HVB ALTERNATIVE ADVISORS LLC
By:	/s/ Gavin Burke Name: Gavin Burke Title: Managing Director
By:	/s/ John Gallagher Name: John Gallagher Title: Managing Director—U.S. Tax
BAYERISCHE HYPO-UND VEREINSBANK AG
By:	/s/ Gavin Burke Name: Gavin Burke Title: Managing Director
By:	/s/ John Gallagher Name: John Gallagher Title: Managing Director—U.S. Tax
COWEN GROUP, INC.
By:	/s/ Christopher A. White Name: Christopher A. White Title: Vice President
LEXINGTONPARK PARENT CORP.
By:	/s/ Marran Ogilvie Name: Marran Ogilvie Title: Authorized Signatory
By:	/s/ J. Kevin McCarthy Name: J. Kevin McCarthy Title: Authorized Signatory

LEXINGTON MERGER CORP.
By:	/s/ Marran Ogilvie Name: Marran Ogilvie Title: Authorized Signatory
By:	/s/ J. Kevin McCarthy Name: J. Kevin McCarthy Title: Authorized Signatory

[Signature Page to First Amendment to Asset Exchange Agreement]

 Appendix C

AMENDMENT NO. 1 TO
THE COWEN GROUP, INC.
2007 EQUITY AND INCENTIVE PLAN

        WHEREAS, Cowen Group, Inc. (the "Company") maintains the Cowen Group, Inc. 2007 Equity and Incentive Plan (the "Plan"); and

        WHEREAS, the Company desires to amend the Plan as set forth herein to make available additional shares of the Company's common stock for awards under the Plan (the "Amendment");

        WHEREAS, the Amendment requires the approval of the stockholders of the Company ("Stockholder Approval");

        WHEREAS, the Company has submitted the Amendment to its stockholders for such Stockholder Approval;

        WHEREAS, pursuant to Section 8(d) of the Plan, the Board of Directors of the Company (the "Board") may amend the Plan, provided that the Amendment will not become effective unless and until the Stockholder Approval is obtained; and

        WHEREAS, the Board, by resolutions adopted on                        , 2009, has authorized the amendment of the Plan as set forth herein.

        NOW THEREFORE, the Company hereby amends the Plan as follows, effective as of the date of Stockholder Approval:

        1.     The first sentence of Section 5(a) of the Plan is hereby amended in its entirety to read as follows:

          (a)   The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the "Share Limit") shall be 5,500,000, and shall be subject to adjustment as provided in section 5(b) herein.

        2.     Section 5(b) of the Plan is hereby amended by deleting the words "the Fiscal 2007 Limit and" contained therein.

        3.     Except as specifically amended hereby, the Plan is hereby ratified in all respects.

        4.     All capitalized terms used in this Amendment No. 1 shall have the meaning ascribed to such term in the Plan unless otherwise defined herein.

 Appendix D

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LEXINGTONPARK PARENT CORP.

                LexingtonPark Parent Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1.     The name of the corporation is LexingtonPark Parent Corp. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on June 1, 2009.

        2.     This Amended and Restated Certificate of Incorporation was duly adopted by the written consent of the Board of Directors of LexingtonPark Parent Corp. in accordance with the applicable provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware. As of the date hereof, the corporation has not received payment for any of its stock.

        3.     The text of the Certificate of Incorporation of LexingtonPark Parent Corp. is hereby restated and further amended to read in its entirety as follows:

* * * * * * *

ARTICLE I

                The name of the corporation is LexingtonPark Parent Corp. (the "Corporation").

ARTICLE II

                The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the county of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

                The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now in effect or hereafter amended (the "DGCL").

ARTICLE IV

                The total number of shares of all classes of stock which the Corporation shall have authority to issue is 510,000,000 shares, which shall consist of: (i) 250,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"); (ii) 250,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"); and (iii) 10,000,000 shares of undesignated preferred stock, par value $0.01 per share (the "Preferred Stock"). Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote solely of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

                The Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                The Common Stock shall have the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as hereinafter set forth in this Article IV.

        1.    Dividends.    Subject to the preferences applicable to any series of Preferred Stock outstanding at any time, and the terms set forth in this Amended and Restated Certificate of Incorporation, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. All dividends or any other distributions will be paid pro rata on all shares of Common Stock. Except as expressly provided in this Amended and Restated Certificate of Incorporation or as provided under applicable law, the Class B Common Stock shall be identical to the Class A Common Stock.

        2.    Liquidation Rights.    Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

        3.    Class A Common Stock Voting Rights.    Except as required by law, each holder of Class A Common Stock shall be entitled, with respect to each share of Class A Common Stock held by such holder on the applicable record date, to one (1) vote in person or by proxy on all matters submitted to a vote of the holders of Class A Common Stock, including, without limitation, in connection with the election of directors to the Board of Directors (it being understood that in respect of the election of directors, no stockholder shall be entitled to cumulate votes on behalf of any candidate), whether voting separately as a class or otherwise. Notwithstanding the foregoing, and except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series of Preferred Stock, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.

        4.    Class B Common Stock Voting Rights.    The Class B Common Stock shall not be entitled to vote except as otherwise provided by law; provided that without the consent of holders of a majority of the Class B Common Stock, the Corporation will not effect any amendment, alteration or repeal of any provision of this Amended and Restated Certificate of Incorporation or the Corporation's bylaws that would alter or change the voting powers, preferences or special rights of the holders of Class B Common Stock so as to affect them adversely. Except as otherwise provided by law, shares of Class B

Common Stock will not be counted as shares held by any stockholder for purposes of determining whether any vote or consent required has been approved or given by the requisite percentage of shares.

        5.    Conversion of Class A Common Stock.

          (a)   Each share of Class A Common Stock shall be convertible at the option of the holder thereof into one (1) share of Class B Common Stock (the "Class A Conversion Ratio"). In order to convert shares of Class A Common Stock into shares of Class B Common Stock the holder thereof shall provide (i) written notice of such election to the transfer agent (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), stating that such holder elects to convert all or any number of the shares, and (ii) (if so required by the Corporation or the transfer agent) instruments of transfer, in form satisfactory to the corporation and to the transfer agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if applicable. Such notice shall state the number of shares to be so converted and such holder's name or the names of the nominees in which such holder wishes the shares of Class B Common Stock to be issued. The date of receipt of such notice by the transfer agent or the Corporation shall be the conversion date (the "Optional Class A Conversion Date"). The Corporation shall, within two (2) business days after the Optional Class A Conversion Date, issue the number of shares of Class 13 Common Stock to which such holder shall be entitled.

          (b)   When any shares of Class A Common Stock are acquired by the Corporation, including, without limitation, upon conversion into Class B Common Stock, such shares shall resume the status of authorized and unissued shares of Class A Common Stock.

          (c)   The Class A Conversion Ratio shall be adjusted proportionally to reflect any stock split, stock dividend, merger, reorganization, recapitalization or other change in the Class A Common Stock or the Class B Common Stock.

          (d)   The Corporation shall at all times when the Class A Common Stock shall be outstanding, reserve and keep available, for issuance upon the conversion of the Class A Common Stock, a number of shares of Class B Common Stock necessary to permit the conversion of the Class A Common Stock into Class B Common Stock.

        6.    Conversion of Class B Common Stock.

          (a)   Each share of Class B Common Stock shall be convertible at the option of the holder thereof into one (1) share of Class A Common Stock (the "Class B Conversion Ratio"). In order to convert shares of Class B Common Stock into shares of Class A Common Stock the holder thereof shall provide (i) written notice of such election to the transfer agent (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), stating that such holder elects to convert all or any number of the shares, and (ii) (if so required by the Corporation or the transfer agent) instruments of transfer, in form satisfactory to the corporation and to the transfer agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if applicable. The date of receipt of such notice by the transfer agent or the Corporation shall be the conversion date (the "Optional Class B Conversion Date"). The Corporation shall, within two (2) business days after the Optional Class B Conversion Date, issue the number of shares of Class A Common Stock to which such holder shall be entitled.

          (b)   When any shares of Class B Common Stock are acquired by the Corporation, including, without limitation, upon conversion into Class A Common Stock, such shares shall resume the status of authorized and unissued shares of Class B Common Stock.

          (c)   The Class B Conversion Ratio shall be adjusted proportionally to reflect any stock split, stock dividend, merger, reorganization, recapitalization or other change in the Class A Common Stock or the Class B Common Stock.

          (d)   The Corporation shall at all times when the Class B Common Stock shall be outstanding, reserve and keep available, for issuance upon the conversion of the Class B Common Stocks, a number of shares of Class A Common Stock necessary to permit the conversion of the Class B Common Stock into Class A Common Stock.

        7.    Action Without Meeting.    No action shall be taken by the stockholders except at an annual or special meeting of stockholders, and no action shall be taken by the stockholders by written consent or by electronic transmission.

ARTICLE V

        1.    Board of Directors.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. The directors shall be elected by the stockholders at each annual meeting for a one-year term. Each director shall hold office for a one-year term and until such director's successor shall have been duly elected and qualified, subject to prior death, retirement, resignation or removal. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders.

        2.    Removal of Directors.    A director may be removed from office only by the affirmative vote of the stockholders of the Corporation holding at least a majority of the outstanding stock of the Corporation entitled to vote in an election of directors to the Board of Directors at meetings of stockholders at which directors are elected or a special meeting of the stockholders.

        3.    Elections of Directors.    Elections of directors need not be by written ballot.

        4.    Special Meetings of the Stockholders.    Special meetings of the stockholders for any purpose may be called, and business to be considered at any such meeting may be proposed, at any time exclusively by the Board of Directors, by the Chairman of the Board of Directors or by the Chief Executive Officer. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

ARTICLE VI

                In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock of the Corporation stockholders of the Corporation or by a majority of the entire Board of Directors.

ARTICLE VII

        1.     The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        2.     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper.

        3.     Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of a person so indemnified to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VII.

        4.     The indemnification and other rights set forth in this Article VII shall not be exclusive of any provisions with respect thereto in the by-laws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation, any statute or any vote of stockholders or disinterested directors or otherwise. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against liability under this Article VII and applicable law, including the DGCL.

        5.     Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article Vii in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to the reimbursement of expenses pursuant to this Article VII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

        6.     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

        7.     No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director:

          (a)   for any breach of the director's duty of loyalty to the Corporation or its stockholders;

          (b)   for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (c)   under Section 174 of the DGCL; or

          (d)   for any transaction from which the director derived an improper personal benefit.

                If the DGCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE VIII

                The Corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner permitted by the DGCL and, subject to the terms of this Amended and Restated Certificate of Incorporation, all rights and powers conferred herein on stockholders, directors, officers and other persons, if any, are subject to this reserved power.

[The Remainder of This Page is Intentionally Left Blank]

                IN WITNESS WHEREOF, LexingtonPark Parent Corp. has caused this Amended and Restated Certificate of Incorporation to be duly executed by each of its President and Vice President this 3rd day of June 2009.

LEXINGTONPARK PARENT CORP.
By:	/s/ Jeffrey M. Solomon Name: Jeffrey M. Solomon Title: President
By:	/s/ Christopher A. White Name: Christopher A. White Title: Vice President

 Appendix E

FORM OF
AMENDED AND RESTATED
BY-LAWS
OF
COWEN GROUP, INC.

Incorporated Under the Laws of the State of Delaware

ARTICLE I.
OFFICES.

        The registered office of COWEN GROUP, INC. (the "Corporation") shall be located in the State of Delaware and shall be at such address as shall be set forth in the Certificate of Incorporation of the Corporation (as the same may be amended from time to time, the "Certificate of Incorporation"). The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time designate or the business of the Corporation may require.

ARTICLE II.
STOCKHOLDERS.

        Section 1.    Annual Meeting.    The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

        Section 2.    Special Meetings.    Special meetings of the stockholders for any purpose may be called, and business to be considered at any such meeting may be proposed, at any time by the Board of Directors or by the President. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

        Section 3.    Notice of Meetings.    Written notice of the time and place of any stockholders meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, at the stockholder's address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

        Section 4.    Notice of Stockholder Business at Annual Meeting.

        (a)   At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 4, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (b) of this Section 4.

        (b)   For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation's principal place of business and such business must be a proper subject for stockholder action under the General Corporation Law of the

State of Delaware (the "DGCL"). To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the close of business on the tenth (10th) day following the earlier of (i) the date on which notice of the date of the meeting was mailed and (ii) the date on which public disclosure of the meeting date was made. A stockholder's notice to the Secretary with respect to business to be brought at an annual meeting shall set forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting, (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of capital stock of the Corporation beneficially owned by that stockholder, (3) any material interest of the stockholder in the proposed business, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        (c)   Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed in these By-Laws, and if the chairman should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 4 shall relieve a stockholder who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

        (d)   Notwithstanding the foregoing terms of this Article II, Section 4, any stockholder wishing to nominate a person for election to the Board of Directors at any annual meeting of stockholders must comply with the terms set forth in Article III, Section 3 hereof.

        Section 5.    Quorum.    Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

        Section 6.    Adjournment of Meetings.    If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

        Section 7.    Voting List.    The Secretary shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present.

        Section 8.    Voting.    Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one (1) vote for each share of stock registered in his name on the record of stockholders. Except as may provided by law, the Certificate of Incorporation, these By-Laws or any stock exchange or regulatory body applicable to the Corporation, each matter brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

        Section 9.    Record Date of Stockholders.    The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

        Section 10.    Action Without Meeting.    No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these By-Laws, and no action shall be taken by the stockholders by written consent or by electronic transmission.

        Section 11.    Conduct of Meetings.    The Chairman of the Board of Directors, or if there be none, or in the Chairman's absence, the President shall preside at all annual or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

        Section 12.    Requests for Stockholder List and Corporation Records.    Stockholders shall have those rights afforded under the DGCL to inspect a list of stockholders and other related records and make copies or extracts therefrom. Such request shall be in writing in compliance with Section 220 of the DGCL. In addition, any stockholder making such request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the Corporation and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the Corporation. Each stockholder desiring a photostatic or other duplicate copies of any such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the Corporation's principal executive offices are located. Alternative arrangements with respect to this Section 12 may be permitted in the discretion of the President of the Corporation or by a vote of the Board of Directors.

        Section 13.    Inspectors.    The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors, who may be employees of the Corporation, to act at such meeting or any adjournment thereof. If any of the inspectors so appointed fails to appear or act, the chairman of the meeting may appoint one or more alternate inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

ARTICLE III.
DIRECTORS.

        Section 1.    Number and Qualifications.    The board of directors shall consist of not less than four and not more than twelve directors and shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders.

        Section 2.    Election of Directors.    The directors shall be elected by the stockholders at the annual meeting of stockholders.

        Section 3.    Nomination of Director Candidates.

        (a)   Nominations of persons for election to the Board of Directors may be made (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 3, who shall be entitled to vote for the election of the director so nominated, and who complies with the notice procedures set forth in paragraph (b) of this Section 3.

        (b)   Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation at the Corporation's principal place of business. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the earlier of (A) the date on which notice of the date of the meeting was mailed and (B) the date on which public disclosure of the meeting date was made, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of (x) the date on which notice of the date of the meeting was mailed and (y) the date on which public disclosure of the meeting date was made. Such notice shall set forth (i) as to each nominee for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or that otherwise would be required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to serving as a director if elected and, if applicable, to being named in the proxy statement as a nominee), and (ii) if the nomination is submitted by a stockholder of record, (A) the name and address, as they appear on the records of the Corporation, of such stockholder of record and the name and address of the beneficial owner, if different, on whose behalf the nomination is made, (B) the class and number of shares of the Corporation which are beneficially owned and owned of record by such stockholder of record and such beneficial owner, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee.

        (c)   No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. The election of any director in violation of this Section 3 shall be void and of no force or effect. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures so prescribed by these By-Laws, and if the chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.

        Section 4.    Duration of Office.    The directors chosen at any annual meeting of the stockholders shall, except as hereinafter provided, hold office until the next annual election and until their successors are elected and qualify.

        Section 5.    Removal and Resignation of Directors.    Any director or the entire Board of Directors may be removed only in the circumstances set forth in the Certificate of Incorporation, either at meetings of stockholders at which directors are elected, or at a special meeting of the stockholders, and the office of such director shall forthwith become vacant. Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

        Section 6.    Filling of Vacancies.    Any vacancy among the directors occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum. Except as otherwise provided herein, any person elected or appointed to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until his successor is elected and qualifies.

        Section 7.    Regular Meetings.    The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

        Section 8.    Special Meetings.    Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, by the President or by a majority of the Board of Directors at any time in office.

        Section 9.    Notice and Place of Meetings.    Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph, electronic mail or cable, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

        Section 10.    Business Transacted at Meetings, etc.    Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

        Section 11.    Quorum.    A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the act of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these By-Laws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.

        Section 12.    Compensation.    The Board of Directors shall have the authority to fix the form and amount of compensation paid to directors, including fees and reimbursement of expenses incurred in connection with attendance at regular or special meetings of the Board of Directors or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

        Section 13.    Action Without a Meeting.    Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee.

        Section 14.    Meetings Through Use of Communications Equipment.    Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, have the power to participate in and act at a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV.
COMMITTEES.

        Section 1.    Audit Committee.    Unless not required by the national securities exchange or stock market on which the Company's securities may be listed, if any, and federal securities and other laws, rules and regulations, the Board of Directors shall have an Audit Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Audit Committee shall comply, to the extent required, with the requirements of the national securities exchange or stock market on which the Company's securities may be listed, if any, and federal securities and other laws, rules and regulations. The Audit Committee shall have the powers and perform the duties set forth in the audit committee charter adopted by the Board of Directors.

        Section 2.    Compensation Committee.    Unless not required by the national securities exchange or stock market on which the Company's securities may be listed, and federal securities and other laws, rules and regulations, the Board of Directors shall have a Compensation Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Compensation Committee shall comply, to the extent required, with the requirements of the national securities exchange or stock market on which the Company's securities may be listed, and federal securities and other laws, rules and regulations. The Compensation Committee shall have the powers and perform the duties set forth in the compensation committee charter adopted by the Board of Directors.

        Section 3.    Governance and Nominating Committee.    Unless not required by the national securities exchange or stock market on which the Company's securities may be listed, and federal securities and other laws, rules and regulations, the Board of Directors shall have a Governance and Nominating Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Governance and Nominating Committee shall, to the extent required, comply with the requirements of the national securities exchange or stock market on which the Company's securities may be listed, and federal securities and other laws, rules and regulations. The Governance and Nominating Committee shall have the powers and perform the duties set forth in the governance and nominating committee charter adopted by the Board of Directors.

        Section 4.    Executive Committee.    The Board of Directors may designate two (2) or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors, other than such powers as are granted to the Audit Committee, the Compensation Committee or the Governance and Nominating Committee, in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the DGCL.

        Section 5.    Other Committees.    Other committees, whose members need not be members of the Board of Directors, may be appointed by the Board of Directors or the Executive Committee, if any, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee, if any.

        Section 6.    Removal.    Subject to the requirements of the national securities exchange or stock market on which the Company's securities may be listed, if any, and federal securities and other laws, rules and regulations, each to the extent applicable, any member of any committee of the Board of Directors may be removed at any time, with or without cause, by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee), and any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee). Any person ceasing to be a director shall ipso facto cease to be a member of any committee, including the Audit Committee.

        Section 7.    Resignation.    Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

        Section 8.    Quorum.    A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

        Section 9.    Record of Proceedings, etc.    Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

        Section 10.    Organization, Meetings, Notices, etc.    A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, if any, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph, electronic mail or cable, or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

        Section 11.    Compensation.    The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V.
OFFICERS.

        Section 1.    Number.    The officers of the Corporation shall be a President, a Vice President, a Secretary and a Treasurer and such other officers as may be appointed in accordance with the provisions of this Article V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

        Section 2.    Election, Term of Office and Qualifications.    Each officer of the Corporation shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her earlier death, resignation or removal in the manner hereinafter provided. Except as otherwise provided by law, any number of offices may be held by the same person.

        Section 3.    Removal of Officers.    Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, but the election of any officer shall not of itself create any contractual rights.

        Section 4.    Resignation.    Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President and Vice President. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

        Section 5.    Filling of Vacancies.    A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

        Section 6.    Compensation.    The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon which power in that regard may be conferred by the Board of Directors, including the Compensation Committee.

        Section 7.    Chairman of the Board of Directors.    The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the stockholders and the Board of Directors, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

        Section 8.    President.    In the absence of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders. He shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time.

He shall be the chief executive officer of the Corporation, and, subject to the direction of the Board of Directors, shall be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

        Section 9.    Vice-Presidents.    The vice-president, or vice-presidents if there is more than one, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The vice-presidents shall also perform such other duties as may be assigned to them by the Board of Directors or the President.

        Section 10.    Secretary.    The Secretary will keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee in books maintained for that purpose. The Secretary will perform the duties and have all other powers that are incident to the office of Secretary or that are assigned to him or her by the Board of Directors or the President.

        Section 11.    Treasurer.    The Treasurer will have custody of all the funds and securities of the Corporation which may be delivered into his or her possession. The Treasurer may endorse on behalf of the Corporation for collection, checks, notes and other obligations, and will deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer will enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors will render statements of the accounts. The Treasurer will perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board of Directors or the President.

        Section 12.    Other Officers.    Other officers, including one or more vice-presidents, assistant secretaries, treasurer or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

ARTICLE VI.
CAPITAL STOCK.

        Section 1.    Issue of Certificates of Stock.    Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. The certificates shall be numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, the President or one of the vice-presidents, and the Secretary or an assistant Secretary or the Treasurer or an assistant Treasurer, provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, President, vice-president, Secretary, assistant Secretary, Treasurer or assistant Treasurer may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.

        Section 2.    Registration and Transfer of Shares.    The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates, if any, covering such shares and the dates of acquisition of such shares. The shares of stock of the Corporation held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation that are not held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on delivery of an assignment or power of transfer. A record shall be made of each transfer. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

        Section 3.    Lost, Destroyed and Mutilated Certificates.    The holder of any stock of the Corporation held in certificated form shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or the owner's legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises.

        Section 4.    Beneficial Owners.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person except as required by law.

ARTICLE VII.
DIVIDENDS, SURPLUS, ETC.

        Section 1.    General Discretion of Directors.    The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation, if any, shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII.
MISCELLANEOUS PROVISIONS.

        Section 1.    Fiscal Year.    The fiscal year of the Corporation shall initially commence on the first day of January and end on the last day of December and may be changed by resolution of the Board.

        Section 2.    Corporate Seal.    The Corporation shall have no seal.

        Section 3.    Notices.    Except as otherwise expressly provided, any notice required to be given by these By-Laws will be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled to the notice at his address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to that person at that address, or by electronic mail at his electronic mail address on record with the Corporation or by facsimile transmission to a number designated upon the books of the Corporation, if any; and the notice will be deemed to be given at the time it is mailed, telegraphed or cabled, sent by electronic mail or sent by facsimile.

        Section 4.    Waiver of Notice.    Any stockholder or director may at any time, by writing, whether mailed, telegraphed or cabled or sent by electronic mail or facsimile, waive any notice required to be given under these By-Laws, and if any stockholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.

        Section 5.    Checks, Drafts, etc.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

        Section 6.    Deposits.    All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

        Section 7.    Voting Stock of Other Corporations.    Except as otherwise ordered by the Board of Directors or the Executive Committee, the President, the Secretary or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation or other form of business entity of which the Corporation is a stockholder or otherwise holds an interest and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President the Secretary or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock or other interest and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

        Section 8.    Indemnification of Officers and Directors.    Without limiting the terms set forth in the Certificate of Incorporation, the Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation or other form of business entity at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

ARTICLE IX.
AMENDMENTS.

        The Board of Directors shall have the power to make, rescind, alter, amend and repeal these By-Laws, provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any by-laws made by the Board of Directors, and to enact by-laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.

*          *          *          *           *

 Appendix F

June 4, 2009

Board of Directors
Cowen Group, Inc.
1221 Avenue of the Americas
New York, NY 10020

Ladies and Gentlemen:

        Cowen Group, Inc. (the "Cowen"), LexingtonPark Parent Corp., ("New Parent"), Lexington Merger Corp., a direct wholly owned subsidiary of New Parent ("Merger Sub"), Park Exchange LLC, a direct wholly owned subsidiary of New Parent ("Exchange Sub") and Ramius LLC, ("Ramius") entered into a Transaction Agreement and Agreement and Plan of Merger dated as of June 4, 2009 (the "Transaction Agreement"). Pursuant to, and subject to the terms and conditions of the Transaction Agreement, (i) the Company and Ramius have jointly formed and own New Parent, which will become the parent of both the Company and Exchange Sub; (ii) Merger Sub will merge with and into the Company (the "Merger"), with the Company being the surviving corporation of the Merger and a direct wholly-owned subsidiary of New Parent; and (iii) Exchange Sub will acquire substantially all of the assets and assume substantially all of the liabilities of Ramius (the "Asset Exchange" and together with the Merger, the "Transaction") and will remain a wholly-owned subsidiary of New Parent. Upon consummation of Transaction, (the "Effective Time"), New Parent will change its name to Cowen Group, Inc.

        Ramius will receive total consideration of 37,536,826 shares of New Parent (the "New Parent Common Stock") in connection with the Asset Exchange (the "Asset Exchange Consideration"). Additionally, New Parent will purchase from an affiliate of a third party investor of Ramius the fifty percent interests in a related business not currently owned by Ramius, and New Parent will deliver to the affiliate of the third party investor 2,713,882 shares of New Parent Common Stock (the "Affiliate Consideration" and together with the Asset Exchange Consideration, the "Transaction Consideration"). Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one fully paid and nonassessable share of New Parent Common Stock. The other terms and conditions of the Transactions are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Transaction Consideration to the holders of Cowen common stock.

        Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (1) the Agreement; (ii) certain publicly available financial statements and other historical financial information of Cowen that we deemed relevant; (iii) certain audited financial statements and other historical financial information of Ramius that we deemed relevant; (iv) publicly available consensus earnings per share estimates for Cowen for the years ending December 31, 2009 and 2010 and long-term estimated growth rate as discussed with senior management of Cowen; (v) internal earnings estimates for Ramius for the years ending December 31, 2009 through 2011 as provided by management of Ramius; (vi) the pro forma financial impact of the Transaction on Cowen and the New Parent, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings as determined by the senior management of Cowen; (viii) the current market environment generally and the financial services environment in particular, and (ix) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of Cowen the business, financial condition, results of operations and prospects of Cowen and held similar discussions with certain members of senior management of Ramius regarding the business, financial condition, results of operations and prospects of Ramius.

        In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Cowen and Ramius or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of Cowen and Ramius that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Cowen or Ramius or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals.

        With respect to the publicly available earnings estimates and long-term growth rate for Cowen and the internal earnings estimates for Ramius provided by senior management of Ramius and used by Sandler O'Neill in its analyses, Cowen's and Ramius' managements confirmed to us that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of Cowen and Ramius and we assumed that such performances would be achieved. With respect to the projections of transaction expenses, purchase accounting adjustments and cost savings determined by the senior management of Cowen, the managements of Cowen and Ramius confirmed to us that they reflected the best currently available estimates and judgments of such managements and we assumed that such performances would be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Cowen's and Ramius' assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Cowen and Ramius will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, that the conditions precedent in the agreements arc not waived. Finally, with your consent, we have relied upon the advice Cowen has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Transaction and the other transactions contemplated by the Agreement.

        Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of New Parent's common stock will be when issued pursuant to the Agreement or the prices at which Cowen's or New Parent's common stock may trade at any time.

        We have acted as Cowen's financial advisor in connection with the Merger and the Asset Exchange and will receive a fee for our services, a substantial portion of which is contingent upon consummation of

F-2

the Transaction. We will also receive a fee for rendering this opinion. Cowen has also agreed to indemnify us against certain liabilities arising out of our engagement.

        In the ordinary course of our business as a broker-dealer, we may actively trade the equity or debt securities of Cowen or its affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        Our opinion is directed to the Board of Directors of Cowen in connection with its consideration of the Transaction and does not constitute a recommendation to any shareholder of Cowen as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Transaction. Our opinion is directed only to the fairness, from a financial point of view, of the Transaction Consideration to the holders of Cowen common stock and does not address the underlying business decision of Cowen to engage in the Transaction, the relative merits of the Transaction as compared to any other alternative business strategies offering, that might exist for Cowen or the effect of any other transaction in which Cowen might engage. Our opinion is not to he quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent. This Opinion has been approved by Sandler O'Neill's fairness opinion committee and does not address the amount of compensation to be received in the Transactions by any Cowen officer, director or employee.

        Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the payment of the Transaction Consideration in connection with the consummation of the Transaction is fair to the holders of Cowen common stock from a financial point of view.

                      Very truly yours,

                      /s/ Sandler O'Neill & Partners, L.P.

F-3

<STOCK#>000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 3 0 6 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 123456 C0123456789 12345 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 013CRA 1 U P + Special Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors unanimously recommends a vote FOR Proposals 1, 2 and 3. For Against Abstain 1. Approve and adopt the transaction agreement and approve the issuance of New Parent Class A Common Stock to Ramius. 3. Approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies. 2. Approve the amended 2007 Equity and Incentive Plan. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. Change of Address — Please print new address below. X Cowen Group, Inc. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 a.m. EDT on XXXX XX, 2009.

Notice of Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting — XXXX XX, 2009 David M. Malcolm and J. Kevin McCarthy, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Cowen Group, Inc. to be held on XXXX XX, 2009 or at any postponement or adjournment thereof. (Items to be voted appear on reverse side.) Proxy — Cowen Group, Inc. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]